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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A AND 14C INFORMATION

(Amendment No. 3)

Information Statement/Proxy Statement
Pursuant to Sections 14(a) and Section 14(c) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rules 14a-6(e)(2) and 14c-5(d)(2))
☒	Definitive Proxy Statement
☒	Definitive Information Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
METALDYNE CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1), 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share
	(2)	Aggregate number of securities to which transaction applies: 42,795,963 shares of Common Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $1.56
(Equal to the average cash payment per share to holders of the shares set forth above in (1), based upon the Common Merger Consideration as defined in the Merger Agreement, assuming the date of this filing was the Effective Date of the Merger. Reference is made to the Merger Agreement included in this filing for the method of this calculation.)

(4)	Proposed maximum aggregate value of transaction:
        $66,555,643
(Equal to the Common Merger Consideration as defined in the Merger Agreement, assuming the date of this filing was the Effective Date of the Merger. Reference is made to the Merger Agreement included in this filing for the method of this calculation.)

(5)	Total fee paid:
        Total fee due in connection with this revised Information Statement/Proxy Statement is $7,122. A $10,172 fee was paid in connection with Preliminary Information Statement filed previously with preliminary materials.

☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $10,172
	(2)	Form, Schedule or Registration Statement No.: Schedule 14C
	(3)	Filing Party: Metaldyne Corporation
	(4)	Date Filed: October 5, 2006

 METALDYNE CORPORATION
47659 HALYARD DRIVE
PLYMOUTH, MICHIGAN
(734) 207-6200

INFORMATION STATEMENT/PROXY STATEMENT

December 21, 2006

To the Common Stockholders of Metaldyne Corporation:

        The enclosed Information Statement/Proxy Statement (this "Statement") is being furnished by the Board of Directors of Metaldyne Corporation, a Delaware corporation ("Metaldyne," the "Company" or "we"), to the holders ("Common Stockholders") of the outstanding common stock, par value $1.00 per share (the "Common Stock"), of Metaldyne in connection with the following:

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  We have entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 27, 2006 (the "Merger Agreement"), by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation ("Asahi Tec"), and Argon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Asahi Tec ("Acquisition Sub"), pursuant to which Acquisition Sub will merge into Metaldyne (the "Merger") and Metaldyne, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Asahi Tec. The necessary stockholder approval for the Merger has been obtained and, insofar as approval of the Merger is concerned, this Statement is furnished solely for the purpose of informing Metaldyne's stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), about the Merger and related transactions before the Merger becomes effective.

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  If the Merger is consummated, certain executives of Metaldyne will be entitled to receive certain payments and benefits (the "Executive Payments"). These Executive Payments may be treated as "parachute payments" under the Internal Revenue Code. Parachute payments are benefits provided to an individual in connection with a change of control if the aggregate value of those benefits (including the value of the acceleration of benefits) equals or exceeds three times the individual's "base amount" (as defined in this Statement). If benefits received by an individual are considered parachute payments, the portion of the parachute payments in excess of the individual's base amount (the "excess parachute payments") will not be deductible as a business expense by the corporation making such payments and a portion of the benefits received may be subject to a 20% excise tax, in addition to income taxes otherwise payable by such individual. However, the Internal Revenue Code provides for an exemption from this excise tax and from the adverse tax consequences to the corporation making such payments. If holders of more than 75% of the voting power of all outstanding stock of Metaldyne (not counting stock actually or constructively owned by any such individuals) approve the amount of an individual's parachute payments that exceed 2.99 times the individual's base amount (a "280G Approval"), that individual will not be required to pay the excise tax and the adverse tax consequences to Metaldyne will not occur. Each affected individual, however, is required to waive his right to receive such amount of his benefits to the extent that stockholder approval is not obtained. The Merger Agreement requires that we seek a 280G Approval from Common Stockholders with respect to the Executive Payments. The total potential parachute payments for each of the applicable executives are $11,388,811 for Timothy Leuliette, Metaldyne's Chairman of the Board and Chief Executive Officer, $2,213,703 for Jeffrey Stafeil, Metaldyne's Executive Vice President and Chief Financial Officer, and $1,655,762 for Thomas Amato, Metaldyne's Executive Vice President, Commercial Operations (each, an "Executive"), based on their salaries and target bonuses and the estimated value of their welfare benefits, each as of the effective time of the Merger and assuming the value of the shares of Asahi Tec common stock received as a closing bonus will be equal to $2.9693 per share (the average price of Asahi Tec common stock over the thirty trading days determined as of November 17, 2006, based on an exchange rate of ¥

    117.205 per dollar). The total stockholder determined portions for each of the Executives (the excess of the potential parachute payments over 2.99 times the Executive's base amount) are approximately $4,170,114 for Mr. Leuliette, $1,176,437 for Mr. Stafeil and $695,120 for Mr. Amato. Note that the potential parachute payments (and the stockholder determined portions) may increase if the Executives' salaries, bonuses or benefits are increased or if the Asahi Tec common stock is worth more at the effective time of the Merger than $2.9693 per share. In the event the stockholder determined portions are not approved by the requisite 280G Approval, the Executives will not receive their stockholder determined portions. They will each, however, receive that portion of their potential parachute payment that is not a stockholder determined portion. The receipt of such 280G Approval is not a condition to the closing of the Merger. This Statement solicits written consents from the Common Stockholders for a 280G Approval of the Executive Payments that exceed 2.99 times the applicable Executive's base amount. The three Executives entitled to the Executive Payments each have waived their right to receive the specified portion of their benefits to the extent that stockholder approval is not obtained. Metaldyne's Board of Directors makes no recommendation regarding Common Stockholders' decisions to consent to approve the Executive Payments.

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  We are seeking consent from holders of a majority of our outstanding Common Stock to authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of our Common Stock from $1.00 per share to $0.01 per share. The reduction in par value is not a condition to the Merger and is not otherwise required under the Merger Agreement. We anticipate that, if and when the requisite consents are received, an amendment effecting the reduction in par value will be filed immediately, regardless of the consummation of the Merger.

        The date of this Statement is December 21, 2006, and it is being mailed on or about December 21, 2006 to all Common Stockholders of record as of the close of business on December 20, 2006. The actions to be taken pursuant to the written consent shall be taken on or about January 10, 2007, 20 days after the mailing of this Statement.

WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT WITH RESPECT TO THE MERGER. SUCH ACTION HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT FROM HOLDERS OF A MAJORITY OF METALDYNE'S COMMON STOCK.

WE ARE SOLICITING YOUR WRITTEN CONSENT TO APPROVE CERTAIN PAYMENTS TO THREE METALDYNE EXECUTIVES AS DESCRIBED IN THIS STATEMENT.

WE ARE ALSO SOLICITING YOUR WRITTEN CONSENT TO APPROVE A REDUCTION IN THE PAR VALUE OF OUR COMMON STOCK.

WRITTEN CONSENTS FROM COMMON STOCKHOLDERS WITH RESPECT TO THE EXECUTIVE PAYMENTS AND THE REDUCTION IN PAR VALUE ARE NOT CONDITIONS TO THE MERGER.

DO NOT SURRENDER STOCK CERTIFICATES AT THIS TIME.

        At the effective time of the Merger, each share of Common Stock owned by those of the Company's Common Stockholders that are currently party to a Metaldyne stockholders agreement (the "principal company stockholders") (representing approximately 97% of the outstanding Common Stock) will be converted into the right to receive $1.5243 in cash, without interest. Each share of Common Stock held by persons that are not principal company stockholders (the "3% minority stockholders") (other than shares owned by Asahi Tec, Acquisition Sub, Metaldyne or any of their respective subsidiaries and shares ("Dissenting Shares") as to which Common Stockholders have perfected and not withdrawn the right to appraisal under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL")) will be converted into the right to receive $2.57 in cash,

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without interest. Holders of these shares will receive a higher price per share if the average closing price of the Asahi Tec common stock for a 30 trading day period prior to closing of the Merger (the "Closing Common Price") is higher than $2.9693 (the "Signing Price"), as determined under the Merger Agreement. In addition, all holders of the Company's preferred stock have been required by Asahi Tec, and have agreed, to reinvest their proceeds in Asahi Tec convertible preferred stock or common stock of Asahi Tec to be issued in a private placement. The principal company stockholders and the preferred stockholders have agreed to waive their appraisal rights with respect to the Merger under the DGCL. The principal company stockholders are Heartland Industrial Partners, L.P. and affiliated entities; Credit Suisse First Boston Equity Partners, L.P. and affiliated entities; Credit Suisse First Boston Fund Investments VI Holdings, LLC and Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P.; Masco Corporation; Richard Manoogian and a related foundation; Wachovia Capital Partners 2000, LLC; BancBoston Capital, Inc. and Private Equity Portfolio Fund II, LLC; Metropolitan Life Insurance Company; Equity Asset Investment Trust; Annex Holdings I LP and its affiliate 75 Wall Street Associates LLC; Long Point Capital Fund, L.P. and an affiliated entity; Graham Partners Investments, L.P. and affiliated entities; and CRM 1999 Enterprise Fund, LLC. None of the principal company stockholders have agreed to vote in favor of Proposal 1 and Proposal 2, which are described below in this Statement under "Matters for Which Written Consent Is Being Solicited."

        Separately, on August 31, 2006, the Board of Directors of the Company declared a distribution of all the common stock of TriMas Corporation that are owned by the Company to the Common Stockholders of record on the business day immediately prior to the Merger, subject to the closing of the Merger and certain other conditions. Accordingly, the foregoing merger consideration is not reflective of the value of the TriMas shares.

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

By Order of the Board of Directors,

/s/ LOGAN G. ROBINSON
Logan G. Robinson Secretary

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APPROVAL OF THE MERGER	84
OTHER AGREEMENTS	85
Stock Purchase Agreements	85
Voting Agreement	87
Stockholders Agreement	87
APPRAISAL RIGHTS	89
MATTERS FOR WHICH WRITTEN CONSENT IS BEING SOLICITED	92
Approval of Certain Payments to Executive Officers (Proposal 1)	92
Approval of an Amendment to the Restated Certificate of Incorporation to Reduce Par Value of Common Stock from $1.00 to $.01 Per Share (Proposal 2)	96
CERTAIN INFORMATION REGARDING METALDYNE, ITS SECURITY HOLDERS AND MANAGEMENT	97
Description of Business and Properties	97
Selected Financial Data	97
Quarterly Results of Operations	98
Management's Discussion and Analysis of Financial Condition and Results of Operations	99
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	99
Financial Statements and Supplementary Data	99
Legal Proceedings	99
Compensation of Executive Officers	99
Security Ownership of Management and Certain Beneficial Owners	99
Market for Registrant's Common Equity and Related Matters	102
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	103
OTHER AVAILABLE INFORMATION	104

ANNEXES

A
Amended and Restated Agreement and Plan of Merger

B
Opinion of Lazard Frères & Co. LLC

C
Opinion of Deutsche Securities Inc.

D
Employment Agreement of Timothy Leuliette

E
Amendment No. 1 to Employment Agreement of Timothy Leuliette

F
Employment Agreement of Jeffrey Stafeil

G
Amendment No. 1 to Employment Agreement of Jeffrey Stafeil

H
Employment Agreement of Thomas Amato

I
Amendment No. 1 to Employment Agreement of Thomas Amato

J
Form of Amendment to Restated Certificate of Incorporation to Reduce Par Value

K
Section 262 of the General Corporation Law of the State of Delaware (Appraisal Rights)

L
Annual Report on Form 10-K for the fiscal year ended January 1, 2006

M
Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2006

N
Definitive Proxy Statement on Schedule 14A, filed April 21, 2006, for the annual meeting of stockholders held May 3, 2006

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SUMMARY TERM SHEET

        The following is a summary of material information contained in this Information Statement/Proxy Statement, which we refer to as the Statement. It may not contain all of the information that is important to you. To understand the proposed transaction fully and for a more complete description of the terms of the proposed transaction, you should read carefully this entire Information Statement/Proxy Statement, the Merger Agreement and the other documents to which we have referred you.

        Metaldyne, Heartland Industrial Associates L.L.C., Credit Suisse Investment Advisory Partners, LLC, Merchant Capital, Inc., Masco Corporation, RHJ International S.A., Asahi Tec Corporation, Argon Acquisition Corp., Timothy Leuliette, Jeffrey Stafeil and Thomas Amato have filed a Schedule 13E-3 transaction statement with the Securities and Exchange Commission, which we refer as the Commission, in connection with the Merger. We urge you to read the Schedule 13E-3 carefully. See "Other Available Information" below.

THE MERGER

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The Parties to the Merger.  Metaldyne Corporation is a leading global manufacturer of highly engineered metal components for the global light vehicle market that serves approximately 200 automotive and industrial customers. Asahi Tec Corporation, controlled by RHJ International S.A., which we refer to as RHJI, is headquartered in Shizuoka, Japan, with a principal business of designing, manufacturing and selling ductile iron cast auto parts for truck and construction machinery original equipment manufacturers, or OEMs, aluminum casting parts for truck and passenger car OEMs and aluminum wheels for automobile OEMs. Acquisition Sub is a newly incorporated Delaware corporation formed by Asahi Tec for the purpose of effecting the Merger and related transactions. See "The Merger—The Parties to the Merger" beginning on page 69.

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The Merger.  We have entered into an Amended and Restated Agreement and Plan of Merger, dated as of November 27, 2006, which we refer to as the Merger Agreement, by and among

Metaldyne, Asahi Tec and Argon Acquisition Corp., a wholly-owned subsidary of Asahi Tec which we refer to as Acquisition Sub, pursuant to which Acquisition Sub will merge into Metaldyne. Metaldyne, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Asahi Tec. The necessary stockholder approval for the Merger has been obtained and, insofar as approval of the Merger is concerned, this Statement is furnished solely for the purpose of informing Metaldyne's stockholders, in the manner required under the Securities Exchange Act of 1934, about the Merger and related transactions before the Merger becomes effective. WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT WITH RESPECT TO THE MERGER. SUCH ACTION HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT FROM HOLDERS OF A MAJORITY OF THE COMMON STOCK. SUBJECT TO THE SATISFACTION OR WAIVER OF THE APPLICABLE CONDITIONS IN THE MERGER AGREEMENT, WE EXPECT TO COMPLETE THE MERGER ON OR ABOUT JANUARY 10, 2007. See "The Merger—The Merger Agreement" beginning on page 70.

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The Merger Consideration.  At the effective time of the Merger, each share of Common Stock owned by those of the Company's Common Stockholders that are currently party to a Metaldyne shareholders agreement, which we refer to as the principal company stockholders (representing approximately 97% of the outstanding Common Stock), will be converted into the right to receive $1.5243 in cash, without interest. Each share of Common Stock held by persons that are not principal company stockholders, sometimes referred to as 3% minority stockholders, will be converted into the right to receive $2.57, without interest. Holders of these shares will receive a higher price per share if the average closing common price of the Asahi Tec common for a 30 trading day period prior to closing of the Merger, which we refer to as the Closing Common Price, is higher than $2.9693, which we refer to as the Signing Common Price, as determined under the Merger Agreement. The approximate amount of the aggregate merger consideration to be received by the Company's Common Stockholders is $66.6 million. The principal company stockholders have been required by Asahi Tec, and have agreed, to reinvest their Merger proceeds in common stock of Asahi Tec in a private placement. The principal company stockholders are receiving a lower per share merger consideration because the transaction documents provide for the principal company stockholders to purchase shares of Asahi Tec common stock and, in accordance with Japanese law, to do so at the price specified in the original August 31, 2006 transaction agreements (which is the price approved by the Asahi Tec shareholders at the November 16th extraordinary shareholders' meeting to approve the transaction), which is at a significant discount to the current market price. In addition, all holders of the Company's preferred stock have been required by Asahi Tec, and have agreed, to reinvest their Merger proceeds in Asahi Tec convertible preferred stock or common stock of Asahi Tec to be issued in a private placement. The principal company stockholders and the preferred stockholders have agreed to waive their appraisal rights under the DGCL with respect to the Merger. See "The Merger—The Merger Agreement—Merger Consideration" beginning on page 70.

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Conditions to the Merger.  The obligations of the parties to consummate the Merger and the related transactions are subject to the satisfaction of certain conditions, including the closing of the private placements of Asahi Tec equity securities to the principal company stockholders and Metaldyne preferred stockholders referred to above, the absence of a material adverse effect on the Company, and

U.S., Japanese and other foreign regulatory approval. All material U.S, Japanese and foreign regulatory approvals have been obtained. See "The Merger—The Merger Agreement—Conditions to the Merger" beginning on page 79.

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Financing Related Conditions.  In addition to the conditions discussed or referred to above, the obligations of Asahi Tec, Acquisition Sub and Metaldyne to consummate the Merger are also subject to a condition related to receiving adequate financing for the Merger and the related transactions and for Metaldyne's working capital. Asahi Tec has obtained equity and debt financing commitments, in each case subject to closing conditions, for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which have been represented by Asahi Tec to be sufficient to pay the aggregate merger consideration, refinance and replace Metaldyne's senior credit and accounts receivables securitization facilities, pay the costs of the contemplated consent solicitation and pay all related fees and expenses. The Merger Agreement provides that Asahi Tec may elect not to close if both Metaldyne's corporate credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are not above specified levels and the cost of new senior term loans is greater than a specified amount. See "The Merger—Special Factors—Financing" beginning on page 59, "—The Merger Agreement—Commercially Reasonable Efforts" beginning on page 77 and "—Conditions to the Merger" beginning on page 79.

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Note Consent Condition.  In addition, the Merger is subject to the receipt of certain consents and waivers from Metaldyne's noteholders to modifications of the 10% senior notes due 2013, the 11% senior subordinated notes due 2012 and the 10% senior subordinated notes due 2014 and the related indentures (including a waiver of the notes' change of control put provisions in connection with the Merger). On November 27, 2006, Metaldyne received a consent and waiver for the required matters from the sole record holder of Metaldyne's 10% senior subordinated notes due 2014. In addition, by December 19, 2006, Metaldyne received the requisite consents and waivers for the required note indenture modifications from record holders of Metaldyne's 11% senior subordinated notes due 2012 and 10% senior notes due 2013 and Metaldyne and the trustees under the indentures executed the supplemental indentures reflecting the same that will become operative upon the consummation of the Merger. Asahi Tec has informed Metaldyne that the proposed amendments (and related intercreditor agreement terms) and consent solicitation terms set forth in the consents delivered by these noteholders will satisfy the requirements of the applicable condition in the Merger Agreement. See "The Merger—Special Factors—Financing" beginning on page 59, "—The Merger Agreement—

  Commercially Reasonable Efforts" beginning on page 77 and "—Conditions to the Merger" beginning on page 79.

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Material U.S. Federal Income Tax Consequences.  The material U.S. federal income tax consequences of the Merger are discussed in more detail in "The Merger—Special

Factors—Material U.S. Federal Income Tax Consequences" beginning on page 56. U.S. Holders, which term is defined under "The Merger—Special Factors—Material U.S. Federal Income Tax Consequences" below, who do not reinvest in common stock of Asahi Tec generally will recognize taxable gain or loss equal to the difference between the amount of cash received and their adjusted tax basis in their Common Stock (as reduced as a result of the distribution of the TriMas shares, which is discussed below under "—Other Matters"). The principal company stockholders have agreed to treat the exchange of their Common Stock pursuant to the Merger and the reinvestment of the cash received for common stock of Asahi Tec as one integrated transaction governed by Section 351 of the Code (i.e., as an exchange of their Common Stock for common stock of Asahi Tec) and Asahi Tec has agreed not to take any position inconsistent therewith. See "The Merger—Special Factors—Material U.S. Federal Income Tax Consequences" beginning on page 56.

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Accounting Treatment.  The Merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired, and Metaldyne's results will be included in Asahi Tec's consolidated financial statements from and after the effective time of the Merger.

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Board Position and Recommendation.  Metaldyne's board of directors believes that the Merger is advisable and in the best interests of Metaldyne's Common Stockholders and that the consideration to be received by the Common Stockholders, including the 3% minority stockholders, in the Merger is fair and reasonable. At a meeting on November 26, 2006, Metaldyne's board of directors unanimously (with one director absent) approved and voted to enter into, and recommend that Common Stockholders approve and adopt, the Merger Agreement and related transactions. The necessary stockholder approval for the Merger already has been obtained. See "The Merger—Special Factors—Position of Our Board of Directors" beginning on page 42.

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Opinion of Lazard Frères & Co. LLC.  In connection with the Merger, Lazard Frères & Co. LLC, which we refer to as Lazard, delivered a written opinion to Metaldyne's board of directors as to the fairness as of the date thereof, from a financial point of view, of the cash consideration to be paid in the Merger to the holders of Metaldyne common stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holders who properly exercise dissenters' rights, and (iii) any stockholder who is a principal company stockholder). The full text of Lazard's written opinion, dated November 26, 2006, is attached to this Statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard's opinion was provided to the Metaldyne board of directors in connection with its evaluation of the merger consideration, does not address any other aspect of the Merger and does not constitute a recommendation to any stockholder with respect to any matters relating to the Merger. Lazard's written opinion does not address the merits of the underlying decision by Metaldyne to engage in the Merger; nor does it address any aspect or implication of the investment in the capital stock of Asahi Tec by the principal company stockholders (including Heartland), or the fairness thereof to any holder of Common Stock. Lazard's opinion also does not address any aspect or implication of any consideration paid to the holders of Metaldyne's preferred stock or any investment made by such holders, or the fairness thereof to any holder of Common Stock or to any holder of preferred stock. See "The Merger—Special Factors—Opinion of Lazard Frères & Co. LLC" beginning on page 33 and Annex B.

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Asahi Tec Stock Purchase Agreements.  The principal company stockholders and Asahi Tec have entered into an amended and restated stock purchase agreement pursuant to which the principal company stockholders have agreed to reinvest their Merger proceeds in common stock of Asahi Tec in a private placement. In addition, the holders of the Company's series A and series A-1 preferred stock have entered into an amended and restated preferred stock purchase agreements pursuant to which such holders of the Company's preferred stock have agreed to reinvest their proceeds in Asahi Tec convertible preferred stock in a private placement. Heartland Industrial Partners, L.P., which together with its affiliated funds we refer to as Heartland, is both a principal company stockholder and the holder of the Company's series B preferred stock and also has entered into an amended and restated stock purchase agreement pursuant to which it has agreed to reinvest its series B preferred stock Merger proceeds in Asahi Tec common stock in a private placement. The price at which the principal company stockholders and the holder of the Company's series B preferred stock will purchase Asahi Tec common stock in the private placements is ¥206 per share (which is the price approved by the Asahi Tec shareholders at the November 16th extraordinary shareholders' meeting to approve the transaction), a discount to the Signing Common Price in the original August 31, 2006 stock purchase agreement. This discount is reflective of the same discount to be received by the other Asahi Tec investors involved in these transactions, as required by Japanese law. In addition, Heartland has agreed to purchase $15 million of additional shares of Asahi Tec for cash on the same basis to finance the Merger and related transactions, which we refer to as the Additional Investment. Metaldyne understands that Heartland intends to offer this investment on a pro rata basis to the other principal company stockholders. The Company understands that, after giving effect to the reinvestment, a new equity investment by RHJI and its co-investors in Asahi Tec and the Additional Investment, the principal company stockholders will collectively own approximately 20.4% of the outstanding common stock of Asahi Tec on a fully diluted basis (without giving effect to conversion of the convertible preferred stock to be issued to series A and series A-1 preferred stockholders since the conversion rate is not presently determinable) and RHJI will remain the largest stockholder of Asahi Tec with approximately 41.2% of the outstanding common stock of Asahi Tec on a fully diluted basis (without giving effect to conversion of the convertible preferred stock to be issued to series A and series A-1 preferred stockholders since the conversion rate is not presently determinable). See "The Merger—Other Agreements" beginning on page 85.

  The principal company stockholders are Heartland Industrial Partners, L.P. and affiliated entities; Credit Suisse First Boston Equity Partners, L.P. and affiliated entities; Credit Suisse First Boston Fund Investments VI Holdings, LLC and Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P.; Masco Corporation; Richard Manoogian and a related foundation; Wachovia Capital Partners 2000, LLC; BancBoston Capital, Inc. and Private Equity Portfolio Fund II, LLC; Metropolitan Life Insurance Company; Equity Asset Investment Trust; Annex Holdings I LP and its affiliate 75 Wall Street Associates LLC; Long Point Capital Fund, L.P. and an affiliated entity; Graham Partners Investments, L.P. and affiliated entities; and CRM 1999 Enterprise Fund, LLC.

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Interested Persons.  In connection with the Merger, our controlling stockholder, Heartland, the other principal company stockholders and certain directors and executive officers of Metaldyne will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the 3% minority stockholders generally. The principal company stockholders, which includes Heartland, will be investing their Merger proceeds in Asahi Tec common stock and preferred stock. Heartland and, possibly, one or more of the other principal company stockholders will also be making the Additional Investment. The 3% minority stockholders will receive the merger consideration described above but will not have similar reinvestment rights and obligations. In addition, under a stockholders agreement entered into among the principal company stockholders, RHJI and Asahi Tec, subject to certain aggregate share ownership by the principal company stockholders, Heartland and certain funds affiliated with Credit Suisse Investment Advisory Partners, LLC, which we refer to as the CS Private Equity Funds, have the right to nominate directors of Asahi Tec and demand offering rights and information and other rights. We refer to the CS Private Equity Funds together with Credit Suisse First Boston Fund Investments VI Holdings, LLC and

  Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P. as the Credit Suisse Entities. The other principal company stockholders will also derive certain benefits under the stockholders agreement. As of December 11, 2006, Heartland beneficially owned approximately 50.04% of our Common Stock (see "Certain Information Regarding Metaldyne, Its Security Holders and Management—Security Ownership of Management and Certain Beneficial Owners" beginning on page 99 for additional disclosure regarding the beneficial ownership of our Common Stock). Additionally, our current executive officers will continue to function as executive officers of the surviving corporation and/or Asahi Tec. Mr. Leuliette will act as a director and as co-chief executive officer of Asahi Tec. Mr. Leuliette will also become an industrial partner in RHJI. Mr. Stafeil and Mr. Amato are expected to assume executive positions at Asahi Tec. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger" beginning on page 48.

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Appraisal Rights.  Under the General Corporation Law of the State of Delaware, holders of our Common Stock who do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this Statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. Any holder of the Common Stock intending to exercise his or her appraisal rights, among other things, must submit a written demand for an appraisal to us within 20 days after this Statement is mailed and must not have voted or otherwise submitted a written consent in favor of adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. The principal company stockholders and Metaldyne preferred stockholders have agreed to waive their appraisal rights with respect to the Merger in agreements with

Asahi Tec. See "The Merger—Appraisal Rights," beginning on page 89, and Annex K—Section 262 of the Delaware General Corporation Law.

Other Matters

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TriMas Distribution.  In reviewing this Statement, Common Stockholders should note that the Merger is not intended to provide value in respect of the TriMas Corporation common stock held by the Company. On August 31, 2006, the board of directors of the Company declared a distribution of all the common stock of TriMas Corporation that are owned by the Company to the Company's Common Stockholders of record on the business day prior to the Merger, which we refer to as the TriMas Distribution. This distribution is conditioned upon, among other things, (i) the receipt and effectiveness of consents required from the holders of the Company's outstanding notes and of the preferred stock of the Company, (ii) the new debt and equity financings being arranged by or on behalf of Asahi Tec in connection with the Merger, (iii) the consummation of the Merger and (iv) receipt by the Company of a solvency opinion from a qualified independent third party to verify the adequacy of corporate surplus for the TriMas Distribution under Delaware law. If the Merger is not consummated, this distribution is not expected to occur. Common Stockholders will receive information concerning the TriMas Distribution separately from this Statement. Shares received will be subject to significant transfer restrictions. This Statement does not relate to the TriMas Distribution and no action is requested or required in connection with it.

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Executive Payments.  If the Merger is consummated, certain executives of Metaldyne will be entitled to receive certain payments and benefits which are referred to herein as Executive Payments. These Executive Payments may be treated as "parachute payments" under the Internal Revenue Code. This Statement solicits written consents from the Common Stockholders to approve the parachute payments to three of our executives which are in excess of 2.99 times their individual base salaries. The total potential parachute payments for each of the applicable executives are $11,388,811 for Timothy Leuliette, Metaldyne's Chairman of the Board and Chief Executive Officer, $2,213,703 for

  Jeffrey Stafeil, Metaldyne's Executive Vice President and Chief Financial Officer, and $1,655,762 for Thomas Amato, Metaldyne's Executive Vice President, Commercial Operations (each referred to as an Executive), based on their salaries and target bonuses and the estimated value of their welfare benefits, each as of the effective time of the Merger and assuming the value of the shares of Asahi Tec common stock received as a closing bonus will be equal to $2.9693 per share (the average price per share of Asahi Tec common stock over the thirty trading days determined as of November 17, 2006, based on an exchange rate of ¥117.205 per dollar). The total stockholder determined portions for each of the Executives (the excess of the potential parachute payments over 2.99 times the Executive's base amount) are approximately $4,170,114 for Mr. Leuliette, $1,176,437 for Mr. Stafeil and $695,120 for Mr. Amato. Note that the potential parachute payments (and the stockholder determined portions) may increase if the Executives' salaries, bonuses or benefits are increased or if the Asahi Tec common stock is worth more at the effective time of the Merger than $2.9693 per share. In the event the stockholder determined portions are not approved by the requisite 280G Approval, the Executives will not receive their stockholder determined portions. They will each, however, receive that portion of their potential parachute payment that is not a stockholder determined portion. Metaldyne's board of directors makes no recommendation regarding Common Stockholders' decisions to consent to approve the Executive Payments. None of the principal company stockholders has agreed to approve these parachute payments. See "Matters for Which Written Consent Is Being Solicited—Approval of Certain Payments to Executive Officers" beginning on page 92.

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Charter Amendment.  We are seeking consent from holders of a majority of our Common Stock to authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of our Common Stock from $1.00 per share to $0.01 per share. The reduction in par value is not a condition to the Merger and is not otherwise required under the Merger Agreement. We anticipate that if and when the requisite consents are received, an amendment effecting the reduction in par value will be filed immediately, regardless of the consummation of the Merger. None of the principal company stockholders has agreed to approve this amendment. See "Matters for Which Written Consent Is Being Solicited—Approval of an Amendment to the Restated Certificate of Incorporation to Reduce Par Value of Common Stock from $1.00 to $.01 Per Share" beginning on page 96.

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Transaction Diagram.  The following diagrams illustrate in general terms the pre-Merger structure and capital stock ownership percentage of the Company prior to the transactions and the post-transactions structure and capital stock ownership of Asahi Tec.

Current	Post-Transactions

(1)
See "Certain Information Concerning Metaldyne, Its Security Holders and Management" for information concerning ownership of Metaldyne common stock. "PCS" refers to the principal company stockholders.

(2)
Comprised of Metaldyne series A preferred stock owned by Masco, Metaldyne series A-1 preferred stock owned by DCX and Metalydyne series B preferred stock owned by Heartland.

(3)
Share percentages represent percentages of the fully diluted common stock of Asahi Tec, without giving effect to conversion of the convertible preferred stock to be issued to the series A and series A-1 preferred stockholders since the conversion rate is not presently determinable. The percentage attributable to principal company stockholders includes 14.2% attributable to Heartland representing its ownership from the reinvestment of the cash received by Heartland for its common stock and series B preferred stock and the full $15 million Additional Investment. Metaldyne understands that Heartland intends to offer the right to make the Additional Investment to the other principal company stockholders on a pro rata basis. The Asahi Tec common stock is traded on the Tokyo Stock exchange. Immediately following the transactions, Metaldyne understands that RHJI will own approximately 42% of the fully diluted Asahi Tec common stock.

(4)
TriMas is a separately managed company that has no affiliation with Asahi Tec.

ADDITIONAL INFORMATION

        If you have additional questions about the consent solicitation or the Merger, you should contact Investor Relations at (734) 207-6713.

QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION

Q:
What matters am I being asked to approve?

A:
We are soliciting your consent for the purpose of obtaining Common Stockholder approval of the following proposals:

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to solicit, as required by the Merger Agreement, the written consent of Common Stockholders holding more than 75% of the Common Stock to certain payments to three Metaldyne executives; and

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to solicit written consents from holders of a majority of our outstanding Common Stock to authorize an amendment to our Restated Certificate of Incorporation to reduce the par value of our Common Stock from $1.00 per share to $0.01 per share.

  We are not soliciting your consent for the purpose of obtaining Common Stockholder approval of the Merger. The Merger has already been approved by the written consent of the requisite majority of the Common Stockholders.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible, and we anticipate that it will be completed on or about January 10, 2007, subject to the satisfaction or waiver of all conditions. See "The Merger—The Merger Agreement—Conditions to the Merger" and "The Merger—The Merger Agreement—Structure and Effective Time."

Q:
What are the recommendations of the Company's board of directors as to those matters for which my approval is being sought?

A:
Our board of directors recommends the following:

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Our board of directors makes no recommendation for or against the proposal to approve certain payments to executive officers of Metaldyne; and

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Our board of directors recommends that you deliver your written consent "FOR" the proposal to amend Metaldyne's Certificate of Incorporation to provide that the par value of Metaldyne's common shares shall be $0.01 per share, rather than the current par value of $1.00 per share.

  None of the principal company stockholders has agreed to vote in favor of any of the proposals for which approval is being sought.

Q:
What stockholder approval is required to approve the portion of the Executive Payments submitted for stockholder approval?

A:
To approve the relevant portion of the Executive Payments, stockholders holding more than 75% of the shares of our Common Stock outstanding at the close of business on the record date (not counting stock actually or constructively owned by recipients of the Executive Payments) must deliver written consents "FOR" the approval of the relevant portion of the Executive Payments.

Q:
What stockholder approval is required to reduce the par value of the Common Stock?

A:
To approve the proposal to amend Metaldyne's Certificate of Incorporation to provide that the par value of Metaldyne's common shares shall be $0.01 per share, rather than the current par value of $1.00 per share, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must deliver written consents "FOR" the approval of the amendment of the par value of the Common Stock.

Q:
Will I receive any cash with respect to the stock options that I hold?

A:
We do not expect you will receive any cash with respect to your stock options because it is highly remote that the Common Merger Consideration will exceed the exercise price of your options (which excess is the amount of cash that each holder of options is entitled to receive in exchange for each option that is cancelled in accordance with the terms of the Merger Agreement), even as the exercise price may be equitably reduced to reflect the TriMas Distribution.

Q:
How are consents counted?

A:
For the proposal to approve the relevant portion of the Potential Parachute Payments, you may deliver your written consent indicating FOR, AGAINST or ABSTAIN. Abstentions will not count as consents delivered on the proposal relating to approval of the relevant portion of the Potential Parachute Payments. As a result, if you ABSTAIN, it has the same effect as if you deliver your consent AGAINST the approval of the relevant portion of the Potential Parachute Payments.

  For the proposal to reduce the par value of our Common Stock, you may deliver your consent indicating FOR, AGAINST or ABSTAIN. Abstentions will not count as consents delivered on the proposal to reduce the par value of our Common Stock. As a result, if you ABSTAIN, it has the same effect as if you deliver your consent AGAINST the proposal to reduce the par value of our Common Stock.

  If you sign your consent card without indicating your consent, your shares will be counted "FOR" the approval of the Potential Parachute Payments, and "FOR" the proposal to reduce the par value of our Common Stock.

  As of December 20, 2006, there were 42,795,963 shares of Common Stock issued and outstanding and entitled to vote. Each share of outstanding Common Stock entitles the holder to one vote.

Q:
What does it mean if I get more than one consent card?

A:
If you own shares of our Common Stock that are registered differently, you may receive more than one consent card. Please follow the directions on each of the consent cards you receive to ensure that your consent is counted for all of your shares.

Q:
How do I grant my consent to the proposals?

A:
By indicating your consent on the enclosed consent card and returning the consent card in accordance with the directions indicated on the consent card. IF NO DIRECTIONS ARE INDICATED, CONSENT CARDS RETURNED TO US WILL BE COUNTED "FOR" ALL PROPOSALS DESCRIBED IN THIS STATEMENT.

Q:
Can I change or revoke my consent?

A:
After you deliver your consent, you may change or revoke your consent at any time before the required stockholder approval is received for the relevant proposal. If you hold shares in your name as the stockholder of record, you should write to our Corporate Secretary at our principal offices, 47659 Halyard Drive, Plymouth, Michigan 48170, stating that you want to change or revoke your consent and that you need another consent card.

Q:
Who will bear the cost of this solicitation?

A:
We will pay the cost of this solicitation, which will be made primarily by mail. Consents also may be solicited in person, or by telephone, facsimile or similar means, by our directors, officers or employees without additional compensation.

Q:
Should I send in my stock certificates now?

A:
No. Shortly after the Merger is completed, the 3% minority stockholders will receive a letter of transmittal with instructions informing them how to send their stock certificates to the paying agent in order to receive the merger consideration, without interest. They should use the letter of transmittal to exchange Metaldyne stock certificates for the merger consideration to which they are entitled as a result of the Merger. Many of the 3% minority stockholders own Common Stock as a result of a restricted stock award. Under the terms of the award, such holders may not have received physical certificates for their shares. Rather, their shares are held in book-entry form. In those cases, the holder should nonetheless complete the letter of transmittal, but will not be expected to deliver a stock certificate. Different arrangements have been made directly with the principal company stockholders, who have been required to simultaneously reinvest their Merger proceeds in Asahi Tec common stock. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR CONSENT CARD.

THE MERGER

        Metaldyne Corporation, a Delaware corporation ("Metaldyne," the "Company" or "we"), entered into an Amended and Restated Agreement and Plan of Merger, dated as November 27, 2006, by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation ("Asahi Tec"), and Argon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Asahi Tec ("Acquisition Sub"), pursuant to which Acquisition Sub will merge into Metaldyne, and Metaldyne, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Asahi Tec. The necessary stockholder approval for the Merger has been obtained and, insofar as approval of the Merger and related transactions is concerned, this Statement is furnished solely for the purpose of informing Metaldyne's stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, of these corporate actions before they take effect.

SPECIAL FACTORS

Background of the Merger

        Over the past several years, Metaldyne's board of directors has periodically evaluated Metaldyne's strategic options and prospects. Metaldyne operates within the North American automotive industry, which has experienced great difficulties in the past few years. While it has experienced growth with Asian original equipment manufacturers (OEMs), its current customer base is predominantly concentrated with the three largest OEMs in North America (DaimlerChrysler Corporation, Ford Motor Company and General Motors Corporation) on a direct or indirect basis. In this context, the board has considered that Metaldyne is highly leveraged, operates within a capital intensive industry and has been experiencing margin pressure from customers as raw material and energy costs have increased significantly. Metaldyne experienced margin pressure from its customers. Specifically customers typically request 1% to 5% annual price reductions on the products Metaldyne sells. Although Metaldyne has been successful in offsetting a number of these price reductions over time through internally generated cost reductions, there is no guarantee that it will continue to be successful in achieving these results and, in turn, could incur reduced margins in future periods. The potential for reduced margins combined with the capital investment and debt service obligations furthered Metaldyne's board of directors' decision to pursue a merger or strategic combination.

        In particular, the board has noted that Metaldyne is capital constrained and exposed to developments outside its control, including customer production volume reductions and customer bankruptcies, such as the bankruptcy filing by Dana Corporation. Metaldyne was one of the largest unsecured creditors of Dana Corporation upon its bankruptcy filing in March 2006, with total claims exceeding $10 million. This bankruptcy is one example of many customers and suppliers that have entered into bankruptcy protection over the last several years. The impacts of these events are numerous and include reduced collection amounts on monies owed, longer payment time, increased legal expense to seek recoveries, and potential for less favorable pricing and payment terms negotiated for business going forward.

        The board has discussed concerns that, in light of the foregoing, Metaldyne's current capital structure places the value that would flow to Common Stockholders at risk. In particular, the board has noted that the value of the Common Stock continues to be adversely impacted by the continuing accretion of dividends on Metaldyne's preferred stock that cannot be satisfied in cash under the terms of Metaldyne's debt instruments, by Metaldyne's high interest expense and by Metaldyne's high financial leverage generally. Metaldyne's interest costs approximated $90 million in 2005 and were expected to rise in 2006 due to expectations of rising interest rates. In addition, in 2005 Metaldyne incurred nearly $23 million in preferred stock dividend accretion and another $4.5 million of costs associated with its accounts receivable securitization facility. These financial structure burdens negatively impacted Metaldyne's ability to generate profits as evidenced by the fact that it has failed to do so for over five years. Metaldyne competes in a capital intensive industry and the ability to make sufficient capital investments is a key aspect of remaining competitive. In fact, interest expense plus capital expenditures exceeded Metaldyne's reported Adjusted EBITDA in each of the last three annual periods. Therefore, the costs associated with its capital structure are believed to have negative consequences on Metaldyne's ability to continue to invest sufficiently in its operations.

        Metaldyne's preferred stock continues to accrete at extremely high rates, ranging from 11.5% to 17% per annum. As a result the obligation has grown from approximately $149 million at January 2, 2005 to approximately $195 million at October 1, 2006. The board views the compounding impact of further accretion as significantly negative to shareholder value.

        As a result of these factors, Metaldyne has considered and pursued various strategic and financial opportunities to improve its capital structure, including divestitures to raise cash to reduce debt, mergers with better capitalized companies and an outright sale of Metaldyne to a third party for cash. Metaldyne's management devoted substantial time internally and with its largest stockholders and relationship banks considering alternatives for improving Metaldyne's balance sheet, as well as the willingness and ability of its largest stockholders to invest additional equity or retain their equity following any merger transaction. As a result of these deliberations as well as meetings with investment banking firms, and due to an underlying belief that the core business of Metaldyne is attractive, management and the board have favored a merger with a better capitalized company with access to public debt and equity markets and a more diverse geographic and customer basis.

        Consequently, since early 2004, management has contacted and/or met with four potential large strategic buyers in pursuit of a combination and reported back to the board on these situations. With the assistance of an investment banking firm, Metaldyne prepared extensive materials to make the case to some of these potential merger partners that a combination was an attractive proposition. These materials consisted of written presentations prepared for potential merger partners describing Metaldyne's strategic focus on transforming from an automotive component manufacturer to an automotive module and subassembly provider, its operating approach and an overview of each of its operating business units, product lines and mix, customer revenue and mix and other information. However, none of these contacts or meetings developed into any meaningful effort or discussion on the part of those contacted to evaluate a potential transaction. Metaldyne management sought a combination with one large public company in late 2003, but this company expressed disinterest in Metaldyne's product portfolio and discussions did not proceed. In mid-2004, Metaldyne management and a representative of Metaldyne's largest shareholder met with one potential merger partner, when discussions ended due to a potential financial statement restatement at Metaldyne, and then met twice again in Spring of 2005. In late 2005, at the instigation of an investment bank representing a potential merger partner, Metaldyne aggressively pursued a combination with another large public company through management and board channels. Metaldyne provided information to the investment bank, which reviewed Metaldyne's product and performance information and assisted Metaldyne in the preparation of an acquisition model and the development of a presentation to describe the benefits of a combination with such potential merger partner. Two executives of Metaldyne met with representatives from the potential merger partner to review the possibility of combining the companies. It was reported to Metaldyne that the chief executive officer of that company rejected pursuit of a transaction because the potential merger partner felt that Metaldyne's debt level was too high and would negatively impact the potential merger partner's credit ratings. Metaldyne also reached out to a potential merger partner in Europe that chose not to pursue a transaction. Among the reasons given (when reasons were given) by potential merger partners and their representatives were Metaldyne's high degree of leverage and concerns with the cyclical nature of the automotive industry, apart from reasons specific to each potential buyer's own situation.

        In addition, in 2005, senior management considered a sale of various parts of its business so that it could apply the proceeds of the sale to debt reduction and seek to further address its still high leverage by growing its higher value added businesses. Management determined to sell its North American

Forging operations but did not pursue other potential transactions due to complexities surrounding how to address issues under Metaldyne's bonds and preferred stock that would be triggered by the proposed transaction, as well as a belief that this would not satisfactorily address Metaldyne's long-term issues.

        Throughout the period from late 2003 through September 2005, Metaldyne had significant discussions with three major investment banking firms concerning potential merger partners or buyers and entertained meetings with other banking firms to listen to their ideas. Until a meeting with Lazard in September 2005, no actionable alternatives were presented to Metaldyne and Metaldyne grew increasingly concerned with the risks inherent in its situation and the impact of continuing adverse industry and market developments.

        In September 2005 at Metaldyne's request, Metaldyne representatives met with Lazard representatives concerning potential strategic alternatives and Lazard mentioned that RHJI was building a large presence within the automotive industry and suggested that Metaldyne and RHJI have a meeting to discuss this. Subsequently, RHJI called Metaldyne to set up a meeting.

        On September 29, 2005, RHJI, which is Asahi Tec's controlling stockholder, and Metaldyne entered into a mutual confidentiality agreement to facilitate the sharing of information.

        On October 11, 2005, representatives of Metaldyne, Lazard and RHJI met at RHJI's offices in New York. At the meeting, the discussion initially focused on the merits of merging Metaldyne with one of RHJI's portfolio companies, but not Asahi Tec. At a point in the meeting, an RHJI representative suggested another meeting with Tim Leuliette, Metaldyne's chief executive officer, to discuss the possibility of a merger involving Asahi Tec and Metaldyne. The parties agreed to meet again to explore that possibility. Metaldyne considered a Metaldyne-Asahi Tec combination as having potential to provide Metaldyne's business with improved access to capital and Asian automotive market opportunities.

        Management had previously considered Asian markets as an area of focus for growth. Consequently, Metaldyne had been allocating a disproportionate amount of its limited resources to growth opportunities in that region. In late 2005, management requested two firms with expertise on Asian market business and opportunities to discuss those opportunities at its annual senior management meeting. One of the firms forecasted that 57% of automobiles will be designed in Asia by 2011.

        On November 9, 2005, Metaldyne senior management and representatives of Lazard and RHJI met at Metaldyne's offices to further explore a stock-for-stock merger of Asahi Tec and Metaldyne. As a result of that meeting, Metaldyne directed, with RHJI's concurrence, that Lazard prepare preliminary financial analyses of the combined companies and of potential values for stockholders in a combined entity. Management asked Lazard to make certain assumptions in its analyses at this stage based, in part, on unrelated past discussions with the Metaldyne preferred stockholders. Specifically, it asked Lazard to assume that DaimlerChrysler and Masco (holders of Metaldyne's series A-1 and series A preferred stock, respectively) would receive cash for their Metaldyne preferred stock and that Heartland (holder of Metaldyne's series B preferred stock and Metaldyne's largest Common Stockholder) would receive common equity in the combined entity in exchange for its Metaldyne preferred stock. Since DaimlerChrysler and Masco would be receiving cash for their preferred stock, Metaldyne directed Lazard to assume that their shares would be acquired at a discount. Since Heartland would be receiving Asahi Tec common stock, Metaldyne directed Lazard to assume that the preferred stock held by Heartland would be acquired without a discount. On November 22, 2005, based on information then available to it, Lazard discussed with Metaldyne's senior management its initial views as to the value that each of the respective stockholder groups of Metaldyne and Asahi Tec could expect to receive in a combined Metaldyne-Asahi Tec company from a financial viewpoint. With respect to those views:

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  Lazard had been directed by Metaldyne to assume (i) a stock-for-stock deal for Common Stockholders, (ii) that DaimlerChrysler and Masco would receive cash for their preferred stock at approximately 63% of accreted liquidation preference, (iii) that Heartland would exchange its preferred stock for Asahi Tec common stock at 100% of accreted liquidation preference and (iv) that Metaldyne's TriMas shares would be distributed to Common Stockholders prior to the merger transaction, based on an expectation that Asahi Tec would not be willing to pay for the TriMas shares.

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  On the basis of the foregoing and other assumptions, Lazard's preliminary financial analyses indicated a value for Common Stockholders that would represent approximately 34.2% of the outstanding common equity in the combined entity and a value for the Metaldyne preferred stock held by Heartland that would represent approximately 6.8% of the outstanding common equity in the combined entity. The common equity held by the existing Asahi Tec shareholder group would represent approximately 59% of the outstanding common equity in the combined entity.

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  Based on the trading price of the Asahi Tec common stock (¥259) and prevailing Japanese Yen-U.S. Dollar exchange rates (approximately ¥118 per $1.00) at November 22, 2005, Lazard's preliminary financial analyses indicated a valuation of approximately $131.0 million for the Metaldyne common stock. This represented a 6.4x EBITDA multiple for then-expected 2006 results.

        Senior management considered the Metaldyne valuation reflected in these preliminary financial analyses as being favorable to Metaldyne stockholders. Following discussions with members of the board, it was determined that the relative values reflected in these analyses should be preliminarily adopted as ones to be pursued with Asahi Tec, subject to satisfactory mutual due diligence. Management also considered that the Asahi Tec common stock traded on the Tokyo Stock Exchange at multiples generally more favorable than those in U.S. stock markets. Thereafter, Metaldyne contacted RHJI to set up a meeting to make a proposal on this basis.

        On December 5, 2005, RHJI representatives, Metaldyne's senior management, Lazard representatives and a Heartland representative participated in a conference call to discuss a possible combination and Lazard discussed its preliminary views as to the relative transaction values that it had previously discussed with Metaldyne's senior management on November 22nd, with certain assumption changes suggested by Metaldyne's senior management, primarily relating to a recent acquisition by Asahi Tec and its impact on Asahi Tec's debt and EBITDA numbers. Such assumption changes did not involve changes to fundamental value considerations. RHJI representatives at the meeting indicated that the proposed combination could make sense on this basis and suggested further discussions concerning the deal and due diligence.

        On December 8, 2005, a Metaldyne board meeting was held, at which senior management updated the board on the preliminary discussions with RHJI and reviewed the proposal made on December 5th. In addition, the board was updated on the unsuccessful efforts to elicit interest from one of the identified potential merger partners approached by Metaldyne and referred to above.

        On December 21, 2005, Mr. Leuliette received a letter from RHJI outlining its potential interest in a combination of Asahi Tec and Metaldyne. RHJI indicated that it was using the preliminary financial analyses as the basis for the relative transaction values in the proposed deal, subject to due diligence and agreement between the parties. The letter proposed a mutual due diligence process commencing in early January 2006, the formal retention of each side's financial advisors and an exclusivity period during which Metaldyne would not solicit or engage in further discussions with any other party without Asahi Tec's approval to run until the later of 60 days following the signing of the letter agreement or

February 28, 2006. In addition, RHJI encouraged Mr. Leuliette to consider a significant role in the post-merger combined entity and a desire to discuss the role of other key Metaldyne employees. After consultation among various board members, Metaldyne agreed to the exclusivity provisions of RHJI letter.

        As a result of the letter of interest from RHJI, a brief meeting was held on January 12, 2006 at Metaldyne's offices to develop a preliminary work plan for evaluating a transaction and performing due diligence to validate the proposed valuation and structure. In attendance at the meeting were representatives of RHJI and Asahi Tec's financial advisor, Deutsche Bank, as well as representatives of Metaldyne and Lazard.

        On January 18, 2006, Metaldyne senior management met with the Asahi Tec chairman, with representatives of RHJI present. Information was shared concerning the two companies' operations and an agenda was established for an upcoming due diligence trip by Metaldyne management to Asahi Tec facilities in Asia. In addition, the possibility of a collar around the Asahi Tec stock price was discussed, but Asahi Tec was unwilling to agree to a collar and firmly insisted that, consistent with prior discussions, Asahi Tec's shareholders should receive approximately 59% of the equity of the combined company and Metaldyne stockholders should receive approximately 41% regardless of the share price of Asahi Tec at transaction signing or closing.

        From January 21st through 27th, Metaldyne's chief executive officer and chief financial officer, along with a representative of Heartland, visited three Asahi Tec facilities in Japan and three Asahi Tec facilities in Thailand and met with RHJI representatives and members of the management of Asahi Tec for purposes of conducting due diligence in connection with the then proposed transaction. No discussions or negotiations with representatives of RHJI or management of Asahi Tec regarding the proposed merger occurred during this trip. In late January, Metaldyne engaged Japanese accounting and legal advisors to assist it in evaluating the potential transaction.

        On January 31, 2006, a telephonic meeting of the Metaldyne board was held to update them on the progress of the potential transaction and to ratify the retention of Lazard and PricewaterhouseCoopers and the retention of a Japanese legal advisor, Mori, Hamada and Matsumoto.

        On February 1, 2006, representatives of RHJI, Metaldyne, Deutsche Bank, Lazard and Heartland met to discuss financing considerations for the proposed transaction. All of the discussions surrounding the proposed merger were consistent with the relative values proposed by Metaldyne in November 2005 and reflected in the letter of interest sent by RHJI in December 2005. Among the matters discussed was the need for new credit facilities to replace Metaldyne's existing senior secured and accounts receivable securitization facilities and the approach to getting consents from holders of Metaldyne's outstanding debt securities to the proposed transactions.

        At the February 1st meeting, an RHJI representative indicated that under Japanese corporate law a Japanese company, such as Asahi Tec, may not effect a stock-for-stock merger with a non-Japanese company, such as Metaldyne. Furthermore, the RHJI representative indicated that a transaction in which all Metaldyne stockholders would reinvest their proceeds from a merger or acquisition in Asahi Tec shares was undesirable to Asahi Tec because of U.S. securities law registration and reporting requirements that would have resulted therefrom. As a result, RHJI proposed a cash merger and required that those Metaldyne Common Stockholders party to an existing Metaldyne stockholders agreement—a small number of holders representing approximately 97% of the outstanding shares of Common Stock—reinvest their merger proceeds in Asahi Tec common stock. The remaining 3% minority stockholders, consisting of over 600 stockholders, would not be required or permitted to reinvest their cash merger consideration. Despite the cash merger structure, senior management determined to pursue due diligence of Asahi Tec given that substantially all of the Common Stockholders would be required to reinvest into Asahi Tec common stock and out of concern that

Asahi Tec due diligence issues should not adversely impact the value being received by Metaldyne stockholders generally.

        On February 11, 2006, RHJI delivered to Metaldyne a draft term sheet outlining the proposed transaction and structure in greater detail. The term sheet assumed, subject to due diligence, the relative values proposed by Metaldyne in November 2005 and reflected in the letter of interest sent by RHJI, although the 41% allocation to the Common Stock was modified to 40%. However, consistent with the discussions on February 1, 2006, the term sheet explained that Metaldyne stockholders would receive aggregate cash equivalent to the value of the Asahi Tec common stock that they would have received in a stock-for-stock merger based on the closing price of the Asahi Tec common stock on the signing date of the Merger Agreement. Based on the trading price of the Asahi Tec common stock (¥330) and prevailing Japanese Yen-U.S. Dollar exchange rates (¥117.7 per $1.00) at February 11, 2006, this structure reflected a valuation of approximately $149 million for the Common Stock at such date or a 6.4x EBITDA multiple for then-expected 2006 results.

        Subsequently, in February, meetings were held at and around Metaldyne's offices in Michigan among various Metaldyne and Asahi Tec management, and representatives of RHJI primarily to conduct due diligence. In addition, at a meeting among representatives of Metaldyne, RHJI and Heartland, discussions were held concerning issues in the term sheet, strategies for seeking agreement from preferred stockholders to accept a discount for their securities and financing considerations. At the meeting, the relative values proposed by Metaldyne in November 2005 reflected in the letter of interest and subsequent term sheets sent by RHJI were confirmed.

        In addition, in February, Asahi Tec informed Metaldyne that financing considerations required that merger proceeds from the DaimlerChrysler and Masco preferred stock be reinvested in Asahi Tec equity or equity linked securities.

        In late February, Metaldyne conducted more detailed due diligence of Asahi Tec in Japan and participated in management presentations by Asahi Tec and met with its Japanese legal advisors. Representatives of Metaldyne and representatives of Asahi Tec discussed the details of their respective operations, products, management and finances. Representatives of Metaldyne met with its Japanese legal advisor and its Japanese financial and tax advisor regarding due diligence they had conducted to date on Asahi Tec and discussed further due diligence to be conducted and documents required to conduct such further due diligence. Following these meetings, RHJI and Metaldyne agreed to maintain the proposed relative values for Metaldyne and Asahi Tec assigned by the parties.

        On March 9, 2006, a Metaldyne board meeting was held at which members of the board were updated on the status of discussions on the potential merger with Asahi Tec. On March 9, 2006, Metaldyne, Heartland and RHJI agreed to further extend the exclusivity agreement for 60 days. Further extensions to the exclusivity agreement were agreed to in May, June and July 2006.

        On March 11, 2006, a conference call was held among representatives of Metaldyne, Asahi Tec and RHJI to discuss potential sources of financing in Japan and upcoming meetings with Japanese financial institutions to explore financing possibilities. During the third week in March, Metaldyne and Asahi Tec senior management participated in meetings with five Japanese financial institutions to present information concerning the combined entity. In addition, during this visit, Metaldyne visited a facility recently acquired by Asahi Tec. Ultimately, none of the potential Japanese sources of permanent financing for the Merger and related transactions were interested in providing financing. Asahi Tec has informed Metaldyne that the reason cited by all five Japanese financial institutions was their lack of working experience with, and the state of, the North American automotive industry generally and the size of the proposed financing.

        Throughout March and April, financial, accounting, legal and environmental due diligence was conducted by both Asahi Tec and Metaldyne and their respective advisors.

        On April 21, 2006, counsel for Asahi Tec distributed an initial draft Merger Agreement for the proposed transaction to Metaldyne.

        On May 1, 2006, meetings were held in New York among representatives of Metaldyne, Lazard, RHJI and Heartland to review a transaction timeline and to meet with representatives of Citigroup, JPMorgan and Deutsche Bank concerning potential financing structures.

        At a Metaldyne board meeting on May 3, 2006, senior management made a presentation on the proposed transaction and its status. Lazard also attended this meeting and participated in discussions with the Metaldyne board and senior management. At this meeting, the board considered the desirability and prudence of forming a special committee of the board to consider the proposed transaction and authorized Marshall Cohen, the sole independent and disinterested director of the board, and Mr. Leuliette to consult and consider the issue with counsel and make a recommendation to the board at a later date.

        On May 5, 2006, representatives of Asahi Tec and its legal and financial advisors, Metaldyne and its legal and financial advisors and Heartland met in New York to discuss various issues in the April 21st draft Merger Agreement and to discuss potential terms of an Asahi Tec equity security to be offered to Metaldyne preferred stockholders. RHJI maintained that, in order for Common Stockholders to receive the amount of merger consideration under discussion, it would be necessary to obtain the agreement of the three holders of the three series of Metaldyne preferred stock to reinvest all of their proceeds in an Asahi Tec security that reflected a discount to the accreted liquidation preference of their Metaldyne preferred stock. These preferred stockholders had rights that would permit them to block the distribution of the TriMas shares and the Merger if they were not paid their respective accreted liquidation preferences in full. Metaldyne and RHJI representatives met with each other, with their respective financial advisors present, to preliminarily review and discuss the strategy and approach for negotiating with preferred stockholders. The need to structure a distribution of the TriMas shares held by Metaldyne was also discussed. It was also made clear by Asahi Tec, from time to time, to Metaldyne and Heartland that Asahi Tec was unwilling to pay for the TriMas shares.

        In addition, at that session, Metaldyne and its counsel raised certain issues on a preliminary basis, noting that a more detailed review would be required:

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  Metaldyne and its counsel inquired whether or not it was possible for the 3% minority stockholders to receive Asahi Tec common stock in lieu of cash as were the controlling stockholders and were told that there were significant Japanese and United States securities law and timing considerations associated with doing so and that Asahi Tec would not proceed on that basis, principally because Asahi Tec did not want to engage in a registered public offering in the United States and become a United States reporting company.

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  As to the separate documentation for the reinvestment by the principal company stockholders of their cash Merger proceeds in Asahi Tec equity securities, Metaldyne expressed the view that these agreements should be consistent with the approach to the Merger Agreement to be negotiated and should limit incremental conditionality as much as practicable.

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  Metaldyne proposed a new definition of material adverse effect that eliminated prospective concepts and included exceptions for certain changes arising from general economic and industry conditions, the announcement of the transaction, changes in law and other matters.

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  With respect to the non-solicitation and termination provisions of the draft Merger Agreement, Metaldyne indicated, among other things, that (1) the proposed "break-up" fee of 4% of deal value was too high; (2) the "break-up" fee was payable under inappropriate circumstances; and (3) the non-solicitation constraints were too restrictive.

        Following a series of conference calls between representatives of Metaldyne, Asahi Tec and their respective financial advisors, in mid-May, representatives of Metaldyne separately met with

DaimlerChrysler and Masco to describe the potential transaction and, per Asahi Tec's instructions, to propose terms for a new Asahi Tec convertible preferred security in which DaimlerChrysler and Masco would be required to reinvest. Metaldyne believes that the new Asahi Tec convertible preferred security proposed at that meeting reflected a 40% discount to the accreted liquidation preference of the Metaldyne series A and series A-1 preferred stock held by Masco and DaimlerChrysler, respectively. At the meeting, it was explained that the TriMas shares held by Metaldyne would be distributed to Common Stockholders of record prior to the Merger and would not be paid for as part of the Merger. Subsequent to those meetings, it was emphasized by both Masco and DaimlerChrysler that, as a condition of participation in the transaction, Heartland, the holder of the series B preferred stock, could not receive more favorable terms than Masco and DaimlerChrysler with respect to its preferred stock and the related reinvestment. Consequently, it was reported to Heartland that it was an issue for it to receive value equivalent to 100% of the accreted liquidation preference of its preferred shares.

        Further discussions were held with Masco and DaimlerChrysler on the proposed transaction and terms for a new Asahi Tec convertible preferred security separately later in May. Metaldyne was informed that Masco had engaged Key Bank as a financial advisor to assist it in evaluating and negotiating the transaction.

        In early June, following discussions with Metaldyne and Lazard, a Heartland representative indicated Heartland's willingness to accept merger consideration for its series B preferred stock at a similar discount as proposed to be received by other preferred stockholders, but indicated its continued desire to reinvest in Asahi Tec common stock rather than Asahi Tec convertible preferred stock. As a result of Heartland's willingness to accept a discount, more value would become available for the Common Stockholders as a class since the assumed relative values of Metaldyne and Asahi Tec were unchanged—i.e., the 40% of the outstanding common equity of the combined entity ascribed collectively to Common Stockholders and to Heartland in respect of its series B preferred stock, per the February term sheet, for purposes of determining the cash merger consideration would remain as such, but the reduced amount accepted by Heartland for its series B preferred stock would effectively increase the balance available to the Common Stockholders.

        On June 5, 2006, a Metaldyne board meeting was held. At this meeting, the board received an update on the transaction and determined, for the reasons described under "—Reasons for the Merger" below, not to form a special committee of the sole independent member of the board to consider the transaction. However, among other things, it was determined that it would be beneficial to seek to better align the economics of the transaction for the 3% minority stockholders relative to the principal company stockholders by seeking to adjust the basis upon which the cash merger consideration would be payable. Asahi Tec and Metaldyne had previously negotiated (as described above) that the cash consideration payable in the Merger would be based upon the Asahi Tec trading price at the time of the signing of the Merger Agreement. Accordingly, the value of the Asahi Tec common stock acquired by the principal company stockholders at the closing of the Merger could be higher or lower than at the time of the signing of the Merger Agreement. The board consequently asked that Lazard be directed to contact Asahi Tec to negotiate a cash price for the 3% minority stockholders' shares based on the higher of the price of the Asahi Tec common stock at signing or at closing to replicate the potential benefits (without the potential risk of price declines) to the principal company stockholders in acquiring Asahi Tec common stock.

        Later in June, representatives of Lazard, as directed by Metaldyne, successfully negotiated with Asahi Tec's representatives for a cash price for the 3% minority stockholders' shares based on the higher of the price of the Asahi Tec common stock at signing or at closing.

        On June 19th, a Metaldyne board meeting was held to review the status of the transaction. Representatives of Lazard also attended this meeting. At this meeting, the board reviewed in detail important considerations, including conditionality in the documentation, the board's obligations with respect to the 3% minority stockholders and reasons for continuing to pursue the Merger, that could influence their evaluation of the Merger. Such reasons were the reasons set forth at the beginning of this "—Background of the Merger."

        In late June, Asahi Tec provided Metaldyne with draft documentation for the reinvestment by Masco and DaimlerChrysler into Asahi Tec convertible preferred securities, including a preferred stock purchase agreement and the terms of the preferred stock. Metaldyne forwarded these documents to DaimlerChrysler, Masco and Heartland for their review.

        On June 27th, a Metaldyne board meeting was held to review with counsel in detail drafts of the material transaction documentation, including drafts of the Merger Agreement, stock purchase agreement and preferred stock purchase agreement, and to consider other aspects of the transactions and proposed distribution of TriMas shares to Metaldyne stockholders of record prior to the distribution. It was noted that, as a result of negotiations: (1) favorable changes to the definition of "material adverse effect" had been agreed to; (2) a number of conditions had been eliminated or modified, although significant conditionality remained and was under discussion; and (3) the circumstances under which a "break-up" fee would be payable had been narrowed, although the amount of the "break-up" fee remained under discussion. It was pointed out that many of the remaining deal issues surrounded the treatment of the preferred stockholders, the documentation for reinvestment of Merger proceeds in Asahi Tec and the terms of the financing and consents being arranged by Asahi Tec.

        On July 13th, Masco responded to Asahi Tec's proposal for the treatment of its preferred stock in the proposed Merger. Masco objected to accepting any discount to the accreted liquidation preference of its series A preferred stock. In its view, the requirement of a discount did not reflect the seniority of its preferred instrument and its change of control put at a 1% premium to the accreted liquidation preference. Masco indicated its willingness to be flexible regarding the form of additional consideration that would eliminate the 40% discount to its accreted liquidation preference.

        Thereafter, in July, following discussions with Asahi Tec representatives and its advisors, representatives of Lazard as directed by Asahi Tec (with Metaldyne's permission) met with Masco's financial advisor to discuss modifications to the terms of the Asahi Tec convertible preferred stock in which Masco would be required to reinvest to provide more value. The revised terms did not impact the value to be received by Common Stockholders in the Merger. On July 21, 2006, Masco responded by indicating its belief that the proposed value represented an 18% discount to the accreted liquidation preference of its preferred stock, which did not take account of the illiquidity of the security that they were being asked to accept. It reiterated its request for no discount and suggested a range of means for creating value, including increasing the amount of the Asahi Tec convertible preferred, reducing the conversion premium and increasing the dividend rate of the Asahi Tec convertible preferred and instituting call protection and other contractual rights.

        During late July, advisors to Masco, Metaldyne and Asahi Tec negotiated the terms of the Asahi Tec convertible preferred stock with Masco to a point at which Masco was willing to accept the security. The revised terms did not impact the value to be received by Common Stockholders in the Merger. Metaldyne was advised of potential values for the security that ranged from a modest discount to a modest premium relative to the accreted liquidation preference of the Metaldyne preferred stock held by Masco. Subsequently, discussions were held with DaimlerChrysler that continued throughout August 2006 concerning these terms and other issues in documentation required to be signed by DaimlerChrysler, until ultimately it agreed to reinvest in the same convertible preferred stock as Masco and on the same basis as Masco.

        In late July and early August 2006, with knowledge of the negotiations with Masco, Heartland discussed with Asahi Tec and Metaldyne whether it was still willing to accept a discount for its Metaldyne series B preferred stock in light of the Masco negotiations. Ultimately, following negotiations and discussions with Lazard, Heartland accepted a significant discount of approximately

15% on its accreted value as of the end of 2005. In addition, it agreed to a 3.75% accretion in 2006 on the discounted amount until the transaction closing date versus the 11.5% accretion rate to which it was entitled under the terms of the series B preferred stock. Masco and DaimlerChrysler also agreed to the lower accretion in 2006. In addition, throughout July and August, Heartland and the other principal company stockholders and preferred stockholders negotiated the documentation for the private placements and related documentation.

        Throughout August 2006, Metaldyne and Asahi Tec and their representatives negotiated the terms of the Merger Agreement and related documentation. Among other things, it was agreed that the "break-up" fee in the event of a termination of the Merger Agreement due to a superior competing offer would be reduced to $2.5 million and it was agreed that the signing price of the Asahi Tec common stock for determining the cash merger consideration, as well as for determining whether or not there would be an adjustment payable to the 3% minority stockholders in connection with the closing, would be based on a 30 day average.

        In mid-August 2006, Metaldyne's debt was downgraded by a rating agency citing reasons for the action as the challenged environment for U.S. based automotive suppliers and the Company's high financial leverage. Further, an unfavorable announcement by Ford Motor Company, a customer of Metaldyne, concerning significantly reduced production rates in the third quarter and especially the fourth quarter of 2006, resulted in Metaldyne's debt securities being placed on negative credit watch by another rating agency.

        In late August 2006, Asahi Tec informed Metaldyne that it believed the agreed enterprise value of Metaldyne to be overstated by approximately $30 million and expressed concerns about Metaldyne's debt ratings following the Merger and with the higher cost of capital to be borne by Metaldyne following the Merger. Asahi Tec proposed that the minimum dollar amount of Metaldyne bonds required to be tendered as a condition to the Merger be increased to reduce leverage at the post Merger company (for which it was willing to increase its previous equity commitment) and that a condition to the Merger be added based on both the Metaldyne corporate debt ratings and the cost of the new Metaldyne senior secured term loan being used, in part, to finance the transactions. After negotiations, these proposals were accepted without reducing the cash consideration payable to Common Stockholders in the Merger.

        In late August, to address certain Japanese legal issues pertaining to the price at which the principal company stockholders would reinvest in Asahi Tec common stock, it was agreed that the consideration payable to the principal company stockholders would need to be reduced by an amount reflective of a discounted price at which they would purchase Asahi Tec common stock to maintain the previously negotiated economic results. Metaldyne and the principal company stockholders agreed to this and it had no impact on the consideration payable to the 3% minority stockholders or on the economics of the transaction to the principal company stockholders.

        On August 29, 2006, a Metaldyne board meeting was held to review revised and essentially final transaction documentation in detail and changes to such documentation and the terms and conditions of the proposed transaction and related documentation since the last Metaldyne board meeting. The board also considered the changes to the conditions to the Merger and other external matters that could impact the satisfaction of those conditions. In addition, the board received an update on several remaining matters, primarily pertaining to securing the agreement of DaimlerChrysler to the documentation.

        A Metaldyne board meeting was held on August 31, 2006. All directors other than Michael Losh, who was unable to participate due to his travel schedule, were in attendance. At this meeting, representatives of Lazard presented its financial analyses in connection with the then proposed terms of the merger. At the end of its presentation, Lazard delivered its written opinion to Metaldyne's board of directors as to the fairness as of the date thereof, from a financial point of view, of the cash consideration to be paid in the merger to the holders of Metaldyne common stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holders who properly exercise dissenters' rights, and (iii) any stockholder who is a principal company stockholder). Lazard's presentation was consistent with the earlier preliminary financial analyses discussed by Lazard. The cash merger consideration had been determined based on the 30-day average trading price of the Asahi Tec common stock being used as a basis for determining the cash merger consideration (¥226) and then prevailing Japanese Yen-U.S. Dollar exchange rates (¥117.2 per $1.00). This reflected a valuation of approximately $102.6 million for the Metaldyne common stock at such date or a 6.2x EBITDA multiple for then-expected 2006 results. Following discussion, the participating Metaldyne board members unanimously approved the then proposed terms of the merger and related matters. On August 31, 2006, Metaldyne, Asahi Tec and Acquisition Sub signed the original Merger Agreement.

        Immediately following the announcement of the Merger, the trading price of Asahi Tec common stock on the Tokyo Stock Exchange rose significantly. In addition, reported trading prices of Metaldyne's debt securities in over-the-counter markets rose significantly, particularly the reported price of Metaldyne's 11% senior subordinated notes due 2012, which we refer to as the 11% senior subordinated notes. Not long thereafter, Metaldyne was contacted by counsel for holders of the 11% senior subordinated notes and its 10% senior notes due 2013, which we refer to as the senior notes, purporting to represent a majority of each of their outstanding issues to indicate that they had organized into steering committees and that the committees objected to the basis on which Metaldyne and Asahi Tec had publicly proposed to solicit their consents. The committees eventually disclosed that their members were subject to lock-up agreements among themselves that required a super-majority approval of each issue, making it more difficult to secure a consent. Metaldyne believes that, among other things, the increase in the Asahi Tec share price adversely affected its ability to successfully tender for the 11% senior subordinated notes at a discount because the holders had determined that, since Metaldyne common stockholders and RHJI would forfeit the benefits of the Asahi Tec share appreciation if the Merger was not completed, they would be more vulnerable to demands for more value.

        On September 19, 2006, DaimlerChrysler, Metaldyne's largest customer, announced that it was decreasing production levels more than planned in the second half of 2006. Specifically this was a drop of over 16% from previous announcements and an approximate 25% year-over-year reduction in production. General Motors, Metaldyne's third largest customer, also reduced production in this time period while Ford Motor Company, Metaldyne's second largest customer, had announced large production cuts in the days immediately preceding the merger announcement. Sales announcements for August and September by the "Big 3" reflected continuing declines in their market share.

        Due to the dramatic decline in customers' production and its anticipated effect on automotive suppliers in general, the lenders under the debt commitment letter for the Metaldyne financing expressed concern as to whether the proposed loans could be successfully syndicated, which could materially increase the cost of the financing and, possibly, contribute to a failure of certain conditions in the original Merger Agreement. The difficult bank market conditions were reflected by, among other things, the announced requirement that General Motors provide collateral for its senior loans and yields on automotive company loans trading in the bank market.

        On October 3, 2006, Metaldyne management met with Asahi Tec representatives to discuss the impact of the production cuts on the projections that it furnished to Asahi Tec prior to the signing of the original Merger Agreement. Metaldyne management discussed the large inventory reductions planned at its three largest customers and the related impact on Metaldyne's profitability in 2006. Metaldyne indicated that industry forecasts called for inventory reductions of 18% for DaimlerChrysler, 32% for Ford and 13% for General Motors. Metaldyne estimated that the impact of these inventory reductions was approximately a $15 million negative impact to its EBITDA.

        In addition, Metaldyne notified Asahi Tec at this October 3rd meeting that its debt balance at year end would be approximately $74 million higher than had been anticipated at the time the original Merger Agreement was signed. The specific reasons cited were $22 million related to the operating impacts of higher working capital usage than expected and slightly reduced earnings, $34 million related to a change in the then assumed agreement to be reached with Metaldyne's noteholders, and $18 million due to a delay in closing creating higher interest and other associated costs. The $34 million reflected a change in Asahi Tec's and Metaldyne's views as to the terms of the consent solicitation that should be pursued with noteholders. It was specifically assumed that Metaldyne would seek only a consent (i.e., a cash tender for senior subordinated notes was eliminated) from both the senior noteholders and senior subordinated noteholders and would pay them a 2% cash fee for this consent. The $34 million included value lost since the notes would not be acquired at a discount to their principal amount, as originally assumed, plus higher consent fee costs.

        On October 4, 2006, Metaldyne filed a Form 8-K in which it announced that its actual financial results for the third quarter of 2006 were expected to be lower than indicated in the preliminary outlook that it had provided in early August 2006 in a presentation filed as an exhibit to another Form 8-K. Metaldyne further announced that it and Asahi Tec had begun to engage in discussions with each other and their respective advisors concerning whether, in light of financial market and industry conditions, the announced tender offer for Metaldyne's senior subordinated notes should be pursued on the previously contemplated basis or at all in connection with the Merger.

        On October 17, 2006, following further contacts by representatives for the committees of holders of the senior notes and 11% senior subordinated notes seeking additional information concerning Metaldyne's plans with respect to the outstanding notes and indicating an unwillingness to participate in the announced tender and related consent, based on available information, Metaldyne filed a Form 8-K indicating that, with Metaldyne's permission, Asahi Tec's financial advisor intended to make a presentation to the committees concerning the proposed transaction. The presentation proposed a 2% cash consent fee and indicated that an alternative being considered was to undertake consent solicitations with respect to the outstanding notes without making any tender offer and to utilize cash that would have been used for a tender offer to reduce the senior secured bank commitments for the transactions.

        The following day, Asahi Tec's advisors attempted to meet with representatives of both the senior unsecured and senior subordinated noteholders to discuss this proposal. Members of the senior unsecured noteholders committee met with Asahi Tec's advisors but advised them that the cash consent consideration was considerably insufficient to earn their consent. Members of the senior subordinated noteholders committee declined to meet with Asahi Tec's advisors claiming that the proposed cash consideration was too deficient to justify a meeting.

        Ultimately, Metaldyne determined to enter into confidentiality agreements with members of the two steering committees of holders of the 11% senior subordinated notes and senior notes for the purpose of allowing the committees and Asahi Tec to discuss alternatives for obtaining such consents.

        On November 9, 2006, at a meeting of Metaldyne's board of directors, management updated the board on the status of the transaction, including the status of the situation with the noteholders, the status of bank financing for the transaction and updates on its operations. The board was advised that the transaction would likely need to be adjusted due to expectations that its bondholders would not accept the originally contemplated discounted price offer. Metaldyne further updated the board on the impact of the production cuts by its three largest customers on its profitability and liquidity.

        A subsequent meeting was held on November 14, 2006 to review the status of Asahi Tec's discussions with the committees, the potential impact on the terms of the Merger and anticipated disclosures to be made by Metaldyne and to discuss whether a special committee should be formed to consider a proposal by Heartland to purchase shares of TriMas, as discussed below, to help finance the increased consent costs.

        On November 15, 2006, Metaldyne notified Asahi Tec that its anticipated debt level at year end 2006 had increased by approximately $10 million from the projections provided in October due to an earlier than expected interest rate payment on its term debt facility and a reduction in commercial terms with its largest vendor.

        On November 15, 2006, Metaldyne filed its quarterly report on Form 10-Q containing its third quarter results. The results of operations were consistent with the information supplied to Asahi Tec and its financial advisors on October 3, 2006.

        On November 15, 2006, Metaldyne filed a Form 8-K indicating that, based upon progress made with the committees to that point, and with further discussions, Metaldyne believed that consent solicitations with respect to the Metaldyne notes could be structured in a manner acceptable to Metaldyne noteholders so as to permit the Merger and related transactions and TriMas distribution to proceed on a revised basis. Through these discussions, and based upon the earlier adverse developments impacting Metaldyne and the financing for the Merger and related transactions, Metaldyne announced that it had reached the conclusion that the August 31, 2006 transaction documentation was not terms upon which the Merger and related transactions could successfully proceed.

        In addition, Metaldyne disclosed that it believed that agreements in principle had been reached on certain key financial terms for the consent solicitations with each of the committees, but there remained outstanding issues to be resolved through further discussion. While the originally announced tender offer for the senior subordinated notes was based upon pre-merger announcement trading prices, which would have captured a significant discount since the notes were trading around 75-80% of their face amount immediately prior to the announcement, the proposed revised terms eliminated that tender offer and provided solely for consent solicitations for significantly higher cash consent fees than originally assumed by Asahi Tec: 12.75% of the principal amount of the senior subordinated notes and 8% of the principal amount of the senior notes. Thus, the consent solicitations would require a total of approximately $48 million in cash consent costs. This cost is in addition to the value lost from being unable to acquire the senior subordinated notes at a discount to their principal amount. Other expected terms for the consent solicitations were disclosed at that time as well. During the course of these negotiations, efforts were made to delay, reduce, modify or eliminate the TriMas distribution, but these ultimately were rejected for a variety of reasons by Metaldyne or by the Committees.

        Throughout the period following the initial announcement of the Merger, Asahi Tec informed Metaldyne and its advisors that any unanticipated costs associated with obtaining noteholders' consents should, in their view, directly affect the consideration offered Metaldyne's common stockholders. By mid-November, as a result of the anticipated material changes in both the cost of the transaction and the post-Merger capital structure and the impact of customer production declines on Metaldyne, Asahi Tec informed Metaldyne that its willingness to proceed with the Merger would require that the value to be received by Metaldyne stockholders in the Merger be reduced from amounts agreed to on August 31, 2006. Metaldyne further announced, in the above referenced Form 8-K, that Asahi Tec had informed it that the increased costs to Metaldyne and Asahi Tec associated with the revised consent solicitations would need to be financed through a combination of additional Metaldyne financing, a reduction in the amount of merger consideration payable to Metaldyne common stockholders and additional cash, potentially, by a sale of some of Metaldyne's TriMas shares. Asahi Tec informed Metaldyne and Heartland that they were uncertain about how this need for additional cash would be financed. Heartland indicated a willingness to purchase up to approximately $20 million in value of shares of TriMas common stock presently owned by Metaldyne to help finance the higher cash needs, which would have had the effect of reducing the TriMas distribution. At the November 14, 2006 board meeting, the board of directors authorized two disinterested members of the board, Michael Losh and Wendy Needham, to serve as a special committee in evaluating and negotiating the terms of any purchase by Heartland of TriMas shares. However, the proposed sale was abandoned in favor of receipt of additional cash financing of $15 million from the Additional Investment described below.

        Due to the agreements in principle reached with the noteholder committees and an increase in transaction expenses, Asahi Tec agreed that $200 million in equity would be required (compared with the $150 to $175 million initially contemplated), of which it would later be agreed that $15 million would derive from the Additional Investment by Heartland in Asahi Tec common stock instead of the proposed TriMas share sale to Heartland.

        On November 17, 2006, Asahi Tec required a reduction of approximately $60 million in the aggregate value that Metaldyne Common Stockholders were receiving in the Merger and related transactions. Asahi Tec asserted that, in addition to the increased costs of the consent solicitation, there had been a substantially negative impact on Metaldyne's value from the adverse business developments described above. However, the $60 million represented Asahi Tec's view of the value lost from being unable to purchase senior subordinated notes at a discount, higher consolidated interest expense on senior subordinated notes not purchased and higher consent fees associated with the consent solicitations. It did not include the negative effect on the value of Metaldyne's business from adverse business developments.

        Based on the previous discussions with the holders of the series A and series A-1 preferred stock and the senior ranking of the series A and series A-1 preferred stock relative to the Common Stock and the series B preferred stock, Metaldyne determined that the $60 million reduction in value referred to in the preceding paragraph would have to come out of the consideration paid to the Common Stockholders and, potentially, the series B preferred stockholder. However, since the series B preferred stock ranked senior to the Common Stock, the consent of Heartland was required to limit the impact on the 3% minority stockholders. Consequently, with the consent of Heartland, the $60 million reduction was considered as a reduction to the sum of the cash being paid to the 3% minority stockholders under the original Merger Agreement and the number of shares of the Asahi Tec common stock in which the principal company stockholders and the series B preferred stockholder would be reinvesting. Given the appreciation in the price of the Asahi Tec common stock subsequent to August 31, 2006, and the corresponding adjustments to the cash merger consideration payable to the 3% minority stockholders under the original Merger Agreement, the total value of the transaction to the Common Stockholders and the series B preferred stockholder was then equivalent to $198.4 million in aggregate (using a 30 day average of the Asahi Tec common stock price as of November 17, 2006 as provided in the original Merger Agreement), as compared with $128.8 million at the time of signing. The proposed reduction, therefore, represented a 30% reduction in this value to these stockholders.

        On November 18, 2006, Asahi Tec met with Metaldyne representatives and Heartland and the proposed reduction in the aggregate Merger consideration was tentatively accepted, subject to the negotiation of documentation and securing the consent of necessary third parties to the contemplated changes. Metaldyne and Asahi Tec agreed to apply the agreed $60 million reduction on a ratable basis as follows. It was agreed that $60 million was the equivalent of approximately 20 million shares of Asahi Tec common stock using the average Asahi Tec common stock price and Yen-Dollar exchange rate described in the preceding paragraph. The aggregate cash merger consideration payable to the 3% minority stockholders was reduced by 2.41% of the $60 million because the 3% minority stockholders represented that percentage of the value to be received by all Common Stockholders and the series B preferred stockholder taken together as a group (with value determined as described in the preceding paragraph). The adjustment to the consideration payable to the principal company stockholders and the series B preferred stockholder was equivalent. However, since the principal company stockholders and the series B preferred stockholder were reinvesting in Asahi Tec common stock on the basis of the ¥206 price agreed to on August 31, 2006, which was a significant discount to the 30 day average Asahi

Tec common stock price of ¥348, as of November 17, 2006, a greater reduction in the per share cash merger consideration payable to the principal company stockholders and the series B preferred stockholder was agreed to. This discount to the Asahi Tec share price in the transaction, plus the fact that the transaction documents do not provide for the 3% minority stockholders to purchase Asahi Tec stock, led to the significantly lower per share amount of cash payable in the Merger to the principal company stockholders relative to the 3% minority stockholders. The cash price per share of Common Stock for 3% minority stockholders was set at $2.57 per share as compared with the $2.40 per share provided for as of August 31, 2006 under the original Merger Agreement and approximately $3.69 per share provided for as of November 17, 2006 after applying the adjustment mechanism under the original Merger Agreement.

        On November 24, 2006, a meeting of Metaldyne's board of directors was held to discuss draft documentation for the revised transaction and to consider the modified terms and draft documentation. At that meeting, the Chief Executive Officer reviewed the developments since the last board meeting, representatives of the legal advisors reviewed the changes in the documentation from the August 31, 2006 documents and the consequences thereof, and representatives of Lazard presented their valuation analyses relating to the proposed Merger, including a review of the changes to the consideration being received by the Common Stockholders and the series B preferred stockholder compared with what it would have been if the transaction had closed on November 17, 2006. Lazard's presentation was consistent with their earlier preliminary financial analyses discussed by Lazard with Metaldyne. The board of directors also reviewed factors relevant to their consideration of the transaction.

        A Metaldyne board meeting was held on November 26, 2006. All directors, other than Charles Becker, were in attendance. The board again reviewed the terms of the Merger and discussed risks attendant to the closing of the Merger. In particular, the board discussed (i) the risk that the Merger might not timely close since Asahi Tec's shareholder approval expired on January 16, 2007, a new meeting required about eight to ten weeks prior notice and the scheduled termination date for the Merger Agreement was March 15, 2007; (ii) the risk that Asahi Tec could elect not to close if both the Company's corporate credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are not at least B3/B- or better (with a stable outlook) and the cost of new senior term loans under the new credit facilities is greater than LIBOR plus 450 basis points or, if the closing occurs after December 31, 2006, 500 basis points; and (iii) the risks attendant to the fact that, despite agreements in principle on financial and other key terms with the committees, a number of material issues remain unresolved and that Asahi Tec had no obligation to close the Merger other than with consents on specified terms and with an intercreditor arrangement between the senior bank lenders and the noteholders on terms required by the senior bank lenders.

        At the November 26, 2006 board meeting, Lazard delivered its written opinion to Metaldyne's board of directors as to the fairness as of the date thereof, from a financial point of view, of the cash consideration to be paid in the Merger to the holders of Metaldyne common stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holders who properly exercise dissenters' rights, and (iii) any stockholder who is a principal company stockholder). The valuation for the Metaldyne common stock at such price was a 7.1x EBITDA multiple for the revised expected 2006 results, which are set forth under "—Certain Projections". Following discussion, the participating Metaldyne board members unanimously approved the Merger and related matters. On November 27, 2006, Metaldyne, Asahi Tec and Acquisition Sub signed the Merger Agreement.

Reasons for the Merger

        The board of directors believes that the Merger is advisable procedurally and substantively, and in the best interests of the Common Stockholders and that the consideration in the Merger is fair to the Common Stockholders, including the 3% minority stockholders. In reaching these conclusions, the board of directors considered a number of factors, in consultation with Metaldyne's legal and financial advisors.

        During its meeting on November 26, 2006, Metaldyne's board of directors, by unanimous action of all participating members, approved and voted to enter into, and recommend that Common Stockholders vote to approve and adopt, the Merger Agreement and related transactions. One director, Charles Becker, was unable to attend this meeting.

        Set forth below are all material reasons the board considered in reaching its decision for undertaking a transaction at this time and to approve and adopt the Merger Agreement and related transactions. The board considered the following alternatives: (1) continuing as a standalone company—which was viewed as having significantly greater risk due to the high leverage, associated interest burden and the preferred stock accretion as well as the capital investment required; (2) refinancing its debt at a less onerous interest rate—which was determined, based on discussions with numerous financial institutions, not to be possible given the challenging conditions in the North American automotive industry; and (3) raising additional equity to pay off debt—which was not considered a viable possibility due to the high leverage, associated interest burden and the preferred stock accretion.

        The material factors which the board believed to support its determination to recommend the Merger and the reduced consideration to be paid common stockholders are:

  •
  the presentation of Lazard made on November 24, 2006 and Lazard's opinion as to the fairness as of November 26, 2006, from a financial point of view, of the cash consideration to be paid in the Merger to the holders of Common Stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holders who properly exercise dissenter's rights, and (iii) any stockholder who is a principal company stockholder). We have described Lazard's opinion in detail under the heading "The Merger—Special Factors—Opinion of Lazard Frères & Co. LLC"; the board was not aware of and did not consider any reports, opinions or appraisals received by any other filing person in connection with its deliberations;

  •
  its belief that a merger transaction, such as the proposed Merger with Asahi Tec, is necessary at this time given the challenges faced by Metaldyne and is the best alternative reasonably available to Metaldyne at this time in light of Metaldyne's business, operations, properties, assets, financial condition, operating results, prospects and greater risks and challenge of operating on a standalone basis, such as:

  •
  Metaldyne's high degree of leverage and related high interest burden (interest costs were approximately $90 million in 2005 and are higher in 2006);

  •
  continuing macroeconomic and industry challenges confronted by its customer base and their suppliers, including recent ratings downgrades, bankruptcies, plant closings and declines in trading performance; continuing increases in raw material and energy costs and their adverse impact on Metaldyne's performance (customers typically request 1% to 5% annual price reductions on the products Metaldyne sells);

  •
  the high concentration of the Company's customer base with three companies in North America with declining market shares;

  •
  continuing liquidity challenges for suppliers within the North American automotive industry (for example, Metaldyne was one of the largest unsecured creditors of Dana Corporation and, upon its bankruptcy filing in March 2006, Metaldyne's total claims exceeded $10 million); and

    •
    Metaldyne's inability to pay cash dividends on its preferred securities and the impact of the continuing accretion of non-cash dividends of those preferred securities on the value of the Common Stock.

    The foregoing were major factors in the board's determination to recommend a transaction such as the proposed Merger. The board believes that developments subsequent to the August 31st signing of the original Merger Agreement support its concerns and the importance of these factors to its fairness determination. For example, recent production cutbacks at Metaldyne's largest customers have negatively impacted Metaldyne's third quarter results of operations and near-term projections, as described elsewhere in this Statement. As more fully discussed under "—Background of the Merger," financing market conditions and the concerns of Metaldyne's creditors have also adversely affected Metaldyne's enterprise value and contributed to the need to renegotiate the terms of the Merger. Consequently, the board believes that delays in completing a transaction, such as the Merger, which will improve Metaldyne's debt capitalization and enhance its competitive position, are expected to continue to adversely impact stockholders' value.

  •
  the illiquidity of an investment in the Common Stock since the shares are not publicly traded and not listed on any securities exchange or trading market and, therefore, the Merger represents an opportunity for holders of shares to realize value in the absence of any other present alternatives;

  •
  the efforts made by Metaldyne and its advisors over almost one year to negotiate and execute a Merger Agreement favorable to Metaldyne in light of the great complexities in its capital structure and challenges faced by it (in addition to the interest burden previously referred to, Metaldyne is unable to pay the approximately $23 million in annual dividends on its preferred stock in cash so the amount of the dividends simply accrues with an adverse compounding effect), which lead the board to conclude that it would be improbable to achieve an alternative means for delivering value to shareholders within any reasonable time frame;

  •
  the consideration to be paid in the Merger to the Common Stockholders was comprised entirely of cash;

  •
  the unsuccessful efforts of management and certain members of the board to engage in substantive merger or acquisition negotiations with identified potential companies within Metaldyne's industry during the preceding years and the general absence of comparable transactions within Metaldyne's industry in the past several years;

  •
  the absence of other present alternative transactions and the improbability of securing an alternative transaction at a superior value to the Common Stockholders absent additional negotiated concessions from holders of the preferred stock, some of whom also own the Common Stock, and the firm belief, based on negotiations to date, that additional concessions would not be achievable;

  •
  Metaldyne was able to negotiate, in both the original Merger Agreement and the amended and restated Merger Agreement, an adjustment in the Merger consideration payable to the 3% minority stockholders to replicate any benefit received by the principal company stockholders if the Asahi Tec common stock price rises between signing and closing, without any detriment if the price declines; this was considered an essential provision of the Merger Agreement and was considered particularly favorable given that the principal company stockholders are required to reinvest the merger consideration received by them in Asahi Tec common stock at closing and could be detrimentally impacted if the stock price declines between signing and closing;

  •
  despite developments that reduced Metaldyne's enterprise value since the August 31st signing of the original Merger Agreement, improvements in the Asahi Tec common stock price essentially absorbed Asahi Tec's proposed price reduction (i.e., the original Merger Agreement provided the above-referenced adjustment mechanism and formed the basis for negotiations); the transaction value as a multiple of expected 2006 EBITDA (using the revised projections included elsewhere in this Statement) is more favorable than it had been at August 31st (7.1x, rather than 6.5x), the per share Merger consideration for the 3% minority stockholders was still higher than had been agreed to on August 31st ($2.57 per share, rather than $2.40 per share) and the 3% minority stockholders would still be entitled to receive a greater amount of cash if the Asahi Tec stock price improved without having to take the same risk as the principal company stockholders of a decline in the Asahi Tec stock price;

  •
  despite adverse developments since the August 31st signing of the original Merger Agreement, Heartland was willing to share ratably in the reduction in the aggregate Merger consideration with the Common Stockholders in respect of its series B preferred stock, although no similar concession was considered to be available from other preferred stockholders;

  •
  the high concentration of ownership of Common Stock—approximately 97%—in the hands of a limited number of investors (the principal company stockholders), including:

  •
  the ability of Heartland and the CS Private Equity Funds to cause a merger to be consummated under the terms of the Metaldyne stockholders agreement without the consent of any other common stockholder; and

  •
  that it was feasible for Asahi Tec to acquire 97% of the Common Stock directly from the principal company stockholders without provision for the 3% minority stockholders, that the principal company stockholders could have done so and that Asahi Tec was apparently willing to consider this structure;

  •
  the fact that the 3% minority stockholders held their shares for a lengthy period without a market in which to realize their value and were largely employees or former employees of Metaldyne or its present or former subsidiaries who were granted these shares as part of compensatory restricted stock program;

  •
  the relative allocation of available Merger consideration as between the holders of Common Stock and preferred stock and the significant concessions obtained from holders of series A and series A-1 preferred stock, including the following:

  •
  the holders of the series A and series A-1 preferred stock agreed to reinvest in the Asahi Tec convertible preferred stock notwithstanding that, by the terms of the preferred stock, they could block a merger in which they received less than 100% in cash of the accreted liquidation preference and were entitled to "put" their shares at 101% of the accreted liquidation preference pursuant to a post-close change of control offer;

  •
  preferred stockholders have not been receiving dividends on their preferred stock in cash, giving them the right to block the TriMas Distribution; by reason of the consent of the preferred stockholders to the TriMas Distribution, Common Stockholders have an opportunity to receive additional value from the TriMas shares;

  •
  Metaldyne's second largest stockholder, CS Private Equity Funds, held only Common Stock and could have refused to reinvest their Merger proceeds in Asahi Tec common stock, but, with knowledge of the terms accepted by preferred stockholders, agreed to the renegotiated consideration payable to Common Stockholders in the Merger;

  •
  continued accretion of the preferred stock would be likely to result in further erosion of common value; and

    •
    that, while Heartland and Masco have an interest in both the Common Stock and preferred stock, DaimlerChrysler did not have such an interest and both Masco and DaimlerChrysler maintained throughout negotiations that Heartland receive no more favorable terms than did Masco and DaimlerChrysler.

    The foregoing set of factors concerning relative allocation provided the board with reasons supporting a determination that they had obtained the greatest practicable cash consideration for the Common Stockholders from the pool of value being offered by Asahi Tec.

  •
  the TriMas shares had additional value and would be distributed to Common Stockholders of record as of the business day immediately prior to the closing of the Merger, subject to the closing of the Merger, the other conditions to the TriMas distribution and legal transfer restrictions;

  •
  the existence of appraisal rights under Delaware law in favor of the 3% minority stockholders and the agreement by the principal company stockholders to waive appraisal rights;

  •
  the interested members of the board of directors declared and disclosed their interests in the Merger and related transactions and the other disinterested member of the board voted to approve the Merger and related transactions;

  •
  the financial and other terms and conditions of the Merger Agreement, particularly in light of the substantial risk that Asahi Tec would have had the right at some point to terminate the original Merger Agreement due to an inability to obtain a consent from Metaldyne noteholders on acceptable terms or the potential inability of Metaldyne to satisfy certain of the financial conditions in the August debt commitment letter; the board believed that the terms were as favorable, taken as a whole, as could be reasonably achieved;

  •
  the terms and conditions of the debt commitment letter obtained for the refinancing of Metaldyne's senior credit and accounts receivables securitization facilities and related fees and expenses and the fact that the debt commitment letter represented renegotiated arrangements with less risky financial conditions to closing (specifically, the leverage condition) than had been agreed to in August 2006;

  •
  RHJI's willingness to increase its equity commitment from a maximum of $175 to $185 million to reduce debt and the terms of the equity commitment letter provided by RHJI and Heartland's willingness to provide an additional $15 million to help offset the increased costs of closing the transaction attributable to the Metaldyne notes consent solicitations; and

  •
  the going concern value of Metaldyne, which the board considered to be the best metric for valuing Metaldyne; it considered this to be the equivalent of the comparable companies and discounted cash flow analyses employed by Lazard, which utilized both market data and Company derived projections and related assumptions, among other things; no valuation materials were considered other than those provided by Lazard to the board of directors.

        In addition to the foregoing supporting factors, the board of directors considered a variety of risks and other potentially negative factors concerning the Merger and the Merger Agreement, which the board considered insufficient to outweigh the supporting factors referred to above. Such material risks and other factors were:

  •
  in considering the interests of the 3% minority stockholders, the board considered the lack of a special committee of independent directors and, while it considered this to be less than ideal and therefore a negative consideration in its deliberations, the board deemed this to be outweighed by the following:

    •
    only one member of the board was considered by outside counsel to be independent with respect to the proposed transaction;

    •
    a special committee consisting of a single director was viewed unfavorably by courts under applicable case law, including a recent decision by a Delaware court;

    •
    there was substantial alignment among all Common Stockholders in achieving the best cash price from Asahi Tec;

    •
    the expense of having a special committee with its own advisors would have been very high relative to the value of the Common Stock held by the 3% minority stockholders and any divergent interests and it was considered prudent to utilize the savings from not having a special committee process to achieve enhanced benefits for the 3% minority stockholders; and

    •
    the availability of appraisal rights and the adjustment in the merger consideration payable to the 3% minority stockholders;

  •
  in considering the interests of the 3% minority stockholders, the board considered retaining an unaffiliated representative to negotiate on behalf of the unaffiliated stockholders, but did not retain an unaffiliated representative because:

  •
  there was substantial alignment among all Common Stockholders in achieving the best cash price from Asahi Tec;

  •
  the expense of having an unaffiliated representative with its own advisors would have been very high relative to the value of the Common Stock held by the 3% minority stockholders and any divergent interests and it would be prudent to invoke the savings from not retaining an unaffiliated representative to achieve enhanced benefits for the 3% minority stockholders;

  •
  the availability of appraisal rights and the adjustment in the Merger consideration payable to the 3% minority stockholders; and

  •
  the cash Merger consideration payable to the 3% minority stockholders is based on the higher of the price of Asahi Tec common stock at signing or at closing, replicating the potential benefits between signing and closing (without the potential risk of price declines) to the principal company stockholders in acquiring Asahi Tec common stock;

    This set of reasons and the immediately preceding set of reasons are the material reasons why the board of directors reached the conclusion that the Merger is procedurally fair to the 3% minority stockholders even though there was not an unaffiliated representative or a vote of the majority of the unaffiliated Common Stockholders.

  •
  the interests of certain directors and executive officers as described under the heading "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger";

  •
  that there remained, at the time the board of directors made the determination to recommend the Merger and the reduced consideration to be paid to common stockholders, a material risk that the Merger would not close due to the lack of a commitment from holders of Metaldyne's outstanding debt securities to consent to the transaction, which is a condition to the Merger and outside of the control of Metaldyne, and Asahi Tec's position that it is unwilling to negotiate further any change to the material terms for the consent solicitations with representatives of such holders;

  •
  that there remain material risks that the Merger will not close due principally to:

  •
  the failure of conditions to funding by the parties to the debt commitment letter relating to the Metaldyne financing, conditions in the consent from Asahi Tec's existing lenders or conditions in the commitment letter relating to existing and new Asahi Tec debt being satisfied or waived; and

  •
  the failure of a condition in the Merger Agreement that was also outside the control of Metaldyne providing that Asahi Tec may elect not to close if both the Company's corporate credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are not at least B3/B- or better (with a stable outlook) and the cost of the new senior term loans under the new credit facilities are greater than LIBOR plus 450 basis points or, if the closing occurs after December 31, 2006, 500 basis points.

    The board considered these risks to be particularly negative since, if the Merger failed to close for any reason, Metaldyne could be materially and adversely impacted insofar as its trade creditors and suppliers might have greater concerns about Metaldyne's prospects and viability and might impose terms that would financially damage Metaldyne. In addition, since the prospect of an alternative transaction with similarly favorable terms as the Merger seemed remote, Metaldyne would continue to face the risks that led it to pursue a merger partner.

  •
  the risk and costs to Metaldyne if the Merger fails to close, including the diversion of management and employee attention, potential employee attrition and the potential affect on business and customer relationships;

  •
  that, if the conditions under the original Merger Agreement could have been satisfied, the per share cash Merger consideration payable to the 3% minority stockholders under the original Merger Agreement (determined as of November 17, 2006) would have been $3.69, rather than $2.57 as is the case under the amended and restated Merger Agreement, although it was considered that the $3.69 was not possible to achieve due to the expected failure of conditions and was subject to decrease if the Asahi Tec stock price declined for the relevant measurement period;

  •
  the fact that an all cash transaction would be taxable to the 3% minority stockholders for U.S. federal income tax purposes; and

  •
  the restrictions on the conduct of Metaldyne's business prior to completion of the Merger.

        In addition to the foregoing supportive and negative factors which the board considered in its determination to recommend the Merger, the board reviewed the following additional factors, which did not materially impact its consideration of the Merger as either supportive or negative but were nonetheless considered:

  •
  the ability of the principal company stockholders to participate in the future growth, if any, of Asahi Tec with Metaldyne as a part of it;

  •
  Asahi Tec refused to make available a reinvestment opportunity to the 3% minority stockholders for legal and timing reasons, including that it did not wish to register its common stock under the Securities Act of 1933;

  •
  Asahi Tec required such reinvestment as a condition of the deal, which was not only an opportunity for the principal company stockholders, but also a potential burden; and

  •
  the absence of any price protection in favor of the reinvesting stockholders to address the potential for changes in the value of the Asahi Tec common stock between signing and closing;

  •
  the absence of trading values for the Common Stock;

  •
  the absence of an auction of Metaldyne prior to the signing of the Merger Agreement; and

  •
  the expected consent of a majority of the Common Stockholders to approve the Merger soon after the signing of the Merger Agreement, which would likely preclude a superior offer being made on a timely basis.

        The board considered the following factors to be irrelevant to its determination to recommend the Merger for the stated reasons:

  •
  current and historical market prices for the Metaldyne common stock—As noted, there is no trading market for the Metaldyne common stock so these factors were not relevant to the board's evaluation of fairness.

  •
  net book value—The board of directors did not consider the Company's net book value, which is an accounting concept, to be material to the conclusion regarding the fairness of the Merger because they believed that net book value is not a material indicator of the value of the Company as a going concern, but rather is indicative of historical cost. The price of $2.57 to be paid to the 3% minority stockholders represents a premium of 85% to the net book value at October 1, 2006, of the Company, excluding the net book value attributed to the TriMas shares.

  •
  liquidation value—In the course of reaching its decision to approve the Merger Agreement, the Company's board of directors did not consider the liquidation value of the Company's assets because the Company was considered to be a viable going concern business. The board of directors believed that the liquidation value would be significantly lower than the Company's value as a viable going concern. The basis for this belief included the following factors: the Company's large order book and sales forecasts prepared by the Company's management (which were used in the going concern valuation discussed above); the approximately $700 million of value as of October 1, 2006 on Metaldyne's balance sheet representing intangible assets such as technology, customer contracts and goodwill that would have little to no value in a liquidation assumption; and the general overcapacity in the automotive supplier community and therefore the depressed prices expected for individual automotive assets. In addition, the board was considering the sale of Metaldyne as a going concern. Accordingly, the liquidation value of the Company was not relevant to a determination by the board as to whether the Merger is fair to the Company's unaffiliated stockholders.

  •
  purchase prices paid for Metaldyne common stock over the past two years by persons filing the Schedule 13e-3 related to this transaction—There have been no such purchases known to the board of directors so it did not consider this as relevant to a determination of fairness.

  •
  firm offers of which Metaldyne or any of the filing persons are aware made by any unaffiliated person, other than the filing persons, during the past two years for a merger or consolidation involving Metaldyne, or the sale or other transfer of all or any substantial part of the assets of Metaldyne, or a purchase of Metaldyne securities that would enable the holder to exercise control of the Metaldyne—There have been no such firm offers and, therefore, this factor was not relevant to the board's evaluation of the fairness of the Merger.

        In view of the number and wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the board did not find it practicable, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered. In addition, the board did not undertake to assign any particular weight to any factor but rather analyzed all of the factors described above collectively. In considering the above factors, individual members of the board may have given different weight to different factors. The board considered all of these factors together and, on the whole, considered them to be favorable to, and to support, its determination. The board concluded that the Merger was fair to the 3% minority stockholders without incurring the expense of an unaffiliated representative negotiating on their behalf, based upon the availability of appraisal rights, the substantial alignment of all Common Stockholder interests and the adjustment mechanism for any market price increases in Asahi Tec common stock prior to closing compared to prior to signing without any downside risk.

Opinion of Lazard Frères & Co. LLC

        On November 26, 2006, Lazard delivered its written opinion to the board of directors of Metaldyne that, as of that date, the cash consideration to be paid to the holders of Metaldyne Common Stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holders who properly exercise dissenters' rights, and (iii) any stockholder who is a "principal company stockholder" (as defined in the Merger Agreement)) in the Merger is fair to such holders, from a financial point of view. In connection with Lazard's fairness opinion, Lazard used customary valuation methodologies based on Lazard's experience and judgment in the valuation of businesses and their securities in connection with mergers and acquisitions, recapitalizations and similar transactions.

        The full text of the Lazard opinion is attached as Annex B to this Statement and is incorporated into this Statement by reference. You are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard's written opinion is directed to Metaldyne's board of directors and only addresses the fairness to the holders of Metaldyne Common Stock (other than (i) Metaldyne, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any stockholders of Metaldyne who properly exercise dissenters' rights, and (iii) any holder who is a principal company stockholder) of the cash consideration to be paid to such holders in the Merger from a financial point of view as of the date of the opinion.

        Lazard's written opinion does not address the merits of the underlying decision by Metaldyne to engage in the Merger; nor does it address any aspect or implication of the investment in the capital stock of Asahi Tec by the principal company stockholders or by Heartland, or the fairness thereof to any holder of Metaldyne Common Stock. Lazard did not recommend the amount of merger consideration. In addition, Lazard understood that the holders of Metaldyne's preferred stock will receive a specified amount of cash for their shares and such holders will be required to make an investment in the capital stock of Asahi Tec. Lazard's opinion does not address any aspect or implication of any consideration paid to the holders of Metaldyne's preferred stock or any investment made by such holders, or the fairness thereof to any holder of Metaldyne Common Stock or to any holder of preferred stock.

        Lazard's written opinion is not intended to and does not constitute a recommendation to any stockholder of Metaldyne as to how such holder should vote with respect to the Merger or any matter relating thereto. Lazard's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the Lazard opinion. You are urged to read the entire opinion.

        In the course of performing its review and analyses in rendering its opinion, Lazard:

  •
  reviewed the financial terms and conditions of a draft, dated November 21, 2006, of the Merger Agreement;

  •
  analyzed certain historical publicly available business and financial information relating to Metaldyne;

  •
  reviewed various financial forecasts and other data provided to Lazard by Metaldyne's management;

  •
  held discussions with members of the senior management of Metaldyne with respect to the business and prospects of Metaldyne and their strategic objectives;

  •
  reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the business of Metaldyne;

  •
  reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally comparable to that of Metaldyne; and

  •
  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate, including a discounted cash flow analysis and a review of the implied multiples for the Merger derived from the proposed merger consideration.

        Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of Metaldyne or Asahi Tec, or concerning the solvency or fair value of Metaldyne or Asahi Tec, and has not been furnished with any such valuation or appraisal. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of each of Metaldyne and Asahi Tec as to the future financial performance of each respective company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.

        In rendering its opinion, Lazard assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by Metaldyne. Lazard also assumed that the executed Merger Agreement would conform in all material respects to the draft agreement reviewed by Lazard. In addition, Lazard assumed that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on Metaldyne or the Merger. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Metaldyne obtained such advice as it deemed necessary from qualified professionals.

        Metaldyne did not give Lazard any specific instructions, including what valuation methodologies to use, with respect to its opinion. Except as provided herein, Metaldyne did not impose any limitations on Lazard with respect to the assumptions or investigations made or procedures followed in rendering its opinion.

        The Lazard opinion only considers the terms of the Merger as provided in the Merger Agreement, and Lazard expressed no view as to, and its opinion did not address, the relative terms of the Merger as compared to any alternative terms that may have been considered by Metaldyne prior to the date of its opinion. The Lazard opinion, dated as of November 26, 2006, superceded in all respects its opinion addressed to the Metaldyne Board of Directors dated as of August 31, 2006.

        The following is a summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion. The summary of Lazard's analyses described below is not a complete description of the analyses underlying Lazard's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. In arriving at its opinion, Lazard considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. For purposes of Lazard's review, Lazard utilized, among other things, projections of the future financial performance of Metaldyne, as prepared by the management of Metaldyne.

        In its analyses, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Metaldyne. No company, transaction or business used in Lazard's analyses as a comparison is identical to Metaldyne or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Lazard's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard's analyses are inherently subject to substantial uncertainty.

        The financial analyses summarized below include information presented in tabular format. In order to fully understand Lazard's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lazard's financial analyses.

Comparable Public Companies Analysis

        Lazard reviewed and analyzed selected public companies that it viewed as reasonably comparable to Metaldyne. In performing these analyses, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to the corresponding information for Metaldyne.

        Lazard compared Metaldyne to 21 publicly traded automotive suppliers. Additionally, Lazard compared Metaldyne to a subset of 9 of these automotive suppliers, which are listed (or have subsidiaries listed) by Metaldyne as competitors in its most recent Form 10-K filing. Using publicly available Wall Street research estimates and public information, Lazard reviewed the enterprise value, as of November 17, 2006, as a multiple of 2006 estimated earnings before interest, income taxes, depreciation and amortization, also referred to as "EBITDA," for each of these comparable companies.

        The automotive suppliers analyzed are listed below. Companies that are listed (or have subsidiaries listed) by Metaldyne as competitors in its most recent Form 10-K filing are shown in bold and referred to below as the "selected" companies:

• Accuride Corporation;	• Lear Corporation;
• American Axle & Manufacturing, Inc.;	• Linamar Corporation;
• ArvinMeritor Inc.;	• Magna International Inc.;
• Autoliv, Inc.;	• Noble International, Ltd.;
• Borg Warner Inc.;	• Shiloh Industries, Inc.;
• Cummins Inc.;	• Stoneridge, Inc.;
• Eaton Corporation;	• Tenneco Inc.;
• Faurecia;	• Tomkins plc;
• GKN plc;	• TRW Automotive Holdings Corp.; and
• Hayes Lemmerz International, Inc.;	• Visteon Corporation.
• Johnson Controls, Inc.;

        Lazard calculated the following trading multiples for the above comparable companies (with the selected companies shown in bold):

Enterprise Value as a multiple of EBITDA
2006E
Median	5.5x
Mean	5.9x
Selected Median	4.6x
Selected Mean	5.1x

        Based on the foregoing, Lazard determined a reference range of enterprise value to estimated 2006 EBITDA multiples for Metaldyne of 4.5x to 5.5x and applied such range to the estimated 2006 EBITDA for Metaldyne. Using this range, Lazard calculated an implied public market enterprise value range for Metaldyne of approximately $0.83 billion to $1.01 billion, as compared to the transaction enterprise value of approximately $1.30 billion.

Precedent Transactions Analysis

        Lazard reviewed and analyzed selected recent precedent merger and acquisition transactions involving automotive suppliers. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to companies in the selected transactions and compared such information to the corresponding information for Metaldyne.

        Lazard reviewed 13 merger and acquisition transactions since January 2000 with a value greater than approximately $75 million for companies in the automotive supply business. To the extent publicly available, Lazard reviewed the transaction enterprise values implied by the precedent transactions as a multiple of EBITDA for the last twelve months, or LTM, prior to the public announcement of the relevant precedent transaction.

        The precedent transactions are listed below by acquiror followed by the acquired company and the date these transactions were publicly announced:

  •
  First Atlantic Capital, Ltd. / Precision Parts International, LLC—July 8, 2005;

  •
  The Carlyle Group / Rhythm Corp. (JP Morgan Partners)—December 2, 2004;

  •
  Ripplewood Holdings LLC / Honsel International Technologies Holdings SARL (The Carlyle Group)—September 8, 2004;

  •
  Magna International Inc. / New Venture Gear, Inc.—U.S. Operations—May 17, 2004;

  •
  Tesma International Inc. / Davis Industries, Inc.—December 18, 2003;

  •
  Tomkins plc / Stackpole Limited—April 30, 2003;

  •
  Metaldyne Corp. (Heartland Industrial Partners, L.P.) / DaimlerChrysler AG—New Castle Facility—December 10, 2002;

  •
  Questor Management Company, LLC (JP Morgan Partners) / Teksid S.p.A.—Aluminum Business—August 2, 2002;

  •
  JP Morgan Partners / Rhythm Corporation (Nissan Motor Co., Ltd., Unisia JECS)—July 26, 2002;

  •
  Metaldyne Corp. (Heartland Industrial Partners LP) / Global Metal Technologies Inc.—June 22, 2001;

  •
  Heartland Industrial Partners, L.P./Simpson Industries Inc.—September 29, 2000;

  •
  Heartland Industrial Partners, L.P./MascoTech Inc.—August 2, 2000; and

  •
  JP Morgan Partners / Mando Machinery Corp.—Chassis—January 6, 2000.

        Lazard calculated the following multiples for the selected transactions used in its analysis:

Enterprise Value as a multiple of LTM EBITDA
High	6.7x
Median	6.0x
Mean	5.8x
Low	5.0x

        Based on the foregoing, Lazard determined an enterprise value to LTM EBITDA multiple reference range of 5.0x to 6.0x and applied such range to the LTM EBITDA for Metaldyne. Using this range, Lazard calculated an implied private market enterprise value range for Metaldyne of approximately $0.96 billion to $1.15 billion, as compared to the transaction enterprise value of approximately $1.30 billion.

Discounted Cash Flow Analysis

        Using projections for fiscal years 2006 to 2010 provided by the management of Metaldyne, Lazard performed an analysis of the present value, as of January 1, 2006, of the projected free cash flows that Metaldyne could generate from 2006 through 2010. For purposes of this analysis, Lazard also estimated the terminal value of the company at the end of 2010 by applying EBITDA exit multiples ranging from 4.5x to 5.5x to Metaldyne's terminal year EBITDA. The cash flows and terminal value were then discounted to present value using discount rates ranging from 9.0% to 12.0%. Based on the foregoing, Lazard calculated an implied enterprise value range for Metaldyne of approximately $1.03 billion to $1.31 billion, as compared to the transaction enterprise value of approximately $1.30 billion.

Miscellaneous

        Lazard's opinion and financial analyses were not the only factors considered by Metaldyne's board of directors in its evaluation of the Merger and should not be viewed as determinative of the views of Metaldyne's board of directors or Metaldyne's management. Lazard has consented to the inclusion of and references to its opinion in this Statement.

        In accordance with the terms of an engagement letter, for its investment banking services in connection with the Merger, Metaldyne has agreed to pay Lazard a fee that is subject to increase or decrease based on certain factors to be determined at closing, which is payable upon consummation of the Merger. Specifically, Lazard's fee is based on a percentage of the total transaction value at closing, taking account of the adjustments to value that are based upon market changes in Asahi Tec's public stock price through closing. At November 24, 2006, it is estimated that the amount of such fee would be approximately

$8.0 million. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Metaldyne or Asahi Tec for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. Lazard has not been engaged by, nor received compensation from, Metaldyne in the preceding two years.

        Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for real estate, corporate and other purposes. Lazard was selected to act as investment banker to Metaldyne because of its expertise and its reputation in investment banking and mergers and acquisitions.

Opinion of Deutsche Securities Inc.

        Deutsche Securities Inc. ("Deutsche Securities") has acted as financial advisor to RHJI, the majority shareholder of Asahi Tec, in connection with the Merger. On November 27, 2006, Deutsche Securities delivered its written opinion, dated as of such date, to the Asahi Tec Board of Directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Securities, the consideration to be paid by Asahi Tec in the Merger was fair, from a financial point of view, to Asahi Tec.

        Deutsche Securities did not otherwise present any written materials or present an oral opinion to Asahi Tec's Board of Directors.

        The full text of Deutsche Securities' written opinion, dated November 27, 2006 (the "Deutsche Securities Opinion"), which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Securities in connection with the opinion, is attached as Annex C to this Statement and is incorporated herein by reference. The summary of the Deutsche Securities Opinion set forth in this Statement is qualified in its entirety by reference to the full text of the Deutsche Securities Opinion.

        THE DEUTSCHE SECURITIES OPINION IS ONLY BEING PROVIDED IN THIS STATEMENT BECAUSE RHJI AND ASAHI TEC ARE DEEMED BY THE SEC TO BE AFFILIATES OF METALDYNE PURSUANT TO RULE 13E-3, AND AS A RESULT ANY REPORT, OPINION OR APPRAISAL RECEIVED BY SUCH A DEEMED AFFILIATE MUST BE DISCLOSED IN THIS STATEMENT. THE DEUTSCHE SECURITIES OPINION WAS ONLY PROVIDED TO THE BOARD OF DIRECTORS OF ASAHI TEC, AND ONLY ADDRESSES THE FAIRNESS TO ASAHI TEC OF THE CONSIDERATION TO BE PAID BY ASAHI TEC IN THE MERGER. THE DEUTSCHE SECURITIES OPINION IS NOT BEING PROVIDED TO METALDYNE OR ITS SHAREHOLDERS AND IS NOT INTENDED TO BE USED BY OR RELIED UPON, AND MAY NOT BE USED OR RELIED UPON, BY METALDYNE OR ITS SECURITY HOLDERS. THIS OPINION IS NOT A RECOMMENDATION TO METALDYNE OR ITS SECURITY HOLDERS TO APPROVE THE MERGER OR ANY OF THE OTHER TRANSACTIONS DESCRIBED IN THIS STATEMENT.

        In connection with Deutsche Securities' role as financial advisor to RHJI, and in arriving at its opinion, Deutsche Securities has, among other things, reviewed certain publicly available financial information and other information concerning the Company and certain internal analyses and other information furnished to it by RHJI, the Company and Asahi Tec. Deutsche Securities also held discussions with members of the senior management of the Company and Asahi Tec regarding the joint prospects of a combined enterprise. In addition, Deutsche Securities has (1) compared certain financial information for the Company with similar information, and stock market information, for certain companies whose securities are publicly traded, (2) reviewed the financial terms of certain recent business combinations, (3) reviewed the terms of the Merger Agreement and certain related documents, and (4) performed such other studies and analyses and considered such other factors as it deemed appropriate.

        In conducting its review and preparing its opinion, Deutsche Securities has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Securities has assumed and relied upon the accuracy and completeness of all such information and Deutsche Securities has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Asahi Tec and the Company to be achieved as a result of the Merger (collectively, the "Synergies"), made available to Deutsche Securities and used in its analyses, Deutsche Securities has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Asahi Tec, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Securities expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. The Deutsche Securities Opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of the date of the Deutsche Securities Opinion.

        For purposes of rendering its opinion, Deutsche Securities has assumed that the final Merger Agreement and other transaction documents were substantially the same as the latest drafts reviewed by Deutsche Securities. Deutsche Securities has assumed that, in all respects material to its analysis, the representations and warranties of Asahi Tec, Acquisition Sub and the Company contained in the Merger Agreement are true and correct, Asahi Tec, Acquisition Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Asahi Tec, Acquisition Sub and the Company to consummate the Merger will be satisfied without any waiver thereof. Deutsche Securities has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Asahi Tec or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Asahi Tec or the Company or materially reduce the contemplated benefits of the Merger to Asahi Tec.

        Set forth below is a brief summary of certain financial analyses performed by Deutsche Securities in connection with its opinion.

        Analysis of Selected Publicly Traded Companies.    Deutsche Securities compared certain financial information and commonly used valuation measurements for the Company to corresponding information and measurements for a group of eight publicly traded automotive suppliers (consisting of American Axle & Manufacturing Holdings, Inc., ArvinMeritor, Inc., BorgWarner, Inc., Lear Corp., Magna International, Inc., Tenneco, Inc., TRW Automotive Holdings Corp. and Superior Industries International, Inc. (collectively, the "Selected Companies")). Such financial information and valuation measurements included, among other things, (i) common equity market valuation; (ii) operating performance; (iii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to EBITDA. To calculate the trading multiples for the Selected Companies, Deutsche Securities used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by the Institutional Brokers Estimate System ("IBES"). IBES is a data service that monitors and publishes compilations of earnings estimate, by selected research analysts regarding companies of interest to institutional investors. Deutsche Securities calculated that, for the trailing 12 months ended September 30, 2006, the multiple of Enterprise Value to EBITDA was 6.5x for the Company as a result of the Merger compared to a range of 4.1x to 6.9x, with a median and mean of 5.8x and 5.3x, respectively, for the Selected Companies.

Deutsche Securities further calculated that for calendar year ending December 31, 2007, the multiple of Enterprise Value to EBITDA was 6.1x for the Company as a result of the Merger compared to a range of 4.2x to 6.5x, with a median and mean of 5.2x and 5.0x, respectively, for the Selected Companies.

        None of the Selected Companies are identical to the Company. Accordingly, Deutsche Securities believes the analysis of selected publicly traded companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Securities' opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

        Analysis of Selected Precedent Transactions.    Deutsche Securities reviewed the financial terms, to the extent publicly available, of nine completed merger and acquisition transactions since August 2000 involving companies in the automotive and related industrial supply business (the "Selected Transactions"). Deutsche Securities calculated the applicable financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiple for the Merger. The transactions reviewed are listed below by acquirer followed by target and date of announcement:

  •
  Noble International, Ltd./selected assets of Arcelor Mittal SA—October 27, 2006

  •
  First Atlantic Capital, Ltd./Precision Parts International, LLC—July 8, 2005

  •
  Ripplewood Holdings LLC/Honsel International Technologies Holdings SARL—September 8, 2004

  •
  Goldman Sachs Capital/Autocam Corporation—May 3, 2004

  •
  Tomkins plc/Stackpole, Ltd.—April 30, 2003

  •
  Metaldyne Corp./DaimlerChrysler AG New Castle facility—December 10, 2002

  •
  Questor Management Company, LLC (JP Morgan Partners)/Teksid SpA Aluminum business—August 2, 2002

  •
  Heartland Industrial Partners, L.P./Simpson Industries, Inc.—September 29, 2000

  •
  Heatland Industrial Partners, L.P./MascoTech, Inc.—August 2, 2000

        Deutsche Securities calculated that the multiple of Enterprise Value to EBITDA for the trailing 12 months ended September 30, 2006 was 6.5x for the Company as a result of the Merger compared to a range of 4.9x to 7.1x, with a median and mean of 6.1x and 6.0x, respectively, for the Selected Transactions. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the approximate 6-year period during which the Selected Transactions occurred.

        Because the reasons for, and circumstances surrounding, each of the Selected Transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of the Company and the companies involved in the Selected Transactions, Deutsche Securities believes that a selected transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Securities' opinion, concerning differences between the characteristics of these transactions and the Merger that could affect the value of the subject companies and businesses and the Company.

        Discounted Cash Flow Analysis.    Deutsche Securities performed a discounted cash flow analysis of the Company. Deutsche Securities calculated the discounted cash flow values of the Company as the sum of the net present values as of December 31, 2006 of (i) the estimated future cash flow that the Company will generate for the Company's fiscal years ending December 31, 2007 through December 31, 2010, plus (ii) the value of the Company at the end of such period. The estimated future cash flows were based on the financial projections for the Company prepared by the Company's management for RHJI and Asahi Tec. The terminal values of the projections of the Company were calculated based on projected unlevered free cash flow for 2012 and a range of perpetuity growth rates of 1.5% to 2.5%. Deutsche Securities used discount rates ranging from 10.5% to 11.5%. Deutsche Securities used such discount rates based on its judgment of the estimated weighted average cost of capital of the Selected Companies, and used such multiples based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of Enterprise Values of $1.05 billion to $1.24 billion based on cash flows excluding Synergies. Including Synergies, the discounted cash flow analysis indicated a range of Enterprise Values of $1.35 billion to $1.61 billion, compared to the Enterprise Value of the Company of approximately $1.25 billion.

        Pro Forma Combination Analysis.    Deutsche Securities analyzed certain pro forma effects of the Merger. Based on such analysis, Deutsche Securities computed the resulting dilution/accretion to the combined company's earnings per share ("EPS") and free cash flow ("Cash EPS") for the fiscal years ending March 31, 2008 and March 31, 2009, after taking into account the potential Synergies identified by management that the Company and Asahi Tec could achieve if the Merger were consummated and before non-recurring costs relating to the Merger. Deutsche Securities noted that after taking into account the potential Synergies for the fiscal years ending March 31, 2008 and March 31, 2009, respectively, and before such non-recurring costs, the Merger would be dilutive to the combined company's EPS for the fiscal years ending March 31, 2008 and March 31, 2009. Deutsche Securities also computed the resulting dilution/accretion to the combined company's Cash EPS, defined for the purposes of this analysis as net income plus depreciation and amortization, less capital expenditures and change in net working capital expressed on a per share basis. Deutsche Securities noted that after taking into account the potential cost savings and other synergies for the fiscal years ending March 31, 2008 and March 31, 2009, respectively, and before such non-recurring costs, the Merger would be accretive to the combined company's Cash EPS per share for the fiscal years ending March 31, 2008 and March 31, 2009.

        The foregoing summary describes all analyses and factors that Deutsche Securities deemed material, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Securities in connection with preparing the Deutsche Securities Opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Securities believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the Deutsche Securities Opinion. In arriving at its fairness determination, Deutsche Securities did not assign specific weights to any particular analyses.

        In conducting its analyses and arriving at its opinions, Deutsche Securities utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Securities to provide its opinion to Asahi Tec as to the fairness to Asahi Tec of the consideration from a financial point of view to be paid by Asahi Tec in this Merger and does not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Securities made, and was provided by Asahi Tec management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Asahi Tec's or the Company's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of RHJI, Asahi Tec, the Company or their respective advisors, neither Deutsche Securities nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the Merger were determined through negotiations between Asahi Tec, RHJI and the Company and were approved by the Asahi Tec Board of Directors. Although Deutsche Securities

provided advice to RHJI and the Deutsche Securities Opinion to Asahi Tec during the course of these negotiations, the decision to enter into the Merger was solely that of Asahi Tec. As described above, the delivery of the Deutsche Securities Opinion to Asahi Tec was only one of a number of factors taken into consideration by the Asahi Tec Board of Directors in making its determination to approve the Merger. Deutsche Securities' opinion was provided to Asahi Tec to assist it in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Asahi Tec Common Stock as to how to vote with respect to the Merger. In addition, Deutsche Securities expresses no opinion on the value of the Company Common Stock or the Company Preferred Stock or the fairness of the consideration to be received by such Company common stockholders or the Company preferred stockholders in connection with the Merger. The Deutsche Securities Opinion was for the benefit of the Asahi Tec Board of Directors and does not constitute a recommendation to any holder of securities of the Company as to how to vote or consent with respect to the Merger.

        RHJI selected Deutsche Securities as financial advisor in connection with the Merger based on Deutsche Securities' qualifications, expertise, reputation and experience in mergers and acquisitions. RHJI has retained Deutsche Securities pursuant to a letter agreement dated May 23, 2006 (the "Engagement Letter"). As compensation for Deutsche Securities' services in connection with the Merger, RHJI has agreed to pay Deutsche Securities a cash fee upon delivery of the Deutsche Securities Opinion and has agreed to pay an additional fee contingent on the consummation of the Merger. As compensation for Deutsche Securities' services in connection with the Merger, RHJI has agreed to pay or cause Asahi Tec to pay Deutsche Securities a cash fee upon delivery of the Deutsche Securities Opinion and an additional cash fee payable upon consummation of the Merger for a total fee of $5.0 million. Regardless of whether the Merger is consummated, RHJI has agreed to reimburse Deutsche Securities for reasonable fees and disbursements of Deutsche Securities' counsel and all of Deutsche Securities' reasonable travel and other out-of-pocket expenses incurred in connection with the Merger or otherwise arising out of the retention of Deutsche Securities under the Engagement Letter. RHJI has also agreed to indemnify Deutsche Securities and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Merger.

        Deutsche Securities is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group") and is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. One or more members of the DB Group have, from time to time, provided investment banking and other financial services to RHJI, Asahi Tec and the Company or their affiliates for which it has received customary compensation. One or more members of the DB Group recently acted as a joint lead arranger and a sole joint bookrunner for the Company's existing senior credit facilities of $574.7 million. The DB Group's financing role in connection with the Merger has changed since the delivery of the Deutsche Securities Opinion. In connection with the Merger one or more members of the DB Group have now agreed to act as a joint bookrunner for the Company's term facility and lead arranger and joint book runner for the revolving credit facility and is expected to receive $5.0 million in fees in connection therewith. In the past two years, for services rendered in other roles referred to above total fees paid by the Company to Deutsche Securities were approximately $1.0 million and no fees have been paid by Asahi Tec, RHJI or Acquisition Sub to Deutsche Securities in the past two years.

Position of Our Board of Directors

        Metaldyne's board of directors believes for the reasons discussed under "—Reasons for the Merger" that the Merger is advisable, procedurally and substantively fair to Metaldyne's stockholders, including Metaldyne's unaffiliated stockholders, and in the best interests of Metaldyne's Common Stockholders and that the consideration to be received by the Common Stockholders, including the 3% minority stockholders, in the Merger is fair and reasonable. At a meeting on November 26, 2006, Metaldyne's board of directors unanimously (with one director absent) approved and voted to enter into, and recommend that Metaldyne's stockholders vote to approve and adopt, the Merger Agreement and related transactions. Metaldyne's board of directors recommended approval of the Merger by Common Stockholders. The board expressly adopted and is relying on the analyses and conclusions of Lazard as presented to the board of directors. The necessary stockholder approval for the Merger has already been obtained.

Position of Heartland

        Heartland did not undertake a formal evaluation of the fairness of the Merger or engage a financial advisor for such purposes. However, Heartland believes the Merger is advisable, procedurally and substantively fair to Metaldyne's stockholders, including Metaldyne's unaffiliated stockholders, and in the best interests of Metaldyne's Common Stockholders and that the consideration to be received by the Common Stockholders, including the 3% minority stockholders, in the Merger is fair and reasonable. A representative of Heartland participated as a Director in the meeting of Metaldyne's board of directors on November 26, 2006, and joined other Directors present in voting unanimously (with one director absent) to approve and enter into and recommend that the Metaldyne stockholders vote to approve and adopt the Merger Agreement and related transactions. The reasons set forth above under "—Reasons for the Merger" constitute all the material reasons for Heartland believing that the Merger is advisable and in the best interest of Metaldyne's Common Stockholders. Heartland expressly adopted and is relying on the analysis and conclusion of Lazard as presented to the board of directors and the analysis and conclusion of the board of directors as described above under "—Position of Our Board of Directors."

        Heartland has interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

Position of Certain Executive Officers

        Messrs. Leuliette, Stafeil and Amato, who have entered into new employment agreements with Asahi Tec, did not undertake a formal evaluation of the fairness of the Merger or engage a financial advisor for such purposes. However, each of such persons believes the Merger is advisable, procedurally and substantively fair to Metaldyne's stockholders, including Metaldyne's unaffiliated stockholders, and in the best interests of Metaldyne's Common Stockholders and that the consideration to be received by the Common Stockholders, including the 3% minority stockholders, in the Merger is fair and reasonable. Mr. Leuliette participated as a Director in the meeting of Metaldyne's board of directors on November 26, 2006, and joined other Directors present in voting unanimously (with one director absent) to approve and enter into and recommend that the Metaldyne stockholders vote to approve and adopt the Merger Agreement and related transactions. Messrs. Stafeil and Amato were present at each relevant board meeting at which the Merger was discussed. The reasons set forth above under "Reasons for the Merger" constitute all the material reasons for Messrs. Leuliette, Stafeil and Amato believing that the Merger is advisable and in the best interest of Metaldyne's Common Stockholders. Messrs. Leuliette, Stafeil and Amato each have expressly adopted and is relying on the analysis and conclusion of Lazard as presented to the board of directors and the analysis and conclusion of the board of directors as described above under "—Position of Our Board of Directors."

        Messrs. Leuliette, Stafeil and Amato each have interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

Position of RHJI, Asahi Tec and Acquisition Sub

        Asahi Tec, Acquisition Sub and RHJI attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of Metaldyne, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.

        None of Asahi Tec, Acquisition Sub or RHJI believes that it has or had any fiduciary duty to Metaldyne or its stockholders, including with respect to the Merger and its terms. None of Asahi Tec, Acquisition Sub or RHJI participated in the deliberations of Metaldyne's board of directors regarding, or received advice from the company's legal or financial advisors as to, the substantive and procedural fairness of the proposed merger, nor did Asahi Tec, Acquisition Sub or RHJI undertake any independent evaluation of the fairness of the proposed Merger to Metaldyne's stockholders or engage a financial advisor for such purposes.

        However, Asahi Tec, Acquisition Sub and RHJI believe that the proposed Merger is substantively and procedurally fair to the Common Stockholders, including the 3% minority stockholders. The belief of each Asahi Tec, Acquisition Sub and RHJI that the Merger is fair to the Common Stockholders is based solely upon the reasons set forth above under "—Purposes, Reasons and Plans for Metaldyne After the Merger."

        The foregoing discussion of the information and factors considered and given weight by Asahi Tec, Acquisition Sub and RHJI in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by Asahi Tec, Acquisition Sub and RHJI. Asahi Tec, Acquisition Sub and RHJI did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the proposed merger. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole. The views of Asahi Tec, Acquisition Sub and RHJI should not be construed as a recommendation to any stockholder with respect to the Merger Agreement.

        Asahi Tec, Acquisition Sub and RHJI did engage Deutsche Securities Inc. as financial advisor for the purpose of evaluating the fairness of the merger consideration to Asahi Tec. The written opinion of Deutsche Securities Inc., dated November 27, 2006, is attached hereto as Annex C. Please see "—Opinion of Deutsche Securities Inc." for a summary of this opinion.

Position of Credit Suisse Entities

        The Credit Suisse Entities did not participate in any of the negotiations surrounding the Merger, nor did any of the Credit Suisse Entities receive any advice from Metaldyne's legal or financial advisors as to the fairness of the Merger to the Metaldyne Stockholders, including the 3% minority shareholders. The Credit Suisse Entities did not undertake any formal independent evaluation of the fairness of the Merger, nor did they engage a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger. However, the Credit Suisse Entities believe that the Merger is substantively and procedurally fair to the Common Stockholders, including Metaldyne's unaffiliated stockholders.

        The CS Private Equity Funds, however, have the right to appoint a director to the Company's board. The CS Private Equity Funds have appointed an outside consultant to the CS Private Equity Funds as its appointee to the Metaldyne board of directors (the "CS Director"). The CS Director participated in the meeting of Metaldyne's board of directors on November 26, 2006, and joined the other Directors present in voting unanimously (with one director absent) to approve, enter into and recommend that the Metaldyne stockholders vote to approve and adopt the Merger Agreement and related transactions.

        The Credit Suisse Entities' belief that the Merger is fair to the Common Stockholders is based solely upon the reasons set forth above under "—Reasons for the Merger." The Credit Suisse Entities have expressly adopted and are relying on the analysis and conclusion of Lazard as presented to the board of directors and the analysis and conclusion of the board of directors as described above under "—Position of Our Board of Directors."

        The Credit Suisse Entities believe that these factors provide a reasonable basis for their belief that the Merger is fair to the Common Stockholders. The Credit Suisse Entities have interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

Position of Masco

        Masco did not participate in any of the negotiations between Asahi Tec and Metaldyne in relation to the Merger, nor did Masco receive any advice from Metaldyne's legal or financial advisors as to, the fairness of the merger to the Common Stockholders, including the 3% minority shareholders. Furthermore, Masco did not undertake any formal independent evaluation of the fairness of the Merger on behalf of the Common Stockholders generally nor did it engage a financial advisor to perform any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Common Stockholder generally.

        Indeed, the Common Stockholders should be aware that, while Masco also owns shares of Metaldyne Common Stock, Masco holds series A preferred stock in Metaldyne that is senior in the capital structure to Metaldyne Common Stock and all other series of Metaldyne preferred stock. The liquidation preference of Masco's series A preferred stock (which includes accrued but unpaid dividends) exceeds $85 million, which is a value well in excess of that proposed to be paid for Masco's shares of Metaldyne Common Stock in the Merger (i.e., $5,753,530). When the transactions described in this document were proposed to Masco and throughout all negotiations regarding these transactions between Masco, on the one hand, and Metaldyne, Heartland, RHJI and/or Asahi Tec, on the other, Masco was asked to accept aggregate consideration in the Merger for its shares of series A preferred stock that was far less than the liquidation preference for those shares. This was so even though it was proposed that holders of junior equity securities like Metaldyne Common Stock and all other series of Metaldyne preferred stock were to receive consideration for their shares in the Merger. In response to these requests and throughout the negotiations with these parties, Masco consistently sought to receive either the full liquidation preference for its series A preferred stock or, at a minimum, to reduce to the maximum extent possible the discount that Masco was willing to accept for those shares relative to their liquidation preference at closing. As a result, the Common Stockholders should understand that Masco's interests were in significant conflict with those of the Common Stockholders when negotiating and seeking changes to the terms on which Masco was prepared to proceed with the transaction. This is so because every additional dollar that Masco was able to secure for its series A preferred shares by virtue of its efforts in these negotiations could theoretically have resulted in (and, to some extent, did result in) one dollar less being paid to the holders of the Common Stock, including the 3% minority stockholders.

        In respect to Masco's relationship with Metaldyne, however, it is worth recognizing that Masco does have the right to appoint a director to the Company's board. While Masco has not appointed anyone that is currently a director to Metaldyne's board, one of Masco's outside directors, J. Michael Losh, is also a director of Metaldyne.

        With all of the foregoing by way of background, Masco does believe that the Merger is substantively and procedurally fair to the Common Stockholders, including the 3% minority stockholders. Masco's belief that the Merger is fair to the Common Stockholders is based solely upon the reasons set forth above under "—Reasons for the Merger." Masco has expressly adopted and is relying on the analysis and conclusion of Lazard as presented to the board of directors.

        In this respect, Masco wishes to emphasize one factor that is referred to above under "—Reasons for the Merger" that it views as particularly important in supporting its belief that the Merger is substantively and procedurally fair to the Common Stockholders, including the 3% minority stockholders. Namely, as holder of the series A preferred shares, Masco does not believe that it will be receiving its full liquidation preference at closing for those shares, notwithstanding the fact that all of the junior equityholders in Metaldyne, including the Common Stockholders, will be receiving consideration in the Merger. Masco views this as particularly unfair to it as a holder of the series A preferred shares, and therefore views the transaction as paying more to the Common Stockholders than they are entitled to receive under Metaldyne's certificate of incorporation.

        Masco believes that these factors (particularly the reason emphasized in the immediately preceding paragraph) provide a reasonable basis for its belief that the Merger is fair to the Common

Stockholders. Masco has interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; interests of Certain Persons in the Merger" and the paragraphs above in this section.

Purposes, Reasons and Plans for Metaldyne After the Merger

        A principal purpose of the Merger for Metaldyne is to enable the Common Stockholders (other than the principal company stockholders who are required to invest in Asahi Tec common stock) to immediately realize the value of their shares of Common Stock through their receipt of the per share merger consideration in cash (subject to adjustment as provided in the Merger Agreement). Although the Common Stock is registered under the Exchange Act, the Common Stock is not listed and no trading market exists for the Common Stock. Substantially all of the outstanding shares of Common Stock are subject to restrictions on transfer, either by reason of a stockholders agreement (in the case of the principal company stockholders) or the terms of Metaldyne's restricted stock program (in the case of a majority of the balance of the shares). Accordingly, the Merger represents an opportunity for stockholders to realize value.

        The Merger is also intended to enhance Metaldyne's ability to compete by improving its capital structure, increasing its access to capital, expanding its access to commercial markets outside North America and Europe and providing it with certain operating benefits such as potential for lower cost for some of the products it purchases and access to engineering and technology expertise in Asia. Metaldyne's affiliation with Asahi Tec is intended to have these effects. Asahi Tec is a publicly traded company in Japan with its common stock listed on the Tokyo Stock Exchange and is controlled by RHJI, a publicly traded company in Belgium. These affiliations are expected to enhance the Company's access to global capital markets and strengthen the Company's financial sponsorship. The principal company stockholders will be acquiring Asahi Tec common stock pursuant to private placements with all of their Merger proceeds. However, there also remains the opportunity for the 3% minority stockholders, if they desire and are able to make the necessary arrangements, to acquire shares of Asahi Tec common stock on the Tokyo Stock Exchange so as to have a continuing interest in Metaldyne and its combination with Asahi Tec. Neither the board of directors nor Asahi Tec is recommending that such shareholders purchase shares of Asahi Tec common stock.

        For Heartland, the purpose of the Merger is to realize value from its investment in Metaldyne. It has agreed to reinvest Merger proceeds in Asahi Tec both because it has been required to do so by Asahi Tec as a condition to its willingness to proceed with the Merger and because of the opportunity to realize appreciation in the value of its shares of Asahi Tec common stock, although it will be subject to certain restrictions on the transfer of those shares. Heartland also adopts the above-stated purposes for which Metaldyne is pursuing the Merger relating to the enhancement to Metaldyne's ability to compete, its improved access to capital markets, its expanded access to commercial markets and the potential operating benefits of associating with Asahi Tec. Heartland has interests in the Merger and related transactions that differ from other stockholders as described under "—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

        For Messrs. Leuliette, Stafeil and Amato, the purpose of the Merger is identical to those of Metaldyne and they have adopted the above-stated purposes for which Metaldyne is pursuing the Merger relating to the enhancement to Metaldyne's ability to compete, its improved access to capital markets, its expanded access to commercial markets and the operating benefits of associating with Asahi Tec. In addition, they will realize certain value apart from the stockholders addressed elsewhere in this Statement and have an opportunity to serve as executive officers of the combined enterprise. See "—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

        For the Credit Suisse Entities, the purpose of the Merger is to realize value from its investment in Metaldyne. The Credit Suisse Entities' investment in the Common Stock is illiquid, as the Common Stock is not publicly traded nor is it listed on any securities exchange or trading market and thus, the Merger represents an opportunity for the Credit Suisse Entities to receive securities with a more immediate potential for liquidity than their shares of Common Stock, while at the same time retaining the opportunity to realize the potential appreciation in the value of its shares of Asahi Tec common stock. The Credit Suisse Entities have interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

        For Masco, the purpose of the Merger is to realize value from its investment in Metaldyne. Masco's investment in the Common Stock and series A preferred stock of Metaldyne is illiquid, as neither is publicly traded or listed on any securities exchange or trading market. Under the terms of the transaction documents, Masco will be reinvesting their cash merger consideration in Asahi Tec common stock and Asahi Tec convertible preferred stock. Thus, the Merger represents an opportunity for Masco to receive securities with a more immediate potential for liquidity than their shares of Common Stock and series A preferred stock, while at the same time realizing potential appreciation in the value of its shares of Asahi common stock (including the shares of Asahi Tec common stock issuable upon conversion of its Asahi Tec convertible preferred stock). Masco has interests in the Merger different from, and in addition to, the other Common Stockholders. See "The Merger—Special Factors—Certain Effects of the Merger; Interests of Certain Persons in the Merger."

        For the reasons stated in the first two paragraphs of this section, as well as those reasons detailed under "—Reasons for the Merger," the board of directors believed that the Merger was more favorable to Common Stockholders than any other alternative reasonably available to the Company and its stockholders because of the uncertain returns to such stockholders in light of the Company's business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, the nature of the automotive industry, and general economic and market conditions, both on a historical and on a prospective basis. Accordingly, the board of directors of Metaldyne unanimously (with one director absent) approved and voted to enter into, and recommend that the Common Stockholders vote to approve and adopt, the Merger Agreement and related transactions.

        For the reasons stated in the first and second paragraph of this section as well as those reasons detailed under "—Reasons for the Merger," each of Heartland and Messrs. Leuliette, Stafeil and Amato believed that the Merger was more favorable to Common Stockholders than any other alternative reasonably available to the Company and the Common Stockholders, because of the uncertain returns to the Common Stockholders in light of the Company's business operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, the nature of the automotive industry, and general economic and market conditions, both on a historical and on a prospective basis.

        For RHJI, Asahi Tec and Acqusition Sub, the purpose of the Merger is to acquire Metaldyne and gain access to Metaldyne's value added engineering, design and manufacturing capabilities, such as high-tolerance machining, and strengthen its product portfolio with Metaldyne's powder metal and vibration control products. The Merger will also enable Asahi Tec to further expand its global reach with Metaldyne's significant operations and presence in North America, Europe, China, and Korea and growing business in India and Brazil. As a result, Asahi Tec will be better positioned to respond flexibly to customer needs for higher value added products globally, and for product modularization locally. As described under "The Merger—Special Factors—Background of the Merger," there was initially a desire to structure the transaction as a stock-for-stock merger, but Asahi Tec required that the Merger be structured as a cash merger due to legal and timing considerations and that the principal company stockholders and preferred stockholders be required to reinvest their Merger proceeds in Asahi Tec equity securities. The purpose of requiring that all or substantially all of Metaldyne's stockholders reinvest or receive Asahi Tec common stock was to limit the cash required to complete the transaction due to the financing limitations imposed by Metaldyne's capital structure and Asahi Tec's size. A merger structure is being utilized to provide for a reasonably prompt and orderly transfer of ownership of Metaldyne by all stockholders in a single step. In addition, the merger structure was favored by Metaldyne to ensure that the 3% minority stockholders would receive the same cash consideration as the principal company stockholders at the same time.

        It is expected that, upon consummation of the Merger, the operations of Metaldyne will be conducted substantially as they currently are being conducted and will continue to operate independently. However, Metaldyne will be managed by the same management team, as well as managers from Asahi Tec. The management team will be devoting its time to both businesses. In addition, there will be benefits to the affiliation with Asahi Tec that Metaldyne will seek to realize. Metaldyne expects to engage from time to time with Asahi Tec in a number of commercial transactions to realize upon some of the opportunities of common ownership, such as arrangements with respect to the supply of materials, engineering and intellectual property. Metaldyne and Asahi Tec may also enter into a services agreement under which each will provide access to one another's sales force in their respective regions. They may also lease and sub-lease space to one another. As a result of the Merger, Metaldyne may also have better access to Asian customers. There will likely be other material agreements and arrangements, but those remain under consideration. Metaldyne may not be able to accomplish its strategic and other objectives of engaging in the Merger, including desired cost savings, better access to Asian commercial markets and technical resources and improved capital markets access and each of Metaldyne and Asahi Tec will be subject to debt covenant and other restrictions in their efforts to achieve these objectives. Asahi Tec has also indicated that it is considering new equity offerings following the Merger and may use the net proceeds of one or more of those offerings to reduce debt at Metaldyne. In fact, the terms of the consent solicitations with Metaldyne noteholders include provisions for required debt reduction from such contributed equity proceeds, subject to certain exceptions and limitations (see "The Merger—Special Factors—Financing—Description of the Proposed Amendments to the Indentures").

        Other than as set forth above, each of RHJI, Acquisition Sub and Asahi Tec has advised Metaldyne that it does not have any current plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the Merger involving Metaldyne's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. We expect, however, that following the Merger, Metaldyne and Asahi Tec will continuously evaluate and review Metaldyne's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of Metaldyne. Asahi Tec has expressly reserved the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Certain Effects of the Merger; Interests of Certain Persons in the Merger

        If the conditions to the closing of the Merger are either satisfied or waived, Acquisition Sub will be merged with and into Metaldyne, with Metaldyne being the surviving corporation. When the Merger is completed, each share of Common Stock (other than those as to which appraisal rights have been perfected) will be converted into the right to receive cash. Following the Merger, Asahi Tec will directly or indirectly own 100% of Metaldyne's outstanding capital stock.

        There is no present market for trading in shares of the Common Stock and the Common Stock is not listed on any securities exchange or included in trading on any automated quotation system. Following a "going private" transaction in November 2000 in which the current controlling stockholders acquired control of Metaldyne, the Common Stock remained registered under Section 12 of the Exchange Act by reason of the number of persons that retained ownership of restricted stock following the "going private" transaction. On December 20, 2006, there were 42,795,963 shares of Common Stock outstanding and there were approximately 630 holders of record of our Common Stock, of which approximately 530 hold fewer than 4,000 shares in the aggregate. As of December 20, 2006, approximately 97% of our outstanding shares were beneficially held by 13 stockholders. These stockholders and Metaldyne are parties to a stockholders agreement containing material restrictions on transfers of shares. As a result of the Merger, the registration of the Common Stock under the Exchange Act will be terminated. The termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to Metaldyne. As a result of the Merger, Metaldyne will no longer be required to file periodic reports with the SEC on account of its Common Stock.

        In connection with the Merger, the certificate of incorporation of Metaldyne will be amended to be as set forth in an exhibit to the Merger Agreement and the bylaws of Metaldyne will be amended to be the same as that of the Acquisition Sub.

        In connection with the Merger, Heartland, Metaldyne's controlling stockholder, and certain directors and executive officers of Metaldyne will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the 3% minority stockholders generally.

        Heartland is one of the principal company stockholders and the holder of the series B preferred stock of Metaldyne as well as 50.04% of the outstanding shares of Common Stock. Heartland is a private equity fund established to "buy, build and grow" industrial companies in sectors with attractive consolidation opportunities. Heartland has agreed to reinvest all of its Merger proceeds in respect of Common Stock and the series B preferred stock in Asahi Tec common stock pursuant to a private placement at the per share price originally negotiated for the original August 31, 2006 merger agreement. The other principal company stockholders and Metaldyne preferred stockholders have agreed to reinvest their Merger proceeds in Asahi Tec common stock and convertible preferred stock, respectively. Heartland has also agreed to make the Additional Investment at the same discounted price. The 3% minority stockholders (including Timothy Leuliette, Jeffrey Stafeil and Thomas Amato, who collectively hold less than 1% of the outstanding shares of Common Stock) will receive the merger consideration described above and not have the reinvestment right and obligation of Heartland. Heartland also will have the right to nominate one director of Asahi Tec.

        The board of directors was aware of these differing interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending to Common Stockholders that the Merger Agreement be adopted. Common Stockholders should take particular note of the following:

  •
  While, as a result of the Merger, the 3% minority stockholders of Metaldyne will no longer participate in Metaldyne's earnings, benefit from corporate opportunities pursued by Metaldyne or benefit from any increase in the value of Metaldyne, Heartland and the other principal company stockholders have agreed to reinvest the proceeds from the Merger in Asahi Tec common stock and, therefore, will have the opportunity to benefit, through the ownership of Asahi Tec common stock, in Metaldyne's earnings, future corporate opportunities and any appreciation in the value of Asahi Tec which derives from the combination with Metaldyne. Since the Asahi Tec shares are publicly traded, Heartland and the other principal company stockholders will retain the ability realize cash from the Asahi Tec shares that they are being required to purchase, subject to certain lock-up agreements in the Asahi Tec Shareholders Agreement summarized under "The Merger—Other Agreements—Stockholders Agreement." On the other hand, since Asahi Tec is a publicly traded company on the Tokyo Stock Exchange, the 3% minority stockholders have the opportunity, if they desire and are able to make the necessary arrangements, to acquire shares of Asahi Tec common stock on the Tokyo Stock Exchange so as to have a continuing interest in Metaldyne and its combination with Asahi Tec. Neither the board of directors nor Asahi Tec is recommending that such shareholders purchase shares of Asahi Tec common stock. In addition, ownership of Asahi Tec shares includes the substantial risk of decreases in value at Asahi Tec and the risk that the intended benefits of the combination of Metaldyne with Asahi Tec are not realized.

  •
  Heartland also owns the Metaldyne series B preferred stock and has agreed to invest Merger proceeds from the cash-out of their series B preferred stock in Asahi Tec common stock, which provides them with the same benefits and detriments referred to above.

  •
  To finance a portion of the greater than originally assumed costs associated with the Merger, Heartland has agreed to acquire additional shares of Asahi Tec common stock for $15 million at a price that is the same as that at which the principal company stockholders are reinvesting their Merger proceeds into Asahi Tec common stock, which is an opportunity not available to the 3% minority stockholders. Heartland has informed the Company that it may offer this investment to the other principal company stockholders on a pro rata basis.

  •
  Timothy Leuliette, Metaldyne's Chairman of the Board and Chief Executive Officer; Jeff Stafeil, Metaldyne's Executive Vice-President and Chief Financial Officer; and Thomas Amato, Executive Vice-President Commercial Operations, have entered into new employment agreements with Asahi Tec that will take effect upon closing of the Merger. At that time, their existing employment agreements will be terminated. Mr. Leuliette will continue to oversee day-to-day operations at the Company as Chief Executive Officer of the Company. He will also serve as Co-Chairman and Co-Chief Executive Officer of Asahi Tec. In addition, Mr. Leuliette will become an industrial partner at RHJI, a position for which there is no stated compensation. Mr. Stafeil has agreed to serve as Co-Chief Financial Officer and Chief Integration Officer at Asahi Tec and continue to act as Chief Financial Officer of Metaldyne. Mr. Amato has agreed to serve as Business Development Officer of Asahi Tec and continue to act as Executive Vice President, Commercial Operations of Metaldyne. As a result of certain Tokyo Stock Exchange regulations that may limit the number of non-Japanese individuals that can be officers and directors, Messrs. Stafeil and Amato and Asahi Tec intend to make appropriate changes to their respective Employment Agreements. Mr. Leuliette is expected to be appointed as a director of Asahi Tec, for which Asahi Tec shareholder approval was received on November 16, 2006. The initial terms of the new employment agreements expire after five years, subject to renewal. These executive officers are also entitled to certain signing bonuses in connection with the Merger under the terms of their new employment agreements and are expected to be granted new stock options in Asahi Tec. For information concerning the terms of the new employment agreements and related payments and the expected grants of Asahi Tec stock options to these executive officers, see "Matters for Which Written Consent Is Being Solicited—Approval of Certain Payments to Executive Officers (Proposal 1)" and "—Payments in Respect of Employment Agreements" and "—Grants of Asahi Tec Stock Options" below.

  •
  Messrs. Leuliette, Stafeil and Amato also beneficially own in the aggregate 28,913.75 shares of Common Stock (including shares of Common Stock that Mr. Leuliette and Mr. Amato are entitled to receive upon distribution of shares subject to restricted stock units owned by them). Messrs. Leuliette and Stafeil have economic interests in Heartland, but do not possess beneficial ownership of the shares owned by Heartland. It should be noted that certain of our directors also have relationships with Heartland. The relationship of our directors and executive officers to Heartland are referenced in "Certain Information Regarding Metaldyne, Its Security Holders and Management—Security Ownership of Management and Certain Beneficial Owners."

  •
  Under a stockholders agreement entered into among the principal company stockholders, RHJI and Asahi Tec, for so long as the principal company stockholders collectively own at least 10% of the outstanding Asahi Tec common stock, each of Heartland and certain funds affiliated with Credit Suisse Investment Advisory Partners, LLC, which we refer to as the CS Private Equity Funds, has the right to nominate one director to the Asahi Tec board of directors. If the principal company stockholders collectively own more than 5% but less than 10% of the outstanding Asahi Tec common stock, Heartland has the right to nominate one director to the Asahi Tec board of directors.

  •
  Heartland has agreed to a termination of its current monitoring agreement with Metaldyne in connection with the Merger. Heartland is not receiving any fees as a result of the Merger, but it will receive $4.0 million in respect of services performed on prior financing transactions and asset divestitures earned and previously accrued under the terms of the monitoring agreement as it existed prior to the signing of the original Merger Agreement.

  •
  Masco also owns the Metaldyne series A preferred stock and has agreed to invest Merger proceeds from the cash out of their series A preferred stock in Asahi Tec convertible preferred stock, which is an interest different than the 3% minority stockholders.

  •
  The cash received by the 3% minority stockholders is subject to taxation for United States Federal income tax purposes. However, as discussed under "The Merger—Special Factors—Material U.S. Federal Income Tax Consequences", the United States Federal income tax treatment of the cash to be received by the principal company stockholders is more complicated by reason of their agreement to reinvest in Asahi Tec common stock.

        The principal company stockholders are:

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  Heartland Industrial Partners, L.P. and affiliated entities (specifically, Metaldyne Investment Fund I, LLC, HIP Side-by-Side Partners, L.P. and Metaldyne Investment Fund II, LLC);

  •
  Certain funds affiliated with Credit Suisse Investment Advisory Partners, LLC (specifically, Credit Suisse First Boston Equity Partners, L.P., Credit Suisse First Boston Equity Partners (Bermuda), L.P., Credit Suisse First Boston U.S. Executive Advisors, L.P., EMA Partners Fund 2000, L.P. and EMA Private Equity Fund 2000, L.P.); and Credit Suisse First Boston Fund Investments VI Holdings, LLC and Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P.;

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  Masco Corporation and Richard Manoogian, Chairman of the Board and Chief Executive Officer of Masco Corporation, and a related foundation, the Richard and Jane Manoogian Foundation; and

  •
  Wachovia Capital Partners 2000, LLC; BancBoston Capital, Inc. and Private Equity Portfolio Fund II, LLC; Metropolitan Life Insurance Company; Equity Asset Investment Trust; Annex Holdings I LP and its affiliate 75 Wall Street Associates LLC; Long Point Capital Fund, L.P. and Long Point Capital Partners, L.L.C; Graham Partners Investments, L.P. and affiliated entities (specifically, Graham Partners Investments (A), L.P. and Graham Partners Investments (B), L.P.); and CRM 1999 Enterprise Fund, LLC.

        The following provides further detail on the foregoing and other benefits and detriments to Heartland (and the other principal company stockholders) and Metaldyne's directors and executive officers:

        Payments in Respect of Metaldyne Equity to Certain Persons.    The following table sets forth certain information concerning the beneficial ownership of Common Stock and preferred stock, and amounts payable in the Merger in respect of the Common Stock and Metaldyne's preferred stock, by (1) the principal company stockholders collectively; (2) Heartland; (3) the Credit Suisse Entities; (4) Masco; and (5) Messrs. Leuliette, Stafeil and Amato. Vesting of all outstanding unvested stock options and restricted stock grants of Metaldyne will accelerate upon the Merger. However, all outstanding stock options are out-of-the-money based upon the price to be paid per share of Common Stock in the Merger, subject to the following discussion. As a result of the TriMas Distribution, it will be necessary to make a downward adjustment to the exercise price of the Metaldyne options to reflect the value of the TriMas shares subject to distribution. While it is not expected that this adjustment will result in Metaldyne options being exercisable for cash merger consideration, it is theoretically possible. Messrs. Leuliette, Stafeil and Amato have waived their rights to receive any payments in respect of their options as a result of any adjustment to the exercise price arising from the TriMas Distribution and, accordingly, it does not impact the table below.

Beneficial Owner*	Shares of Common Stock (including Restricted Stock Units)	Cash Payments in respect of Common Stock (including Restricted Stock Units)	Shares of Preferred Stock	Cash Payments in respect of Preferred Stock
Principal Company Stockholders(1)(2)	41,531,971	$63,304,855	545,154	$61,574,543
Heartland(1)(2)	21,425,931	$32,658,346	184,153	$16,681,233
Credit Suisse Entities(1)(2)	10,532,545	$16,054,168	0	0
Masco(1)	2,492,248	$3,798,794	361,001	$44,893,298
Timothy D. Leuliette(3)	25,836	$76,711	0	0
Jeffrey M. Stafeil(3)	0	0	0	0
Thomas A. Amato	3,077.75	$9,138	0	0

*
Further information concerning beneficial ownership by our Common Stockholders is detailed under "Certain Information Regarding Metaldyne, Its Security Holders and Management—Security Ownership of Management and Certain Beneficial Owners."

(1)
The principal company stockholders beneficially own approximately 97% of the outstanding shares of Common Stock and include primarily Heartland (50.04% of the outstanding shares), the Credit Suisse Entities (collectively 24.6% of the outstanding shares) and Masco and Masco related parties (8.8% of the outstanding shares). As such, this information includes the Common Stock and series B preferred stock held by Heartland, which is separately reflected in the table as well, and the Common Stock and series A preferred stock held by Masco and its related parties, which is also separately reflected in the table as well. The balance of the preferred stock is held by DaimlerChrysler, which is not a principal company stockholder since it does not own any Common Stock. An affiliate of Masco, Masco Capital Corporation, is a limited partner in Heartland Industrial Partners, L.P. and Samuel Valenti, a director and President of Masco Capital Corporation, was a director of Metaldyne until July 22, 2006, at which time he resigned due to his other time commitments, including as Executive Chairman of the Board of TriMas. Mr. Valenti was also a member of Heartland Industrial Associates L.L.C. until October 31, 2006. See Note (2) below. DaimlerChrysler does not own any Common Stock and thus is not a principal company stockholder. A pension fund for DaimlerChrysler's past and present employees is a limited partner in Heartland Industrial Partners, L.P.

(2)
The 21,425,931 shares of Common Stock beneficially owned by Heartland are beneficially owned indirectly by Heartland Industrial Associates, L.L.C. ("Heartland LLC") as the general partner of certain limited partnerships which hold these shares directly as follows: 19,922,184 shares are held by Metaldyne Investment Fund I, LLC; 292,574 shares are held by Metaldyne Investment Fund II, LLC; and 1,211,173 shares are held by HIP Side-By-Side Partners, L.P. Heartland LLC is also the general partner of Heartland. Affiliated funds of the Credit Suisse Entities are limited partners of Heartland. Of the 10,532,545 shares of Common Stock beneficially owned by the Credit Suisse Entities, 10,355,030 shares are beneficially owned indirectly by Credit Suisse Investment Advisory Partners, LLC as follows: 7,402,831 shares are held by Credit Suisse First Boston Equity Partners, L.P.; 2,069,282 shares are held by Credit Suisse First Boston Equity Partners, (Bermuda), L.P.;

  6,610 shares are held by Credit Suisse First Boston U.S. Executive Advisors, L.P.; 533,168 shares are held by EMA Partners Fund 2000, L.P.; 343,139 shares are held by EMA Private Equity Fund 2000, L.P.. The remaining 177,515 shares of Common Stock are beneficially owned indirectly by Merchant Capital, Inc. as follows: 143,272 shares are held by Credit Suisse First Boston Fund Investments VI Holdings, LLC; and 34,243 shares are held by Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P.

(3)
As described in footnote 2 above, 21,425,931 shares are beneficially owned by Heartland LLC. Mr. Leuliette is a member of Heartland LLC, but is not the managing member, and has disclaimed beneficial ownership of these shares. In addition, Mr. Stafeil is a member of Heartland Additional Commitment Fund, LLC, which is a limited partner of Heartland.

        Ownership of Equity Interests in Asahi Tec.    The following table sets forth the shares of Asahi Tec to be acquired using Merger proceeds by (1) the principal company stockholders collectively, (2) Heartland, (3) the Credit Suisse Entities and (4) Masco and the estimated percentage of the fully diluted shares of Asahi Tec common stock represented thereby as of the closing of the Merger, based on outstanding shares as of November 27, 2006. In addition, the table indicates the amount of Asahi Tec common stock to which Messrs. Leuliette, Stafeil and Amato would be entitled (based on a price of $2.9693 per share) under the terms of their employment agreements (see "—Payments in Respect of Employment Agreements" below):

Beneficial Owner	Shares of Asahi Tec Common Stock	Percentage of Fully Diluted Asahi Tec Common Stock
Principal Company Stockholders(1)(2)	54,042,935	21.0%
Heartland(2)	36,606,410	14.2%
Credit Suisse Entities(1)	9,134,120	3.5%
Masco(1)(3)	2,161,348	0.8%
Timothy D. Leuliette(4)	1,137,913	0.4%
Jeffrey M. Stafeil(4)	284,478	0.1%
Thomas A. Amato(4)	227,583	0.1%

(1)
The principal company stockholders beneficially own approximately 97% of the outstanding shares of Common Stock and include primarily Heartland (50.04% of the outstanding shares), the Credit Suisse Entities (collectively 24.6% of the outstanding shares) and Masco and Masco related parties (8.8% of the outstanding shares).

(2)
Heartland will acquire shares of Asahi Tec using proceeds from the Merger relating to its Common Stock (i.e., as a principal company stockholder) and to its Series B preferred stock. Also includes 8,534,345 shares of Asahi Tec common stock to be purchased pursuant to the Additional Investment. The shares from the Additional Investment are attributed solely to Heartland, although Heartland has indicated that it intends to offer pro rata amounts of the Additional Investment to the other principal company stockholders.

(3)
Does not include shares of Asahi Tec common stock issuable to Masco in respect of the convertible preferred stock of Asahi Tec that it will acquire using the cash proceeds from the Merger related to its Metaldyne series A preferred stock. The conversion price is not presently determinable for such convertible preferred shares and they will not be "in-the-money" upon issuance. For information concerning such convertible preferred stock, see "The Merger—Other Agreements—Stock Purchase Agreements."

(4)
Messrs. Leuliette, Stafeil and Amato are not among the principal company stockholders and have not been required, and have not agreed, to reinvest Merger proceeds in Asahi Tec common stock.

        Payments in Respect of Employment Agreements.    Messrs. Leuliette, Stafeil and Amato have waived their rights to receive the bonus or change of control payments under their existing employment agreements that may arise following the Merger, but will be entitled to receive transaction bonuses under their new employment agreements with Asahi Tec. Specifically, Mr. Leuliette will receive a closing bonus consisting of $2,000,000 and Asahi Tec common stock having an aggregate value of $2,000,000 (based on the price to be paid for the Asahi Tec common stock by the principal company stockholders in the transaction), Mr. Stafeil will receive a closing bonus consisting of $600,000 and Asahi Tec common stock having an aggregate value of $500,000 (based on the price to be paid for the Asahi Tec common stock by the principal company stockholders in the transaction) and Mr. Amato will receive a closing bonus consisting of $400,000 and Asahi Tec common stock having an aggregate value of $400,000 (based on the price to be paid for the Asahi Tec common stock by the principal company stockholders in the transaction).

        Grants of Asahi Tec Stock Options.    All Metaldyne executive officers will receive new stock options with respect to Asahi Tec common stock upon the consummation of the Merger. In exchange for such new stock options, the executive officers will be required to waive any rights to receive bonuses or change of control payments that they might have under their existing employment agreements that may arise following the Merger, as well as any rights that they might have to receive any payments in respect of their Metaldyne stock options in the Merger as a result of the adjustment to the exercise price arising from the TriMas Distribution (although none are expected). The number of shares of Asahi Tec common stock subject to the stock options granted to each executive officer will be equivalent in value to the number of unpurchased shares of Common Stock subject to the executive officer's Metaldyne stock options that are outstanding as of immediately prior to the effective time of the Merger based upon the Signing Common Price. The exercise price per share of Asahi Tec common stock under each new Asahi Tec stock option will equal the per share fair market value of Asahi Tec common stock on the closing date of the Merger. The shares of stock subject to each option will vest in three equal installments on each of the first three anniversaries of the closing date, subject to the continued employment of the executive officer and such other terms and conditions as Asahi Tec may specify.

        Interests in Net Book Value and Net Loss.    The following summarizes the dollar and percentage interest in the net book value (including the TriMas shares) and net loss from continuing operations of Metaldyne at October 1, 2006, 2006 and for fiscal year 2005 of (1) the principal company stockholders collectively, (2) Heartland, (3) the Credit Suisse Entities; (4) Masco; (5) Timothy Leuliette, (6) Jeffrey Stafeil and (7) Thomas Amato, respectively:

Beneficial Owner	Interest in Net Book Value at October 1, 2006 (in thousands)	Percentage of Net Book Value	Interest in Net Loss from Continuing Operations for Fiscal 2005 (in thousands)	Percentage of Net Loss from Continuing Operations
Principal Company Stockholders(1)	$145,798	97%	$(106,433)	97%
Heartland(1)	$72,216	50%	$(54,908)	50%
Credit Suisse Entities(1)	$36,974	25%	$(26,991)	25%
Masco(1)	$8,749	6%	$(6,387)	6%
Timothy Leuliette	$91	0.1%	$(66)	0.1%
Jeffrey Stafeil	0	—%	0	—%
Thomas Amato	$11	0.01%	$(8)	0.01%

(1)
The principal company stockholders beneficially own approximately 97% of the outstanding shares of Common Stock and include primarily Heartland (50.04% of the outstanding shares), the Credit Suisse Entities (collectively 24.6% of the outstanding shares) and Masco and Masco related parties

  (8.8% of the outstanding shares). The net loss from continuing operations is not the same as net operating loss carry-forwards for US federal income tax purposes. To the extent, if any, that Asahi Tec is able to utilize the net operating loss carryforwards of Metaldyne, the principal company stockholders will benefit from such use.

        Limitations on Metaldyne's Future Utilization of Its Tax Losses.    The Merger is expected to result in an "ownership change" of Metaldyne for purposes of Section 382 of the Code. Accordingly, there will be significant limitations on Metaldyne's ability to use its existing net operating loss carryforwards to offset any future taxable income. The determination of net operating loss carry-forwards and the application of the Section 382 limitations are uncertain and involve assumptions about future events and, therefore, it is not practicable to quantify the amounts thereof and the potential benefits thereof.

        Indemnification and Insurance.    The Merger Agreement provides that, to the fullest extent permitted by law, Asahi Tec will cause the surviving corporation to honor all of Metaldyne's obligations to indemnify or hold harmless (including obligations to advance funds for expenses) the current and former directors or officers of Metaldyne for acts or omissions by such directors and officers occurring prior to the effective time of the Merger, and such obligations shall survive the Merger and will continue in full force and effect in accordance with the terms of Metaldyne's certificate of incorporation, by-laws and such individual indemnity agreements from the effective time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

        The Merger Agreement also requires that, for a period of six years after the effective time of the Merger, Asahi Tec will maintain in effect the current policies of directors' and officers' liability insurance maintained by Metaldyne, provided that the surviving corporation is not required to pay an annual premium in excess of 150% of the last annual premium paid by Metaldyne as of the date of the Merger Agreement. If the existing directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, Asahi Tec is required to use all commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing directors' and officers' liability insurance. In lieu of continuing the existing directors' and officers' liability insurance, (i) Asahi Tec may obtain after the effective time of the Merger a "tail" directors' and officers' liability insurance policy on terms and conditions no less advantageous than the existing directors' and officers' liability insurance policy for a period of six years from the effective time of the Merger; provided that the annualized premium shall not exceed the maximum premium of 150% of the last annual premium and (ii) Metaldyne may obtain prior to the effective time of the Merger a "tail" directors' and officers' liability insurance policy in an amount and on terms and conditions no more advantageous than the existing directors' and officers' liability insurance policy for a period of six years from the effective time of the Merger; provided that the lump sum premium shall not exceed $962,000.

Effects on the Company if the Merger Is Not Completed

        In the event that the Merger is not completed for any reason, Common Stockholders will not receive any payment for their shares in connection with the Merger. RHJI will not become the controlling stockholder of Metaldyne and the Common Stock will continue to be registered under the Exchange Act, but illiquid. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Metaldyne stockholders will continue to be subject to the same risks and opportunities discussed under "The Merger—Special Factors—Background of the Merger" as is currently the case, including, among other things, those pertaining to Metaldyne's high degree of leverage and difficult capital structure, continuing macroeconomic and industry challenges confronted by its customer base and their suppliers, including recent ratings downgrades, bankruptcies, plant closings and production cutbacks, and general industry, economic and market conditions. In addition, Metaldyne could be materially and adversely impacted insofar as its trade creditors and suppliers might have greater concerns about Metaldyne's prospects and viability and might impose terms that would financially damage Metaldyne and the prospect of an alternative transaction with similarly favorable terms as the Merger could be remote. Metaldyne would continue to face the risks that led it to pursue a merger partner. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of Metaldyne shares or on Metaldyne's cost of capital or access to capital markets. Metaldyne may also be subject to increased refinancing risks for Metaldyne's debt securities as they mature and the continuing accretion of Metaldyne's preferred stock will continue to adversely affect Common Stock value. From time to time, Metaldyne's board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of Metaldyne, among other things, make sure changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the Merger is not consummated for any reason, there can be no assurance that any other transaction acceptable to Metaldyne will be offered or that the business, prospects or results of operations of Metaldyne will not be adversely impacted.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders (as defined below) who exchange their Common Stock for cash pursuant to the Merger, including U.S. Holders who immediately reinvest the cash received in common stock of Asahi Tec. This discussion does not address any tax consequences of exchanges of preferred stock of Metaldyne pursuant to the Merger.

        This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), treasury regulations, administrative rulings and judicial decisions, each as in effect as of the date hereof. The foregoing authorities are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the this discussion.

        For purposes of this discussion, "U.S. Holder(s)" means a beneficial owner(s) of Common Stock who is:

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any of its political subdivisions,

  •
  an estate (other than a foreign estate defined in Section 7701(a)(31)(A) of the Code), or

  •
  a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all substantial decisions of such trust, or if the trust has validly elected to be treated for tax purposes as a United States person.

        This discussion does not describe all aspects of U.S. taxation that may be relevant to U.S. Holders in light of their particular circumstances. The discussion assumes that shareholders hold their Common Stock as capital assets within the meaning of Section 1221 of the Code. The discussion does not apply to shareholders subject to special treatment under U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers, persons that hold Common Stock as part of a straddle, hedge or conversion transaction, partnerships or other pass-through entities (or investors who own Common Stock through such entities), expatriates, persons whose functional currency is not the U.S. dollar or persons who acquired Common Stock through the exercise of employee stock options, as restricted stock or otherwise as compensation. The discussion does not consider the potential effects of any U.S. federal estate and gift tax laws or of any state, local or foreign tax laws.

        Neither Metaldyne nor Asahi Tec has requested a ruling from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the Merger. As a result, there can be no assurance that the Internal Revenue Service will agree with any of the conclusions described below. Holders of Common Stock should consult their own tax advisors regarding the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

U.S. Holders Who Do Not Reinvest in Common Stock of Asahi Tec

        U.S. Holders who do not reinvest in common stock of Asahi Tec generally will recognize taxable gain or loss equal to the difference between the amount of cash received and their adjusted tax basis in their Common Stock (as reduced as a result of the TriMas Distribution). Such gain or loss will be capital gain or loss and will be considered long term if a U.S. Holder's holding period for its Common Stock exceeds one year.

U.S. Holders Who Reinvest in Common Stock of Asahi Tec

        The principal company stockholders have agreed to treat the exchange of their Common Stock pursuant to the Merger and the reinvestment of the cash received for common stock of Asahi Tec as one integrated transaction governed by Section 351 of the Code (i.e., as an exchange of their Common Stock for common stock of Asahi Tec) and Asahi Tec has agreed not to take any position inconsistent therewith. Pursuant to Section 351 of the Code, a U.S. Holder who reinvests in common stock of Asahi Tec cannot recognize any taxable loss in its Common Stock. U.S. Holders who reinvest in common stock of Asahi Tec should consult their own tax advisors about the tax consequences of this transaction generally, including (a) the possible effect of Section 367 of the Code (and whether that section would require the recognition of any taxable gain in their Common Stock notwithstanding Section 351 of the Code) and (b) the reporting requirements of transactions subject to Section 351 of the Code, including those required by Section 6038B of the Code, and the penalties thereunder for failure to properly report.

        Although unlikely, it is possible that the Internal Revenue Service could treat the merger and the reinvestment of the cash received as two separate transactions, in which event a U.S. holder would be treated as having sold its Common Stock in a taxable transaction.

Backup Withholding

        A non-corporate U.S. Holder generally will be subject to backup withholding on payments received in connection with the Merger, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies (on the substitute Form W-9 which will be included in the letter of transmittal to be delivered to Common Stockholders prior to the completion of the Merger) that such U.S. Holder is not subject to backup withholding. Any amount paid as backup withholding will be creditable against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the Internal Revenue Service. You should consult with your own tax advisors as to your qualification for exemption from backup withholding and the procedure for obtaining the exemption.

Regulatory Approvals

United States Regulation

        Under the Hart-Scott Rodino Antitrust Improvements Act of 1976 and the rules of the Federal Trade Commission (the "FTC") relating to the HSR Act, the Merger cannot be completed until premerger notification and report forms have been filed and required information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC, and a specified waiting period has expired or been terminated. Metaldyne and Asahi Tec each filed their respective premerger notification and report forms under the HSR Act on October 25, 2006.

        The Merger Agreement provides that all waiting periods under the HSR Act must have expired or been terminated in order to complete the Merger. The waiting period specified under the HSR Act has expired.

        At any time before or after the Effective Time (as defined in "Summary Term Sheet—The Merger—Appraisal Rights"), the Antitrust Division or the FTC could, if deemed necessary or desirable to do so, act under the federal antitrust laws and seek to enjoin completion of the Merger or seek the divestiture of substantial assets of Metaldyne or Asahi Tec. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period having expired or been terminated, any state attorney general of a state where Metaldyne or Asahi Tec has operations also could take action under its state antitrust laws to enjoin completion of the Merger or seek divestiture of substantial assets. Private parties also may take legal action under federal and/or state antitrust laws under certain circumstances.

        Metaldyne and Asahi Tec believe that the Merger will comply with federal and state antitrust laws. However, there can be no assurance that a challenge to the Merger will not be made or that, if made, Metaldyne and Asahi Tec would prevail or would not be required to accept conditions, including divestitures, in order to complete the Merger.

Japanese Regulation

        In connection with the Merger and related private placements, Asahi Tec will be required to submit an application for the approval by and listing on the Tokyo Stock Exchange of the additional shares of its common stock that are to be issued in connection with the Parent Stock Purchase Agreement and HIP Stock Purchase Agreement (described under "The Merger—Other Agreements").

        In addition, under the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended), a foreign investor must file a direct inward investment report with the finance minister and other relevant ministers 30 days prior to the acquisition of stock in a Japanese company that is engaged in certain businesses including in the arms manufacturing industry if the foreign investor, together with its subsidiaries, its parent company and its parent company's subsidiaries, acquires 10% of the equity of the Japanese target. As Asahi Tec manufactures certain parts product that are used in arms manufacturing, principal company stockholders and Metaldyne preferred stockholders who will be acquiring 10% or more of the equity of Asahi Tec following the Merger and related private placements will be required to make a filing under the Foreign Exchange and Foreign Trade Law of Japan.

        In addition, under the Japanese Securities and Exchange Law, an issuer of securities is required to file a securities registration statement to the Prime Minister through Kanto Local Finance Bureau when the issuer issues securities to public market. If the securities are listed on any Japanese securities exchange or traded on the over-the-counter market, the issuance thereof generally falls within an issuance to public market even though the number of the purchasers is limited. Asahi Tec filed a securities registration statement with Kanto Local Finance Bureau on September 1, 2006 and amendments thereafter and will be required to file a new securities registration statement agreement in connection with the amended and restated stock purchase agreements.

Regulation in Other Countries

        Other than the expiration or earlier termination of the relevant waiting periods under the HSR Act (and the filing with the Secretary of the State of Delaware of the certificate of merger), German anti-monopoly law, French anti-monopoly law, and the relevant Japanese regulations, there are no material regulatory approvals from or any filings with any governmental entities required to complete the Merger. Approval under French and German anti-monopoly laws was received in November 2006.

Financing

        Asahi Tec has obtained equity and debt financing commitments and Acquisition Sub has obtained debt financing, in each case subject to closing conditions, for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which have been represented by Asahi Tec to be sufficient to pay the aggregate merger consideration, refinance and replace Metaldyne's senior credit and accounts receivables securitization facilities and pay the costs of the contemplated consent solicitation based on assumptions as to the terms of such consent solicitation and all related fees and expenses. The financing is comprised of (1) a debt commitment letter from J.P. Morgan Securities Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas and Citigroup Global Markets Inc. to, among other things, refinance and replace Metaldyne's senior credit and accounts receivable securitization facilities, (2) a debt commitment letter to Asahi Tec from Aozora Bank for a one-day bridge financing (the "Aozora Bridge Loan") and (3) an equity commitment from RHJI to Asahi Tec for $185.0 million and an equity purchase agreement from Heartland to Asahi Tec for $15.0 million at ¥206 per share, each of which is expected to be contributed to Metaldyne to finance the transactions contemplated in the Merger Agreement, including the note consent solicitations. It should be noted that substantially all of the funds paid in the Merger (other than with respect to the 3% minority stockholders) are required to be reinvested immediately in Asahi Tec equity securities and that the Aozora Bridge Loan is therefore a one day loan that is expected to be repaid immediately. Aozora and certain other Japanese banks and lending institutions are the existing lenders to Asahi Tec and have also consented to the Merger, subject to certain conditions and modifications of the terms of its existing credit facility with Asahi Tec. There can be no assurance that the conditions to the debt financing and Asahi Tec lender consent will be satisfied.

Description of the New Credit Facilities

  General

        Acquisition Sub has been provided with commitments for a new senior secured asset based revolving credit facility, a deposit linked synthetic supplemental letter of credit facility and a term loan facility to refinance and replace Metaldyne's existing revolving credit, letter of credit and term loan facilities and off-balance sheet accounts receivable securitization facility. These facilities will be obligations solely of our wholly-owned subsidiary Metaldyne Company LLC, which we refer to as Metaldyne LLC, its immediate parent holding company and Metaldyne LLC's subsidiaries. Neither Asahi Tec, RHJI nor Metaldyne nor any other affiliate of Metaldyne will be an obligor in respect of these facilities, as a guarantor or otherwise.

        The new facilities are expected to be comprised of (i) a five-year $150.0 million asset based revolving credit facility (with borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as swingline loans), (ii) a five-year $60.0 million deposit linked synthetic supplemental letter of credit facility and (iii) a seven-year term loan facility comprised of (a) a $420.0 million term loan (less the amount of consent fees which are not paid to the extent holders of Metaldyne's notes in excess of the required majority do not consent in the consent solicitation) which will be available at closing and (b) a $25.0 million term loan which will be available on a delayed draw basis for 59 days after the closing date for the purpose of funding the purchase of our outstanding senior notes tendered in a tender offer we expect to commence after the closing date and, to the extent available, to purchase at or below par our outstanding senior subordinated notes; provided that the term loan facility will mature on February 28, 2012 if any of Metaldyne's 11% senior subordinated notes remain outstanding on such date; and provided, further, that if both the term loan facility and Metaldyne's senior notes remain outstanding on June 30, 2013, then the term loan facility will mature on such date. The term loans will amortize at a rate of 1% of the principal amount thereof per annum payable in equal quarterly installments with the balance payable at maturity. The term loan is expected to be increased by $15.0 million.

        Availability under the asset based revolving credit facility cannot exceed the lesser of $150.0 million and a borrowing base. The borrowing base is subject to change, but will be equal to (a) 85% of eligible accounts receivable (to be defined) plus (b) the lesser of (i) 65% of Metaldyne LLC's eligible inventory (to be defined), valued at the lower of cost (FIFO) or market, and (ii) 85% of the net orderly liquidation value percentage identified in a recent appraisal of eligible inventory multiplied by Metaldyne LLC's eligible inventory (valued at the lower of cost (FIFO) or market) minus (c) customary reserves established by the administrative agent. The calculation of the borrowing base and reserves against accounts receivable and inventory included in the borrowing base will be subject to adjustment from time to time by the administrative agent in good faith and in the exercise of its commercially reasonable discretion based upon, but not limited to, the results of field examinations and audits to be performed by the administrative agent and third party appraisals of the inventory.

        The commitments for these facilities have been provided by JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Citicorp Global Markets Inc. Documentation for the facilities remains subject to negotiation and the amounts and terms of the facilities remain subject to change.

        The commitments under the debt commitment letter are subject to customary conditions, including, among others, the following conditions: (a) the absence of a material adverse effect on Metaldyne; (b) the receipt by Acquisition Sub of at least $200.0 million of cash proceeds from equity investments by Asahi Tec; (c) concurrent consummation of the Merger and related transactions; (d) the receipt of consents to permit the new credit facilities and the Merger and related transactions from holders of Metaldyne's senior notes and senior subordinated notes; (e) reasonable satisfaction with any amendments to Asahi Tec's existing credit facilities required to consummate the Merger and related transactions; (f) the pro forma leverage ratio of Metaldyne LLC, after giving effect to the Merger and related transactions, cannot exceed 4.65 to 1.0 or, if financial statements for the fiscal quarter ending December 31, 2006 are available at the closing date, 4.90 to 1.0; (g) the pro forma availability under the asset based revolving credit facility on the closing date cannot be less than (x) $65.0 million if the closing occurs on or prior to January 15, 2007, and (y) an amount to be agreed, if the closing occurs after that date; (h) the closing of the new credit facilities must occur on or before March 15, 2007; and (i) the lenders under the facilities shall have entered into intercreditor agreements with the respective collateral agents for the holders of our senior notes, the holders of our 10% senior subordinated notes due 2014 and the holders of our 11% senior subordinated notes.

        We expect that the obligations under the facilities will be obligations of Metaldyne LLC and that such obligations will be unconditionally and irrevocably guaranteed jointly and severally by each of Metaldyne LLC's existing (after giving effect to the Merger) and subsequently acquired or organized domestic subsidiaries, subject to exceptions for immaterial subsidiaries pursuant to the terms of a separate guarantee agreement, and will be secured by substantially all of the assets of Metaldyne LLC and the domestic subsidiary guarantors, as described below. Foreign subsidiaries may borrow up to a U.S. dollar equivalent of $15.0 million in the aggregate in euros or pounds sterling under the asset based revolving credit facility in the future. Subject to certain exceptions, borrowings by a foreign subsidiary under the asset based revolving credit facility will also be guaranteed by Metaldyne LLC and other foreign subsidiary borrowers of Metaldyne LLC and their subsidiaries and will also be secured by substantially all of the assets of the foreign subsidiary borrower and its subsidiaries, as described below.

  Security Interests

        Borrowings under the asset based revolving credit facility, any swap agreements provided by any lender party to the credit facility or any affiliate of such a lender (unless otherwise designated by Metaldyne LLC) and any obligations in respect of overdrafts and related liabilities owed to a lender party to the credit facility or any affiliate of such a lender arising from treasury, depository or other cash management services will be secured by:

  •
  a first priority (subject to exceptions as set forth in the credit facility) perfected security interest in all of the accounts receivable, inventory and deposit accounts of Metaldyne LLC and its wholly owned subsidiary guarantors, together with the proceeds thereof and certain related assets (collectively, the "Revolver Collateral");

  •
  a second priority (subject to exceptions as set forth in the credit facility) perfected security interest in the collateral securing from time to time the term loan facility and the synthetic letter of credit facility on a first lien basis; and

  •
  with respect to any borrowings by a foreign subsidiary of Metaldyne LLC only, a first priority (subject to exceptions as set forth in the credit facility) perfected security interest in assets of the foreign subsidiary and its subsidiaries.

        Borrowings under the term loan facility, the synthetic letter of credit facility, any swap agreements provided by any lender party to the credit facilities or any affiliate of such a lender (unless otherwise designated by Metaldyne LLC) and any obligations in respect of overdrafts and related liabilities owed to a lender party to the credit facilities or any affiliate of such a lender arising from treasury, depository or other cash management services will be secured by:

  •
  a first priority (subject to exceptions as set forth in the credit facility) perfected security interest in substantially all of the tangible and intangible assets of Metaldyne LLC and the guarantors of the credit facilities (other than the Revolver Collateral), including all of the capital stock of Metaldyne LLC and all of the capital stock owned by any guarantor of the credit facilities (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries); and

  •
  a second priority (subject to exceptions as set forth in the credit facility) perfected security interest in such of the accounts receivable, inventory and deposit accounts of Metaldyne LLC and its wholly owned domestic guarantors as are included in the Revolver Collateral from time to time.

        The relative rights and obligations with respect to the collateral among and between the lenders under the asset based revolving credit facility on the one hand and the lenders under the term loan facility and the synthetic letter of credit facility on the other hand will be set forth in an intercreditor agreement among Metaldyne LLC, the collateral agent for the secured parties under the asset based revolving credit facility and the collateral agent for the secured parties under the term loan facility and the synthetic letter of credit facility.

  Interest Rates and Fees

        Borrowings under the asset based revolving credit facility are expected to bear interest, at Metaldyne LLC's option, at either:

  •
  the higher of (i) a base rate used by Deutsche Bank Trust Company Americas and (ii) the federal funds effective rate from time to time plus 0.5%, plus an applicable margin; or

  •
  a eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if available to all relevant lenders), plus the applicable margin.

        We expect that the initial margin for borrowings under the asset based revolving credit facility will be 1.00% in the case of base rate borrowings and 2.00% in the case of eurodollar borrowings. The applicable margin on loans will be subject to change depending on either Metaldyne LLC's leverage ratio or its utilization of the credit facility as set forth in the credit facility. In addition, Metaldyne LLC will pay an annual commitment fee calculated at a rate per annum between 0.25% and 0.50% in accordance with a usage based pricing grid as set forth in the credit facility on the average daily unused portion of the asset based revolving credit facility, payable quarterly in arrears.

        Metaldyne LLC will also pay customary letter of credit fees.

        Borrowings under the term loan facility are expected to bear interest, at Metaldyne LLC's option, at either:

  •
  the higher of (i) a base rate used by JPMorgan Chase Bank, N.A. and (ii) the federal funds effective rate from time to time plus 0.5%, plus an applicable margin; or

  •
  a eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if available to all relevant lenders), plus the applicable margin.

        We expect that the initial margin for borrowings under the term loan facility will be 2.50% in the case of base rate borrowings and 3.50% in the case of eurodollar borrowings. We expect that Metaldyne LLC will pay a commitment fee on the average daily unused portion of the delayed draw sub-facility at the rate of 1.75% per annum, payable quarterly in arrears.

        Under the synthetic letter of credit facility, we expect that Metaldyne LLC will pay a facility fee equal to 3.50% per annum on the amount in the credit linked deposit account, plus a fee of 0.15% per annum representing the administrative cost of maintaining the credit linked deposit account. To the extent that letters of credit issued under the facility are drawn and Metaldyne LLC elects to convert such drawings into synthetic facility loans, we expect that such synthetic facility loans will have the same interest terms as borrowings under the term loan facility described above. Metaldyne LLC will also pay customary letter of credit fees.

        Under certain circumstances, the margins for the asset based revolving credit facility, the term loan facility and the synthetic letter of credit facility may be increased to agreed levels, depending on corporate credit ratings, higher than those specified above.

  Mandatory and Optional Repayment

        Subject to exceptions and materiality thresholds, we expect that Metaldyne LLC will be required to prepay outstanding term loans under the term loan facility with a percentage of its excess cash flow, 100% of the net cash proceeds of incurrences of debt (other than debt permitted under the term loan facility) and, subject to exceptions for reinvestment of proceeds, 100% of the net cash proceeds of certain asset dispositions and casualty and condemnation recovery events. In addition, we expect that Metaldyne LLC will be required to prepay outstanding term loans with 50% of the net cash proceeds received by Metaldyne LLC from any registered public offering of Asahi Tec's equity securities up to an aggregate prepayment amount of $50.0 million.

        To the extent outstanding borrowings and letters of credit under the asset based revolving credit facility exceed the borrowing base, Metaldyne LLC will be required to prepay borrowings, or provide cash collateral to support letters of credit, in an amount sufficient to eliminate the excess.

        Metaldyne LLC will be permitted to voluntarily prepay loans under each of the credit facilities without prepayment premiums, in whole or in part, subject to minimum prepayment amounts.

  Covenants

        The credit facilities will contain negative and affirmative covenants and requirements affecting Metaldyne LLC and its subsidiaries. The credit facilities will contain the following negative covenants and restrictions, among others: restrictions on debt (including guarantee obligations), liens (with exceptions for subordinated liens securing our outstanding senior notes and senior subordinated notes, in each case subject to the intercreditor agreement described below), mergers, liquidations and dissolutions, sale of assets, dividends and other payments in respect of capital stock, acquisitions, investments, loans and advances, optional payments of the senior notes, the senior subordinated notes and certain other debt, amendments to the senior notes, the senior subordinated notes and certain other debt, capital expenditures, transactions with affiliates, sale-leasebacks, changes in fiscal year, hedging arrangements for speculative purposes, clauses restricting subsidiary distributions, changes in line of business, amendments to transaction agreements and documents governing equity contributions. The term loan facility and synthetic letter of credit facility will also require Metaldyne LLC and its consolidated subsidiaries to maintain a minimum cash interest coverage ratio and a maximum leverage ratio, computed quarterly. It is currently expected that the interest coverage ratio and leverage ratio levels will be 1.75:1.0 and 5.5:1.0, respectively, for the first fiscal quarter ending after the Closing Date. In addition, if excess availability under the revolving facility is below $40.0 million at any time during any fiscal quarter, the asset based revolving credit facility will require Metaldyne LLC and its consolidated subsidiaries to comply with a minimum fixed charge coverage ratio for the four fiscal quarter period then most recently ended.

        The credit facilities will contain the following affirmative covenants, among others: delivery of financial statements, SEC reports (or, if there are none, MD&A reporting on a quarterly basis), annual budgets, officers' certificates and other information reasonably request by the administrative agent (including, in the case of the asset based revolving credit facility, collateral and borrowing base reporting), payment of taxes and other obligations, continuation of business and maintenance of existence and material rights and privileges, compliance with material laws and material contractual obligations, maintenance of material property and customary insurance, maintenance of books and records, right of the administrative agent (or lenders upon an event of default under the respective credit facility) to inspect property and books and records (including, in the case of the asset based revolving credit facility, periodic field examinations and inventory appraisals), notices of known defaults and material litigation and other material events, compliance with environmental laws, further assurances (including, without limitation, with respect to security interests in after acquired property), and hedging requirements.

  Events of Default

        The credit facilities will specify certain customary events of default, including, among others, non-payment of principal, interest, fees or other amounts, material inaccuracy of a representation or warranty when made, violation of a covenant (subject, in the case of certain affirmative covenants, to a grace period of 30 days), cross default to material indebtedness, bankruptcy events, certain ERISA events, material unsatisfied judgments, actual or asserted invalidity of any guarantee, security document or subordination provisions, changes in the passive holding company status of Metaldyne LLC's parent holding company and a change of control.

  Security Interests of Bondholders and Related Intercreditor Provisions

        Substantially all of the collateral securing the credit facilities, subject to exceptions for stock of certain subsidiaries, will also secure, on a junior and subordinated basis, the obligations under our outstanding senior notes, 11% senior subordinated notes and 10% senior subordinated notes due 2014 (the "10% senior subordinated notes" and, together with the 11% senior subordinated notes, the "senior subordinated notes"; the senior notes and the senior subordinated notes are collectively referred to as the "notes"); we refer to such collateral securing both the credit facilities and the notes as "common collateral." The bondholders will also be granted a pledge of and lien on the capital stock of Metaldyne LLC's parent holding company. The liens on common collateral securing the obligations owed to the bondholders under the respective indentures and related notes shall be junior and subordinated in all respects to the liens on common collateral securing the obligations under the credit facilities. We refer to the liens securing the obligations under the credit facilities as the "first priority liens." We expect that the respective collateral agents for the bondholders will enter into an intercreditor agreement with Metaldyne LLC and a collateral agent appointed for the credit facilities, which intercreditor agreement will govern the relative rights and obligations of the holders of first priority liens, on the one hand, and the bondholders, on the other. In addition, we expect that the relative rights and obligations with respect to the collateral securing the notes among and between the holders of the senior notes on the one hand and the holders of the senior subordinated notes on the other hand will be set forth in the intercreditor agreement. We expect that the intercreditor agreement will provide that the liens in favor of the holders of senior subordinated notes will be subordinated to the liens in favor of the senior notes substantially to the same extent as the liens in favor of the senior notes are subordinated to the first priority liens. The final terms of the intercreditor agreement have not yet been agreed.

Description of the Proposed Amendments to the Indentures

        The indentures for Metaldyne's senior notes and senior subordinated notes are expected to be amended, among other things, to (i) permit the Merger to be consummated, (ii) facilitate the operations of Metaldyne as a subsidiary of Asahi Tec following the merger, (iii) permit the previously declared distribution of shares of TriMas Corporation common stock owned by Metaldyne, (iv) waive the obligation of Metaldyne to offer to purchase notes at 101% of their principal amount following the merger and (v) make certain other changes, including provisions for the pledge of collateral to secure the notes, provisions requiring that Metaldyne make an offer to purchase up to $25 million of senior notes at par following the Merger and a requirement to reduce debt with up to $50 million of proceeds of certain equity issuances by Asahi Tec which would be contributed to Metaldyne.

Description of the Aozora Bridge Loan Commitment and Asahi Tec Lender Consent

        Asahi Tec has obtained a commitment from Aozora Bank to provide a one-day Japanese Yen denominated bridge loan, which we refer to as the Aozora Bridge Loan, in the Yen equivalent of $278 million to fund a portion of the merger consideration to be paid to the principal company stockholders, which amounts will be immediately reinvested in Asahi Tec and repaid to Aozora Bank. The Aozora Bridge Loan commitment exceeds the amount required to fund the merger consideration but cannot be drawn for any other purpose and is unavailable to Metaldyne for other uses. The Aozora Bridge Loan is subject to the satisfaction of certain conditions, including no material adverse change in financial markets or capital markets and no event occurring which may materially affect the assets or financial condition of Asahi Tec or Metaldyne and there existing no specific and clear threat that such event would occur. The Aozora Bridge Loan documentation will also contain other conditions and representations and warranties, covenants, events of default and indemnification provisions customary in the Japanese loan market for one-day loans to similarly situated borrowers.

        Asahi Tec has also obtained a commitment by the lenders under its existing credit facility to consent to the consummation of the Merger and the related transactions. The commitment is conditioned upon the satisfaction of certain conditions, including (a) the consummation of the Aozora Bridge Loan, (b) an amendment to the existing Asahi Tec credit facility, (c) the accuracy of certain representations and warranties with respect to Metaldyne and compliance by Asahi Tec with the covenants under the existing Asahi Tec credit facility (including representations and covenants providing that no action will be taken that will result in the obligations under the New Credit Facilities being recourse against Asahi Tec), and covenants relating to limitations on transactions between Asahi Tec on the one hand and Metaldyne on the other and (d) a pledge by RHJI of its shares in Asahi Tec.

Description of RHJI Equity Commitment and Additional Investment

        RHJI has agreed, subject to satisfaction of the conditions in the Merger Agreement which would require it to consummate the Merger, to purchase $185 million of Asahi Tec common stock at the ¥206 per share price negotiated in connection with the original August 31, 2006 agreements (and approved by Asahi Tec shareholders at the November 16th extraordinary shareholders' meeting to approve the transactions), payable in Japanese Yen, which is expected to be contributed to Metaldyne to finance the Merger and related transactions, including the cost of the consent solicitation. Pursuant to the Stock Purchase Agreements described under "The Merger—Other Agreements—Stock Purchase Agreements," Heartland has agreed, subject to the satisfaction of the conditions therein, to purchase $15 million of common stock of Asahi Tec at the ¥206 per share price negotiated in connection with the original August 31, 2006 agreements.

Sources and Uses of Funds

        The table below sets forth the estimated sources and uses of cash for the Merger and related transactions at the Metaldyne level based on amounts outstanding at October 1, 2006. Sources of funds and actual amounts may vary from those in the table below due to the foregoing and that the actual closing date will not be October 1, 2006.

Sources:

(in millions)
New term loan facility(1)	$435.0
New revolving facility(1)(2)	$0.8
Aozora Bridge Loan(3)	$178.0
New cash equity investment(4)	$200.0

Total sources	$813.8

Uses:

Cash purchase of Metaldyne equity(5)	$181.4
Refinancing of existing senior credit facilities	$491.8
Repayment of accounts receivable securitization facility	$37.7
Payment of consent fees	$47.9
Payment of estimated fees and expenses(6)	$55.0

Total uses	$813.8

(1)
Includes an expected $15.0 million increase in the term loan facility, which will reduce drawings under the revolving facility. See "—Description of the New Credit Facilities."

(2)
The amount committed under the new asset based revolving credit facility is $150.0 million subject to a borrowing base. Actual amounts drawn will depend upon balances required to be repaid under the existing revolving credit facility and accounts receivable securitization facility, which will depend upon working capital requirements.

(3)
This is the portion of the one-day bridge loan to Asahi Tec that will be used to fund Acquisition Sub to effect the Merger. The entire balance will be repaid with funds received by Asahi Tec from the issuance of new equity securities of Asahi Tec to the principal company stockholders and the Metaldyne preferred stockholders under the Asahi Tec stock purchase agreements.

(4)
Represents the $185 million equity commitment of RHJI and its co-investors to Asahi Tec and $15 million equity commitment of Heartland to Asahi Tec.

(5)
As discussed elsewhere in this Statement, all but approximately $3.4 million of the merger consideration payable in respect of the Common Stock and preferred stock is required to be reinvested in Asahi Tec equity securities.

(6)
Does not include any cash required after closing to fund and pay certain potential supplemental retirement obligations. See "The Merger—The Merger Agreement—Conditions to the Merger."

Fees and Expenses

        In connection with the Merger, Metaldyne estimates that it will incur, and will be responsible for paying, transaction related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, HSR Act, Japanese and other foreign regulatory filing fees, fees and expenses of attorneys and accountants and other related charges, totaling approximately $55 million. This amount consists of the following estimated fees and expenses (exclusive of consent fees relating to Metaldyne notes):

Description	Amount
(In millions)
Financial advisory fees and expenses	$41.5
Legal, accounting and other advisory fees and expenses	$9.3
HSR Act, Japanese and other foreign regulatory filing fees	$1.2
SEC filing fees	$0.1
Printing and mailing costs	$0.1
Miscellaneous	$2.8

Certain Projections

        Metaldyne provided its projections for fiscal years 2006 through 2010 for use by Asahi Tec and its financial advisors in connection with Asahi Tec's review of Metaldyne and in the course of negotiations between Metaldyne and Asahi Tec described in "The Merger—Special Factors—Background of the Merger," set forth above.

        Metaldyne does not, as a matter of course, publicly disclose projections of future revenues or earnings. The projections were not prepared with a view to public disclosure and are included in this Statement only because such information was made available to Asahi Tec and financial advisors in connection with their respective due diligence investigations of Metaldyne and to Lazard for use by them in their respective fairness analyses. The projections were not prepared with a view to compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections included in this Statement have been prepared by, and are the responsibility of, Metaldyne's management. KPMG LLP has neither examined nor compiled the projections and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference in this Statement relates to Metaldyne's historical financial information. It does not extend to the projections and should not be read to do so. In compiling the projections, Metaldyne's management took into account historical performance, combined with estimates regarding revenues, EBITDA and net income. The projections were developed in a manner consistent with management's historical development of such projections and were not developed for public disclosure. Although the projections are presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events made by Metaldyne's management that Metaldyne's management believed were reasonable at the time the projections were prepared. In addition, factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of Metaldyne's management, may cause the projections or the underlying assumptions to be inaccurate. It should be assumed that actual results will vary from those contained in the projections. The inclusion of this information should not be regarded as an indication that Asahi Tec, the financial advisors or any other recipient of this information considered, or now considers, the projections to be a reliable prediction of future results.

        Metaldyne does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, regardless of whether any or all of the assumptions underlying the projections are shown to be in error.

	2010	2009	2008	2007	2006
	(in millions)
Sales	$2,080.4	$2,076.5	$1,996.4	$1,892.4	$1,833.0
EBITDA	246.5	244.3	227.8	203.7	183.4
Operating Income/EBIT	138.0	134.1	115.6	89.2	65.1
Capital Expenditures	80.0	80.0	80.0	80.0	75.0

        Metaldyne initially prepared projections for Asahi Tec and its financial advisors during the course of negotiating the Merger, a period of over ten months. Metaldyne updated the projections periodically to reflect changes in industry sales estimates by a third party forecaster that it utilizes (as discussed below), its own monthly sales and the announcements by DaimlerChrysler, Ford and General Motors of production cutbacks and the related anticipated inventory corrections. These customers gave little or no warning to the automotive supply community to prepare for the reductions and thus there were few short term mitigates to limit the negative impact of the production slowdown in 2006. Metaldyne has significant new business launching in 2007 and beyond that it expects to continue its trend of growth despite the expected long term gradual decline of its domestic Big 3 customers. Metaldyne revised its sales forecasts for 2007 through 2010 to be consistent with updated third party projections. Additionally Metaldyne adjusted its profitability forecasts to account for the updated volume assumptions and to adjust for the anticipated improvement in sales mix due to higher growth rate in its higher margin powertrain segment. These factors and changes are reflected in the projections set forth above.

        The information set forth below are the projections which were last delivered to Asahi Tec prior to the signing of the original Merger Agreement:

PRIOR PROJECTIONS—SUPERSEDED	2010	2009	2008	2007	2006
	(in millions)
Sales	$2,329.3	$2,239.7	$2,136.9	$1,992.3	$1,874.6
EBITDA	253.4	242.3	229.5	211.6	190.8
Operating Income / EBIT	120.9	114.3	106.8	96.3	75.0
Capital Expenditures	80.0	80.0	80.0	80.0	75.0

        All of the projections summarized above exclude certain expenses which in Metaldyne's opinion did not reflect a "normalized" level of operations. Specifically, the projections for fiscal 2006 (the "year 2006 projections") exclude costs to complete and close the Asahi Tec transaction, monitoring fees paid to Heartland, fixed asset losses and certain other restructuring costs. Additionally, the year 2006 projections assume the annualized savings from the buyback of certain operating leases which occurred in March and April of 2006. These items have not been and would not be excluded in historical financial statements prepared in accordance with generally accepted accounting principles.

        In preparing the above five year projections, Metaldyne made a number of assumptions about its markets, their growth rates and other factors that will affect the accuracy of these financial projections.

        Metaldyne's sales are generally dependent on the global automotive industry. Therefore, in order to forecast its sales, Metaldyne utilizes a third party forecasting service commonly used in the industry.

Included in the forecast is business currently in production and business expected to enter into production over the forecast horizon. For business currently in production, sales are projected using volume estimates per the third party forecasting service with the corresponding sales prices for the relevant parts manufactured by Metaldyne. Metaldyne has adjusted sales for any contractual price movements agreed to with its customers. Expected future business is categorized into three categories for forecasting purposes: Awarded Business, High Probability Business and Tracking Business. Awarded Business represents program awards from customers supported by a signed purchase order or letter of intent from Metaldyne's customers. High Probability business represents program awards where Metaldyne has received indications from its customers that make it highly confident it will be awarded the business (e.g., Metaldyne received a prototype order or an encouraging letter from the customer). Tracking business represents business that has been quoted to the customer where the Company believes the business is more likely than not to be awarded. High Probability and Tracking business are included in the forecasts at amounts less than 100% depending on the year projected. Each category of expected new business is projected using the same third party forecasting service discussed above and the price expected to be charged to the customer.

        Earnings before interest, taxes, depreciation and amortization (EBITDA) was projected to increase due to the projected growth of Metaldyne's sales discussed above. Metaldyne's business is expected to increase towards its higher margin products, such as powertrain applications in powder metal and noise vibration and harshness products. Therefore, Metaldyne has assumed that EBITDA margins will improve modestly over the forecasted period due to this anticipated improvement in selling mix.

        Operating income or earnings before interest and taxes (EBIT) was projected to increase commensurate with EBITDA discussed above. Capital expenditures were projected to remain relatively consistent over the forecast period despite the projected sales growth. Capital expenditures as a percentage of sales are expected to benefit by increasing efficiency driven by technology investment, facility utilization and increasing sales mix towards products with lower capital investment to sales relationships.

        The projections set forth above should be read together with the "Certain Information Regarding Metaldyne, Its Security Holders and Management—Selected Financial Data" included in this Statement and Metaldyne's historical financial statement and other financial information and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as set forth in Metaldyne's 2005 10-K and its quarterly report on Form 10-Q for the quarter ended October 1, 2006 (the "2006 Third Quarter 10-Q"), which are attached hereto as Annex L and Annex M, respectively. However, Metaldyne reiterates that the projections have already been superseded by subsequent developments.

THE PARTIES TO THE MERGER

Metaldyne

        Metaldyne is a leading global manufacturer of highly engineered metal components for the global light vehicle market that serves approximately 200 automotive and industrial customers. Metaldyne's products, which are used in the transmissions, engines and chassis of vehicles, include metal formed and precision engineered components and modular systems. Our two principal segments are:

  •
  Chassis Segment—Chassis is a leading supplier of components, modules and systems used in a variety of engineered chassis applications, including wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes, including hot, warm and cold forging, and machining and assembly. We apply full-service integrated machining and assembly capabilities to an array of chassis components; and

  •
  Powertrain Segment—Powertrain is a leading manufacturer of a broad range of engine components, modules and systems, including sintered metal, powder metal, hydraulic controls, precision shafts and forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies. We apply integrated program management to a broad range of engine and transmission applications.

        Metaldyne's principal executive offices are at 47659 Halyard Drive, Plymouth, Michigan 48170-2429, and its telephone number is (734) 207-6200.

Asahi Tec

        Asahi Tec is headquartered in Shizuoka, Japan, and primarily designs, manufactures and sells ductile iron cast auto parts for truck and construction machinery OEMs, aluminum casting parts for truck and passenger car OEMs and aluminum wheels for automobile OEMs. Asahi Tec also designs, manufactures and sells environmental systems, equipment and development technologies used by local governments and municipalities and electrical hardware and equipment used by electricity generators. The company employs more than 3,500 employees at facilities in Japan, Thailand and China.

        Asahi Tec's principal executive offices are at 547-1 Horinouchi, Kikugawa City, Shizuoka, Japan, 439-8651 and its telephone number is +81 (537)36-3111.

        There have been no prior material transactions between Metaldyne and Asahi Tec.

Acquisition Sub

        Acquisition Sub is a newly incorporated Delaware corporation and wholly owned subsidiary of Asahi Tec. Other than in connection with the Merger and related transactions, Acquisition Sub has not engaged in any activities and it has no material assets or liabilities.

        Acquisition Sub's principal executive offices are at 547-1 Horinouchi, Kikugawa City, Shizuoka, Japan, 439-8651 and its telephone number is +81 (537)36-3111.

THE MERGER AGREEMENT

        The following description of the Merger Agreement describes the material terms of the Merger Agreement. A complete copy of the Merger Agreement is attached to this Information Statement/Proxy Statement as Annex A. You are urged to read the entire Merger Agreement carefully. The description of the Merger Agreement in this Information Statement/Proxy Statement has been included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Structure and Effective Time

        The Merger Agreement provides for the Merger of Argon Acquisition Corp. with and into Metaldyne. Metaldyne will survive the Merger and continue to exist after the Merger as a wholly owned subsidiary of Asahi Tec.

        The Merger will become effective at the time a certificate of merger is duly filed with the Delaware Secretary of State (or at a later time if agreed by the parties and specified in the certificate of merger). We expect to complete the Merger on or about January 10, 2007; however we cannot assure you when, or if, all the conditions to completion of the Merger will be satisfied or waived (see "—Conditions to the Merger").

        We refer to the Merger Agreement, the Asahi Tec Voting Agreement, the Asahi Tec Stock Purchase Agreement, the HIP Stock Purchase Agreement and the Preferred Stock Purchase Agreements and the documents delivered in connection with the foregoing as the "Transaction Agreements." Documents delivered in connection with the TriMas Distribution are not Transaction Documents. The Transaction Documents other than the Merger Agreement are described below under "—Other Agreements."

Merger Consideration

        The Merger Agreement provides that, at the effective time of the Merger:

  •
  each share of Metaldyne common stock outstanding immediately prior to the effective time of the Merger owned by a principal company stockholder will be converted into the right to receive an amount, the "PCS Common Merger Consideration," in cash without interest, equal to $1.5243;

  •
  each other share of Metaldyne common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount, the "Common Merger Consideration," in cash without interest, equal to the greater of (A) $2.57 and (B) the product of (x) the Common Price Ratio (as defined below) and (y) $2.57;

  •
  each share of Metaldyne series A preferred stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive in cash the quotient of $44,893,310 divided by the number of such issued shares;

  •
  each share of Metaldyne series A-1 preferred stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive in cash the quotient of $53,106,702 divided by the number of such issued shares; and

  •
  each share of Metaldyne series B preferred stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive in cash the quotient of $16,681,233 divided by the number of such issued shares.

        In the event that any cash payment will be due following the effective time of the Merger from Metaldyne to a holder of a Metaldyne stock option pursuant to the provisions described below under "—Treatment of Metaldyne Stock Options and Other Stock Based Awards," the PCS Common Merger Consideration and the Common Merger Consideration will be appropriately adjusted (pro rata, on a per share basis) so that the aggregate amount of the merger consideration payable to common stock holders and such payment or payments following such adjustment equals the amount of the merger consideration payable to common stock holders (excluding any such payment or payments) prior to such adjustment. The exercise price of the Company's outstanding options currently is substantially in excess of $2.57 per common share, without giving effect to any adjustment to the exercise price thereof required by the TriMas Distribution. Such exercise price may be decreased to give effect to the TriMas Distribution. In addition, the Common Merger Consideration may be adjusted upward as described above. However, the Company believes that no cash payment will be due after the closing of the Merger on any such options. Messrs. Leuliette, Stafeil and Amato have each waived any cash payments due to them under the options in connection with the Merger.

        For purposes of the Merger Agreement: "Common Price Ratio" means a fraction equal to the quotient of the Closing Common Price divided by the Signing Common Price; "Signing Common Price" means $2.9693 and "Closing Common Price" means the average of the closing prices in Japanese yen of a share of the common stock of Asahi Tec on the Tokyo Stock Exchange ("TSE") for the thirty trading day period ending on the second business day prior to the closing date of the Merger, converted into U.S. dollars at the 4:00 p.m., New York time, exchange rate of Japanese yen to U.S. dollars published by the Wall Street Journal (New York City edition) on the second business day immediately prior to the closing date of the Merger. All treasury shares and shares owned by Metaldyne's subsidiaries, Asahi Tec or Acquisition Sub or their subsidiaries will be cancelled and retired and will cease to exist at the effective time of the Merger and no consideration will be delivered or deliverable in exchange for those shares. If appraisal rights for any Metaldyne shares are perfected by any Metaldyne stockholders, then those shares will be treated as described in the section entitled "The Merger—Appraisal Rights."

Payment Procedures

        Asahi Tec will appoint paying agents reasonably satisfactory to Metaldyne that will make payment of the merger consideration in exchange for certificates representing shares of Metaldyne common stock and preferred stock. Asahi Tec will take all reasonable steps necessary to enable, and will cause, the surviving corporation to provide to the paying agents, concurrently with the closing of the Merger, cash necessary to pay the merger consideration. As soon as reasonably practicable after the effective time of the Merger, the paying agents will mail to the holders of record of Metaldyne common stock a letter of transmittal and instructions explaining how to surrender their stock certificates to the paying agents in exchange for the merger consideration. Upon surrender of a certificate for cancellation to the paying agents, together with a properly completed and duly executed letter of transmittal and any other documents as may reasonably be required by the paying agents, the holder of such certificate will be entitled to receive the appropriate merger consideration in cash, minus any withholding taxes required by law.

Treatment of Metaldyne Stock Options and Other Stock Based Awards

        As of the effective time of the Merger, all outstanding stock options previously granted under Metaldyne's 2001 Long-Term Equity Incentive Plan will be canceled in exchange for a cash payment by Metaldyne of an amount equal to (i) the excess, if any, of (A) the Common Merger Consideration over (B) the exercise price per share of Metaldyne common stock subject to such Metaldyne stock option

(adjusted to reflect the TriMas Distribution), multiplied by (ii) the number of shares of Metaldyne common stock that are subject to such Metaldyne stock option immediately prior to the effective time of the Merger and for which such Metaldyne stock option shall have not theretofore have been exercised. The Company believes no cash payments will be due on any such stock options after the closing of the Merger. In addition, Asahi Tec will make available options on its common stock to certain Metaldyne employees.

        As of the effective time of the Merger, all outstanding restricted stock units ("RSU's") previously granted under the 2001 Long Term Equity Incentive Plan will be canceled in exchange for a cash payment by Metaldyne of an amount equal to (i) (A) if the holder of such Metaldyne RSU is a principal company stockholder, $2.57 or (B) if the holder of such Metaldyne RSU is not a principal company stockholder, the Common Merger Consideration multiplied by (ii) the number of shares of Metaldyne common stock that are subject to such Metaldyne RSU for which such Metaldyne RSU shall have not previously have been settled.

        The 2001 Long Term Equity Incentive Plan will terminate at the effective time of the Merger, and the provisions in any other company benefit plan providing for the issuance, transfer or grant of any capital stock of Metaldyne or any interest in respect of any capital stock of Metaldyne will be deleted at that time, and thereafter no holder of a Metaldyne stock option or Metaldyne RSU or any current or former director, officer, employee or independent contractor of Metaldyne or its subsidiaries will have any right thereunder to acquire any capital stock of Metaldyne or the surviving corporation or any other equity interest therein.

Certificate of Incorporation and Bylaws

        The Merger Agreement provides that at the effective time of the Merger, the certificate of incorporation set forth in Exhibit A of the Merger Agreement will become the certificate of incorporation of the surviving corporation, and the bylaws of Acquisition Sub will become the bylaws of the surviving corporation.

Directors and Officers

        The Merger Agreement provides that the directors of Acquisition Sub immediately before the effective time of the Merger will be the directors of the surviving corporation. The officers of Metaldyne immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by Metaldyne to Asahi Tec and Acquisition Sub, including representations and warranties relating to:

  •
  due organization, standing and power, and other corporate matters of it and its subsidiaries;

  •
  certificate of incorporation and by-laws;

  •
  capitalization of it and its subsidiaries;

  •
  authorization, execution, delivery and enforceability of the Merger Agreement;

  •
  conflicts or violations under charter documents, contracts, instruments or law, and required consents and approvals;

  •
  reports, proxy statements and financial statements filed with the Securities and Exchange Commission;

  •
  accuracy of information and undisclosed liabilities;

  •
  conduct of business in the ordinary course and absence of certain changes or events, including the absence of a material adverse effect on Metaldyne (a material adverse effect on Metaldyne means (a) a material adverse effect on the business, assets, financial condition or results of operations of Metaldyne and its subsidiaries, taken as a whole except, in each case, to the extent arising or resulting from, or caused or attributable to, any of the following, individually or taken together: (i) general U.S., Japanese or global economic, political or market conditions to the extent not materially disproportionately affecting Metaldyne and its subsidiaries, taken as whole, relative to other automotive industry participants in Metaldyne's geographic area, (ii) changes in applicable generally accepted accounting principles or law, (iii) the public announcement of the Transactions, the consummation of the Transactions or the execution of the Transaction Agreements or (iv) acts of terrorism or war to the extent not materially disproportionately affecting Metaldyne and its subsidiaries, taken as whole, relative to other automotive industry participants in Metaldyne's geographic area, (b) a material adverse effect on the ability of Metaldyne to perform its obligations under the Merger Agreement or the other Transaction Agreements to which it is a party or (c) a material adverse effect on the ability of Metaldyne to consummate the Transactions to which it is a party or the TriMas Distribution);

  •
  tax matters;

  •
  absence of changes in employee benefit plans and arrangements;

  •
  ERISA compliance and other employee matters;

  •
  litigation;

  •
  compliance with applicable law;

  •
  environmental matters;

  •
  intellectual property;

  •
  material contracts and debt instruments;

  •
  title to real property;

  •
  the TriMas Distribution;

  •
  customers and suppliers;

  •
  brokers' fees with respect to the Merger; and

  •
  receipt of the Lazard fairness opinion.

        The Merger Agreement also contains representations and warranties made by Asahi Tec and Acquisition Sub to Metaldyne, including representations and warranties relating to:

  •
  due organization, standing and power, and other corporate matters;

  •
  ownership of Metaldyne common stock;

  •
  authorization, execution, delivery and enforceability of the Merger Agreement;

  •
  conflicts or violations under charter documents, contracts, instruments or law, and required consents and approvals;

  •
  accuracy of information supplied for this Statement and other filings with the Securities and Exchange Commission in connection with the Merger;

  •
  brokers' fees with respect to the Merger;

  •
  the financing; and

  •
  Asahi Tec and its affiliates not constituting "interested stockholders" (within the meaning of the Delaware General Corporation Law of the State of Delaware, which we refer to as the DGCL) of the Company.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the Merger.

Conduct of the Business of Metaldyne Prior to the Merger

        From the date of the Merger Agreement through the effective time of the Merger or, if earlier, the termination of the Merger Agreement, except as previously disclosed or expressly permitted by the Merger Agreement, Metaldyne has agreed (and has agreed to cause its subsidiaries) to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to use all commercially reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, and to keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.

        In addition, during the same period, Metaldyne has also agreed that, except as previously disclosed, otherwise expressly permitted, or otherwise contemplated by the Merger Agreement, and without the prior written consent of Asahi Tec, it will not, and will cause its subsidiaries not to, among other things:

  •
  declare, set aside, allot or pay any dividend or other distribution in respect of any of its capital stock, other than the TriMas Distribution and any intracompany distributions;

  •
  split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities;

  •
  purchase, redeem or acquire any shares of capital stock or other securities of Metaldyne or any of its subsidiaries;

  •
  issue options, debt securities, shares or other equity based awards, other than the issuance of Metaldyne common stock upon the exercise of Metaldyne stock options or the vesting of Metaldyne RSUs outstanding on the date of the Merger Agreement in accordance with their terms as of that date;

  •
  make any acquisitions of businesses or material assets other than (1) (I) purchases of inventory and, (II) new prepaid expenditures that in the aggregate, are not in excess of the sum of (x) $10 million plus (y) the product of $2 million multiplied by the number of full months between the date of the date of the Merger Agreement and the closing and (III) repairs, each of (I), (II) and (III) in the ordinary course of business consistent with past practice and (2) capital expenditures in an aggregate amount of up to the sum of $20.0 million plus the product of $5.0 million multiplied by the number of full months between the date of the Merger Agreement and the closing;

  •
  amend its charter, by-laws or other comparable organization documents;

  •
  grant to any current or former director, officer, employee or independent contractor of Metaldyne or its subsidiaries (any "Participant") any loan or increase in compensation, benefits or perquisites, other than in individual cases to respond to competitive offers of employment to Participants (other than certain Participants referred to as "Covered Participants," including current directors, officers and other employees and independent contractors reasonably likely to earn aggregate base and bonus compensation in 2006 of $500,000 or more) in the ordinary course of business consistent with past practice, (B) grant to any Participant any increase in severance, change in control, termination or similar compensation or benefits, or pay any bonus to any Participant, in each case except to the extent required under any company benefit plan or company benefit agreement as in effect on the date of the Merger Agreement, (C) take any action to fund or in any other way secure the payment of compensation or benefits under any company benefit plan or company benefit agreement, (D) establish, adopt, enter into, amend, modify or terminate any collective bargaining agreement or other labor union contract, company benefit plan or company benefit agreement, (E) pay or provide to any Participant any benefit not provided for under a company benefit plan or company benefit agreement as in effect on the date of the Merger Agreement other than the payment of base compensation in the ordinary course of business consistent with past practice and other than in individual cases to respond to competitive offers of employment to Participants (other than Covered Participants reasonably likely to earn aggregate base and bonus compensation in 2006 of $500,000 or more) in the ordinary course of business, (F) grant any awards under any company benefit plan (including the grant of Metaldyne stock options, Metaldyne RSUs or other stock based or stock related awards or the removal or modification of existing restrictions in any contract, company benefit plan or company benefit agreement on awards made thereunder) or (G) take any action to accelerate any compensation or benefits, including vesting and payment, or make any material determinations, under any collective bargaining agreement, company benefit plan or company benefit agreement;

  •
  make any change in accounting methods, principles or practices materially affecting Metaldyne, except insofar as may have been required by a change in the generally accepted accounting principles;

  •
  sell, lease (as lessor), license or otherwise dispose of or subject to any lien any properties or assets that are material, individually or in the aggregate, to Metaldyne and its subsidiaries, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice and the TriMas Distribution;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, subject to certain exceptions;

  •
  make or agree to make any new capital expenditures, except for capital expenditures in an aggregate amount of up to the sum of $20.0 million plus the product of $5.0 million multiplied by the number of full months between the date of the Merger Agreement and the closing;

  •
  make or change any material tax election;

  •
  enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be likely to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

  •
  except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices;

  •
  (A) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of Metaldyne included in the documents filed by Metaldyne with the Securities and Exchange Commission prior to the date of the Merger Agreement or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it is a party except for confidentiality agreements in the ordinary course consistent with past practice;

  •
  cancel or terminate any insurance policy or arrangement naming or providing for it as a beneficiary or a loss payable payee (unless such policy or arrangement is cancelled or terminated in the ordinary course of business and concurrently replaced with a policy or arrangement with substantially similar coverage); or

  •
  authorize or commit to any of the above.

Other Covenants

        Under the Merger Agreement, the Metaldyne board of directors has agreed, subject to its obligations under applicable law, to recommend that Metaldyne's stockholders vote to adopt the Merger Agreement.

        Metaldyne shall promptly advise Asahi Tec orally and in writing of any change or event that has or could be reasonably likely to have a material adverse effect on Metaldyne. Metaldyne will also report in good faith and on a regular basis to Asahi Tec regarding material operational developments and the general status of ongoing operations, provided that such reporting shall not disrupt the business of Metaldyne.

No Solicitation

        The Merger Agreement provides that Metaldyne will not, and will not authorize or permit any Metaldyne subsidiary to, and Metaldyne will not authorize or permit any officer, director or employee of Metaldyne, or any investment banker, attorney, or other advisor or representative of Metaldyne to:

  •
  directly or indirectly solicit, initiate or encourage the submission of any company takeover proposal;

  •
  enter into any agreement with respect to any company takeover proposal; or

  •
  directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a company takeover proposal.

        The Merger Agreement also contains detailed provisions allowing Metaldyne, prior to obtaining required stockholder approval to the Merger, to consider alternative takeover proposals and requires Metaldyne to give advice to Asahi Tec and keep Asahi Tec informed of any Company Takeover Proposal. The requisite stockholder approval of the Merger has been obtained.

        A "company takeover proposal" means (a) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving Metaldyne, (b) any proposal for the issuance by Metaldyne of over 20% of its equity securities as consideration for the assets or securities of another person or (c) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of Metaldyne, in each case other than the Transactions. For the avoidance of doubt, the TriMas Distribution and all proposals related thereto will not be deemed to be a company takeover proposal. A "superior company proposal" means any proposal made by a third party to acquire 50% or more of the equity securities or consolidated assets of Metaldyne, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of its assets or otherwise, (i) on terms which a majority of the members of Metaldyne's board of directors determines in good faith to be more favorable to the holders of Metaldyne common stock than the Merger, taking into account all the terms and conditions of such proposal and the Merger Agreement and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that Metaldyne's board of directors shall not so determine that any such proposal is a Superior Company Proposal until Metaldyne has promptly advised Asahi Tec of the identity of the person making the proposal and the material details of the proposal and keeps Asahi Tec fully informed of the status of the proposal. For the avoidance of doubt, the TriMas Distribution and all proposals related thereto will not be deemed to be a Superior Company Proposal.

Employee Benefits

        Asahi Tec has agreed that for one year following the effective time of the Merger, it will, or will cause Metaldyne to, either maintain Metaldyne's existing employee benefit plans (other than equity based plans) at the benefit levels in effect on the date of the Merger Agreement or provide employee benefits (other than equity based benefits) to employees of Metaldyne and its subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to those in effect on the date of the Merger Agreement. Nothing in the Merger Agreement prevents Asahi Tec or Metaldyne from amending or terminating any employee benefit plan in accordance with the terms thereof and with applicable law, so long as they comply with the requirements of the Merger Agreement.

        Asahi Tec has agreed to treat the service of each employee of Metaldyne and its subsidiaries prior to the effective time of the Merger as service with Asahi Tec or its subsidiaries for purposes of each employee benefit plan of Asahi Tec or its subsidiaries in which such employee is eligible to participate after the effective time of the Merger, including for purposes of eligibility, vesting, benefit levels and accruals (but not for purposes of benefit accrual under any defined benefit pension plans); except where such service recognition would result in a duplication of benefits.

        Asahi Tec has agreed to waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Asahi Tec or its affiliates (other than Metaldyne and its subsidiaries) in which employees of Metaldyne and its subsidiaries (and their eligible dependents) will be eligible to participate from and after the effective time of the Merger, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Metaldyne employee benefit plan immediately prior to the effective time of the Merger. Asahi Tec has also agreed to recognize, or cause to be recognized, the dollar amount of all expenses incurred by each employee of Metaldyne and its subsidiaries (and his or her eligible dependents) during the calendar year in which the effective time of the Merger occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time of the Merger.

        Asahi Tec has agreed to make available options on its common stock to certain Metaldyne employees who currently own Metaldyne options on terms to be determined.

Commercially Reasonable Efforts

        Asahi Tec and Metaldyne have agreed to use their commercially reasonable efforts to take or cause to be taken, all actions necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including:

  (a)
  the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity,

  (b)
  the obtaining of all necessary consents, approvals or waivers from third parties,

  (c)
  the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or any other Transaction Agreement or the consummation of the transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and

  (d)
  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Transaction Agreements.

        Asahi Tec and Acquisition Sub have agreed to use their commercially reasonable efforts to obtain the proceeds of the debt and equity financing on the terms and conditions described in the commitment letter, the Asahi Tec consent letter and the Asahi Tec commitment letter (see "The Merger—Special Factors—Financing"), including using commercially reasonable efforts to (a) negotiate definitive agreements with respect to the debt and equity financing consistent with the terms and conditions contained in the commitment letter and (b) satisfy on a timely basis all conditions in such definitive agreements the satisfaction of which are within the control of Asahi Tec and Acquisition Sub.

        Asahi Tec and Acquisition Sub have also agreed to use their commercially reasonable efforts to comply with their respective obligations, and enforce their respective rights, under the commitment letter, the Asahi Tec consent letter and the Asahi Tec commitment letter (see "The Merger—Special Factors—Financing") and shall cause RHJI to comply with its obligations under the equity commitment. Asahi Tec has agreed to keep Metaldyne informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, the commitment letter, the Asahi Tec consent letter and the Asahi Tec commitment letter or the equity commitment letter if such amendment, modification, waiver or remedy amends the conditions to the drawdown of the financing in a manner adverse to the interests of Metaldyne and its shareholders in any material respect or adversely affects in any material respect the ability of Asahi Tec or Metaldyne to effect the financing or obtain the proceeds of the equity commitment.

        Metaldyne has agreed to use commercially reasonable efforts to assist and cooperate with Asahi Tec and Acquisition Sub in connection with their efforts to obtain the proceeds of the financing; provided, however, that none of Metaldyne or any of its subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financing prior to the effective time of the Merger.

        In the event that the financing is not available to consummate the refinancing and pay related fees and expenses of the Transactions contemplated by the Merger Agreement and the other Transaction Agreements, then Asahi Tec shall promptly notify Metaldyne and Asahi Tec and Acquisition Sub shall use their commercially reasonable efforts to obtain alternative financing on terms that are no less favorable to Asahi Tec and Acquisition Sub than those set forth in the commitment letter, the Asahi Tec consent letter or the Asahi Tec commitment letter, as applicable, and in the same amounts as contemplated by the commitment letter (including for working capital purposes following the closing of the Merger) or Asahi Tec commitment letter, as applicable; provided that no such alternative financing may require a greater cash equity commitment than that contemplated by the equity commitment. We refer to such alternative financing as the "Alternative Financing."

        Asahi Tec and Metaldyne have agreed to use their commercially reasonable efforts to proceed with and complete the consent solicitations as required to satisfy the conditions related thereto, provided, however, that Asahi Tec shall have the sole right to control decisions with respect to the strategy and conduct of the consent solicitations (including modifying the terms and structure thereof; provided that Asahi Tec shall have no obligation whatsoever to modify the terms of the consent solications) and that the consent of Metaldyne shall be required to modify or waive material terms or conditions if such modification or waiver would be reasonably likely to materially and adversely impact the probability of a successful outcome for the consent solicitations or would conflict with the transaction.

        On November 27, 2006, Metaldyne received a consent and waiver for the required matters from the sole record holder of Metaldyne's 10% senior subordinated notes due 2014. By December 19, 2006, Metaldyne received written consents and waivers for the required note indenture modifications from the required holders of Metaldyne's 11% senior subordinated notes and Metaldyne's senior notes and Metaldyne and the trustees under such indentures signed supplemental indentures reflecting the same that will become operative upon the Merger.

        Additionally, Asahi Tec and Metaldyne have agreed to use their commercially reasonable efforts to cause the TriMas Distribution (including obtaining all necessary third party consents and approvals with respect thereto, including as required under any securities laws) to become payable immediately following the effective time of the Merger to Metaldyne stockholders of record one business day prior to the closing date.

Indemnification

        Asahi Tec has agreed that, to the fullest extent permitted by law, it will cause the surviving corporation to honor all of Metaldyne's obligations to indemnify or hold harmless (including obligations to advance funds for expenses) the current and former directors or officers of Metaldyne for acts or omissions by such directors and officers occurring prior to the effective time of the Merger to the extent that such obligations of Metaldyne exist on the date of the Merger Agreement, whether pursuant to Metaldyne's certificate of incorporation, by-laws, individual indemnity agreements or otherwise, and such obligations will survive the Merger and will continue in full force and effect in accordance with the terms of Metaldyne's certificate of incorporation, by-laws and such individual indemnity agreements from the effective time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

        The Merger Agreement requires that, for a period of six years after the effective time of the Merger, Asahi Tec will maintain in effect the current policies of directors' and officers' liability insurance maintained by Metaldyne, provided that the surviving corporation is not required to pay an annual premium in excess of 150% of the last annual premium paid by Metaldyne (the "Maximum Premium") as of the date of the Merger Agreement. If the existing directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, Asahi Tec shall use all commercially reasonable efforts to cause to be obtained as much directors' and officers' liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing directors' and officers' liability insurance. In lieu of continuing the existing directors' and officers' liability insurance, (i) Asahi Tec may obtain after the effective time of the Merger a "tail" directors' and officers' liability insurance policy on terms and conditions no less advantageous than the existing directors' and officers' liability insurance policy for a period of six years from the effective time of the Merger; provided that the annualized premium shall not exceed the Maximum Premium and (ii) Metaldyne may obtain prior to the effective time of the Merger a "tail" directors' and officers' liability insurance policy in an amount and on terms and conditions no more advantageous than the existing directors' and officers' liability insurance policy for a period of six years from the effective time of the Merger; provided that the lump sum premium shall not exceed $962,000.

Conditions to the Merger

        The obligations of Metaldyne, Asahi Tec and Acquisition Sub to complete the Merger are subject to the satisfaction of the following conditions:

  •
  (a) adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock (—this condition has been satisfied) and (b) dissemination to Common

    Stockholders of an information statement pursuant to Rules 14c-2 and 13e-3 under the Securities Exchange Act not less than 20 days prior to the closing date of the Merger (—this condition will be satisfied with the dissemination of this statement);

  •
  any applicable waiting period (or any extension) under the HSR Act has been terminated or has expired (—the applicable waiting period has expired);

  •
  any consents, approvals and filings under any foreign antitrust laws, the absence of which would prohibit the consummation of the Merger or would be reasonably likely to have a material adverse effect on Asahi Tec, have been obtained or made (—all such consents, approvals and filings have been made or obtained);

  •
  no temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger is in effect; provided that prior to asserting this condition, and subject to the limitations on each party's obligations described in the section entitled "—Commercially Reasonable Efforts," the applicable party shall have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered;

  •
  Asahi Tec and the principal Metaldyne stockholders shall have consummated the transactions contemplated by the Asahi Tec Stock Purchase Agreement without the amendment, modification or waiver in any material respect of any material term or condition thereof;

  •
  Metaldyne shall have completed the consent solicitations and shall have received consent from holders of a majority of the outstanding notes of each series consenting to the modifications of the note indentures to permit the Transactions and the TriMas Distribution; provided, however, that prior to asserting this condition, the applicable party shall have complied in all material respects with its obligations under the Merger Agreement to cooperate to complete the consent solicitations (—by December 19, 2006, Metaldyne received the requisite consents for the required note indenture modifications and executed the supplemental indentures for the same that will become operative upon the consummation of the Merger);

  •
  Asahi Tec and Acquisition Sub shall have obtained the proceeds contemplated by the financing or the Alternative Financing; provided, however, that prior to asserting this condition, each of the parties shall have complied in all material respects with its obligations under the Merger Agreement to cooperate to complete such financing or the Alternative Financing (see "The Merger—Special Factors—Financing" and "—Commercially Reasonable Efforts"—efforts to obtain the financing are proceeding, for which commitments, subject to their own conditions, have been obtained); and

  •
  the transactions contemplated by the Asahi Tec Stock Purchase Agreement, the HIP Stock Purchase Agreement and the Preferred Stock Purchase Agreements shall have been consummated without the amendment, modification or waiver in any material respect of any material term or condition thereof.

        As described above, it is a condition to the obligations of Metaldyne, Asahi Tec and Acquisition Sub to complete the Merger that the transactions contemplated in the Stock Purchase Agreements shall have been consummated in accordance with their terms. As a result, the conditions to closing in the Stock Purchase Agreements are also conditions to the obligations of the parties to the Merger Agreement to complete the Merger. See "The Merger—Other Agreements."

        In addition, the obligations of Asahi Tec and Acquisition Sub to complete the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  Metaldyne's representations and warranties, other than certain fundamental representations described below, are true and correct as of the date of the Merger Agreement and as of the closing date (except that representations and warranties that speak as of another date will be determined as of that date) other than such failures to be true and correct as would not have a material adverse effect on Metaldyne (for purposes of determining whether such representations and warranties are true and correct and applying the foregoing qualifier with respect to a material adverse effect on Metaldyne, all such representations and warranties that already are qualified by reference to a material adverse effect on Metaldyne or other materiality qualifier are deemed to be not so qualified) (—Metaldyne recently became aware of certain matters that should have been made the subject of exceptions to its representations and warranties, but were not at the time of signing. Based on available information, Metaldyne and Asahi Tec are continuing to proceed with the Merger. Specifically, Metaldyne recently became aware of purported arrangements under which it may be asserted that, as a result of the Merger, Metaldyne may be obligated to accelerate funding and payment of actuarially determined amounts owing to four former executives under a supplemental executive retirement plan (the "SERP"). These four former executives are in addition to three other former executives whose purported accelerated funding rights under the SERP were known and disclosed. Metaldyne had accrued the underlying SERP obligation for all seven former executives on its reported balance sheet, but was unaware of the purported accelerating arrangements with respect to these four additional former employees. Metaldyne estimates that the cost to fund the liabilities for these seven former executives on an accelerated basis would not be more than approximately $8.5 million, which is net of approximately $7.7 million that TriMas would be obligated to reimburse under the 2002 TriMas sale agreement. Metaldyne continues to review these matters);

  •
  Metaldyne's representations and warranties as to certain fundamental representations that are qualified by materiality are true and correct, and those not so qualified are true and correct in all material respects as of the date of the Merger Agreement, and as of the closing date (except that representations and warranties that speak as of another date will be determined as of that date). Metaldyne's fundamental representations and warranties that are covered by this provision are those relating to due organization, good standing, corporate power, capital structure, authority to enter the Merger Agreement, due execution and enforceability of the Merger Agreement and each Transaction Agreement and corporate power and authority to complete the TriMas Distribution;

  •
  Metaldyne has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the closing date of the Merger;

  •
  Asahi Tec has received a certificate of Metaldyne, executed by its chief executive officer and chief financial officer, as to the satisfaction of the preceding three conditions;

  •
  since the date of the Merger Agreement, no event, change, effect, development or state of facts that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on Metaldyne has occurred;

  •
  certain amendments to Asahi Tec's existing credit facility shall have become effective in connection with the Transactions and refinancing on the terms and conditions set forth in the Asahi Tec consent letter (see "The Merger—Special Factors—Financing"—Asahi Tec is proceeding to obtain such amendments and refinancing, but it has not yet been obtained);

  •
  if the TriMas Distribution shall be paid, it shall be payable only on terms consistent in all material respects with the terms and conditions provided in the Merger Agreement;

  •
  Metaldyne shall have taken all steps necessary in compliance with Section 280G(b)(5) of the Code and the Treasury Regulations promulgated thereunder, including providing adequate disclosure to shareholders (within the meaning of Section 280G(b)(5)(B)(ii) of the Code and the Treasury Regulations promulgated thereunder) and conducting a vote of all shareholders (within the meaning of Treasury Regulation Section 1.280G-1, Q/A-7(b)), so that in the event the shareholder approval requirements of Section 280G(b)(5)(B)(i) of the Code are met in connection with such shareholder vote, no payment or benefit to a disqualified individual would be treated as an "excess parachute payment" (as defined in Section 280G(b) of the Code), without regard to whether or not such shareholder approval requirements are actually met in connection with such shareholder vote; and

  •
  the corporate credit ratings of the Company shall be at least B3 by Moody's Investors Service, Inc. and at least B- by Standard & Poor's Ratings Group (in each case with a stable or better outlook), assuming consummation of the transactions contemplated hereby, or the applicable interest margin on LIBOR rate loans under the term credit facility shall be less than or equal to 4.5% (or, if the closing occurs after December 31, 2006, 5.0%) (—The requisite corporate ratings were obtained and, therefore, this condition is expected to be satisfied absent a subsequent change).

        In addition, the obligations of Metaldyne to complete the Merger are subject to the satisfaction or waiver by Metaldyne of the following conditions:

  •
  the representations and warranties of Asahi Tec and Acquisition Sub are true and correct in all material respects as of the date of the Merger Agreement, and as of the closing date (except that representations and warranties that speak as of another date will be determined as of that date);

  •
  Asahi Tec and Acquisition Sub have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing date of the Merger;

  •
  Metaldyne has received a certificate of Asahi Tec, executed by an executive officer, as to the satisfaction of the preceding two conditions; and

  •
  the TriMas Distribution is payable on terms consistent in all material respects with the terms and conditions provided in the Merger Agreement; provided, however, that prior to asserting this condition, Metaldyne shall have complied in all material respects with its obligations under the Merger Agreement to use commercially reasonable efforts to complete the TriMas Distribution (—Metaldyne has obtained the requisite third party consents to make the TriMas Distribution as so contemplated, but the TriMas Distribution is conditioned upon receipt of a satisfactory third party solvency opinion prior to closing of the Merger, which has not yet occurred).

Termination

        The Merger Agreement may be terminated at any time prior to the effective time of the Merger (notwithstanding any adoption of the Merger Agreement by the stockholders of Metaldyne):

  (a)
  by the mutual written consent of Asahi Tec, Acquisition Sub and Metaldyne;

  (b)
  by Asahi Tec or Metaldyne,

  (i)
  if the Merger is not consummated on or before March 15, 2007 (herein referred to as the "outside date"), unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement, provided, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

  (ii)
  if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and non-appealable;

  (iii)
  if Metaldyne stockholder approval is not validly obtained on or prior to November 27, 2006 (which stockholder approval has been obtained); or

  (iv)
  if the Asahi Tec Stock Purchase Agreement is terminated in accordance with its terms.

  (c)
  by Asahi Tec, if Metaldyne has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to a failure of a condition to Asahi Tec's obligation to close, and (ii) cannot be or has not been cured by the outside date (provided that Asahi Tec is not then in willful and material breach of any representation, warranty or covenant contained in the Merger Agreement);

  (d)
  by Metaldyne prior to the receipt of Metaldyne stockholder approval under certain limited circumstances (which stockholder approval has been obtained); or

  (e)
  by Metaldyne, if Asahi Tec or Acquisition Sub has breached or failed to perform in any material respect any of its representations, warranties or covenants in the Merger Agreement, which breach or failure to perform (i) would give rise to a failure of a condition to Metaldyne's obligation to close, and (i) cannot be or has not been cured by the outside date (provided that Metaldyne is not then in willful and material breach of any representation, warranty or covenant contained in the Merger Agreement).

Termination Fees

        The Merger Agreement obligates Metaldyne to pay Asahi Tec a termination fee of $2.5 million if Metaldyne terminates the Merger Agreement prior to receipt of company stockholder approval pursuant to clause (d) of the section entitled "—Termination" in connection with its receipt of a superior company proposal. The requisite common stockholder approval to the Merger has been obtained.

Other Expenses

        All fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Amendment

        The Merger Agreement may be amended in writing by the parties at any time before or after any adoption of the Merger Agreement by the Metaldyne stockholders, but after adoption of the Merger Agreement by the Metaldyne stockholder approval, no amendment may be made that by law requires further approval or adoption by the Metaldyne stockholders without the further approval or adoption of such stockholders and no amendment to the Merger Agreement may be made after the effective time of the Merger.

APPROVAL OF THE MERGER

                 Under the DGCL and Metaldyne's certificate of incorporation, the affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock is required to approve and adopt the Merger Agreement and Merger. Pursuant to Section 228 of the DGCL, any action required by the DGCL to be taken at any meeting of Metaldyne stockholders may be taken without a meeting, without prior notice and without a vote of the Metaldyne stockholders if a written consent, setting forth the action to be taken, is signed by the holders of a majority of the votes entitled to be cast at such meeting of stockholders. Accordingly, action by written consent is permitted.

        At December 20, 2006, Heartland, the Credit Suisse Entities and Thomas Amato together owned 31,084,098.75 shares of the 42,795,963 outstanding shares of Common Stock, representing approximately 72.6% of the outstanding shares of Common Stock. On November 27, 2006, at the request of Asahi Tec, Heartland, the Credit Suisse Entities and Mr. Amato executed and delivered to Metaldyne a written consent approving the Merger and adopting the Merger Agreement. Their written consent represented sufficient voting power to approve or disapprove any corporate action submitted to a vote of Metaldyne's stockholders regardless of how other Metaldyne stockholders may vote.

        The Merger Agreement provides that the Merger will become effective at such time as the certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware (or such later time as may be specified in the certificate of merger). Rule 14c-2(b) of the Exchange Act requires that this Statement be sent to stockholders at least twenty calendar days prior to the earliest date on which the Merger may be effective.

OTHER AGREEMENTS

        There are other agreements that relate to the reinvestment by the principal company stockholders and Metaldyne preferred stockholders in Asahi Tec equity securities pursuant to the private placements. These other agreements include:

  •
  amended and restated purchase agreements under which the principal company stockholders and Metaldyne preferred stockholders have agreed, subject to certain terms and conditions, to purchase Asahi Tec equity securities;

  •
  a voting agreement in which RHJI agrees to vote to approve the amendment of Asahi Tec's charter to authorize the issuance of Asahi Tec's Class C Preferred Stock to Daimler Chrysler and Masco pursuant to the amended and restated preferred stock purchase agreements; and

  •
  a stockholders agreement granting certain rights and imposing certain restrictions on the principal company stockholders in respect of Asahi Tec common stock acquired by them in the private placements.

        It is a condition to the obligations of Asahi Tec in the Merger Agreement that the private placements contemplated by each of the amended and restated stock purchase agreements be consummated.

Stock Purchase Agreements

        Asahi Tec and the holders of Metaldyne's (i) series A preferred stock, (ii) series A-1 preferred stock and (iii) series B preferred stock have entered into three separate agreements, each dated as of November 27, 2006, pursuant to which the holders of Metaldyne's preferred stock have agreed to reinvest the cash they receive pursuant to the Merger Agreement to purchase equity securities of Asahi Tec.

        Pursuant to the terms of the amended and restated preferred stock purchase agreement, dated as of November 27, 2006, between Masco, the holder of Metaldyne's Series A Preferred Stock, and Asahi Tec, Masco has agreed to reinvest the cash that it receives pursuant to the Merger Agreement to purchase an aggregate amount of 82,081 newly issued shares of Asahi Tec's Class C Preferred Stock at an aggregate liquidation preference equal to ¥8,208,100,000 (the "Masco Preferred Stock Purchase Agreement").

        Pursuant to the terms of the amended and restated preferred stock purchase agreement, dated as of November 27, 2006, between DaimlerChrysler, the holder of Metaldyne's series A-1 preferred stock, and Asahi Tec, DaimlerChrysler has agreed to reinvest the cash that it receives pursuant to the Merger Agreement to purchase an aggregate amount of 97,098 newly issued shares of Asahi Tec's Class C Preferred Stock at an aggregate liquidation preference equal to ¥9,709,300,000 (together with the Masco Preferred Stock Purchase Agreement, the "Preferred Stock Purchase Agreements").

        Under the Preferred Stock Purchase Agreements, the newly issued Class C Preferred Stock will be subject to certain transfer restrictions. Holders of the newly issued Class C Preferred Stock will have certain demand offering and information rights with respect to Asahi Tec.

        Asahi Tec's Class C Preferred Stock is redeemable convertible preferred stock having a 10 year maturity and a put right at 7 years, with a liquidation preference of approximately 100% and a cash dividend of 1.75% per annum, payable quarterly or, at Asahi Tec's option, pay-in-kind dividends accruing at a rate of 3.75% per annum compounded quarterly. Dividends shall be deemed to be cumulative from January 1, 2006. The Class C Preferred Stock is convertible into common stock of Asahi Tec at a conversion price of 150% of the average closing sale price of Asahi Tec common stock on the TSE for the ten consecutive business day period ending on the last business day prior to the issue date. Beginning 7 years following the closing of the Merger, Asahi Tec will be required to redeem Class C Preferred Stock at the earlier of the end of any quarter at the liquidation preference if holders holding not less than one-third of the outstanding Class C Preferred Stock request such redemption and the tenth anniversary of the issue date. The Class C Preferred Stock is not redeemable at the option of Asahi Tec prior to the third anniversary of the issue date. Following the third anniversary of the issue date, Asahi Tec may redeem the Class C Preferred Stock at its option for the liquidation preference if the average closing sale price on the TSE of the Asahi Tec common stock for a 20 consecutive business day period equals or exceeds 130% of the conversion price. The existing holders of Metaldyne's series A preferred stock and series A-1 preferred stock will not be paid accrued dividends on existing preferred stock from January 1, 2006.

        Pursuant to the terms of the amended and restated stock purchase agreement, dated as of November 27, 2006, by and among Heartland entities holding Metaldyne's series B preferred stock and Asahi Tec (the "HIP Stock Purchase Agreement"), Heartland has agreed to reinvest the approximately $16.7 million in cash that it receives pursuant to the Merger Agreement at an exchange rate of ¥117.205 per U.S. dollar to purchase an aggregate amount of 9,490,893 newly issued shares of Asahi Tec's common stock at a purchase price per share equal to ¥206 (or $1.757 at the agreed upon exchange rate). In addition, under the terms of this stock purchase agreement, Heartland has agreed to purchase 8,534,345 newly issued shares of Asahi Tec's common stock at a purchase price per share equal to ¥206 (or $1.757 at the agreed upon exchange rate), or $15 million in the aggregate, as the Additional Investment.

        The principal company stockholders, representing approximately 97% of the outstanding common equity interests in Metaldyne, have entered into an amended and restated stock purchase agreement with Asahi Tec and Heartland Industrial Partners, L.P., as Purchasers' representative (the "Representative"), dated as of November 27, 2006, pursuant to which the principal company stockholders have agreed to reinvest the approximately $63.3 million in cash that they receive pursuant to the Merger Agreement at an exchange rate of ¥117.205 per U.S. dollar to purchase an aggregate amount of 36,017,697 shares of common stock of Asahi Tec at a purchase price per share equal to ¥206 (or $1.757 at the agreed upon exchange rate) (the "Parent Stock Purchase Agreement" and, together with the Preferred Stock Purchase Agreements, the "Stock Purchase Agreements").

        Each of the Preferred Stock Purchase Agreements, the HIP Stock Purchase Agreement and the Parent Stock Purchase Agreement contains representations, warranties, covenants and conditions with respect to Asahi Tec that are comparable in scope and approach to the representations, warranties, covenants and conditions contained in the Merger Agreement with respect to Metaldyne. Customary mutual conditions contained in the various Stock Purchase Agreements include the accuracy of representations and warranties, the performance of all obligations and the accuracy of covenants, in each case with respect to the applicable Stock Purchase Agreement. Other mutual conditions in each of the Stock Purchase Agreements include:

  •
  the obtaining by Asahi Tec and Acquisition Sub of the proceeds contemplated by the financing or alternative financing and the proceeds of the equity commitment letter;

  •
  the approval by the stockholders of Asahi Tec of certain actions relating to the issuance of Asahi Tec Class C Preferred Stock and Asahi Tec stock options;

  •
  the expiration or termination of any applicable waiting period under the Japanese Anti-Monopoly Law;

  •
  the obtainment of consents, approvals and filings under any foreign antitrust laws;

  •
  the absence of any temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger;

  •
  the consummation of the Merger and the other Stock Purchase Agreements; and

  •
  the expiration or termination of any applicable waiting period under the Foreign Exchange and Foreign Trade Law of Japan, Japanese Securities and Exchange Law, and the Japanese Corporation Law.

        Certain mutual conditions that are unique to the Parent Stock Purchase Agreement include the following:

  •
  the effectiveness of the Stockholders Agreement;

  •
  the approval for listing the newly issued Asahi Tec common stock on the Tokyo Stock Exchange, provided, however, that prior to asserting this condition, the applicable party shall have used its commercially reasonably efforts to obtain such approval and listing;

  •
  the consummation of transactions contemplated in the Parent Stock Purchase Agreement; and

  •
  each person designated as an Asahi Tec director in accordance with the terms of the Shareholders Agreement shall have been elected to the Asahi Tec board of directors.

        In addition, the obligations of the purchasers under the Parent Stock Purchase Agreement are conditioned upon the absence of an Asahi Tec "material adverse effect" (such term having a meaning similar to the meaning assigned to the term "Company Material Adverse Effect" in the Merger Agreement).

Voting Agreement

        RHJI and the Representative have entered into an amended and restated Voting Agreement, dated as of November 27, 2006, pursuant to which RHJI has agreed to use its controlling interest in Asahi Tec to take all commercially reasonably steps (including converting its Asahi Tec Class A Preferred Stock and Asahi Tec Class B Preferred Stock into Asahi Tec common stock, if necessary) to (a) ensure that (i) the stockholders of Asahi Tec approve an amendment of Asahi Tec's charter to authorize the issuance of Asahi Tec Class C Preferred Stock and (ii) Heartland and CS Private Equity Funds are each able to elect one director to Asahi Tec's board of directors in accordance with the requirements of the Stockholders Agreement (as defined below under "—Stockholders Agreement"), and (b) oppose any attempt by the board of directors or shareholders of Asahi Tec to undertake any course of action that would frustrate the Merger Agreement or any other transaction document. On November 16, 2006, Asahi Tec informed Metaldyne that the requisite Asahi Tec stockholder approvals had been obtained.

Stockholders Agreement

        The principal company stockholders have entered into an amended and restated stockholders agreement (the "Stockholders Agreement") with Asahi Tec and RHJI, dated as of November 27, 2006, pursuant to which the principal company stockholders are subject to limitations on the transfer of Asahi Tec common stock. In addition, pursuant to the terms of the Stockholders Agreement, for so long as the principal company stockholders collectively own at least 10% of the outstanding Asahi Tec common stock, both Heartland and the CS Private Equity Funds each have the right to nominate one director to the Asahi Tec board of directors; if the principal company stockholders collectively own more than 5% but less than 10% of the outstanding Asahi Tec common stock, Heartland has the right to nominate one director to the Asahi Tec board of directors. The Stockholders Agreement also provides offering assistance to Heartland and entitles the principal company stockholders to English language versions of documents containing financial and business information. Finally, pursuant to the terms of the Stockholders Agreement, the principal company stockholders have agreed not to transfer any Asahi Tec common stock subject to the Stockholders Agreement without the written consent of

RHJI until the earlier of (i) the consummation of the first private placement of capital shares by Asahi Tec to institutional investors (the "Institutional Offering"), or (ii) the expiration of a period of 90 days following the consummation of the Merger (the "Initial Restricted Period"). Furthermore, for a period of 180 days following the closing of both of the Institutional Offering and the first primary public offering of Asahi Tec capital shares (the "Offering"), or such shorter lock-up period as the applicable underwriters of the Institutional Offering or the Offering may require, the principal company stockholders may not transfer any Asahi Tec common stock subject to the Stockholders Agreement (the "Offering Restricted Period" and, together with the Initial Restricted Period, the "Restricted Period"); provided, however, that no Restricted Period shall extend more than 24 months from the consummation of the Merger.

        In addition, Asahi Tec Corporation has entered into management rights letters (collectively, the "VCOC Letters") with certain affiliates of Heartland Industrial Partners, L.P. that qualify as venture capital operating companies (collectively, the "Heartland VCOC Investors") and certain of the Credit Suisse Entities that qualify as venture capital operating companies (collectively, the "CS VCOC Investors" and, together with the Heartland VCOC Investors, the "VCOC Investors"). Pursuant to the terms of the VCOC Letters, each VCOC Investor is entitled to receive financial and operating information regarding Asahi Tec and to consult periodically with representatives of Asahi Tec. In addition, the Heartland VCOC Investors have a collective right to appoint one representative to attend the meetings of the board of directors of Asahi Tec. Similarly, the CS VCOC Investors have a collective right to appoint one representative to attend the meetings of the board of directors of Asahi Tec. Each VCOC Letter shall remain in effect so long as any VCOC Investor party to such letter continues to hold any securities of Asahi Tec.

APPRAISAL RIGHTS

        If the Merger is consummated, holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262.

        Section 262 is reprinted in its entirety as Annex K to this Information Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex K. This discussion and Annex K should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

        A record holder of shares of Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262, who did not consent to the Merger in writing, and who has not otherwise waived the right to an appraisal, will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Common Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Common Stock" are to the record holder or holders of shares of Metaldyne's Common Stock. Except as set forth herein, stockholders of Metaldyne will not be entitled to appraisal rights in connection with the Merger.

        Holders of shares of Common Stock who desire to exercise their appraisal rights (hereafter "dissenting stockholders") must mail or deliver a written demand for appraisal to Metaldyne within 20 days after this Statement is mailed. A demand for appraisal must be sent to Metaldyne at 47659 Halyard Drive, Plymouth, Michigan 48170; Attention: General Counsel. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand will only be effective if it reasonably informs Metaldyne of the identity of the stockholder and that the stockholder demands appraisal of his or her shares. Therefore, the notice should state the name of the stockholder, his or her address, and the number of shares owned and make an affirmative and specific demand for appraisal. Under Section 262, delivery of a written consent by any stockholder in favor of the Merger Agreement and the Merger terminates such stockholder's right to appraisal, regardless of a written demand for appraisal by such stockholder. Dissenting stockholders must continuously hold their shares of Common Stock from the date of demand for appraisal through the closing of the Merger.

        A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        Under Section 262, Metaldyne is required to notify stockholders who have demanded appraisal of the Effective Time, such notice to be sent not later than 10 days after the Effective Time. Within 120 days after the Effective Time, either Metaldyne or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Metaldyne to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Metaldyne will file such a petition or that Metaldyne will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Common Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request to Metaldyne, to receive from Metaldyne a statement setting forth the aggregate number of shares of Common Stock not consenting to the Merger and with respect to which demands for appraisal were received by Metaldyne and the number of holders of such shares. Such statement must be mailed by Metaldyne within 10 days after the written request therefor has been received by Metaldyne.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although Metaldyne believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Metaldyne does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Common Stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys'

and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any holder of shares of Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Metaldyne. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Metaldyne has no obligation to file such a petition, and Metaldyne has no present intention to do so, any holder of shares of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Metaldyne a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Metaldyne and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

MATTERS FOR WHICH WRITTEN CONSENT IS BEING SOLICITED

Approval of Certain Payments to Executive Officers
(Proposal 1)

Background

        Sections 280G and 4999 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (collectively, "Section 280G") provide for punitive tax treatment for payments that are classified as "excess parachute payments." The term "parachute payment" is generally defined by Section 280G and the related Treasury Regulations to mean any payment that (i) is in the nature of compensation, (ii) is made to or for the benefit of a "disqualified individual" (defined as any individual who is an employee, independent contractor, or other person who performs personal services for the paying corporation and who is an officer, stockholder, or highly compensated individual), (iii) is contingent on a change in the ownership or effective control of the paying corporation or on the change of ownership of a substantial portion of its assets (a "Change in Control") and (iv) has (together with other such payments with respect to the same disqualified individual) an aggregate present value that equals or exceeds three times the individual's "base amount." For purposes of the Treasury Regulations under Section 280G, a disqualified individual's "base amount" is his or her average annualized compensation over the five years preceding the year in which the Change in Control occurs (or such lesser period as the person has been employed by the corporation).

        If a disqualified individual receives parachute payments, an excise tax of 20% is imposed on all parachute payments to that individual that exceed one times the disqualified individual's base amount (an "excess parachute payment"), and the paying corporation is not entitled to a compensation deduction with respect to the excess parachute payment.

        The Merger will constitute a Change in Control of Metaldyne for purposes of Section 280G. However, with respect to corporations, such as Metaldyne, for which no stock is readily tradeable on an established securities market or otherwise, payments that would otherwise constitute parachute payments will be excluded from the effects of the statute if certain conditions are met. If there is adequate disclosure of all material facts concerning the payments to all stockholders of the employer corporation entitled to vote, and if stockholders owning more than 75% of the voting power of all outstanding stock of the corporation (not counting stock actually or constructively owned by any individuals whose potential parachute payments are being voted on by stockholders) approve the payment of the portion of an individual's potential parachute payments and benefits that exceeds 2.99 times the individual's base amount (such portion, the "Stockholder Determined Portion," and such approval, "280G Approval"), then the individual will not be required to pay the excise tax and the adverse tax consequences for the paying corporation will not occur. Each affected individual, however, must agree to waive his or her right to receive the Stockholder Determined Portion of his or her payments and benefits to the extent that the 280G Approval is not obtained.

        If the Merger is consummated, Timothy D. Leuliette, Jeffrey M. Stafeil and Thomas A. Amato, each of whom is currently employed by Metaldyne as an executive officer (collectively, the "Executives"), will be entitled to receive certain payments and benefits, some of which could be considered to be contingent on the Change in Control. The aggregate amount of the payments and benefits payable to each of the Executives that could be considered to be contingent on the Change in Control could equal or exceed three times the Executive's base amount. Consequently, the Executives will be treated as disqualified individuals for purposes of Section 280G and some of their payments and benefits (the "Potential Parachute Payments") could be treated as parachute payments. Each of the Executives has waived his right to receive the Stockholder Determined Portions of his Potential Parachute Payments to the extent that the 280G Approval is not obtained. Requisite stockholder approval of the Stockholder Determined Portions of the Potential Parachute Payments should avoid the imposition of an excise tax on the payments and benefits received by the Executives and preserve the full tax deduction to Metaldyne associated with such payments and benefits.

        The Merger Agreement requires that we conduct a stockholder vote on the Stockholder Determined Portions of the Potential Parachute Payments from Common Stockholders. The receipt of the 280G Approval is not a condition to the closing of the Merger and, if the 280G Approval is not obtained, it will not affect the prior vote of the Metaldyne stockholders with respect to the Merger. This Statement solicits written consents from Common Stockholders for the 280G Approval.

        The discussion below sets forth the material facts relating to the Potential Parachute Payments with respect to each of the Executives and a description of the stockholder vote required for the 280G Approval. It should be noted that the tax rules regarding calculating the value of parachute payments and base amounts for purposes of the golden parachute rules are highly complex, and issues often arise as to which no authoritative guidance is available. Accordingly, the values of the Potential Parachute Payments and the base amounts set forth in this Information Statement should for present purposes only be viewed as estimates based upon reasonable interpretations of the golden parachute rules, and it is not certain if the Potential Parachute Payments would, in fact, constitute parachute payments. In addition, even if the 280G Approval is obtained, no assurance can be given that the Internal Revenue Service will not assert that the Potential Parachute Payments (or any other payments and benefits) are subject to Sections 280G and 4999 of the Internal Revenue Code.

Base Amounts

        The base amount for each of the Executives is $2,414,280 for Mr. Leuliette, $346,912 for Mr. Stafeil and $321,285 for Mr. Amato.

Payments and Benefits to Be Made to the Executives

        Cash Out of Stock Options.    The Merger Agreement provides that, as of the Effective Time of the Merger, all outstanding stock options, including stock options owned by the Executives, shall be canceled in exchange for a potential cash payment by Metaldyne. Messrs. Leuliette, Stafeil and Amato have waived any cash payments due to them with respect to their respective stock options in connection with the Merger.

        Grant of New Stock Options.    The Executives will receive new Asahi Tec stock options at the Effective Time of the Merger. The number of shares of Asahi Tec common stock subject to the options granted to each Executive will equal the number of unpurchased shares of Metaldyne common stock subject to the Executive's Metaldyne stock options that are outstanding as of immediately prior to the effective time of the Merger multiplied by the "exchange ratio" between Asahi Tec and Metaldyne Common Stock. The exercise price per share of Asahi Tec common stock under each new Asahi Tec option will equal the per share fair market value of Asahi Tec common stock on the closing date of the Merger. The shares of stock subject to each option will vest in three equal installments on each of the first three anniversaries of the closing date, subject to the continued employment of the Executive and such other terms and conditions as Asahi Tec may specify.

        Employment Agreements.    In connection with the Merger, the Executives entered into amended employment agreements with Asahi Tec (collectively, the "new employment agreements") that will become effective upon the closing of the Merger. The new employment agreements replace and supersede the existing employment agreements between Metaldyne and the various Executives. The initial terms of the new employment agreements expire five years after the consummation of the Merger and the new employment agreements subsequently automatically renew for one-year terms unless terminated by either party on an anniversary with 180 days' advance notice. Pursuant to the new employment agreements, Mr. Leuliette will continue to oversee day-to-day operations at Metaldyne as Chief Executive Officer of Metaldyne. He will also serve as Co-Chairman and Co-Chief Executive

Officer of Asahi Tec. In addition, Mr. Leuliette will become an industrial partner at RHJI, a position for which there is no stated compensation. Mr. Stafeil has agreed to serve as Co-Chief Financial Officer and Chief Integration Officer at Asahi Tec and continue to act as Chief Financial Officer of Metaldyne. Mr. Amato has agreed to serve as Business Development Officer of Asahi Tec and continue to act as Executive Vice President, Commercial Operations of Metaldyne. Mr. Leuliette is expected to be appointed as a director of Asahi Tec, for which shareholder approval was received on November 16, 2006. As a result of certain Tokyo Stock Exchange regulations that may limit the number of non-Japanese individuals that can be officers and directors, Messrs. Stafeil and Amato and Asahi Tec intend to make appropriate changes to their respective Employment Agreements. Mr. Leuliette will receive an annual salary of $1,500,000, an annual bonus with a target of 100% of his base salary beginning in 2007, and a closing bonus consisting of $2,000,000 and Asahi Tec common stock having an aggregate value of $2,000,000 (based on the price to be paid for the Asahi Tec common stock by the principal company stockholders in the transaction). Mr. Stafeil will receive an annual salary of $475,000, an annual bonus with a target of 60% of his base salary beginning in 2007, and a closing bonus consisting of $600,000 and Asahi Tec common stock having an aggregate value of $500,000 (based on the price to be paid for the Asahi Tec common stock by the principal company stockholders in the transaction). Mr. Amato will receive an annual salary of $357,500, an annual bonus with a target of 60% of his base salary beginning in 2007, and a closing bonus consisting of $400,000 and Asahi Tec common stock having an aggregate value of $400,000 (based on the price to be paid for the Asahi Tec common stock by the principal company shareholders in the transaction). The Executives' 2006 annual bonuses will be based on terms previously provided to them by Metaldyne.

        Pursuant to the new employment agreements, Messrs. Leuliette, Stafeil and Amato are each entitled to retirement and welfare benefits that are commensurate with their current levels of benefits, 20 days of paid vacation each year and, during Metaldyne's 2006 fiscal year and, subject to review and approval by the Compensation Committee of the Board of Directors of Asahi Tec, during the remainder of the Executive's term of employment, participation in Metaldyne's Executive Vehicle Program.

        Pursuant to the new employment agreements, each Executive's principal place of employment will be at such location or locations as determined by agreement of Asahi Tec's board of directors (for Mr. Leuliette) or the Chairmen of Asahi Tec (for Messrs. Stafeil and Amato) and the Executive. However, each Executive may be required to spend up to 50% of his business time in Japan as required in connection with the performance of his duties and responsibilities.

        In addition, pursuant to the new employment agreements, each of the Executives will be entitled to certain severance payments and benefits in the event his employment is terminated without "cause" (as defined in the new employment agreements) by Asahi Tec or he resigns for "good reason" (as defined in the new employment agreements) during the term of the agreement. Upon such a termination, Mr. Leuliette would be entitled to base salary continuation for 24 months at his base salary rate in effect on the date of termination, a bonus equal to 200% of his target bonus opportunity, and continuation of life, health and dental insurance benefits similar to those he was receiving immediately prior to termination of employment for 24 months. Each of Messrs. Stafeil and Amato would be entitled to base salary continuation for 12 months at his base salary rate in effect on the date of termination, a bonus equal to 100% of his target bonus opportunity, and continuation of life, health and dental insurance benefits similar to those he was receiving immediately prior to termination of employment for 12 months. In the event that any of Messrs. Leuliette, Stafeil or Amato terminates his employment during the term of his employment agreement without good reason or if the term of any of their employment agreements expires following notice of nonrenewal by either party in accordance with the provisions of the agreement, the Executive will receive his accrued base salary through the date of termination and any earned but unpaid bonus awards. If the employment of any of the

Executives is terminated for cause, he will receive only his accrued base salary. The new employment agreements also contain certain non-competition and non-solicitation covenants.

Potential Parachute Payments

        Of the payments and benefits to be made to the Executives, only their closing bonuses and potential severance payments should be Potential Parachute Payments. The base salaries and annual bonuses provided for in the Executives' employment agreements, as well as the new Asahi Tec options to be granted to the Executives, should be considered reasonable compensation for services rendered to Asahi Tec after the closing of the Merger. The Treasury Regulations under Section 280G provide a specific exception from the definition of "parachute payment" for such payments.

        The total Potential Parachute Payments for each of the Executives are $11,388,811 for Mr. Leuliette, $2,213,703 for Mr. Stafeil and $1,655,762 for Mr. Amato, based on their salaries and target bonuses and the estimated value of their welfare benefits, each as of the effective time of the Merger and assuming the value of the shares of Asahi Tec common stock received as a closing bonus will be equal to $2.9693 per share (the average price per share of Asahi Tec common stock over the thirty trading days determined as of November 17, 2006, based on an exchange rate of ¥117.205 per dollar). The total Stockholder Determined Portion for each of the Executives (the excess of the Potential Parachute Payments over 2.99 times the Executive's base amount) are approximately $4,170,114 for Mr. Leuliette, $1,176,437 for Mr. Stafeil and $695,120 for Mr. Amato. Note that the Potential Parachute Payments (and the Stockholder Determined Portions) may increase if the Executives' salaries, bonuses or benefits are increased or if the Asahi Tec common stock is worth more at the effective time of the merger than $2.9693 per share. In the event the Stockholder Determined Portions are not approved by the requisite 280G Approval, the Executives will not receive their Stockholder Determined Portions. They will each, however, receive that portion of their Potential Parachute Payment that is not a Stockholder Determined Portion.

Vote Required

        As described above, the adverse tax consequence of Sections 280G and 4999 of the Internal Revenue Code that may apply to the Potential Parachute Payments can be avoided if approval of the Stockholder Determined Portion is obtained by a vote of the Metaldyne stockholders holding more than 75% of the voting power of all outstanding stock of Metaldyne entitled to vote. For this purpose, the outstanding stock of Metaldyne does not include shares owned, directly or indirectly, by anyone who would receive parachute payments within the meaning of Section 280G absent the vote. As such, Metaldyne estimates that up to 1,929.75 of the 42,795,963 shares of Common Stock outstanding as of December 20, 2006 may not be considered in determining whether the 280G Approval has been obtained.

        For purposes of the stockholder approval rules discussed above, any stockholder that is not an individual may exercise its vote through any person authorized by the stockholder to approve the payment. However, if a substantial portion of the assets of a stockholder that is not an individual consists (directly or indirectly) of the stock of the corporation that is undergoing a change in ownership or effective control (i.e., the stock equals or exceeds one-third of the total fair market value of all the assets of the stockholder) and the value of such stock is greater than or equal to 1% of the total value of the outstanding stock of the corporation, the payments must be approved by persons who, immediately before the change in ownership or effective control, own more than 75% of the voting power of the stockholder.

        This Statement solicits written consents from the Common Stockholders for the 280G Approval of the Stockholder Determined Portion to which Messrs. Leuliette, Stafeil and Amato may be entitled. Metaldyne's board of directors makes no recommendation regarding Metaldyne's Common Stockholders' decisions to consent to approve the payments to the Executives. None of the principal company stockholders has agreed to approve the payments to the Executives.

Approval of an Amendment to
the Restated Certificate of Incorporation
to Reduce Par Value of Common Stock from $1.00 to $.01 Per Share
(Proposal 2)

        Metaldyne's Restated Certificate of Incorporation provides that the par value of the Company's Common Stock is $1.00 per share. We are seeking consent from holders of a majority of our Common Stock to authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of our Common Stock from $1.00 per share to $0.01 per share. The reduction in par value is not a condition to the Merger and is not otherwise required under the Merger Agreement. We anticipate that if and when the requisite consents are received, an amendment effecting the reduction in par value will occur immediately, regardless of the consummation of the Merger.

        "Par value" is a dollar value assigned to shares of stock, which is the minimum amount for which each share may be sold. Historically, the concept of par value and the stated capital of a corporation were to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of its shares. Over time, these concepts have lost their significance for the most part. In fact, Delaware (as well as most states) permits the issuance of shares without par value and most newly formed companies have no par value or a minimal par value shares. Reducing the par value of the Common Stock is not related to and should have no effect on the value of the Company's Common Stock. Under Section 170(a) of the DGCL, a corporation may pay dividends out of its corporate surplus. Surplus is defined by Section 154 of the DGCL as a corporation's net assets less the par value of its shares. By decreasing the par value of the Company's Common Stock from $1.00 per share to $0.01 per share, the Company's surplus will be increased by approximately $42 million. In addition, under applicable Delaware law, shares of stock with a par value may be issued only for consideration having a value of not less than such par value. Therefore, a reduction in par value of the Common Stock may also provide the Company, whether or not the Merger is consummated, with greater flexibility in setting the consideration that may be received for shares of Common Stock issued in other transactions, including mergers, acquisitions and other business combinations, stock issuances and issuances of securities exercisable for or convertible into shares of Common Stock.

        Accordingly, the Board of Directors unanimously adopted a resolution proposing, declaring advisable and recommending, regardless of whether the Merger is consummated, that stockholders authorize an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the Company's Common Stock from $1.00 per share to $.01 per share. None of the principal company stockholders has agreed to approve this amendment. The proposed amendment is reflected in Appendix I to this Information Statement.

CERTAIN INFORMATION REGARDING METALDYNE,
ITS SECURITY HOLDERS AND MANAGEMENT

Description of Business and Properties

        See "Business" and "Properties" in our annual report on Form 10-K for this fiscal year ended January 1, 2006 (the "2005 Form 10-K"), a copy of which is included in this Statement as Annex L.

Selected Financial Data

        The following selected financial data are only a summary of our results of operations and financial condition and should be read in conjunction with our financial statements and the notes to those financial statements and our "Management's Discussion and Analysis of Financial Condition and Results of Operations" that are contained in our 2005 Form 10-K and Quarterly Report on Form 10-Q for the Quarter Ended October 1, 2006 (our "2006 Third Quarter Form 10-Q"), which are attached hereto as Annexes L and M, respectively.

        The following selected financial data are for the years and dates indicated. We have not provided any pro forma data giving effect to the Merger because the merger consideration consists solely of cash, and our stock will be held by only one stockholder, Asahi Tec, after the Merger. As a result, we do not believe that changes to Metaldyne or its financial condition following the Merger are relevant in evaluating the Merger and the Merger Agreement since all Common Stock will be cashed out in the Merger and our sole stockholder will be Asahi Tec.

			Fiscal Year
	9 months ended 2006	9 months ended 2005
			2005	2004	2003	2002	2001
	(unaudited)
	(In thousands except per share amounts)
Net sales	$1,421,679	$1,438,814	$1,886,939	$1,695,171	$1,176,462	$1,429,871	$1,745,663
Income (loss) from continuing operations	$(88,964)	$(14,887)	$(109,797)	$(25,555)	$(83,691)	$(103,121)	$(70,533)
Net income (loss)	$(98,150)	$(18,670)	$(261,907)	$(27,994)	$(75,339)	$(64,760)	$(42,780)
Loss per share	$(2.29)	$(0.44)	$(6.11)	$(0.65)	$(1.98)	$(1.73)	$(1.14)
Dividends declared per common share	—	—	—	—	—	—	—
At January 1, 2006, January 2, 2005, December 28, 2004, December 29, 2002, December 31, 2001, July 2, 2006 and July 3, 2005:
Total assets	$1,785,204	$2,071,170	$1,846,935	$2,194,764	$2,011,857	$2,017,990	$2,946,760
Long term debt, net(a)	$921,537	$839,450	$850,739	$847,853	$758,958	$661,141	$1,351,750
Redeemable preferred stock	$194,811	$165,990	$171,928	$149,191	$73,984	$64,507	$55,149

(a)
See Note 12, Long-Term Debt, to the audited consolidated financial statements (net of current portion) contained in our 2005 Form 10-K, which is attached hereto as Annex L. Terms used in this section have the meaning assigned to such terms in our 2005 Form 10-K.

        Results in 2005 include the impact from the divestiture of our North American Forging business and the resulting $140.5 million loss on discontinued operations, net of tax.

        Since 2004, results include the New Castle facility acquired December 31, 2003.

        Results in 2004 include the Bedford Heights, Ohio and Rome, Georgia facilities through the February 1, 2004 asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in our former Driveline segment were sold to Lester PDC, Ltd. These facilities had 2003 combined sales of approximately $62 million and an operating loss of approximately

$14 million. In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and, as a result, we assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement.

        Results in 2003 include the Fittings division through May 9, 2003, at which time it was sold to TriMas for $22.6 million plus the assumption of an operating lease.

        Results in 2002 reflect a net loss of $64.8 million, which includes the cumulative effect of a change in recognition and measurement of goodwill impairment related to TriMas. A loss of $28.1 million was recorded before this change in accounting principle.

        As more fully described in Note 6 Equity Investments and Receivables in Affiliates to the audited consolidated financial statements contained in our 2005 10-K, which is attached hereto as Annex L, we sold TriMas common stock to Heartland and other investors on June 6, 2002. TriMas is included in our financial results through the date of this transaction. Effective June 6, 2002, we account for our investment in TriMas under the equity method of accounting. Our present ownership interest in TriMas is 24%.

        Results in 2001 include the retroactive adoption of purchase accounting for our acquisition by Heartland and its co-investors.

Quarterly Results of Operations

	For the Quarters Ended
	October 1, 2006	July 2, 2006	April 2, 2006	January 1, 2006
	(In thousands except per share amounts)
Net sales	$411,807	$505,618	$504,254	$448,125
Gross profit	$22,654	$56,290	$39,757	$8,902
Income (loss) from continuing operation	$(44,407)	$(16,532)	$28,025	$(94,910)
Net loss	$(46,924)	$(16,503)	$(35,353)	$(243,237)
Per common share:
Basic and diluted	$(1.08)	$(0.39)	$(0.82)	$(5.68)
	For the Quarters Ended
	October 2, 2005	July 3, 2005	April 3, 2005	January 2, 2005
	(In thousands except per share amounts)
Net sales	442,837	$506,605	$489,372	$424,608
Gross profit	40,293	$61,064	$51,554	$33,011
Loss from continuing operation	(12,557)	$550	$(2,880)	$(1,719)
Net income (loss)	(15,230)	$60	$(3,500)	$(2,204)
Per common share:
Basic and diluted	(0.36)	$—	$(0.08)	$(0.05)

        The first quarter 2005 results include a postretirement medical and life insurance plan curtailment gain of $2.5 million. Additionally, fourth quarter results include $14.9 million of fixed asset disposal losses, $6.7 million of losses on idle leased assets, a $3.3 million recognition of a cumulative effect of change in accounting principle, a $12.7 million equity loss from affiliates, a $46 million tax valuation allowance and a $140.5 million loss on discontinued operations. Fourth quarter 2004 results include an $8.0 million gain on the sale of Saturn and TriMas common stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the related financial information in each of our 2005 Form 10-K and 2006 Third Quarter Form 10-Q, copies of which are included in this Statement as Annexes L and M.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Financial Statements and Supplementary Data

        See our audited financial statements included in our 2005 Form 10-K, a copy of which is included in this Statement as Annex L, and our unaudited consolidated financial statements as of and for the quarter ended July 2, 2006 included in our 2006 Third Quarter Form 10-Q, a copy of which is included in this Statement as Annex M.

Legal Proceedings

        There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party or of which any of our property is subject.

Compensation of Executive Officers

        See "Compensation of Executive Officers," "Performance Graph" and "Compensation Committee Interlocks and Insider Participation" in the definitive proxy statement on Schedule 14A filed April 21, 2006, which is included in this Statement as Annex N (the "2006 Proxy Statement").

        On October 17, 2006 Thomas Chambers, age 62, was appointed to the position of President and Chief Operating Officer of Metaldyne Corporation. He will report to Timothy D. Leuliette, who remains Chairman and Chief Executive Officer.

        Mr. Chambers joined Metaldyne in August 2004 and, prior to the current appointment, served as the President of Metaldyne's Powertrain Group. He will continue to head the Powertrain Group until a successor is chosen. Prior to joining Metaldyne, Mr. Chambers served as the President of Piston Automotive from January 2000 to December 2003. Prior to that, Mr. Chambers served as the Managing Director of Operations, Americas at GKN Driveline from November 1998 to December 2000. In addition, Mr. Chambers also served in a variety of positions at ITT Automotive and General Motors and has over 40 years of experience in all phases of product development and manufacturing.

        Mr. Chambers has no employment agreement with Metaldyne.

Security Ownership of Management and Certain Beneficial Owners

        The following table sets forth information with respect to the beneficial ownership of the Common Stock as of December 20, 2006 by:

  •
  each person known by Metaldyne to beneficially own more than 5% of Common Stock;

  •
  each of Metaldyne's directors;

  •
  Metaldyne's Chief Executive Officer and each of Metaldyne's four other most highly compensated executive officers during fiscal 2005 who were serving as executive officers at the end of fiscal 2005 (the "Named Executive Officers"); and

  •
  all of Metaldyne's directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, Metaldyne believes each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. There are significant provisions relating to voting and transfers of Common Stock in the Shareholders Agreement described in the 2006 Proxy Statement under "Certain Relationships and Related Transactions." As of December 20, 2006, Metaldyne had 42,795,963 shares of Common Stock outstanding. The number of outstanding shares does not include 48,797 shares of Common Stock that certain of our employees, including certain of the individuals named below, are entitled to receive upon distribution of shares subject to restricted stock units held by them. These shares are not yet issued and outstanding. These restricted stock units will be terminated in exchange for a right to receive cash at the Effective Time.

Beneficial Owner	Shares of Common Stock	Percent of Class
Heartland Industrial Associates, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830(1)(2)	21,425,931	50.04%
Credit Suisse Entities 11 Madison Avenue, New York, New York 10010(3)	10,535,545	24.60%
Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180	2,492,248	5.82%
Thomas A. Amato(5)(7)	1,929.75	*
Charles E. Becker(4)	—	—
Thomas V. Chambers(5)(8)	—	—
Marshall A. Cohen	—	—
Cynthia L. Hess(2)	—	—
Timothy D. Leuliette(2)(5)(7)	—	—
J. Michael Losh	—	—
Wendy Beale Needham	—	—
Joseph Nowak(5)(7)	3,576	*
Jeffrey M. Stafeil(5)(6)	—	—
Daniel P. Tredwell(2)	—	—
All executive officers and directors as a group (11 persons)	5,505.75	*

*
Less than 1%.

(1)
The 21,425,931 shares of Common Stock are beneficially owned indirectly by Heartland LLC as the general partner of certain limited partnerships which hold these shares directly as follows: 19,922,184 shares are held by Metaldyne Investment Fund I, LLC; 292,574 shares are held by Metaldyne Investment Fund II, LLC; and 1,211,173 are held by HIP Side-By-Side Partners, L.P. Heartland LLC is also the general partner of Heartland. In addition, by reason of the Shareholders Agreement summarized in the 2006 Proxy Statement under "Certain Relationships and Related Transactions," Heartland LLC may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership has been disclaimed.

(2)
As described in footnote 1 above, 21,425,931 shares are beneficially owned by Heartland LLC. Mr. Tredwell is the Managing Member of Heartland LLC, but has disclaimed beneficial ownership of such shares. Mr. Leuliette and Ms. Hess are also members of Heartland LLC and have also disclaimed beneficial ownership of these shares. The business address for Mr. Tredwell is 55 Railroad Avenue, Greenwich, CT 06830 and for Mr. Leuliette is the same as for the Company.

(3)
Of the 10,532,545 shares of Common Stock beneficially owned by the Credit Suisse Entities, 10,355,030 shares are beneficially owned indirectly by Credit Suisse Investment Advisory Partners, LLC as follows: 7,402,831 shares are held by Credit Suisse First Boston Equity Partners, L.P.; 2,069,282 shares are held by Credit Suisse First Boston Equity Partners, (Bermuda), L.P.; 6,610 shares are held by Credit Suisse First Boston U.S. Executive Advisors, L.P.; 533,168 shares are held by EMA Partners Fund 2000, L.P.; 343,139 shares are held by EMA Private Equity Fund 2000, L.P. The remaining 177,515 shares of Common Stock are beneficially owned indirectly by Merchant Capital, Inc. as follows: 143,272 shares are held by Credit Suisse First Boston Fund Investments VI Holdings, LLC; and 34,243 shares are held by Credit Suisse First Boston Fund Investments VI-B (Bermuda), L.P. In addition, by reason of the Shareholders Agreement, the Credit Suisse Entities may be deemed to share beneficial ownership of shares of Common Stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is disclaimed. Affiliated funds of the Credit Suisse Entities are limited partners of Heartland and disclaim beneficial ownership of all shares held by Heartland and its affiliates.

(4)
Affiliates of Mr. Becker are limited partners of Heartland, and he has disclaimed beneficial ownership of all shares held by Heartland and its affiliates.

(5)
Under Metaldyne's stock option plan, options will vest upon the Merger. However, these options are not expected to be entitled to receive proceeds in the Merger due to their exercise price being out of the money. As of September 29, 2006, Mr. Leuliette owned 981,782 options, Mr. Amato owned 150,779 options, Mr. Chambers owned 153,075 options, Mr. Nowak owned 145,421 options and Mr. Stafeil owned 153,075 options.

(6)
Mr. Stafeil is a member of Heartland Additional Commitment Fund, LLC, which is a limited partner of Heartland. He has disclaimed beneficial ownership of all shares held by Heartland.

(7)
As of September 29, 2006, Mr. Leuliette owned 25,836 restricted stock units, Mr. Amato owned 1,148 restricted stock units and Mr. Nowak owned 3,827 restricted stock units.

(8)
On October 17, 2006, Mr. Chambers was named president and chief operating officer of Metaldyne.

        For disclosure of transactions with interested parties, see "Certain Relationships and Related Transactions" in Metaldyne's 2006 Proxy Statement. Subsequent to filing the 2006 Proxy Statement, in connection with obtaining the consent of TriMas Corporation to the TriMas Distribution, the Company entered into an amendment to the TriMas Shareholders Agreement and an amendment, dated as of November 27, 2006 (the "TriMas Stock Purchase Agreement Amendment"), to the stock purchase agreement, by and among TriMas, Metaldyne and Heartland, dated as of May 17, 2002 (the "TriMas Stock Purchase Agreement"). The TriMas Stock Purchase Agreement Amendment eliminated the provisions of the TriMas Stock Purchase Agreement that permitted the chief executive officer of Metaldyne to determine how certain unallocated liabilities would be allocated among the parties to the TriMas Stock Purchase Agreement.

Market for Registrant's Common Equity and Related Matters

        No trading market for the Common Stock exists. We did not pay dividends in 2005 or 2004 on our common stock and it is current policy to retain earnings to repay debt and finance our operations and acquisition strategies. In addition, our credit facility restricts the payment of dividends on Common Stock. See the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" included in our 2006 Third Quarter Form 10-Q. On September 29, 2006, there were approximately 630 holders of records of our common stock. The table below sets forth information as of January 1, 2006 with respect to compensation plans under which Metaldyne Corporation equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Column A	Weighted average exercise price of outstanding options, warrants and rights Column B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) Column C
Equity compensation plans approved by security holders.	2,983,850	$9.59	1,197,150

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        This Statement and the attached Annexes contain statements reflecting the Company's views about its future performance, its financial condition, its markets and many other matters that constitute "forward looking statements." These views involve risks and uncertainties that are difficult to predict and may cause the Company's actual results and/or expectations about various matters to differ significantly from those discussed in such forward looking statements. All statements, other than statements of historical fact included in this Statement and the attached Annexes, regarding our strategy, future operations, financial condition, expected results and costs, new business, estimated revenues and losses, prospects and plans are forward looking statements. When used in this Statement, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "plan," "project" and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. You should not place undue reliance on these forward looking statements. All forward looking statements speak only as of the date of this Statement or the applicable attached Annex. Readers should consider that various factors may affect whether actual results and experience correspond with our forward looking statements and that many of these factors also represent risks attendant to owning securities in the Company, including those identified below.

        Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward looking statements included in this Statement and the attached Annexes include general economic conditions in the markets in which we operate and industry based factors and other factors specific to us, some of which are beyond our control, such as:

  •
  Risks related to the Merger, including the failure to complete the Merger, whether due to a failure to complete the related financings, or consent solicitations or otherwise;

  •
  Receipt of regulatory and other third party consents and approvals without unexpected delays or conditions (including of U.S., German and French antitrust authorities);

  •
  Timely consummation of and implementation and execution of Merger plans;

  •
  Dependence on automotive industry and industry cyclicality;

  •
  Our high degree of customer concentration;

  •
  Customer and critical employee retention;

  •
  Our ability to manage any impact from declines in North American automobile and light truck builds;

  •
  Our high degree of leverage and risks attendant to our ability to service debt;

  •
  Substantial restrictions and covenants in our debt instruments such as substantial capital requirement limitations;

  •
  Failure to recover increased raw material costs;

  •
  Increases in costs due to our supply base;

  •
  Our industries are highly competitive and competition may increase in response to the announcement of the Merger;

  •
  The adequacy of our liquidity arrangements to finance our capital expenditures and other cash requirements;

  •
  The impact of changing technology;

  •
  Our ability to address strategic opportunities and challenges;

  •
  Dependence on key personnel and relationships;

  •
  Labor stoppages affecting OEMs;

  •
  Whether customer outsourcing trends will be favorable;

  •
  Risks related to international sales;

  •
  Risks of product liability and warranty claims;

  •
  Risks related to environmental matters;

  •
  Control by our principal stockholder, Heartland;

  •
  Our ability to continually implement internal control improvements; and

  •
  Our ability to identify and integrate attractive acquisitions and achieve the intended benefits.

        We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A "Risk Factors" in our annual report on 2005 Form 10-K and under Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our quarterly report on Form 10-Q for the quarter ended October 1, 2006. These cautionary statements qualify all forward looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on our outstanding debt. See "Other Available Information."

OTHER AVAILABLE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Commission under the Exchange Act. The Exchange Act file number for our Commission filings is 1-12068. You may read and copy any document we file at the Commission public reference room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

        The information contained herein regarding Asahi Tec and Acquisition Sub has been supplied by Asahi Tec and Acquisition Sub. The information contained herein concerning a filing person has been supplied by that person. No persons have been authorized to give any information or to make any representations other than those contained in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Statement is dated December [    ], 2006. You should not assume that the information contained in this Statement is accurate as of any date other than that date, and the mailing of this Statement to stockholders shall not create any implication to the contrary.

        We have annexed certain of our public filings to this Statement for the purpose of referring to certain parts of those documents. In reviewing those documents, please note that the information contained therein is qualified by the information included in the body of this Statement and is superseded to the extent that it may conflict with this Statement by reason of the later date of this Statement. Those annexed documents speak as of their date generally.

ANNEX INDEX

Annex A	Amended and Restated Agreement and Plan of Merger
Annex B	Opinion of Lazard Frères & Co. LLC
Annex C	Opinion of Deutsche Securities Inc.
Annex D	Employment Agreement of Timothy Leuliette
Annex E	Amendment No. 1 to Employment Agreement of Timothy Leuliette
Annex F	Employment Agreement of Jeffrey Stafeil
Annex G	Amendment No. 1 to Employment Agreement of Jeffrey Stafeil
Annex H	Employment Agreement of Thomas Amato
Annex I	Amendment No. 1 to Employment Agreement of Thomas Amato
Annex J	Form of Amendment to Restated Certificate of Incorporation to Reduce Par Value
Annex K	Section 262 of the General Corporation Law of the State of Delaware (Appraisal Rights)
Annex L	Annual Report on Form 10-K for the fiscal year ended January 1, 2006
Annex M	Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2006
Annex N	Definitive Proxy Statement on Schedule 14A, filed April 21, 2006, for the Annual Meeting of Stockholders held May 3, 2006

Annex A

EXECUTION COPY

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Dated as of November 27, 2006

Among

Asahi Tec Corporation

Argon Acquisition Corp.

And

Metaldyne Corporation

        AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of November 27, 2006, among Asahi Tec Corporation, a Japanese corporation ("Parent"), Argon Acquisition Corp., a Delaware corporation ("Acquisition Sub") and a wholly owned subsidiary of Parent, and Metaldyne Corporation, a Delaware corporation (the "Company").

        WHEREAS the Parent, Acquisition Sub and the Company entered into an Agreement and Plan of Merger dated as of August 31, 2006 (the "Original Agreement"), and wish to amend and restate the Original Agreement as set forth herein;

        WHEREAS the respective Boards of Directors of Parent, Acquisition Sub and the Company have approved the merger (the "Merger") of Acquisition Sub into the Company, on the terms and subject to the conditions set forth in this Agreement whereby each issued share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") and each issued and outstanding share of Company Preferred Stock (as defined in Section 3.03) not owned by Parent, Acquisition Sub or the Company shall be converted into the right to receive cash;

        WHEREAS Parent has entered into a commitment to refinance certain existing indebtedness of the Company and to pay related fees and expenses;

        WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company listed on Schedule 1.1 hereto (the "Principal Company Stockholders") have entered into an amended and restated stock purchase agreement dated as of the date of this Agreement (the "Parent Stock Purchase Agreement"), whereby the Principal Company Stockholders will acquire shares of common stock of the Parent using the Merger Consideration received by such Principal Company Stockholders as consideration for such shares (the "Parent Stock Acquisition");

        WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent, the Company and each of the holders of (i) the Series A Company Preferred Stock, (ii) the Series A-1 Company Preferred Stock, and (iii) the Series B Company Preferred Stock (each as defined in Section 3.03) each have entered into an amended and restated agreement (each, an "Other Stock Purchase Agreement") dated as of the date of this Agreement whereby holders of the Company Preferred Stock (such holders, the "Company Preferred Stockholders") shall acquire for cash shares of convertible preferred stock of Parent or common stock of Parent using the Merger Consideration received by such holders as consideration for such convertible preferred stock (the "Other Stock Acquisition");

        WHEREAS simultaneously with the execution and delivery of this Agreement, each of the persons identified on Schedule 1.2 hereto has executed and delivered an amended and restated employment agreement between such person and the Company, which shall be effective as of the Effective Time and result in a termination at the Effective Time of such person's existing employment agreement with the Company;

        WHEREAS as soon as reasonably practicable following the execution and delivery of this Agreement, the Company will commence consent solicitations with respect to its (a) 11% Senior Subordinated Notes due June 15, 2012 (the "11% Senior Subordinated Notes"), issued pursuant to an indenture dated June 20, 2002 (the "11% Senior Subordinated Notes Indenture"), (b) 10% Senior Subordinated Notes due January 15, 2014 (the "10% Senior Subordinated Notes"), issued pursuant to an indenture dated December 31, 2003 (the "10% Senior Subordinated Notes Indenture"), and (c) 10% Senior Notes due 2013 (the "10% Senior Notes" and, together with the 11% Senior Subordinated Notes and the 10% Senior Subordinated Notes, the "Notes"), issued pursuant to an indenture dated October 27, 2003 (the "10% Senior Notes Indenture" and, together with the 11% Senior Subordinated Notes Indenture and the 10% Senior Subordinated Notes Indenture, the "Notes Indentures"), in the case of each of (a), (b) and (c) as described in Schedule 6.11(b) (collectively, the "Consent Solicitations"); and

        WHEREAS Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

The Merger

        SECTION 1.01.    The Merger.    On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Merger, the payment of cash in connection with the Merger and the other transactions contemplated by this Agreement and the other Transaction Agreements, other than the TM Distribution, are referred to in this Agreement collectively as the "Transactions". At the election of Parent, any direct wholly owned subsidiary of Parent with no or nominal assets and no liabilities may be substituted for Acquisition Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

        SECTION 1.02.    Closing.    The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at a mutually agreeable time during Tokyo business hours on the second business day following the satisfaction (or, to the extent permitted by Law as defined in Section 3.05, waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

        SECTION 1.03.    Effective Time.    Prior to the Closing, Parent and the Company shall prepare, and on the Closing Date or as soon as practicable thereafter Parent and the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 1.04.    Effects of the Merger.    The Merger shall have the effects set forth in Section 259 of the DGCL.

        SECTION 1.05.    Certificate of Incorporation and By-laws.    (a) The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        (b)   The By-laws of Acquisition Sub as in effect immediately prior to the Effective Time and as heretofore provided to the Company shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        SECTION 1.06.    Directors.    The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 1.07.    Officers.    The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

        SECTION 2.01.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of common stock of Acquisition Sub:

          (a)    Capital Stock of Acquisition Sub.    Each issued and outstanding share of common stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b)    Cancelation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock that is owned by the Company, Parent, Acquisition Sub or any subsidiary thereof shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Company Common Stock and Company Preferred Stock.    (i) Subject to Sections 2.01(b), 2.01(c)(ii) and 2.01(d), (1) each issued share of Company Common Stock owned by a Principal Company Stockholder shall be converted into the right to receive $1.5243 in cash (such amount per share of Company Common Stock, the "PCS Common Merger Consideration"), (2) each other issued share of Company Common Stock shall be converted into the right to receive cash in an amount equal to the greater of (A) $2.57 and (B) the product of (x) the Common Price Ratio (as defined below) and (y) $2.57 (such greater amount per share of Company Common Stock, the "Common Merger Consideration"), (3) each issued share of Series A Company Preferred Stock (as defined below) shall be converted into the right to receive in cash the quotient of (x) $44,893,310 divided by (y) the number of such issued shares, (4) each issued share of Series A-1 Company Preferred Stock (as defined below) shall be converted into the right to receive in cash the quotient of $53,106,702 divided by (y) the number of such issued shares and (5) each issued share of Series B Company Preferred Stock (as defined below) shall be converted into the right to receive in cash the quotient of (x) $16,681,233 divided by (y) the number of such issued shares.

             (ii)  In the event that any cash payment will be due following the Effective Time from the Company to a holder of a Company Stock Option pursuant to Section 6.04 (after taking into account any such holder that irrevocably waives his or her right to any such payment), the PCS Common Merger Consideration and the Common Merger Consideration shall be appropriately adjusted (pro rata, on a per share basis) so that the aggregate amount of the Merger Consideration and such payment or payments following such adjustment equals the amount of the Merger Consideration (excluding any such payment or payments) prior to such adjustment.

            (iii)  For purposes of this Agreement: (1) "Common Price Ratio" means a fraction equal the quotient of (x) the Closing Common Price divided by (y) the Signing Common Price, (2) "Signing Common Price" means $2.9693 and (3) "Closing Common Price" means the average of the closing prices in Japanese yen of a share of Common Stock of the Parent on the Tokyo Stock Exchange ("TSE") for the thirty trading day period ending on the second business day prior to the Closing Date, converted into U.S. dollars at the 4:00 p.m., New York time, exchange rate of Japanese yen to U.S. dollars published by the Wall Street Journal (New York City edition) on the second business day immediately prior to the Closing Date.

            (iv)  The cash payable upon the conversion of shares of Company Common Stock and Company Preferred Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock or Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration, without interest, upon surrender of such certificate in accordance with this Section 2.01 and Section 2.02.

          (d)    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock and Company Preferred Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock or Company Preferred Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

        SECTION 2.02.    Exchange of Certificates.    (a) Paying Agent. Prior to the Effective Time, Parent shall, with the Company's consent not to be unreasonably withheld, select a bank or trust company to act as paying agent for the payment of the Merger Consideration to the Principal Company Stockholders and to the holders of the Company Preferred Stock (the "PCS Paying Agent") and a second bank or trust company to act as paying agent for the payment of the Merger Consideration to the other common stockholders of the Company (the "Other Paying Agent" and, together with the PCS Paying Agent, the "Paying Agents"), in each case upon surrender of certificates representing Company Common Stock or Company Preferred Stock. Parent, on behalf of the Surviving Corporation, shall provide to the PCS Paying Agent at the Effective Time in immediately available funds all the cash necessary to pay for the shares of Company Common Stock of the Principal Company Stockholders and the shares of the Company Preferred Stock of the holders thereof and shall provide to the Other Paying Agent at the Effective Time in immediately available funds all the cash necessary to pay for the shares of Company Common Stock of the other stockholders of the Company, in each case such shares of Company Common Stock or Company Preferred Stock having been converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

          (b)    Exchange Procedure.    With respect to the Company Common Stock of the Principal Company Stockholders and the Company Preferred Stock of the holders thereof, not less than two business days prior to the Closing Date the PCS Paying Agent shall mail or otherwise deliver to each Principal Company Stockholder or holder of Company Preferred Stock that is a holder of record of certificate or certificates (the "Certificates") that immediately prior to the Effective Time will represent outstanding shares of Company Common Stock or Company Preferred Stock whose shares will be converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the PCS Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates at the Effective Time in exchange for Merger Consideration. With respect to the other Company Common Stock, as soon as reasonably practicable after the Effective Time, the Other Paying Agent shall mail to each other holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the applicable Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or Company Preferred Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock or Company Preferred Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

          (c)    No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock or Company Preferred Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or a Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock or Company Preferred Stock for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of its claim for Merger Consideration.

          (e)    No Liability.    None of Parent, Acquisition Sub, the Company or the Paying Agents shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Other Paying Agent shall invest any cash included in the Exchange Fund held by it, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or (iii) commercial paper obligations receiving the highest rating from either Moody's Investor Services, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof; provided that, in any such case, no such instrument shall have a maturity exceeding three months from the date of the investment therein. Any interest and other income resulting from such investments shall be paid to Parent.

          (g)    Withholding Rights.    Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock or Company Preferred Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.09), or under any provision of Federal, state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of the shares of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made by Parent.

          (h)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the applicable Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration with respect to each share of Company Common Stock formerly represented by such Certificate.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Acquisition Sub that, except as set forth in the letter, dated as of the date of this Agreement, from the Company to Parent and Acquisition Sub (the "Company Disclosure Letter") (provided that, unless the context indicates or requires otherwise, (i) the representations and warranties contained herein are made giving effect to the proposed distribution to all the holders of the Company Common Stock of the Company's equity interests in TriMas Corporation as described in Exhibit B (the "TM Distribution"), as if the consummation of the TM Distribution had occurred prior to the date hereof, (ii) none of these representations and warranties, other than Sections 3.05, 3.06, 3.07, 3.12, 3.13 and 3.18, shall relate to TriMas Corporation) and (iii) to the extent that Sections 3.06, 3.07, 3.12, and 3.13 relate to TriMas Corporation, such

Sections shall only relate to the Company's ownership of securities of TriMas Corporation and any liabilities (contingent or otherwise) of the Company or any Company Subsidiary relating thereto):

        SECTION 3.01.    Organization, Standing and Power.    Each of the Company and each of its subsidiaries, including such entities organized under the laws of non-U.S. jurisdictions (the "Company Subsidiaries"), is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority, except, in the case of the Company Subsidiaries that are not Significant Company Subsidiaries (as defined below), where the failure to be duly organized, validly existing and in good standing, individually or in the aggregate, has not had and would not be reasonably likely to have a material adverse effect on the Company (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary or the failure to so qualify has had or would be reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws").

        SECTION 3.02.    Company Subsidiaries; Equity Interests.

        (a) Section 3.02(a) of the Company Disclosure Letter lists each Significant Company Subsidiary (as defined below) and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are, as of the date of this Agreement, owned by the Company, by one or more Company Subsidiaries or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, rights of first refusal, options, restrictions (other than restrictions imposed under applicable Law), leases, licenses, easements, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). The Company has made available to Parent true and complete copies of the certificate of incorporation and by-laws, or comparable charter and organizational documents, of each Significant Company Subsidiary, in each case amended through the date of this Agreement. For purposes of this Agreement, a "Significant Company Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission ("SEC").

        (b)   Except for its interests in the Company Subsidiaries, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a fair market value in excess of $2,000,000 in any person.

        SECTION 3.03.    Capital Structure.    (a) The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (i) 42,795,963 shares of Company Common Stock, 361,001 shares of Series A Company Preferred Stock (the "Series A Company Preferred Stock"), 644,540 shares of Series A-1 Company Preferred Stock (the "Series A-1 Company Preferred Stock"), and 184,153 shares of Series B Company Preferred Stock (the "Series B Company Preferred Stock") were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 3,251,342 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 6.04), 111,844 shares of Company Common Stock were subject to contracts to issue Company Stock Options, 48,797 shares of Company Common Stock were subject to outstanding Company RSUs (as defined in Section 6.04) and 1,596,814 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plan (as defined in Section 6.04). Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. As of the date of this Agreement, there were outstanding no Company Stock Options to purchase shares of Company Common Stock with exercise prices on a per share basis lower than $3.00 and the weighted average exercise price of all Company Stock Options was equal to $9.37 per share (without giving effect to any adjustment to the exercise price thereof required for the TM Distribution). All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Common Stock. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

        (b)   Section 3.03(b) of the Company Disclosure Letter sets forth a true, complete and correct list of all outstanding Company Stock Options and Company RSUs, the number of shares of Company Common Stock subject to each such Company Stock Option and Company RSU, the grant date, exercise price (as applicable), expiration date and vesting schedule of each such Company Stock Option and Company RSU and the names of the holders of each Company Stock Option and Company RSU. All outstanding Company Stock Options and Company RSUs are evidenced by the Company Stock Option or Company RSU agreements set forth in Section 3.03(b) of the Company Disclosure Letter, and no Company Stock Option agreement or Company RSU agreement contains terms that are inconsistent with, or in addition to, the terms contained therein.

        (c)   All Company Stock Options and Company RSUs may, by their terms, be treated as provided for in Section 6.04.

        SECTION 3.04.    Authority; Execution and Delivery; Enforceability.    (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to consummate the Transactions to which it is a party. The execution and delivery by the Company of this Agreement and each of the Transaction Agreements to which it is a party and the consummation by the Company of the Transactions to which it is a party have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and each Transaction Agreement to which it is a party and this Agreement and each Transaction Agreement to which it is a party, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        (b)   The Board of Directors of the Company (the "Company Board"), at a meeting duly called and held duly and unanimously adopted resolutions (i) approving this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are fair to and in the best interests of the stockholders of the Company, (iii) directing that this Agreement be submitted to a vote of the Company's stockholders, (iv) recommending that the Company's stockholders adopt this Agreement and (v) declaring that this Agreement is advisable. Such resolutions are sufficient to render inapplicable to Parent and Acquisition Sub, this Agreement and the other Transaction Agreements, and the Merger and the other Transactions the restrictions on "business combinations" contained in Section 203 of the DGCL to the extent it is applicable. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement and the other Transaction Agreements, the Merger or any other Transaction.

        (c)   The only consent or vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"), which may be effected either by the written consent or the affirmative vote at a stockholders meeting of the holders of a majority of the outstanding Company Common Stock. The written consent or affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to approve any Transaction Agreement other than this Agreement or to consummate any Transaction other than the Merger.

        SECTION 3.05.    No Conflicts; Consents.    (a) The execution and delivery by the Company of this Agreement and each Transaction Agreement to which it is a party do not, and the consummation of the Merger and the other Transactions to which it is a party and compliance with and performance of the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Significant Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any material judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (excluding for purposes of this Section 3.05(a) and the application of Section 7.02(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        (b)   No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which it is a party, the consummation of the Transactions to which it is a party, other than (i) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) Japanese Anti-Monopoly Law (Law No. 54 of 1947, as amended), (the "Japanese Anti-Monopoly Law"), (C) other Antitrust Laws (as defined in Section 6.03(c)), (D) the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended) (the "FEL"), (E) the rules and regulations of the

TSE, (F) the Japanese Corporation Law (the "JCL") and (G) the Japanese Commercial Registration Law (Law No. 125 of 1963, as amended) (the "CRL"), (ii) the filing with the SEC of (A) an information or proxy statement with respect to the Merger and the 280G Approval (such information or proxy statement, including all information required to be included therein by Rule 13e-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") as such information or proxy statement is amended from time to time, the "Information Statement") and (B) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing with the Kanto Local Finance Bureau (the "Bureau") of such registration, reports and other information (such registration, reports and other information, as amended from time to time, the "Japanese Information Statement") as may be required under the Japanese Securities and Exchange Law (Law No. 25 of 1948, as amended) (the "SEL") in connection with the Parent Stock Purchase Agreement, the other Transaction Agreements, the Parent Stock Acquisition and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (v) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.14), (vi) such filings as may be required in connection with the taxes described in Section 6.09, (vii) filings under any applicable state takeover Law and (viii) such other items (A) required solely by reason of the participation of Parent (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (excluding for purposes of this Section 3.05(b) and the application of Section 7.02(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        SECTION 3.06.    SEC Documents; Undisclosed Liabilities.    (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 3, 2005, pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents").

        (b)   As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as of their respective dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments and lack of footnote disclosure as permitted by Form 10-Q of the SEC).

        (c)   Except as set forth in the most recent audited consolidated balance sheet of the Company (including the notes thereto) included in the Filed Company SEC Documents (as defined in Section 3.08) and except for liabilities and obligations incurred in the ordinary course of business since the date of such balance sheet, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

        (d)   With respect to each Company SEC Document that is a report on Form 10-K or 10-Q or an amendment thereto, the Company is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act in effect from time to time.

        (e)   The effectiveness of any additional disclosure requirement or applicable accounting rule, consensus or pronouncement that as of the date of this Agreement has been adopted by the SEC, Financial Accounting Standards Board or any similar body but that is not yet in effect, is not reasonably likely to lead to any material change in the Company's disclosures as set forth in the Filed Company SEC Documents.

        (f)    None of the Company Subsidiaries is, or has at any time since January 3, 2005, been, subject to (separately from the Company) the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

        SECTION 3.07.    Information Supplied.    None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Information Statement or any other document (including Schedule 13e-3) required to be filed by the Company with the SEC relating to the Transactions, including the Merger (together with the Information Statement, the "Company Disclosure Documents") will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Disclosure Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein or omitted therefrom based on information supplied by Parent or Acquisition Sub in writing for inclusion or incorporation by reference therein.

        SECTION 3.08.    Absence of Certain Changes or Events.    (a) From the date of the most recent audited financial statements included in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

            (i)  any event, change, effect, development or state of facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect;

           (ii)  any declaration, setting aside, allotment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Common Stock or any repurchase for value by the Company of any Company Common Stock;

          (iii)  any split, combination or reclassification of any Company Common Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock;

          (iv)  (A) any grant by the Company or any Company Subsidiary to any current director or officer of the Company or to any other employee or independent contractor of the Company or any Company Subsidiary reasonably likely to earn annual base compensation and bonuses in 2006 of $200,000 or more (any such current director or officer of the Company or other employee or independent contractor, a "Covered Participant") of any loan or any increase in any type of compensation, benefits, perquisites or bonus or award opportunity, except for grants of normal cash bonus opportunities, normal increases of cash compensation and increases in fringe or other benefits that are not material, in each case in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any grant by the Company or any Company Subsidiary to any Covered Participant of any severance, change in control, termination or similar compensation or benefits or increases therein, or of the right to receive any severance, change in control, termination or similar compensation or benefits or increases therein, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) any action by the Company or any Company Subsidiary to fund or in any other way secure the payment of a material amount of compensation or benefits under any Company Benefit Plan (as defined in Section 3.10(a)) or Company Benefit Agreement (as defined in Section 3.10(b)) or (D) any entry by the Company or any Company Subsidiary into, or any amendment of, any Company Benefit Agreement with any Covered Participant;

           (v)  any damage, destruction or loss, whether or not covered by insurance, that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect;

          (vi)  any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law;

         (vii)  any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund claim;

        (viii)  any material revaluation by the Company or any Company Subsidiary of any of the material assets of the Company or any Company Subsidiary, except insofar as may have been required by applicable Law; or

          (ix)  any action by the Company or any Company Subsidiary which, if taken after the date hereof, would constitute a breach of any provisions of Section 5.01(a)(ii), (iv), (vii), (viii) or (xii) or any authorization, consent or agreement by the Company or any Company Subsidiary to take any of the actions prohibited by the foregoing provisions of Section 5.01(a).

        SECTION 3.09.    Taxes.    (a) The Company, and each Company Subsidiary, has duly and timely filed, or has caused to be timely filed on its behalf, all material Tax Returns required to be filed by it. All such Tax Returns were true, correct and complete in all material respects. All material Taxes owed (whether or not shown on any Tax Return) have been timely paid in full. To the Company's knowledge, no claim has been made in writing during the three year period ending on the Closing Date by an authority in a jurisdiction where the Company, or any Company Subsidiary, does not file Tax Returns that the Company, or any Company Subsidiary, is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes upon any asset of the Company, or any Company Subsidiary, other than liens for Taxes not yet due and payable.

        (b)   The Company, and each Company Subsidiary, has deducted, withheld and timely paid to the appropriate governmental authority all material Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company, and each Company Subsidiary, has complied with all material reporting and record keeping requirements.

        (c)   No dispute, audit, investigation, proceeding or claim concerning any material Tax liability of the Company, or any Company Subsidiary, has been raised by a governmental authority in writing, and to the Company's knowledge, no such dispute, audit, investigation, proceeding, or claim is pending or being conducted. The Company has provided or made available to Parent true, correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company or any Company Subsidiary since January 1, 2001.

        (d)   The Company, and each Company Subsidiary, has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. The Company, and each Company Subsidiary, has not executed any power of attorney with respect to any Tax, other than powers of attorney that are no longer in force. Section 3.09(d) of the Company Disclosure Letter lists all closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes that have been entered into or issued by any governmental authority with or in respect of the Company, and each Company Subsidiary since January 1, 2001.

        (e)   Since January 1, 2001, the Company, and each Company Subsidiary, has not been a member of an "affiliated group" within the meaning of Code Section 1504(a) filing a consolidated federal income Tax Return (other than the "affiliated group" as defined in Code Section 1504(a) the common parent of which is Company). The Company, and each Company Subsidiary, is not a party to any contractual obligation relating to Tax sharing or Tax allocation, other than customary commercial agreements with vendors, lenders, customers and other third parties (such as tax gross-ups in loan agreements or property tax escalation clauses in real estate leases) entered into in the ordinary course of business. The Company, and each Company Subsidiary, does not have any material liability for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

        (f)    The Company, and each Company Subsidiary, will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (a) any "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Income Tax law) executed on or prior to the Closing Date, (b) any deferred intercompany gain or excess loss account described in Treas. Reg. Section 1502 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law), (c) any installment sale or open transaction disposition made on or prior to the Closing Date, or (d) any prepaid amount received on or prior to the Closing Date.

        (g)   The Company, and each Company Subsidiary, has not been a United States real property holding company within the meaning of Code § 897(c)(2) during the period specified in Code § 897(c)(l)(A)(ii).

        (h)   The Company, and each Company Subsidiary, has not, since January 1, 2001, been a "distributing corporation" or a "controlled corporation" within the meaning of Code Section 355(a)(1)(A).

        (i)    Neither the Company nor any Company Subsidiary has participated in any "listed transaction", as defined in Treas. Reg. Section 1.6011-4(b).

        (j)    For purposes of this Agreement:

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Tax" or "Taxes" means (i) any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person's taxes as a transferee or successor or by contract.

          "Tax Return" or "Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

        SECTION 3.10.    Absence of Changes in Benefit Plans.    (a) From the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, neither the Company nor any Company Subsidiary has terminated, adopted, amended, modified or agreed to terminate, adopt, amend or modify (or announced an intention to terminate, adopt, amend or modify), in any material respect, any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, equity compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, cafeteria, paid time off, perquisite, fringe benefit, vacation, unemployment insurance, severance, change in control, termination, retention, disability, death benefit, hospitalization, medical or other welfare benefit or other employee benefit plan, program, policy or arrangement, whether oral or written, funded or unfunded, sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any Company Subsidiary or any other person or entity that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary (each, a "Participant") and whether or not subject to United States law (all such plans, programs and arrangements, including any such plan, program or arrangement entered into or adopted on or after the date of this Agreement, "Company Benefit Plans") or has made any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan that is a Company Pension Plan (as defined in Section 3.11(a)), or any material change in the manner in which contributions to any such Company Pension Plan are made or the basis on which such contributions are determined.

        (b)   As of the date of this Agreement, there is not any material (i) employment, deferred compensation, severance, change in control, termination, employee benefit, loan, indemnification, retention, equity compensation, bonus, award, consulting or similar agreement between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, (ii) agreement between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions involving the Company or any Company Subsidiary of the nature contemplated by this Agreement or (iii) trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Participant (all such agreements under clauses (i), (ii) and (iii), collectively, "Company Benefit Agreements").

        (c)   To the Company's knowledge, the exercise price of each Company Stock Option is not less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option.

        SECTION 3.11.    ERISA Compliance; Excess Parachute Payments.    (a) Section 3.11(a) of the Company Disclosure Letter contains a complete and correct list of all Company Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Company Pension Plan") or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other material Company Benefit Plans. The Company has delivered or made available to Parent complete and correct copies of (i) each such Company Benefit Plan and each material Company Benefit Agreement (or, in the case of any such Company Benefit Plan or material Company Benefit Agreement that is unwritten, a written description thereof), (ii) the two most recent annual reports required to be filed, or such similar reports, statements, information returns or material correspondence required to be filed with or delivered to any Governmental Entity, with respect to each material Company Benefit Plan (including reports filed on Form 5500 with accompanying schedules and attachments), (iii) the most recent summary plan description for each material Company Benefit Plan for which a summary plan description is required under applicable Law, and any summary of material modifications prepared for each material Company Benefit Plan, (iv) each trust agreement and group annuity or insurance contract and other documents relating to the funding or payment of benefits under any material Company Benefit Plan, (v) the most recent determination or qualification letter issued by any Governmental Entity for each Company Benefit Plan intended to qualify for favorable tax treatment for which such a letter has been obtained, as well as a true, correct and complete copy of each pending application therefor, if applicable, and (vi) the two most recent actuarial valuations for each material Company Benefit Plan for which actuarial valuations have been obtained.

        (b)   Each Company Benefit Plan has been administered in compliance with its terms, and each Company Benefit Plan (and the Company and the Company Subsidiaries with respect to such plans) is in compliance with applicable Law, including ERISA and the Code, and the terms of any applicable collective bargaining agreements, except for such instances of noncompliance with either plan terms or Laws that, individually or in the aggregate, have not had and would not reasonably be likely to have a Company Material Adverse Effect.

        (c)   Each Company Pension Plan intended to be tax qualified under United States Laws is so qualified and has been the subject of determination letters from the Internal Revenue Service with respect to all tax Law changes with respect to which the Internal Revenue Service is willing to provide a determination letter, to the effect that such Company Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked (nor, to the knowledge of the Company, has revocation been threatened) nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or require security under Section 307 of ERISA, except for such failures to qualify or to obtain such a determination letter and such revocations of determination letters and amendments that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. Each Company Benefit Plan required to have been approved by any non-U.S. Governmental Entity (or permitted to have been approved to obtain any beneficial tax or other status) has been so approved; no such approval has been revoked (nor, to the knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval that could reasonably be expected to affect any such approval, except for such failures to approve, revocations of approval and events that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (d)   Except for liability that would not be reasonably likely to have a Company Material Adverse Effect, no liability under Title IV of ERISA or to the Pension Benefit Guaranty Corporation (other than PBGC insurance premiums) has been or is expected to be incurred by the Company or any Company Subsidiary or Commonly Controlled Entity with respect to any ongoing, frozen or terminated "single-employer" plan (as defined in Section 4001(a)(15) of ERISA), currently or formerly maintained by any of them. None of the Company Pension Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested. None of the Company Pension Plans and related trusts has been terminated, nor has there been any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Company Pension Plan, in each case during the last six years, and no notice of a reportable event will be required to be filed in connection with the Transactions, except for such terminations and reportable events that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. None of the Company, any Company Subsidiary or any Commonly Controlled

Entity has incurred, or reasonably expects to incur, a "complete withdrawal" or a "partial withdrawal" (as each such term is defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA that has had or would be reasonably likely to have a Company Material Adverse Effect.

        (e)   None of the Company, any Company Subsidiary, any employee of the Company or any Company Subsidiary, any of the Company Benefit Plans, including the Company Pension Plans and, to the knowledge of the Company, any trusts created under any of the Company Benefit Plans or any trustee, administrator or other fiduciary of any Company Benefit Plan or trust created thereunder and any agent of the foregoing, has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary, any such employee or any of the Company Benefit Plans, or, to the knowledge of the Company, any such trust, trustee, administrator or other fiduciary, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, the sanctions imposed under Title I of ERISA or other substantially similar applicable Law or any other liability for breach of fiduciary duty under ERISA or any other applicable Law, except for such prohibited transactions and other breaches of fiduciary responsibility that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (f)    With respect to any Company Benefit Plan that is an employee welfare benefit plan, whether or not subject to ERISA, (i) no such Company Benefit Plan is funded through a "welfare benefits fund" (as defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code) complies with the applicable requirements of Section 4980B(f) of the Code and any similar state statute, except for such failures to comply that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect, (iii) no such Company Benefit Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his or her eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code and (iv) each such Company Benefit Plan (including any such Company Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any Company Subsidiary on or at any time after the Effective Time.

        (g)   Except pursuant to arrangements agreed in writing by Parent or its affiliates, no amount, economic benefit or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions (alone or in combination with any other event) by any person who is a "disqualified individual" (as defined in Treasury Regulation Section 1.280G-1) with respect to the Company ("Potential Parachute Payment") would be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no such disqualified individual is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

        (h)   Except pursuant to (i) arrangements agreed in writing by Parent or its affiliates and (ii) the accelerated vesting of Company Stock Options held by any Participant, no Participant will be entitled to (A)(1) any severance, separation, change of control, termination, bonus or other additional compensation or benefits, or (2) any acceleration of the time of payment or vesting of any compensation or benefits or any forgiveness of indebtedness owed by such Participant, in each case as a result of any of the Transactions (alone or in combination with any other event) or in connection with the termination of such Participant's employment on or after the Effective Time or (B) any compensation or benefits related to or contingent upon, or the value of which will be calculated on the basis of, any of the Transactions (alone or in combination with any other event). The execution and delivery of this Agreement and the consummation of the Transactions (alone or in combination with any other event) and compliance by the Company with the provisions hereof do not and will not require the funding (whether through a grantor trust or otherwise) of any Company Benefit Plan, Company Benefit Agreement or any other employment arrangement and will not limit the Company's ability to amend, modify or terminate any Company Benefit Plan or Company Benefit Agreement.

        (i)    Since January 1, 2003, and through the date of this Agreement, neither the Company nor any Company Subsidiary has received notice of, and, to the knowledge of the Company, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), actions or proceedings against, or involving or asserting any rights or claims to benefits under, any Company Benefit Plan or Company Benefit Agreement or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Company Benefit Plan or Company Benefit Agreement, except for such proceedings, suits, claims, actions and investigations that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (j)    Neither the Company nor any Company Subsidiary has any liability or obligations, including under or on account of a Company Benefit Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any Company Subsidiary and treating such persons as consultants or independent contractors and not as employees of the Company or any Company Subsidiary, except for any such liability and obligations that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (k)   None of the employees of the Company or any Company Subsidiary is a member of, represented by or otherwise subject to any (i) labor union, works council or similar organization or (ii) collective bargaining agreement, industry-wide collective bargaining agreement or any similar collective agreement, in each case with respect to such employee's employment by the Company or any Company Subsidiary, and the Company and the Company Subsidiaries do not have any obligation (including to inform or consult with any such employees or their representatives in respect of the Transactions) with respect to any such organization or agreement. Each of the Company and the Company Subsidiaries is in compliance with all applicable Laws and orders with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment, payment of wages, classification of employees, immigration, visa, work status, pay equity and workers compensation, and is not engaged in any unfair labor practice, except for such failures to comply and unfair labor practices that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable Governmental Entity that has had or would be reasonably likely to have a Company Material Adverse Effect. Since December 31, 2003, there has been no, and there currently is no, labor strike, material dispute, request for representation, union organization attempt, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that has had or would be reasonably likely to have a Company Material Adverse Effect.

        SECTION 3.12.    Litigation.    (a) As of the date of this Agreement, there is no claim, demand, suit, action or proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Company Subsidiary that involves an amount in controversy in excess of $1.0 million, seeks material injunctive relief or would be reasonably likely to have a Company Material Adverse Effect, if resolved in accordance with the plaintiff's demands.

        (b)   There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary nor is there any judgment outstanding against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

        SECTION 3.13.    Compliance with Applicable Laws.    The Company and the Company Subsidiaries and their relevant personnel and operations are in compliance with all applicable Laws, including those relating to occupational health and safety except for any such failure to be in compliance as, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any applicable Law except for such failure to be in compliance as, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, "Permits"), necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits the absence of which, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect and there has occurred no violation of, default (with or without the lapse of time or the giving of notice, or both) under, or event giving to others any right of termination, amendment or cancelation of, with or without notice or lapse of time or both, any such Permit, except for such violations, defaults or events that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09 or to Environmental Permits or Environmental Laws, which are the subject of Section 3.14.

        SECTION 3.14.    Environmental Matters.    Except for such matters that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect:

          (a)   The Company and each of the Company Subsidiaries are in compliance with all Environmental Laws (as defined below).

          (b)   Since July 31, 2003, neither the Company nor any of the Company Subsidiaries has received any written communication that alleges that the Company or any of its subsidiaries is in violation of or has liability under any Environmental Law or written request for information pursuant to any Environmental Law.

          (c)   (i) The Company and each of the Company Subsidiaries have obtained and are in compliance with all Permits pursuant to Environmental Law (collectively "Environmental Permits") necessary for their operations as presently conducted and (ii) all such Environmental Permits are valid and in good standing.

          (d)   There are no Environmental Claims pending or, to the knowledge of the Company, threatened in writing, against the Company or any of the Company Subsidiaries.

          (e)   Neither the Company nor any of the Company Subsidiaries has entered into or agreed to, or is otherwise subject to, any Judgment relating to any Environmental Law or to the investigation or remediation of Hazardous Materials (as defined below).

          (f)    There has been no treatment, storage or Release (as defined below) of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person whose liabilities the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

          (g)   None of the Company, the Company Subsidiaries or any Person whose liabilities the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law, has manufactured, sold or distributed any products containing asbestos in any form.

          (h)   (i) Neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that would be reasonably likely to form the basis of any Environmental Claim (as defined below) against the Company or any of the Company Subsidiaries, and (ii) to the knowledge of the Company, no Environmental Claims are pending against any Person whose liabilities the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (i)    Definitions. As used in this Agreement:

            (1)   "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, directives, claims, liens, Judgments, investigations, proceedings or written notices of noncompliance, violation or potential responsibility alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (x) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (y) the failure to comply with any Environmental Law;

            (2)   "Environmental Laws" means all applicable Federal, state, local and foreign laws, rules, regulations, Judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution or protection or restoration of natural resources or the environment (including ambient air, indoor air, surface water, groundwater, land surface or subsurface strata), endangered or threatened species or human health (to the extent relating to exposure to Hazardous Materials);

            (3)   "Hazardous Materials" means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (z) any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law; and

            (4)   "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, indoor air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

        SECTION 3.15.    Intellectual Property.    The Company or one of the Company Subsidiaries owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, domain names and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") used in the conduct of the business of the Company and the Company Subsidiaries, except where the failure to own, be validly licensed or have the right to use such Intellectual Property Rights, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect. No claims are pending or, to the knowledge of the Company, threatened in writing that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except for any such claims that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no person is infringing the rights of the Company or any Company Subsidiary with respect to any Intellectual Property Right, except for such infringements that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        SECTION 3.16.    Contracts; Debt Instruments.    (a) Except as filed by the Company as an exhibit to a Filed SEC Document, there are no Contracts that are "material contracts" within the meaning of Section 601 of Regulation S-K of the SEC (any such Contract a "Company Material Contract"). None of the Company, any of the Company Subsidiaries or, to the knowledge of the Company, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted and would not be reasonably likely to result in a Company Material Adverse Effect.

        (b)   All Company Material Contracts are valid, binding and in full force and effect and are enforceable by the Company or the applicable Company Subsidiary in accordance with their terms, except for such failures to be valid, binding, in full force and effect or enforceable that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect. None of the Company and the Company Subsidiaries has received any written notice of the intention of any party to terminate any Company Material Contract. Complete and correct copies of all Company Material Contracts, together with all material modifications and amendments thereto, have been made available to Parent (either as an exhibit to a Filed SEC Document or otherwise).

        SECTION 3.17.    Title to Real Properties.    (a) Each of the Company and each Company Subsidiary has good and marketable title to, or valid leasehold interests in, all its real properties free and clear of all Liens, except for such defects in title, easements, restrictive covenants and similar encumbrances or impediments that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (b)   Except where the failure to comply, the failure to be in full force and effect or the default has not had and would not be reasonably likely to have a Company Material Adverse Effect, each of the Company and each Company Subsidiary has complied in all respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and no extant notice of default has been given by either party to such leases, and no event has occurred, which with the giving of notice or the passage of time or both would constitute a default under any of such leases.

        SECTION 3.18.    TM Distribution.    (a) The Company has all requisite corporate power and authority to consummate the TM Distribution. The declaration (subject to the satisfaction of the TM Distribution Conditions (as defined below)) and public announcement of the TM Distribution has been duly authorized by all necessary corporate action on the part of the Company. The Company Board, at a meeting duly called and held, duly and unanimously adopted resolutions declaring the TM Distribution, subject to the satisfaction of the TM Distribution Conditions. The payment of the TM Distribution, which will be made to Company common stockholders of record as of one business day prior to the Closing Date, is subject to (i) the receipt and effectiveness of the consents required from the holders of the Notes and the Company Preferred Stock, (ii) the completion of the Financing or Alternative Financing on terms permitting the TM Distribution, (iii) the Company obtaining a customary solvency opinion verifying the adequacy of the Company's corporate surplus for the TM Distribution under Delaware law and (iv) the consummation of the Merger (collectively, the "TM Distribution Conditions").

        (b)   Subject to the satisfaction of the TM Distribution Conditions, the consummation of the TM Distribution will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Significant Company Subsidiary, (ii) any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.18(c), any material Judgment or Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (excluding for purposes of this Section 3.18(b) and the application of Section 7.02(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        (c)   Subject to the satisfaction of the TM Distribution Conditions, no consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the consummation of the TM Distribution, other than (i) compliance with and filings under the HSR Act, (ii) the preparation and distribution (A) of an information statement with respect to the TM Distribution and (B) such reports under Section 13 of the Exchange Act as may be required in connection with the TM Distribution, (ii) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.14), (iii) such filings as may be required in connection with the taxes described in Section 6.09, (iv) filings under any applicable state takeover Law and (v) such other items that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (excluding for purposes of this Section 3.18(c) and the application of Section 7.02(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        SECTION 3.19.    Customers and Suppliers.    (a) Since January 1, 2005, there has been no adverse change in the relationship of the Company with any customer of the Company or any Company Subsidiary with annual sales of $50 million or more or any of the 15 largest suppliers to the Company or any Company Subsidiary by annual sales volume (excluding utilities) except in any such case for any such change that, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.

        (b)   To the Knowledge of the Company, there is no material dispute with any customer with annual sales of $50 million or more in connection with any product sold by the Company or any Company Subsidiary to any such customer that has given rise or would be reasonably likely to give rise to a material liability or cost, except for such dispute that, individually or in the aggregate, has not had and would not be reasonably likely to have a Company Material Adverse Effect.

        SECTION 3.20.    Brokers; Schedule of Fees and Expenses.    No broker, investment banker, financial advisor or other person, other than Lazard Freres & Co. LLC, the fees and expenses of which will be paid by the Company and have been disclosed to Parent in the Company Disclosure Letter, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

        SECTION 3.21.    Opinion of Financial Advisor.    The Company has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by holders of Company Common Stock, other than the Principal Company Stockholders, is fair to such holders of Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to Parent.

ARTICLE IV

Representations and Warranties of Parent and Acquisition Sub

        Parent and Acquisition Sub, jointly and severally, represent and warrant to the Company that:

        SECTION 4.01.    Organization, Standing and Power.    (a) Each of Parent and Acquisition Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority to conduct its businesses as presently conducted.

        SECTION 4.02.    Acquisition Sub.    (a) Since the date of its incorporation, Acquisition Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the Transaction Agreements to which it is a party and the Commitments (as defined in Section 4.07), arranging the Financing (as defined in Section 4.07) and the performance of its obligations hereunder and thereunder and matters ancillary thereto.

        (b)   The authorized capital stock of Acquisition Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

        (c)   As of the date of this Agreement, neither Parent nor Sub owns any shares of Company Common Stock.

        SECTION 4.03.    Authority; Execution and Delivery; Enforceability.    Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to consummate the Transactions to which it is a party subject to the compliance by Parent with Section 6.03(e). The execution and delivery by each of Parent and Acquisition Sub of this Agreement and each Transaction Agreement to which it is a party and the consummation by it of the Transactions to which it is a party have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub subject to the compliance by Parent with Section 6.03(e). Each of Parent and Acquisition Sub has duly executed and delivered this Agreement and each Transaction Agreement to which it is a party, and this Agreement and each Transaction Agreement to which it is a party, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 4.04.    No Conflicts; Consents.    (a) The execution and delivery by each of Parent and Acquisition Sub of this Agreement and each Transaction Agreement to which it is a party, do not, the execution of the Parent Voting Agreement does not and the consummation of the Merger and the other Transactions to which it is a party and compliance with and performance of the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) subject to effectiveness of the Parent Facility Amendments (as defined in Section 4.07) as contemplated by the Parent Consent Letter (as defined in Section 4.07), any material Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any material Judgment or material Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not be reasonably likely to have, a material adverse effect on Parent (a "Parent Material Adverse Effect") (excluding for purposes of this Section 4.04(a) and the application of Section 7.03(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        (b)   No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Transaction Agreement to which Parent or Acquisition Sub is a party or the consummation of the Transactions to which Parent or Acquisition Sub is a party or in connection with the execution and performance of the Parent Voting Agreement, other than (i) compliance with and filings under (A) the HSR Act, (B) the Japanese Anti-Monopoly Law, (C) other Antitrust Laws, (D) the FEL, (E) the rules and regulations of the TSE, (F) the JCL and (G) the CRL, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the other Transaction Agreements, the Merger and the other Transactions, (iii) the filing with the Bureau of the Japanese Information Statement as may be required under the SEL in connection with the Parent Stock Purchase Agreement, the other Transaction Agreements, the Parent Stock Acquisition and the other Transactions, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (v) compliance with and such filings as may be required under applicable Environmental Laws, (vi) such filings as may be required in connection with the taxes described in Section 6.09, (vii) filings under any applicable state takeover Law and (viii) such other items (A) required solely by reason of the participation of the Company (as opposed to any third party) in the Transactions or (B) that, individually or in the aggregate, have not had and would not be reasonably likely to have a Parent Material Adverse Effect (excluding for purposes of this Section 4.04(b) and the application of Section 7.03(a) hereto, clause (a)(iii) of the definition "material adverse effect").

        SECTION 4.05.    Information Supplied.    None of the information supplied or to be supplied by Parent or Acquisition Sub for inclusion or incorporation by reference in the Information Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        SECTION 4.06.    Brokers.    No broker, investment banker, financial advisor or other person, other than Deutsche Bank Securities, Inc. and RHJI, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

        SECTION 4.07.    Financing.    (a) Parent has received and accepted (1) a commitment letter dated November 27, 2006 (the "Commitment Letter"), from the lenders party thereto (collectively, the "Lenders") relating to the commitment of the Lenders to provide the debt financing required by the Company and its subsidiaries to effect the Refinancing and to pay related fees and expenses of the Transactions, (2) a commitment letter dated November 27, 2006 (the "Parent Commitment Letter"), from Aozora Bank, Ltd., (the "Aozora") relating to the commitment of Aozora to provide the bridge financing (the "Bridge Financing") required by Parent, the Company, the Principal Company Stockholders and the holders of Company Preferred Stock to consummate the Merger, the Parent Stock Acquisition and the Other Stock Acquisitions, (3) the commitment letter dated November 27, 2006, from Aozora, on behalf of the lenders (the "Parent Lenders") under Parent's existing credit facility (the "Parent Consent Letter") to enter into a consent agreement confirming the approval by the Parent Lenders of certain amendments to Parent's existing credit facility required thereunder by Parent in connection with the Transactions and Refinancing (as defined below) (the "Parent Facility Amendments") and (4) a commitment letter dated November 27, 2006 (the "Equity Commitment" and, together with the Commitment Letter, Parent Commitment Letter and the Parent Consent Letter, the "Commitments") between RHJ International S.A. ("RHJI"), and Parent relating to the agreement of RHJI to provide the equity financing to Parent specified therein (the "RHJI equity financing"). Parent has provided or made available to the Company a true, correct and complete copy of each of the

Commitments. The financing contemplated by the Commitment Letter, the Parent Consent Letter and Parent Commitment Letter is referred to herein as the "Financing."

        (b)   Subject to their terms and conditions, the Financing, RHJI equity financing and HIP Stock Acquisition, when funded in accordance with the applicable terms and conditions of the Commitment Letter, Parent Commitment Letter, Parent Consent Letter, Equity Commitment and HIP Stock Purchase Agreement, will provide Acquisition Sub with funds at the Effective Time sufficient to (i) consummate the Merger, (ii) finance the Consent Solicitations, (iii) refinance the existing indebtedness of the Company and its subsidiaries described in the Commitment Letter (the "Refinancing"), (iv) provide the Bridge Financing and (v) pay related fees and expenses of the Transactions.

        SECTION 4.08.    Section 203.    As of the date of this Agreement, neither Parent nor Acquisition Sub nor any of their "affiliates" or "associates" has been an "interested stockholder" of the Company within the prior 3 years, as those terms are defined in Section 203 of the DGCL.

ARTICLE V

Covenants Relating to Conduct of Business

        SECTION 5.01.    Conduct of Business.    (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

            (i)  (A) declare, set aside, allot or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than the TM Distribution or dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

           (ii)  issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights, restricted stock units or stock-based performance units, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or the vesting of Company RSUs outstanding on the date of this Agreement and in accordance with their present terms;

          (iii)  amend its certificate of incorporation, by-laws or other comparable charter or organizational documents.

          (iv)  acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except (I) purchases of inventory, (II) new prepaid expenditures that in the aggregate, are not in excess of the sum of (x) $10 million plus (y) the product of $2 million multiplied by the number of full months between the date of this Agreement and the Closing Date and (III) repairs, each of (I), (II) and (III) in the ordinary course of business consistent with past practice and (IV) capital expenditures permitted by Section 5.01(a)(ix);

           (v)  (A) grant to any Participant any loan or increase in compensation, benefits or perquisites, other than in individual cases to respond to competitive offers of employment to Participants (other than Covered Participants reasonably likely to earn aggregate base and bonus compensation in 2006 of $500,000 or more) in the ordinary course of business consistent with past practice, (B) grant to any Participant any increase in severance, change in control, termination or similar compensation or benefits, or pay any bonus to any Participant, in each case except to the extent required under any Company Benefit Plan or Company Benefit Agreement as in effect on the date hereof, (C) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, (D) establish, adopt, enter into, amend, modify or terminate any collective bargaining agreement or other labor union Contract, Company Benefit Plan or Company Benefit Agreement, (E) pay or provide to any Participant any benefit not provided for under a Company Benefit Plan or Company Benefit Agreement as in effect on the date hereof other than the payment of base compensation in the ordinary course of business consistent with past practice and other than in individual cases to respond to competitive offers of employment to Participants (other than Covered Participants reasonably likely to earn aggregate base and bonus compensation in 2006 of $500,000 or more) in the ordinary course of business, (F) grant any awards under any Company Benefit Plan (including the grant of Company Stock Options, Company RSUs or other stock-based or stock-related awards or the removal or modification of existing restrictions in any Contract, Company Benefit Plan or Company Benefit Agreement on awards made thereunder) or (G) take any action to accelerate any compensation or benefits, including vesting and payment, or make any material determinations, under any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement;

          (vi)  make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

         (vii)  sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except sales of inventory and excess or obsolete assets in the ordinary course of business consistent with past practice and the TM Distribution;

        (viii)  (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice that can be repaid at Closing without penalty or premium and except for (1) borrowings incurred in the ordinary course of business consistent with past practice under the existing equipment facility of the Company and the Company Subsidiaries and (2) capital leases with respect to computer equipment and similar hardware and software entered into in the ordinary course of business consistent with past practice, in each case to the extent the related capital expenditure is permitted under Section 5.01(a)(ix) or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned Company Subsidiary;

          (ix)  make or agree to make any new capital expenditure or expenditures that in the aggregate, are in excess of the sum of $20 million plus the product of $5.0 million multiplied by the number of full months between the date of this Agreement and the Closing Date;

           (x)  enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be likely to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (xi)  except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices;

         (xii)  (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party except for confidentiality agreements in the ordinary course of business consistent with past practice;

        (xiii)  cancel or terminate any insurance policy or arrangement naming or providing for it as a beneficiary or a loss payable payee (unless such policy or arrangement is canceled or terminated in the ordinary course of business and concurrently replaced with a policy or arrangement with substantially similar coverage);

        (xiv)  make or change any material tax election; or

         (xv)  authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)    Advice of Changes.    The Company shall promptly advise Parent orally and in writing of any change or event that has or could be reasonably likely to have a Company Material Adverse Effect.

        (c)    Periodic Reports.    In connection with the continuing operation of the business of the Company and the Company Subsidiaries between the date of this Agreement and the Effective Time and to the extent permitted by Antitrust Laws (as defined in Section 6.03(c)), the Company shall use commercially reasonable efforts to report in good faith on a regular basis to the representatives of Parent regarding material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested in writing by Parent or its representatives; provided that the consultation required by this Section 5.01(d) shall be conducted in a manner so as not to disrupt in any material respect the business of the Company and the Company Subsidiaries; provided further that the Company and the Company Subsidiaries shall not report to Parent or its representatives any non-public information related to output, pricing or any other competitively-sensitive matter. Parent and Sub acknowledge that neither Parent nor Sub shall have any approval rights under this

Section 5.01(d). The Company acknowledges that any such reports shall not constitute a waiver by either Parent or Sub of any rights it may have under this Agreement and that neither Parent nor Sub shall have any liability or responsibility for any actions of the Company, any Company Subsidiary or any of their respective directors or officers with respect to matters that are the subject of such reports. All information exchanged pursuant to this Section 5.01(c) shall be subject to the Confidentiality Agreement (as defined in Section 6.02). For the avoidance of doubt, the Company shall not be required to provide any information pursuant to this Section 5.01(c) to the extent such information is not required to be provided pursuant to Section 6.02.

        SECTION 5.02.    No Solicitation.    (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (each, a "Representative" and collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that, during the period prior to the Company Stockholder Approval, the Company and its Representatives may, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the members thereof after consultation with outside counsel, in response to a Superior Company Proposal (as defined in Section 5.02(e)) or a Company Takeover Proposal from a person that the Company Board determines, in good faith following consultation with outside counsel, is reasonably capable of making a Superior Company Proposal that, in each case, was not solicited by the Company after December 21, 2005, and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Superior Company Proposal or Company Takeover Proposal and its Representatives pursuant to a confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02) and (y) participate in discussions and/or negotiations with such person and its Representatives regarding any such Superior Company Proposal or Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative or affiliate of the Company or any Company Subsidiary shall be deemed to be a breach of this Section 5.02(a) by the Company. Other than as permitted by the proviso to the first sentence of this Section 5.02(a), the Company shall, and shall cause its Representatives to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

        (b)   The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal and the identity of the person making any such Company Takeover Proposal or inquiry including any change to the material details of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status including any change to the material details of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

        (c)   Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

        (d)   For purposes of this Agreement:

          "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Transactions. For the avoidance of doubt, the TM Distribution and all proposals related thereto shall not be deemed to be a Company Takeover Proposal.

          "Superior Company Proposal" means any proposal made by a third party to acquire 50% or more of the equity securities or consolidated assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of its assets or otherwise, (i) on terms which a majority of the members of the Company Board determines in good faith to be more favorable to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that the Company Board shall not so determine that any such proposal is a Superior Company Proposal until the Company has complied in all material respects with Section 5.02(b) with respect to such proposal. For the avoidance of doubt, the TM Distribution and all proposals related thereto shall not be deemed to be a Superior Company Proposal.

ARTICLE VI

Additional Agreements

        SECTION 6.01.    Preparation of Information Statement; Action by Written Consent.    (a) The Company shall, as soon as practicable following the date of this Agreement, prepare and file with the SEC the Information Statement (including all information required by Rule 13e-3 promulgated under the Exchange Act) in preliminary form, and each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or on any other Company Disclosure Document or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement or any other Company Disclosure Document. If at any time prior to the Effective Time there shall occur any event that should be set forth in an amendment or supplement to the Information Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Information Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its commercially reasonable efforts to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC. Notwithstanding the foregoing, prior to filing or mailing the Information Statement or any other Company Disclosure Document (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all reasonable comments proposed by Parent.

        (b)   Parent shall, promptly following the date of this Agreement, seek the Company Stockholder Approval by the written consent of the holders of a majority of the outstanding Company Common Stock. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger after the Company Board shall have determined in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its obligations under applicable Law.

        SECTION 6.02.    Access to Information; Confidentiality.    Each of the Company and Parent shall, and shall cause each of their subsidiaries to, afford to the other party, and to the other party's officers, employees, accountants, counsel, financial advisors and other representatives, affiliates and sources and potential sources of financing (and representatives of each of the foregoing), reasonable access during normal business hours during the period prior to the Effective Time (as long as such access is not unreasonably disruptive to the business of such party or its subsidiaries) to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request; provided, however, that either party may withhold (i) any document or information that is subject to the terms of a confidentiality agreement with a third party, (ii) such portions of documents or information relating to output, pricing or other matters that are highly sensitive if the exchange of such documents (or portions thereof) or information, as determined by such party's counsel, would reasonably be expected to raise antitrust concerns for such party (or any of its affiliates) or (iii) such portions of documents or information that would reasonably be expected to jeopardize any attorney-client privilege or contravene any Law or fiduciary duty (provided that each party shall in good faith seek and implement a reasonable alternative to provide the other party's counsel with access to such document or information). All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated September 29, 2005, between the Company and RHJI (the "Confidentiality Agreement").

        SECTION 6.03.    Commercially Reasonable Efforts; Notification.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any other Transaction Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Agreements. Without limiting the generality of the foregoing, the parties hereto acknowledge that it is the intention of each of the parties hereto that the TM Distribution (including obtaining all necessary third party consents and approvals with respect thereto, including as required under any securities laws) shall become payable immediately following the Effective Time to Company common stockholders of record one business day prior to the Closing Date and each party hereto shall use its commercially reasonable efforts to achieve the same. In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that the TM Distribution is paid on terms and conditions consistent with the TM Distribution Conditions and the terms set forth in Exhibit B, (ii) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement or any other Transaction Agreement, and (iii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any other Transaction Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Transaction Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets. Notwithstanding the foregoing, the Company and its Representatives shall not be prohibited under this Section 6.03(a) from taking any action permitted by Section 5.02(b). Subject to applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Entity in connection with the Merger and the other Transactions. The Company and Parent shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Merger or the other Transactions.

        (b)   The Company shall give prompt notice to Parent, and Parent or Acquisition Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement or any Transaction Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall be deemed to be a waiver or cure of any such breach or failure to comply or affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Transaction Agreements.

        (c)   Nothing in Section 6.03(a) shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and nothing in Section 6.03(a) shall authorize the Company to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the Merger relating to the HSR Act, the Japanese Anti-Monopoly law or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws.

        (d)   Nothing in this Section 6.03 shall require Parent to (i) consent to any action or omission by the Company that would be inconsistent with Section 5.01 absent such consent or (ii) agree to amend or waive any provision of this Agreement.

        (e)   As soon as reasonably practicable following the execution of this Agreement, Parent, in its capacity as the sole stockholder of Sub, shall adopt this Agreement.

        SECTION 6.04.    Stock Options and Restricted Stock Units.    (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions or take such other actions as are required to adjust the terms of each outstanding Company Stock Option, whether vested or unvested, to provide that each such Company Stock Option shall be rolled over at the Effective Time by canceling such Company Stock Option in exchange for a cash payment by the Company of an amount equal to (A) the excess, if any, of (1) the Common Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Stock Option (adjusted to reflect the TM Distribution), multiplied by (B) the number of shares of Company Common Stock that are subject to such Company Stock Option immediately prior to the Effective Time and for which such Company Stock Option shall not theretofore have been exercised. Parent will make available options on its common stock to employees of the Company set forth on Section 6.04(a) of the Parent Disclosure Letter (as it may be supplemented by Parent prior to the Effective Time), on the terms and conditions provided therein.

        (b)   As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plan) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company RSUs heretofore granted under the Company Stock Plan, whether vested or unvested, to provide that each such Company RSU shall be canceled at the Effective Time in exchange for a cash payment by the Company of an amount equal to (i) (A) if the holder of such Company RSU is a Principal Company Stockholder, $2.57 or (B) if the holder of such Company RSU is not a Principal Company Stockholder, the Common Merger Consideration multiplied by (ii) the number of shares of Company Common Stock that are subject to such Company RSU for which such Company RSU shall not theretofore have been settled.

        (c)   All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes (with amounts so withheld and paid over to the appropriate taxing authority being treated for all purposes of this Agreement as having been paid to the applicable holders) and shall be paid without interest.

        (d)   The Company Stock Plan shall terminate as of the Effective Time, and the provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or Company RSU or any Participant shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein.

        (e)   In this Agreement:

          "Company Stock Option" means any option to purchase Company Common Stock granted under the Company Stock Plan.

          "Company RSU" means any restricted stock unit granted under any Company Stock Plan.

          "Company Stock Plan" means the 2001 Long Term Equity Incentive Plan.

        SECTION 6.05.    Benefit Plans.    (a) For one year following the Effective Time, Parent either (i) shall maintain or cause the Surviving Corporation to maintain the Company Benefit Plans (other than plans providing for the issuance of Company Common Stock or based on the value of Company Common Stock) at the benefit levels in effect on the date of this Agreement or (ii) shall provide or cause the Surviving Corporation to provide benefits (other than benefits under plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) to employees of the Company and the Company Subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to such employees as of the date of this Agreement. Nothing herein shall be construed to prohibit Parent or the Surviving Corporation from amending or terminating such Company Benefit Plans in accordance with their terms and with applicable Law, so long as Parent is in compliance with the other terms of this Section 6.05(a).

        (b)   The service of each employee of the Company and the Company Subsidiaries prior to the Effective Time shall be treated as service with Parent or any of its subsidiaries for purposes of each employee benefit plan of Parent or any of its subsidiaries in which such employee is eligible to participate after the Effective Time, including for purposes of eligibility, vesting, benefit levels and accruals (but not for purposes of benefit accrual under any defined benefit pension plans); provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

        (c)   Parent shall waive, or cause to be waived, any pre-existing condition limitation under any welfare benefit plan maintained by Parent or any of its affiliates (other than the Company and Company Subsidiaries) in which employees of the Company and the Company Subsidiaries (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each employee of the Company and the Company Subsidiaries (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

        (d)   The provisions of this Section 6.05 are not intended to confer upon any person other than the parties any rights or remedies.

        SECTION 6.06.    Indemnification.    (a) Parent shall cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (such 150% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, Parent shall use all commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. In lieu of continuing the existing D&O Insurance, (i) Parent may obtain after the Effective Time a "tail" D&O Insurance policy on terms and conditions no less advantageous than the existing D&O Insurance for a period of six years from the Effective Time; provided that the annualized premium shall not exceed the Maximum Premium and (ii) the Company may obtain prior to the Effective Time a "tail" D&O Insurance policy in an amount and on terms and conditions no more advantageous than the existing D&O Insurance for a period of six years from the Effective Time; provided that the lump sum premium shall not exceed $962,000. The Company represents to Parent that the Maximum Premium is $650,000.

        (b)   Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify or hold harmless (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. Parent shall, to the fullest extent permitted by Law, cause the Surviving Corporation to advance funds for expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding relating to the indemnification obligations referenced in the immediately preceding sentence in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to the indemnification referenced in the immediately preceding sentence.

        SECTION 6.07.    Fees and Expenses.    Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        SECTION 6.08.    Public Announcements.    Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

        SECTION 6.09.    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by either Acquisition Sub or the Surviving Corporation, and the Company shall cooperate with Acquisition Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

        SECTION 6.10.    Stockholder Litigation.    The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that no such settlement shall be agreed to without Parent's consent, which shall not be unreasonably withheld, delayed or conditioned.

        SECTION 6.11.    Financing; Consent Solicitations.    (a) Financing. Parent and Acquisition Sub shall use their commercially reasonable efforts to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letter, Parent Consent Letter and Parent Commitment Letter and to obtain the funds contemplated by the Equity Commitment (and to contribute such funds to the Company), including using commercially reasonable efforts to (A) negotiate definitive agreements with respect to the Financing consistent with the terms and conditions contained in the Commitment Letter and (B) satisfy on a timely basis all conditions in such definitive agreements the satisfaction of which is within the control of Parent or Acquisition Sub. Parent and Acquisition Sub shall use their commercially reasonable efforts to comply with their respective obligations, and enforce their respective rights, under the Commitment Letter, the Parent Consent Letter and Parent Commitment Letter and shall cause RHJI to comply with its obligations under the Equity Commitment. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the Financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, any of the Commitment Letter, the Parent Consent Letter, Parent Commitment Letter or the Equity Commitment if such amendment, modification, waiver or remedy amends the conditions to the drawdown of the Financing in a manner adverse to the interests of the Company and its shareholders, in each case, in any material respect or would adversely affect in any material respect the ability of Parent or the Company to effect the Financing or obtain the proceeds of the Equity Commitment. The Company shall also use commercially reasonable efforts to assist and cooperate with Parent and Acquisition Sub in connection with their efforts to obtain the proceeds of the Financing, including providing reasonably required information relating to the Company and the Company Subsidiaries to the financial institution or institutions providing the Financing and executing and delivering, and causing the Company Subsidiaries to execute and deliver, definitive agreements with respect to the Financing and customary certificates, legal opinions (which may be reasoned, if counsel reasonably believes it cannot give the opinion otherwise) or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing; provided, however, that no obligation of the Company or any Company Subsidiary under any such certificate, document or instrument shall be effective until the Effective Time and none of the Company or any Company Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. In the event that the Financing is not available to consummate the Refinancing and pay related fees and expenses of the Transactions contemplated by this Agreement and the other Transaction Agreements, then Parent shall promptly notify the Company and Parent and Acquisition Sub shall use their commercially reasonable efforts to obtain alternative financing on terms that are no less favorable to Parent and Acquisition Sub than those set forth in the Commitment Letter, Parent Consent Letter or Parent Commitment Letter, as applicable, and in the same amounts as contemplated by the Commitment Letter (including for working capital purposes following the Closing) or Parent Commitment Letter, as applicable (the "Alternative Financing"); provided that no such Alternative Financing shall require a greater cash equity commitment than that contemplated by the Equity Commitment.

        (b)    Consent Solicitations.    As soon as practicable following the execution and delivery of this Agreement the Company shall commence the Consent Solicitations with respect to all of its 11% Senior Subordinated Notes, 10% Senior Subordinated Notes and 10% Senior Notes whereby the Company shall solicit the consents of the holders of the Notes regarding amendments to the covenants contained in the respective Notes Indentures (the "Indenture Amendments"), in each case contemplated by Schedule 6.11(b) hereto. In accordance with the terms of the Consent Solicitations, assuming the requisite consents are received, the Company shall execute supplemental indentures to each of the Notes Indentures among the Company, the guarantors named therein and the trustee party thereto reflecting the Indenture Amendments, which supplemental indentures shall become operative concurrently with the Effective Time, and shall use its commercially reasonable efforts to cause the trustees under the Indentures to promptly enter into such supplemental indentures as applicable. Parent and the Company each shall use its commercially reasonable efforts to proceed with and complete the Consent Solicitations as required to satisfy the condition precedents in Section 7.01(e) and shall consult and cooperate with each other in all such efforts; provided that (i) Parent shall have the sole right to control decisions with respect to the strategy and conduct of the Consent Solicitations (including modifying the terms and structure thereof as set forth on Schedule 6.11(b) hereto; provided that it shall have no obligation whatsoever to modify the terms of the Consent Solicitations set forth therein) and (ii) the consent of the Company shall be required to modify or waive material terms or conditions of the Consent Solicitations if such would be reasonably likely to materially and adversely impact the probability of a successful outcome for the Consent Solicitations or would conflict with the provisions of any Transaction Agreement and documents delivered in connection with the foregoing. Promptly following the date of this Agreement, the Company shall prepare and mail the documentation to be sent to the holders of the Notes in connection with the Consent Solicitations, but only after receipt of approval from Parent (which approval shall not be unreasonably withheld, delayed or conditioned). The Company shall provide, shall cause the Company Subsidiaries to provide, and shall use its commercially reasonable efforts to cause their respective Representatives to provide, all cooperation requested by Parent in connection with the Consent Solicitations including assisting in the preparation and execution of all documents required in connection therewith. All documentation for the Consent Solicitations will be customary for transactions of this nature and shall be in form and substance reasonably satisfactory to Parent and the Company. The Consent Solicitations and other actions taken in connection therewith shall be conducted in accordance with the terms of the applicable Indentures and all applicable rules and regulations of the SEC and other applicable Laws. If at any time prior to the Effective Time any information relating to the Company or any Company Subsidiary or any of their affiliates, officers or directors, should be discovered by the Company, Parent or Acquisition Sub which if not set forth in an amendment or supplement to the documents mailed to Note holders in respect of the Consent Solicitations would reasonably be expected to cause such documents to include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall promptly by prepared and, if required, filed with the SEC and/or disseminated to the holders of Notes.

ARTICLE VII

Conditions Precedent

        SECTION 7.01.    Conditions to Each Party's Obligation To Effect The Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Stockholder Approval.    The Company shall have obtained the Company Stockholder Approval and not less than 20 days prior to the Closing Date shall have sent or given to each holder of the Company Common Stock the Information Statement in compliance with Rule 14c-2 promulgated under the Exchange Act and shall have complied with Rule 13e-3 promulgated under the Exchange Act.

          (b)    Antitrust.    Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign Antitrust Law, the absence of which would prohibit the consummation of the Merger or would be reasonably likely to have a Parent Material Adverse Effect, shall have been obtained or made. 48

          (c)    No Injunctions or Restraints.    No temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, the applicable party shall have used its commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

          (d)    Parent Stock Purchase Agreement.    Parent and Principal Company Stockholders shall have consummated the transactions contemplated by the Parent Stock Purchase Agreement without the amendment, modification or waiver in any material respect of any material term or condition thereof.

          (e)    Consent Solicitations.    The Company shall have completed the Consent Solicitations and shall have received consent from holders of a majority of the outstanding Notes of each series consenting to the Transactions and the TM Distribution; provided, however, that prior to asserting this condition, the applicable party shall have complied in all material respects with its obligations under Section 6.11.

          (f)    Financing.    Parent and Acquisition Sub shall have obtained the proceeds contemplated by the Financing or the Alternative Financing; provided, however, that prior to asserting this condition, the applicable party shall have complied in all material respects with its obligations under Section 6.11.

          (g)    Other Stock Purchase Agreements.    The transactions contemplated by the Other Stock Purchase Agreements shall have been consummated without the amendment, modification or waiver in any material respect of any material term or condition thereof.

        SECTION 7.02.    Conditions to Obligations of Parent and Acquisition Sub.    The obligations of Parent and Acquisition Sub to effect the Merger are further subject to the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company in this Agreement (other than those set forth in Sections 3.01, 3.03, 3.04 and 3.18(a)) shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, on and as of such earlier date), other than for such failures to be true and correct that, individually or in the aggregate, have not had and would not be reasonably likely to have a Company Material Adverse Effect (it being agreed that for purposes of determining whether such representations and warranties shall be true and correct and applying the foregoing Company Material Adverse Effect qualifier, all such representations and warranties that already are qualified by reference to a Company Material Adverse Effect or other materiality qualifier shall be deemed to be not so qualified). The representations and warranties of the Company set forth in Sections 3.01, 3.03, 3.04 and 3.18(a) that are qualified by a Company Material Adverse Effect or other materiality qualifier shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)    Absence of Company Material Adverse Effect.    Since the date of this Agreement, there shall not have been any event, change, effect, development or state of facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

          (d)    Parent Lender Consent.    The Parent Facility Amendments shall have become effective on the terms and conditions contemplated in the Parent Consent Letter.

          (e)    TM Distribution.    If the TM Distribution shall be paid, it shall be payable only on terms consistent in all material respects with the TM Distribution Conditions and the terms set forth in Exhibit B.

          (f)    280G.    The Company shall have taken all steps necessary in compliance with Section 280G(b)(5) of the Code and the Treasury Regulations promulgated thereunder, including providing adequate disclosure to shareholders (within the meaning of Section 280G(b)(5)(B)(ii) of the Code and the Treasury Regulations promulgated thereunder) and conducting a vote of all shareholders (within the meaning of Treasury Regulation Section 1.280G-1, Q/A-7(b)), (the "280G Approval") so that in the event the shareholder approval requirements of Section 280G(b)(5)(B)(i) of the Code are met in connection with such shareholder vote, no Potential Parachute Payment would be treated as an "excess parachute payment" (as defined in Section 280G(b) of the Code), without regard to whether or not such shareholder approval requirements are actually met in connection with such shareholder vote.

          (g)    Corporate Rating and Term Facility Pricing.    The corporate ratings of the Company (as such term is used in the Commitment Letter) shall be at least B3 by Moody's Investors Service, Inc. and at least B- by Standard & Poor's Ratings Group (in each case with at least stable outlook), assuming consummation of the Transactions, or the Applicable Margin (as defined in the Commitment Letter) on Eurodollar Loans (as defined in the Commitment Letter) under the Term Facility (as defined in the Commitment Letter) shall be less than or equal to (i) if the Closing occurs on or prior December 31, 2006, 4.5% and (ii) if the Closing occurs after December 31, 2006, 5.0%.

        SECTION 7.03.    Condition to Obligation of the Company.    The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Acquisition Sub in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate signed on behalf of Parent and Acquisition Sub to such effect.

          (b)    Performance of Obligations of Parent and Acquisition Sub.    Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c)    TM Distribution.    The TM Distribution shall be payable on terms consistent in all material respects with the TM Distribution Conditions and the terms set forth in Exhibit B; provided, however, that prior to the Company asserting this condition, the Company shall have complied in all material respects with its obligations under Section 6.03.

ARTICLE VIII

Termination, Amendment and Waiver

        SECTION 8.01.    Termination.    This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

          (a)   by mutual written consent of Parent, Acquisition Sub and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger is not consummated on or before March 15, 2007 (the "Outside Date"), unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

             (ii)  if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            (iii)  if the Company Stockholder Approval is not validly obtained on or prior to November 27, 2006; or

            (iv)  if the Parent Stock Purchase Agreement is terminated in accordance with its terms;

          (c)   by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in any Transaction Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b), and (ii) cannot be or has not been cured by the Outside Date (provided that Parent is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

          (d)   by the Company prior to the receipt of the Company Stockholder Approval in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

          (e)   by the Company, if Parent or Acquisition Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b), and (ii) cannot be or has not been cured by the Outside Date (provided that the Company is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement).

        SECTION 8.02.    Effect of Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Acquisition Sub or the Company, other than Section 3.20, Section 4.06, the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth in this Agreement, in which case the aggrieved party shall be entitled to all remedies available at law or in equity.

        SECTION 8.03.    Amendment.    This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) no amendment shall be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        SECTION 8.04.    Extension; Waiver.    At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        SECTION 8.05.    Procedure for Termination, Amendment, Extension or Waiver.    (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Acquisition Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.

        (b)   The Company may terminate this Agreement pursuant to Section 8.01(d) only if prior to the Company Stockholder Approval (i) the Company Board has received a Superior Company Proposal,

(ii) in light of such Superior Company Proposal a majority of the directors of the Company shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement or the Merger in order to comply with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above and has given Parent an opportunity to submit a revised proposal, (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and a majority of the directors of the Company has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02, (vi) the Company has concurrently with such termination paid Parent a termination fee of $2,500,000, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c).

ARTICLE IX

General Provisions

        SECTION 9.01.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Sub, to

      Asahi Tec Corporation
      547-1 Horinouchi, Kikugawa City,
      Shizuoka 439-8651, Japan
      Fax: 81-537-36-4160

      Attention: Suguru Kimura

      with a copy to:

      Anderson Mori & Tomotsune
      Izumi Garden Tower
      1-6-1, Roppongi, Minato-ku,
      Tokyo 106-6036, Japan
      Fax: (03) 6888-3067

      Attention: Noritaka Niwano, Esq.

      with a copy to:

      RHJ International SA
      Avenue Louise 326
      1050 Brussels
      Belgium

      Attention: Bob Ewers

      with a copy to:

      Cravath, Swaine & Moore LLP
      Worldwide Plaza
      825 Eighth Avenue
      New York, NY 10019

      Attention: Thomas E. Dunn, Esq.

  (b)
  if to the Company, to

      Metaldyne Corporation
      47603 Halyard Drive
      Plymouth, MI 48170

      Attention: Chief Executive Officer and General Counsel

      with a copy to:

      Cahill Gordon & Reindel LLP
      80 Pine Street
      New York, NY 10005

      Attention: Jonathan A. Schaffzin

        W. Leslie Duffy

        SECTION 9.03.    Definitions.    For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "$" means United States Dollars, the lawful currency of the United States.

          "HIP Stock Acquisition" means the Other Stock Acquisition on the terms and subject to the conditions of the HIP Preferred Stock Purchase Agreement.

          "HIP Stock Purchase Agreement" means the Other Stock Purchase Agreement dated as of the date of this Agreement and entered into by Parent and the holders of the Series B Company Preferred Stock.

          A "material adverse effect" on a party means (a) a material adverse effect on the business, assets, financial condition or results of operations of the party and its subsidiaries, taken as a whole except, in each case, to the extent arising or resulting from, or caused or attributable to, any of the following, individually or taken together: (i) general U.S., Japanese or global economic, political or market conditions to the extent not materially disproportionately affecting the party and its subsidiaries, taken as whole, relative to other automotive industry participants in the party's geographic area, (ii) changes in applicable generally accepted accounting principles or Law, (iii) the public announcement of the Transactions, the consummation of the Transactions or the execution of the Transaction Agreements or (iv) acts of terrorism or war to the extent not materially disproportionately affecting the party and its subsidiaries, taken as whole, relative to other automotive industry participants in the party's geographic area, (b) a material adverse effect on the ability of the party to perform its obligations under this Agreement or the other Transaction Agreements to which it is a party or (c) a material adverse effect on the ability of the party to consummate the Transactions to which it is a party or, in the case of the Company, the TM Distribution.

          "Parent Voting Agreement" means the voting agreement executed by RHJI and dated as of the date of this Agreement whereby RHJI agrees to take specified actions in furtherance of the

  Transactions and approve the amendment of Parent's articles of incorporation to authorize the issuance of convertible preferred stock of Parent.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          "Transaction Agreements" means this Agreement, the Parent Voting Agreement, the Parent Stock Purchase Agreement and the Other Stock Purchase Agreements and the documents delivered in connection with the foregoing. For the avoidance of doubt, documents delivered in connection with the TM Distribution shall not be deemed to be Transaction Documents.

        SECTION 9.04.    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        SECTION 9.05.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 9.06.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 9.07.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, and the Transaction Agreements taken together with the Company Disclosure Letter, (a) constitute the entire agreement, and supersede after the date of this Agreement all prior agreements and understandings (including the Original Agreement), both written and oral, among the parties with respect to the Transactions (other than the Confidentiality Agreement) and (b) except for Sections 6.04 and 6.06, are not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, following the Effective Time the provisions of Article II shall be enforceable by holders of Certificates.

        SECTION 9.08.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of the State of Delaware are mandatorily applicable to the Merger.

        SECTION 9.09.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Acquisition Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 9.10.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement and each other Transaction Agreement in any New York state court, any Federal court located in the State of New York or the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court, any Federal court located in the State of New York or the State of Delaware or in any Delaware state court in the event any dispute arises out of this Agreement, any Transaction Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any other Transaction Agreement or any Transaction in any court other than any New York state court, any Federal court sitting in the State of New York or the State of Delaware or any Delaware state court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any other Transaction Agreement or any other Transaction.

        SECTION 9.11.    Tax Treatment.    (a) The Principal Company Stockholders intend to report this transaction as subject to Code Section 351. Unless otherwise required by law, none of the parties hereto or their affiliates shall take any position inconsistent with the foregoing.

        (b)   To avoid application of Code Section 367(a)(1), Parent covenants that, after the Closing, Parent will ensure that the Company complies with the reporting requirements in Treasury Regulation Section 1.367(a)-3(c)(6).

        (c)   Parent shall provide to the Principal Company Stockholders any information concerning Parent or the Company necessary to comply with the requirements of Section 6038B of the Code and final and temporary Treasury Regulations promulgated thereunder (and any successor Regulations).

        (d)   Parent agrees it will promptly notify the Principal Company Stockholders after any event of disposition occurs which is described in Treasury Regulation Section 1.367(a)-8.

        IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have duly executed this Agreement, all as of the date first written above.

ASAHI TEC CORPORATION,
by	/s/ AKIRA NAKAMURA
	Name:	Akira Nakamura
	Title:	President
ARGON ACQUISITION CORP.,
by	/s/ AKIRA NAKAMURA
	Name:	Akira Nakamura
	Title:	President
METALDYNE CORPORATION,
by	/s/ THOMAS A. AMATO
	Name:	Thomas A. Amato
	Title:	EVP Commercial Operations and Business Development

EXHIBIT A

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

METALDYNE CORPORATION

        Metaldyne Coporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        1.     The name of the corporation is Metaldyne Corporation. The Corporation was originally incorporated under the name "Masco Industries, Inc.", which was changed to "Mascotech, Inc." on June 22, 1993, and to "Metaldyne Corporation" on            January 23, 2001. The Corporation's original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 15, 1984.

        2.     This Amended and Restated Certificate of Incorporation amends and restates the Restated Certificate of Incorporation, as heretofore amended, of the Corporation and has been adopted and approved in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

        3.     The text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the corporation (hereinafter called the "Corporation") is Metaldyne Corporation.

        SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801 and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

        FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

        SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

        SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

        The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

        EIGHTH: Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

        IN WITNESS WHEREOF, said Metaldyne Corporation has caused this Certificate to be signed by its [title of signatory] this    th day of                   , 200  .

METALDYNE CORPORATION,
by
Name:
Title:

2

EXHIBIT B TO MERGER AGREEMENT

Summary of Terms and Conditions of TriMas Distribution

1.
Prior to the execution and delivery of the Merger Agreement, Metaldyne Corporation ("Metaldyne") declared a dividend (the "TriMas Distribution") of all shares of common stock (the "Shares") of TriMas Corporation ("TriMas") owned by it or any of its subsidiaries to all holders of common stock of Metaldyne as of a record date one business day preceding the date upon which the Merger is to be consummated.(1) The Shares will be certificated (which certificates will include a legend) and arrangements have been made with TriMas for the certificates to be held by TriMas as a custodian to ensure compliance with the transfer restrictions described below. Fractional shares will be rounded to the nearest whole number to the greatest extent practicable or, if not practicable, cash will be distributed in lieu of fractional shares (with the fractional shares aggregated and to be sold by Metaldyne to one of the existing TriMas shareholders).

2.
The TriMas Distribution was declared subject to the TriMas Distribution Conditions described in the Merger Agreement. As such, the TriMas Distribution will be made, subject to the TriMas Distribution Conditions, immediately following the Merger to shareholders of record one business day prior to the Merger.

3.
The Shares will be subject to substantial transfer restrictions, which will be reflected in a legend set forth on each certificate representing the Shares. The Shares will be non-transferable, except if the transfer is to an affiliate, family member, heir or decedent of the applicable holder of Shares and each such transferee will be subject to these limitations. These transfer restrictions will terminate once the class of TriMas's common stock has been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the transfer of Shares will remain subject to such further restrictions on transfer by affiliates of TriMas as may apply under applicable securities laws or the TriMas Shareholders Agreement referred to below. As provided in guidance from the SEC, an information statement will be distributed to Metaldyne Shareholders with respect to the TriMas Distribution. Metaldyne will provide Parent with drafts of such information statement and consider in good faith any comments made by Parent on the information statement.

4.
As a condition of its required consent to the TriMas Distribution under the terms of the TriMas Shareholders Agreement previously in place, TriMas required that holders of Metaldyne common stock that are currently party to the Metaldyne Shareholders Agreement enter into an Amended TriMas Shareholders Agreement, dated as of [    ], 2006 (the "Amended TriMas Shareholders Agreement"). The Amended TriMas Shareholders Agreement provides for TriMas' agreement to act as a custodian in respect of the Shares until the TriMas common stock is registered under the Exchange Act and to register TriMas common stock under the Exchange Act not later than 120 days after the end the fiscal year in which the TriMas Distribution is to occur. Prior to the registration of the TriMas common stock under the Exchange Act, Metaldyne will not agree to any amendment to the Amended TriMas Shareholders Agreement inconsistent with this Exhibit B, without the written consent of Parent which shall not be unreasonably withheld.

5.
To the extent that Metaldyne or any of its subsidiaries directly or indirectly disposes of Shares prior to the effective date of the Merger, the TriMas Distribution will be comprised of the proceeds of such disposition, net of all out-of-pocket expenses incurred in connection with such disposition.

(1)
This summary assumes that the warrant to purchase shares of common stock of TriMas held by a subsidiary of Metaldyne will be exercised on a cashless basis prior to the distribution. Otherwise, the warrant would be subject to distribution.

Annex B

        [LAZARD LETTERHEAD]

November 26, 2006

The Board of Directors
Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170-2429

Dear Members of the Board:

        We understand that Metaldyne Corporation, a Delaware corporation ("Metaldyne" or the "Company"), Asahi Tec Corporation, a Japanese corporation ("Asahi Tec"), and Argon Acquisition Corp., a Delaware corporation ("Acquisition Sub"), propose to enter into an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), pursuant to which, among other things, Acquisition Sub will be merged with and into the Company, and the Company will be the surviving corporation and a wholly-owned subsidiary of Asahi Tec (the "Merger"). Pursuant to the terms of the Amended Merger Agreement, each share of common stock of the Company, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, other than shares of Company Common Stock held by (i) the Company, Asahi Tec and Acquisition Sub and any subsidiary thereof, (ii) any holder who is entitled to demand and properly demands appraisal of such shares (the "Dissenting Shares") and (iii) any holder who is a "Principal Company Stockholder" (as defined in the Amended Merger Agreement), will be converted into the right to receive not less than $2.57 in cash (the "Merger Consideration") (such holders of Company Common Stock, herein, the "Minority Stockholders"). Pursuant to the Amended Merger Agreement, each share of Company Common Stock held by the Principal Company Stockholders will be converted into the right to receive $1.5243 in cash. We also understand that immediately following the consummation of the Merger, (i) the Principal Company Stockholders will be required to make an investment in the capital stock of Asahi Tec (the "Asahi Tec Investment") pursuant to an Amended and Restated Stock Purchase Agreement among Asahi Tec, the purchasers listed on Schedule I thereto and Heartland Industrial Partners, L.P., as Purchasers' Representative (the "Amended Stock Purchase Agreement") and (ii) Heartland Industrial Partners, L.P. will make an investment in the capital stock of Asahi Tec (the "Heartland Investment").

        You have requested our opinion as to the fairness as of the date hereof, from a financial point of view, to the Minority Stockholders of the Merger Consideration to be paid in the Merger to such Minority Stockholders of Company Common Stock. In connection with this opinion, we have:

(i)
Reviewed the financial terms and conditions of a draft, dated as of November 21, 2006, of the Amended Merger Agreement;

(ii)
Analyzed certain historical business and financial information relating to the Company;

(iii)
Reviewed various financial forecasts and other data provided to us by the management of the Company;

(iv)
Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company and their strategic objectives;

(v)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company; and

(vii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have also reviewed a draft of the Amended Stock Purchase Agreement, analyzed certain historical business and financial information relating to Asahi Tec, reviewed various financial forecasts and other data provided to us by the management of Asahi Tec, and held discussions with members of the senior management of Asahi Tec with respect to the business and prospects of Asahi Tec and their strategic objectives.

        We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or Asahi Tec, or concerning the solvency or fair value of the Company or Asahi Tec, and have not been furnished with any such valuation or appraisal. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of each of the Company and Asahi Tec as to the future financial performance of each respective company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Amended Merger Agreement, without any waiver of any material terms or conditions by the Company. We have assumed that the executed Amended Merger Agreement and Amended Stock Purchase Agreement will each conform in all material respects to the drafts reviewed by us. In addition, we have assumed that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company or the Merger. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.

        Lazard Frères & Co. LLC ("Lazard") is acting as investment banker to the Company in connection with the Merger and will receive a fee for its services upon the consummation of the Merger. In addition, in the ordinary course of their respective businesses, affiliates of Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) may actively trade securities of Metaldyne or Asahi Tec for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

        Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors, and our opinion is rendered to the Company's Board of Directors in connection with its consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger; nor does it address any aspect or implication of the consideration to be paid to the Principal Company Stockholders, the Asahi Tec Investment, the Heartland Investment, or the fairness thereof to any holder of Company Common Stock. In addition, we understand that the holders of the Company's preferred shares will receive a specified amount of cash for their shares and such holders will be required to make an investment in the capital stock of Asahi Tec. This opinion does not address any aspect or implication of any consideration paid to the holders of preferred shares or any investment made by such holders, or the fairness thereof to any holder of Company Common Stock or to any holder of preferred shares. Our opinion is not intended to and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Merger or any matter relating thereto. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

        In addition, our opinion only considers the terms of the Merger as provided in the Amended Merger Agreement, and we express no view as to, and our opinion does not address, the relative terms of the Merger as compared to any alternative terms that may have been considered by the Company prior to the date hereof. This opinion supersedes in all respects our opinion addressed to the Board of the Company, dated as of August 31, 2006.

        Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to the Minority Stockholders of Company Common Stock in the Merger is fair to such Minority Stockholders of Company Common Stock from a financial point of view.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ MARK T. MCMASTER Mark T. McMaster Managing Director

Annex C

November 27, 2006
Board of Directors
Asahi Tec Corporation
c/o RHJ International SA
1 Rockefeller Plaza
New York, New York 10020

Gentlemen:

        Deutsche Securities Inc. ("Deutsche Securities") has acted as financial advisor to RHJ International SA ("RHJ"), the majority shareholder of Asahi Tec Corporation a Japanese corporation ("Asahi") in connection with the proposed acquisition of Metaldyne Corporation, a Delaware corporation (the "Company"), pursuant to an Amended and Restated Agreement and Plan of Merger, draft dated November 27, 2006, which has been reviewed by us prior to the date of this letter (the "Revised Merger Agreement"), among Asahi, Asahi Acquisition Corporation, a Delaware corporation and direct wholly owned subsidiary of Asahi ("Asahi Sub"), and the Company, which provides, among other things, for the merger of Asahi Sub with and into the Company (the "Transaction"), as a result of which the Company will become a wholly owned subsidiary of Asahi.

        As set forth more fully in the Revised Merger Agreement and as you have otherwise advised us, as a result of the Transaction, (1) each issued share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") owned by a Principal Company Stockholder shall be converted into the right to receive $1.52 in cash (the "PCS Common Merger Consideration") based on Asahi Common Stock price agreed to in Agreement and Plan of Merger dated August 31, 2006, (2) each other issued share of Company Common Stock not owned by Asahi, Asahi Sub or the Company shall be converted into the right to receive cash in an amount equal to the greater of (A) $2.57 based on the average closing price of a share of Asahi Common Stock for the thirty trading day period ended November 17, 2006 and (B) the product of (x) the Common Price Ratio (as defined in the Revised Merger Agreement) and (y) $2.57 (such greater amount per share of Company Common Stock, the "Common Merger Consideration"); and (3) as further set forth in the Revised Merger Agreement, each issued share of Series A Company Preferred Stock, Series A-1 Company Preferred Stock and Series B Company Preferred Stock shall be converted into the right to receive cash (the "Preferred Consideration") (such PCS Common Merger Consideration, Common Merger Consideration, and Preferred Consideration, together with the assumption of all the liabilities of the Company, the "Consideration"). For purposes of this opinion, Deutsche Securities has assumed that the Common Merger Consideration will be approximately $2.57 in cash. The terms and conditions of the Transaction are more fully set forth in the Revised Merger Agreement.

        As set forth in the engagement letter dated May 23, 2006, RHJ has requested that we provide Asahi with our opinion, as investment bankers, as to the fairness, from a financial point of view, to Asahi of the Consideration. Deutsche Securities issued a prior opinion, dated August 29, 2006, in connection with the previously announced transaction; this opinion supersedes such prior opinion.

        In connection with Deutsche Securities' role as financial advisor to RHJ, and in arriving at its opinion, Deutsche Securities has reviewed certain available financial and other information concerning the Company and certain internal analyses and other information furnished to it by RHJ, the Company and Asahi. Deutsche Securities has also held discussions with members of the senior managements of the Company and Asahi regarding the businesses and prospects of the Company and the joint prospects of a combined company. In addition, Deutsche Securities has (1) compared certain financial information for the Company with similar information, and stock market information, for certain companies whose securities are publicly traded, (2) reviewed the financial terms of certain recent business combinations, (3) reviewed the terms of the Revised Merger Agreement and certain related documents, and (4) performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Securities has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Securities has assumed and relied upon the accuracy and completeness of all such information and Deutsche Securities has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company. With respect to the financial forecasts and projections, including the analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and financial synergies expected by Asahi and the Company to be achieved as a result of the Transaction (collectively, the "Synergies"), made available to Deutsche Securities and used in its analyses, Deutsche Securities has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or Asahi, as the case may be, as to the matters covered thereby. In rendering its opinion, Deutsche Securities expresses no view as to the reasonableness of such forecasts and projections, including the Synergies, or the assumptions on which they are based. Deutsche Securities' opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

        Deutsche Securities' opinion is issued as of the date of this letter first set forth above. For purposes of rendering its opinion, Deutsche Securities has assumed that the final Revised Merger Agreement and other transaction documents are substantially the same as the latest drafts reviewed by Deutsche Securities. Deutsche Securities has assumed that, in all respects material to its analysis, the representations and warranties of Asahi, Asahi Sub and the Company contained in the Revised Merger Agreement are true and correct, Asahi, Asahi Sub and the Company will each perform all of the covenants and agreements to be performed by it under the Revised Merger Agreement and all conditions to the obligations of each of Asahi, Asahi Sub and the Company to consummate the Transaction will be satisfied without any waiver thereof. Deutsche Securities has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which either Asahi or the Company is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Asahi or the Company or materially reduce the contemplated benefits of the Transaction to Asahi.

        This opinion is addressed to, and for the use and benefit of, the Board of Directors of Asahi and is not a recommendation to the stockholders of Asahi to approve the Transaction. This opinion is limited to the fairness, from a financial point of view, to Asahi of the Consideration, and Deutsche Securities expresses no opinion as to the merits of the underlying decision by Asahi to engage in the Transaction. Deutsche Securities further expresses no opinion as to any related transactions, including the contemplated issuance of common stock by Asahi to RHJ and issuance of common and preferred stock by Asahi to certain holders of Company Common Stock and Company Preferred Stock who receive cash in the Merger.

        Deutsche Securities will be paid a fee for its services as financial advisor to RHJ in connection with the Transaction, a substantial portion of which is contingent upon consummation of the

Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to RHJ, Asahi and the Company or their affiliates for which it has received compensation. One or more members of the DB Group recently acted as a joint lead arranger and a sole joint bookrunner for the Company's existing senior credit facilities of $574.7 million. In connection with the Merger one or more members of the DB Group have agreed to act as (1) a sole joint bookrunner for the Company's $445 million term facility ("Term Facility") and $60 million synthetic letter of credit ("L/C Facility"), (2) a sole joint lead arranger of the Company's $150 million revolving credit facility ("Revolving Facility"), and (3) the sole and exclusive administrative agent in respect of the Term Facility, L/C Facility and Revolving Facility. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Asahi for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

        Based upon and subject to the foregoing, it is Deutsche Securities' opinion as investment bankers that the Consideration is fair, from a financial point of view, to Asahi.

Very truly yours,
DEUTSCHE SECURITIES INC.

Annex D

EMPLOYMENT AGREEMENT BETWEEN ASAHI TEC CORPORATION AND TIMOTHY LEULIETTE

        This Agreement is made by and between Asahi Tec Corporation, a Japanese corporation ("Company"), and Timothy D. Leuliette ("Executive"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation ("Metaldyne") (the "Merger Agreement")) (hereinafter, the "Effective Date"). This Agreement replaces and supercedes the Employment Agreement between Metaldyne and Executive with an Effective Date of January 1, 2001, as amended July 31, 2003, March 31, 2004, September 10, 2004, and February 9, 2006 (as so amended, the "Original Employment Agreement"). In order to induce Executive to be employed as described herein, Company enters into this Agreement with Executive to set out the terms and conditions that will apply to Executive's employment. Executive is willing to accept such employment and assignment and to perform services on the terms and conditions hereinafter set forth. It is therefore hereby agreed by and between the parties as follows:

        SECTION 1.    Employment and Directorship.    (a) Company agrees to (i) employ Executive, and shall appoint Executive, as its Co-Chairman and Co-Chief Executive Officer (for clarification, such position shall be shikko-yaku (executive officer) under the Japanese Corporation Act), (ii) cause Metaldyne to continue to employ Executive as President and Chief Executive Officer of Metaldyne and (iii) appoint Executive as a director of Company, subject to shareholder approval. In his capacity as Co-Chairman of Company, Executive shall be primarily responsible for establishing, together with the Board of Directors of Company (the "Board"), strategies, business goals and other long-term plans for the business and operations of Company and its subsidiaries (including Metaldyne) and such other duties commensurate with his position as directed from time to time by the Board, except that the other Co-Chairman of Company shall be primarily responsible for matters relating to technology and research and development and shall participate in matters relating to sales efforts on key global accounts. In his capacity as Co-Chief Executive Officer of Company and as President and Chief Executive Officer of Metaldyne, Executive shall be responsible for the day-to-day management and operations of Metaldyne and its subsidiaries and their businesses and such other duties commensurate with his position as directed from time to time by the Board. In each capacity, Executive shall report to the Board. Executive accepts employment in accordance with this Agreement and agrees to devote his full business time and efforts to the performance of his duties and responsibilities hereunder, subject at all times to review and control of the Board; provided that Company hereby acknowledges that Executive will enter into an agreement with RHJ International, S.A. or one of its affiliates ("RHJI") to provide services to RHJI as an industrial partner and Company agrees that Executive shall be permitted under this Agreement to provide such services to RHJI and that the provision of such services shall not constitute Cause (as defined below) or violate any provision of this Agreement. During the Term of Employment (as defined below), Executive also agrees to serve, if elected, as an officer or director, or both, of Company or any subsidiary, limited liability company or other business entity of which Company or Metaldyne holds at least a fifty percent (50%) ownership interest, without the payment of any additional compensation therefor, provided that if Executive serves as an officer or director of Company or any such subsidiary, limited liability company or other business entity, Executive shall be entitled to the same director and officer liability protections as the other officers or directors, as applicable, of Company or such subsidiary, limited liability company or other business entity.

        (b)   Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment (i.e., an investment with respect to which Executive is in no way involved with the management or operation of the entity in which Executive has invested) made by him in publicly traded equity securities or other property (provided that no such investment may exceed five percent (5%) of the equity of any entity, without the prior approval of the

Board) or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity, to the extent that any of the above activities do not conflict with any provision of this Agreement.

        (c)   During the Term of Employment, Executive's principal place of employment shall be at such location or locations as determined from time to time by agreement of the Board and Executive, consistent with the needs of Company and Metaldyne and as required in connection with the performance of Executive's duties and responsibilities hereunder; provided that Executive may be required to spend up to 50% of his business time in Japan as required in connection with the performance of his duties and responsibilities; provided, however, that Executive shall not be required to establish a permanent residence in Japan. Executive acknowledges that his duties and responsibilities hereunder shall require him to travel on business, including to Japan, to the extent necessary to perform such duties and responsibilities.

        (d)   Effective as of the Effective Time, this Agreement shall become effective and the parties hereto shall be bound hereby and the Original Employment Agreement shall terminate and have no further force or effect. Without limiting the generality of the foregoing, Executive shall not be entitled to, and Company and Metaldyne shall have no obligation to provide, any payments, benefits, gross-ups or other entitlements pursuant to Sections 6(d) or 8 of the Original Employment Agreement.

        (e)   For the avoidance of doubt, Executive acknowledges and agrees that, during the Term of Employment, he is not an "employee" of Company for purposes of the Labor Standard Law of Japan and as such he does not have the rights of an "employee" for purposes of the Labor Standard Law of Japan.

        SECTION 2.    Term of Employment.    The term of Executive's employment under this Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of the fifth anniversary of the Effective Date ("Initial Period") and the date that either party terminates Executive's employment under this Agreement; provided that the Term of Employment shall automatically renew on the fifth anniversary of the Effective Date and on each subsequent anniversary thereof for one year ("Renewal Period"), unless either party terminates Executive's employment or Company delivers to Executive or Executive delivers to Company written notice at least 180 days in advance of the expiration of the Initial Period or any Renewal Period that the Term of Employment shall not be extended, in which case the Term of Employment shall end at the end of the Initial Period or the Renewal Period in which such notice was delivered and shall not be further extended except by written agreement of Company and Executive. The expiration of the Term of Employment under this Agreement shall not be a termination of this Agreement to the extent that other provisions of this Agreement by their terms survive the Term of Employment. At the expiration of the Term of Employment, Executive shall resign from all employment and director positions with Company, Metaldyne and their subsidiaries and affiliates, unless otherwise requested by Company.

        SECTION 3.    Compensation.

          (a)    Salary.    As of the Effective Date, Company shall pay Executive, for all services rendered hereunder, at the rate of One Million Five Hundred Thousand Dollars ($1,500,000) per annum ("Base Salary"). Base Salary shall be payable in accordance with the ordinary payroll practices of Company and shall be subject to all applicable federal, state and local withholding and reporting requirements.

          (b)    Metaldyne Annual Value Creation Plan ("AVCP").    During the Term of Employment, Executive shall continue to be eligible to participate in the AVCP, a copy of which has been provided to Executive, subject to all the terms and conditions of such plan, as such plan may be modified from time to time. For purposes of the 2006 AVCP, Executive's award shall be subject to the terms of any communication previously provided by Metaldyne to Executive regarding

  Executive's participation in the AVCP. For purposes of the AVCP for Company's subsequent fiscal years, Executive's target bonus opportunity shall be 100% of Base Salary, which shall be payable based on achievement of a consolidated business plan that reflects both Company's and Metaldyne's performance, subject to such other terms and conditions as the Board may establish from time to time.

          (c)    Special Bonus.    On the Effective Date, Company shall pay Executive a one-time bonus consisting of (i) $2,000,000 in cash and (ii) a number of fully vested shares of common stock of Company with an aggregate value of $2,000,000, based on the Purchase Price (as defined in the Parent Stock Purchase Agreement (as defined in the Merger Agreement)). Executive shall be responsible for the payment of all taxes required to be deducted or withheld or otherwise paid with respect to such bonus.

        SECTION 4.    Employee Benefits.

          (a)    Employee Retirement Benefit Programs, Welfare Benefit Programs, Plans and Practices.    Company and Metaldyne shall provide Executive with retirement and welfare benefits that are commensurate with the benefits that are provided on the date of this agreement.

          (b)    Vacation.    During the Term of Employment, Executive shall be entitled to twenty (20) business days of paid vacation each calendar year, which shall be taken at such times as are consistent with Executive's responsibilities hereunder. Vacation days shall be subject to Company's and Metaldyne's general policies regarding vacation days, as such policies may be modified from time to time.

          (c)    Perquisites.    During Metaldyne's 2006 fiscal year and, subject to review and approval by the Compensation Committee of the Board (the "Compensation Committee"), during the remainder of the Term of Employment, Company or Metaldyne shall provide Executive (i) the annual costs of a country club membership in the Detroit area; (ii) tax preparation and financial planning assistance; (iii) an annual physical examination; (iv) participation in Metaldyne's Executive Vehicle Program, as such program exists on the date of this Agreement; (v) use of a corporate chartered aircraft; (vi) life insurance coverage equal to two and one-half (2 1/2) times Base Salary; and (vii) long-term disability insurance coverage. Executive acknowledges that some portion of his benefits or his personal use of perquisites will represent additional personal income to him and will be reported to him as such.

          (d)    Stock Options.    All stock options with respect to Metaldyne stock that Executive holds as of the Effective Date shall be treated in the manner provided in the Merger Agreement; provided that Executive acknowledges and agrees that (i) each of his Metaldyne Options will, in accordance with the Merger Agreement and the terms of the 2001 Long Term Equity Incentive Plan, be converted on the Effective Date into a right to receive the excess, if any, of the Common Merger Consideration (as defined in the Merger Agreement) over the exercise price per share of Metaldyne common stock subject to such Metaldyne Option, and (ii) both before and after the adjustment of the exercise price of each of his Metaldyne Options to reflect the decrease in the fair market value of Metaldyne common stock as a result of the distribution of all the TriMas shares held by Metaldyne to its shareholders, as provided for in the Merger Agreement, the excess referred to in clause 4(d)(i) will be $0. Accordingly, Executive agrees that, contingent on the Closing (as defined in the Merger Agreement) and effective on the Effective Date, each of his Metaldyne Options will be cancelled and Executive will not, at any time, be entitled to any payment in respect of, or arising out of, such cancellation and he will not otherwise have any right or claim relating in any way to, or arising out of, any of his Metaldyne Options. In addition, on the Effective Date, Executive shall be granted stock options with respect to Company common stock in an amount and subject to the terms set forth in the Merger Agreement and the schedules thereto.

        SECTION 5.    Expenses.    Subject to prevailing Company policy or such guidelines as may be established by the Board, Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

        SECTION 6.    Termination of Employment.    Executive's employment during or after the Term of Employment shall be terminable at will by either party at any time for any reason; provided that any termination of employment, whether by Company or Executive, shall apply to Executive's employment with both Company and Metaldyne.

          (a)    Termination Without Cause or for Good Reason.    If Executive's employment is terminated during the Term of Employment (i) by Company for any reason other than Cause (as defined in Section 6(c) hereof), Disability (as defined in Section 6(d) hereof) or death or (ii) by Executive for Good Reason (as defined in Section 6(a)(ii) hereof) on or after the first anniversary of the Effective Date, then, in each case, Company shall pay Executive the Severance Package. A termination by Executive without Good Reason, or with Good Reason prior to the first anniversary of the Effective Date, shall be deemed to be a termination under Section 6(b) below and not a termination under this Section 6(a).

              (i)  For purposes of this Agreement, "Severance Package" shall mean:

              (A)  Base Salary continuation for twenty-four (24) months (the "Severance Period") at Executive's annual Base Salary rate in effect on the date of termination, subject to all applicable federal, state and local withholding and reporting requirements. These salary continuation payments shall be paid in accordance with usual Company payroll practices;

              (B)  A bonus equal to two hundred percent (200%) of the target bonus opportunity under AVCP, payable in equal installments over the Severance Period, subject to the same withholding and reporting requirements described in Section 6(a)(i)(A). In addition, Executive shall receive the bonus for the most recently completed bonus term if a bonus has been earned and declared for such term but not paid, which bonus shall be paid in accordance with customary practices for payment of bonuses under AVCP;

              (C)  Continuation of benefits under any life, group health, and dental insurance benefits substantially similar to those which Executive was receiving immediately prior to termination of employment until the earlier of:

                (1)   the end of the Severance Period and

                (2)   the date on which Executive becomes eligible to receive any benefits under any plan or program of any other employer.

      The continuing coverage provided under this Section 6(a)(i)(C) is subject to Executive's eligibility to participate in such plans and all other terms and conditions of such plans, including Company's and Metaldyne's ability to modify or terminate such plans or coverages. Company may satisfy this obligation in whole or in part by paying the premium otherwise payable by Executive for continuing coverage under Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time, or under any similar provision of non-United States law. If Executive is not eligible for continued coverage under one of the benefit plans noted in this paragraph (C) that he was participating in during his employment, Company shall pay Executive the cash equivalent of the insurance cost for the duration of the applicable period at the rate of Company's or Metaldyne's cost of coverage for Executive's benefits as of the date of termination. Any obligation to pay the cash equivalent of such cost under this item may be settled, at Company's discretion, by a lump-sum payment of any remaining premiums; and

              (D)  If Executive's employment is terminated under this subsection, Company shall pay to Executive a lump sum in the amount of his account under the Simpson Industries Deferred Compensation Plan, or any successor plan to that plan, whether vested or unvested, reduced by the amount of any benefits paid or payable to Executive out of such plan on account of such termination.

             (ii)  For purposes of this Agreement, a termination of employment by Executive for "Good Reason" shall be a termination by Executive following the occurrence of any of the following events unless Company has cured as provided below:

              (A)  Removal from the position of Co-Chairman or Co-Chief Executive Officer of Company or President or Chief Executive Officer of Metaldyne (other than as a result of a promotion or a change in position which is not material);

              (B)  Any material and permanent diminution in Executive's duties or responsibilities hereunder as set forth in Section 1(a);

              (C)  A material reduction in the aggregate value of Base Salary or bonus opportunity or a material and permanent reduction in the aggregate value of other benefits provided to Executive by Company and Metaldyne; or

              (D)  A permanent reassignment of Executive, without his advance written consent, to another primary office, or a relocation of the office that is Executive's primary office as of the Effective Date, unless Executive's primary office following such reassignment or relocation is within a thirty-five (35) mile radius of Executive's primary office before the reassignment or relocation or Executive's permanent residence on the date of the reassignment or relocation; provided that no such reassignment or relocation shall be deemed to have occurred as a result of Executive's travel to and from, or provision of services in, Japan in accordance with Section 1(c).

    Executive must notify Company of any event constituting Good Reason within one hundred twenty (120) days after Executive becomes aware of such event or such event shall not constitute Good Reason for purposes of this Agreement, provided that Company shall have fifteen (15) days from the date of such notice to cure the Good Reason event. Executive cannot terminate his employment for Good Reason if Cause exists at the time of such termination. A termination by Executive following cure shall not be a termination for Good Reason. A failure of Executive to notify Company after the first occurrence of an event constituting Good Reason shall not preclude any subsequent occurrences of such event (or similar event) from constituting Good Reason.

          (b)    Voluntary Termination by Executive; Nonrenewal of Agreement.    If Executive terminates his employment with Company without Good Reason during or after the Term of Employment (or with Good Reason prior to the first anniversary of the Effective Date), or if the Term of Employment expires following notice of nonrenewal by either party under Section 2, then Company shall pay Executive his accrued unpaid Base Salary through the date of termination and the AVCP award for the most recently completed year if an award has been earned and declared for such year but not paid. The accrued unpaid Base Salary amounts payable under this Section 6(b) shall be payable in a lump sum within ten (10) days of termination of employment. Any accrued unpaid bonus amounts payable under this Section 6(b) shall be payable in accordance with customary practices for payment of bonuses under AVCP. No prorated bonus for the year of termination shall be paid. Any other benefits under other plans and programs of Company or Metaldyne in which Executive is participating at the time of Executive's termination of employment shall be paid, distributed or settled, or shall expire, in each case in accordance with their terms, and Company and Metaldyne shall have no further obligations hereunder with respect to Executive following the date of termination of employment.

          (c)    Termination for Cause.    If Executive's employment is terminated for Cause, Company shall pay Executive his accrued but unpaid Base Salary through the date of the termination of employment, and no further payments or benefits shall be owed. The accrued unpaid Base Salary amounts payable under this Section 6(c) shall be payable in a lump sum within ten (10) days of termination of employment. As used herein, the term "Cause" shall be limited to:

              (i)  Executive's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof, a crime under Japanese law with respect to which imprisonment is the minimum prescribed penalty or any similar crime in any other jurisdiction in which Company or Metaldyne conducts business;

             (ii)  Executive's willful misconduct in the performance of his duties hereunder;

            (iii)  Executive's willful and continued failure to follow the reasonable and lawful instructions of the Board; or

            (iv)  Executive's willful and/or continued neglect of duties (other than any such neglect resulting from incapacity of Executive due to physical or mental illness);

  provided, however, that Cause shall arise under items (iii) or (iv) only following ten (10) days' written notice thereof from Company which specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by Company to notify Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

          (d)    Disability.    In the event that Executive is unable to perform his duties during the Term of Employment on account of a disability which continues for one hundred eighty (180) consecutive days or more, or for an aggregate of one hundred eighty (180) days in any period of twelve (12) months, Company may, in its discretion, terminate Executive's employment hereunder. Company's obligation to make payments under this Agreement shall, except for earned but unpaid Base Salary and earned and declared but unpaid AVCP awards and the payment described in the next sentence, cease on the first to occur of (i) the date that is six (6) months after such termination or (ii) the date Executive becomes entitled to benefits under a long-term disability program of Company or Metaldyne. If Executive's employment is terminated under this subsection, Company shall pay to Executive a lump sum in the amount of his account under the Simpson Industries Deferred Compensation Plan, or any successor plan to that plan, whether vested or unvested, reduced by the amount of any benefits paid or payable to Executive out of such plan on account of such termination. For purposes of this Agreement, "Disability" shall be defined by the terms of Metaldyne's long-term disability policy, or, in the absence of such policy, as a physical or mental disability that prevents Executive from performing substantially all of his duties under this Agreement and which is expected to be permanent. Company may only terminate Executive on account of Disability after giving due consideration to whether reasonable accommodations can be made under which Executive is able to fulfill his duties under this Agreement. The commencement date and expected duration of any physical or mental condition that prevents Executive from performing his duties hereunder shall be determined by a medical doctor selected by Company. Company may, in its discretion, require written confirmation from a physician of Disability during any extended absence.

          (e)    Death.    In the event of Executive's death during the Term of Employment, all obligations of Company to make any further payments, other than an obligation to pay any accrued but unpaid Base Salary to the date of death and any earned and declared but unpaid bonuses under AVCP to the date of death and the payment described in the next sentence, shall terminate upon Executive's death. If Executive's employment is terminated under this subsection, Company shall pay to Executive a lump sum in the amount of his account under the Simpson Industries Deferred Compensation Plan, or any successor plan to that plan, whether vested or unvested, reduced by the amount of any benefits paid or payable to Executive out of such plan on account of such termination.

          (f)    No Duplication of Benefits.    Notwithstanding any provision of this Agreement to the contrary, if Executive's employment is terminated for any reason, in no event shall Executive be eligible for payments under more than one subsection of this Section 6.

          (g)    Payments Not Compensation.    Any participation by Executive in, and any terminating distributions and vested rights under, retirement or savings plans, regardless of whether such plans are qualified or nonqualified for tax purposes, shall be governed by the terms of those respective plans. For purposes of determining benefits and the amounts to be paid to Executive under such plans, any salary continuation or severance benefits other than salary or bonus accrued before termination shall not be compensation for purposes of accruing additional benefits under such plans.

          (h)    Executive's Duty to Provide Materials.    Upon the termination of Executive's employment for any reason, Executive or his estate shall surrender to Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising material, ledgers, supplies, equipment, checks and all other materials and records of any kind that are the property of Company or any of its subsidiaries or affiliates, that may be in Executive's possession or under his control, including all copies of any of the foregoing.

        SECTION 7.    Notices.    All notices or communications hereunder shall be in writing, addressed as follows:

To Company:	Asahi Tec Corporations 547-1 Horinouchi, Kikugawa City, Shizuoka 439-8651, Japan Fax: 81-537-36-4160 Attention: Suguru Kimura
with a copy to:	Anderson Mori & Tomotsune Izumi Garden Tower 1-6-1, Roppongi, Minato-ku, Tokyo 106-6036, Japan Fax: (03) 6888-3067 Attention: Noritaka Niwano, Esq.
To Executive:	Timothy D. Leuliette [omitted]

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third (3rd) business day after the actual date of mailing shall constitute the time at which notice was given.

        SECTION 8.    Separability; Legal Fees.    If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event of a dispute by Company, Executive or others as to the validity or enforceability of, or liability under, any provision of this Agreement, Company shall reimburse Executive for all reasonable legal fees and expenses incurred by him in connection with such dispute if Executive substantially prevails in the dispute, but in all other cases Executive shall be responsible for such fees and expenses.

        SECTION 9.    Assignment and Assumption.    This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of Company.

        SECTION 10.    Amendment.    This Agreement may only be amended by written agreement of the parties hereto.

        SECTION 11.    Non-Competition; Non-Solicitation; Confidentiality.    (a) Executive represents that acceptance of employment under this Agreement and performance under this Agreement are not in violation of any restrictions or covenants under the terms of any other agreements to which Executive is a party.

        (b)   Executive acknowledges and recognizes the highly competitive nature of the business of Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, Executive shall not engage, either directly or indirectly, as a principal for Executive's own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity, (i) while employed by Company and for the 18-month period following the termination of Executive's employment for any reason ("Non-Compete Term"), in any business (other than Company, Metaldyne or their respective subsidiaries) which designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by Company, Metaldyne or any of their respective subsidiaries during the two (2) year period prior to the date of termination of Executive's employment (the "Business") or (ii) while employed by Company and for the six-month period following the termination of Executive's employment for any reason, in any private equity firm (the activities described in clauses (b)(i) and (ii), collectively, "Competitive Activities"), it being understood that the activities and business of a private equity firm shall be deemed to include, without limitation, researching, analyzing and evaluating portfolio companies (including any such companies that Company, Metaldyne or any of their respective subsidiaries have previously evaluated for possible investment by or on behalf of Company, Metaldyne or any of their respective subsidiaries) with the intent to acquire, make an investment in and/or dispose of such companies or assets thereof for the benefit of Executive or any other person.

        Nothing herein shall prevent Executive from owning, directly or indirectly, not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any entity engaged in Competitive Activities and listed or traded on a national securities exchange or in an over-the-counter securities market.

        (c)   During the Non-Compete Term, Executive shall not (i) directly or indirectly employ, solicit or receive or accept the performance of services by, any active employee of Company, Metaldyne or any of their respective subsidiaries who is employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of Company, Metaldyne or any of their respective subsidiaries to leave Company, Metaldyne or any of their respective subsidiaries, or assist in any of the foregoing, or (ii) solicit for any business that is engaged in the Business any person who is a customer or former customer of Company, Metaldyne or any of their respective subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6) months.

        (d)   Executive shall not at any time (whether during or after his employment with Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Company, Metaldyne or any of their respective subsidiaries, any trade secrets, information, data or other confidential information of Company, Metaldyne or any of their respective Subsidiaries, including but not limited to information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans or the business and affairs of Company, Metaldyne or any of their respective subsidiaries generally, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to Company. The preceding sentence of this paragraph (d) shall not apply to information which is not unique to Company, Metaldyne or any of their respective subsidiaries or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of employment with Company for any reason, Executive will return to Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Company, Metaldyne or any of their respective subsidiaries, except that Executive may retain personal notes, notebooks and diaries. Executive further agrees that Executive will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Company, Metaldyne or any of their respective subsidiaries.

        (e)   It is expressly understood and agreed that although Executive and Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

        (f)    As a condition to the receipt of any benefits described in this Agreement, Executive shall be required to execute an agreement pursuant to which Executive releases any claims he may have against Company, Metaldyne or any of their respective subsidiaries and agrees to the continuing enforceability of the restrictive covenants of this Agreement.

        (g)   This Section 11 will survive the termination of the Term of Employment and the termination of this Agreement.

        SECTION 12.    Remedies.    Executive acknowledges and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Executive shall forfeit all payments otherwise due under this Agreement and shall return any Severance Package payment made. Moreover, Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 13.    Survivorship.    The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 13 are in addition to the survivorship provisions of any other section of this Agreement.

        SECTION 14.    Governing Law; Revenue and Jurisdiction.    If any judicial or administrative proceeding or claim relating to or pertaining to this Agreement is initiated by either party hereto, such proceeding or claim shall and must be filed in a state or federal court located in Wayne County, Michigan and such proceeding or claim shall be governed by and construed under Michigan law, without regard to conflict of law and principals.

        SECTION 15.    Dispute Resolution.    Except with respect to enforcement actions brought under Section 12, any dispute related to or arising under this Agreement shall be resolved in accordance with the Metaldyne Dispute Resolution Policy in effect at the time such dispute arises. The Metaldyne Dispute Resolution Policy in effect at the time of this Agreement is attached to this Agreement.

        SECTION 16.    Effect on Prior Agreements.    This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding, both written and oral, between Company, Metaldyne, any affiliate of Company or Metaldyne, any predecessor of Company or Metaldyne or any affiliate of any such predecessor and Executive, including the Original Employment Agreement; provided that this Agreement shall have no force or effect, and the Original Employment Agreement shall remain in effect, unless and until the Effective Time occurs.

        SECTION 17.    Withholding.    Company shall be entitled to withhold from payment any amount of withholding required by law.

        SECTION 18.    Section Headings and Construction.    The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as circumstances require.

        SECTION 19.    Counterparts.    This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

        Intending to be legally bound hereby, the parties have executed this Agreement on the dates set forth next to their names below.

August 31, 2006	ASAHI TEC CORPORATION,
	by	/s/ AKIRA NAKAMURA
		Name:	Akira Nakamura
		Title:	President and Chief Executive Officer
August 31, 2006	TIMOTHY D. LEULIETTE,
	by	/s/ TIMOTHY D. LEULIETTE

Annex E

        AMENDMENT NO. 1, dated as of November 27, 2006 (this "Amendment"), to the Employment Agreement (the "Employment Agreement") between Asahi Tec Corporation ("Company") and Timothy D. Leuliette ("Executive"), dated as of August 31, 2006.

        WHEREAS Company and Executive entered into the Employment Agreement, which was to be effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation (the "Original Merger Agreement");

        WHEREAS the Original Merger Agreement has been amended and restated; and

        WHEREAS Company and Executive desire to amend the Employment Agreement to reflect the amendment to the Original Merger Agreement.

        NOW, THEREFORE, be it resolved that:

        1.     The definition of "Merger Agreement" in the Employment Agreement is hereby deleted in its entirety and replaced with the following: "the Amended and Restated Agreement and Plan of Merger, dated as of November 27, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation".

        2.     This Amendment shall be governed by the laws of the state of Michigan.

        Intending to be legally bound hereby, the parties have executed this Amendment on the dates set forth next to their names below.

November , 2006	ASAHI TEC CORPORATION,
by
November , 2006	TIMOTHY D. LEULIETTE,
by

E-1

Annex F

EMPLOYMENT AGREEMENT BETWEEN ASAHI TEC CORPORATION AND JEFFREY STAFEIL

        This Agreement is made by and between Asahi Tec Corporation, a Japanese corporation ("Company"), and Jeffrey M. Stafeil ("Executive"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation ("Metaldyne") (the "Merger Agreement")) (hereinafter, the "Effective Date"). This Agreement replaces and supercedes the Employment Agreement between Metaldyne and Executive with an Effective Date of July 16, 2003, as amended effective as of September 10, 2004 and September 27, 2005 (as so amended, the "Original Employment Agreement"). In order to induce Executive to be employed as described herein, Company enters into this Agreement with Executive to set out the terms and conditions that will apply to Executive's employment. Executive is willing to accept such employment and assignment and to perform services on the terms and conditions hereinafter set forth. It is therefore hereby agreed by and between the parties as follows:

        SECTION 1.    Employment.    (a) Company agrees to (i) employ Executive, and shall appoint Executive, as its Co-Chief Financial Officer and Chief Integration Officer (for clarification, such position shall be shikko-yaku (executive officer) under the Japanese Corporation Act), (ii) cause Metaldyne to continue to employ Executive as Chief Financial Officer of Metaldyne and (iii) appoint Executive as a director of Company, subject to shareholder approval. In his capacity as Co-Chief Financial Officer and Chief Integration Officer of Company, Executive shall have duties commensurate with his positions as directed from time to time by the Co-Chairmen of the Company (the "Chairmen") and shall report to the Chairmen. In his capacity as Chief Financial Officer of Metaldyne, Executive shall have duties commensurate with his position as directed from time to time by the Chief Executive Officer of Metaldyne (the "Metaldyne CEO") and shall report to the Metaldyne CEO. Executive accepts employment in accordance with this Agreement and agrees to devote his full business time and efforts to the performance of his duties and responsibilities hereunder, subject at all times to review and control of the Chairmen and the Metaldyne CEO, as applicable. During the Term of Employment (as defined below), Executive also agrees to serve, if elected, as an officer or director, or both, of Company or any subsidiary, limited liability company or other business entity of which Company or Metaldyne holds at least a fifty percent (50%) ownership interest, without the payment of any additional compensation therefor, provided that if Executive serves as an officer or director of Company or any such subsidiary, limited liability company or other business entity, Executive shall be entitled to the same director and officer liability protections as the other officers or directors, as applicable, of Company or such subsidiary, limited liability company or other business entity.

        (b)   Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment (i.e., an investment with respect to which Executive is in no way involved with the management or operation of the entity in which Executive has invested) made by him in publicly traded equity securities or other property (provided that no such investment may exceed five percent (5%) of the equity of any entity, without the prior approval of the Board of Directors of Company (the "Board")) or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity, to the extent that any of the above activities do not conflict with any provision of this Agreement.

        (c)   During the Term of Employment, Executive's principal place of employment shall be at such location or locations as determined from time to time by agreement of the Chairmen and Executive, consistent with the needs of Company and Metaldyne and as required in connection with the performance of Executive's duties and responsibilities hereunder; provided that Executive may be required to spend up to 50% of his business time in Japan as required in connection with the performance of his duties and responsibilities; provided, however, that Executive shall not be required to establish a permanent residence in Japan unless otherwise mutually agreed by Company and Executive. Executive acknowledges that his duties and responsibilities hereunder shall require him to travel on business, including to Japan, to the extent necessary to perform such duties and responsibilities.

        (d)   Effective as of the Effective Time, this Agreement shall become effective and the parties hereto shall be bound hereby and the Original Employment Agreement shall terminate and have no further force or effect. Without limiting the generality of the foregoing, Executive shall not be entitled to, and Company and Metaldyne shall have no obligation to provide, any payments, benefits, gross-ups or other entitlements pursuant to Sections 6(d) or 8 of the Original Employment Agreement.

        (e)   For the avoidance of doubt, Executive acknowledges and agrees that, during the Term of Employment, he is not an "employee" of the Company for purposes of the Labor Standard Law of Japan and as such he does not have the rights of an "employee" for purposes of the Labor Standard Law of Japan.

        SECTION 2.    Term of Employment.    The term of Executive's employment under this Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of the fifth anniversary of the Effective Date ("Initial Period") and the date that either party terminates Executive's employment under this Agreement; provided that the Term of Employment shall automatically renew on the fifth anniversary of the Effective Date and on each subsequent anniversary thereof for one year ("Renewal Period"), unless either party terminates Executive's employment or Company delivers to Executive or Executive delivers to Company written notice at least 180 days in advance of the expiration of the Initial Period or any Renewal Period that the Term of Employment shall not be extended, in which case the Term of Employment shall end at the end of the Initial Period or the Renewal Period in which such notice was delivered and shall not be further extended except by written agreement of Company and Executive. The expiration of the Term of Employment under this Agreement shall not be a termination of this Agreement to the extent that other provisions of this Agreement by their terms survive the Term of Employment. At the expiration of the Term of Employment, Executive shall resign from all employment and director positions with Company, Metaldyne and their subsidiaries and affiliates, unless otherwise requested by Company.

        SECTION 3.    Compensation.

          (a)    Salary.    As of the Effective Date, Company or Metaldyne shall pay Executive, for all services rendered hereunder, at the rate of Four Hundred Seventy-Five Thousand Dollars ($475,000) per annum ("Base Salary"). Base Salary shall be payable in accordance with the ordinary payroll practices of Company and shall be subject to all applicable federal, state and local withholding and reporting requirements.

          (b)    Metaldyne Annual Value Creation Plan ("AVCP").    During the Term of Employment, Executive shall continue to be eligible to participate in the AVCP, a copy of which has been provided to Executive, subject to all the terms and conditions of such plan, as such plan may be modified from time to time. For purposes of the 2006 AVCP, Executive's award shall be subject to the terms of any communication previously provided by Metaldyne to Executive regarding Executive's participation in the AVCP. For purposes of the AVCP for Company's subsequent fiscal years, Executive's target bonus opportunity shall be 60% of Base Salary, which shall be payable based on achievement of a consolidated business plan that reflects both Company's and Metaldyne's performance, subject to such other terms and conditions as the Board may establish from time to time.

          (c)    Special Bonus.    On the Effective Date, Company shall pay Executive a one-time bonus consisting of (i) $600,000 in cash and (ii) a number of fully vested shares of common stock of Company with an aggregate value of $500,000, based on the Purchase Price (as defined in the Parent Stock Purchase Agreement (as defined in the Merger Agreement)). Executive shall be responsible for the payment of all taxes required to be deducted or withheld or otherwise paid with respect to such bonus.

        SECTION 4.    Employee Benefits.

          (a)    Employee Retirement Benefit Programs, Welfare Benefit Programs, Plans and Practices.    Company and Metaldyne shall provide Executive with retirement and welfare benefits that are commensurate with current levels.

          (b)    Vacation.    During the Term of Employment, Executive shall be entitled to twenty (20) business days of paid vacation each calendar year, which shall be taken at such times as are consistent with Executive's responsibilities hereunder. Vacation days shall be subject to Company's and Metaldyne's general policies regarding vacation days, as such policies may be modified from time to time.

          (c)    Executive Vehicle Program.    During Metaldyne's 2006 fiscal year and, subject to review and approval by the Compensation Committee of the Board (the "Compensation Committee"), during the remainder of the Term of Employment, Executive shall be entitled to participate in Metaldyne's Executive Vehicle Program, as such program exists on the date of this Agreement. Executive acknowledges that some portion of his personal use of the automobile will represent additional personal income to him and will be reported to him as such.

          (d)    Stock Options.    All stock options with respect to Metaldyne stock that Executive holds as of the Effective Date shall be treated in the manner provided in the Merger Agreement; provided that Executive acknowledges and agrees that (i) each of his Metaldyne Options will, in accordance with the Merger Agreement and the terms of the 2001 Long Term Equity Incentive Plan, be converted on the Effective Date into a right to receive the excess, if any, of the Common Merger Consideration (as defined in the Merger Agreement) over the exercise price per share of Metaldyne common stock subject to such Metaldyne Option, and (ii) both before and after the adjustment of the exercise price of each of his Metaldyne Options to reflect the decrease in the fair market value of Metaldyne common stock as a result of the distribution of all the TriMas shares held by Metaldyne to its shareholders, as provided for in the Merger Agreement, the excess referred to in clause 4(d)(i) will be $0. Accordingly, Executive agrees that, contingent on the Closing (as defined in the Merger Agreement) and effective on the Effective Date, each of his Metaldyne Options will be cancelled and Executive will not, at any time, be entitled to any payment in respect of, or arising out of, such cancellation and he will not otherwise have any right or claim relating in any way to, or arising out of, any of his Metaldyne Options. In addition, on the Effective Date, Executive shall be granted stock options with respect to Company common stock in an amount and subject to the terms set forth in the Merger Agreement and the schedules thereto.

        SECTION 5.    Expenses.    Subject to prevailing Company policy or such guidelines as may be established by the Board, Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

        SECTION 6.    Termination of Employment.    Executive's employment during or after the Term of Employment shall be terminable at will by either party at any time for any reason; provided that any termination of employment, whether by Company or Executive, shall apply to Executive's employment with both Company and Metaldyne.

          (a)    Termination Without Cause or for Good Reason.    If Executive's employment is terminated during the Term of Employment (i) by Company for any reason other than Cause (as defined in Section 6(c) hereof), Disability (as defined in Section 6(d) hereof) or death or (ii) by Executive for Good Reason (as defined in Section 6(a)(ii) hereof), then, in each case, Company shall pay Executive the Severance Package. A termination by Executive without Good Reason, or with Good

  Reason prior to the first anniversary of the Effective Date, shall be deemed to be a termination under Section 6(b) below and not a termination under this Section 6(a).

              (i)  For purposes of this Agreement, "Severance Package" shall mean:

              (A)  Base Salary continuation for twelve (12) months (the "Severance Period") at Executive's annual Base Salary rate in effect on the date of termination, subject to all applicable federal, state and local withholding and reporting requirements. These salary continuation payments shall be paid in accordance with usual Company payroll practices;

              (B)  A bonus equal to one hundred percent (100%) of the target bonus opportunity under AVCP, payable in equal installments over the Severance Period, subject to the same withholding and reporting requirements described in Section 6(a)(i)(A). In addition, Executive shall receive the bonus for the most recently completed bonus term if a bonus has been earned and declared for such term but not paid, which bonus shall be paid in accordance with customary practices for payment of bonuses under AVCP; and

              (C)  Continuation of benefits under any life, group health, and dental insurance benefits substantially similar to those which Executive was receiving immediately prior to termination of employment until the earlier of:

                (1)   the end of the Severance Period and

                (2)   the date on which Executive becomes eligible to receive any benefits under any plan or program of any other employer.

      The continuing coverage provided under this Section 6(a)(i)(C) is subject to Executive's eligibility to participate in such plans and all other terms and conditions of such plans, including Company's and Metaldyne's ability to modify or terminate such plans or coverages. Company may satisfy this obligation in whole or in part by paying the premium otherwise payable by Executive for continuing coverage under Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time, or under any similar provision of non-United States law. If Executive is not eligible for continued coverage under one of the benefit plans noted in this paragraph (C) that he was participating in during his employment, Company shall pay Executive the cash equivalent of the insurance cost for the duration of the applicable period at the rate of Company's or Metaldyne's cost of coverage for Executive's benefits as of the date of termination. Any obligation to pay the cash equivalent of such cost under this item may be settled, at Company's discretion, by a lump-sum payment of any remaining premiums.

             (ii)  For purposes of this Agreement, a termination of employment by Executive for "Good Reason" shall be a termination by Executive following the occurrence of any of the following events unless Company has cured as provided below:

              (A)  Removal from the position of Co-Chief Financial Officer or Chief Integration Officer of Company or Chief Financial Officer of Metaldyne (other than as a result of a promotion or change in position which is not material);

              (B)  Any material and permanent diminution in Executive's duties or responsibilities hereunder as set forth in Section 1(a);

              (C)  A material reduction in the aggregate value of Base Salary or bonus opportunity or a material and permanent reduction in the aggregate value of other benefits provided to Executive by Company and Metaldyne; or

              (D)  A permanent reassignment of Executive, without his advance written consent, to another primary office, or a relocation of the office that is Executive's primary office as of the Effective Date, unless Executive's primary office following such reassignment or relocation is within a thirty-five (35) mile radius of Executive's primary office before the reassignment or relocation or Executive's permanent residence on the date of the reassignment or relocation; provided that no such reassignment or relocation shall be deemed to have occurred as a result of Executive's travel to and from, or provision of services in, Japan in accordance with Section 1(c).

    Executive must notify Company of any event constituting Good Reason within one hundred twenty (120) days after Executive becomes aware of such event or such event shall not constitute Good Reason for purposes of this Agreement, provided that Company shall have fifteen (15) days from the date of such notice to cure the Good Reason event. Executive cannot terminate his employment for Good Reason if Cause exists at the time of such termination. A termination by Executive following cure shall not be a termination for Good Reason. A failure of Executive to notify Company after the first occurrence of an event constituting Good Reason shall not preclude any subsequent occurrences of such event (or similar event) from constituting Good Reason.

          (b)    Voluntary Termination by Executive; Nonrenewal of Agreement.    If Executive terminates his employment with Company without Good Reason during or after the Term of Employment, or if the Term of Employment expires following notice of nonrenewal by either party under Section 2, then Company shall pay Executive his accrued unpaid Base Salary through the date of termination and the AVCP award for the most recently completed year if an award has been earned and declared for such year but not paid. The accrued unpaid Base Salary amounts payable under this Section 6(b) shall be payable in a lump sum within ten (10) days of termination of employment. Any accrued unpaid bonus amounts payable under this Section 6(b) shall be payable in accordance with customary practices for payment of bonuses under AVCP. No prorated bonus for the year of termination shall be paid. Any other benefits under other plans and programs of Company or Metaldyne in which Executive is participating at the time of Executive's termination of employment shall be paid, distributed or settled, or shall expire, in each case in accordance with their terms, and Company and Metaldyne shall have no further obligations hereunder with respect to Executive following the date of termination of employment.

          (c)    Termination for Cause.    If Executive's employment is terminated for Cause, Company shall pay Executive his accrued but unpaid Base Salary through the date of the termination of employment, and no further payments or benefits shall be owed. The accrued unpaid Base Salary amounts payable under this Section 6(c) shall be payable in a lump sum within ten (10) days of termination of employment. As used herein, the term "Cause" shall be limited to:

              (i)  Executive's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof, a crime under Japanese law with respect to which imprisonment is the minimum prescribed penalty or any similar crime in any other jurisdiction in which Company or Metaldyne conducts business;

             (ii)  Executive's willful misconduct in the performance of his duties hereunder;

            (iii)  Executive's willful and continued failure to follow the reasonable and lawful instructions of the Chairmen, the Metaldyne CEO or the Board; or

            (iv)  Executive's willful and/or continued neglect of duties (other than any such neglect resulting from incapacity of Executive due to physical or mental illness);

  provided, however, that Cause shall arise under items (iii) or (iv) only following ten (10) days' written notice thereof from Company which specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by Company to notify Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

          (d)    Disability.    In the event that Executive is unable to perform his duties during the Term of Employment on account of a disability which continues for one hundred eighty (180) consecutive days or more, or for an aggregate of one hundred eighty (180) days in any period of twelve (12) months, Company may, in its discretion, terminate Executive's employment hereunder. Company's obligation to make payments under this Agreement shall, except for earned but unpaid Base Salary and earned and declared but unpaid AVCP awards and the payment described in the next sentence, cease on the first to occur of (i) the date that is six (6) months after such termination or (ii) the date Executive becomes entitled to benefits under a long-term disability program of Company or Metaldyne. For purposes of this Agreement, "Disability" shall be defined by the terms of Metaldyne's long-term disability policy, or, in the absence of such policy, as a physical or mental disability that prevents Executive from performing substantially all of his duties under this Agreement and which is expected to be permanent. Company may only terminate Executive on account of Disability after giving due consideration to whether reasonable accommodations can be made under which Executive is able to fulfill his duties under this Agreement. The commencement date and expected duration of any physical or mental condition that prevents Executive from performing his duties hereunder shall be determined by a medical doctor selected by Company. Company may, in its discretion, require written confirmation from a physician of Disability during any extended absence.

          (e)    Death.    In the event of Executive's death during the Term of Employment, all obligations of Company to make any further payments, other than an obligation to pay any accrued but unpaid Base Salary to the date of death and any earned and declared but unpaid bonuses under AVCP to the date of death and the payment described in the next sentence, shall terminate upon Executive's death.

          (f)    No Duplication of Benefits.    Notwithstanding any provision of this Agreement to the contrary, if Executive's employment is terminated for any reason, in no event shall Executive be eligible for payments under more than one subsection of this Section 6.

          (g)    Payments Not Compensation.    Any participation by Executive in, and any terminating distributions and vested rights under, retirement or savings plans, regardless of whether such plans are qualified or nonqualified for tax purposes, shall be governed by the terms of those respective plans. For purposes of determining benefits and the amounts to be paid to Executive under such plans, any salary continuation or severance benefits other than salary or bonus accrued before termination shall not be compensation for purposes of accruing additional benefits under such plans.

          (h)    Executive's Duty to Provide Materials.    Upon the termination of Executive's employment for any reason, Executive or his estate shall surrender to Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising material, ledgers, supplies, equipment, checks and all other materials and records of any kind that are the property of Company or any of its subsidiaries or affiliates, that may be in Executive's possession or under his control, including all copies of any of the foregoing.

        SECTION 7.    Notices.    All notices or communications hereunder shall be in writing, addressed as follows:

To Company:	Asahi Tec Corporations 547-1 Horinouchi, Kikugawa City, Shizuoka 439-8651, Japan Fax: 81-537-36-4160 Attention: Suguru Kimura
with a copy to:	Anderson Mori & Tomotsune Izumi Garden Tower 1-6-1, Roppongi, Minato-ku, Tokyo 106-6036, Japan Fax: (03) 6888-3067 Attention: Noritaka Niwano, Esq.
To Executive:	Jeffrey M. Stafeil [omitted]

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third (3rd) business day after the actual date of mailing shall constitute the time at which notice was given.

        SECTION 8.    Separability; Legal Fees.    If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event of a dispute by Company, Executive or others as to the validity or enforceability of, or liability under, any provision of this Agreement, Company shall reimburse Executive for all reasonable legal fees and expenses incurred by him in connection with such dispute if Executive substantially prevails in the dispute, but in all other cases Executive shall be responsible for such fees and expenses.

        SECTION 9.    Assignment and Assumption.    This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of Company.

        SECTION 10.    Amendment.    This Agreement may only be amended by written agreement of the parties hereto.

        SECTION 11.    Non-Competition; Non-Solicitation; Confidentiality.    (a) Executive represents that acceptance of employment under this Agreement and performance under this Agreement are not in violation of any restrictions or covenants under the terms of any other agreements to which Executive is a party.

        (b)   Executive acknowledges and recognizes the highly competitive nature of the business of Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, Executive shall not engage, either directly or indirectly, as a principal for Executive's own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity, while employed by Company and for the six-month period following the termination of Executive's employment for any reason ("Non-Compete Term"), in any business (other than Company, Metaldyne or their respective subsidiaries) which designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by Company, Metaldyne or any of their respective subsidiaries during the two (2) year period prior to the date of termination of Executive's employment (the "Business").

        Nothing herein shall prevent Executive from owning, directly or indirectly, not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a national securities exchange or in an over-the-counter securities market.

        (c)   During the Non-Compete Term, Executive shall not (i) directly or indirectly employ, solicit or receive or accept the performance of services by, any active employee of Company, Metaldyne or any of their respective subsidiaries who is employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of Company, Metaldyne or any of their respective subsidiaries to leave Company, Metaldyne or any of their respective subsidiaries, or assist in any of the foregoing, or (ii) solicit for any business that is engaged in the Business any person who is a customer or former customer of Company, Metaldyne or any of their respective subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6) months.

        (d)   Executive shall not at any time (whether during or after his employment with Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Company, Metaldyne or any of their respective subsidiaries, any trade secrets, information, data or other confidential information of Company, Metaldyne or any of their respective Subsidiaries, including but not limited to information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans or the business and affairs of Company, Metaldyne or any of their respective subsidiaries generally, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to Company. The preceding sentence of this paragraph (d) shall not apply to information which is not unique to Company, Metaldyne or any of their respective subsidiaries or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of employment with Company for any reason, Executive will return to Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Company, Metaldyne or any of their respective subsidiaries, except that Executive may retain personal notes, notebooks and diaries. Executive further agrees that Executive will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Company, Metaldyne or any of their respective subsidiaries.

        (e)   It is expressly understood and agreed that although Executive and Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

        (f)    As a condition to the receipt of any benefits described in this Agreement, Executive shall be required to execute an agreement pursuant to which Executive releases any claims he may have against

Company, Metaldyne or any of their respective subsidiaries and agrees to the continuing enforceability of the restrictive covenants of this Agreement.

        (g)   This Section 11 will survive the termination of the Term of Employment and the termination of this Agreement.

        SECTION 12.    Remedies.    Executive acknowledges and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Executive shall forfeit all payments otherwise due under this Agreement and shall return any Severance Package payment made. Moreover, Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 13.    Survivorship.    The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 13 are in addition to the survivorship provisions of any other section of this Agreement.

        SECTION 14.    Governing Law; Revenue and Jurisdiction.    If any judicial or administrative proceeding or claim relating to or pertaining to this Agreement is initiated by either party hereto, such proceeding or claim shall and must be filed in a state or federal court located in Wayne County, Michigan and such proceeding or claim shall be governed by and construed under Michigan law, without regard to conflict of law and principals.

        SECTION 15.    Dispute Resolution.    Except with respect to enforcement actions brought under Section 12, any dispute related to or arising under this Agreement shall be resolved in accordance with the Metaldyne Dispute Resolution Policy in effect at the time such dispute arises. The Metaldyne Dispute Resolution Policy in effect at the time of this Agreement is attached to this Agreement.

        SECTION 16.    Effect on Prior Agreements.    This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding, both written and oral, between Company, Metaldyne, any affiliate of Company or Metaldyne, any predecessor of Company or Metaldyne or any affiliate of any such predecessor and Executive, including the Original Employment Agreement; provided that this Agreement shall have no force or effect, and the Original Employment Agreement shall remain in effect, unless and until the Effective Time occurs.

        SECTION 17.    Withholding.    Company shall be entitled to withhold from payment any amount of withholding required by law.

        SECTION 18.    Section Headings and Construction.    The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as circumstances require.

        SECTION 19.    Counterparts.    This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

        Intending to be legally bound hereby, the parties have executed this Agreement on the dates set forth next to their names below.

August 31, 2006	ASAHI TEC CORPORATION,

	by	/s/ AKIRA NAKAMURA
		Name:	Akira Nakamura
		Title:	President and Chief Executive Officer

August 31, 2006	JEFFREY STAFEIL,

	by	/s/ JEFFREY STAFEIL

Annex G

        AMENDMENT NO. 1, dated as of November 27, 2006 (this "Amendment"), to the Employment Agreement (the "Employment Agreement") between Asahi Tec Corporation ("Company") and Jeffrey M. Stafeil ("Executive"), dated as of August 31, 2006.

        WHEREAS Company and Executive entered into the Employment Agreement, which was to be effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation (the "Original Merger Agreement");

        WHEREAS the Original Merger Agreement has been amended and restated; and

        WHEREAS Company and Executive desire to amend the Employment Agreement to reflect the amendment to the Original Merger Agreement.

        NOW, THEREFORE, be it resolved that:

        1.     The definition of "Merger Agreement" in the Employment Agreement is hereby deleted in its entirety and replaced with the following: "the Amended and Restated Agreement and Plan of Merger, dated as of November 27, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation".

        2.     This Amendment shall be governed by the laws of the state of Michigan.

        Intending to be legally bound hereby, the parties have executed this Amendment on the dates set forth next to their names below.

November , 2006	ASAHI TEC CORPORATION,
by
November , 2006	JEFFREY M. STAFEIL,
by

G-1

Annex H

EMPLOYMENT AGREEMENT BETWEEN ASAHI TEC CORPORATION AND
THOMAS AMATO

        This Agreement is made by and between Asahi Tec Corporation, a Japanese corporation ("Company"), and Thomas A. Amato ("Executive"), effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation ("Metaldyne") (the "Merger Agreement")) (hereinafter, the "Effective Date"). This Agreement replaces and supercedes the Employment Agreement between Metaldyne and Executive with an Effective Date of September 1, 2001, as amended effective as of September 10, 2004 (as so amended, the "Original Employment Agreement"). In order to induce Executive to be employed as described herein, Company enters into this Agreement with Executive to set out the terms and conditions that will apply to Executive's employment. Executive is willing to accept such employment and assignment and to perform services on the terms and conditions hereinafter set forth. It is therefore hereby agreed by and between the parties as follows:

        SECTION 1.    Employment.    (a) Company agrees to (i) employ Executive, and shall appoint Executive, as a Business Development Officer (for clarification, such position shall be shikko-yaku (executive officer) under the Japanese Corporation Act), (ii) cause Metaldyne to continue to employ Executive as its Executive Vice President of Commercial Operations and (iii) appoint Executive as a director of Company, subject to shareholder approval. In his capacity as Business Development Officer of Company, Executive shall have duties commensurate with his position as directed from time to time by the Co-Chairmen of Company (the "Chairmen") and shall report to the Chairmen. In his capacity as Executive Vice President of Commercial Operations of Metaldyne, Executive shall have duties commensurate with his position as directed from time to time by the Chief Executive Officer of Metaldyne (the "Metaldyne CEO") and shall report to the Metaldyne CEO. Executive accepts employment in accordance with this Agreement and agrees to devote his full business time and efforts to the performance of his duties and responsibilities hereunder, subject at all times to review and control of the Chairmen and the Metaldyne CEO, as applicable. During the Term of Employment (as defined below), Executive also agrees to serve, if elected, as an officer or director, or both, of Company or any subsidiary, limited liability company or other business entity of which Company or Metaldyne holds at least a fifty percent (50%) ownership interest, without the payment of any additional compensation therefor, provided that if Executive serves as an officer or director of Company or any such subsidiary, limited liability company or other business entity, Executive shall be entitled to the same director and officer liability protections as the other officers or directors, as applicable, of Company or such subsidiary, limited liability company or other business entity.

        (b)   Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment (i.e., an investment with respect to which Executive is in no way involved with the management or operation of the entity in which Executive has invested) made by him in publicly traded equity securities or other property (provided that no such investment may exceed five percent (5%) of the equity of any entity, without the prior approval of the Board of Directors of Company (the "Board")) or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity, to the extent that any of the above activities do not conflict with any provision of this Agreement.

        (c)   During the Term of Employment, Executive's principal place of employment shall be at such location or locations as determined from time to time by agreement of the Chairmen and Executive, consistent with the needs of Company and Metaldyne and as required in connection with the performance of Executive's duties and responsibilities hereunder; provided that Executive may be required to spend up to 50% of his business time in Japan as required in connection with the performance of his duties and responsibilities; provided, however, that Executive shall not be required to establish a permanent residence in Japan unless otherwise mutually agreed by Company and Executive. Executive acknowledges that his duties and responsibilities hereunder shall require him to travel on business, including to Japan, to the extent necessary to perform such duties and responsibilities.

        (d)   Effective as of the Effective Time, this Agreement shall become effective and the parties hereto shall be bound hereby and the Original Employment Agreement shall terminate and have no further force or effect. Without limiting the generality of the foregoing, Executive shall not be entitled to, and Company and Metaldyne shall have no obligation to provide, any payments, benefits, gross-ups or other entitlements pursuant to Sections 6(d) or 8 of the Original Employment Agreement.

        (e)   For the avoidance of doubt, Executive acknowledges and agrees that, during the Term of Employment, he is not an "employee" of the Company for purposes of the Labor Standard Law of Japan and as such he does not have the rights of an "employee" for purposes of the Labor Standard Law of Japan.

        SECTION 2.    Term of Employment.    The term of Executive's employment under this Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of the fifth anniversary of the Effective Date ("Initial Period") and the date that either party terminates Executive's employment under this Agreement; provided that the Term of Employment shall automatically renew on the fifth anniversary of the Effective Date and on each subsequent anniversary thereof for one year ("Renewal Period"), unless either party terminates Executive's employment or Company delivers to Executive or Executive delivers to Company written notice at least 180 days in advance of the expiration of the Initial Period or any Renewal Period that the Term of Employment shall not be extended, in which case the Term of Employment shall end at the end of the Initial Period or the Renewal Period in which such notice was delivered and shall not be further extended except by written agreement of Company and Executive. The expiration of the Term of Employment under this Agreement shall not be a termination of this Agreement to the extent that other provisions of this Agreement by their terms survive the Term of Employment. At the expiration of the Term of Employment, Executive shall resign from all employment and director positions with Company, Metaldyne and their subsidiaries and affiliates, unless otherwise requested by Company.

        SECTION 3.    Compensation.

          (a)    Salary.    As of the Effective Date, Company or Metaldyne shall pay Executive, for all services rendered hereunder, at the rate of Three Hundred Fifty-seven Thousand Five Hundred Dollars ($357,500) per annum ("Base Salary"). Base Salary shall be payable in accordance with the ordinary payroll practices of Company and shall be subject to all applicable federal, state and local withholding and reporting requirements.

          (b)    Metaldyne Annual Value Creation Plan ("AVCP").    During the Term of Employment, Executive shall continue to be eligible to participate in the AVCP, a copy of which has been provided to Executive, subject to all the terms and conditions of such plan, as such plan may be modified from time to time. For purposes of the 2006 AVCP, Executive's award shall be subject to the terms of any communication previously provided by Metaldyne to Executive regarding Executive's participation in the AVCP. For purposes of the AVCP for Company's subsequent fiscal years, Executive's target bonus opportunity shall be 60% of Base Salary, which shall be payable based on achievement of a consolidated business plan that reflects both Company's and Metaldyne's performance, subject to such other terms and conditions as the Board may establish from time to time.

          (c)    Special Bonus.    On the Effective Date, Company shall pay Executive a one-time bonus consisting of (i) $400,000 in cash and (ii) a number of fully vested shares of common stock of Company with an aggregate value of $400,000, based on the Purchase Price (as defined in the

  Parent Stock Purchase Agreement (as defined in the Merger Agreement)). Executive shall be responsible for the payment of all taxes required to be deducted or withheld or otherwise paid with respect to such bonus.

        SECTION 4.    Employee Benefits.

          (a)    Employee Retirement Benefit Programs, Welfare Benefit Programs, Plans and Practices.    Company and Metaldyne shall provide Executive with retirement and welfare benefits that are commensurate with current levels.

          (b)    Vacation.    During the Term of Employment, Executive shall be entitled to twenty (20) business days of paid vacation each calendar year, which shall be taken at such times as are consistent with Executive's responsibilities hereunder. Vacation days shall be subject to Company's and Metaldyne's general policies regarding vacation days, as such policies may be modified from time to time.

          (c)    Executive Vehicle Program.    During Metaldyne's 2006 fiscal year and, subject to review and approval by the Compensation Committee of the Board (the "Compensation Committee"), during the remainder of the Term of Employment, Executive shall be entitled to participate in Metaldyne's Executive Vehicle Program, as such program exists on the date of this Agreement. Executive acknowledges that some portion of his personal use of the automobile will represent additional personal income to him and will be reported to him as such.

          (d)    Stock Options.    All stock options with respect to Metaldyne stock that Executive holds as of the Effective Date shall be treated in the manner provided in the Merger Agreement; provided that Executive acknowledges and agrees that (i) each of his Metaldyne Options will, in accordance with the Merger Agreement and the terms of the 2001 Long Term Equity Incentive Plan, be converted on the Effective Date into a right to receive the excess, if any, of the Common Merger Consideration (as defined in the Merger Agreement) over the exercise price per share of Metaldyne common stock subject to such Metaldyne Option, and (ii) both before and after the adjustment of the exercise price of each of his Metaldyne Options to reflect the decrease in the fair market value of Metaldyne common stock as a result of the distribution of all the TriMas shares held by Metaldyne to its shareholders, as provided for in the Merger Agreement, the excess referred to in clause 4(d)(i) will be $0. Accordingly, Executive agrees that, contingent on the Closing (as defined in the Merger Agreement) and effective on the Effective Date, each of his Metaldyne Options will be cancelled and Executive will not, at any time, be entitled to any payment in respect of, or arising out of, such cancellation and he will not otherwise have any right or claim relating in any way to, or arising out of, any of his Metaldyne Options. In addition, on the Effective Date, Executive shall be granted stock options with respect to Company common stock in an amount and subject to the terms set forth in the Merger Agreement and the schedules thereto.

        SECTION 5.    Expenses.    Subject to prevailing Company policy or such guidelines as may be established by the Board, Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

        SECTION 6.    Termination of Employment.    Executive's employment during or after the Term of Employment shall be terminable at will by either party at any time for any reason; provided that any termination of employment, whether by Company or Executive, shall apply to Executive's employment with both Company and Metaldyne.

          (a)    Termination Without Cause or for Good Reason.    If Executive's employment is terminated during the Term of Employment (i) by Company for any reason other than Cause (as defined in Section 6(c) hereof), Disability (as defined in Section 6(d) hereof) or death or (ii) by Executive for Good Reason (as defined in Section 6(a)(ii) hereof), then, in each case, Company shall pay Executive the Severance Package. A termination by Executive without Good Reason, or with Good

  Reason prior to the first anniversary of the Effective Date, shall be deemed to be a termination under Section 6(b) below and not a termination under this Section 6(a).

              (i)  For purposes of this Agreement, "Severance Package" shall mean:

              (A)  Base Salary continuation for twelve (12) months (the "Severance Period") at Executive's annual Base Salary rate in effect on the date of termination, subject to all applicable federal, state and local withholding and reporting requirements. These salary continuation payments shall be paid in accordance with usual Company payroll practices;

              (B)  A bonus equal to one hundred percent (100%) of the target bonus opportunity under AVCP, payable in equal installments over the Severance Period, subject to the same withholding and reporting requirements described in Section 6(a)(i)(A). In addition, Executive shall receive the bonus for the most recently completed bonus term if a bonus has been earned and declared for such term but not paid, which bonus shall be paid in accordance with customary practices for payment of bonuses under AVCP; and

              (C)  Continuation of benefits under any life, group health, and dental insurance benefits substantially similar to those which Executive was receiving immediately prior to termination of employment until the earlier of:

                (1)   the end of the Severance Period and

                (2)   the date on which Executive becomes eligible to receive any benefits under any plan or program of any other employer.

      The continuing coverage provided under this Section 6(a)(i)(C) is subject to Executive's eligibility to participate in such plans and all other terms and conditions of such plans, including Company's and Metaldyne's ability to modify or terminate such plans or coverages. Company may satisfy this obligation in whole or in part by paying the premium otherwise payable by Executive for continuing coverage under Section 601 et seq. of the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time, or under any similar provision of non-United States law. If Executive is not eligible for continued coverage under one of the benefit plans noted in this paragraph (C) that he was participating in during his employment, Company shall pay Executive the cash equivalent of the insurance cost for the duration of the applicable period at the rate of Company's or Metaldyne's cost of coverage for Executive's benefits as of the date of termination. Any obligation to pay the cash equivalent of such cost under this item may be settled, at Company's discretion, by a lump-sum payment of any remaining premiums.

             (ii)  For purposes of this Agreement, a termination of employment by Executive for "Good Reason" shall be a termination by Executive following the occurrence of any of the following events unless Company has cured as provided below:

              (A)  Removal from the position of Business Development Officer of Company or Executive Vice President of Commercial Operations of Metaldyne (other than as a result of a promotion or change in position which is not material);

              (B)  Any material and permanent diminution in Executive's duties or responsibilities hereunder as set forth in Section 1(a);

              (C)  A material reduction in the aggregate value of Base Salary or bonus opportunity or a material and permanent reduction in the aggregate value of other benefits provided to Executive by Company and Metaldyne; or

              (D)  A permanent reassignment of Executive, without his advance written consent, to another primary office, or a relocation of the office that is Executive's primary office as of the Effective Date, unless Executive's primary office following such reassignment or relocation is within a thirty-five (35) mile radius of Executive's primary office before the reassignment or relocation or Executive's permanent residence on the date of the reassignment or relocation; provided that no such reassignment or relocation shall be deemed to have occurred as a result of Executive's travel to and from, or provision of services in, Japan in accordance with Section 1(c).

    Executive must notify Company of any event constituting Good Reason within one hundred twenty (120) days after Executive becomes aware of such event or such event shall not constitute Good Reason for purposes of this Agreement, provided that Company shall have fifteen (15) days from the date of such notice to cure the Good Reason event. Executive cannot terminate his employment for Good Reason if Cause exists at the time of such termination. A termination by Executive following cure shall not be a termination for Good Reason. A failure of Executive to notify Company after the first occurrence of an event constituting Good Reason shall not preclude any subsequent occurrences of such event (or similar event) from constituting Good Reason.

          (b)    Voluntary Termination by Executive; Nonrenewal of Agreement.    If Executive terminates his employment with Company without Good Reason during or after the Term of Employment, or if the Term of Employment expires following notice of nonrenewal by either party under Section 2, then Company shall pay Executive his accrued unpaid Base Salary through the date of termination and the AVCP award for the most recently completed year if an award has been earned and declared for such year but not paid. The accrued unpaid Base Salary amounts payable under this Section 6(b) shall be payable in a lump sum within ten (10) days of termination of employment. Any accrued unpaid bonus amounts payable under this Section 6(b) shall be payable in accordance with customary practices for payment of bonuses under AVCP. No prorated bonus for the year of termination shall be paid. Any other benefits under other plans and programs of Company or Metaldyne in which Executive is participating at the time of Executive's termination of employment shall be paid, distributed or settled, or shall expire, in each case in accordance with their terms, and Company and Metaldyne shall have no further obligations hereunder with respect to Executive following the date of termination of employment.

          (c)    Termination for Cause.    If Executive's employment is terminated for Cause, Company shall pay Executive his accrued but unpaid Base Salary through the date of the termination of employment, and no further payments or benefits shall be owed. The accrued unpaid Base Salary amounts payable under this Section 6(c) shall be payable in a lump sum within ten (10) days of termination of employment. As used herein, the term "Cause" shall be limited to:

              (i)  Executive's conviction of or plea of guilty or nolo contendere to a crime constituting a felony under the laws of the United States or any state thereof, a crime under Japanese law with respect to which imprisonment is the minimum prescribed penalty or any similar crime in any other jurisdiction in which Company or Metaldyne conducts business;

             (ii)  Executive's willful misconduct in the performance of his duties hereunder;

            (iii)  Executive's willful and continued failure to follow the reasonable and lawful instructions of the Chairmen, the Metaldyne CEO or the Board; or

            (iv)  Executive's willful and/or continued neglect of duties (other than any such neglect resulting from incapacity of Executive due to physical or mental illness);

  provided, however, that Cause shall arise under items (iii) or (iv) only following ten (10) days' written notice thereof from Company which specifically identifies such failure or neglect and the continuance of such failure or neglect during such notice period. Any failure by Company to notify Executive after the first occurrence of an event constituting Cause shall not preclude any subsequent occurrences of such event (or a similar event) from constituting Cause.

          (d)    Disability.    In the event that Executive is unable to perform his duties during the Term of Employment on account of a disability which continues for one hundred eighty (180) consecutive days or more, or for an aggregate of one hundred eighty (180) days in any period of twelve (12) months, Company may, in its discretion, terminate Executive's employment hereunder. Company's obligation to make payments under this Agreement shall, except for earned but unpaid Base Salary and earned and declared but unpaid AVCP awards and the payment described in the next sentence, cease on the first to occur of (i) the date that is six (6) months after such termination or (ii) the date Executive becomes entitled to benefits under a long-term disability program of Company or Metaldyne. For purposes of this Agreement, "Disability" shall be defined by the terms of Metaldyne's long-term disability policy, or, in the absence of such policy, as a physical or mental disability that prevents Executive from performing substantially all of his duties under this Agreement and which is expected to be permanent. Company may only terminate Executive on account of Disability after giving due consideration to whether reasonable accommodations can be made under which Executive is able to fulfill his duties under this Agreement. The commencement date and expected duration of any physical or mental condition that prevents Executive from performing his duties hereunder shall be determined by a medical doctor selected by Company. Company may, in its discretion, require written confirmation from a physician of Disability during any extended absence.

          (e)    Death.    In the event of Executive's death during the Term of Employment, all obligations of Company to make any further payments, other than an obligation to pay any accrued but unpaid Base Salary to the date of death and any earned and declared but unpaid bonuses under AVCP to the date of death and the payment described in the next sentence, shall terminate upon Executive's death.

          (f)    No Duplication of Benefits.    Notwithstanding any provision of this Agreement to the contrary, if Executive's employment is terminated for any reason, in no event shall Executive be eligible for payments under more than one subsection of this Section 6.

          (g)    Payments Not Compensation.    Any participation by Executive in, and any terminating distributions and vested rights under, retirement or savings plans, regardless of whether such plans are qualified or nonqualified for tax purposes, shall be governed by the terms of those respective plans. For purposes of determining benefits and the amounts to be paid to Executive under such plans, any salary continuation or severance benefits other than salary or bonus accrued before termination shall not be compensation for purposes of accruing additional benefits under such plans.

          (h)    Executive's Duty to Provide Materials.    Upon the termination of Executive's employment for any reason, Executive or his estate shall surrender to Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising material, ledgers, supplies, equipment, checks and all other materials and records of any kind that are the property of Company or any of its subsidiaries or affiliates, that may be in Executive's possession or under his control, including all copies of any of the foregoing.

        SECTION 7.    Notices.    All notices or communications hereunder shall be in writing, addressed as follows:

To Company:	Asahi Tec Corporations 547-1 Horinouchi, Kikugawa City, Shizuoka 439-8651, Japan Fax: 81-537-36-4160 Attention: Suguru Kimura
with a copy to:	Anderson Mori & Tomotsune Izumi Garden Tower 1-6-1, Roppongi, Minato-ku, Tokyo 106-6036, Japan Fax: (03) 6888-3067 Attention: Noritaka Niwano, Esq.
To Executive:	Thomas A. Amato [omitted]

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third (3rd) business day after the actual date of mailing shall constitute the time at which notice was given.

        SECTION 8.    Separability; Legal Fees.    If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event of a dispute by Company, Executive or others as to the validity or enforceability of, or liability under, any provision of this Agreement, Company shall reimburse Executive for all reasonable legal fees and expenses incurred by him in connection with such dispute if Executive substantially prevails in the dispute, but in all other cases Executive shall be responsible for such fees and expenses.

        SECTION 9.    Assignment and Assumption.    This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by Company, except that Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of Company.

        SECTION 10.    Amendment.    This Agreement may only be amended by written agreement of the parties hereto.

        SECTION 11.    Non-Competition; Non-Solicitation; Confidentiality.    (a) Executive represents that acceptance of employment under this Agreement and performance under this Agreement are not in violation of any restrictions or covenants under the terms of any other agreements to which Executive is a party.

        (b)   Executive acknowledges and recognizes the highly competitive nature of the business of Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, Executive shall not engage, either directly or indirectly, as a principal for Executive's own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity, while employed by Company and for the six-month period following the termination of Executive's employment for any reason ("Non-Compete Term"), in any business (other than Company, Metaldyne or their respective subsidiaries) which designs, develops, manufactures, distributes, sells or markets the type of products or services sold, distributed or provided by Company, Metaldyne or any of their respective subsidiaries during the two (2) year period prior to the date of termination of Executive's employment (the "Business").

        Nothing herein shall prevent Executive from owning, directly or indirectly, not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any entity engaged in the Business and listed or traded on a national securities exchange or in an over-the-counter securities market.

        (c)   During the Non-Compete Term, Executive shall not (i) directly or indirectly employ, solicit or receive or accept the performance of services by, any active employee of Company, Metaldyne or any of their respective subsidiaries who is employed primarily in connection with the Business, except in connection with general, non-targeted recruitment efforts such as advertisements and job listings, or directly or indirectly induce any employee of Company, Metaldyne or any of their respective subsidiaries to leave Company, Metaldyne or any of their respective subsidiaries, or assist in any of the foregoing, or (ii) solicit for any business that is engaged in the Business any person who is a customer or former customer of Company, Metaldyne or any of their respective subsidiaries, unless such person shall have ceased to have been such a customer for a period of at least six (6) months.

        (d)   Executive shall net at any time (whether during or after his employment with Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than Company, Metaldyne or any of their respective subsidiaries, any trade secrets, information, data or other confidential information of Company, Metaldyne or any of their respective Subsidiaries, including but not limited to information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans or the business and affairs of Company, Metaldyne or any of their respective subsidiaries generally, unless required to do so by applicable law or court order, subpoena or decree or otherwise required by law, with reasonable evidence of such determination promptly provided to Company. The preceding sentence of this paragraph (d) shall not apply to information which is not unique to Company, Metaldyne or any of their respective subsidiaries or which is generally known to the industry or the public other than as: a result of Executive's breach of this covenant. Executive agrees that upon termination of employment with Company for any reason, Executive will return to Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of Company, Metaldyne or any of their respective subsidiaries, except that Executive may retain personal notes, notebooks and diaries. Executive further agrees that Executive will not retain or use for Executive's account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of Company, Metaldyne or any of their respective subsidiaries.

        (e)   It is expressly understood and agreed that although Executive and Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any tribunal of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

        (f)    As a condition to the receipt of any benefits described in this Agreement, Executive shall be required to execute an agreement pursuant to which Executive releases any claims he may have against

Company, Metaldyne or any of their respective subsidiaries and agrees to the continuing enforceability of the restrictive covenants of this Agreement.

        (g)   This Section 11 will survive the termination of the Term of Employment and the termination of this Agreement.

        SECTION 12.    Remedies.    Executive acknowledges and agrees that Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Executive shall forfeit ail payments otherwise due under this Agreement and shall return any Severance Package payment made. Moreover, Company, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

        SECTION 13.    Survivorship.    The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation,of such rights and obligations. The provisions of this Section 13 are in addition to the survivorship provisions of any other section of this Agreement.

        SECTION 14.    Governing Law; Revenue and Jurisdiction.    If any judicial or administrative proceeding or claim relating to or pertaining to this Agreement is initiated by either party hereto, such proceeding or claim shall and must be filed in a state or federal court located in Wayne County, Michigan and such proceeding or claim shall be governed by and construed under Michigan law, without regard to conflict of law and principals.

        SECTION 15.    Dispute Resolution.    Except with respect to enforcement actions brought under Section 12, any dispute related to or arising under this Agreement shall be resolved in accordance with the Metaldyne Dispute Resolution Policy in effect at the time such dispute arises. The Metaldyne Dispute Resolution Policy in effect at the time of this Agreement is attached to this Agreement.

        SECTION 16.    Effect on Prior Agreements.    This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding, both written and oral, between Company, Metaldyne, any affiliate of Company or Metaldyne, any predecessor of Company or Metaldyne or any affiliate of any such predecessor and Executive, including the Original Employment Agreement; provided that this Agreement shall have no force or effect, and the Original Employment Agreement shall remain in effect, unless and until the Effective Time occurs.

        SECTION 17.    Withholding.    Company shall be entitled to withhold from payment any amount of withholding required by law.

        SECTION 18.    Section Headings and Construction.    The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as circumstances require.

        SECTION 19.    Counterparts.    This Agreement may be executed in one (1) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

        Intending to be legally bound hereby, the parties have executed this Agreement on the dates set forth next to their names below.

August 31, 2006	ASAHI TEC CORPORATION,

	by	/s/ AKIRA NAKAMURA
		Name:	Akira Nakamura
		Title:	President and Chief Executive Officer

August 31, 2006	THOMAS AMATO,

	by	/s/ THOMAS A. AMATO

Annex I

        AMENDMENT NO. 1, dated as of November 27, 2006 (this "Amendment"), to the Employment Agreement (the "Employment Agreement") between Asahi Tec Corporation ("Company") and Thomas A. Amato ("Executive"), dated as of August 31, 2006.

        WHEREAS Company and Executive entered into the Employment Agreement, which was to be effective as of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of August 31, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation (the "Original Merger Agreement");

        WHEREAS the Original Merger Agreement has been amended and restated; and

        WHEREAS Company and Executive desire to amend the Employment Agreement to reflect the amendment to the Original Merger Agreement.

        NOW, THEREFORE, be it resolved that:

        1.     The definition of "Merger Agreement" in the Employment Agreement is hereby deleted in its entirety and replaced with the following: "the Amended and Restated Agreement and Plan of Merger, dated as of November 27, 2006, among Company, Argon Acquisition Corp. and Metaldyne Corporation".

        2.     This Amendment shall be governed by the laws of the state of Michigan.

        Intending to be legally bound hereby, the parties have executed this Amendment on the dates set forth next to their names below.

November , 2006	ASAHI TEC CORPORATION,
by
November , 2006	THOMAS A. AMATO,
by

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Annex J

FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE PAR VALUE

        Upon effectiveness of the Amendment, the first paragraph of Article 4 of the Restated Certificate of Incorporation of the Company will read in its entirety as follows:

        4.     The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares. Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one cent ($0.01) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          A.    Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

          B.    Each share of preferred stock shall have voting rights as set forth below and otherwise as determined by the Board of Directors prior to issuance.

J-1

Annex K

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex L

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended January 1, 2006 Commission file number 1-12068

Metaldyne Corporation
(Formerly known as MascoTech, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	38-2513957 (I.R.S. Employer Identification No.)
47659 Halyard Drive, Plymouth, Michigan (Address of Principal Executive Offices)	48170-2429 (Zip Code)

Registrant's telephone number, including area code: 734-207-6200

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, $1.00 par Value	None

Securities registered pursuant to Section 12(g) of the Act:
None

        Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes ☐ No ☒

        Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes ☐ No ☒

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes ☒ No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐                Accelerated filer ☐                Non-accelerated filer ☒

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes ☐ No ☒

        There is currently no public market for the registrant's common stock.

        Number of shares outstanding of the registrant's Common Stock at March 15, 2006: 42,844,760, par value $1.00 per share.

        Portions of the registrant's definitive Proxy Statement to be filed for its 2006 Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-K.

PART I

Caution Concerning Forward Looking Statements and Certain Risks Related to Our Business and Our Company—Safe Harbor Statements

        This report contains statements reflecting the Company's views about its future performance, its financial condition, its markets and many other matters that constitute "forward-looking statements." These views involve risks and uncertainties that are difficult to predict and may cause the Company's actual results and/or expectations about various matters to differ significantly from those discussed in such forward-looking statements. All statements, other than statements of historical fact included in this annual report, regarding our strategy, future operations, financial condition, expected results and costs, new business, estimated revenues and losses, prospects and plans are forward-looking statements. When used in this annual report, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. You should not place undue reliance on these forward-looking statements. All forward-looking statements speak only as of the date of this annual report and we undertake no obligation to update such information. Readers should consider that various factors may affect whether actual results and experience correspond with our forward-looking statements and that many of these factors also represent risks attendant to owning securities in the Company, including the following:

        Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this Form 10-K report ("Report") include general economic conditions in the markets in which we operate and industry-based factors such as:

  •
  Dependence on automotive industry and industry cyclicality;

  •
  Customer concentration;

  •
  Ability to finance capital requirements;

  •
  Failure to recover increased raw material costs;

  •
  Increases in costs due to our supply base;

  •
  Our industries are highly competitive;

  •
  Liquidity arrangements;

  •
  Changing technology;

  •
  Challenges of strategic opportunities;

  •
  Dependence on key personnel and relationships;

  •
  Labor stoppages affecting OEMs;

  •
  Outsourcing trends;

  •
  International sales;

  •
  Product liability and warranty claims;

  •
  Environmental matters;

  •
  Control by principal stockholder;

  •
  Terms of stockholder agreement;

  •
  Leverage; ability to service debt;

  •
  Substantial restrictions and covenants; and

  •
  Implementation of control improvements.

        In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this Report such as substantial leverage, substantial capital requirement limitations imposed by our debt instruments, our ability to identify attractive strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

        We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A, "Risk Factors," under Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

        There are few published independent sources for data related to the markets for many of our products. To the extent information is otherwise not obtained or derived from independent sources, we have expressed our belief based on our own internal analyses and estimates of our and our competitors' products and capabilities. We note that many of the industries in which we compete are characterized by competition among a small number of large suppliers. Industry publications and surveys and forecasts that we have used generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions or bases for any such information. In general, when we say we are a "leader" or a "leading" manufacturer or make similar statements about ourselves, we are expressing our belief that we formulated principally from our estimates and experiences in, and knowledge of, the markets in which we compete. In some cases, we possess independent data to support our position, but that data may not be sufficient in isolation for us to reach the conclusions that we have reached without our knowledge of our markets and businesses.

Item 1. Business.

        Metaldyne Corporation ("Metaldyne" or "the Company") is a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in the transmissions, engines and chassis of vehicles. We serve approximately 200 automotive and industrial customers and our top ten customers represented approximately 70% of total 2005 sales from continuing operations. On December 1, 2005 we entered into a definitive agreement to sell our North American Forging Operations ("North American Forging" or "Forging Operations"). As a result, the results of operations for the Forging Operations for the current and prior periods have been reported as discontinued operations. In addition the assets and liabilities of the Forging Operations have been reclassified as held for sale in the audited consolidated balance sheet included herein. For purposes of this Report, all discussions will address our continuing operations unless the context otherwise requires.

        Our products are sold primarily to both North American and international light vehicle original equipment manufacturers, or OEMs, and Tier I component assemblers and provide content for approximately 93% of the top 40 NAFTA light vehicles produced in 2005. Tier I component assemblers are direct suppliers to OEMs of integrated modules, such as a complete engine assembly or drivetrain assembly. Our metal forming processes include cold, warm and hot forging, forged and conventional powder metal, tubular fabrications and precision-aluminum die castings. In addition, we perform design, engineering, machining, finishing and assembly functions. At January 1, 2006, we had over 7,000 employees from our continuing operations and more than 30 owned or leased manufacturing facilities worldwide.

        In North America, we believe that we have leading market shares in several of our products. We believe we are the largest independent forming company, the second largest independent "machining and assembly" supplier, and one of the largest powder metal manufacturers for light vehicle applications. We believe our scale and combined capabilities represent a significant competitive advantage over our competitors, many of which are smaller and do not have the ability to combine metal forming with machining and sub-assembly capabilities. Our customers include BMW, DaimlerChrysler, Dana, Delphi, Ford, General Motors, Honda, Hyundai, International Truck and Engine, Nissan, Renault, Toyota, TRW and Visteon.

        For the year ended January 1, 2006, we market our products into two principal segments: Chassis and Powertrain segments. In January 2005, we reorganized to streamline our operations and cost structure. Our operations were consolidated into two segments: Chassis segment and the Powertrain segment. The Chassis segment consists of our former Chassis operations plus a portion of our former Driveline operations, while the Powertrain segment consists of our former Engine operations combined with the remainder of the former Driveline operations. The prior years' amounts have been restated to reflect these changes for comparison purposes.

        Chassis Segment.    Chassis is a leading supplier of components, modules and systems used in a variety of engineered chassis applications, including wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, and machining and assembly. We apply full-service integrated machining and assembly capabilities to an array of chassis components.

        Powertrain Segment.    Powertrain is a leading manufacturer of a broad range of engine components, modules and systems, including sintered metal, powder metal, hydraulic controls, precision shafts, forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies. We apply integrated program management to a broad range of engine and transmission applications.

Recent Developments

        Divestiture—On March 10, 2006, we completed the divestiture of our Forging Operations. The Forging Operations, which were part of the Chassis segment, generated approximately $358 million of revenue in 2005 and included plants located in Royal Oak, Michigan; Fraser, Michigan; Troy, Michigan; Detroit, Michigan; Minerva, Ohio; Canal Fulton, Ohio and Ft. Wayne, Indiana. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," all revenue and expenses of the Forging Operations have been removed from the respective audited consolidated income statement line items and reported separately as discontinued operations. In addition, assets and liabilities of the Forging Operations have been removed from the respective audited consolidated balance sheet line items and reclassified separately as assets and liabilities held for sale. Cash flows generated by the Forging Operations have been removed from the respective audited consolidated cash flow line items and have been separately reported as cash flows from discontinued operations. Refer to Note 20, Discontinued Operations, and Note 31, Subsequent Events, to our audited consolidated financial statements.

        Debt Structure—We also entered into an amended and restated credit agreement on February 3, 2006, which provides us with more favorable terms and additional funding on our revolving credit and term loan facilities. Refer to Note 31, Subsequent Events, to our audited consolidated financial statements.

        On December 20, 2005, we entered into a delayed senior secured loan facility to finance in part the purchase of specified machinery and equipment. This senior secured loan facility provides for term loans totaling $20 million, of which $10.5 million was drawn as of January 1, 2006 and the remainder of which is available until June 30, 2006 to finance in part the purchase of additional specified machinery and equipment.

        New Accounts Receivable Securitization Facility—In July 2005, our wholly owned special purpose subsidiary, MRFC, Inc. ("MRFC") executed a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). The new facility provided more favorable terms including increased program availability up to approximately $175 million. This facility matures July 8, 2010.

Market Opportunities and Growth Strategies

        In order to reduce costs and consolidate volume with full scale suppliers, we believe OEMs and Tier I suppliers will continue to seek to outsource the design, manufacture and assembly of fully integrated, modular assemblies of metal parts in engine, transmission and chassis. We believe that the following favorable market factors have driven and will continue to drive the domestic OEM's desire to continue outsourcing:

  •
  in many cases, full-scale suppliers have lower production costs than OEMs and are able to provide significant cost reduction opportunities;

  •
  OEMs are consolidating their supply base among global, full service suppliers capable of meeting the OEM's needs uniformly across their geographic production base; and

  •
  emissions, fuel economy and customer preferences are driving the design of a new generation of components for engine, transmission and chassis applications to increase efficiency and performance and to reduce weight.

        Our strategy is to take advantage of our leading market position in the manufacture of highly engineered metal components to (i) expand our leadership as a supplier of high-quality, low-cost metal formed components, and (ii) become one of the leading suppliers of high-quality low-cost metal formed assemblies and modules, to the global light vehicle industry. Key elements of our strategy include the following:

  •
  Focus on Full-Service, Integrated Supply Opportunities. By offering a full complement of metal solutions, we believe we provide OEMs with "one-stop" shopping to optimize weight, cost, stress, durability, fatigue resistance and other metal component attributes of products. We believe that our capabilities in engineering, design, machining and assembly position us to capture a greater share of the "value chain" and deliver to customers finished assemblies and modules rather than independent parts. Currently, OEMs satisfy a significant portion of their metal forming and assembly requirements with in-house production and assembly of purchased components. We believe that, as OEMs seek to outsource the design and manufacture of parts, they will choose suppliers with expertise in multiple metal processing technologies and the ability to design, engineer and assemble components rather than supply independent parts. We believe that it is widely accepted within our industry that OEM's and Tier 1 suppliers will continue to seek to outsource the design, manufacture and assembly of metal parts in engine, transmission and chassis. For example, the principal purpose of our recent acquisition of the New Castle, Indiana facility from DaimlerChrysler was to allow DaimlerChrysler to outsource to us items previously manufactured in-house. We intend to enhance our strengths in forged steel, powder metal and precision-aluminum die cast components by adding additional engineering design and machining and assembly capabilities.

  •
  Increase Content per Vehicle. We are aggressively pursuing new business opportunities to supply a large portion of value-added content utilizing our integrated capabilities. These opportunities can result in significant increases in content per vehicle on related programs. For example, where we used to produce and sell a knuckle for approximately $24 per unit, we now have been awarded a knuckle assembly for approximately $37 per unit on the future model of this same vehicle.

    In 2005, our content per vehicle in North America was approximately $115 and we expect to materially increase our content per vehicle as a result of new business awards that we are pursuing. Prior to our acquisitions of Simpson Industries in late 2000 and GMTI in early 2001, we primarily marketed single components, such as individual gears or shafts. As a result of these acquisitions and significant additional investment in our engineering and design groups, we have enhanced our capabilities in process technology which allows us to make entire sub assemblies and modules that may, for example, be composed of many component gears or shafts. We have been actively marketing these increased capabilities over the last several years and have been successful in increasing our content on future Powertrain and Chassis platforms.

  •
  Leverage Our Engineering, Design and Information Technology Capabilities. We believe that in order to effectively develop total metal component and assembly solutions, research, development and design elements must be integrated with product fabrication, machining, finishing and assembly. We believe that our scale and product line relative to most of our competitors enable us to efficiently invest in engineering, design and information capabilities. For example, we designed and developed a front engine module that integrates multiple components into one fully tested end item that increased the products' performance and durability while reducing noise/vibration effects and overall system costs.

  •
  Pursue Strategic Combinations and Global Expansion Opportunities. We plan to continue to evaluate acquisition opportunities that strategically expand our metal and process capabilities and contribute to our geographic diversity and market share. Our ability to execute this strategy may be limited by restrictions within our credit agreement.

Operating Segments

        The following table sets forth for the three years ended January 1, 2006, January 2, 2005 and December 28, 2003, the net sales, operating profit and Adjusted EBITDA from continuing operations, and net assets for the two years ended January 1, 2006 and January 2, 2005, including assets held for sale for our operating segments.

	Net Sales (In thousands)
	2005	2004	2003
Chassis	$1,000,712	$861,936	$370,052
Powertrain	886,227	833,235	806,410

Total sales	$1,886,939	$1,695,171	$1,176,462

	Operating Profit (In thousands)
	2005	2004	2003
Chassis	$16,537	$33,513	$19,254
Powertrain	55,196	46,369	26,639
Automotive/centralized resources ("Corporate")	(24,176)	(48,341)	(39,678)

Total operating profit	$47,557	$31,541	$6,215

	Adjusted EBITDA(1) (In thousands)
	2005	2004	2003
Chassis	$68,206	$78,377	$42,004
Powertrain	106,518	103,075	79,535
Automotive/centralized resources ("Corporate")	(13,359)	(35,926)	(28,303)

Total Adjusted EBITDA	$161,365	$145,526	$93,236

	Total Assets (In thousands)
	2005	2004
Chassis	$707,784	$810,621
Powertrain	763,112	723,733
Corporate	259,427	356,205
Assets held for sale	116,612	304,205

Total	$1,846,935	$2,194,764

(1)
See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a complete reconciliation of Adjusted EBITDA to net loss. Adjusted EBITDA is defined as income (loss) from continuing operations and before interest, taxes, depreciation, amortization, asset impairments, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. In evaluating Adjusted EBITDA, our management deems it important to consider the quality of our underlying earnings by separately identifying certain costs undertaken to improve our results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts. Although our consolidation, restructuring and integration efforts are continuing, our management analyzes these costs to evaluate underlying business performance. Caution must be exercised in analyzing these items as they include substantially (but not necessarily entirely) cash costs and there can be no assurance that we will ultimately realize the benefits of these efforts. Moreover, even if the anticipated benefits are realized, they may be offset by other business performance or general economic issues.

        Our two segments seek to provide innovative, cost-effective solutions by using a range of metals and processes. By having a range of metals and processes, we are not committed to a single solution and we are able to optimize the range of functionality, durability, quality, cost and weight for our customers. Various metals and processes that we utilize are described below:

        Forging.    Although our North American Forging operations were divested on March 10, 2006 (see Note 31, Subsequent Events, to the audited consolidated financial statements), we still retain an integrated forging and machining operation in our European operations. This business is part of our Chassis segment. Our European operations offer expertise in all forging processes, including hot, warm and cold forging. We have state-of-the-art machines that forge concentric parts using the full range of carbon and alloy steels into finished shapes at rates from 40 to 120 pieces per minute. Hot forging processes deliver high-volume products, including transmission and transfer case components such as gear blanks and bearing races, as well as wheel-end components such as wheel hubs and spindles. For parts requiring a higher degree of precision than hot forging, we offer complete warm forging capabilities. Warm forging is ideal for producing complex shapes with desirable grain flow, refined surface finishes and tighter dimensional controls. Some examples of current production include net-formed differential side gear and pinions, CV-Joint races and "spiders" and differential stem pinions. Warm forging eliminates the need for heat treat normalizing, allowing near-net to net-shaped components to be produced without a structural change in the raw material. We are capable of processing 200 million precision cold forged parts annually using low carbon through medium carbon and alloy steels. Examples of precision cold forged components produced with near-net and net tolerances include transmissions, turbine shafts and transfer case shafts with internal and external splines. Our cold forging processes yield products that deliver near-net and net tolerances to minimize additional machining, yet offer enhanced physical properties and a refined surface finish.

        Powder Metal.    These operations are part of our Powertrain segment. We manufacture a wide range of both forged powder metal and conventional, processed, powder metal products for the transportation industry. In addition, we believe we have an 80% share of the NAFTA market for forged powder metal engine connecting rods, and we manufacture a full range of conventionally sintered powder metal components, including engine bearing caps, transfer case sprockets, rocker arm fulcrums and torque converter hubs. Certain forged and casted steel processes are being replaced by powder metal technology because of its superior performance, lighter weight and value. By offering tight tolerances plus net and near-net capabilities, our powder metal components can significantly reduce the need for machining.

        Tubular Fabrications.    This operation is part of our Powertrain segment. We supply high quality tubular products for exhaust, engine and fuel systems. Our extensive engineering and manufacturing technologies include CNC bending, laser cutting and robotic welding. These capabilities enable us to fabricate a wide range of tubular products, including exhaust manifolds, downpipes, crossover pipes, turbo exhaust tubes, fluid lines and specialty tubular products. The advantages of our tubular fabrications are found in the use of stainless steel versus cast iron, which allow for reductions in weight and heat absorption, while enhancing performance and durability.

        Machining and Assembly.    We have machining and assembly operations in both of our segments. We design and manufacture precision-engineered components and modular systems for passenger and sport utility vehicles, light- and heavy-duty trucks and diesel engines. We believe that we provide cost effective, quality assured assemblies and modules that allow the customer to build engines and vehicles faster and more efficiently.

  •
  Chassis Segment. We produce wheel spindles, steering knuckles and hub assemblies, all of which are key components affecting the smoothness of a driver's ride and the handling and safety of an automobile. We apply full-service integrated machining and assembly capabilities to metal-based components to provide the customer with value-added complete components, assemblies and modules.

  •
  Powertrain Segment. We design and manufacture torsional crankshaft dampers, which reduce and eliminate engine and drivetrain noise and vibration. We design, machine and assemble a variety of products including transfer case assemblies, gear machining and assemblies, transmission modules and differential cases. We produce integrated front engine cover assemblies that combine items such as the oil and water pumps. This integrated solution provides OEMs with a simplified process by which to attach the water and oil pumps to the front engine cover subsystem thereby lowering the assembly costs. Modular engine products include oil pumps, balance shaft modules, front engine modular assemblies and water pumps, all of which impact engine durability, reliability and life expectancy.

Customers

        In 2005, approximately 60% of our sales from continuing operations were direct to OEMs. Sales to various divisions and subsidiaries of DaimlerChrysler Corporation, Ford Motor Company and General Motor Corporation accounted for a significant portion of our net sales from continuing operations, summarized below. The Company's acquisition of the New Castle manufacturing operations on December 31, 2003 resulted in a significant increase in sales to DaimlerChrysler in 2004, and subsequently resulted in a decrease as a percentage of total sales to Ford and General Motors. Except for these sales, no material portion of our business is dependent upon any one customer, although we are generally subject to those risks inherent in having a focus on automotive products.

	(In millions)
	2005		2004		2003
Customer
	$	%	$	%	$	%
DaimlerChrysler Corporation	$488	25.8%	$436	25.7%	$102	8.7%
Ford Motor Company	228	12.1%	228	13.4%	236	20.1%
General Motors Corporation	122	6.5%	130	7.7%	139	11.8%

Total sales to largest customers	838	44.4%	794	46.8%	477	40.6%
Other net sales	1,049	55.6%	901	53.2%	699	59.4%

Total net sales	$1,887	100.0%	$1,695	100.0%	$1,176	100.0%

        We typically pursue new business opportunities that feature long-term, high-volume commitments to produce highly engineered components with extensive machining and assembly requirements that are ready for installation when they reach our customers' production lines. We work closely with our customers to facilitate meaningful communication that helps our engineers identify product needs and anticipate design development. We distribute and sell our products principally to domestic and transplant OEMs and Tier 1 suppliers in North America, Europe and Asia through our own sales force. In connection with our December 2003 acquisition of New Castle, we entered into a multi-year supply agreement with DaimlerChrysler that provides us with pricing protection on products as of the date of acquisition, and special rights on bidding for additional new business with DaimlerChrysler.

New Business

        From January 2003 through December 2005, we received approximately 120 new business awards that support future product programs beginning from 2003 through 2009. The awards extend for up to 10 years, and include metal-formed components, assemblies and modules for OEMs and Tier I customers' chassis, driveline and engine applications. Based on the sales forecast for our customers, as of January 1, 2006, our forecasted cumulative revenue through 2009 is approximately $528 million of awarded programs and approximately $151 million of programs we have identified as highly probable of being awarded but for which we have not yet received a firm purchase order.

Materials and Supply Arrangements

        Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. The primary goods and materials that we procure are iron castings, secondary and processed aluminum, powder metal, forgings, bearings and other components.

        We are sensitive to price movements in our raw material supply base and have secured various supply contracts for certain of our major raw material purchases, the majority of which are tied to commodity indexes. Contracts are established based upon an estimated usage amount for the term of the agreement and do not contain volume commitments. We expect 2006 purchases of iron castings to approximate $150 million, steel to approximate $65 million and purchases of aluminum and powder metal (principally Sintered Division) to approximate $100 million and $50 million, respectively.

        The automotive industry has historically experienced cost savings from year-over-year decreases in material costs and increased operational efficiency. These cost savings are necessary to enable us, and our competitors, to offer price reductions to our customers and thereby remain competitive with the market. In a typical year, such as 2003, the materials cost savings and operational efficiency savings are offset by customer price reductions so that automotive suppliers maintain consistent operating margins period over period. In 2004 and 2005, however, we incurred increases in our steel costs that we were not able to offset elsewhere with increased productivity or increased end prices from our customers. The effect of commodities and other price increases had an approximate $22 million and $7 million negative impact on our 2005 and 2004 profitability, respectively. We describe the anticipated impact under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook."

Competition

        The major domestic and foreign markets for our products are highly competitive. Although a number of companies of varying size compete with us, no single competitor is in substantial competition with respect to more than a few of our product lines and services. We compete primarily on the basis of product engineering, performance, technology, price and quality of service. Our major U.S. competitors in North America among the Powertrain segment's products include Eagle Picher, Hillsdale Automotive Division, GKN, Freudenberg-NOK, Palsis, Stackpole, Tesma, Faurecia, Linamar, Visteon, Delphi, American Axle, Benteler and internal "metal-forming" operations at DaimlerChrysler, Ford, General Motors and Toyota. Among our Chassis segment's products, we compete with a variety of independent suppliers, including Eagle Picher, Hayes Lemmerz, Hillsdale Automotive Division, SMW, TRW and internal "metal-forming" operations at DaimlerChrysler, Ford and General Motors. We may also compete with some of our Tier I customers on occasion in seeking to supply the OEMs. In addition, there are several foreign companies, including Palsis, Mitec, MagnaSteyr and Brockhaus that have niche businesses supplying foreign OEMs. We believe that OEMs are likely to continue to reduce their number of suppliers and develop long term, closer relationships with their remaining suppliers. For many of our products, competitors include suppliers in other parts of the world that enjoy economic advantages such as lower labor costs, lower health care costs and, in some cases, various government subsidies.

Employees and Labor Relations

        As of January 1, 2006, we employed over 8,000 people, of which approximately 52% were unionized. Excluding our discontinued operations (North American Forging), we employed over 7,000 people, of which approximately 50% were unionized. We do not have national agreements in place with any union, and our facilities are represented by a variety of different union organizations. At such date, approximately 28% of our employees were located outside the U.S. Employee relations have generally been satisfactory.

        Our labor contracts expire on dates between June 2006 and March 2011. From time to time, unions such as the United Auto Workers and United Steelworkers of America have sought or may seek to organize at our various facilities. We cannot predict the impact of any further unionization of our workplace.

Variability of Business

        Sales are mildly seasonal, reflecting the OEM industry standard two-week production shutdown in July and one-week production shutdown in December. In addition, our OEM customers tend to incur lower production rates in the third quarter as model changes enter production. As a result, our third and fourth quarter results reflect these shutdowns and lower production rates.

        Our products are typically sourced exclusively by us and future production schedules largely depend on the underlying vehicle builds. However, as our production schedule is dictated by weekly production release schedules from our customers and inventory is generally kept at low levels, production backlog orders are generally immaterial.

Environmental, Health and Safety Matters

        Our operations are subject to federal, state, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. Some of our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws at several sites requiring cleanup based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property, including those properties made the subject of sale-leaseback transactions since late 2000 for which we have provided environmental indemnities to the lessor. We may acquire facilities with both known and unknown environmental conditions. Although we may be entitled to indemnification from the seller or other responsible party for costs incurred as a result of such conditions, we cannot assure you that such indemnity will be satisfied. We may also be held accountable for liabilities associated with former and current properties of our former TriMas businesses, which include two California sites in respect of which TriMas' subsidiaries have entered into consent decrees with many other co-defendants. We are entitled to indemnification by TriMas for such matters, but there can be no assurance that this indemnity will be satisfied.

        We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, however, and there can be no assurance that we will not incur material costs or liabilities in the future which could adversely affect us. Potential material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response.

Patents and Trademarks

        We hold a number of U.S. and foreign patents, patent applications, licenses and trademarks. We have, and will continue to dedicate, technical resources toward the further development of our products and processes in order to maintain our competitive position in the transportation, industrial and commercial markets that we serve. We continue to invest in the design, development and testing of proprietary technologies that we believe will set our products apart from those of our competitors. Many of our patents cover products that relate to noise reduction (NVH), improved efficiency (increased fuel economy) and lower warranty costs for our customers driven primarily by machining technology that provides leading edge specification tolerances and thus decreases product defects caused by parts not meeting specifications. We consider our patents, patent applications, licenses, trademarks and trade names to be valuable, but do not believe that there is any reasonable likelihood of a loss of such rights that would have a material adverse effect on our operating segments or on us. However, we are often required to license certain intellectual property rights to our customers in order to obtain business and new program awards.

International Operations

        In addition to the United States, we have a global presence with operations in Brazil, Canada, the Czech Republic, France, Germany, India, Italy, Mexico, South Korea, Spain and the United Kingdom. An important element of our strategy is to be able to provide our customers with global capabilities and solutions that can be utilized across their entire geographic production base. Products manufactured outside of the United States include Powertrain and Chassis products. Powertrain products include isolation pulleys, viscous dampers, powder metal connecting rods, valve bodies and transmission modules. Chassis products include various wheel end products such as machined knuckles.

        The following table presents our revenues from continuing operations for each of the years ended January 1, 2006, January 2, 2005 and December 28, 2003, and total assets and long lived assets (defined as equity investments and receivables in affiliates, net fixed assets, intangible and other assets and excess of cost over net assets of acquired companies) at each year ended January 1, 2006 and January 2, 2005 by geographic area, attributed to each subsidiary's continent of domicile. Revenue and net assets from no single foreign country were material to the consolidated revenues and net assets of the Company.

					(In thousands)
	2005				2004				2003
	Sales	Total Assets	Long Lived Assets	Net Assets	Sales	Total Assets	Long Lived Assets	Net Assets	Sales
United States	$1,386,325	$1,329,141	$1,037,571	$(168,661)	$1,271,047	$1,641,285	$1,115,665	$130,321	$823,188

Europe	$352,651	$386,643	$330,318	$276,813	$334,777	$435,496	$364,266	$313,918	$287,211
Other North America	107,281	90,454	71,187	80,036	71,929	85,690	62,576	70,917	58,171
Other foreign	40,682	40,697	$22,738	31,135	$17,418	32,293	23,447	26,804	7,892

Total foreign	$500,614	$517,794	$424,243	$387,984	$424,124	$553,479	$450,289	$411,639	$353,274

        As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. Sales outside the United States, particularly sales to emerging markets, are subject to various risks including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S., more expansive legal rights of foreign unions, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability.

Equity Investments and Receivables from Affiliates

        We have a fully diluted interest of approximately 24% in the common stock of TriMas Corporation ("TriMas"). A discussion of certain terms of the stock purchase agreement providing for the TriMas divestiture and our shareholders agreement with Heartland and the other investors relating to our continuing interest in TriMas is included in Note 6, Equity Investments and Receivables from Affiliates, and Note 30, Related Party Transactions, to the audited consolidated balance sheets at January 1, 2006 and January 2, 2005.

Access to Company Information

        We make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports through our website, www.metaldyne.com. This information is available as soon as reasonably practicable after such material is electronically filed with the U.S. Securities and Exchange Commission.

Item 1A. Risk Factors.

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The industries in which we operate depend upon general economic conditions and are highly cyclical.

        Our financial performance depends, in large part, on conditions in the cyclical markets that we serve, such as the automotive and light-duty truck industries, and on the U.S. and global economies generally. Our sales to OEMs and Tier I and Tier II suppliers in the automotive and light-and heavy-duty truck industries accounted for virtually all of our net sales in 2005. Tier II suppliers are direct suppliers to Tier I suppliers of integrated modules, such as engine and suspension modules and brake corner modules. Demand for new vehicles fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. In our largest market, the North American automotive market, reported results from our customers in 2005 reflected higher selling prices than in 2004. However, raw material costs have also been higher resulting in higher sales but lower margins in 2005. There can be no assurance that we will continue to offset such margin pressures in the future.

        To the extent our production volumes have been positively impacted by OEM new vehicle sales incentives, such at 0% financing and cash rebates, these sales incentives may not be sustained or may cease to favorably impact our sales. For example, 2005 sales for one of our three largest customers declined approximately 6% from prior year results. Throughout the summer of 2005, this customer sold new vehicles at below dealer cost, creating increased demand for new vehicle sales. However, these sale incentives have been discontinued, resulting in a decline in new vehicle sales. Any sustained weakening in our sales volume with any of our three largest customers could have a material adverse effect on us. In addition, the recent decline in consumer confidence throughout the U.S. and much of the world continues to create uncertainty in our markets. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would have a material adverse effect on us.

        Our sales are also impacted by retail inventory levels and our customers' production schedules. In the current environment, we cannot predict future automotive production rates and inventory levels and the sustainability of any general economic recovery. In addition, we have experienced historical sales declines during OEMs' scheduled shutdowns, which usually occur during the third calendar quarter. Continued uncertainty and other unexpected fluctuations may have a material adverse effect upon us.

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Our base of customers is concentrated and the loss of business from a major customer, the discontinuance of particular vehicle models or a change in auto consumer preferences or regulations could materially adversely affect us.

        Because of the relative importance of our largest customers to us and the high degree of concentration of OEMs in the North American automotive industry, our business is exposed to a high degree of risk related to customer concentration. While direct sales to our three largest OEM customers accounted for a large portion of our net sales from continuing operations in 2005, our customers include Tier I and Tier II suppliers, such as Delphi, Dana and Visteon, that serve the large OEMs. Accordingly, while DaimlerChrysler, Ford and General Motors directly accounted for approximately 25.8%, 12.1% and 6.5%, respectively, of our net sales from continuing operations in 2005, we have a material indirect exposure to these and other OEMs due to our significant Tier I and Tier II supplier base. Several of our OEM customers have recently announced plans to further consolidate their number of suppliers. A loss of significant business from, or adverse performance by, any of these OEM customers or our significant Tier I and Tier II suppliers serving these OEM customers would be harmful to us and make it more difficult for us to meet our debt obligations. Delphi and Dana recently filed for protection under Chapter 11 of the U.S. bankruptcy code. Should other of our customers take similar action, we could be adversely affected. Further deterioration of the market share held by the three largest domestic automakers could also impact our revenues. Production cuts at these OEMs could also adversely impact our sales to Tier I and Tier II suppliers. The contracts we have entered into with most of our customers provide for supplying the customers' annual requirements against a blanket purchase order for certain vehicle models, rather than for manufacturing a specific quantity of products. Most of these purchase orders are terminable at will by the customers. Therefore, the loss of a contract or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us.

        In addition, our sales are influenced by customer preferences and regulatory changes. A significant portion of our sales have been derived from products used in sports utility vehicles, or SUVs, and light trucks, which have been favorable due to their high metal content. Until recently, these vehicles had experienced positive sales trends for several years. There can be no assurance that sales of these vehicles will not continue to decline. In addition, government regulations, including those related to fuel economy, could impact vehicle content and volume and, accordingly, have a material adverse impact on us.

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We may not be able to manage our business as we might otherwise because of our high degree of leverage.

        We have debt that is substantial in relation to our stockholders' equity and we expect to incur further debt in the future to finance acquisitions. As of January 1, 2006, we had approximately $862 million of outstanding debt. The degree to which we are leveraged will have important consequences, including the following:

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  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

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  a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

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  our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

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  indebtedness under our credit facility and the financing cost associated with our accounts receivable securitization facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

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  our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

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  our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

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  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

        Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

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Restrictions in our credit facility and other debt limit our ability to take certain actions.

        Our credit facility, the indentures governing our 11% senior subordinated notes due 2012, our 10% senior notes due 2013 and our 10% senior subordinated notes due 2014 contain covenants that restrict our ability to:

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  pay dividends or redeem or repurchase capital stock;

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  incur additional indebtedness and grant liens;

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  make acquisitions and joint venture investments;

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  sell assets; and

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  make capital expenditures.

        Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. While we have unutilized capacity under our revolving credit facility and accounts receivable securitization facility as of January 1, 2006, our ability to utilize this liquidity depends upon compliance with financial covenants. Our financial covenants have recently been adjusted in connection with a bank amendment entered into in February 2006. In addition, our accounts receivable securitization facility contains certain covenants similar to those in our credit facility and includes requirements regarding the purchase and sale of receivables. We cannot assure you, however, that we will be able to satisfy any of these covenants in the future or that we will be able to pursue our new business strategies within the constraints of these or our revised covenants. If we cannot comply with the covenants in our debt instruments, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable securitization facilities and unable to make payments in respect of our indebtedness. In addition, our accounts receivable securitization facility contains concentration limits with respect to the percentage of receivables we can sell from a particular customer. If one or more of our customers were to merge with or be acquired by another of our customers, the amount of receivables of the surviving customer that we could sell may not be increased, resulting in a net lowering of the total amount of the receivables we could sell. If the total amount of receivables we could sell were decreased, we could be materially adversely affected. Further, the concentration limits are based on the credit ratings of such particular customer. While we will implement credit hedging strategies to offset this risk, if one or more of our customers were to become insolvent or have its credit ratings downgraded and consequently the amount of receivables of such customer that we could sell were decreased, our business could be materially adversely affected. For example, on May 5, 2005, Standard & Poor's lowered its credit rating of General Motors Corporation and Ford Motor Company, two of our largest customers. Due to our new accounts receivable securitization facility entered into on April 29, 2005, these rating downgrades did not have a material impact on our borrowing capacity. On November 1, 2005, Moody's lowered its credit rating of General Motors, one of our largest customers, resulting in a decrease of our borrowing capacity under our accounts receivable securitization facility by approximately $3 million. In addition, Delphi and Dana, two of our customers, became insolvent in October 2005 and March 2006, respectively. Any further insolvencies or rating downgrades of our largest customers may limit our borrowing capacity on our accounts receivable securitization facility, which could materially adversely affect our business.

        Our ability to comply with our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our credit facility, the indenture governing the 11% senior subordinated notes due 2012, the indenture governing the senior notes due 2013 or other indebtedness, which could cause an event of default under our accounts receivable securitization facility and all or a portion of our lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable securitization facility and of our various sale-leaseback facilities. If we were unable to secure a waiver from our lenders or repay our credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms. We may incur other indebtedness in the future that may contain financial or other covenants more restrictive than those applicable to the credit facility, the indentures governing our 11% senior subordinated notes due 2012, the indenture governing our 10% senior notes due 2013 and the 10% senior subordinated notes due 2014.

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If we are unable to meet future capital requirements, our business may be adversely affected.

        We operate in a capital intensive industry. We have made substantial capital investments from 2001 through 2005 to, among other things, maintain and upgrade our facilities and enhance our production processes. This level of capital expenditures was needed to:

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  increase production capacity;

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  develop new programs and technology;

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  improve productivity;

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  satisfy customer requirements; and

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  upgrade selected facilities to meet competitive requirements.

        We have capital expenditures of approximately $112 million from continuing operations in 2005 and expect to make approximately $70 million in 2006. In addition, as we expand our book of business, we may have to incur other significant expenditures to prepare for and manufacture these products. We believe that we will be able to fund these expenditures through cash flow from operations, borrowing under our credit facility and sales of receivables under our receivables facility or other satisfactory arrangements. Our credit facility contains limitations which could affect our ability to fund our capital expenditures and other needs. We cannot assure you that we will have adequate funds to make all capital expenditures, when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital expenditures, our business will be adversely affected. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

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Increases in our raw material or energy costs or difficulties within our supplier base could negatively affect our financial health.

        Generally, our raw materials requirements are obtainable from various sources and in the desired quantities. While we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials and component parts. In particular, we have been adversely impacted by steel costs. Beginning in 2004, there have been significant increases in the global prices of steel, which have had and may continue to have an impact on our business. While the rise in material costs, especially steel, continues to impact our financial results, we have been able to offset most of this increase through negotiated or contractual price recovery from our customers, cost reductions, a decrease in our annual productivity, price reductions given to our customers, scrap sales and steel resourcing efforts. Our ability to fully execute this recovery on a going forward basis is not guaranteed. Although certain raw material costs such as steel have started to decrease in 2005, there is no guarantee that these decreases will continue. Any continued fluctuation in the price of availability of steel could have a material adverse impact on our business.

        In addition, certain of our suppliers have suffered financial distress, which may materially adversely impact us as well in terms of the potential for interrupted supply, unfavorable payment terms and/or high prices. Specifically, four of our largest suppliers declared bankruptcy since 2004, and we have been forced to renegotiate the terms of certain of our contracts with these suppliers. The additional effects on us from these and other bankruptcies is unknown, but they could result in us paying higher prices, having less favorable payment terms and/or having interrupted supply of parts. See "Business—Materials and Supply Arrangements." In addition, a failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

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Continuing trends among our customers will increase competitive pressures in our business.

        The markets for our products are highly competitive. Our competitors include driveline component manufacturing facilities of existing OEMs, as well as independent domestic and international suppliers. Certain competitors of our businesses are large companies that have greater financial resources than us. At times, we may be in a position of competing with some of our own customers, such as other Tier I suppliers, which could have adverse consequences. We believe that the principal competitive factors for all of our businesses are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. Virtually all of our customers have policies of seeking price reductions each year. As a result, we have been forced to reduce prices in the initial bidding process, during the terms of contractual arrangements and upon contract renewals. Moreover, certain of our customers have required that we relocate production to countries with lower production costs in order to provide them with additional price reductions. The pressure to provide price reductions has been substantial and is likely to continue. In addition, our competitors may develop products that are superior to our products or may adapt more quickly than us to new technologies or evolving customer requirements. Continuing trends by our customers in many of our markets to limit their number of outside vendors have resulted in increased competition as many manufacturers and distributors have reduced prices to compete more effectively. In addition, financial and operating difficulties experienced by our major customers may result in further pricing pressure. We expect competitive pressures in our markets to remain strong. Such pressures arise from existing competitors, other companies that may enter our existing or future markets and, in certain cases, our customers, which may decide to internalize production of certain items sold by us. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on us.

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We rely upon a number of arrangements for our liquidity, which, if limited, could materially and adversely affect our ability to meet our commercial and financial obligations and to grow our business.

        We have substantial on- and off-balance sheet obligations and significant commercial and financial obligations as well as capital requirements to meet our new business commitments. To meet these obligations and commitments we rely upon a variety of sources of liquidity, particularly our revolving credit facility and our accounts receivable facility. Our liquidity may be adversely affected depending on the timing of such obligations and commitments. The availability of funds under our revolving credit facility and our accounts receivable facility depends upon a number of factors, including covenant compliance, customer concentration, the total amount of receivables available for sale and the nature of our receivables. Our receivables available for sale during the year are impacted by the volume and timing of vehicle production, which includes a shutdown in our North American customer for approximately two weeks in July and one week in December and reduced production in July and August for certain European customers. An adverse change in our liquidity may not only impair our ability to meet our commercial commitments and objectives, but may make it difficult for us to meet our obligations in respect of debt and lease obligations.

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We may selectively pursue strategic opportunities like acquisitions, joint ventures and divestitures but we may not be able to successfully do so or realize the intended benefits of such transactions.

        We continually evaluate potential acquisitions and joint ventures. There can be no assurance that suitable acquisition candidates may be identified and acquired in the future, that the financing or necessary consents for any such acquisitions will be available on satisfactory terms or that we will be able to accomplish our strategic objectives in making any such acquisition. Acquisitions are often undertaken to improve the operating results of either or both of the acquirer and the acquired company, and we cannot assure you that we will be successful in this regard or that the expenses that we may incur to implement cost savings plans will not be excessive relative to the anticipated benefits. We will encounter various risks if we acquire other companies, including the possible inability to integrate successfully an acquired business into our operations and unanticipated problems or liabilities, whether or not known at the time of acquisition, some or all of which could materially and adversely affect us. We could incur additional indebtedness in connection with our acquisition strategy and increase our leverage. We may acquire companies and operations in geographic markets in which we do not currently operate. Acquisitions outside of North America will present unique structuring, integration, legal operating and cultural challenges and difficulties and will increase our exposure to risks generally attendant to international operations.

        In addition, we may from time to time dispose of assets or businesses that no longer match with our strategy for financial reasons.

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Our products are subject to changing technology, which could place us at a competitive disadvantage relative to alternative products introduced by competitors.

        We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. We cannot assure you that we will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive within our business. In addition, any decreasing demand by our customers in favor of plastics could have a material adverse effect. Further, we cannot assure you that any technology development by us can be adequately protected such that we can maintain a sustainable competitive advantage.

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We depend on the services of key individuals and relationships, the loss of which would materially harm us.

        Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us.

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We may be subject to work stoppages at our facilities or those of our principal customers, which could seriously impact the profitability of our business.

        As of January 1, 2006, approximately 50% of our continuing operations work force was unionized. We do not have national agreements in place with any union, and our facilities are represented by a variety of different union organizations. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. We currently have two facilities with union contracts expiring within the next twelve months. The remaining union facilities have contracts which expire in 2007 and 2008. See "Business—Employees and Labor Relations."

        Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by automotive OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. UAW contracts with our three largest customers were renegotiated in 2003 for a term of four years to expire in 2007. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products would reduce demand for our products and could have a material adverse effect on us.

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Our pension plans are currently underfunded and we may have to make cash payments to the plans, reducing the cash available for liquidity.

        We sponsor defined benefit pension plans covering certain active and retired employees in the United States, Canada and Europe that are underfunded and will require future cash payments. Additionally, if the performance of the assets in our pension plans does not meet our expectations, or if other actuarial assumptions are modified, our required contributions may be higher than we expect. If our cash flow from operations is insufficient to fund our pension liability, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness.

        On January 2, 2005, our projected benefit obligation, or PBO, exceeded the fair value of plan assets by $121.2 million. During 2005, we made contributions, including employee contributions and benefit payments made directly by Metaldyne, of $22.3 million to the defined benefit plans. The underfunded status at January 1, 2006 was $120.8 million. Our pension expense was $6.0 million and $4.2 million for 2005 and 2004, respectively. For 2006 we expect pension expense to be $8.6 million. See Note 26, Employee Benefit Plans, to the audited consolidated financial statements.

•
Our strategy may not succeed if anticipated outsourcing fails to occur due to union considerations.

        Because of economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase products from an outside supplier, automotive OEMs' commitment to purchasing modules from outside suppliers, particularly on a "just-in-time" basis, are expected to increase. However, under the contracts currently in effect in the United States and Canada between each of DaimlerChrysler, Ford and General Motors with the UAW and the Canadian Auto Workers, or CAW, in order for any of such automotive OEMs to obtain components from external sources that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive OEM. Factors that will normally be taken into account by the UAW, the CAW and the automotive OEM include:

  •
  whether the proposed new supplier is technologically more advanced than the automotive OEM;

  •
  whether the new supplier is unionized;

  •
  whether cost benefits exist; and

  •
  whether the automotive OEM will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

        In the event our predictions concerning such industry trends are not accurate or automotive OEMs are unable to outsource to us, it may have a material adverse effect on us.

•
A growing portion of our revenue may be derived from international sources, which exposes us to certain risks.

        Approximately 27% of our sales in 2005 were derived from sales from continuing operations by our subsidiaries located outside of the United States. As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. For example, we recently announced plans to expand our manufacturing locations in both China and South Korea. In addition, the disposition of our non-core North American Forging business will effectively increase the percentage of sales derived from our subsidiaries located outside of the United States. Significant market share has shifted to foreign OEMs in the SUV and light truck platforms where we derive a significant portion of our sales. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S. more expansive legal rights of foreign unions, tariffs and other trade barriers, taxes, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us.

•
We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us.

        We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and /or property damage or fails to meet our customer specifications. We may experience material product liability losses in the future or may incur significant costs to defend such claims. Our product liability insurance coverage may not be adequate for any liabilities that may ultimately be incurred or may not continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective we may be required to participate in a government-required or manufacturer-instituted recall involving such products. In the automotive industry, each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In addition, claims may be asserted against us with respect to former businesses disposed of by us, whether or not we are legally responsible or entitled to contractual indemnification. For example, in June 2002, we divested our controlling interest in TriMas. Certain of TriMas' subsidiaries have historical contingent and other liabilities, including liabilities associated with their former manufacture of asbestos containing gaskets, for which we are indemnified. In the event of financial difficulty at one of our former businesses or otherwise, claims may be made against us and, to the extent arising from a TriMas business, TriMas may not be in a position to meet its indemnification obligations.

•
Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations.

        We are subject to numerous and frequently changing federal, state, local and foreign environmental, and health and safety, laws and regulations that:

  •
  affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements, and

  •
  impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

        We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes generated by them. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws. We cannot assure you that these or other liabilities will not have a material adverse effect upon us. See "Business—Environmental Matters."

•
We are controlled by Heartland, whose interests in our business may be different than ours.

        Heartland and its affiliates are able to control our affairs in all cases, except for certain actions specified in a shareholders agreement among Heartland, Credit Suisse First Boston Equity Partners, L.P. together with its affiliated funds, or CSFB Private Equity, Masco Corporation, Richard Manoogian and their various affiliates and certain other investors. Under the shareholders agreement, holders of approximately 96% of our outstanding shares of common stock have agreed to vote their shares for directors representing a majority of our board that have been designated by Heartland. You should consider that the interests of Heartland, as well as our other owners, will likely differ from yours in material respects. See Note 30, Related Party Transactions, to the audited consolidated financial statements.

•
Provisions of the shareholders agreement impose significant operating and financial restriction on our business.

        Under the shareholders agreement referred to above, specified actions require the approval of representatives of CSFB Private Equity, until such time as we consummate a public common stock offering for at least $100 million in gross proceeds to us. Such actions include certain acquisitions by us, the selection of a chief executive officer, certain debt restructurings and any liquidation or dissolution of us. You should consider that we and our stockholders may be unable to agree with CSFB Private Equity on the implementation of such fundamental transactions and other matters. This sort of disagreement may materially and adversely affect us. In addition, directors designated by Heartland could block actions even if other directors deem them advisable.

        We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 1B.    Unresolved Staff Comments.

        Not Applicable.

Item 2.    Properties.

        Our principal manufacturing facilities range in size from approximately 10,000 square feet to 1,000,000 square feet, approximately half of which are owned by us. The leases for our manufacturing facilities have initial terms that expire from 2004 through 2023 and are all renewable, at our option, for various terms, provided that we are not in default thereunder. Substantially all of our owned U.S. real properties are subject to liens under our credit facility. Our executive and business unit headquarter offices are located in various buildings in Plymouth, Michigan and are leased under separate leases that expire at various dates through 2020. Our buildings, machinery and equipment have been generally well maintained, are in good operating condition and are adequate for current production requirements.

        Since December 2000, we have entered into a number of sale-leaseback transactions with respect to 15 real properties in the United States. Pursuant to the terms of each sale-leaseback transaction, we transferred title of the real property locations to a purchaser and, in turn, entered into separate leases with the purchasers having various lease terms. With respect to the purchaser of all except for four of these properties, the renewal option must be exercised with respect to all, and not less than all, of the property locations. As to the other four properties, which include our Plymouth, Michigan headquarters, each renewal option may be exercised separately. Rental payments are due monthly. All of the foregoing leases are being accounted for as operating leases. As a result of the Livonia Fittings business disposition to TriMas, we are subleasing our Livonia, Michigan facility to TriMas. We anticipate sublease payments will equal our cash obligations in respect of such facility but we will remain responsible for payments to the lessor. We have not recognized any liability for the obligation associated with this sublease and a failure by TriMas to meet its obligations would adversely impact us. See Note 13, Leases, to our audited consolidated financial statements.

        Since December 2000, we have entered into a number of sale-leaseback arrangements with respect to equipment located at various of our manufacturing facilities. The term of each lease ranges from 3.5 years to 8.5 years with rental payments due monthly. In some cases, we have options to renew our leases once for two years and, in other cases, we have three renewal option periods of one year each. Upon expiration of the term or any applicable renewal term of each lease, we have the option to purchase the equipment for its fair value at the time of the expiration of the lease. The equipment sale-leaseback transactions with GECC, Merrill Lynch Capital, Key Bank, Renaissance Capital Alliance and GMAC have been accounted for as operating leases.

        The following list sets forth the location of our principal owned and leased manufacturing facilities (except where noted as otherwise) and identifies the principal operating segment utilizing such facilities. We have identified the operating segments for which we conduct business at these facilities as follows: (1) Chassis and (2) Powertrain. North American Forging facilities are presented as discontinued operations at January 1, 2006 and are identified with (3).

North America
Georgia	Rome* (subleased to a third party)
Illinois	Niles*(2)
Indiana	Bluffton(2), Fort Wayne(3), Fremont*(2), New Castle(1) and North Vernon*(2)
Michigan	Detroit(3), Farmington Hills(1), Fraser*(3), Green Oak Township*(2), Hamburg(2), Litchfield(2), Middleville*(2), Royal Oak(3), Troy(3) and Warren*(2)
North Carolina	Greenville(1) and Greensboro*(1)
Ohio	Canal Fulton*(3), Edon*(1), Minerva*(3), Solon*(2) and Twinsburg*(2)
Pennsylvania	Ridgway(2) and St. Mary's(2)
Foreign
Brazil	Indaiatuba*(2)
Canada	Thamesville(2)
China	Shanghai (Sales Location)*(1,2)
Czech Republic	Oslavany(1)
United Kingdom	Halifax(2)
France	Lyon(2)
Germany	Dieburg(2), Nuremberg(1) and Zell am Harmersbach(1)
India	Jamshedpur**(2)
Italy	Poggio Rusco(1)
Japan	Yokohama (Sales Location)*(1,2)
Mexico	Iztapalapa(1) and Ramos Arizpe(2)
South Korea	Pyongtaek(2)
Spain	Barcelona(1)(2) and Valencia(2)

*
Denotes a leased facility.
**
Denotes a facility representing a joint venture.

Item 3.    Legal Proceedings.

        There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we are a party, or of which any of our property is subject.

Item 4.    Submission of Matters to a Vote of Security Holders.

        Not applicable.

Item 4A.    Executive Officers of the Registrant (Pursuant to Instruction 3 to Item 401(b) of Regulation S-K).

        The following table sets forth certain information regarding our current directors and executive officers.

Name	Age	Position
Timothy D. Leuliette	55	President and Chief Executive Officer and Chairman of the Board of Directors
Jeffrey M. Stafeil	36	Executive Vice President and Chief Financial Officer
Thomas V. Chambers	62	President, Powertrain Group
Joseph Nowak	55	President, Chassis Group
Thomas A. Amato	42	Executive Vice President Commercial Operations
Logan G. Robinson	56	Executive Vice President, General Counsel and Government Relations

        Timothy D. Leuliette.    Mr. Leuliette was elected as one of our directors in November 2000 and currently serves as our Chairman of the Board and President and Chief Executive Officer. Mr. Leuliette was elected chairman of the Board effective April 1, 2002 and became our President and Chief Executive Officer on January 1, 2001. In 1996, Mr. Leuliette joined Penske Corporation as their President and Chief Operating Officer to address operational and strategic issues. From 1991 to 1996, he served as President and Chief Executive officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including Collins & Aikman and TriMas Corporation. He is a former senior managing director of Heartland Industrial Partners, and also served as a director of The Federal Reserve Bank of Chicago, Detroit Branch.

        Jeffrey M. Stafeil.    Mr. Stafeil has served as our Executive Vice President and Chief Financial Officer since July 2003 and previously served as our Vice President and Corporate Controller from February 2001 to July 2003. From 1998 to 2000, he was a consultant with Booz, Allen & Hamilton. Mr. Stafeil is a former senior managing director of Heartland Industrial Partners and has also held a variety of positions with Peterson Consulting, Mobil Corporation and Ernst & Young LLP.

        Thomas V. Chambers.    Mr. Chambers joined the Company in August 2004 and is currently the President of our Powertrain Group. Prior to joining us, he served as the President of Piston Automotive from January 2000 to December 2003. Prior to that, Mr. Chambers served as the Managing Director of Operations, Americas at GKN Driveline from November 1998 to December 2000. In addition, Mr. Chambers also served in a variety of positions at ITT Automotive and General Motors and has over 40 years of experience in all phases of product development and manufacturing.

        Joseph Nowak.    Mr. Nowak has served as the President of our Chassis Group since November 2001. After joining MascoTech in 1991, he served as MascoTech's Vice President of Operations, President of Industrial Components, and President and General Manager Tubular Products. Mr. Nowak has over 25 years of manufacturing experience in automotive and industrial markets, and has held positions with Kelsey-Hayes/Varity and Ford Motor Company.

        Thomas A. Amato.    Mr. Amato has served as our Executive Vice President Commercial Operations since January 2005 and previously served as our Vice President, Corporate Development from September 2001 to January 2005. After joining Masco Corporation in May 1994 and being assigned to MascoTech as its Manager of Business Development, he transferred to MascoTech in 1996 and became its Director of Corporate Development. In May 2001, Mr. Amato became the Vice President, Corporate Development of TriMas Corporation, which at the time was our wholly owned subsidiary. He is responsible for all of our merger, acquisition, alliance, divestiture, and joint venture activities. Mr. Amato served on the board of directors of NC-M Chassis Systems, LLC, a joint venture between DaimlerChrysler and Metaldyne, and also served on the board of Innovative Coatings Technologies, LLC.

        Logan G. Robinson.    Mr. Robinson has served as our General Counsel since March 2006. Prior to joining us, he served as Vice President and General Counsel at Delphi Corporation since December 1998. Prior to that, Mr. Robinson was of counsel at Dickenson Wright PLLC from April 1998 to December 1998, and served as Senior Vice President, Secretary and General Counsel for ITT Automotive, Inc. from February 1996 to April 1998. From April 1987 to February 1996, he was a lawyer for Chrysler Corporation serving, among other positions, as Vice President and General Counsel for Chrysler International Corporation, a subsidiary of Chrysler Corporation, and Managing Director of Chrysler Austria GmbH. He has also held legal positions with TRW Inc., Coudert Brothers and Wender, Murase & White.

PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

        No trading market for the Company's common stock exists. We did not pay dividends in 2005 or 2004 on our common stock and it is current policy to retain earnings to repay debt and finance our operations and acquisition strategies. In addition, our credit facility restricts the payment of dividends on common stock. See the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" included in Item 7 of this report and Note 12, Long-Term Debt, to the audited consolidated financial statements, included in Item 8 of this report.

        On March 15, 2006, there were approximately 630 holders of record of our common stock.

        The table below sets forth information as of January 1, 2006 with respect to compensation plans under which Metaldyne Corporation equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights Column A	Weighted-average exercise price of outstanding options, warrants and rights Column B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) Column C
Equity compensation plans approved by security holders	2,983,850	$9.59	1,976,150

Item 6.    Selected Financial Data.

        The following table sets forth summary consolidated financial information of the Company, for the years and dates indicated.

	(In thousands except per share amounts)
	2005	2004	2003	2002	2001
Net sales	$1,886,939	$1,695,171	$1,176,462	$1,429,871	$1,745,663
Loss from continuing operations	$(109,797)	$(25,555)	$(83,691)	$(103,121)	$(70,533)
Net loss	$(261,907)	$(27,994)	$(75,339)	$(64,760)	$(42,780)
Loss per share	$(6.11)	$(0.65)	$(1.98)	$(1.73)	$(1.14)
Dividends declared per common share	—	—	—	—	—
At January 1, 2006, January 2, 2005, December 28, 2003, December 29, 2002 and December 31, 2001:
Total assets	$1,846,935	$2,194,764	$2,011,857	$2,017,990	$2,946,760
Long-term debt, net(a)	$850,739	$847,853	$758,958	$661,141	$1,351,750
Redeemable preferred stock	$171,928	$149,191	$73,984	$64,507	$55,149

(a)
See Note 12, Long-Term Debt, to the audited consolidated financial statements (net of current portion).

        Results in 2005 include the impact from the divestiture of our North American Forging business and the resulting $140.5 million loss on discontinued operations, net of tax.

        Since 2004, results include the New Castle facility acquired December 31, 2003.

        Results in 2004 include the Bedford Heights, Ohio and Rome, Georgia facilities through the February 1, 2004 asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in our former Driveline segment was sold to Lester PDC, Ltd. These facilities had 2003 combined sales of approximately $62 million and an operating loss of approximately $14 million. In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and, as a result, we assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement.

        Results in 2003 include the Fittings division through May 9, 2003, at which time it was sold to TriMas for $22.6 million plus the assumption of an operating lease.

        Results in 2002 reflect a net loss of $64.8 million, which includes the cumulative effect of a change in recognition and measurement of goodwill impairment related to TriMas. A loss of $28.1 million was recorded before this change in accounting principle.

        As more fully described in Note 6 Equity Investments and Receivables in Affiliates to the audited consolidated financial statements, we sold TriMas common stock to Heartland and other investors on June 6, 2002. TriMas is included in our financial results through the date of this transaction. Effective June 6, 2002, we account for our investment in TriMas under the equity method of accounting. Our present ownership interest in TriMas is 24%.

        Results in 2001 include the retroactive adoption of purchase accounting for our acquisition by Heartland and its co-investors.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

Executive Summary

        We are a leading global manufacturer of highly engineered metal components for the global light vehicle market with 2005 sales of approximately $1.9 billion. We operate two segments focused on the global light vehicle market. The Chassis and Powertrain segments manufacture, design, engineer and assemble metal-formed and precision-engineered components and modular systems used in the transmissions, engines and chassis of vehicles. We serve approximately 200 automotive and industrial customers and our top ten customers represent approximately 70% of total 2005 sales. Prior to November 2000, we were a public company. Since we were acquired in November 2000 by a private investor group, we have actively pursued opportunities for internal growth and strategic acquisitions that were unavailable to us when the majority of our shares were publicly traded. Since November 2000, we have completed four acquisitions—Simpson in December 2000, GMTI effective January 2001, Dana Corporation's Greensboro, NC operation in May 2003, and DaimlerChrysler's New Castle, IN operation at the beginning of our fiscal 2004. Each of these acquisitions has added to the full service, integrated metal supply capabilities of our automotive operations. Additionally, we split off our non-automotive operations, divesting our former TriMas subsidiary in June 2002, our Fittings operation in April 2003 and two aluminum die casting facilities within our former Driveline segment in February 2004. On March 10, 2006, we completed the divestiture of our Forging Operations. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," all revenue and expenses of the Forging Operations have been removed from the respective audited consolidated income statement line items and reported separately as discontinued operations. In addition, assets and liabilities of the Forging Operations have been removed from the respective audited consolidated balance sheet line items and reclassified separately as assets and liabilities held for sale. Cash flows generated by the Forging Operations have been removed from the respective audited consolidated cash flow line items and have been separately reported as cash flows from discontinued operations. Refer to Note 20, Discontinued Operations, and Note 31, Subsequent Events, to our audited consolidated financial statements.

        In each of the last three years we have experienced significant net losses. Our net losses for 2005, 2004 and 2003 were $261.9 million, $28.0 million and $75.3 million, respectively. Our 2005 losses were impacted by the following:

  •
  4.3% decline in production from our three largest customers;

  •
  approximately $141 million loss on discontinued operations related to the sale of our North American Forging business;

  •
  approximately $8 million loss from discontinued operations;

  •
  approximately $3 million loss from a cumulative effect of change in accounting principle;

  •
  approximately $76 million increase in the valuation allowance of deferred tax assets; and

  •
  approximately $22 million loss on fixed assets and idle leased assets.

        The 2004 losses were impacted by the following:

  •
  2.6% decline in production from our three largest customers;

  •
  approximately $20 million net negative impact from material cost increases;

  •
  approximately $18 million in fees and expenses related to our Independent Investigation; and

  •
  $7.6 million non-cash loss on the disposition of two manufacturing facilities.

        The 2003 losses were impacted by the following:

  •
  6.4% decrease in NAFTA production;

  •
  $13 million in restructuring charges; and

  •
  $4.9 million asset impairment associated with two plants with negative operating performance.

        For additional discussion of these factors, see the "Results of Operations" discussion.

Key Factors Affecting our Reported Results

        We operate in extremely competitive markets. Our customers select us based upon numerous factors including technology, quality and price as discussed under Item 1, Business—Competition. Supplier selection is generally finalized several years prior to the start of vehicle production and as a result, business that we win will generally not start production for two years or beyond. In addition, our results are heavily dependent on global vehicle production, and in particular the North American vehicle production of the Big 3 domestic manufacturers (DaimlerChrysler, Ford and General Motors). Our customers generally require that we offer annual productivity and efficiency related price decreases on products we sell them. Critical factors to be successful in this market include global low cost production facilities, leading service and parts quality, and differentiated product and process technology. Accordingly, we focus on managing our global manufacturing footprint in line with our customer needs and local market manufacturing cost differences, improving operating efficiency and production quality of our plants, fixing or eliminating unprofitable facilities and reducing our overall material costs. In addition, we spend considerable time and resources developing new technology and products to enhance performance and/or decrease cost of the products we sell to our customers. See "Results of Operations" for more details as to the factors that affect year over year performance.

        As material costs continued to rise in 2005, the net material exposure was effectively mitigated. Material costs increased by $70 million but were offset by $48 million in price pass throughs to our customers, while the balance of our exposure was offset through scrap sales and cost reductions. Our ability to fully execute this recovery on a going forward basis is not guaranteed. Additionally, it appears that raw material costs will continue to be volatile in 2006 and although we have initiatives in place to offset potential increases, there is no guarantee that these efforts will be successful.

        Our strategy is centered on growth through new business awards and acquisitions. As discussed in Item 1, Business, we have a significant new project backlog and have completed several acquisitions that we believe will enable us to better serve our customer base and provide enhanced returns for our stakeholders. In order to finance a large portion of this activity, we incurred significant new debt. As such, we have substantial leverage and are constrained by various covenant limitations (see "—Financial Covenants" for more details surrounding these covenants). As we continue to invest in the resources to produce our new business backlog and thus grow our business, a significant portion of our operating cash flow will be used to buy new capital equipment, expand production capacity and invest in new technology in addition to servicing principal and interest payments on our debt obligations. Therefore, we are focused on our cash generation ability (we monitor this internally through "Adjusted EBITDA." See the discussion below in "Key Performance Indicators (Non GAAP Financial Measures)" for further explanation), and working capital and fixed asset efficiency to assess our ability to favorably finance our new business backlog.

        Net sales for fiscal 2005 were $1,887 million versus $1,695 for fiscal 2004. The primary driver of the $192 million increase was approximately $192 million in new business resulting from product launches and ramp up of existing programs. Net sales for fiscal 2004 were $1,695 million versus $1,176 million for fiscal 2003. The primary source of the increase in our 2004 sales was our New Castle acquisition, which contributed approximately $446 million for the year.

Key Indicators of Performance (Non-GAAP Financial Measures)

        In evaluating our business, our management considers Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability.

        We define Adjusted EBITDA as income from continuing operations and before interest, taxes, depreciation, amortization, asset impairment, loss on disposition of manufacturing facilities, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. In evaluating Adjusted EBITDA, our management deems it important to consider the quality of our underlying earnings by separately identifying certain costs undertaken to improve our results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts. Although our consolidation, restructuring and integration efforts are continuing, our management analyzes these costs to evaluate underlying business performance. Caution must be exercised in analyzing these items as they include substantially (but not necessarily entirely) cash costs and there can be no assurance that we will ultimately realize the benefits of these efforts. Moreover, even if the anticipated benefits are realized, they may be offset by other business performance or general economic issues.

        By selecting Adjusted EBITDA, management believes that it is the best indicator (together with a careful review of the aforementioned items) of our ability to service and/or incur indebtedness as we are a highly leveraged company. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and the impact of purchase accounting and SFAS No. 142 (affecting depreciation and amortization expense). Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel, as a measure of segment performance, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. In addition, we believe Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other interested parties as a measure of financial performance and debt-service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  It does not reflect our cash expenditures for capital equipment or contractual commitments;

  •
  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

  •
  It does not reflect changes in, or cash requirements for, our working capital needs;

  •
  It does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

  •
  It includes amounts resulting from matters we consider not to be indicative of underlying performance of our fundamental business operations, as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations;" and

  •
  Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

        Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. We carefully review our operating profit margins (operating profit as a percentage of net sales) at a segment level, which are discussed in detail in our year-to-year comparison of operating results.

        The following is a reconciliation of our Adjusted EBITDA to net loss for the three years ended January 1, 2006, January 2, 2005 and December 28, 2003:

	(In thousands)
	2005	2004	2003
Net loss	$(261,907)	$(27,994)	$(75,339)
Income tax expense (benefit)	22,756	(35,557)	(13,159)
(Income) loss from discontinued operations, net of tax	8,301	2,439	(8,352)
Loss on discontinued operations, net of tax	140,547	—	—
Cumulative effect of change in accounting principle, net of tax	3,262	—	—
Interest expense	89,650	81,818	75,283
Depreciation and amortization in operating profit	112,183	104,825	79,675
Non-cash stock award expense	—	563	3,088
Preferred stock dividends and accretion	22,737	19,900	—
Non-cash gain on maturity of interest rate arrangements	—	(6,575)	—
Loss on disposition of manufacturing facilities	—	7,600	—
Asset impairment	—	—	4,868
Gain on disposition of TriMas and Saturn investments	—	(8,020)	—
Equity (income) loss from affiliates, net	11,011	(1,451)	20,712
Certain items within Other, Net(1)	12,825	7,978	6,460

Total Company Adjusted EBITDA from continuing operations	$161,365	$145,526	$93,236

        The following is a reconciliation of our Adjusted EBITDA to operating cash flow for the years ended January 1, 2006, January 2, 2005 and December 28, 2003:

	(In thousands)
	2005	2004	2003
Operating cash flow	$101,424	$79,139	$99,243
Net proceeds of accounts receivable securitization facility	(20,116)	(63,260)	—
Change in working capital	(43,462)	50,646	(44,290)
Cash paid for interest	87,402	78,471	63,416
Cash paid (refunded) for income taxes, net	12,737	(8,342)	(27,057)
Change in long-term assets	2,829	133	(343)
Change in long-term liabilities	13,283	(2,571)	(687)
Accounts receivable securitization fees	4,506	2,947	2,634
Foreign factoring fees	1,900	1,500	500
Acquisition/disposition activity	—	5,480	—
Other	862	1,383	(180)

Total Company Adjusted EBITDA from continuing operations	$161,365	$145,526	$93,236

        Acquisition and disposition activity pertains to the working capital effects of the disposition of manufacturing facilities and the acquisition of New Castle.

(1)
Reconciliation of Other Expense Included in the Consolidated Statement of Operations:

	(In thousands)
	2005	2004	2003
Items excluded from Adjusted EBITDA (amortization of financing fees and A/R securitization fees)	$12,825	$7,978	$6,460
Items in Adjusted EBITDA (includes foreign currency, royalties and interest income)	(1,625)	(997)	610

Total other, net	$11,200	$6,981	$7,070

        The following details certain items relating to our consolidation, restructuring and integration efforts and other charges not eliminated in determining Adjusted EBITDA, but that we would eliminate in evaluating the quality of our Adjusted EBITDA:

	(In thousands)
	2005	2004	2003
Restructuring charges	$(3,288)	$(2,455)	$(12,744)
Fixed asset disposal losses	(15,137)	(2,275)	(8,795)
Loss on idle leased assets	(6,664)	—	(2,675)
Foreign currency gains (losses)	389	(940)	(1,010)
Postretirement medical curtailment gain and elimination of certain plan benefits	9,915	1,948	—
Independent investigation fees	—	(17,830)	—

Functional and Divisional Realignments

        On October 28, 2005, we announced the possible divestiture of our North American Forging business. We completed this divestiture on March 10, 2006, and in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations for North American Forging for the current and prior periods have been reported as discontinued operations. In addition, the assets and liabilities of North American Forging have been reclassified as held for sale in our audited consolidated balance sheet at January 1, 2006 and January 2, 2005.

        During the first quarter of 2005, we reorganized and consolidated our operations into two segments: the Chassis segment and the Powertrain segment. The Chassis segment consists of the former Chassis operations plus a portion of the former Driveline operations, while the Powertrain segment consists of the former Engine operations combined with the remainder of the former Driveline operations. The prior year amounts have been restated to reflect these changes for comparison purposes.

Results of Continuing Operations

2005 Versus 2004

        The below results represent activity from our continuing operations for the years ended January 1, 2006 and January 2, 2005.

        Net Sales.    Net Sales by segment and in total for the years ended January 1, 2006 and January 2, 2005 were:

	(In thousands)
Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Chassis Segment	$1,000,712	$861,936
Powertrain Segment	886,227	833,235

Total Company	$1,886,939	$1,695,171

        Net sales for fiscal 2005 were $1,887 million versus $1,695 million for fiscal 2004. The primary driver of the $192 million increase was approximately $192 million in new business resulting from product launches and ramp up of existing programs. The ramp up of several product lines in our Chassis segment contributed approximately $115 million of the revenue enhancement—primarily fueled by the Daimler Chrysler LX and WK platform sales. The Powertrain group contributed approximately $77 million in new business from new launches and ramp up of existing production that primarily consists of additions to our powder metal operations and our new facility in Korea. Price increases to reflect the rising costs of raw materials resulted in approximately $48 million increase in sales, but this was offset by approximately $52 million in lost business and price concessions given to our customers. The remaining difference in sales relate to a $4 million benefit in foreign exchange movements. It should be noted the volume additions discussed above were somewhat offset by the 4.3% decrease in North American vehicle production from our three largest customers (DaimlerChrysler, Ford and General Motors).

        Gross Profit.    Gross profit by segment and in total for the years ended January 1, 2006 and January 2, 2005 were:

	(In thousands)
Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Chassis Segment	$60,213	$76,678
Powertrain Segment	109,056	108,210
Corporate/centralized resources	(7,456)	(16,793)

Total Company	$161,813	$168,095

        Our gross profit was $162 million or 8.6% of net sales for 2005 compared to $168 million or 9.9% of net sales for 2004. The decrease in margin is explained by several offsetting factors. 2005 gross margin was negatively affected by an increase in fixed asset losses of approximately $13 million, an increase in losses on idle leased assets of $7 million, an increase in depreciation and amortization expense of $7 million, and $8 million increase in lease expense associated with sale leaseback activities. Somewhat offsetting these amounts was a $5 million increase in postretirement medical curtailment gains and elimination of certain plan benefits, a reduction of approximately $1 million in restructuring expense as well as approximately $15 million from the increase in sales discussed above. In addition, we received no margin on the $48 million of additional sales related to the pass through of higher raw material expenses discussed above. The summation of the above adjustments explains the margin movement between 2005 and 2004.

        Selling, General and Administrative.    Selling, general and administrative expense was $111 million or 5.9% of net sales for 2005, compared to $127 million or 7.5% of total net sales for 2004. The $16 million decrease from 2004 to 2005 is primarily related to approximately $18 million of expense associated with the independent investigation into certain accounting matters of previously issued financial statements ("Independent Investigation") completed in 2004. These expenses relate to fees paid to our bank group for waivers, professional fees incurred relating to the Independent Investigation and severance expense for individuals terminated as a result of the Independent Investigation. In addition to this expense, 2005 benefited from approximately a $3 million increase in post retirement medical curtailment gains. Somewhat offsetting these items was an increase of approximately $1 million in restructuring expenses associated with headcount reduction efforts and approximately $1 million in expenses associated with preparation of future SOX Section 404 compliance efforts in 2005.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the years ended January 1, 2006 and January 2, 2005 was:

	(In thousands)
Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Chassis Segment	$51,669	$44,864
Powertrain Segment	51,322	49,106
Corporate/centralized resources	9,192	10,855

Total Company	$112,183	$104,825

        The net increase in depreciation and amortization of approximately $7.4 million is principally explained by fact that last several years of capital spending has been in excess of our depreciation expense. Thus, the additional capital spending primarily accounts for the remaining increase in depreciation expense.

        Fixed Asset Disposal Losses.    We incurred $15.1 million in fixed asset disposal losses in 2005 as well as a $6.7 million loss on idle leased assets, versus fixed asset disposal losses of $2.3 million in 2004. The 2005 loss represents approximately 3% of total property and equipment on our audited consolidated balance sheet. We completed fixed asset inventories in most of our operations in 2005, and, as a result, identified assets that had become idled or otherwise impaired beyond their current depreciated values. We also identified several assets under longer term lease schedules that were currently idled or impaired. Fixed asset losses are recorded as a component of cost of goods sold in our audited consolidated statement of operations.

        Restructuring Charges.    We incurred approximately $3.3 million of restructuring costs in fiscal 2005 compared to $2.5 million incurred in fiscal 2004. The 2005 charge relates principally to two actions taken in the first and fourth quarters. In the first quarter of 2005 we incurred a $1.5 million charge relating to the consolidation of our operating groups from three into two (elimination of Driveline segment and consolidation into the Chassis and Powertrain segments). In the fourth quarter of 2005 we realigned our commercial functions including sales and purchasing by splitting them between our two operating groups: Chassis and Powertrain. As a result of both of the above actions, we eliminated numerous positions and anticipate that we will be able to reduce expenses in the future. Net restructuring activity for fiscal 2005 is as follows:

	(In thousands)
	Acquisition Related Severance Costs	2002 Additional Severance And Other Exit Costs	2003 Additional Severance And Other Exit Costs	2004 Additional Severance And Other Exit Costs	2005 Additional Severance And Other Exit Costs	Total
Balance at January 2, 2005	$675	$(13)	$2,757	$445	$—	$3,864
Charges to expense	—	13	(240)	(12)	3,527	3,288
Cash payments	(12)	—	(2,436)	(354)	(2,529)	(5,331)
Other adjustments	(218)	—	8	(52)	99	(163)

Balance at January 1, 2006	$445	$—	$89	$27	$1,097	$1,658

        Disposition of Manufacturing Facilities.    In connection with our sale of the two aluminum die casting facilities in our Powertrain segment discussed above, we incurred a $7.6 million loss for fiscal 2004. This loss represents a book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets. See Note 19, Disposition of Businesses, to the audited consolidated financial statements included herein for additional discussion.

        Operating Profit.    Operating profit was $47.6 million for 2005 compared to $31.5 million in 2004. The $16.1 million increase in operating profit is the result of the $6.3 million decrease in gross profit, the $15.5 million decrease in selling general and administrative expenses, the $7.6 million loss on disposition of manufacturing facilities recorded in 2004 and the increase of approximately $0.8 million in restructuring charges year over year. The elements of each of these variations are discussed in greater detail above.

	(In thousands)
Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Chassis Segment	$16,537	$33,513
Powertrain Segment	55,196	46,369
Corporate/centralized resources	(24,176)	(48,341)

Total Company	$47,557	$31,541

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA increased to $161.4 million in 2005 from $145.5 million in 2004. The primary drivers of this increase are explained above in the operating profit discussion and will be further detailed in the segment detail that follows. Additionally, in the "Segment Information" below provides a reconciliation between Adjusted EBITDA and operating profit.

	(In thousands)
Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Chassis Segment	$68,206	$78,377
Powertrain Segment	106,518	103,075
Corporate/centralized resources	(13,359)	(35,926)

Total Company	$161,365	$145,526

Memo: Fixed asset losses included in the calculation of both operating profit and Adjusted EBITDA	$15,137	$2,275

Memo: Loss on idle leased assets included in the calculation of both operating profit and Adjusted EBITDA	$6,664	$—

Memo: Other, net (income) expense included in the calculation of Adjusted EBITDA	$(1,625)	$(997)

        Interest Expense.    Interest expense increased by $7.8 million due to higher average debt levels as well as increased borrowing rates in 2005 compared to 2004. This increase is principally due to an approximate $6.1 million increase in interest on our term loan resulting from increases in our borrowing rates, which averaged approximately 1.78% higher on our senior debt facilities in 2005 compared to 2004. The remaining difference is due to an increase in interest arising from higher debt balances resulting from increased usage of our revolving credit facilities as well as the 1.78% average interest rate increase noted above.

        Gain on the Maturity of Interest Rate Arrangements.    In the first quarter of 2004, we recorded a $6.6 million non-cash gain on the maturity of certain interest rate arrangements which is reflected as a "non-cash gain on maturity of interest rate arrangements" in our audited consolidated statement of operations. See the "Liquidity and Capital Resources" section below for additional discussion of our capital structure.

        Equity Income (Loss) from Affiliates, Net.    Equity income (loss) from affiliates, net decreased from income of $1.5 million in 2004 to a loss of $11.0 million in 2005 due to the operating results of our equity affiliates.

        Gain on the Sale of Investments in Saturn and TriMas.    In 2004, we recognized a net gain of $8.0 million on the sale of our interest in Saturn Electronics, which was sold in December 2004, and a gain on the sale of a portion of our investment in TriMas to Masco Corporation which was sold in November 2004. Our equity earnings (loss) from affiliates reflect the change in ownership percentages based upon the date of the sales of the investments. See Note 6, Equity Investments and Receivables in Affiliates, to the audited consolidated financial statements for additional discussion of the sale of both the Saturn and TriMas investment amounts.

        Other, Net.    Other, net increased by $4.2 million to a loss of $11.2 million in 2005 compared to a loss of $7.0 million in 2004. This increase is due to an increase in accounts receivable securitization financing costs of $1.6 million in 2005 compared to 2004 due to slightly higher usage and fees on the accounts receivable securitization facility.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $1.1 million in 2005 and 2004) were $22.7 million in 2005 as compared to $19.9 million in 2004. This increase is due to the compounded interest on dividends not yet remitted to the shareholders. Preferred stock dividends are included in "other expense, net" on our audited consolidated statement of operations.

        Taxes.    The provision for income taxes for 2005 was an expense of $22.8 million as compared to a benefit of $35.6 million for 2004. The primary reason for our effective tax rate being different from the statutory rate of 35% is due to recording an increase in the valuation allowance against net deferred tax assets of our domestic operations in the amount of $45.9 million and non-deductible preferred stock dividends of $7.6 million (compared to $6.6 million in 2004). The valuation allowance recorded of $75.6 million is comprised of (i) $45.9 million for continuing operations; (ii) $1.6 million for discontinued operations and (iii) $28.1 million for loss on discontinued operations. Due to uncertainties related to our ability to utilize our deferred tax assets, which consist primarily of net operating losses, it was management's decision to record an increase in the valuation allowance against our domestic operation's net deferred tax assets. In the event that deferred tax assets are realizable in the future in excess of the net recorded valuation allowance, an adjustment to the deferred tax asset will increase the tax benefit in the period such determination is made.

        A benefit has been recognized on the loss of $172.8 million of discontinued operations in the amount of $32.3 million, which includes a valuation allowance of $28.1 million. The loss is recorded net of tax on the audited consolidated income statement and is not reflected in the income tax rate reconciliation for continuing operations.

        A benefit for income taxes of $1.8 million has also been recorded on the $5.1 million loss on the adoption of FIN No. 47, "Accounting for Conditional Asset Retirement Obligations." This amount of $3.3 million is recorded, net of taxes of $1.8 million, as a cumulative effect of change in accounting principle for the year ended January 1, 2006. See Note 21, Cumulative Effect of Change in Accounting Principle, to our audited consolidated financial statements for additional discussion.

        Loss from Discontinued Operations.    The loss from discontinued operations increased $5.9 million from a loss of $2.4 million in 2004 to a loss of $8.3 million in 2005. See Note 20, Discontinued Operations, to our audited consolidated financial statements for additional discussion.

        Loss on Discontinued Operations.    We recorded a loss of $140.5 million (net of tax of $32.3 million) related to the pending sale of the Forging Operations in 2005. See Note 20, Discontinued Operations, to our audited consolidated financial statements for additional discussion.

        Cumulative Effect of Change in Accounting Principle.    We recorded a loss of $3.3 million (net of tax of $1.8 million) related to the adoption of FIN No. 47, "Accounting for the Conditional Asset Retirement Obligations" in 2005. See Note 21, Cumulative Effect of Change in Accounting Principle, to our audited consolidated financial statements.

Segment Information

        Chassis Segment.    Sales for our Chassis segment increased to $1,000.7 million in 2005 as compared to $861.9 million in 2004. The primary driver of the approximate $138.8 million increase in sales is a $115 million increase in volume primarily associated with the LX and WK DaimlerChrylser vehicle platforms. Additionally, sales were increased in 2005 by approximately $25 million relating to the pass through of certain increased costs to procure raw materials and $13 million related to the movement of a facility from our Powertrain group to the Chassis group. Slightly offsetting these amounts was an approximate $14 million decrease in sales relating to lost or declining business and customer price concessions. Operating profit decreased by $17 million primarily due to an approximate $11 million increase in fixed asset losses, a $1 million increase in losses on idle leased assets and a $6.8 million increase in depreciation and amortization expense. The remaining increase in operating profit is explained by the increase in sales noted above. Adjusted EBITDA decreased by approximately $10.2 million in 2005 compared to 2004 dueto the aforementioned $11 million increase in fixed asset losses and the $1 million increase in losses on idle leased assets.

	(In thousands)
Chassis Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Sales	$1,000,712	$861,936
Operating profit	$16,537	$33,513
Depreciation and amortization	51,669	44,864

Adjusted EBITDA	$68,206	$78,377

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$342	$1,386
Fixed asset (gains) losses	10,989	(1,670)
Loss on idle leased assets	1,307	—
Foreign currency losses	191	70

        Powertrain Segment.    Sales for our Powertrain segment were $886.2 million in 2005 as compared to $833.2 million in 2004. The $53.0 million increase primarily reflects $77 million in additional volume from new product launches primarily in our powder metal operations and our new facility in Korea. In addition 2005 sales were benefited by approximately $23 million in pass through of higher raw material expenses to our customers and approximately $3 million in foreign exchange gains. Somewhat offsetting these increases were approximately $37 million of customer price concessions and lost or declining business, which includes the effect of the 4.3% decline in North American vehicles production from our three largest customers, as well as approximately $13 million relating to the movement of a facility to our Chassis group. Operating profit increased by $8.8 million due primarily to the increased volume noted above, but was offset somewhat by an approximate $1 million increase in fixed asset losses and a $5 million increase in losses on idle leased assets. Adjusted EBITDA increased by approximately

$3.4 million in 2005 compared to 2004 due to the aforementioned reasons (offset by the $1 million increase in fixed asset losses and $5 million increase in losses on idle leased assets in 2005).

	(In thousands)
Powertrain Segment	Year Ended January 1, 2006	Year Ended January 2, 2005
Sales	$886,227	$833,235
Operating profit	$55,196	$46,369
Depreciation and amortization	51,322	49,106
Loss on disposition of manufacturing facilities	—	7,600

Adjusted EBITDA	$106,518	$103,075

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$334	$241
Fixed asset losses	3,260	2,735
Loss on idle leased assets	5,357	—
Foreign currency (gains) losses	(1,199)	870

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $13.4 million in 2005 versus a loss of $35.9 million in 2004. We incurred approximately $18 million of expenses associated with our Independent Investigation in 2004, but 2005 expenses were also benefited by approximately $8 million increase in post retirement curtailment gains and elimination of certain plan benefits. After adjusting for these expenses, corporate expenses increased by approximately $4 million. The increase is primarily explained by approximately $1.8 million of additional restructuring expense and $1 million of incremental expense associated with our SOX 404 implementation efforts. Operating profit increased by $24.2 million due to the factors discussed above, as well as a $1.7 million decline in depreciation and amortization.

	(In thousands)
Corporate/Centralized Resources	Year Ended January 1, 2006	Year Ended January 2, 2005
Operating profit	$(24,176)	$(48,341)
Depreciation and amortization	9,192	10,855
Stock award expense	—	563
Other, net	1,625	997

Adjusted EBITDA	$(13,359)	$(35,926)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$2,612	$828
Fixed asset losses	888	1,210
Foreign currency gains	619	—
Independent investigation fees	—	17,830

2004 Versus 2003

        The below results represent activity from our continuing operations for the years ended January 2, 2005 and December 28, 2003.

        Net Sales.    Net Sales by segment and in total for the years ended January 2, 2005 and December 28, 2003 were:

	(In thousands)
Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Chassis Segment	$861,936	$370,052
Powertrain Segment	833,235	806,410

Total Company	$1,695,171	$1,176,462

        Net sales from continuing operations for fiscal 2004 were $1,695.2 million versus $1,176.5 million for fiscal 2003. The primary driver of the increase in our 2004 sales was our New Castle acquisition, which contributed approximately $446 million for the year. In addition, we had approximately $108 million in additional volume related to new product launches and ramp up of existing programs and a $29 million benefit from foreign exchange movements. There was also a net $5 million benefit to sales as the price increases to our customers related to increased material prices were not entirely offset by our productivity related price discounts offered to our customers. However, these increases were partially offset by approximately $60 million related to the divestiture of two aluminum die casting facilities within our Powertrain segment, a reduction of approximately $6 million related to the divestiture of our Fittings business in May 2003 and a 2.6% decrease in North American vehicle production from our three largest customers (DaimlerChrysler, Ford and General Motors).

        Gross Profit.    Gross profit by segment and in total for the years ended January 2, 2005 and December 28, 2003 were:

	(In thousands)
Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Chassis Segment	$76,678	$51,144
Powertrain Segment	108,210	93,200
Corporate/centralized resources	(16,793)	(11,648)

Total Company	$168,095	$132,696

        Our gross profit was $168.1 million or 9.9% of net sales for 2004 compared to $132.7 million or 11.3% of net sales for 2003. The increase of $35.4 million was primarily due to the $21 million contributed from the New Castle acquisition. In addition to the New Castle acquisition, we also benefited from an approximate $9 million reduction in fixed asset losses, an approximate $13 million increase from our Powertrain operations driven primarily by additional sales volume and a $5 million benefit in foreign exchange fluctuations. Partially offsetting these increases was a $3 million one-time payment made to one of our customers relating to a new business award. This item is explained in the segment discussion that follows. In addition to these factors, we have also experienced net raw material cost increases (net of price increases associated with the recovery of material costs to our customers) across our Chassis and Powertrain operations of approximately $7 million.

        Selling, General and Administrative.    Selling, general and administrative expense was $126.5 million or 7.5% of net sales for 2004, compared to $108.9 million or 9.3% of total net sales for 2003. The $17.6 million increase from 2003 to 2004 is primarily related to approximately $18 million of expense associated with the Independent Investigation. These expenses relate to fees paid to our bank group for waivers, professional fees and severance expense for individuals terminated as a result of the Independent Investigation. Selling, general and administrative expenses also benefited by an approximate $1.5 million pension curtailment gain related to the disposition of two manufacturing facilities discussed earlier and an approximate $0.5 million postretirement curtailment gain related to the elimination of benefits for salaried employees not grandfathered by having obtained age 50 with five years of service or 20 years of services as of January 1, 2003. The reduction in selling, general and administrative expenses as a percentage of net sales reflects the benefits from restructuring efforts initiated in 2003 and the fact that New Castle was able to integrate into our operation without significant additional administrative investment.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the years ended January 2, 2005 and December 28, 2003 was:

	(In thousands)
Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Chassis Segment	$44,864	$22,310
Powertrain Segment	49,106	48,028
Corporate/centralized resources	10,855	9,337

Total Company	$104,825	$79,675

        The net increase in depreciation and amortization of approximately $25.2 million is principally explained by the $18.6 million of depreciation and amortization expense associated with our New Castle acquisition. Additionally, for the past several years capital spending has been in excess of our depreciation expense. Thus, the additional capital spending primarily accounts for the remaining increase in depreciation expense.

        Fixed Asset Disposal Losses.    We incurred $2.3 million in fixed asset disposal losses in 2004 compared to fixed asset disposal losses of $8.8 million and a loss on idle leased assets of $2.7 million in 2003. The 2003 loss represents approximately 2% of total property and equipment on our audited consolidated balance sheet. We initiated fixed asset inventories in select operating units in 2003, and, as a result, identified assets that had become idled or otherwise impaired beyond their current depreciated values. We also identified several assets under longer term lease schedules that were currently idled or impaired. Fixed asset losses are recorded as a component of cost of goods sold in our audited consolidated statement of operations.

        Restructuring Charges.    We incurred approximately $2.5 million of restructuring costs in fiscal 2004 compared to $12.7 million incurred in fiscal 2003. Of the 2004 charges, approximately $1.4 million relates to our Chassis segment, where the majority of the charge relates to the closure of a facility in Europe. An additional $0.8 million relates to costs to reduce headcount in our Corporate center with the remaining amounts relating to headcount reductions in our Powertrain segment. Net restructuring activity for fiscal 2004 is as follows:

	(In thousands)
	Acquisition Related Severance Costs	2002 Additional Severance And Other Exit Costs	2003 Additional Severance And Other Exit Costs	2004 Additional Severance And Other Exit Costs	Total
Balance at December 28, 2003	$1,089	$348	$7,322	$—	$8,759
Charges to expense	—	—	—	2,455	2,455
Cash payments	(290)	(361)	(4,605)	(2,010)	(7,266)
Other adjustments	(40)	—	40	—	—
Reversal of unutilized amounts	(84)	—	—	—	(84)

Balance at January 2, 2005	$675	$(13)	$2,757	$445	$3,864

        Asset Impairment.    In our fiscal 2003 analysis, we recorded a $4.9 million charge in our Powertrain segment associated with two plants with negative operating performance in our fiscal 2003 financial results in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Subsequent to December 28, 2003, these two facilities were sold to an independent third party. The sales price to this third party was used to determine the fair market value of the facilities for the SFAS No. 144 impairment analysis.

        Disposition of Manufacturing Facilities.    In connection with our sale of the two aluminum die casting facilities in our Powertrain segment discussed above, we incurred a $7.6 million loss for fiscal 2004. This loss represents a book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets. See Note 19, Disposition of Businesses to the audited consolidated financial statements for additional discussion.

        Operating Profit.    Operating profit was $31.5 million for 2004 compared to $6.2 million in 2003. The $25.3 million increase in operating profit is the result of the $35.4 million increase in gross profit, the $17.6 million increase in selling, general and administrative expenses, the net change between the $7.6 million loss on disposition of manufacturing facilities recorded in 2004 and the $4.9 million asset impairment charge taken in 2003 and the reduction of approximately $10.3 million in restructuring charges year over year. The elements of each of these variations are discussed in greater detail above.

	(In thousands)
Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Chassis Segment	$33,513	$19,254
Powertrain Segment	46,369	26,639
Corporate/centralized resources	(48,341)	(39,678)

Total Company	$31,541	$6,215

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA increased to $145.5 million in 2004 from $93.2 million in 2003. The primary drivers of this increase are explained above in the operating profit discussion and will be further detailed in the segment detail that follows. Additionally, in the "Segment Information" below provides a reconciliation between Adjusted EBITDA and operating profit.

	(In thousands)
Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Chassis Segment	$78,377	$42,004
Powertrain Segment	103,075	79,535
Corporate/centralized resources	(35,926)	(28,303)

Total Company	$145,526	$93,236

Memo: Fixed asset losses included in the calculation of both operating profit and Adjusted EBITDA	$2,275	$8,795
Memo: Loss on idle leased assets included in the calculation of both operating profit and Adjusted EBITDA	—	2,675
Other, net (income) expense included in the calculation of Adjusted EBITDA	$(997)	$610

        Interest Expense.    Interest expense increased by $6.5 million due to higher average debt levels in 2004 compared to 2003. This increase is principally due to $3.2 million in interest arising from the 10% senior subordinated notes from our New Castle acquisition, the $13.2 million in interest arising from our 10% senior notes issued in October 2003 and approximately $7 million in interest arising from higher debt balances resulting from increased usage of our revolving credit and slightly increased borrowing rates on our senior debt facilities. These increases were offset by a decrease of $4.0 million in cash interest expense and $7.2 million of interest accretion related to the redemption of the $98.5 million outstanding balance on the 4.5% subordinated debentures that were paid off in December 2003 and $5.4 million in interest expense related to the maturity of our interest rate arrangements in February 2004.

        Gain on the Maturity of Interest Rate Arrangements.    In the first quarter of 2004, we recorded a $6.6 million non-cash gain on the maturity of these interest rate arrangements which is reflected as a "non-cash gain on maturity of interest rate arrangements" in our audited consolidated statement of operations. See the "Liquidity and Capital Resources" section below for additional discussion of our capital structure.

        Equity Income (Loss) from Affiliates, Net.    Equity income (loss) from affiliates, net increased from a loss of $20.7 million in 2003 to income of $1.5 million in 2004 due to the operating results of our equity affiliates.

        Gain on the Sale of Investments in Saturn and TriMas.    In addition to the equity earnings, we recognized a net gain of $8.0 million on the sale of our interest in Saturn Electronics, which was sold in December 2004, and a gain on the sale of a portion of our investment in TriMas to Masco Corporation which was sold in November 2004. Our equity earnings (loss) from affiliates reflect the change in ownership percentages based upon the date of the sales of the investments. See Note 6, Equity Investments and Receivables from Affiliates to the audited consolidated financial statements for additional discussion of the sale of both the Saturn and TriMas investment amounts.

        Other, Net.    Other, net increased by $0.1 million to a loss of $7.0 million in 2004 compared to a loss of $7.1 million in 2003. In conjunction with our 2004 credit facility amendment, $1.2 million of the unamortized balance related to the 2003 credit facility amendment was expensed in 2004. This increase in Other, net was partially offset by a gain on the disposition of a joint venture in Korea during the second quarter of 2004.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $1.1 million in 2004) were $19.9 million in 2004 as compared to $9.3 million in 2003. This increase is due to the dividends on the $64.5 million of preferred stock issued in connection with the New Castle acquisition and compounded interest on preexisting preferred stock. Due to our adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" as of the first quarter of 2004, preferred stock dividends are included in "other expense, net" on our audited consolidated statement of operations beginning in 2004.

        Taxes.    The provision for income taxes for 2004 was a benefit of $35.6 million as compared to a benefit of $13.1 million for 2003. Our effective tax rate for 2004 was a benefit of 58% compared to a benefit of 14% for 2003. The increase in the effective tax rate to 58% results mostly from the inclusion of federal income tax refunds received in excess of prior recorded amounts, benefit recorded for a change in accrual for previously recorded tax contingencies and the taxation of income in foreign jurisdictions at rates lower than the U.S statutory rate.

        Income (Loss) from Discontinued Operations.    The loss from discontinued operations increased $10.8 million from income in 2003 of $8.4 million to a loss of $2.4 million in 2004.

Segment Information

        Chassis Segment.    Sales for our Chassis segment increased to $861.9 million in 2004 as compared to $370.1 million in 2003. The primary drivers of the approximate $492 million increase in sales is a $446 million contribution from the New Castle acquisition, additional volume from new product launches of approximately $35 million, an approximate $16 million benefit in foreign exchange fluctuations, and approximately $3 million in price increases (net of material cost recovery and productivity related price concessions to our customers) incurred in fiscal 2004 offset by a $6 million decrease due to the divestiture of our Fittings business in May 2003.

	(In thousands)
Chassis Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Sales	$861,936	$370,052
Operating profit	$33,513	$19,254
Depreciation and amortization	44,864	22,310
Legacy stock award expense	—	440

Adjusted EBITDA	$78,377	$42,004

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$1,387	$2,536
Fixed asset (gains) losses	(1,670)	1,889
Loss on idle leased assets	—	225
Foreign currency losses	70	260

        Operating income increased by approximately $14.3 million due primarily to the $21 million contribution from the New Castle acquisition (results are net of approximately $10 million in operating leases used to finance the acquisition), an increase in fixed asset gains over the prior year by approximately $3.6 million and a reduction in restructuring charges from 2003 of approximately $1.1 million. In addition, other items reducing operating profit included an increase of approximately $4.0 million in depreciation and amortization relating to the Chassis entities other than New Castle, approximately $1.5 million from the divestiture of our Fittings operation, approximately $2 million in net raw material price increases, approximately $2 million in customer pricing concessions and approximately $1.7 million in additional lease expense associated with new sale leaseback transactions entered into in 2004. Adjusted EBITDA increased by approximately $36.4 million in 2004 compared to 2003 due to the aforementioned explanations.

        Powertrain Segment.    Sales for our Powertrain segment were $833.2 million in 2004 as compared to $806.4 million in 2003. The $26.8 million increase primarily reflects $73 million in additional volume from new product launches and an approximate $13 million benefit related to foreign exchange movements. These increases were offset by approximately $60 million related to the divestiture of two aluminum die casting facilities. Operating profit increased primarily due to $15 million resulting from increased sales volume on new programs, a decrease in fixed asset losses of approximately $4.7 million in 2004 versus 2003, a $6.6 million improvement from the disposition of two aluminum die casting manufacturing facilities, a reduction in restructuring charges from 2003 of approximately $4.1 million and an approximate $1.3 million benefit related to foreign exchange movements. However, our Powertrain segment's operating margins were negatively impacted by an increase in asset impairments recognized of $2.7 million, approximately $5 million in raw material cost increases (net of price increases associated with the recovery of material costs to our customers), a $3 million one-time payment made to one of our customers relating to new business award and incremental depreciation and amortization expense of $1.1 million. Adjusted EBITDA increased by approximately $23.5 million in 2004 compared to 2003 due to the aforementioned reasons.

	(In thousands)
Powertrain Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
Sales	$833,235	$806,410
Operating profit	$46,369	$26,639
Depreciation and amortization	49,106	48,028
Asset impairment	—	4,868
Loss on disposition of manufacturing facilities	7,600	—

Adjusted EBITDA	$103,075	$79,535

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$241	$4,377
Fixed asset losses	2,735	7,409
Loss on idle leased assets	—	2,450
Foreign currency (gains) losses	870	(1,270)

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $35.9 million in 2004 versus a loss of $28.3 million in 2003. We incurred approximately $18 million of expenses associated with our Independent Investigation. After considering these expenses, corporate expenses decreased by approximately $10 million. The reduction is principally explained by a $5.0 million reduction in restructuring charges in 2004, pension and postretirement curtailment gains of approximately $2.0 million in 2004 and discussed further in Note 26, Employee Benefit Plans, a decrease in fixed asset losses of $1 million in 2004 and a decrease of $1.6 million in Other, Net. The remaining decrease in Corporate costs primarily relates to a reduction in overall expenses in part related to restructuring eventsinitiated in 2003. Operating profit decreased by $8.7 million, which is also explained in the factors described above and a $1.5 million increase in depreciation and amortization and a $2.1 million decrease in stock award expense.

	(In thousands)
Corporate/Centralized Resources	Year Ended January 2, 2005	Year Ended December 28, 2003
Operating profit	$(48,341)	$(39,678)
Depreciation and amortization	10,855	9,337
Legacy stock award expense	563	2,648
Other, net	997	(610)

Adjusted EBITDA	$(35,926)	$(28,303)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$828	$5,830
Fixed asset losses	1,210	2,172
Independent investigation fees	17,830	—

Liquidity and Capital Resources

        Overview.    Our objective is to appropriately finance our business through a mix of long-term and short-term debt and to ensure that we have adequate access to liquidity. Our principal sources of liquidity are cash flow from operations, our revolving credit facility and our accounts receivable securitization facility and factoring agreements. As of January 1, 2006, we have unutilized capacity under our revolving credit facility that may be utilized for acquisitions, investments or capital expenditure needs. Our cash flows during the year are impacted by the volume and timing of vehicle production, which includes a shutdown by our North American customers for approximately two weeks in July and one week in December and reduced production in July and August for certain European customers. Management believes cash flow from operations and debt financing and refinancing from our accounts receivable securitization program will provide us with adequate sources of liquidity for the foreseeable future.

        To facilitate the collection of funds from operating activities, we have sold receivables under our accounts receivable facility and have entered into accelerated payment collection programs with certain customers. Although the majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005, at January 1, 2006 collection of approximately $20.3 million of accounts receivable was accelerated under the remaining programs. In addition to the above programs, we continue to collect approximately $12 million per month on an accelerated basis as a result of favorable payment terms that we negotiated with one of our customers, through an agreement that expires December 31, 2006. These payments are received on average 18 days after shipment of product to our customer. While the impact of the discontinuance of the accelerated collection programs may be partially offset by a greater utilization of our accounts receivable securitization facility, we continue to examine other alternative programs in the marketplace, as well as enhanced payment terms directly from our customers.

        Our capital planning process is focused on ensuring that we use our cash flow generated from our operations in ways that enhance the value of our company. Historically, we have used our cash for a mix of activities focused on revenue growth, cost reduction and strengthening the balance sheet. In 2005, we used our cash primarily to service our debt obligations and to fund our capital expenditure requirements.

        Liquidity.    At January 1, 2006 we had approximately $115 million of undrawn commitments, which consisted of $71.6 million and $43.4 million from our revolving credit facility and accounts receivable securitization facility, respectively. Availability under our accounts receivable securitization facility agreement at such date is based on a day earlier receivables report so it should be noted that, as is the case at each quarter end, receivables paid on the last day of the quarter will reduce availability on the next business day. The amount of this reduction was $28.7 million as of January 3, 2006. It should also be noted that January and July are typically periods in which the Company seasonally experiences lower availability. In addition, we had $3.7 million in cash on our audited consolidated balance sheet. Approximately $59.6 million and $83.4 million were outstanding on our revolving credit facility and accounts receivable securitization facility, respectively, at January 1, 2006. Our access to these two facilities is limited by certain covenant restrictions (see "Debt, Capitalization and Available Financing Sources" for further discussion on our debt covenants). At January 1, 2006, we were limited by these covenant restrictions and could thus draw only $70.4 million from these facilities of the $115 million total available in undrawn commitments.

        At January 1, 2006, our maximum debt capacity (including amounts drawn under our accounts receivable securitization program) is computed by multiplying our leverage ratio covenant of 4.75 by our bank agreement defined EBITDA, or approximately $215.4 million. Thus, our total debt capacity at January 1, 2006 is approximately $1,023.1 million. Our actual debt plus the accounts receivable securitization at January 1, 2005 approximated $952.7 million, or approximately $70.4 million less than our total capacity. Thus, as discussed above, as of January 1, 2006, we had access to only $70.4 million of the total $115 million in undrawn commitments discussed above that we could have drawn from our revolving credit and accounts receivable securitization facilities.

        It should be noted that our liquidity at quarter and year end tends to reflect peak availability due to our natural cash collection cycle. Liquidity in the middle of the month tends to represent our lowest level. Over the last fiscal year, our trough liquidity has generally ranged between $15 million and $60 million. See "Liquidity Arrangements," "Leverage; Ability to Service Debt" and "Substantial Restrictions and Covenants" in Item 1A, Risk Factors. However, we have taken actions that have improved our trough liquidity in early 2006: the sale of our North American Forging business, the net $25 million increase of our term loan facility and the February 3, 2006 amended and restated credit agreement. There can be no assurance that our liquidity will actually improve in the coming year as it may be adversely impacted by other factors, many of which are beyond our control, including those referred to below and elsewhere in this Form 10-K.

        On February 3, 2006, we entered into an amended and restated credit agreement in which the covenant restrictions discussed above were significantly relaxed. The amendment and restatement affects the following principal changes, as well as updating and technical changes, to the existing credit agreement: (a) it adds an additional $50 million of term loans, of which $25 million was used to prepay the preexisting term loan; (b) it adjusts certain covenants to take account for the North American Forging divestiture and to provide the Company with additional covenant flexibility; and (c) it increases pricing on the existing revolving credit facility. We are required to use the proceeds from the divestiture of North American Forging to prepay (a) $25 million of the preexisting term loan and (b) to repurchase at least $45 million of assets currently under operating lease arrangements. At the time of this filing, we have repurchased approximately $48 million of assets under these operating leases with the proceeds from the North American Forging sale. Excess proceeds can be used to repurchase additional assets under operating lease arrangements and to increase our liquidity through repayment of outstanding obligations under our revolving credit and accounts receivable securitization facilities. In connection with the repurchase of these leased assets, the Company will complete a valuation to determine the fair value of the assets purchased. Based upon the results of this valuation, the Company expects to incur a loss associated with the buyback of the leased assets. On February 3, 2006, pursuant to the terms of the amended and restated credit agreement, we borrowed $50 million of additional term loans. All term loans mature on December 31, 2009. Based on the new covenants, the changes and modifications discussed above, the net $25 million additional term loan and the full collection of the outstanding accounts receivable from our North American Forging business, at January 1, 2006 our undrawn commitments would have increased to approximately $183 million. Thus, our available liquidity at this date would have approximated $183 million, comprised of $143 million under our revolving credit facility and $40 million under our accounts receivable securitization facility. In addition to the above assumptions, this calculation assumes that the excess proceeds of the North American Forging sale and the term loan facility are used to pay down our revolving credit facility.

        However, it should be noted that our working capital tends to be at its seasonal lowest point at the end of our fiscal year, which correspondingly means our liquidity is highest at year end assuming all other factors remain the same. Additionally, our accounts receivable securitization facility availability is based on several factors including the credit ratings of our customer base, the customer concentration levels in the accounts receivable securitization facility and the overall collection performance of our accounts. For example, the recent bankruptcy of Dana Corporation resulted in an immediate $6.9 million reduction in our accounts receivable securitization availability. Due to the general industry environment, the availability of this program has decreased in the first part of 2006 and could be expected to decrease further if the industry environment does not improve.

        We have entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, Czech Republic, United Kingdom and Mexico on a non-recourse basis. As of January 1, 2006, we had available approximately $61.7 million from these commitments, and approximately $50.4 million of receivables were sold under these programs.

        TriMas Common Stock.    On November 12, 2004, we sold approximately 924,000 shares of TriMas stock to Masco Corporation for $23 per share, or a total of $21.3 million. The gain recognized on the sale of this stock to Masco was $2.9 million. The Company continues to own 4.8 million shares of TriMas stock, or approximately 24% of the total outstanding shares of TriMas. Masco Corporation owns approximately 6% of the Company's outstanding shares.

        Saturn Common Stock.    On December 22, 2004, we sold our 36% common equity investment in Saturn Electronics & Engineering, Inc. ("Saturn") for gross consideration totaling $15 million. Pursuant to modified agreements with former holders of the Company's common stock as of November 28, 2000, such holders received a portion of the net proceeds from this disposition of Saturn. Total consideration paid to the former stock holders was $2.4 million. The gain recognized on the disposition of Saturn was $5.1 million.

        Debt, Capitalization and Available Financing Sources.    On December 20, 2005, we entered into a senior secured loan facility. This senior secured loan facility provides for term loans totaling $20 million, of which $10.5 million was drawn as of January 1, 2006 and the remainder of which is available until June 30, 2006 to finance in part the purchase of additional specified machinery and equipment. A commitment fee of 7.5% per annum on the unused portion of this loan will accrue through June 30, 2006. The senior secured loan facility matures December 31, 2009.

        In December 2004, we obtained an amendment of our credit facility to, among other things, modify certain negative covenants. Under this amendment, the applicable interest rate spreads on our term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate ("LIBOR") and our leverage covenant was modified to be less restrictive. A commitment fee of 1% per annum is assessed on the unused portion of the revolving credit facility. Subsequent to the year ended January 1, 2006, on February 3, 2006, we entered into an amended and restated credit agreement as described in Note 31, Subsequent Events, to our audited consolidated financial statements. The amended and restated credit agreement provides us with more favorable terms and additional funding on our revolving credit and term loan facilities.

        On December 31, 2003, we issued $31.7 million of 10% senior subordinated notes due 2014 to DaimlerChrysler. These notes have a carrying amount of $27.5 million as of January 1, 2006. The notes were issued as part of the financing of the New Castle acquisition.

        On October 20, 2003, we issued $150 million of 10% senior notes due 2013 in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended. As these notes were not registered within 210 days from the closing date, the annual interest rate increased by 1% until the registration statement was declared effective in November 2005. The net proceeds from this offering were used to redeem the balance of the $98.5 million aggregate principal amount of the outstanding 4.5% subordinated debentures that were due in December 2003, and to repay $46.6 million of term loan debt under our credit facility. As a result of this term loan repayment, our semi-annual principal installments on the term loan facility were decreased to $0.4 million with the remaining outstanding balance due December 31, 2009. In connection with this financing, we agreed with our banks to decrease our revolver facility from $250 million to $200 million.

        In July 2003, we obtained an amendment to our credit facility to, among other things, permit the $150 million offering of 10% senior subordinated notes and the use of proceeds therefrom, modify certain negative and financial covenants and permit us to complete the acquisition of DaimlerChrysler's common and preferred interest in the New Castle joint venture under certain conditions. Under this amendment, the applicable interest rate spreads on our term loan obligations increased from 2.75% to 4.25% over the current LIBOR.

        The credit facility includes a term loan with $350.2 million outstanding and a revolving credit facility with a principal commitment of $200 million (prior to our October 2003 senior note offering, this facility was $250 million). The revolving credit facility matures on May 28, 2007 and the term loan facility matures on December 31, 2009. The obligations under the credit facility are collateralized by substantially all of our assets and of the assets of substantially all of our domestic subsidiaries and are guaranteed by substantially all of our domestic subsidiaries on a joint and several basis.

        The following summarizes our outstanding debt as of January 1, 2006 and January 2, 2005:

	(In thousands)
	January 1, 2006	January 2, 2005
Senior credit facilities:
Term loan (8.58% variable interest at January 1, 2006)	$350,193	$351,077
Revolving credit facility (8.5% to 10.5% interest at January 1, 2006)	59,605	63,542

Total senior credit facility	409,798	414,619
Senior secured term loan credit facility, with interest payable quarterly, due 2009 (13.75% variable interest at January 1, 2006)	10,500	—
11% senior subordinated notes, with interest payable semi-annually, due 2012	250,000	250,000
10% senior notes, with interest payable semi-annually, due 2013	150,000	150,000
10% senior subordinated notes, with interest payable semi-annually, due 2014 (face value $31.7 million)	27,469	27,179
Other debt (various interest rates; includes capital lease obligations)	9,612	18,102

Total	$857,379	$859,900
Less current maturities	(6,640)	(12,047)

Long-term debt	$850,739	$847,853

        At January 1, 2006, we were contingently liable for standby letters of credit totaling $68.8 million issued on our behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims.

        Our senior credit facility contains covenants and requirements affecting us and our subsidiaries, including a financial covenant requirement for an Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") to cash interest expense coverage ratio to exceed 2.30 through April 2, 2006, 2.50 through July 2, 2006, 2.65 through October 1, 2006 and increasing to 2.75 through December 31, 2006; and a debt to EBTIDA ratio not to exceed 4.75 through April 2, 2006, decreasing to 4.50, 4.25 and 4.00 for the quarters ending July 2, 2006, October 1, 2006 and December 31, 2006, respectively. On February 3, 2006, we entered into an amended and restated credit agreement in which the covenant restrictions were significantly relaxed. The amended EBITDA to cash interest expense coverage ratio is now to exceed 2.20 through the year ended January 1, 2006 and 1.75 through the year ending December 31, 2006; and the amended debt to EBITDA leverage ratio is not to exceed 4.75 through the year ended January 1, 2006 and 5.25 through the year ending December 31, 2006. We were in compliance with the new financial covenants throughout the year. Based on our anticipated EBITDA performance, we anticipate being in covenant compliance over the next four quarters.

        New Castle Acquisition.    We successfully completed our purchase of DaimlerChrysler's common and preferred interests in NC-M Chassis Systems, LLC ("New Castle") on December 31, 2003. We financed this acquisition with $118.8 million in cash, $31.7 million in aggregate principal amount of a new issue of 10% senior subordinated notes (fair value of $26.9 million as of December 31, 2003) and $64.5 million in aggregate liquidation preference Series A-1 preferred stock (fair value of $55.3 million as of December 31, 2003). The cash portion of the consideration was funded in part with the net cash proceeds of approximately $65 million from the sale to and subsequent leaseback of certain equipment from General Electric Capital Corporation, and the remainder was funded through the Company's revolving credit facility.

        Interest Rate Hedging Arrangements.    All of our interest rate protection arrangements matured in February 2004, and as a result of their maturity, a cumulative non-cash pre-tax gain of $6.6 million was recorded and is reflected as a gain on maturity of interest rate arrangements in our audited consolidated statement of operations for the year ended January 2, 2005. Prior to the expiration of these agreements, we recognized additional interest expense of $1.1 million in 2004. Prior to their maturity, $6.6 million was included in accumulated other comprehensive income related to these arrangements.

        Foreign Currency Risk.    We are subject to the risk of changes in foreign currency exchange rates due to our global operations. We manufacture and sell our products primarily in North America and Europe. As a result, our financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which we manufacture and distribute our products. Our operating results are primarily exposed to changes in exchange rates between the U.S. dollar and European currencies.

        As currency exchange rates change, translation of the statements of operations of our international businesses into U.S. dollars affects year-over-year comparability of operating results. We do not hedge operating translation risks because cash flows from international operations are generally reinvested locally. Changes in foreign currency exchange rates are generally reported as a component of stockholders' equity for our foreign subsidiaries reporting in local currencies and as a component of income for our foreign subsidiaries using the U.S. dollar as the functional currency. The portion of our accumulated other comprehensive income relating to cumulative translation adjustments was $(44) million in 2005 and $33 million in 2004, due to cumulative translation adjustments resulting primarily from changes in the U.S. dollar to the Euro.

        As of January 1, 2006 and January 2, 2005, our net current assets (defined as total assets less total liabilities) subject to foreign currency translation risk were $987.4 million and $995.3 million, respectively. The potential decrease in net total assets from a hypothetical 10% adverse change in quoted foreign currency exchange rates would be $98.7 million and $99.5 million, respectively. The sensitivity analysis presented assumes a parallel shift in foreign currency exchange rates. Exchange rates rarely move in the same direction. This assumption may overstate the impact of changing exchange rates on individual assets and liabilities denominated in a foreign currency.

        Interest Risk.    We generally manage our risks associated with interest rate movements through the use of a combination of variable and fixed rate debt. Approximately $423.1 million of our debt was variable rate debt at January 1, 2006. A hypothetical 25 bps adverse movement in the interest rate on variable rate debt would affect earnings on an annual basis by approximately $1.1 million. Approximately $438.6 million of our debt was fixed rate debt at January 1, 2006. A hypothetical 25 bps adverse movement in interest rates would result in a loss in the fair value of this fixed rate debt of approximately $7.9 million.

Off-Balance Sheet Arrangements

        Our Receivables Facility.    On April 29, 2005, the Company and our newly formed wholly owned special purpose subsidiary, MRFC, Inc. ("MRFC"), entered into a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). Concurrent with entering into the new facility, our former accounts receivable financing facility with JPMorgan Chase Bank, N.A. was terminated. On July 8, 2005, the Company and MRFC amended and restated our existing accounts receivable financing facility with GECC. The terms of the facility that were amended and restated include (a) extending the maturity date to July 8, 2010, (b) favorable adjustments to certain default triggers, (c) increased program availability and (d) an increase to the applicable margin on LIBOR based drawings from 1.75% to 2.25%. The amendment and restatement also addressed various technical matters. The amended and restated facility represents the completion of the final step of the multi-step receivables facility modifications initiated on April 29, 2005.

        We have entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MRFC. MRFC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $175 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $6.5 million and $2.9 million for the years ended January 1, 2006 and January 2, 2005, respectively, and is included in other expense, net in the Company's audited consolidated statement of operations. Prior to April 29, 2005, the Company's trade accounts receivable of substantially all domestic business operations were sold in connection with the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. At January 1, 2006, the Company's funding under the facility was $83.4 million with availability based upon qualified receivables of $126.8 million and $43.4 million available but not utilized at January 1, 2006. The interest rate was based on LIBOR plus 2.25% at January 1, 2006. In addition, we are required to pay a fee of 0.5% on the unused portion of the facility.

        We have entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, Czech Republic, United Kingdom and Mexico on a non-recourse basis. As of January 1, 2006 and January 2, 2005, we had available approximately $61.7 million and $63.5 million from these commitments, and approximately $50.4 million and $53.1 million of receivables were sold under these programs, respectively. We pay a commission to the factoring company plus interest from the date the receivables are sold to the date of customer payment. Commission expense related to these agreements is recorded in other expense, net on the Company's audited consolidated statement of operations.

        Certain Other Commitments.    We have other cash commitments not relating to debt as well, such as those in respect of leases and redeemable preferred stock.

        Sale-Leaseback Arrangements.    We have engaged in a number of sale-leaseback transactions, including three transactions during 2005. In February 2005, we entered into a sale-leaseback transaction for machinery and equipment with a third party lessor, and received $11.4 million cash as part of this transaction. We entered into two additional sale-leaseback transactions for machinery and equipment with third party lessor in April 2005 and September 2005, and received $4.9 million and $5.2 million cash as part of these transactions, respectively. Each of these sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $4 million.

        In December 2004, we entered into two sale-leaseback transactions for machinery and equipment with third party lessors. We received $11.8 million and $7.2 million cash as part of these two transactions, of which $7.3 million related to the Forging Operations. In June 2004, we entered into a sale-leaseback transaction for machinery and equipment whereby we received $7.5 million cash as part of this transaction. Each of these three sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $5 million. On December 31, 2003, we entered into a sale-leaseback with proceeds of approximately $4.5 million. This lease was accounted for as a capital lease and the present value of lease payments is therefore reflected in our debt balance. We also entered into a $65 million sale-leaseback on December 31, 2003, as part of our financing related to the purchase of New Castle. This lease for New Castle equipment is accounted for as an operating lease and the annual lease expense is approximately $10 million.

        In March 2003, we entered into a sale-leaseback transaction with respect to certain manufacturing equipment for proceeds of approximately $8.5 million, of which $1.4 million related to the Forging Operations. In October 2003, we entered into a sale-leaseback transaction for machinery and equipment for additional proceeds of $8.5 million, of which $0.5 million related to the Forging Operations. In July 2003, we entered into an approximate $10 million operating lease associated with the acquisition of our Greensboro, North Carolina facility. The proceeds from this lease were used to finance a portion of the acquisition of this facility from Dana Corporation. All of these leases are accounted for as operating leases. The sale-leasebacks initiated in 2003 contribute an additional $3.8 million in annualized lease expense.

        We continue to rely on sale-leaseback and other leasing opportunities as a source of cash to finance capital expenditures and for debt reduction and other uses. Our 2006 capital and operating lease commitments are approximately $59 million. (see "Contractual Cash Obligations" for a summary of our future commitments).

        Redeemable Preferred Stock.    We have outstanding $180.9 million in aggregate liquidation value ($110.0 million aggregate carrying value as of January 1, 2006) of Series A, B and A-1 redeemable preferred stock in respect of which we have the option to pay cash dividends, subject to the terms of our debt instruments, at rates of 13%, 11.5% and 11%, respectively, per annum initially and to effect a mandatory redemption in December 2012, June 2013 and December 2013, respectively. The Series A cash dividends increase from 13% to 15% for periods after December 31, 2005. For periods that we do not pay cash dividends on the Series A and Series A-1 preferred stock, an additional 2% per annum of dividends is accrued. No cash dividends were paid in 2005, 2004 or 2003. At January 1, 2006, there were unpaid accrued dividends of $61.9 million, resulting in redeemable preferred stock of $171.9 million. In the event of a change in control or certain qualified equity offerings, we may be required to make an offer to repurchase our outstanding preferred stock. We may not be permitted to do so and may lack the financial resources to satisfy these obligations. Consequently, upon these events, it may become necessary to recapitalize our company or secure consents.

        TriMas Receivables.    We have recorded approximately $8.6 million as of January 1, 2006, consisting of receivables related to certain amounts from TriMas, $4.8 million of which is recorded in equity investments and receivables in affiliates in the Company's audited consolidated balance sheet as of January 1, 2006. These amounts include TriMas' obligations resulting from tax net operating losses created prior to the disposition of TriMas of approximately $2.2 million, pension obligations of approximately $4.2 million, and reimbursement due for cash payments made related to postretirement obligations and various invoices paid on TriMas' behalf of approximately $1.4 million.

        In 2005, TriMas agreed to indemnify us for the cost of certain postretirement benefit plans for retired employees of former operations attributed to TriMas. As a result, as of January 1, 2006, we recorded a $1.0 million receivable due from TriMas as reimbursement for amounts previously paid, a reduction of $4.0 million in our long-term liability for amounts expected to be paid in future periods, a $4.7 million reduction in equity investments in and receivables from affiliates and a reduction in cost of sales of $0.2 million.

        Credit Rating.    Metaldyne is rated by Standard & Poor's and Moody's Ratings. As of January 1, 2006, we have long-term ratings from Standard & Poor's and Moody's of B/B3 on our senior credit facility, CCC+/Caa1 on our 10% senior notes due 2013 and CCC+/Caa2 on our 11% senior subordinated notes due 2012, respectively. Our goal is to decrease our total leverage and thus improve our credit ratings. In the event of a credit downgrade, we believe we would continue to have access to additional credit sources. However, our borrowing costs would further increase, our ability to access certain financial markets may become limited, the perception of the Company in the view of our customers, suppliers and security holders may worsen and as a result, we may be adversely affected.

        Capital Expenditures.    Our capital expenditure program promotes our growth-oriented business strategy by investing in our core areas, where efficiencies and profitability can be enhanced. Capital expenditures for our continuing operations by product segment for the periods presented were:

	(In thousands)
	2005	2004	2003
Capital Expenditures:
Chassis	$42,029	$52,508	$42,398
Powertrain	69,070	86,228	59,263
Corporate	648	1,538	14,620

Total	$111,747	$140,274	$116,281

        We anticipate that our capital expenditure requirements for fiscal 2006 will be approximately $70 million. The significant decline in expenditures is primarily driven by the completion of a several year initiative to expand our global reach across numerous technologies and product lines. Over this period, we believe we have invested significantly more capital than our competitors. In 2006, we anticipate that our investment will be lower than in recent years as many of our global initiatives have been completed. Further, we expect to benefit from many of the large expenditures made in 2003, 2004 and 2005 over the next several years. The $70 million does not include the required prepayment of at least $45 million of operating leases with the North American Forging divestiture proceeds. Our amended and restated credit agreement contains limitations on capital expenditure funding which affects the level of capital expenditures beginning in 2006.

Contractual Cash Obligations

        Under various agreements, we are obligated to make future cash payments in fixed amounts. These include payments under our long-term debt agreements, rent payments required under lease agreements and various severance obligations undertaken. The following table summarizes our fixed cash obligations over various future periods as of January 1, 2006.

	(In millions)
	Payments Due by Periods
	Total	Less Than One Year	1-3 Years	3-5 Years	After 5 Years
Long-term debt	$522	$29	$117	$376	$—
Senior secured term loan credit facility	16	1	3	12	—
11% Senior subordinated notes due 2012	428	28	55	55	290
10% Senior notes due 2013	268	15	30	30	193
10% Senior subordinated notes due 2014	57	3	6	6	42
Other debt	4	4	—	—	—
Capital lease obligations	7	3	2	2	—
Operating lease obligations	343	56	104	75	108
Purchase obligations(1)	69	56	13	—	—
Redeemable preferred stock, including accrued dividends	458	23	56	74	305
Pension contributions (data available through 2010)	97	24	52	21	—
Contractual severance	2	2	—	—	—

Total contractual obligations(1)	$2,271	$244	$438	$651	$938

(1)
Total purchase obligations and contractual obligations exclude accounts payable and accrued liabilities.

        Total contractual obligations at January 1, 2006 include interest expense and preferred stock dividend obligations based on the terms of each agreement or the rate as of January 1, 2006 for variable instruments.

        At January 1, 2006, we were contingently liable for standby letters of credit totaling $68.8 million issued on our behalf by financial institutions. We are also contingently liable for future product warranty claims. We provide comprehensive warranties to our customers. As a result of these warranties, we may be responsible for costs associated with a product recall caused by a defect in a part that we manufacture. We continuously monitor potential warranty implications of new and current business to assess whether a liability should be recognized. The Company has experienced relatively nominal warranty costs and no significant warranty accrual is reflected in the January 1, 2006 and January 2, 2005 audited consolidated balance sheet.

Pension Plans and Post Employment Benefits

        We sponsor defined benefit pension plans covering certain active and retired employees in the United States, Canada and Europe. On January 2, 2005, the projected benefit obligation (calculated using a 5.99% discount rate) exceeded the market value of plan assets by $121.2 million. During 2005, we made contributions, including employee contributions and benefit payments made directly by Metaldyne, of $22.3 million to the defined benefit plans. The underfunded status at January 1, 2006 is $120.8 million (assuming a 5.66% discount rate). Under SFAS No. 87, "Employers' Accounting for Pensions," Metaldyne is required annually on September 30 to re-measure the present value of projected pension obligations as compared to plan assets at market value. Although this mark-to-market adjustment is required, we maintain a long-term outlook for developing a pension-funding plan. In addition, we are in a period of very low interest rates, which results in a higher liability estimate.

(In thousands)
Underfunded Status (PBO Basis)
January 2, 2005	$(121,242)
Pension contributions	22,343
2005 asset returns	18,068
Impact of U.S. discount rate decrease by 25 basis points	(10,110)
Interest and service cost	(20,800)
Other	(9,016)

January 1, 2006	$(120,757)

        The discount rate that we utilize for determining future pension obligations is based on a review of long-term bonds, including published indices, which receive one of the two highest ratings given by recognized rating agencies. The discount rate determined on that basis decreased from 5.99% for 2004 to 5.66% for 2005. This 33 basis point decline in the discount rate had the effect of increasing the underfunded status of our U.S. pension plans by approximately $10.1 million.

        For 2005, we have assumed a long-term asset rate of return on pension assets of 8.96%. We will utilize an 8.96% long-term asset rate of return assumption again in 2006. In developing the 8.96% expected long-term rate of return assumption, we evaluated input from our third party pension plan asset managers, including a review of asset class return expectations and long-term inflation assumptions. At January 1, 2006, our actual asset allocation was consistent with our asset allocation assumption.

        Our pension expense was $6.0 million and $4.2 million for 2005 and 2004, respectively. For 2006, we expect pension expense to be $8.6 million. As required by accounting rules, our pension expense for 2006 is determined at the end of September 2005. However, for purposes of analysis, the following table highlights the sensitivity of our pension obligations and expense to changes in assumptions:

	(In millions)
Change In Assumptions	Impact On Pension Expense	Impact On PBO
25 bp decrease in discount rate	$820	$11,642
25 bp increase in discount rate	(846)	(11,622)
25 bp decrease in long-term return on assets	546	N/A
25 bp increase in long-term return on assets	(546)	N/A

        We expect to make contributions of approximately $23.7 million to the defined benefit pension plans for 2006. This amount assumes that the funding law applicable for 2005 is extended as proposed by Congress for the 2006 plan year. Absent this extension, we would expect to contribute an additional $2 million to the defined benefit pension plans for 2006.

        On January 1, 2003, we replaced our existing combination of defined benefit plans and defined contribution plans for non-union employees with an age-weighted profit-sharing plan and a 401(k) plan. Defined benefit plan benefits no longer accrue after 2002 for these employees. This change affected approximately 1,200 employees. The profit-sharing component of the new plan is calculated using allocation rates that are integrated with Social Security and that increase with age. Our 2006 defined contribution (profit-sharing and 401(k) matching contribution) expense will be approximately $11.0 million.

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act was signed into law. This law provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. The Company provides retiree drug benefits that exceed the value of the benefits that will be provided by Medicare Part D, and our eligible retirees generally pay a premium for this benefit that is less than the Part D premium. Therefore, we have concluded that these benefits are at least actuarially equivalent to the Part D program so that we will be eligible for the basic Medicare Part D subsidy. An application to obtain this subsidy has been submitted to Medicare and we expect to receive $0.2 million in 2006.

        In the second quarter of 2004, a Financial Accounting Standards Board (FASB) Staff Position (FSP FAS 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003") was issued providing guidance on the accounting for the effects of the Act for employers that sponsor postretirement health care plans that provide prescription drug benefits. The FSP is effective for the first interim or annual period beginning after June 15, 2004. The federal subsidy reduced our postretirement benefit obligation by approximately $7.0 million; this savings is reflected in the balance at January 1, 2006. For 2005, we recognized a net reduction in postretirement expense of $0.9 million as a result of the subsidy.

        In December 2004, we announced that we will discontinue retiree medical and life insurance coverage to our salaried and nonunion retirees and their beneficiaries effective January 1, 2006. This event has no impact on our 2004 annual results since the announcement occurred subsequent to the September 30, 2004 measurement date for postretirement benefits. We recorded a curtailment gain of $2.1 million for the year ended January 1, 2006 pursuant to this announcement, which is included in selling, general and administrative expenses in our audited consolidated statement of operations. Additionally, we recorded a benefit for net periodic benefit costs of $5.4 million, of which $1.1 million is included in selling, general and administrative expenses and $4.3 million is included in cost of sales in our audited consolidated statement of operations. Had we not made the changes noted above, our expense would have been approximately $4.5 million, or $9.9 million higher than actually recorded in 2005.

        As a result of the discontinuation of retiree medical and life insurance coverage discussed above, we expect to receive an estimated cash savings of $1.0 million in 2006. We expect to make contributions of approximately $1.6 million to the postretirement medical and life insurance benefit plans for 2006.

        As a condition of the sale of the Forging Operations, all defined benefit pension plan obligations relating to the Forging Operations' employees will be retained by us. Postretirement medical and life insurance benefit obligations relating to the former Forging Operations' employees will also be retained by us, with obligations related to the current employees transferred to the new owners. This transferred obligation was approximately $2.7 million as of January 1, 2006. Pension expense associated with the Forging Operations was $0.7 million, $0.6 million and $0.1 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Net postretirement expense (income) associated with the Forging Operations was $(2.7) million, $0.7 million and $0.9 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively.

Cash Flows

        Operating activities—Cash flows provided by operations were $101.4 million for the year ended January 1, 2006 compared to $79.1 million for the year ended January 2, 2005 and $99.2 million for the year ended December 28, 2003. Adjusting for the usage of the accounts receivable securitization facility, this increase in operating cash flow from 2004 to 2005 is primarily due to a $94.1 million reduction in working capital offset by an increase in cash paid for interest and taxes of approximately $30 million. This increase in working capital is primarily explained by a reduction in accounts receivable resulting from a movement to cash in advance with one of our larger customers in Chapter 11 bankruptcy in the fourth quarter of 2005, collection of tooling receivables outstanding at December 2004 and an increased focus on collection efforts relating to outstanding items with our customers, and a decrease in inventories resulting from the reduction of supply issues related to raw materials. The decrease in operating cash flow from 2003 to 2004 is primarily due to an $81.0 million increase in investment in working capital (excluding the accounts receivable securitization facility). This increase in working capital is explained by the 33% increase in sales in 2004 (driven largely by the New Castle acquisition as accounts receivable was not acquired) and higher inventory levels (driven largely by the increase in raw material pricing combined with higher safety stock to compensate for the decrease in supply). In addition, a $20 million reduction in cash versus 2003 resulted from the receipt of tax refunds in 2004. Operating cash flows provided by discontinued operations was $13.4 million in 2005, $7.2 in 2004, and $31.9 million in 2003.

        Investing activities—Cash flows used in investing activities were $93.4 million for the year ended January 1, 2006 compared to $230.2 million for the year ended January 2, 2005 and $98.8 million for the year ended December 28, 2003. Investing activities declined in 2005 due to lower capital expenditures and the impact of the acquisition of the New Castle facility in 2004. We acquired the remaining ownership of the New Castle facility in 2004 for approximately $204 million including fees and expenses (net of approximately $14 million in discounts on the $31.7 million subordinated debt and the $64.5 million preferred stock issued to fund the transaction). Offsetting the cost of the New Castle acquisition were proceeds from a sale-leaseback transaction of approximately $65 million on the acquired New Castle equipment. Proceeds from sale-leaseback transactions provided cash flows of $21.6 million in 2005, $19.2 million in 2004 (excluding the New Castle equipment) and $15.1 million in 2003. This was offset by cash flows used for discontinued operations of $11.2 million, $4.8 million and $12.5 million in 2005, 2004 and 2003, respectively.

        Financing activities—Cash flows used in financing activities totaled $4.0 million for the year ended January 1, 2006, compared to cash flows provided of $137.0 million for the year ended January 2, 2005 and cash flows used of $5.7 million for the year ended December 28, 2003. In 2004, we borrowed an approximate $57 million from our revolving credit facility and issued $82.3 million fair value in new debt and preferred stock to acquire New Castle. Adjusting for the New Castle transaction in 2004, financing cash flows decreased approximately $2 million in 2005. We borrowed $10.5 million on our new term loan facility, which was offset by increased payments on other debt.

Outlook

        Automotive vehicle production in 2006 is expected to be consistent with 2005 production levels in North America and approximately 3.5% higher than 2005 production levels in the global market. However, 2006 automotive vehicle production for the "Big 3" is expected to be approximately 2% below 2005 production levels. There are several factors that could alter this outlook, including a change in interest rates or an increase in vehicle incentives offered to consumers.

        Our principal use of funds from operating activities and borrowings for the next several years are expected to fund interest and principal payments on our indebtedness, growth related capital expenditures and working capital increases, strategic acquisitions and lease expense. Our anticipated capital expenditures for 2006 are estimated to be approximately $70 million. Capital spending requirements over the last several years has been elevated due to our efforts to transition our business to new technologies, capabilities and geographies.

        Management believes cash flow from operations and debt financing and refinancing from our accounts receivable securitization program will provide us with adequate sources of liquidity for the foreseeable future. On February 3, 2006, we entered into an amended and restated credit agreement that adjusted certain covenants to take account of the North American Forging divestiture and to provide additional covenant flexibility. It also added an additional $50 million term loan, of which $25 million was used to prepay the preexisting term loan. However, our sources of liquidity may be inadequate if we are unable to achieve operating targets in which we may need to seek additional covenant relief from our lending group. No assurance can be given that we will be successful in negotiating such relief. The interest expense coverage ratio in the amended and restated credit agreement increases to 2.00, 2.25 and 2.50, and the debt to EBITDA leverage ratio decreases to 5.00, 4.50 and 4.00 through the years ending 2007, 2008 and 2009, respectively. In addition, matters affecting the credit quality of our significant customers could adversely impact the availability of our receivables arrangements and our liquidity. Any debt rating downgrades and/or insolvencies of our largest customers may have an adverse effect on our liquidity as it could adversely impact our ability to borrow under our accounts receivable securitization facility. For example, on November 1, 2005, Moody's lowered its credit rating of General Motors, one of our largest customers, resulting in a decrease of our borrowing capacity under our accounts receivable securitization facility by approximately $3.0 million. We continue to explore other sources of liquidity, including additional debt, but existing debt instruments may limit our ability to incur additional debt, and we may be unable to secure equity or other financing.

        Consistent with operating in the global vehicle industry, we anticipate significant competitive pressures and thus expect to face significant price reduction pressures from our customer base. In 2003 and 2004, though, we invested significantly in automation and underwent significant restructuring activities to help accommodate these pricing pressures. In addition, we face an environment of increased cost to procure certain raw materials utilized in our manufacturing processes such as steel, energy, molybdenum and nickel. Based on current prices, the agreements we currently have in place with our customers and cost reduction efforts in our business, we do not anticipate any negative incremental effect of material pricing on our 2006 profitability relative to 2005.

Critical Accounting Policies

        The expenses and accrued liabilities or allowances related to certain policies are initially based on our best estimates at the time of original entry in our accounting records. Adjustments are recorded when our actual experience differs from the expected experience underlying the estimates. We make frequent comparisons of actual versus expected experience to mitigate the likelihood of material adjustments.

        Goodwill.    Since our adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" in 2002, we test goodwill for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation. We tested goodwill for impairment as of January 1, 2006. In assessing the recoverability of goodwill, projections regarding estimated future cash flows and other factors are made to determine the fair value of the respective assets. We may be required to record impairment charges for goodwill if these estimates or related projections change in the future.

        During 2005, 2004 and 2003, we determined that our goodwill was not impaired as fair values continue to exceed their carrying value. Fair value of our goodwill is determined based upon the discounted cash flows of the reporting units using a 9.5% discount. However, if the discount rate were to increase to approximately 15% or if anticipated operating profit were to decrease by approximately 15-20%, we would be required to perform further analysis of goodwill impairment in our Chassis Products and European Forging units. There is currently approximately $132 million and $81 million of goodwill in our Chassis Products and European Forging units, respectively.

        Receivables and Revenue Recognition.    The Company recognizes revenue when there is evidence of a sale, the delivery has occurred or services have been rendered, the sales price is fixed or determinable and the collectibility of receivables is reasonably assured. Consequently, sales are generally recorded upon shipment of product to customers and transfer of title under standard commercial terms. Such pricing accruals are adjusted as they are settled with the Company's customers. Material surcharge pass through arrangements with customers are recognized as revenue when an agreement is reached, delivery of the goods or services has occurred and the amount of the pass through is determinable.

        Valuation of Long-Lived Assets.    Metaldyne periodically evaluates the carrying value of long-lived assets to be held and used including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds that fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Impairment losses on long-lived assets that are held for sale are determined in a similar manner, except that fair values are reduced for the cost to dispose of the assets.

        Pension and Postretirement Benefits Other Than Pensions.    The determination of our obligation and expense for our pension and postretirement benefits, such as retiree healthcare and life insurance, is dependent on our selection of certain assumptions used by actuaries in calculating such amounts. These assumptions are described in Note 26, Employee Benefit Plans, to the Company's audited consolidated financial statements, which include, among others, discount rate, expected long-term rate of return on plan assets and rate of increase in compensation and health care costs. While we believe that our assumptions are appropriate, significant differences in our actual experience or assumptions may materially affect the amount of our pension and postretirement benefits other than pension obligation and our future expense. Our actual return on pension plan assets was 9.0%, 8.2% and 6.5% for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively. In comparison, our expected long-term return on pension plan assets was 8.96% for each of the years ended January 1,

2006, January 2, 2005 and December 28, 2003. The expected return on plan assets was established by analyzing the long-term returns for similar assets and, as such, no revisions have been made to adjust to actual performance of the plan assets.

        The discount rate that we utilize for determining future pension obligations is based on a review of long-term bonds, including published indices, which receive one of the two highest ratings given by recognized rating agencies. The discount rate determined on that basis decreased from 5.99% for 2004 to 5.66% for 2005. This 33 basis point decline in the discount rate had the effect of increasing the underfunded status of our U.S. pension plans by approximately $10.1 million.

        Valuation of Deferred Taxes.    In determining the provision for income taxes for financial statement purposes, we make certain estimates and judgments, which affect our evaluation of the carrying value of our deferred tax assets, as well as our calculation of certain tax liabilities. In accordance with SFAS No. 109, "Accounting for Income Taxes," we evaluate the carrying value of our deferred tax assets on a quarterly basis. In completing this evaluation, we consider all available evidence. Such evidence includes historical results, expectations for future pretax operating income, the time period over which our temporary differences will reverse and the implementation of tax planning strategies.

        During 2005, losses for the U.S. resulted in an increase in the carrying value of our deferred tax assets. In light of our recent operating performance in the U.S. and current industry conditions, we assessed, based upon all available evidence, whether it was more likely than not that we would realize our U.S. deferred tax assets. We concluded that it was no longer more likely than not that we would realize our U.S. deferred tax assets. As a result we recorded a tax charge of $75.6 million comprised of (i) $45.9 million for continuing operations; (ii) $1.6 million for discontinued operations; and (iii) $28.1 million for loss on discontinued operations. Although the tax charge did not result in current cash expenditures, it did negatively impact net income, assets and stockholders' equity as of and for the year ended January 1, 2006.

Recently Issued Accounting Pronouncements Not Yet Adopted.

        In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, we will adopt SFAS No. 151 for the fiscal year beginning January 2, 2006. We have evaluated this pronouncement and do not believe that it will have a significant impact on our results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supercedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (revised 2004) requires that the compensation cost relating to stock options and other share-based compensation transactions be recognized at fair value in financial statements. Due to the Company being a nonpublic entity as defined in SFAS No. 123 (revised 2004), this Statement is effective for us at the beginning of our fiscal year 2006. We will then be required to record any compensation expense using the fair value method in connection with option grants to employees after adoption. Management does not believe the adoption of this Statement will have a material impact on our results of operations or financial position, the adoption of which is subject to a pending outside valuation.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections: a replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement requires retrospective application for voluntary changes in accounting principles and changes required by an accounting pronouncement that does not include specific transition provisions, unless it is impracticable to do so. Retrospective application results in the restatement of prior periods' financial statements to reflect the change in accounting principle. APB Opinion No. 20 previously required that the impact of most voluntary changes in accounting principles be recognized in the period of the change as a cumulative effect of a change in accounting principle. The provisions of this Statement are to be applied prospectively to accounting changes made in fiscal years beginning after December 15, 2005. We will adopt the provisions of this Statement prospectively to accounting changes made after January 1, 2006.

Fiscal Year

        Our fiscal year ends on the Sunday nearest to December 31.

Item 7A.    Quantitative and Qualitative Disclosures about Market Risk.

        In the normal course of business, we are exposed to market risk associated with fluctuations in foreign exchange rates. We are also subject to interest risk as it relates to long-term debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for details about our primary market risks, and the objectives and strategies used to manage these risks. Also see Note 12, Long-Term Debt, to the Company's audited consolidated financial statements for additional information.

Item 8.    Financial Statements and Supplementary Data.

Report Of Independent Registered Public Accounting Firm

The Board of Directors
Metaldyne Corporation:

        We have audited the accompanying consolidated balance sheets of Metaldyne Corporation and subsidiaries as of January 1, 2006 and January 2, 2005, and the related consolidated statements of operations, shareholders' equity and other comprehensive income, and cash flows for the years ended January 1, 2006, January 2, 2005 and December 28, 2003. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metaldyne Corporation and subsidiaries as of January 1, 2006 and January 2, 2005, and the results of their operations and their cash flows for the years ended January 1, 2006, January 2, 2005 and December 28, 2003 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        In 2005, the Company changed its method of accounting for conditional asset retirement obligations pursuant to FASB Interpretation No. (FIN) 47, Accounting for Conditional Asset Retirement Obligations an interpretation of Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations. In 2004, the Company changed its method of accounting for its redeemable preferred stock to conform with Statement of Financial Accounting Standards No. 150, Accounting for Certain Instruments with Characteristics of both Liabilities and Equity.

Detroit, Michigan
March 31, 2006

/s/ KPMG LLP

METALDYNE CORPORATION
CONSOLIDATED BALANCE SHEET
January 1, 2006 and January 2, 2005
(Dollars in thousands except per share amounts)

	January 1, 2006	January 2, 2005
ASSETS
Current assets:
Cash and cash equivalents	$3,687	$—
Receivables, net:
Trade (net of allowance for doubtful accounts of $3,110 and $2,468 at January 1, 2006 and January 2, 2005, respectively)	130,018	165,846
TriMas	3,841	2,833
Other	6,020	12,505

Total receivables, net	139,879	181,184
Inventories	84,265	90,019
Deferred and refundable income taxes	11,010	18,468
Prepaid expenses and other assets	29,668	34,934
Assets of discontinued operations	116,612	304,205

Total current assets	385,121	628,810
Equity investments and receivables in affiliates	90,928	107,040
Property and equipment (net of accumulated depreciation of $270,686 and $228,750 at January 1, 2006 and January 2, 2005, respectively)	630,428	673,169
Excess of cost over net assets of acquired companies	583,990	611,231
Intangible and other assets	156,468	174,514

Total assets	$1,846,935	$2,194,764

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$261,098	$253,481
Accrued liabilities	123,870	108,816
Current liabilities of discontinued operations	37,400	41,553
Current maturities, long-term debt	6,640	12,047

Total current liabilities	429,008	415,897
Long-term debt	850,739	847,853
Deferred income taxes	42,402	88,915
Minority interest	740	652
Other long-term liabilities	99,591	113,176
Long-term liabilities of discontinued operations	33,204	37,120
Redeemable preferred stock (aggregate liquidation value: $180,908 and $159,250 at January 1, 2006 and January 2, 2005, respectively). Authorized: 1,198,693 shares; Outstanding: 1,189,694 shares at January 1, 2006 and January 2, 2005	171,928	149,191

Total liabilities	1,627,612	1,652,804

Shareholders' equity:
Preferred stock (non-redeemable), $1 par, Authorized: 25 million; Outstanding: None	—	—
Common stock, $1 par, Authorized: 250 million; Outstanding: 42.8 million at January 1, 2006 and January 2, 2005	42,845	42,830
Paid-in capital	698,868	698,868
Accumulated deficit	(524,648)	(262,741)
Accumulated other comprehensive income	2,258	63,003

Total shareholders' equity	219,323	541,960

Total liabilities and shareholders' equity	$1,846,935	$2,194,764

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003
(Dollars in thousands except per share data)

	January 1, 2006	January 2, 2005	December 28, 2003
Net sales	$1,886,939	$1,695,171	$1,176,462
Cost of sales	(1,725,126)	(1,527,076)	(1,043,766)

Gross profit	161,813	168,095	132,696
Selling, general and administrative expenses (Includes non-cash stock award expense of $563 and $3,088 in 2004 and 2003, respectively)	(110,968)	(126,499)	(108,869)
Restructuring charges	(3,288)	(2,455)	(12,744)
Loss on disposition of manufacturing facilities	—	(7,600)	—
Asset impairment	—	—	(4,868)

Operating profit	47,557	31,541	6,215

Other expense, net:
Interest:
Interest expense	(89,650)	(81,818)	(75,283)
Preferred stock dividends and accretion	(22,737)	(19,900)	—
Non-cash gain on maturity of interest rate arrangement	—	6,575	—
Equity income (loss) from affiliates, net	(11,011)	1,451	(20,712)
Gain on sale of equity investments, net	—	8,020	—
Other, net	(11,200)	(6,981)	(7,070)

Other expense, net	(134,598)	(92,653)	(103,065)

Loss from continuing operations before income taxes	(87,041)	(61,112)	(96,850)
Income tax expense (benefit)	22,756	(35,557)	(13,159)

Loss from continuing operations	(109,797)	(25,555)	(83,691)
Income (loss) from discontinued operations (net of tax of $(1.8) million, $(1.3) million and $4.5 million in 2005, 2004 and 2003, respectively)	(8,301)	(2,439)	8,352
Loss on discontinued operations (net of tax of $(32.3) million)	(140,547)	—	—
Cumulative effect of change in accounting principle (net of tax of $(1.8) million)	(3,262)	—	—

Net loss	(261,907)	(27,994)	(75,339)
Preferred stock dividends	—	—	9,259

Net loss attributable to common stock	$(261,907)	$(27,994)	$(84,598)

Basic and diluted loss per share:
Loss from continuing operations less preferred stock dividends	$(2.56)	$(0.60)	$(2.18)
Loss from discontinued operations	(0.19)	(0.05)	0.20
Loss on discontinued operations	(3.28)	—	—
Cumulative effect of change in accounting principle	(0.08)	—	—

Net loss attributable to common stock	$(6.11)	$(0.65)	$(1.98)

Weighted average number of shares outstanding for basic and diluted loss per share	42,845	42,830	42,729

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003

(Dollars in thousands)

	January 1, 2006	January 2, 2005	December 28, 2003
Operating activities:
Net loss	$(261,907)	$(27,994)	$(75,339)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	112,183	104,825	79,675
Stock award expense	—	563	3,088
Debt fee amortization	3,206	3,880	2,480
Loss on fixed asset dispositions	15,137	2,275	8,795
Loss on idle leased assets	6,664	—	2,675
Asset impairment	—	—	4,868
Loss on disposition of manufacturing facilities	—	7,600	—
(Income) loss from discontinued operations, net of tax	8,301	2,439	(8,352)
Loss on discontinued operations, net of tax	140,547	—	—
Cumulative effect of change in accounting principle, net of tax	3,262	—	—
Deferred income taxes	(11,213)	(37,730)	(24,250)
Preferred stock dividends and accretion	22,737	19,900	—
Gain on sale of equity investments	—	(8,020)	—
Non-cash interest expense (interest accretion)	290	256	7,393
Gain on maturity of interest rate arrangements	—	(6,575)	—
Equity (income) loss from affiliates, net	11,011	(1,451)	20,712
Curtailment gain and gain on elimination of certain benefits	(9,915)	(1,948)	—
Operating cash flows provided by discontinued operations	13,422	7,247	31,898
Other, net	233	(1,180)	280
Changes in assets and liabilities, net of acquisition/disposition of business:
Receivables, net	17,505	(64,319)	9,899
Net proceeds of accounts receivable facility	20,116	63,260	—
Inventories	1,581	(17,847)	(4,651)
Refundable income taxes	—	—	21,750
Prepaid expenses and other assets	3,456	398	2,940
Accounts payable and accrued liabilities	20,920	31,122	14,352
Change in other long-term assets	(2,829)	(133)	343
Changes in other long-term liabilities	(13,283)	2,571	687

Net cash provided by operating activities	101,424	79,139	99,243

Investing activities:
Capital expenditures	(111,747)	(140,274)	(116,281)
Disposition of businesses to a related party	—	—	22,570
(Payments for) reimbursement from acquisition of business, net of cash received	7,960	(203,870)	(7,650)
Proceeds from sale/leaseback of fixed assets	21,588	84,191	15,063
Disposition of manufacturing facilities	—	(500)	—
Proceeds from sale of equity investments	—	33,830	20,000
Investment in joint venture	—	—	(20,000)
Proceeds on sale of joint venture	—	1,260	—
Investing cash flows used for discontinued operations	(11,192)	(4,842)	(12,531)

Net cash used for investing activities	(93,391)	(230,205)	(98,829)

Financing activities:
Proceeds of term loan facilities	10,500	—	—
Principal payments of term loan facilities	(883)	(1,325)	(47,599)
Proceeds of revolving credit facility	295,038	279,452	180,000
Principal payments of revolving credit facility	(298,975)	(215,910)	(180,000)
Proceeds of senior notes, due 2013	—	—	150,000
Proceeds of senior subordinated notes, due 2014 (face value $31,746)	—	26,923	—
Principal payments of convertible subordinated debentures, due 2003 (net of $1,200 non-cash portion of repurchase).	—	—	(98,532)
Proceeds of other debt	6,022	3,734	1,940
Principal payments of other debt	(14,183)	(9,474)	(8,935)
Capitalization of debt refinancing fees	(1,396)	(1,376)	(2,346)
Issuance of Series A-1 preferred stock (face value $64,454)	—	55,344	—
Financing cash flows used for discontinued operations	(135)	(358)	(246)

Net cash provided by (used for) financing activities	(4,012)	137,010	(5,718)
Effect of exchange rates on cash	(334)	230	—

Net increase (decrease) in cash	3,687	(13,826)	(5,304)
Cash and cash equivalents, beginning of year	—	13,826	19,130

Cash and cash equivalents, end of year	$3,687	$—	$13,826

Supplementary cash flow information:
Cash paid (refunded) for income taxes, net	$12,737	$(8,342)	$(27,057)
Cash paid for interest	$87,402	$78,471	$63,416
Noncash transactions—capital leases	$521	$6,506	$4,806

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003

(Dollars in thousands)

					Other Comprehensive Income
	Preferred Stock	Common Stock	Paid-In Capital	Accumulated Deficit	Foreign Currency Translation and Other	Minimum Pension Liability	Interest Rate Arrangements	Total Shareholders Equity
Balances, December 29, 2002	$—	$42,650	$684,869	$(150,149)	$40,649	$(37,871)	$(765)	$579,383
Comprehensive income:
Net loss				(75,339)				(75,339)
Foreign currency translation					45,010			45,010
Interest rate arrangements (net of tax, $1,080)							7,340	7,340
Minimum pension liability (net of tax, $(9,446))						(16,084)		(16,084)
Increase in TriMas investment					7,260			7,260
Total comprehensive loss								(31,813)
Preferred stock dividends				(9,259)				(9,259)
Disposition of business to a related party			6,270					6,270
Exercise of restricted stock awards		79	1,261					1,340

Balances, December 28, 2003	$—	$42,729	$692,400	$(234,747)	$92,919	$(53,955)	$6,575	$545,921
Comprehensive income:
Net loss				(27,994)				(27,994)
Foreign currency translation					33,321			33,321
Interest rate arrangements							(6,575)	(6,575)
Minimum pension liability (net of tax, $(3,868))						(6,612)		(6,612)
Dissolution of foreign entity upon transfer of operations to other consolidated subsidiaries			5,330		(5,330)			—
Increase in TriMas investment					2,660			2,660
Total comprehensive loss								(5,200)
Restricted stock awards		101	1,138					1,239

Balances, January 2, 2005	$—	$42,830	$698,868	$(262,741)	$123,570	$(60,567)	$—	$541,960
Comprehensive income:
Net loss				(261,907)				(261,907)
Foreign currency translation					(44,731)			(44,731)
Minimum pension liability (net of tax, $(3,254))						(14,163)		(14,163)
Decrease in TriMas investment					(1,851)			(1,851)
Total comprehensive loss								(322,652)
Restricted stock awards		15						15

Balances, January 1, 2006	$—	$42,845	$698,868	$(524,648)	$76,988	$(74,730)	$—	$219,323

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Business and Other Information

        Metaldyne Corporation ("Metaldyne" or "the Company") is a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications.

        The Company maintains a fifty-two/fifty-three week fiscal year ending on the Sunday nearest to December 31. Fiscal year 2005 is comprised of fifty-two weeks, fiscal year 2004 is comprised of fifty-three weeks, and fiscal year 2003 is comprised of fifty-two weeks and ended on January 1, 2006, January 2, 2005 and December 28, 2003, respectively. All year and quarter references relate to the Company's fiscal year and fiscal quarters unless otherwise stated.

        In the fourth quarter of 2005, the Company entered into a definitive agreement to sell its business of supplying forged metal components to the automotive light vehicle market ("North American Forging" or "Forging Operations"). On March 10, 2006, the Company completed this divestiture. The Forging Operations, which were part of the Chassis segment, generated approximately $358 million revenue in 2005 and included plants located in Royal Oak, Michigan; Fraser, Michigan; Troy, Michigan; Detroit, Michigan; Minerva, Ohio; Canal Fulton, Ohio and Ft. Wayne, Indiana. In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," all revenue and expenses of the Forging Operations have been removed from the respective consolidated income statement line items and reported separately as discontinued operations. In addition, assets and liabilities of the Forging Operations have been removed from the respective consolidated balance sheet line items and reclassified separately as assets and liabilities held for sale. Cash flows generated by the Forging Operations have been removed from the respective consolidated cash flow line items and have been separately reported as cash flows from discontinued operations. Refer to Note 20, Discontinued Operations, and Note 31, Subsequent Events.

2.     Accounting Policies

        Principles of Consolidation.    The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated. Corporations that are 20 to 50 percent owned are accounted for by the equity method of accounting; ownership less than 20 percent is accounted for on the cost basis unless the Company exercises significant influence over the investee.

        Use of Estimates.    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

        Revenue Recognition.    The Company recognizes revenue when there is evidence of a sale, the delivery has occurred or services have been rendered, the sales price is fixed or determinable and the collectibility of receivables is reasonably assured. Consequently, sales are generally recorded upon shipment of product to customers and transfer of title under standard commercial terms. The Company has ongoing adjustments to its pricing arrangements with its customers based on the related content and cost of its products. The Company accrues for such amounts as its products are shipped to its customers. Such pricing accruals are adjusted as they are settled with the Company's customers. Material surcharge pass through arrangements with customers are recognized as revenue when an agreement is reached, delivery of the goods or services has occurred and the amount of the pass through is determinable.

        Cash and Cash Equivalents.    The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash and cash equivalents.

        Derivative Financial Instruments.    The Company has entered into interest rate protection agreements to limit the effect of changes in the interest rates on any floating rate debt. All derivative instruments are recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in fair value are recognized currently in earnings unless the instrument qualifies for hedge accounting. Instruments used as hedges must be effective at reducing the risks associated with the underlying exposure and must be designated as a hedge at the inception of the contract. Under hedge accounting, changes are recorded as a component of other comprehensive income to the extent the hedge is considered effective. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash flow hedge is reported in earnings. The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

        Receivables.    Receivables are presented net of allowances for doubtful accounts of approximately $3.1 million and $2.5 million at January 1, 2006 and January 2, 2005, respectively. The Company conducts a significant amount of business with a number of individual customers in the automotive industry. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the existing accounts receivable. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

        The Company monitors its exposure for credit losses and maintains adequate allowances for doubtful accounts; the Company does not believe that significant credit risk exists. In order to reflect customer receivables at their estimated net realizable value, the Company records valuation allowances or accrued liabilities based upon current information. These allowances represent amounts relating to pricing accruals and customer deductions. In accordance with the Company's accounts receivable securitization (see Note 4, Accounts Receivable Securitization and Factoring Agreements), trade accounts receivable of substantially all domestic business operations are sold, on an ongoing basis, to MRFC, Inc., a wholly owned subsidiary of the Company.

        Inventories.    Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method. The Company secures one-year or longer-term supply contracts for most of its major raw material purchases to protect against inflation and to reduce its raw material cost structure. Therefore, any material savings or price increases (primarily material surcharges) are reflected in the Company's inventory cost.

        Property and Equipment, Net.    Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

        Depreciation, Amortization and Impairment of Long-Lived Assets.    Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 3.33% to 10%, and machinery and equipment, 6.7% to 33.3%. Deferred financing costs are amortized over the lives of the related debt securities.

        Deferred losses on sale-leasebacks are amortized over the life of the respective lease, which range from 3.5 years to 20 years. These losses were recorded as part of the sale-leaseback transactions and represent the difference between the carrying value of the assets sold and the proceeds paid at closing by the leasing companies. Fair value was equal to or in excess of the carrying value of these assets based on asset appraisal information provided by third party valuation firms. These deferred amounts are being amortized, instead of being currently recognized, on a straight-line basis over the lives of the respective leases as required under SFAS No. 28, "Accounting for Sales with Leasebacks" (an amendment of SFAS No. 13). Future amortization amounts relate to the remaining portion of the 2000 and 2001 sale-leaseback deferred losses. For sale-leaseback transactions entered into during 2002 and forward, the Company negotiated more favorable terms for these transactions, resulting in proceeds that were at fair value.

        Customer contracts are amortized over a period from 6 years to 14 years depending upon the nature of the underlying contract. Trademarks/trade names are amortized over a 40-year period, while technology and other intangibles are amortized over a period between 3 years and 25 years. At January 1, 2006 and January 2, 2005, accumulated amortization of intangible assets was approximately $63 million and $49 million, respectively. Total amortization expense, including amortization of stock awards and deferred losses related to sale-leaseback transactions, was approximately $18 million in 2005 and $24 million in 2004 and 2003.

        Leases.    The Company leases certain property and equipment under operating and capital lease arrangements. Leased property and equipment meeting certain capital lease criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of capitalized leased assets is computed on the straight-line method over the shorter of the estimated useful life or the initial lease term. The remaining leased property and equipment is accounted for as operating leases.

        Goodwill.    Since its adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets" in 2002, the Company tests goodwill for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation. Goodwill was tested for impairment as of January 1, 2006. In assessing the recoverability of goodwill, projections regarding estimated future cash flows and other factors are made to determine the fair value of the respective assets. The Company may be required to record impairment charges for goodwill if these estimates or related projections change in the future.

        During 2005, 2004 and 2003, the Company determined that its goodwill was not impaired as fair values continued to exceed their carrying value. Fair value of goodwill is determined based upon the discounted cash flows of the reporting units using a 9.5% discount. However, if the discount rate were to increase to approximately 15% of if anticipated operating profit were to decrease by approximately 15-20%, we would be required to perform further analysis of goodwill impairment in our Chassis Products and European Forging units. There is currently approximately $132 million and $81 million of goodwill in the Chassis Products and European Forging units, respectively.

        Foreign Currency Translation.    The financial statements of subsidiaries outside of the United States ("U.S.") located in non-highly inflationary economies are measured using the currency of the primary economic environment in which they operate as the functional currency, which for the most part represents the local currency. Transaction gains and losses are included in net earnings. When translating into U.S. dollars, income and expense items are translated at average monthly rates of exchange and assets and liabilities are translated at the rates of exchange at the balance sheet date. Translation adjustments resulting from translating the functional currency into U.S. dollars are deferred as a component of accumulated other comprehensive income in shareholders' equity.

        Accumulated Comprehensive Income.    Accumulated comprehensive income is defined as net income and other changes in shareholders' equity from transactions and other events from sources other than shareholders. The components of accumulated comprehensive income include foreign currency translation, minimum pension liability and interest rate arrangements. Total accumulated other comprehensive income was $2.3 million, $63.0 million and $45.5 million as of January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Total cumulative tax effects included in accumulated comprehensive income were $(2.2) million, $1.1 million and $4.9 million as of January 1, 2006, January 2, 2005 and December 28, 2003, respectively.

        Stock-Based Compensation.    The Company has a stock-based employee compensation plan and has issued equity-based incentives in various forms. The Company continues to account for stock-based employee compensation using the intrinsic value method under Accounting Principles Board (APB) No. 25 "Accounting for Stock Issued to Employees" and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

	(In thousands, except per share amounts)
	January 1, 2006	January 2, 2005	December 28, 2003
Net loss attributable to common stock, as reported	$(261,907)	$(27,994)	$(84,598)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	—	(423)	(1,738)

Pro forma net loss attributable to common stock	$(261,907)	$(28,417)	$(86,336)

Earnings (loss) per share:
Basic and diluted—as reported	$(6.11)	$(0.65)	$(1.98)

Basic and diluted—pro forma for stock-based compensation	$(6.11)	$(0.65)	$(2.02)

        Income Taxes.    Income taxes are accounted for using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Valuation of Deferred Taxes.    In determining the provision for income taxes for financial statement purposes, the Company makes certain estimates and judgments, which affect its evaluation of the carrying value of deferred tax assets, as well as the calculation of certain tax liabilities. In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company evaluates the carrying value of its deferred tax assets on a quarterly basis. In completing this evaluation, it considers all available evidence. Such evidence includes historical results, expectations for future pretax operating income, the time period over which temporary differences will reverse and the implementation of tax planning strategies.

        During 2005, losses for the U.S. resulted in an increase in the carrying value of the Company's deferred tax assets. In light of its recent operating performance in the U.S. and current industry conditions, the Company assessed, based upon all available evidence, whether it was more likely than not that it would realize its U.S. deferred tax assets. The Company concluded that it was no longer more likely than not that it would realize its U.S. deferred tax assets. As a result it recorded a tax charge of $75.6 million comprised of (i) $45.9 million for continuing operations; (ii) $1.6 million for discontinued operations; and (iii) $28.1 million for loss on discontinued operations. Although the tax charge did not result in current cash expenditures, it did negatively impact net income, assets and stockholders' equity as of and for the year ended January 1, 2006.

        Self-Insurance Reserves.    The Company self-insures both a medical coverage program and a workers' compensation program for its employees. The determination of accruals and expenses for these benefits is dependent on claims experience and the selection of certain assumptions used by actuaries in evaluating incurred, but not yet reported amounts. Significant changes in actual experience under either program or significant changes in assumptions may affect self-insured medical or workers' compensation reserves and future experience. See also Note 26, Employee Benefit Plans.

        Pension Plans and Postretirement Benefits Other Than Pensions.    Annual net periodic pension expense and benefit liabilities under defined benefit pension plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, the Company reviews the actual experience compared to the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and it is the Company's policy to pay these benefits as they become due.

        Environmental Matters.    The Company is subject to the requirements of U.S. federal, state and local and non-U.S. environmental and safety health laws and regulations. These include laws regulating air emissions, water discharge and waste management. The Company recognizes environmental cleanup liabilities when a loss is probable and can be reasonably estimated. Such liabilities are generally not subject to insurance coverage.

        Valuation of Long-Lived Assets.    The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds that fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Impairment losses on long-lived assets held for sale are determined in a similar manner, except that fair values are reduced for the cost to dispose of the assets. See also Note 18, Asset Impairments and Restructuring Related Integration Actions.

        Warranties.    Estimated warranty costs related to product warranties are accrued once the liability has become both reasonably probable and estimatable. The Company provides comprehensive warranties to its customers which may trigger responsibility for costs associated with a product recall caused by a defect in a part that the Company manufactures. As a result, the Company continuously monitors potential warranty implications of new and current business to assess whether a liability should be recognized. No significant warranty accrual is reflected in the January 1, 2006 or January 2, 2005 consolidated balance sheet as the Company has experienced relatively nominal warranty costs.

        Reclassifications.    Certain prior year amounts have been reclassified to reflect current year classification. Changes include the update of financial information to reflect discontinued operations and greater detail of items presented on the cash flow statement.

3.     Recently Issued Accounting Pronouncements Not Yet Adopted

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 151 for the fiscal year beginning January 2, 2006. The Company has evaluated this pronouncement and does not believe that it will have a significant impact on the Company's results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supercedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (revised 2004) requires that the compensation cost relating to stock options and other share-based compensation transactions be recognized at fair value in financial statements. Due to the Company being a nonpublic entity as defined in SFAS No. 123 (revised 2004), this Statement is effective for the Company at the beginning of its fiscal year 2006. The Company will then be required to record any compensation expense using the fair value method in connection with option grants to employees after adoption. Management does not believe the adoption of this Statement will have a material impact on the Company's results of operations or financial position, the adoption of which is subject to a pending outside valuation.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections: a replacement of APB Opinion No. 20 and FASB Statement No. 3." This Statement requires retrospective application for voluntary changes in accounting principles and changes required by an accounting pronouncement that does not include specific transition provisions, unless it is impracticable to do so. Retrospective application results in the restatement of prior periods' financial statements to reflect the change in accounting principle. APB Opinion No. 20 previously required that the impact of most voluntary changes in accounting principles be recognized in the period of the change as a cumulative effect of a change in accounting principle. The provisions of this Statement are to be applied prospectively to accounting changes made in fiscal years beginning after December 15, 2005.

The Company will adopt the provisions of this Statement prospectively to accounting changes made after January 1, 2006.

4.     Accounts Receivable Securitization and Factoring Agreements

        On April 29, 2005, the Company and its newly formed wholly owned special purpose subsidiary, MRFC, Inc. ("MRFC"), entered into a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). Concurrent with entering into the new facility, the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. was terminated. On July 8, 2005, the Company and MRFC amended and restated the existing accounts receivable financing facility with GECC. The terms of the facility that were amended and restated include (a) extending the maturity date to July 8, 2010, (b) favorable adjustments to certain default triggers, (c) increased program availability and (d) an increase to the applicable margin on LIBOR based drawings from 1.75% to 2.25%. The amendment and restatement also addressed various technical matters. The amended and restated facility represents the completion of the final step of the multi-step receivables facility modifications initiated on April 29, 2005.

        The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MRFC. MRFC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $175 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $4.5 million, $2.9 million and $2.6 million in 2005, 2004 and 2003, respectively, and is included in other expense, net in the Company's consolidated statement of operations. Prior to April 29, 2005, the Company's trade accounts receivable of substantially all domestic business operations were sold in connection with the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. At January 1, 2006 and January 2, 2005, the Company's funding under the facility was $83.4 million and $63.3 million, respectively, with availability based upon qualified receivables of $126.8 million and $78.3 million, respectively, and $43.4 million available but not utilized at January 1, 2006 and $15 million available but not utilized at January 1, 2005. The interest rate was based on LIBOR plus 2.25% at January 1, 2006. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility.

        The Company has entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, Czech Republic, United Kingdom and Mexico on a non-recourse basis. As of January 1, 2006 and January 2, 2005, the Company had available $61.7 million and $63.5 million from these commitments, and approximately $50.4 million and $53.1 million of receivables were sold under these programs, respectively. The Company pays a commission to the factoring company plus interest from the date the receivables are sold to the date of customer payment. Commission expense related to these agreements is recorded in other expense, net on the Company's consolidated statement of operations and totaled $1.9 million, $1.5 million and $0.5 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003.

        To facilitate the collection of funds from operating activities, the Company has entered into accelerated payment collection programs with certain customers. Although the majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005, at January 1, 2006, collection of approximately $20.3 million of accounts receivable was accelerated under the remaining programs. In addition to the above programs, the Company continues to collect approximately $12 million per month on an accelerated basis as a result of favorable payment terms that it has negotiated with one of its customers, through an agreement that expires December 31, 2006. These payments are received on average 18 days after shipment of product to the customer. While the impact of the discontinuance of these programs may be partially offset by a greater utilization of the Company's accounts receivable securitization facility, the Company is examining other alternative programs in the marketplace, as well as enhanced terms directly from its customers.

5.     Inventories

	(In thousands)
	January 1, 2006	January 2, 2005
Raw materials	$38,727	$35,402
Work in process	16,138	18,051
Finished goods	29,400	36,566

	$84,265	$90,019

6.     Equity Investments and Receivables in Affiliates

        On December 22, 2004, the Company sold its 36% common equity investment in Saturn Electronics & Engineering, Inc. ("Saturn"), a privately held manufacturer of electromechanical and electronic automotive components, for gross consideration totaling $15 million. Holders of Metaldyne options with the exercise price below the November 2000 merger consideration and former holders of Metaldyne restricted stock were entitled to additional cash amounts from the proceeds of the disposition of Saturn stock in accordance with the recapitalization agreement. Pursuant to modified agreements with former holders of the Company's common stock as of November 28, 2000, such holders received a portion of the net proceeds from this disposition of Saturn. Total consideration paid to the former stock holders was $2.4 million. The initial agreements with the former stock holders that were modified upon the disposition of Saturn are now terminated with no additional obligations required by the Company. The gain recognized on the disposition of Saturn was $5.1 million and is included in gain on sale of equity investments, net on the Company's consolidated statement of operations as of January 2, 2005.

        On June 6, 2002, the Company sold 13.25 million shares of TriMas Corporation ("TriMas") common stock to Heartland Industrial Partners ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized. The Company accounts for its retained interest in TriMas under the equity method of accounting. In April 2003, TriMas exercised its right to repurchase 1 million shares of its common stock from the Company for $20 per share, the same price that it was valued on June 6, 2002, the date of the Company's sale of TriMas.

        On November 12, 2004, the Company sold approximately 924,000 shares of TriMas stock to Masco Corporation for $23 per share, or a total of $21.3 million. A gain on the sale of shares totaling $2.9 million was recognized and is included in gain on sale of equity investments, net on the Company's consolidated statement of operations as of January 2, 2005. As a result of this sale of shares to Masco in 2004, the repurchase of shares by TriMas in 2003 and acquisitions performed by TriMas in 2003, the

Company's ownership in TriMas decreased to approximately 24%, or approximately 4.8 million shares as of January 2, 2005, which remained unchanged as of January 1, 2006. The carrying amount of the Company's investment in TriMas was approximately $86.1 million and $102.8 million as of January 1, 2006 and January 2, 2005 respectively. Masco Corporation owns approximately 6% of Metaldyne's outstanding shares. See also Note 30, Related Party Transactions.

        In June 2004, the Company sold its interest in a Korean joint venture. A gain of $1.2 million was recognized in conjunction with this sale and is included with other, net in the Company's consolidated statement of operations as of January 2, 2005.

        On December 8, 2002, the Company entered into a joint venture agreement with DaimlerChrysler Corporation ("DaimlerChrysler") to operate the New Castle (Indiana) machining and forge facility. On January 2, 2003, the Company closed on this joint venture. In connection with the closing, DaimlerChrysler contributed substantially all of the assets of business conducted at this facility in exchange for 100% of the common and preferred interests in the joint venture. In addition, the joint venture assumed certain liabilities of the business from DaimlerChrysler. Immediately following the contribution, the Company purchased 40% of the common interests in the joint venture from DaimlerChrysler for $20 million in cash. This investment was accounted for under the equity method of accounting in 2003, due to the Company's investment representing greater than 20% but less than 50% of the interest in the joint venture. However, with respect to the Agreement, the Company did not recognize losses in the joint venture because DaimlerChrysler provided funding for the joint venture's operations and capital expenditures.

        On December 31, 2003, the Company completed a transaction with DaimlerChrysler that transferred full ownership of the New Castle Machining and Forge manufacturing operations to Metaldyne. See also Note 17, Acquisitions.

        The carrying amount of investments in affiliates at January 1, 2006 and January 2, 2005 was $86.1 million and $102.8 million, respectively. Additionally, the equity investments and receivables in affiliates includes $4.8 million and $4.2 million related to long-term receivables on the Company's consolidated balance sheet as of January 1, 2006 and January 2, 2005, respectively. Approximate combined condensed financial data of the Company's equity affiliates accounted for under the equity method are as follows (24% interest in TriMas as of January 1, 2006 and January 2, 2005):

	(In thousands)
	January 1, 2006	January 2, 2005
Current assets	$315,660	$302,500

Long-term assets:
Property and equipment, net	164,630	198,610
Excess of cost over net assets of acquired companies	644,780	657,980
Intangible and other assets	255,220	304,910
Other assets	48,220	58,200

Total assets	$1,428,510	$1,522,200

Current liabilities	$221,220	$209,050
Long-term liabilities:
Long-term debt	711,760	735,030
Other long-term debt	146,230	172,960

Total liabilities	$1,079,210	$1,117,040

	(In thousands)
	For The Years Ended
	January 1, 2006	January 2, 2005	December 28, 2003
Net sales	$1,010,120	$1,045,160	$1,305,450

Operating profit	$84,100	$62,360	$31,370

Net loss	$(45,880)	$(2,190)	$(66,280)

7.     Property and Equipment, Net

	(In thousands)
	January 1, 2006	January 2, 2005
Land and land improvements	$12,839	$12,935
Buildings	141,258	123,316
Machinery and equipment	747,017	765,668

	901,114	901,919
Less: Accumulated depreciation	(270,686)	(228,750)

Property and equipment, net	$630,428	$673,169

        Depreciation expense totaled approximately $94 million, $82 million and $59 million in 2005, 2004 and 2003, respectively. The Company recorded losses on fixed asset dispositions and losses on idle leased assets of $15.1 million and $6.7 million, respectively, in 2005; $2.3 million and zero, respectively, in 2004; and $8.8 million and $2.7 million, respectively, in 2003.

8.     Excess of Cost over Net Assets of Acquired Companies and Intangible Assets

        At January 1, 2006, the excess of cost over net assets of acquired companies ("goodwill") balance was approximately $584 million. During 2005, 2004 and 2003, the Company determined that its goodwill was not impaired as fair values continue to exceed their carrying value. For purposes of testing this goodwill for potential impairment, fair values were determined based upon the discounted cash flows of the reporting units using a 9.5% discount rate as of January 1, 2006. The Company determined that goodwill associated with the Forging Operations was impaired as of January 1, 2006. Therefore, the related goodwill was written off in the loss on discontinued operations adjustment recorded in 2005. See also Note 20, Discontinued Operations.

Acquired Intangible Assets

	(In thousands, except weighted average life)
	As of January 1, 2006			As of January 2, 2005
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life
Amortized Intangible Assets:
Customer Contracts	$74,969	$(25,346)	10.9 years	$75,995	$(19,340)	10.9 years
Technology and Other	109,903	(37,680)	14.3 years	111,221	(29,189)	14.3 years

Total	$184,872	$(63,026)	12.7 years	$187,216	$(48,529)	12.7 years

Aggregate Amortization Expense
(Included in Cost of Sales):
For the year ended December 28, 2003		$11,967
For the year ended January 2, 2005		14,484
For the year ended January 1, 2006		13,742
Estimated Amortization Expense:
For the year ending December 31, 2006		13,742
For the year ending December 31, 2007		13,651
For the year ending December 31, 2008		12,908
For the year ending December 31, 2009		12,908
For the year ending December 31, 2010		11,157

        The "technology and other intangibles, net" category represents primarily patents and/or in-depth process knowledge embedded within the Company.

Goodwill

        The carrying amounts of goodwill by segment for the years ended January 1, 2006 and January 2, 2005 are as follows:

	(In thousands)
	Chassis	Powertrain	Total
Balance as of December 28, 2003	$218,699	$350,684	$569,383
Exchange impact from foreign currency	10,150	3,463	13,613
New Castle acquisition	28,773	—	28,773
Other	(276)	(262)	(538)

Balance as of January 2, 2005	$257,346	$353,885	$611,231
Exchange impact from foreign currency	(15,215)	(4,800)	(20,015)
New Castle adjustment	(7,960)	—	(7,960)
Other	1,467	(733)	734

Balance as of January 1, 2006	$235,638	$348,352	$583,990

9.     Intangible and Other Assets

	(In thousands)
	January 1, 2006	January 2, 2005
Customer contracts, net	$49,623	$56,655
Technology and other intangibles, net	72,223	82,032
Deferred loss on sale-leaseback transactions	7,336	10,415
Deferred financing costs, net	15,964	16,358
Other	11,322	9,054

Total	$156,468	$174,514

10.   Accrued Liabilities

	(In thousands)
	January 1, 2006	January 2, 2005
Workers' compensation and self insurance	$12,511	$13,956
Accrued exit and shutdown costs for plant closures	—	3,200
Salaries, wages and commissions	8,455	9,830
Vacation, holiday and bonus	18,963	13,896
Interest	13,717	11,759
Property, payroll and other taxes	24,593	15,991
Pension	23,878	23,298
Other	21,753	16,886

Accrued liabilities	$123,870	$108,816

11.   Other Long-Term Liabilities

	(In thousands)
	January 1, 2006	January 2, 2005
Accrued post retirement benefits	$19,028	$31,590
Pension	69,685	66,985
Warranty reserve	698	731
Deferred compensation	—	106
Other	10,180	13,764

Other long-term liabilities	$99,591	$113,176

12.   Long-Term Debt

        Long-term debt consisted of the following:

	(In thousands)
	January 1, 2006	January 2, 2005
Senior credit facilities:
Term loan (8.58% variable interest at January 1, 2006)	$350,193	$351,077
Revolving credit facility (8.5% to 10.5% variable interest at January 1, 2006)	59,605	63,542

Total senior credit facility	409,798	414,619
Senior secured term loan credit facility, with interest payable quarterly, due 2009 (13.75% variable interest at January 1, 2006)	10,500	—
11% senior subordinated notes, with interest payable semi-annually, due 2012	250,000	250,000
10% senior notes, with interest payable semi-annually, due 2013	150,000	150,000
10% senior subordinated notes, with interest payable semi-annually, due 2014 (face value $31.7 million)	27,469	27,179
Other debt (various interest rates; includes capital lease obligations)	9,612	18,102

Total	$857,379	$859,900
Less current maturities	(6,640)	(12,047)

Long-term debt	$850,739	$847,853

        The maturities of the Company's total debt at January 1, 2006 during the next five years and beyond are as follows (in millions): 2006—$7; 2007—$61; 2008—$1; 2009—$360; 2010—$1; 2011 and beyond—$432.

        The credit facility includes a term loan with $350.2 million outstanding and a revolving credit facility with a principal commitment of $200 million (prior to the Company's October 2003 senior note offering, this facility was $250 million). The revolving credit facility matures on May 28, 2007 and the term loan facility matures on December 31, 2009. The obligations under the credit facility are collateralized by substantially all of the Company's assets and of the assets of substantially all of its domestic subsidiaries and are guaranteed by substantially all of the Company's domestic subsidiaries on a joint and several basis.

        At January 1, 2006, the Company had approximately $115 million of undrawn commitments, which consisted of $71.6 million and $43.4 million from its revolving credit facility and accounts receivable securitization facility, respectively. At January 1, 2006, the Company was limited by covenant restrictions and could thus draw only $70.4 million of the $115 million total available in undrawn commitments from these facilities.

        Borrowings under the credit facility will bear interest, at our option, at either:

  •
  A base rate corresponding to the prime rate, plus an applicable margin; or

  •
  A eurocurrency rate on deposits, plus an applicable margin.

        The applicable margin on revolving credit facility borrowings is subject to change depending on the Company's leverage ratio and is presently 3.25% on base rate loans and 4.25% on eurocurrency loans. The applicable margin on the term loan borrowing is dependent on the Company's leverage ratio and is currently 3.50% on base rate loans and 4.50% on eurocurrency loans. A commitment fee of 1% per annum is assessed on the unused portion of the revolving credit facility. In December 2004, the Company obtained an amendment to its credit facility to, among other things, modify certain covenants, including the cash interest expense coverage ratio and the debt to EBITDA leverage ratio. Under this amendment, the applicable interest rate spreads on the Company's term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate ("LIBOR") and the leverage covenant was modified to be less restrictive. Prior to this, in July 2003, the Company obtained an amendment to its credit facility to, among other things, permit the $150 million offering of 10% senior subordinated notes and the use of proceeds to complete the December 31, 2003 acquisition of DaimlerChrysler's common and preferred interest in the New Castle joint venture and modify certain negative and affirmative covenants. Under this amendment, the applicable interest rate spreads on the Company's term loan obligations increased from 2.75% to 4.25% over LIBOR. As of January 1, 2006, the Company was in compliance with the amended covenants. At January 1, 2006, the cash interest expense coverage ratio was 2.27 and the debt to EBITDA leverage ratio was 4.42.

        The senior credit facility contains covenants and requirements affecting the Company and its subsidiaries, including a financial covenant requirement for an Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") to cash interest expense coverage ratio to exceed 2.30 through April 2, 2006, 2.50 through July 2, 2006, 2.65 through October 1, 2006 and increasing to 2.75 through December 31, 2006; and a debt to EBTIDA ratio not to exceed 4.75 through April 2, 2006, decreasing to 4.50, 4.25 and 4.00 for the quarters ending July 2, 2006, October 1, 2006 and December 31, 2006, respectively. On February 3, 2006, the Company entered into an amended and restated credit agreement, as described in Note 31, Subsequent Events, in which the covenant restrictions were significantly relaxed. The amended EBITDA to cash interest expense coverage ratio is now to exceed 2.20 through the year ended January 1, 2006 and 1.75 through the year ending December 31, 2006; and the amended debt to EBITDA leverage ratio is not to exceed 4.75 through the year ended January 1, 2006 and 5.25 through the year ending December 31, 2006. See also Note 31, Subsequent Events.

        Other debt includes borrowings by the Company's subsidiaries denominated in foreign currencies and capital lease obligations.

        On December 20, 2005, the Company entered into a senior secured loan facility. This senior secured loan facility provides for term loans totaling $20 million, of which $10.5 million was drawn as of January 1, 2006 and the remainder of which is available until June 30, 2006 to finance in part the purchase of additional specified machinery and equipment. A commitment fee of 7.5% per annum on the unused portion of this loan will accrue through June 30, 2006. The senior secured loan facility matures December 31, 2009.

        On December 31, 2003, the Company issued $31.7 million of 10% senior subordinated notes due 2014 to DaimlerChrysler. These notes have a carrying amount of $27.5 million and $27.2 million as of January 1, 2006 and January 2, 2005, respectively. The notes were issued as part of the financing of the New Castle acquisition.

        In October 2003, the Company issued $150 million of 10% senior notes due 2013 in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended. As these notes were not registered within 210 days after the closing date, the annual interest rate increased by 1% until the registration statement was declared effective in November 2005. The net proceeds from this offering were used to redeem the balance of the $98.5 million aggregate principal amount of the outstanding 4.5% subordinated debentures that were due December 15, 2003, and to repay

$46.6 million of the term loan debt under the Company's credit facility. In connection with this financing, the Company agreed with its banks to decrease the revolving credit facility from $250 million to $200 million.

        Certain of the Company's domestic wholly owned subsidiaries, as defined in the related bond indentures, (the "Guarantors") irrevocably and unconditionally fully guarantee the 11% senior subordinated and 10% senior notes. The condensed consolidating financial information included in Note 32, Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes, presents the financial position, results of operations and cash flows of the guarantors.

        At January 1, 2006, the Company was contingently liable for standby letters of credit totaling $68.8 million issued on its behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims.

        In 2005, the Company capitalized $0.3 million and $1.1 million of debt issuance costs associated with the 10% senior subordinated notes due 2013 and the amended credit facility, respectively. In 2004, the Company capitalized $1.4 million of debt issuance costs associated with the amended credit facility. In 2003, the Company capitalized $6.4 million and $2.3 million of debt issuance costs associated with the 10% senior subordinated notes due 2013 and the amended credit facility, respectively. These debt issuance costs consist of fees paid to representatives of the initial purchasers, legal fees and facility fees paid to the lenders. The unamortized balance of $16 million related to debt issuance costs as of January 1, 2006 is being amortized based on the effective interest method over the respective life of the related debt and is included in "other assets" in the Company's consolidated balance sheet as of January 1, 2006.

13.   Leases

        The Company leases certain property and equipment under operating and capital lease arrangements that expire at various dates through 2023. Most of the operating leases provide the Company with the option, after the initial lease term, either to purchase the property or renew its lease at the then fair value. Rent expense was $56.1 million, $46.4 million and $35.7 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively.

        The Company completed sale-leaseback financings from 2000 through 2005 relating to certain equipment and buildings, the proceeds of which were used to finance new capital purchases and to pay down the revolving credit and term loan facilities. Due to the sale-leaseback financings, the Company has significantly increased its commitment to future lease payments.

        In February 2005, the Company entered into a sale-leaseback transaction for machinery and equipment with a third party lessor, and received $11.4 million cash as part of this transaction. The Company entered into two additional sale-leaseback transactions for machinery and equipment with a third party lessor in April 2005 and September 2005, and received $4.9 million and $5.3 million cash as part of these transactions, respectively. Each of these sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $4 million which is included in the Company's financial results on a straight-line basis.

        In December 2004, the Company entered into two sale-leaseback transactions for machinery and equipment with third party lessors. The Company received cash proceeds of $11.8 million and $7.2 million as part of these two transactions, of which $7.3 million related to the Forging Operations. On June 17, 2004, the Company entered into a sale-leaseback transaction for machinery and equipment whereby it received cash proceeds of $7.5 million cash as part of this transaction. Each of these three sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $5 million which is included in the Company's financial results on a straight-line basis. On December 31, 2003, the Company entered into a sale-leaseback with proceeds of approximately $4.5 million. This lease was accounted for as a capital lease and is included in long-term debt in the Company's consolidated balance sheet as of January 2, 2005. The Company also entered into a $65 million sale-leaseback on December 31, 2003, as part of its financing related to the purchase of New Castle. This lease for New Castle equipment is accounted for as an operating lease and the annual lease expense is approximately $10 million.

        In March 2003, the Company entered into a sale-leaseback transaction with respect to certain manufacturing equipment for proceeds of approximately $8.5 million, of which $1.4 million related to the Forging Operations. In October 2003, the Company entered into a sale-leaseback transaction for machinery and equipment for additional proceeds of $8.5 million, of which $0.5 million related to the Forging Operations. In July 2003, the Company entered into an approximate $10 million operating lease associated with the acquisition of its Greensboro, North Carolina facility. The proceeds from this lease were used to finance a portion of the acquisition of this facility from Dana Corporation. All of these leases are accounted for as operating leases and the associated rent expense is included in the Company's financial results on a straight-line basis. The sale-leasebacks initiated in 2003 contribute an additional $3.8 million in annualized lease expense.

        In December 2001 and January 2002, the Company entered into additional sale-leaseback transactions with respect to equipment and approximately 20 real properties for net proceeds of approximately $56 million and used the proceeds to repay a portion of its term debt under the credit facility. In December 2002, three additional sale-leaseback transactions were completed with respect to equipment for net proceeds of approximately $19 million. Of the $56 million in proceeds resulting from the December 2001 and January 2002 sale-leaseback transactions, approximately $21 million were from the sale of TriMas properties.

        In June 2001, a subsidiary of the Company sold and leased back equipment under a synthetic sale-leaseback structure. At closing, the Company provided a guarantee of all obligations of its subsidiary under the lease. At the end of the lease (including the expiration of all renewal options through 2007) the Company has the option of either purchasing all of the equipment for approximately $10 million or returning the equipment to the lessor under the lease. In the event the equipment is returned, the Company and lessor shall arrange for the disposition of the equipment. At such time the Company is obligated to pay approximately $10 million to the lessor and is entitled to receive from the lessor a residual value equal to approximately $1.4 million plus proceeds from the disposition of the equipment for the extent such proceeds exceed $1.4 million.

        Deferred losses are recorded as part of the sale-leaseback transactions, and represent the difference between the carrying value of the assets sold and proceeds paid at closing by the leasing companies. Fair value was equal to or in excess of the carrying value of these assets based on asset appraisal information provided by third party valuation firms. These deferred amounts are being amortized, instead of being currently recognized, on a straight-line basis over the lives of the respective leases as required under SFAS No. 28, "Accounting for Sales with Leasebacks." Future amortization amounts relate to the remaining portion of the 2000 and 2001 sale-leaseback deferred losses. Amortization expense of deferred losses on sale-leasebacks was $2.7 million, $8.8 million and $8.9 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively, and is included in cost of sales. Unamortized deferred losses on sale-leasebacks are $7.3 million and $10.4 million at January 1, 2006 and January 2, 2005, respectively.

        Future minimum lease payments under scheduled capital and operating leases that have initial or remaining noncancelable terms in excess of one year as of January 1, 2006 are as follows:

	(In thousands)
	Capital Leases	Operating Leases
2006	$2,394	$55,741
2007	1,482	55,673
2008	937	48,024
2009	787	40,779
2010	787	34,534
Thereafter	—	108,491

Total minimum payments	$6,387	$343,242

Amount representing interest	(742)

Obligations under capital leases	5,645
Obligations due within 1 year	(2,033)

Long-term obligations under capital leases	$3,612

        The preceding total future minimum operating lease payments will be reduced by $32.8 million associated with a repurchase of leased assets subsequent to year-end as part of our North American Forging divestiture. See Note 31, Subsequent Events.

        The following is a summary of contractual obligations for equipment and property that was originally leased by the Company and subsequently subleased to a third party based on the current lease payments (excluding scheduled lease payment escalation provisions). No liability has been recognized for the contractual obligations that might arise if the third party were to default on the sublease. The Company believes that in the event of default, an alternative lessee might be located to mitigate these maximum contractual obligations.

(In thousands)
Sublease Payments
2006	$579.0
2007	579.0
2008	579.0
2009	579.0
2010	579.0
Thereafter	6,369.3

Total contractual sublease obligations	$9,264.3

14.   Redeemable Preferred Stock

        The Company has authorized and outstanding 644,540 shares, $1 par value, of $64.5 million in liquidation value ($57.1 million carrying value as of January 1, 2006) Series A-1 preferred stock to DaimlerChrysler Corporation. The Company will accrete from the carrying value to the liquidation value ratably over the ten-year period. The preferred stock is mandatorily redeemable on December 31, 2013. Series A-1 preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 11% per annum plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has authorized 370,000 shares, $1 par value, of $36.1 million in liquidation value ($34.5 million carrying value as of January 1, 2006) Series A preferred stock, of which 361,001 are issued and outstanding to Masco Corporation. The Company will accrete from the fair value at issuance to the liquidation value ratably over the twelve-year period. The preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005 plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has authorized and outstanding 184,153 shares, $1 par value, with a carrying value of $18.4 million of redeemable Series B preferred stock to Heartland. The redeemable Series B preferred shares issued are mandatory redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the Company's Board of Directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum. Heartland Industrial Partners ("Heartland") purchased all of the outstanding shares of Series B preferred stock from former GMTI shareholders on December 31, 2003.

        Preferred stock dividends (including accretion of $1.1 million in 2005) were $22.7 million, $19.9 million and $9.3 million, while dividend cash payments were zero, for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Thus, unpaid accrued dividends were $61.9 million and $40.3 million for the years ended January 1, 2006 and January 2, 2005, respectively. Redeemable preferred stock, consisting of outstanding shares and unpaid dividends, was $171.9 million and $149.2 million in the Company's consolidated balance sheet at January 1, 2006 and January 2, 2005, respectively.

15.   Derivative Financial Instruments

        In the past, the Company has managed its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

        In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its credit facility. These agreements included two interest rate collars with a term of three years, a total notional amount of $200 million, and a three-month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also included four interest rate caps at a three-month LIBOR interest rate of 7% with a total notional amount of $301 million as of December 28, 2003.

        All of the Company's interest rate protection arrangements matured in February 2004 and, as a result of their maturity, a cumulative pre-tax non-cash gain of $6.6 million was recorded and is reflected as a non-cash gain on maturity of interest rate arrangements in the Company's consolidated statement of operations for the year ended January 2, 2005. Prior to their maturity, $6.6 million net of tax was included in accumulated other comprehensive income related to these arrangements. Prior to the expiration of these agreements, the Company recognized additional interest expense of $1.1 million and $6.5 million for the years ended January 2, 2005 and December 28, 2003, respectively. The Company was not engaged in any derivative financial investments at January 1, 2006.

16.   Segment Information

        In January 2005, the Company reorganized and consolidated its operations into two segments: the Chassis segment and the Powertrain segment. The Chassis segment consists of the former Chassis operations plus a portion of the former Driveline operations, while the Powertrain segment consists of the former Engine operations combined with the remainder of the former Driveline operations. The prior year amounts have been restated to reflect these changes for comparison purposes.

        CHASSIS—Manufactures components, modules and systems used in a variety of engineered chassis applications, including wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly.

        POWERTRAIN—Manufactures a broad range of engine components, modules and systems, including sintered metal, powder metal, hydraulic controls, precision shafts, and forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies. This segment applys integrated program management to a broad range of engine and transmission applications.

        The Company has established Adjusted Earnings Before Interest Taxes Depreciation and Amortization ("Adjusted EBITDA") as a key indicator of financial operating performance. The Company defines Adjusted EBITDA as income from continuing operations and before interest, taxes, depreciation, amortization, asset impairment, loss on disposition of manufacturing facilities, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. Adjusted EBITDA is a non-GAAP measure and therefore caution must be exercised in using Adjusted EBITDA as an analytical tool and should not be used in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted EBITDA, management deems it important to consider the quality of the Company's underlying earnings by separately identifying certain costs undertaken to improve the Company's results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts.

        The Company's export sales approximated $292 million, $313 million and $140 million in 2005, 2004 and 2003, respectively. Intercompany sales for 2005 were $7.1 million and $3.2 million for the Chassis and Powertrain segments, respectively. Intercompany sales for 2004 were $5.3 million and $2.8 million for the Chassis and Powertrain segments, respectively. Intercompany sales for 2003 were $6.6 million and $2.9 million for the Chassis and Powertrain segments, respectively. North American Forging intercompany sales to the Chassis and Powertrain segments were $48.0 million, $36.8 million and $20.1 million for 2005, 2004 and 2003, respectively. Intercompany sales are recognized in accordance with the Company's revenue recognition policy and are eliminated in consolidation.

        Segment activity for the years ended January 1, 2006, January 2, 2005 and December 28, 2003 is as follows:

	(In thousands)
	2005	2004	2003
Sales
Chassis	$1,000,712	$861,936	$370,052
Powertrain	886,227	833,235	806,410

Total Sales	$1,886,939	$1,695,171	$1,176,462

Adjusted EBITDA
Chassis	$68,206	$78,377	$42,004
Powertrain	106,518	103,075	79,535
Corporate/Centralized Resources	(13,359)	(35,926)	(28,303)

Total Adjusted EBITDA	161,365	145,526	93,236
Depreciation & amortization	(112,183)	(104,825)	(79,675)
Legacy stock award expense	—	(563)	(3,088)
Asset impairment	—	—	(4,868)
Loss from operations due to sale of manufacturing facilities	—	(7,600)	—
Non-cash charges	(1,625)	(997)	610

Operating profit	$47,557	$31,541	$6,215

Financial Summary by Segment:

	(In thousands)
	2005	2004
Total Assets:
Chassis	$707,784	$810,621
Powertrain	763,112	723,733
Corporate/centralized resources	259,427	356,205
Assets held for sale	116,612	304,205

Total	$1,846,935	$2,194,764

	2005	2004	2003
Capital Expenditures:
Chassis	$42,029	$52,508	$42,398
Powertrain	69,070	86,228	59,263
Corporate/centralized resources	648	1,538	14,620

Total	$111,747	$140,274	$116,281

Depreciation and Amortization:
Chassis	$51,669	$44,864	$22,310
Powertrain	51,322	49,106	48,028
Corporate/centralized resources	9,192	10,855	9,337

Total	$112,183	$104,825	$79,675

        The following table presents the Company's revenues for each of the years ended January 1, 2006, January 2, 2005 and December 28, 2003, and total assets and long lived assets (defined as equity investments and receivables in affiliates, net fixed assets, intangible and other assets and excess of cost over net assets of acquired companies) at each year ended January 1, 2006 and January 2, 2005, by geographic area, attributed to each subsidiary's continent of domicile (in thousands). Revenue and total assets from no single foreign country were material to the consolidated revenues and net assets of the Company.

	(In thousands)
	2005				2004				2003
	Sales	Total Assets	Long Lived Assets	Net Assets	Sales	Total Assets	Long Lived Assets	Net Assets	Sales
United States	$1,386,325	$1,329,141	$1,037,571	$(168,661)	$1,271,047	$1,641,285	$1,115,665	$130,321	$823,188

Europe	$352,651	$386,643	$330,318	$276,813	$334,777	$435,496	$364,266	$313,918	$287,211
Other North America	107,281	90,454	71,187	80,036	71,929	85,690	62,576	70,917	58,171
Other foreign	40,682	40,697	22,738	31,135	17,418	32,293	$23,447	26,804	7,892

Total foreign	$500,614	$517,794	$424,243	$387,984	$424,124	$553,479	$450,289	$411,639	$353,274

        A significant percentage of the Automotive Group's revenue is from three major customers. The following is a summary of the percentage of revenue from these customers for the fiscal year ended:

	January 1, 2006	January 2, 2005	December 28, 2003
DaimlerChrysler Corporation	25.8%	25.7%	8.7%
Ford Motor Company	12.1%	13.4%	20.1%
General Motors Corporation	6.5%	7.7%	11.8%

17.   Acquisitions

        In the first quarter of 2004, effective December 31, 2003, the Company completed a transaction with DaimlerChrysler Corporation ("DaimlerChrysler") that transferred full ownership of the New Castle Machining and Forge ("New Castle") manufacturing operations to Metaldyne. From January 2003 until the transaction at December 31, 2003, New Castle was managed as a joint venture between Metaldyne and DaimlerChrysler; at December 28, 2003, the Company's investment in this joint venture was approximately $20 million (before fees and expenses of approximately $2 million). The New Castle facility manufactures suspension and powertrain components for Chrysler, Jeep and Dodge vehicles; additionally, Metaldyne has launched initiatives to expand the customer base beyond DaimlerChrysler. The New Castle manufacturing operations are part of the Company's Chassis segment.

        As part of the New Castle transaction, Metaldyne acquired Class A and Class B units representing DaimlerChrysler's entire joint venture interest in New Castle. In exchange, Metaldyne delivered to DaimlerChrysler $215 million (before fees and expenses of approximately $3 million), comprised of $118.8 million in cash; $31.7 million (fair value of $26.9 million as of December 31, 2003) in aggregate principal amount of a new issue of its 10% senior subordinated notes; and $64.5 million (fair value of $55.3 million as of December 31, 2003) in aggregate liquidation preference of its Series A-1 preferred stock. Included in the $5 million fees and expenses is a $2.5 million transaction fee paid to Heartland Industrial Partners ("Heartland") pursuant to the acquisition of New Castle. The cash portion of the consideration was funded in part by the net cash proceeds of approximately $58 million from the sale-leaseback of certain New Castle machinery and equipment with a third-party lessor, with the remainder funded through Metaldyne's revolving credit facility. The remaining $7 million of net cash proceeds from the sale-leaseback of certain equipment purchased by the Company was for use in the New Castle facility.

        The Company determined the fair value of the 10% senior subordinated notes based upon an estimated yield appropriate for the level of risk inherent in the notes. The 10% senior subordinated notes feature substantially the same terms and rank pari-passu in rights of payments as the Company's 11% senior subordinated notes which are registered and traded from time to time. Based upon available information about the prices at which the 11% senior subordinated notes were being traded, the Company determined that the required rate of return on the 10% senior subordinated notes to be 13.1% resulting in a fair value of approximately $26.9 million. This analysis resulted in a reduction in estimated current value of approximately $4.8 million below the face value for the 10% senior subordinated notes. The Company is ratably recognizing the unamortized accretion of the 10% senior subordinated notes in accordance with the interest method.

        The Company also determined the fair value of the preferred stock based upon an estimated yield appropriate for the level of risk inherent in the preferred stock. As assessment of the credit worthiness of the Company was made as of the valuation date vis-à-vis an analysis of its financial ratios. In addition, the Company took into consideration the put option provided as part of the issuance of stock which would allow the shares to be "put" back to the Company in an event of an equity offering triggering event. The Company determined the appropriate rate of return on the preferred stock to be between 15.5% and 15.7% resulting in a fair value of approximately $55.3 million. This analysis resulted in a reduction in estimated current value of approximately $9.1 million below the face value for the preferred stock. The Company is ratably recognizing the unamortized accretion of the preferred stock in accordance with the interest method.

        The fair value of assets and liabilities of New Castle at December 31, 2003 consisted of the following (in thousands):

Current assets	$13,370
Property and equipment, net	109,022
Intangible assets—customer contracts	32,883
Goodwill	28,770

Total assets	$184,045

Total liabilities (including deferred taxes of $1,690)	15,800

Net assets	$168,245

        In connection with the acquisition of New Castle, the Company recorded $22.4 million of tax deductible goodwill that is amortizable over a 15 year period. The tax deductible goodwill in excess of goodwill recorded in connection with the transaction for financial reporting purposes is attributable to the unamortized accretion, as of the issue date, of the 10% senior subordinated notes.

        Also in conjunction with the purchase agreement for the acquisition of New Castle, DaimlerChrysler agreed to reimburse the Company for potential equipment purchases related to production capacity for a specified product line. The Company received reimbursement totaling $8.0 million as of January 1, 2006. In the third quarter of 2005, the Company identified $1.7 million in assets that were included in the appraised value of assets reflected in the original purchase price allocation at a value in excess of fair value in consideration of the Company's intended use of these assets. Consequently, an adjustment was made to increase goodwill and reduce fixed assets for this amount in the quarter. The net effect of the reimbursement and adjustment to the original assets acquired has been recognized in the net reduction to the goodwill recorded at the time of the acquisition.

        The following unaudited pro forma financial information summarizes the results of operations for the Company for the year ended December 28, 2003 assuming the New Castle acquisition had been completed as of the beginning of the period (in thousands).

Year Ended December 28, 2003 (Unaudited)
Net sales	$1,886.7
Net loss attributable to common stock	(108.1)
Loss per share	(2.53)

        In addition to the purchase accounting adjustments, the pro forma results reflect a reduction in sales to contractual sales prices and a reduction in labor costs related to the employee agreement with DaimlerChrysler.

        Historically, revenue for the New Castle facility was determined based upon the sale of product to DaimlerChrysler assembly plants within North America and to third party customers not related to DaimlerChrysler based upon New Castle's standard cost of production. For pro forma presentation, an adjustment of $19 million has been made to reduce net sales based upon the contract with DaimlerChrysler.

        The historical results reflect labor costs based upon existing labor agreements. For pro forma purposes, an adjustment of $54 million has been made to reflect the reduction in employee costs based upon the employee matters agreement with DaimlerChrysler.

        On May 15, 2003, the Company acquired a facility in Greensboro, North Carolina, from Dana Corporation ("Dana") for approximately $7.7 million at closing and agreed to pay an additional $1.4 million in cash over a period of time ending on December 31, 2004. The Company may also be obligated to pay up to an additional $1.4 million in cash conditioned upon being awarded new business by June 30, 2005 valued at least at $1.4 million. The Greensboro facility became part of the Chassis segment's Chassis Products division. The Greensboro operation, which employs approximately 140 people, machines cast iron and aluminum castings, including various steering knuckles and aluminum carriers for light truck applications. The results of operations of the facility have been included in the consolidated financial statements since that date.

        In connection with the acquisition of the Greensboro location, the Company entered into a 20 year lease agreement with a third party on the facility. This lease is accounted for as an operating lease with annual lease expense of approximately $1.1 million.

        In addition, the Company signed a seven-year supply agreement with Dana covering all existing business at Greensboro, including a right of last refusal on successor programs. As part of the valuation of the Greensboro facility, the Company determined that the intangible assets identified were deemed to have a minor value to the Company due to the Greensboro facility's lack of generating profits. As a result, no value was allocated to the supply agreement with Dana. In addition, in connection with the Greensboro acquisition, Dana had committed to award certain additional business to Metaldyne. In February 2006, Dana was released from its commitment to award this additional business to the Company as part of a settlement agreement between the parties.

18.   Asset Impairments and Restructuring Related Integration Actions

        The Company incurred approximately $3.3 million of restructuring costs in fiscal 2005 compared to $2.5 million incurred in fiscal 2004. The 2005 charge relates principally to two actions taken in the first and fourth quarters. In the first quarter of 2005, the Company incurred a $1.5 million charge relating to the consolidation of its operating segments from three into two (elimination of the Driveline segment and consolidation into the Chassis and Powertrain segments). In the fourth quarter of 2005, the Company realigned its commercial functions including sales and purchasing by splitting them between its two operating segments: Chassis and Powertrain. As a result of both of the above actions, the Company eliminated numerous positions and anticipates further savings in the future. Approximately $1.4 million of the 2004 charge relates to the Company's Chassis group to close a facility in Europe and $0.2 million to achieve headcount reductions in the Powertrain group. An additional $0.8 million charge in 2004 primarily relates to costs to reduce headcount at the Corporate offices.

        In fiscal 2003, the Company entered into several restructuring arrangements whereby it incurred approximately $12.7 million of costs associated with severance and facility closures. These actions include the completion of the Chassis segment's European operation reorganization that was initiated in fiscal 2002 and completed in the first quarter of 2003 and severance costs to replace certain members of the Company's executive management team and the costs to restructure several departments in the Company's corporate office.

        The Company expects to realize additional savings from the restructuring actions, described above, as reductions in employee-related expenses recognized in both cost of goods sold and selling, general and administrative expense.

        The following table summarizes the activity for the accruals established relating to restructuring activities for 2002 through 2005. Adjustments to previously recognized acquisition related severance and exit costs were reversed to goodwill.

	(In thousands)
	Acquisition Related Severance Costs	2002 Additional Severance And Other Exit Costs	2003 Additional Severance And Other Exit Costs	2004 Additional Severance And Other Exit Costs	2005 Additional Severance And Other Exit Costs	Total
Balance at December 28, 2003	$1,089	$348	$7,322	$—	$—	$8,759
Charges to expense	—	—	—	2,455	—	2,455
Cash payments	(290)	(361)	(4,605)	(2,010)	—	(7,266)
Other adjustments	(40)	—	40	—	—	—
Reversal of unutilized amounts	(84)	—	—	—	—	(84)

Balance at January 2, 2005	$675	$(13)	$2,757	$445	$—	$3,864
Charges to expense	—	13	(240)	(12)	3,527	3,288
Cash payments	(12)	—	(2,436)	(354)	(2,529)	(5,331)
Other adjustments	(218)	—	8	(52)	99	(163)

Balance at January 1, 2006	$445	$—	$89	$27	$1,097	$1,658

        The above amounts represent total estimated cash payments, of which $1.7 million and $3.2 million are recorded in accrued liabilities in the Company's consolidated balance sheet at January 1, 2006 and January 2, 2005, respectively. An additional $0.7 million was recorded in other long-term liabilities in the Company's consolidated balance sheet at January 2, 2005.

19.   Disposition of Businesses

        On February 1, 2004, the Company completed an asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in its former Driveline segment was sold to Lester PDC, Ltd, a Kentucky-based aluminum die casting and machining company. The Company retained an interest in approximately $5.6 million in working capital (principally accounts receivable). Cash paid in the transaction to buy out the remaining portion of the equipment that had previously been sold under an operating lease arrangement by the Company was approximately $6.1 million, net of proceeds from Lester PDC of $4.1 million. The buyer also agreed to lease the Bedford Heights, Ohio and sub-lease the Rome, Georgia facilities from the Company for total annual lease payments of approximately $0.6 million. In addition, Lester PDC and Metaldyne entered into a supply agreement. These facilities had 2003 combined sales of approximately $62 million and an operating loss of approximately $14 million. Both manufacturing operations were part of the Company's former Driveline segment. In connection with the disposition of these manufacturing facilities, the Company recognized a charge of $7.6 million on the Company's consolidated statement of operations for the year ended January 2, 2005. The charge represents the book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets.

        In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and the supply agreement and lease agreement between Lester PDC and Metaldyne were terminated. As a result, Metaldyne assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement. One of these product lines is currently being manufactured at the Bedford Heights facility and the remaining products have been moved to other Metaldyne facilities.

        On May 9, 2003, the Company sold its Chassis segment's Fittings division to TriMas for $22.6 million plus the assumption of an operating lease. This transaction was accounted for as a sale of entities under common control, due to common ownership between TriMas and the Company. Therefore, the proceeds, in excess of the book value, amounting to $6.3 million were recorded as "equity and other investments in affiliates" in the Company's consolidated balance sheet. The Fittings division, which is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications, became part of the TriMas Fastening Systems Group.

20.   Discontinued Operations

        On October 28, 2005, the Company announced the possible divestiture of its business of supplying forged metal components to the automotive light vehicle market ("North American Forging" or "Forging Operations") and engaged a third party investment banking firm to assist in the sale process. The Forging Operations, which were part of the Chassis segment and operated as a separate division with separate management within the segment, manufacture a variety of gear blanks, driveline shaft blanks, differential gears, wheel end components and precision cold forged components for global automotive original equipment manufacturers and Tier 1 component suppliers. On December 1, 2005, the Company entered into a definitive agreement to sell the Forging Operations. As a result of this agreement, the Company's Board of Directors approved the disposition of the business prior to January 1, 2006. On January 7, 2006 the Company entered into an Asset Purchase Agreement (the "Agreement") with Forming Technologies, Inc. ("FTI") whereby FTI agreed to purchase the equipment, machinery, raw materials and other assets of the Forging Operations.

        In accordance with SFAS No. 144, the Company determined that the Forging Operations qualified for assets held for sale treatment. Therefore, the results of operations for the Forging Operations for the current and prior periods have been reported as discontinued operations. In addition, the assets and liabilities of the Forging Operations have been reclassified as assets and liabilities of discontinued operations in the Company's consolidated balance sheet at January 1, 2006 and January 2, 2005.

        The Company determined that the undiscounted cash flows of the Forging Operations did not support the current carrying value of the Forging Operations assets. Since these assets met the held for sale criteria listed under SFAS No. 144, the Company recorded an impairment loss to reduce the assets to their fair value less cost to sell. The loss recognized was determined based upon the selling price established in the Agreement with FTI. This loss on disposition amounted to $140.5 million (net of approximately $32.3 million of taxes) reflecting the impairment of the Forging Operations long-lived assets and estimated costs to sell of approximately $4.1 million.

        Revenue from the Forging Operations, including sales with other Metaldyne affiliates, income (loss) from discontinued operations and related tax (benefit) expense for the years ended January 1, 2006, January 2, 2005 and December 28, 2003 are presented below:

	(In millions)
	January 1, 2006	January 1, 2005	December 28, 2003
Sales to third parties	$357.6	$345.9	$351.8
Sales with other Metaldyne affiliates	$48.0	$36.8	$20.1
Income (loss) from discontinued operations before income taxes	$(10.1)	$(3.7)	$12.8
Income tax (benefit) expense	(1.8)	(1.3)	4.5

Income (loss) from discontinued operations	$(8.3)	$(2.4)	$8.3

        The components of assets and liabilities of the discontinued operations in the consolidated balance sheet are as follows:

	(In thousands)
	January 1, 2006	January 2, 2005
Cash	$4	$—
Accounts receivable	2,808	430
Inventories	36,151	37,005
Prepaid expenses and other	2,439	1,721
Property and equipment, net	73,896	183,083
Other assets	1,314	81,966

Assets of discontinued operations	$116,612	$304,205

Trade accounts payable	$29,992	$33,105
Accrued liabilities	7,222	8,238
Current portion of long-term debt	186	210

Current liabilities of discontinued operations	$37,400	$41,553
Long-term debt	7,500	7,594
Other long-term liabilities	25,704	29,526

Long-term liabilities of discontinued operations	$70,604	$78,673

        The Company and its Forging Operations sell trade accounts receivable of substantially all domestic business operations, on an on-going basis, to MRFC, Inc., a wholly owned subsidiary of the Company. Other long-term liabilities consist of pension and post-retirement obligations of which $2.7 million will not be retained by the Company. See Note 26, Employee Benefit Plans for detail.

21.   Cumulative Effect of Change in Accounting Principle

        Under FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations," obligations associated with the retirement of long-lived assets are recorded when there is a legal obligation to incur such costs and the fair value of the liability can be reasonably estimated. This amount is accounted for as an additional element of cost, and, like other cost elements, is depreciated over the corresponding asset's useful life. On January 1, 2006, the Company recorded a transition charge of $5.1 million ($3.3 million after tax), which is reported in the caption, "Cumulative effect of accounting changes." FIN No. 47 primarily affects the accounting for costs associated with the future buyback or retirement of assets under the Company's various lease agreements.

        On a pro forma basis, the amount of the liability for asset retirement obligation would have been $3.3 million and $1.8 million as of January 2, 2005 and December 28, 2003, respectively, had the Company applied FIN No. 47 for all periods presented. The adoption of FIN No. 47 did not have a significant impact on prior year results.

22.   Other Income (Expense), Net

	(In thousands)
	2005	2004	2003
Other, net:
Interest income	$1,272	$1,396	$474
Debt fee amortization	(3,206)	(3,880)	(2,480)
Accounts receivable securitization financing fees	(4,506)	(2,947)	(2,634)
Foreign currency gains (losses)	389	(940)	(1,010)
Other, net	(5,149)	(610)	(1,420)

Total other, net	$(11,200)	$(6,981)	$(7,070)

23.   Stock Options and Awards

        The Company has a stock-based employee compensation plan (the "Plan") and has issued equity-based incentives in various forms. At January 1, 2006, the Company has stock options and units outstanding to key employees of the Company for approximately 0.7 million shares at a price of $16.90 per share, 1.0 million shares at a price of $8.50 per share and 1.2 million shares at a price of $6.50 per share. However, these options and units are required to be held and cannot be exercised until the elapse of a certain time period after a public offering.

        Beginning in 2004, the Company offered eligible employees the opportunity to participate in a new Voluntary Stock Option Exchange Program (the "Program"), to exchange all of their outstanding options to purchase shares of the Company's common stock granted under the Plan for new stock options and restricted stock units to be granted under the Plan. Participation in the Program was voluntary; however, elections were required to be received by January 14, 2004, with new stock options granted on or after July 15, 2004 and restricted stock units granted on January 15, 2004. Non-eligible participants in the existing Plan and one eligible employee not electing to participate in the new Program continue to participate in the existing Plan. No stock compensation expense was recorded for the year ended January 1, 2006.

        Prior to November 2001, the Company's Long Term Stock Incentive Plan provided for the issuance of stock-based incentives. The Company granted long-term stock awards, net, for approximately 0.4 million shares of Company common stock during 2000 to key employees of the Company. The weighted average fair value per share of long-term stock awards granted during 2000 on the date of grant was $13. Compensation expense for the vesting of long-term stock awards was approximately $3.1 million in 2003, and is included with selling, general and administrative expenses in the Company's consolidated statement of operations. Beginning in December 2000, the unamortized value of unvested stock awards was amortized over a ten-year vesting period and recorded in the financial statements as a deduction from shareholders' equity.

        The Company cancelled outstanding stock awards in 2000 and made new restricted stock awards to certain employees of approximately 3.7 million shares of Company common stock in 2001. Under the terms of the recapitalization agreement, those shares become free of restriction, or vest, as to one-quarter upon the closing of the recapitalization merger and one-quarter in each of January 2002, 2003 and 2004. Holders of restricted stock were entitled to elect cash in lieu of 40% of their respective stock, which vested at the closing of the recapitalization merger. On each of the subsequent vesting dates, holders of restricted stock may elect to receive all of the installment in common shares, 40% in cash and 60% in common shares, or 100% of the installment in cash. The number of shares to be received will increase by 6% per annum and any cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration.

        A summary of the status of the Company's stock options and units granted under the Plan for the three years ended 2005, 2004 and 2003 is as follows:

	(Shares in thousands)
	2005	2004	2003
Option shares outstanding, beginning of year	2,736	2,661	2,539
Weighted average exercise price	$10.57	$16.90	$16.90
Option and unit shares granted	575	1,983	306
Weighted average exercise price	$6.50	$7.58	$16.90
Option and unit shares exercised	—	—	—
Weighted average exercise price	—	—	—
Option and unit shares cancelled due to forfeitures	(174)	(109)	(184)
Option shares exchanged for units	(153)	(1,799)	—-
Weighted average exercise price	$12.20	$16.90	$16.90
Option and unit shares outstanding, end of year	2,984	2,736	2,661
Weighted average exercise price	$9.59	$10.57	$16.90
Weighted average remaining option term (in years)	5.5	6.5	7.5
Option and unit shares exercisable, end of year	—	—	—
Weighted average exercise price	—	—	—

        The weighted average exercise price of long-term stock awards is $9.59 per share at January 1, 2006. A combined total of approximately 4.9 million shares of Company common stock was available for the granting of options and incentive awards under the above plans in 2005, 2004 and 2003.

        The weighted average fair value on the date of grant of options granted was $4.80 in 2005 and 2004 and $8.50 in 2003. Had stock option compensation expense been determined pursuant to the methodology of SFAS No. 123, the pro forma effects on the Company's basic earnings per share would have been no effect in 2005 and 2004 and a reduction of approximately $0.04 in 2003. The fair value of the Company's stock at the date of grant was $4.80 (assuming the removal of the lack of marketability and minority discount applied for purposes of this stock valuation, the value would range between $8.50 and $9.00 per share) in 2005 and 2004, and $8.50 in 2003.

        The fair value of the options was estimated at the date of grant using the minimum value method for 2005, 2004 and 2003, with no assumed dividends or volatility, a weighted average risk-free interest rate of 3.94% in 2005 and 3.67% in 2004, and an expected option life of 5.5 years in both 2005 and 2004.

24.   Loss Per Share

        The following provides information relating to the numerators and denominators used in the computations of basic and diluted loss per common share:

	(In thousands except per share amounts)
	2005	2004	2003
Weighted average number of shares outstanding for basic and diluted	42,845	42,830	42,729

Loss from continuing operations	$(109,797)	$(25,555)	$(83,691)
Income (loss) from discontinued operations, net of tax	(8,301)	(2,439)	8,352
Loss on discontinued operations, net of tax	(140,547)	—	—
Cumulative effect of change in accounting principle	(3,262)	—	—

Net loss	$(261,907)	$(27,994)	$(75,339)
Less: Preferred stock dividends	—	—	9,259

Loss used for basic and diluted earnings per share computation	$(261,907)	$(27,994)	$(84,598)

Basic and diluted loss per share:
Loss from continuing operations less preferred stock	$(2.56)	$(0.60)	$(2.18)
Loss from discontinued operations	(0.19)	(0.05)	0.20
Loss on discontinued operations	(3.28)	—	—
Cumulative effect of change in accounting principle	(0.08)	—	—

Net loss attributable to common stock	$(6.11)	$(0.65)	$(1.98)

        Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are stock options representing 2.94 million and 2.69 million of common shares as they are anti-dilutive at January 1, 2006 and January 2, 2005, respectively.

        Contingently issuable shares, representing approximately 50,000, 50,000 and 900,000 of restricted stock options and restricted stock awards, have an anti-dilutive effect on earnings per share for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively.

25.   Income Taxes

	(In thousands)
	2005	2004	2003
Income (loss) from continuing operations:
Domestic	$(143,030)	$(110,302)	$(135,550)
Foreign	55,989	49,190	38,700

	$(87,041)	$(61,112)	$(96,850)

Provision for income taxes:
Currently payable:
Federal	$(1,009)	$(5,913)	$—
Foreign	20,957	4,901	15,128
State and local	3,224	1,869	408

	23,172	857	15,536
Deferred:
Federal	1,023	(29,058)	(28,731)
Foreign	1,799	(1,330)	973
State and local	(3,238)	(6,026)	(937)

	(416)	(36,414)	(28,695)

Income taxes	$22,756	$(35,557)	$(13,159)

        The components of deferred taxes at January 1, 2006 and January 2, 2005 are as follows:

	(In thousands)
	2005	2004
Deferred tax assets:
Inventories	$2,145	$571
Accrued liabilities and other long-term liabilities	53,392	60,853
Net operating losses	139,789	72,968
Investment in subsidiary	6,907	2,980

	202,233	137,372
Valuation allowance	(87,840)	(12,220)

	114,393	125,152

Deferred tax liabilities:
Property and equipment	107,467	143,339
Intangible assets	27,609	48,079
Other, principally investments	10,709	9,728

	145,785	201,146

Net deferred tax liability	$31,392	$75,994

        The net deferred tax liability resides in the following components of the balance sheet:

	(In thousands)
	2005	2004
Assets:
Deferred and refundable income taxes	$11,010	$18,468
Less: refundable income taxes	—	(5,547)

Deferred income taxes	11,010	12,921
Liabilities:
Deferred income taxes	42,402	88,915

Total net deferred tax liability	$31,392	$75,994

        The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to income from continuing operations:

	(In thousands)
	2005	2004	2003
U.S. federal statutory rate	35%	35%	35%
Tax at U.S. federal statutory rate	$(30,464)	$(21,389)	$(33,898)
State and local taxes, net of federal tax benefit	(9)	(1,087)	(344)
Higher (lower) effective foreign tax rate	2,676	(4,401)	2,556
Foreign dividends	—	506	5,990
Refunds received in excess of prior recorded amounts	(581)	(7,065)	—
Preferred stock dividends	7,579	6,592	—
Change in accrual for tax contingencies	482	(6,252)	—
Valuation allowance	45,864	(2,700)	1,985
Undistributed foreign earnings	(990)	750	10,200
Other, net	(1,801)	(511)	352

Income taxes	$22,756	$(35,557)	$(13,159)

        The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." As part of the process of preparing consolidated financial statements, the Company is required to determine its income taxes in each of the jurisdictions in which it operates. This process involves determining the current tax expense together with assessing temporary differences resulting from different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the Company's consolidated balance sheet using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company must assess the likelihood that its deferred tax asset will be recovered from various means including future taxable income and, to the extent it believes that recovery is not more likely than not, it must establish a valuation allowance. To the extent that the Company establishes a valuation allowance or increases this allowance in a period, it must include an expense within the tax provision in the Company's consolidated statement of operations. The Company does not believe that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

        The Company has recorded an increase in the valuation allowance of $75.6 million comprised of (i) $45.9 million for continuing operations; (ii) $1.6 million for discontinued operations; and (iii) $28.1 million for loss on discontinued operations, against its domestic deferred tax assets, net of reversing liabilities, as of January 1, 2006, due to uncertainties related to its ability to utilize a portion of its deferred tax assets, primarily consisting of net operating losses. In establishing the valuation allowance, the Company considered, among other factors, its historical profitability, projections for future profits and timing of the reversal of specific deferred tax liabilities, predominantly depreciation expense. The net increase (decrease) in the valuation allowance for the years ended January 2, 2005 and December 28, 2003 was $1.0 million and $(4.3) million, respectively.

        As of January 1, 2006, the Company had unused U.S. net operating loss ("NOL") carryforwards of approximately $337 million. $0.4 million of these losses will expire in 2020; $42.4 million will expire in 2021; $1.2 million will expire in 2022; $85 million will expire in 2023; $102 million will expire in 2024; and $106 million will expire in 2025. The Company has also recognized a deferred tax asset for unused state NOL carryforwards totaling $3.5 million in 2005 and $2.7 million in 2004. These NOL carryforwards expire in various years beginning in 2024.

        Included in the state deferred tax expense for the year ended January 2, 2005 is a benefit of $2.7 million that is attributable to a reduction in a valuation allowance previously established against deferred tax assets for certain net operating loss carryforwards that the Company determined was no longer warranted.

        A provision has been made for U.S. or additional foreign withholding taxes on approximately $10 million and $11 million of the undistributed earnings of one foreign subsidiary at January 1, 2006 and January 2, 2005, respectively. A provision for such taxes has not been made on approximately $389 million and $368 million of the undistributed earnings of the Company's other foreign subsidiaries for the years ended January 1, 2006 and January 2, 2005, respectively, as the Company intends to permanently reinvest the earnings of these entities. Generally, such earnings become subject to U.S. taxation upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

        In 2002, the Company completed its analysis of the impact related to the U.S. Department of Treasury's regulations that replaced the loss disallowance rules applicable to the sale of stock of a subsidiary member of a consolidated tax group. These regulations permit the Company to utilize a previously disallowed capital loss that primarily resulted from the sale of a subsidiary in 2000. In the year ended December 29, 2002, the Company filed an amended tax return to claim a refund relating to the previously disallowed loss and recorded a tax benefit of $20 million relating to the refund claim. In July 2004, the Company received a $27 million refund relating to the claim. The difference in the amount of benefit recorded in 2002 and the refund received in 2004, $7 million, has been recorded as a benefit in the tax provision for the year ended January 2, 2005.

26.   Employee Benefit Plans

        Substantially all employees participate in noncontributory profit-sharing and/or contributory defined contribution plans, to which payments are approved annually by the Board of Directors. Aggregate charges to income under defined contribution plans were $10.3 million in 2005, $8.8 million in 2004 and $9.3 million in 2003. Anticipated 2006 contributions to the defined contribution plans will be approximately $11.0 million.

        As of January 1, 2003, the Company replaced its existing combination of defined benefit plans and defined contribution plans for non-union employees with an age-weighted profit-sharing plan and a

401(k) plan. Defined benefit plan benefits no longer accrue after 2002 for these employees. This change affected approximately 1,200 employees. The profit-sharing component of the new plan is calculated using allocation rates that are integrated with Social Security and that increase with age. As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic pension cost subsequent to this date. However, the Company must continue to record TriMas' portion of the net liability recognized on the Company's consolidated balance sheet.

        The Company also provides other postretirement medical and life insurance benefit plans, none of which are funded, for certain of its active and retired employees. The health care plans are contributory with participants' contributions adjusted annually. As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic postretirement benefit cost, benefit obligations and net liability subsequent to this date.

        The Company uses a September 30 measurement date for all of its plans. The straight-line method is used to amortize prior service amounts and unrecognized net actuarial losses over a 14 to 15 year average for all on-going pension and postretirement benefit plans. The below includes all of the Company's domestic and foreign pension and other postretirement benefit plans.

        Obligations and funded status of the Company (including the obligations related to the Forging Operations) at January 1, 2006 and January 2, 2005:

		(In thousands)
	Pension Benefits		Other Benefits
	2005	2004	2005	2004
Change in Benefit Obligation
Benefit obligation at beginning of year	$304,181	$289,122	$54,261	$53,342
Service cost	2,841	3,071	1,629	1,329
Interest cost	17,768	17,321	2,144	2,965
Plan participants' contributions	191	191	402	448
Amendments	—	229	—	—
Actuarial loss	21,188	6,930	191	1,442
Benefits paid	(14,594)	(13,955)	(2,949)	(3,290)
Change in foreign currency	(3,376)	2,744	—	—
Change due to amendment	—	—	(16,879)	(1,975)
Change due to settlement	—	—	(2,843)	—
Change due to curtailment	—	(1,472)	—	—

Benefit obligation at end of year	328,199	304,181	35,956	54,261

Change in Plan Assets
Fair value of plan assets at beginning of year	182,939	162,721	—	—
Actual return on plan assets	18,068	13,647	—	—
Employer contribution	22,343	18,930	2,547	2,842
Plan participants' contributions	191	191	402	448
Benefits paid	(14,594)	(13,955)	(2,949)	(3,290)
Exchange rate changes	(1,505)	1,405	—	—

Fair value of plan assets at end of year	207,442	182,939	—	—

Net Amount Recognized
Funded status	(120,757)	(121,242)	(35,956)	(54,261)
Unrecognized net actuarial loss	118,513	101,390	8,528	14,806
Unrecognized prior service cost (benefit)	2,010	2,165	—	(2,579)

Net amount recognized	$(234)	$(17,687)	$(27,428)	$(42,034)

Amounts Recognized in the Statement of Financial Position
Accrued benefit cost	$(115,798)	$(115,974)	$(27,428)	$(42,034)
Intangible assets	2,010	2,165	—	—
Accumulated other comprehensive income	113,554	96,122	—	—

Net amount recognized	$(234)	$(17,687)	$(27,428)	$(42,034)

Projected benefit obligation	328,199	304,181	N/A	N/A
Accumulated benefit obligation	323,089	298,847	N/A	N/A
Fair value of plan assets	207,442	182,939	N/A	N/A

        The accrued benefit cost is recorded in accrued liabilities, other long-term liabilities and long-term liabilities of discontinued operations in the Company's consolidated balance sheet. See Note 10, Accrued Liabilities, Note 11, Other Long-term Liabilities and Note 20, Discontinued Operations, for detail.

        The increase in accumulated other comprehensive income to $113.6 million ($74.7 million net of tax) at January 1, 2006 primarily reflects the excess of the accumulated benefit obligation over the fair value of the plan assets.

        The Company expects to make contributions of approximately $23.7 million to the defined benefit pension plans for 2006. This amount assumes that the funding law applicable for 2005 is extended as proposed by Congress for the 2006 plan year. Absent this extension, the Company would expect to contribute an additional $2 million to the defined benefit pension plans for 2006.

			(In thousands)
	Pension Benefits			Other Benefits
	2005	2004	2003	2005	2004	2003
Components of Net Periodic Benefit Cost
Service cost	$2,841	$3,071	$3,213	$1,629	$1,329	$1,021
Interest cost	17,768	17,321	17,102	2,144	2,965	3,008
Expected return on plan assets	(18,293)	(17,229)	(16,566)	—	—	—
Amortization of prior service cost	164	146	101	(16,971)	(286)	(121)
Recognized (gain) loss due to curtailments/ settlements	—	(1,472)	(2,454)	(2,478)	(478)	277
Amortization of net (gain) loss	3,479	2,369	699	7,569	476	—

Net periodic benefit cost	$5,959	$4,206	$2,095	$(8,107)	$4,006	$4,185

Additional Information
Increase in minimum liability included in other comprehensive income (before tax)	$17,432	$10,471	$25,536	N/A	N/A	N/A
Assumptions
Weighted-average assumptions used to determine benefit obligations at January 1, 2006, January 2, 2005 and December 28, 2003:
Discount rate	5.66%	5.99%	6.11%	5.75%	6.00%	6.13%
Rate of compensation increase	3.64%	3.62%	3.59%	N/A	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit cost for years ended January 1, 2006, January 2, 2005 and December 28, 2003:
Discount rate	5.99%	6.11%	6.73%	6.00%	6.13%	6.75%
Expected long-term return on plan assets	8.96%	8.96%	8.96%	N/A	N/A	N/A
Rate of compensation increase	3.62%	3.59%	4.01%	N/A	N/A	N/A
Assumed health care cost trend rates at January 1, 2006, January 2, 2005 and December 28, 2003:
Health care cost trend rate assumed for next year	N/A	N/A	N/A	9.00%	9.50%	10.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	N/A	N/A	N/A	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	N/A	N/A	N/A	2013	2013	2013

        Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	(In thousands)
	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on total of service and interest cost	$457	$(623)
Effect on postretirement benefit obligation	4,204	(5,515)

Plan Assets

        The Company's pension plans' and other postretirement benefit plans' weighted-average asset allocations at January 1, 2006 and January 2, 2005, by asset category, are as follows:

	Pension Benefits Plan Assets At
	January 1, 2006	January 2, 2005
Asset Category
Equity securities	67%	65%
Debt securities	29%	33%
Other (Cash)	4%	2%

Total	100%	100%

Investment Policy and Strategy

        The policy, established by the Retirement Plan Administrative Committee, is to provide for growth of capital with a moderate level of volatility by investing assets per the target allocations stated above. The asset allocation and the investment policy will be reviewed on a semi-annual basis, to determine if the policy should be changed.

Determination of Expected Long-Term Rate of Return

        The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 10% to 11% over the long-term, while debt securities are expected to return between 4% and 7%. The Retirement Plan Administrative Committee expects that the plans' asset manager will provide a modest (0.5% to 1.0% per annum) premium to the respective market benchmark indices.

Cash Flows

        The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

	(In thousands)
	Pension Benefits January 1, 2006	Other Benefits January 2, 2005
2006	$12,922	$1,631
2007	$13,496	$1,623
2008	$14,165	$1,676
2009	$14,805	$1,755
2010	$15,626	$1,853
2011-2015	$90,509	$11,026

Medicare Prescription Drug, Improvement and Modernization Act

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act was signed into law. This law provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. The

Company provides retiree drug benefits that exceed the value of the benefits that will be provided by Medicare Part D, and the Company's eligible retirees generally pay a premium for this benefit that is less than the Part D premium. Therefore, the Company has concluded that these benefits are at least actuarially equivalent to the Part D program so that Metaldyne will be eligible for the basic Medicare Part D subsidy. An application to obtain this subsidy has been submitted to Medicare.

        In the second quarter of 2004, a Financial Accounting Standards Board (FASB) Staff Position (FSP FAS 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003") was issued providing guidance on the accounting for the effects of the Act for employers that sponsor postretirement health care plans that provide prescription drug benefits. The FSP is effective for the first interim or annual period beginning after June 15, 2004. The federal subsidy reduced the Company's postretirement benefit obligation by approximately $7.0 million; this savings is reflected in the balance at January 1, 2006. For 2005, the Company recognized a net reduction in postretirement expense of $0.9 as a result of this subsidy.

Postretirement Medical and Life Insurance Benefit Plans

        In December 2004, the Company announced that it will discontinue retiree medical and life insurance coverage to its salaried and nonunion retirees and their beneficiaries effective January 1, 2006. This event has no impact on the Company's 2004 annual results since the announcement occurred subsequent to the September 30, 2004 measurement date for postretirement benefits. The Company recorded a curtailment gain of $2.1 million for the year ended January 1, 2006 pursuant to this announcement, which is included in selling, general and administrative expenses in its consolidated statement of operations. Additionally, the Company recorded a benefit for net periodic benefit costs of $5.4 million, of which $1.1 million is included in selling, general and administrative expenses and $4.3 million is included in cost of sales in the Company's consolidated statement of operations. Had the Company not made the changes noted above, its expense would have been approximately $4.5 million, or $9.9 million higher than actually recorded in 2005.

        As a result of the discontinuation of retiree medical and life insurance coverage discussed above, the Company expects to receive an estimated cash savings of $1.0 million in 2006. The Company expects to make contributions of approximately $1.6 million to the postretirement medical and life insurance benefit plans for 2006.

        In 2005, TriMas agreed to indemnify the Company for the cost of certain postretirement benefit plans for retired employees of former operations attributed to TriMas. As a result, as of January 1, 2006, the Company recorded $1.0 million receivable due from TriMas as reimbursement for amounts previously paid, a reduction of $2.8 million in its long-term liability for amounts expected to be paid in future periods, a $4.7 million reduction in equity investments in and receivables from affiliates and a reduction in expense of $1.0 million.

        As a condition of the sale of the Forging Operations, all defined benefit pension plan obligations relating to the Forging Operations' employees will be retained by the Company. Postretirement medical and life insurance benefit obligations relating to the former Forging Operations' employees will also be retained by the Company with obligations related to the current employees transferred to the new owners. This transferred obligation was approximately $2.7 million as of January 1, 2006. Pension expense associated with the Forging Operations was $0.7 million, $0.6 million and $0.1 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Net postretirement expense (income) associated with the Forging Operations was $(2.7) million, $0.7 million and $0.9 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively.

27.   Fair Value of Financial Instruments

        In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the following methods were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

        The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Long-Term Debt

        The carrying amount of bank debt and certain other long-term debt instruments approximates fair value as the floating rates applicable to this debt reflect changes in overall market interest rates.

        The carrying amounts and fair values of the Company's financial instruments at January 1, 2006 and January 2, 2005 are as follows:

		(In thousands)
	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Cash and cash investments	$3,687	$3,687	$—	$—
Receivables	$140,040	$140,040	$181,985	$181,985
Long-term debt:
Bank debt	$409,798	$409,798	$414,618	$414,618
11% senior subordinated notes, due 2012	$250,000	$191,250	$250,000	$210,000
10% senior notes, due 2013	$150,000	$135,000	$150,000	$144,750
10% senior subordinated notes, due 2014	$31,746	$27,469	$31,750	$27,179
Senior secured term loan credit facility	$10,500	$10,500	—	—
Other long-term debt	$9,612	$9,612	$18,103	$18,103

28.   Interim and Other Supplemental Financial Data (Unaudited)

	(In thousands except per share amounts)
	For the Quarters Ended
	January 1st	October 2nd	July 3rd	April 3rd
2005:
Net sales	$448,125	$442,837	$506,605	$489,372
Gross profit	$8,902	$40,293	$61,064	$51,554
Income (loss) from continuing operation	$(94,910)	$(12,557)	$550	$(2,880)
Net loss	$(243,237)	$(15,230)	$60	$(3,500)
Per common share:
Basic and diluted	$(5.68)	$(0.35)	$—	$(0.08)

	(In thousands except per share amounts)
	For the Quarters Ended
	January 2nd	October 3rd	June 27th	March 28th
2004:
Net sales	$424,608	$424,848	$439,411	$406,304
Gross profit	$33,011	$35,699	$51,739	$47,646
Loss from continuing operation	$(1,719)	$(14,882)	$(2,217)	$(6,737)
Net income (loss)	$(2,204)	$(17,370)	$(3,170)	$(5,250)
Per common share:
Basic and diluted	$(0.05)	$(0.41)	$(0.07)	$(0.12)

        The first quarter 2005 results include a postretirement medical and life insurance plan curtailment gain of $2.5 million. Additionally, fourth quarter results include $14.9 million of fixed asset disposal losses, $6.7 million of losses on idle leased assets, a $3.3 million recognition of a cumulative effect of change in accounting principle, a $12.7 million equity loss from affiliates, a $46 million tax valuation allowance and a $140.5 million loss on discontinued operations.

        Fourth quarter 2004 results include an $8.0 million gain on the sale of Saturn and TriMas common stock.

29.   Commitments and Contingencies

        The Company is subject to claims and litigation in the ordinary course of its business but does not believe that any such claim or litigation will have a material adverse effect on its financial position or results of operations.

        The Company has one pending lawsuit by a customer regarding base material prices. The Company believes that there will be a favorable outcome based on information currently available. Approximately $1 million of accounts receivables related to this issue is recorded on the Company's consolidated balance sheet as of January 1, 2006. It is the Company's policy to record charges to earnings when estimates of the Company's exposure for lawsuits and pending or asserted claims meet the criteria for recognition under SFAS No. 5, "Accounting for Contingencies." The ultimate resolution of any such exposure to the Company may differ due to subsequent developments.

        As of January 1, 2006, the Company employed certain employees who are subject to union agreements. The Company does not have national agreements in place with any union, and its facilities are represented by a variety of different union organizations. The Company has two facilities with union contracts expiring within the next twelve months. The remaining union facilities have contracts which expire in 2007 and 2008.

30.   Related Party Transactions

        In November 2000, the Company was acquired by an investor group led by Heartland and Credit Suisse First Boston ("CSFB") in a recapitalization transaction. Heartland is a private equity fund established to "buy, build and grow" industrial companies in sectors with attractive consolidation opportunities. In addition to TriMas (see Note 6, Equity Investments and Receivables in Affiliates), Heartland has equity interests in other industrial companies. The recapitalization and Heartland's investment have allowed the Company to continue to aggressively pursue internal growth opportunities and strategic acquisitions, and to increase the scale and future profitability of the Company. At January 1, 2006, Heartland and CSFB owned approximately 50% and 25% of the Company's common stock, respectively.

        The Company maintains a monitoring agreement with Heartland for an annual fee of $4 million plus additional fees for financings and acquisitions under certain circumstances. The Heartland monitoring agreement is based on a percentage of assets calculation and Heartland has the option of taking the greater of the calculated fee (which would have totaled $5.3 million for 2005) or $4 million. The Company paid a 1% transaction fee of $2.5 million to Heartland in 2004 related to the New Castle acquisition. Total monitoring fees paid to Heartland were $4 million for each of the years ended January 1, 2006, January 2, 2005 and December 28, 2003. Additionally, the Company recorded $0.1 million in 2005, $0.2 million in 2004 and $0.7 million in 2003 for expense reimbursements to Heartland in the ordinary course of business.

        Heartland is also entitled to a 1% transaction fee in exchange for negotiating, contracting and executing certain transactions on behalf of Metaldyne, including transactions for sale-leaseback arrangements and other financings. These fees totaled approximately $0.2 million, $1.0 million and $1.9 million for the years ended January 1, 2006, January 2, 2005 and December 28, 2003, respectively. Total fee and expense reimbursements paid in 2005 and 2004 were approximately $2.2 million and $0.2 million, respectively, and amounts not remitted to Heartland total approximately $0.8 million and $2.8 million as of January 1, 2006 and January 2, 2005, respectively. These amounts are recorded as accounts payable in the Company's consolidated balance sheet as of the year ended January 1, 2006.

        On December 31, 2003, Heartland purchased all of the outstanding shares of Series B preferred stock from the Company's former GMTI shareholders. See Note 14, Redeemable Preferred Stock.

        Effective January 23, 2001, the Company changed its name to Metaldyne Corporation from MascoTech, Inc. The Company had a corporate service agreement through 2002 with Masco Corporation ("Masco"), which at January 1, 2006 owned approximately 6% of the Company's common stock. No fees have been assessed under this service agreement since 2002. Total fee and expense reimbursements not yet remitted to Masco total $0.9 million as of January 1, 2006 and January 2, 2005, and are recorded as accounts payable in the Company's consolidated balance sheet as of the year ended January 1, 2006.

        On June 6, 2002, the Company sold 66% of its former TriMas subsidiary to Heartland and other investors. The Company's current ownership percentage in TriMas is approximately 24%. The Company had a corporate services agreement with TriMas, which required the Company to provide corporate staff support and administrative services to TriMas subsequent to the divestiture of TriMas. Under the terms of the agreement, the Company received fees from TriMas, which aggregated approximately $0.4 million and $2.5 million in 2004 and 2003, respectively. No fees were received from TriMas in 2005. TriMas also reimburses Metaldyne for expense reimbursements in the ordinary course of business. The Company has recorded $8.6 million due from TriMas, consisting of tax net operating losses created prior to the disposition of TriMas, pension obligations and other expense reimbursements in the ordinary course of business, of which $3.8 million is recorded as receivables from TriMas and $4.8 million is recorded as equity investments and receivables in affiliates in the Company's consolidated balance sheet as of January 1, 2006.

        On November 12, 2004, the Company sold approximately 924,000 shares of its TriMas stock to Masco for $23 per shares, or a total of $21.3 million. As TriMas is a privately owned entity and no price is available for its stock, this valuation was based upon available financial information and third party valuation presented to and reviewed by the Company's Board of Directors. A gain on the sale of shares totaling $2.9 million was recognized and is included in equity (income) loss from affiliates, net on the Company's consolidated statement of operations as of January 2, 2005. See Note 6, Equity Investments and Receivables in Affiliates.

        The Company purchased approximately $0.4 million of product from TriMas for each of the years ended January 1, 2006, January 2, 2005 and December 28, 2003.

31.   Subsequent Events

        On January 10, 2006, the Company issued a press release announcing that it and its subsidiaries, Metaldyne Company LLC and Metaldyne Precision Forming—Fort Wayne, Inc., as sellers (together, the "Sellers"), entered into an Asset Purchase Agreement, dated as of January 7, 2006 (the "Agreement"), between the Company, the Sellers and Forming Technologies, Inc., as buyer (the "Buyer"). Pursuant to this agreement, the Buyer agreed to acquire, and the Sellers agreed to sell, equipment, machinery, raw materials and other assets relating to the Sellers' business of supplying forged metal components to the automotive light vehicle market ("North American Forging" or "Forging Operations"). This divestiture was completed on March 10, 2006. In consideration for North American Forging and upon the closing of the transaction, the Sellers received consideration of approximately $79.2 million in cash (of which $11.3 million was used to repurchase assets held under sale-leasebacks by the Buyer), and retained its interest in trade accounts receivable of approximately $41 million which is subject to the accounts receivable securitization agreement. In addition, the buyer assumed $7.5 million of outstanding indebtedness of North American Forging, the assumption by the Buyer of other working capital items and the assumption by the Buyer of specified liabilities. Within 120 days from the transaction close, the Buyer and Sellers will true up working capital (excluding accounts receivable) that existed at the time of the closing to $5.7 million. As part of the Agreement, the Company will continue to provide management transition services, including accounting, finance and information technology support, to the Buyer for approximately one year subsequent to the divestiture. See also Note 20, Discontinued Operations.

        On February 3, 2006, Metaldyne Corporation (the "Company") and its wholly owned subsidiary, Metaldyne Company LLC, entered into an amended and restated credit agreement, dated as of February 3, 2006, among the Company, Metaldyne Company LLC, the foreign subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, Credit Suisse, as Syndication Agent, and Comerica Bank, First Union National Bank, National City Bank and Bank One, N.A. as Documentation Agents. The amendment and restatement effects the following principal changes, as well as updating and technical changes, to the existing credit agreement: (a) it adds an additional $50 million of term loans, of which $25 million was used to prepay the preexisting term loan; (b) it adjusts certain covenants to take account of the North American Forging divestiture and to provide the Company with additional covenant flexibility; and (c) it increases pricing on the existing revolving credit facility from 4.25% to 4.50% over the current LIBOR. The Company is required to use the proceeds from the planned divestiture of North American Forging to prepay (a) $25 million of the preexisting term loans and (b) to repurchase at least $45 million of assets under current operating leases. At the time of this filing, the Company repurchased approximately $48 million of assets under these operating leases with the proceeds from the North American Forging sale. Excess proceeds can be used to repurchase additional assets under current operating leases and to increase the Company's liquidity through repayment of outstanding obligations under its revolving credit and accounts receivable securitization facilities. In connection with the repurchase of these leased assets, the Company will complete a valuation to determine the fair value of the assets purchased. Based upon the results of this valuation, the Company expects to incur a loss associated with the repurchase of the leased assets. On February 3, 2006, pursuant to the terms of the amended and restated credit agreement, Metaldyne Company LLC borrowed $50 million of additional term loans. All term loans mature on December 31, 2009. Based on the new covenants and the changes and modifications discussed above, the Company's January 1, 2006 liquidity would have approximated $183 million.

        On March 3, 2006, Dana Corporation and 40 of its U.S. subsidiaries ("Dana") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Dana and its domestic subsidiaries are significant customers of Metaldyne, representing one of the Company's top 10 customers in terms of sales. Metaldyne does not believe that this bankruptcy filing will have a material financial impact on its operations or financial position. Accounts receivable with Dana outstanding at January 1, 2006 were $10.2 million. Subsequent to year end and prior to Dana's filing, the Company received $10.0 million of the outstanding receivables balance. The Company has taken various measures to mitigate its receivable collection exposure, including a credit default swap and membership on the Unsecured Creditors' Committee.

32.   Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

        The following condensed consolidating financial information presents:

  (1)
  Condensed consolidating financial statements as of January 1, 2006 and January 2, 2005, and for the years ended January 1, 2006, January 2, 2005 and December 28, 2003 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

  (2)
  Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

        The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

        Investments in non-domestic subsidiaries are primarily held at Metaldyne Company LLC, a wholly owned subsidiary of Metaldyne Corporation and the guarantor subsidiaries. Equity in non-domestic subsidiary investees is included in the guarantor column of the accompanying consolidating financial information.

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet
January 1, 2006

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$3,687	$—	$3,687
Total receivables, net	—	4,275	135,604	—	139,879
Inventories	—	48,824	35,441	—	84,265
Deferred and refundable income taxes	—	9,406	1,604	—	11,010
Prepaid expenses and other assets	—	20,244	9,424	—	29,668
Assets of discontinued operations	—	116,612	—	—	116,612

Total current assets	—	199,361	185,760	—	385,121
Equity investments and receivables in affiliates	90,928	—	—	—	90,928
Property and equipment, net	—	371,596	258,832	—	630,428
Excess of cost over net assets of acquired companies	—	435,302	148,688	—	583,990
Investment in subsidiaries	300,323	217,642	—	(517,965)	—
Intangible and other assets	—	137,613	18,855	—	156,468

Total assets	$391,251	$1,361,514	$612,135	$(517,965)	$1,846,935

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$201,747	$59,351	$—	$261,098
Accrued liabilities	—	96,012	27,858	—	123,870
Current liabilities of discontinued operations	—	37,400	—	—	37,400
Current maturities, long-term debt	—	2,627	4,013	—	6,640

Total current liabilities	—	337,786	91,222	—	429,008
Long-term debt	427,469	423,010	260	—	850,739
Deferred income taxes	—	14,967	27,435	—	42,402
Minority interest	—	—	740	—	740
Other long-term liabilities	—	86,980	12,611	—	99,591
Long-term liabilities of discontinued operations	—	33,204	—	—	33,204
Redeemable preferred stock	171,928	—	—	—	171,928
Intercompany accounts, net	(427,469)	165,244	262,225	—	—

Total liabilities	171,928	1,061,191	394,493	—	1,627,612

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,845	—	—	—	42,845
Paid-in capital	698,868	—	—	—	698,868
Accumulated deficit	(524,648)	—	—	—	(524,648)
Accumulated other comprehensive income	2,258	—	—	—	2,258
Investment by Parent/Guarantor	—	300,323	217,642	(517,965)	—

Total shareholders' equity	219,323	300,323	217,642	(517,965)	219,323

Total liabilities and shareholders' equity	$391,251	$1,361,514	$612,135	$(517,965)	$1,846,935

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet
January 2, 2005

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Total receivables, net	—	12,448	168,736	—	181,184
Inventories	—	47,568	42,451	—	90,019
Deferred and refundable income taxes	—	14,498	3,970	—	18,468
Prepaid expenses and other assets	—	27,112	7,822	—	34,934
Assets of discontinued operations	—	304,205	—	—	304,205

Total current assets	—	405,831	222,979	—	628,810
Equity investments and receivables in affiliates	107,040	—	—	—	107,040
Property and equipment, net	—	397,699	275,470	—	673,169
Excess of cost over net assets of acquired companies	—	457,042	154,189	—	611,231
Investment in subsidiaries	584,111	261,038	—	(845,149)	—
Intangible and other assets	—	155,423	19,091	—	174,514

Total assets	$691,151	$1,677,033	$671,729	$(845,149)	$2,194,764

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$166,602	$86,879	$—	$253,481
Accrued liabilities	—	83,765	25,051	—	108,816
Current liabilities of discontinued operations	—	41,553	—	—	41,553
Current maturities, long-term debt	—	3,423	8,624	—	12,047

Total current liabilities	—	295,343	120,554	—	415,897
Long-term debt	427,180	418,723	1,950	—	847,853
Deferred income taxes	—	61,943	26,972	—	88,915
Minority interest	—	—	652	—	652
Other long-term liabilities	—	105,786	7,390	—	113,176
Long-term liabilities of discontinued operations	—	37,120	—	—	37,120
Redeemable preferred stock	149,191	—	—	—	149,191
Intercompany accounts, net	(427,180)	174,007	253,173	—	—

Total liabilities	149,191	1,092,922	410,691	—	1,652,804

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,830	—	—	—	42,830
Paid-in capital	698,868	—	—	—	698,868
Accumulated deficit	(262,741)	—	—	—	(262,741)
Accumulated other comprehensive income	63,003	—	—	—	63,003
Investment by Parent/Guarantor	—	584,111	261,038	(845,149)	—

Total shareholders' equity	541,960	584,111	261,038	(845,149)	541,960

Total liabilities and shareholders' equity	$691,151	$1,677,033	$671,729	$(845,149)	$2,194,764

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended January 1, 2006

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$1,380,859	$506,080	$—	$1,886,939
Cost of sales	—	(1,311,802)	(413,324)	—	(1,725,126)

Gross profit	—	69,057	92,756	—	161,813
Selling, general and administrative expenses	—	(87,188)	(23,780)	—	(110,968)
Restructuring charges	—	(2,953)	(335)	—	(3,288)

Operating profit (loss)	—	(21,084)	68,641	—	47,557

Other expense, net:
Interest expense	—	(87,633)	(2,017)	—	(89,650)
Preferred stock dividends and accretion	(22,737)	—	—	—	(22,737)
Equity loss from affiliates, net	(11,011)	—	—	—	(11,011)
Other, net	—	(4,263)	(6,937)	—	(11,200)

Other expense, net	(33,748)	(91,896)	(8,954)	—	(134,598)

Income (loss) from continuing operations before income taxes	(33,748)	(112,980)	59,687	—	(87,041)
Income tax expense	—	—	22,756	—	22,756

Income (loss) from continuing operations	(33,748)	(112,980)	36,931	—	(109,797)
Loss from discontinued operations, net of tax	—	(8,301)	—	—	(8,301)
Loss on discontinued operations, net of tax	—	(140,547)	—	—	(140,547)
Cumulative effect of change in accounting principle, net of tax	—	(3,262)	—	—	(3,262)
Equity in net income of subsidiaries	(228,159)	36,931	—	191,228	—

Earnings (loss) attributable to common stock	$(261,907)	$(228,159)	$36,931	$191,228	$(261,907)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended January 2, 2005

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$1,271,011	$424,160	$—	$1,695,171
Cost of sales	—	(1,187,176)	(339,900)	—	(1,527,076)

Gross profit	—	83,835	84,260	—	168,095
Selling, general and administrative expenses	—	(103,939)	(22,560)	—	(126,499)
Restructuring charges	—	(1,075)	(1,380)	—	(2,455)
Loss on disposition of manufacturing facilities	—	(7,600)	—	—	(7,600)

Operating profit (loss)	—	(28,779)	60,320	—	31,541

Other expense, net:
Interest expense	—	(78,958)	(2,860)	—	(81,818)
Preferred stock dividends and accretion	(19,900)	—	—	—	(19,900)
Non-cash gain on maturity of interest rate arrangements	—	6,575	—	—	6,575
Equity income from affiliates, net	1,451	—	—	—	1,451
Gain on sale of equity investments	8,020	—	—	—	8,020
Other, net	—	(5,051)	(1,930)	—	(6,981)

Other expense, net	(10,429)	(77,434)	(4,790)	—	(92,653)

Income (loss) from continuing operations before income taxes	(10,429)	(106,213)	55,530	—	(61,112)
Income tax expense (benefit)	—	(39,327)	3,770	—	(35,557)

Income (loss) from continuing operations	(10,429)	(66,886)	51,760	—	(25,555)
Loss from discontinued operations, net of tax	—	(2,439)	—	—	(2,439)
Equity in net income of subsidiaries	(17,565)	51,760	—	(34,195)	—

Earnings (loss) attributable to common stock	$(27,994)	$(17,565)	$51,760	$(34,195)	$(27,994)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended December 28, 2003

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$822,732	$353,730	$—	$1,176,462
Cost of sales	—	(751,316)	(292,450)	—	(1,043,766)

Gross profit	—	71,416	61,280	—	132,696
Selling, general and administrative expenses	—	(90,999)	(17,870)	—	(108,869)
Restructuring charges	—	(11,164)	(1,580)	—	(12,744)
Asset impairment	—	(4,868)	—	—	(4,868)
Operating profit (loss)	—	(35,615)	41,830	—	6,215
Other expense, net:
Interest expense	—	(69,413)	(5,870)	—	(75,283)
Equity loss from affiliates, net	(20,712)	—	—	—	(20,712)
Other, net	—	(10,680)	3,610	—	(7,070)

Other expense, net	(20,712)	(80,093)	(2,260)	—	(103,065)

Income (loss) from continuing operations before income taxes	(20,712)	(115,708)	39,570	—	(96,850)
Income tax expense (benefit)	—	(31,939)	18,780	—	(13,159)

Income (loss) from continuing operations	(20,712)	(83,769)	20,790	—	(83,691)
Income from discontinued operations	—	8,352	—	—	8,352
Equity in net income of subsidiaries	(54,627)	20,790	—	33,837	—

Net income (loss)	(75,339)	(54,627)	20,790	33,837	(75,339)
Preferred stock dividends	9,259	—	—	—	9,259

Earnings (loss) attributable to common stock	$(84,598)	$(54,627)	$20,790	$33,837	$(84,598)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended January 1, 2006

	(In thousands)
	Parent	Guarantor	Non- Guarantor	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$—	$6,234	$95,190	$—	$101,424

Cash flows from investing activities:
Capital expenditures	—	(78,258)	(33,489)	—	(111,747)
Reimbursement from acquisition of business, net of cash received	—	7,960	—	—	7,960
Proceeds from sale/leaseback of fixed assets	—	21,588	—	—	21,588
Investing cash flows used for discontinued operations	—	(11,192)	—	—	(11,192)

Net cash used for investing activities	—	(59,902)	(33,489)	—	(93,391)
Cash flows from financing activities:
Proceeds of term loan facilities	—	10,500	—	—	10,500
Principal payments of term loan facilities	—	(883)	—	—	(883)
Proceeds of revolving credit facility	—	295,038	—	—	295,038
Principal payments of revolving credit facility	—	(298,975)	—	—	(298,975)
Proceeds of other debt	—	—	6,022	—	6,022
Principal payments of other debt	—	(2,676)	(11,507)	—	(14,183)
Capitalization of debt financing fees	—	(1,396)	—	—	(1,396)
Financing cash flows used for discontinued operations	—	(135)	—	—	(135)

Net cash provided by (used for) financing activities	—	1,473	(5,485)	—	(4,012)
Effect of exchange rates on cash	—	—	(334)	—	(334)
Change in intercompany accounts	—	52,195	(52,195)	—	—

Net increase in cash	—	—	3,687	—	3,687
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$—	$3,687	$—	$3,687

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended January 2, 2005

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$—	$47,399	$31,740	$—	$79,139

Cash flows from investing activities:
Capital expenditures	—	(99,991)	(40,283)	—	(140,274)
Acquisition of business, net of cash received	—	(203,870)	—	—	(203,870)
Proceeds from sale/leaseback of fixed assets	—	84,191	—	—	84,191
Disposition of manufacturing facilities	—	(500)	—	—	(500)
Proceeds from sale of equity investments	33,830	—	—	—	33,830
Proceeds on sale of joint venture	—	1,260	—	—	1,260
Investing cash flows used for discontinued operations	—	(4,842)	—	—	(4,842)

Net cash provided by (used for) investing activities	33,830	(223,752)	(40,283)	—	(230,205)
Cash flows from financing activities:
Principal payments of term loan facilities	—	(1,325)	—	—	(1,325)
Proceeds of revolving credit facility	—	279,452	—	—	279,452
Principal payments of revolving credit facility	—	(215,910)	—	—	(215,910)
Proceeds of senior subordinated notes, due 2014	26,923	—	—	—	26,923
Proceeds of other debt	—	—	3,734	—	3,734
Principal payments of other debt	—	(4,163)	(5,311)	—	(9,474)
Capitalization of debt financing fees	—	(1,376)	—	—	(1,376)
Issuance of Series A-1 preferred stock	55,344	—	—	—	55,344
Financing cash flows used for discontinued operations	—	(358)	—	—	(358)

Net cash provided by (used for) financing activities	82,267	56,320	(1,577)	—	137,010
Effect of exchange rates on cash	—	—	230	—	230
Change in intercompany accounts	(116,097)	109,287	6,810	—	—

Net decrease in cash	—	(10,746)	(3,080)	—	(13,826)
Cash and cash equivalents, beginning of period	—	10,746	3,080	—	13,826

Cash and cash equivalents, end of period	$—	$—	$—	$—	$—

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended December 28, 2003

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$—	$48,779	$50,464	$—	$99,243

Cash flows from investing activities:
Capital expenditures	—	(90,143)	(26,138)	—	(116,281)
Disposition of businesses to a related party	—	—	22,570	—	22,570
Acquisition of business, net of cash received	—	(7,650)	—	—	(7,650)
Proceeds from sale/leaseback of fixed assets	—	15,063	—	—	15,063
Proceeds from sale of TriMas shares	20,000	—	—	—	20,000
Investment in joint venture	—	(20,000)	—	—	(20,000)
Investing cash flows used for discontinued operations	—	(12,531)	—	—	(12,531)

Net cash provided by (used for) investing activities	20,000	(115,261)	(3,568)	—	(98,829)
Cash flows from financing activities:
Principal payments of term loan facilities	—	(47,599)	—	—	(47,599)
Proceeds of revolving credit facility	—	180,000	—	—	180,000
Principal payments of revolving credit facility	—	(180,000)	—	—	(180,000)
Proceeds of senior notes, due 2013	150,000	—	—	—	150,000
Principal payments of convertible subordinated debentures, due 2003	(98,532)	—	—	—	(98,532)
Proceeds of other debt	—	—	1,940	—	1,940
Principal payments of other debt	—	(3,831)	(5,104)	—	(8,935)
Capitalization of debt financing fees		(2,346)	—	—	(2,346)
Financing cash flows used for discontinued operations	—	(246)	—	—	(246)

Net cash provided by (used for) financing activities	51,468	(54,022)	(3,164)	—	(5,718)
Effect of exchange rates on cash	—	—	—	—	—
Change in intercompany accounts	(71,468)	116,640	(45,172)	—	—

Net decrease in cash	—	(3,864)	(1,440)	—	(5,304)
Cash and cash equivalents, beginning of period	—	14,610	4,520	—	19,130

Cash and cash equivalents, end of period	$—	$10,746	$3,080	$—	$13,826

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        Not Applicable.

Item 9A.    Controls and Procedures.

        In connection with its audit of the Company's financial statements as of January 1, 2006, KPMG advised the Company in March 2006 that the Company's certain deficiencies over controls over fixed assets perpetual records constituted a material weakness. It was noted adjustments were recorded in 2003 and again in 2005 based on the Company's efforts to verify existence and useful lives of owned and leased assets. It has been recommended that existing policies and procedures relative to the maintenance of perpetual records for owned and leased assets should be reviewed and revised, if appropriate, to ensure timely identification and recording of changes to assets. In addition, procedures should be adopted to ensure periodic reviews of fixed asset records in the future. This material weakness, if unaddressed, could result in material errors in the Company's financial statements.

        Realizing the controls associated with fixed assets were not sufficient to ensure timely identification of changes to assets, the Company undertook comprehensive physical inventories of leased and owned assets during the current year, which resulted in adjustments to previously recorded amounts of company owned fixed assets and obligations for idle or missing leased assets. Utilizing the fixed asset information validated from these physical inventory procedures, the Company intends to take additional actions to address the underlying processes to ensure that fixed asset activity is recorded on a timely basis. While these process improvements are being implemented, the Company will continue to support this activity with periodic physical counts of fixed assets.

Changes in Controls and Procedures

        Our report on controls and procedures for the year ended January 2, 2005 described six material weaknesses previously communicated to the Company by KPMG in March 2005 in our controls and procedures with respect to the extent to which manual journal entries at the plant level were able to be made without appropriate review or supporting documentation; the extent to which manual corporate level adjustments were required in the consolidation and financial reporting/close process; the need to perform regular, detailed account analyses and reconciliations; the need to improve controls to limit access to accounts payable and vendor files; the need to enhance controls related to fixed assets to ensure, among other things, timely asset classifications and the need to develop a process for controlling access to its various information technology systems. The Company committed itself to these matters during the course of the year and with the exception of the continuing material weakness noted in fixed assets, these previous material weaknesses were addressed during the year. Management considers the improvements implemented to address these five material weaknesses to represent a change that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

        The Company continues to devote substantial resources to the improvement and review of its control processes and procedures as part of the Company's preparation for compliance with the internal control over financial reporting requirements of Section 404 of the Sarbanes-Oxley Act. There can be no assurance that the Company will be able fully address the control requirements associated with Section 404 of the Sarbanes-Oxley Act by the required compliance date. The Company must begin to comply with these requirements for its fiscal year ending December 30, 2007.

        Specific remedial actions that were completed during 2005 include the following:

  •
  training of accounting personnel and non-accounting personnel in accounting matters;

  •
  revision of incentive compensation system to eliminate plant specific performance criteria in favor of division-wide criteria;

  •
  appointment of a Financial Controller to oversee all North American plant controllers and work to ensure that financial reporting requirements are understood throughout the North American plants;

  •
  appointment of a Senior Finance Director, who reports directly to the Chief Financial Officer, to provide direct line of reporting for all European plant controllers;

  •
  appointed a Director, Sarbanes-Oxley Implementation in order to manage the Company's efforts to comply with the requirements of Section 404 of the Sarbanes-Oxley Act.

  •
  improved corporate accounting policies and procedures documentation, including the institution of quarterly updates on accounting policy and procedure changes;

  •
  separated assignments, responsibility and access between the accounts payable group and central procurement group; and

  •
  improved procedures and review processes relative to plant manual journal entries, including the adoption of a new corporate policy requiring approval of manual journal entries exceeding certain designated amounts.

Disclosure Controls and Procedures

        Concurrent with the annual audit of the Company's financial statements, management, with the participation of our Chief Executive Officer and Chief Financial Officer, concluded an evaluation of the effectiveness of our disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) of the Securities Exchange Act of 1934) pursuant to Rule 13a-15 of the Exchange Act. Our disclosure controls and procedures are designed only to provide reasonable assurance that they will meet their objectives. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are not effective to provide reasonable assurance that they will meet their objectives as of January 1, 2006. Consequently, in connection with the preparation of this Annual Report, management of the Company undertook and completed reconciliations, analyses and reviews, including comprehensive physical inventories of owned and leased assets, in addition to those historically completed to confirm that this Annual Report fairly presents in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in accordance with generally accepted accounting principles.

Item 9B.    Other Information.

        Not Applicable.

PART III

Item 10.    Directors and Executive Officers of the Registrant.

        Information regarding executive officers required by this Item is set forth as a Supplementary Item at the end of Part I hereof (pursuant to Instruction 3 to Item 401(b) of Regulation S-K). Other information required by this Item will be contained in the Company's definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, to be filed on or before May 1, 2006, and such information is incorporated herein by reference.

Item 11.    Executive Compensation.

        Information required by this Item will be contained in the Company's definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, to be filed on or before May 1, 2006, and such information is incorporated herein by reference.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

        Information required by this Item will be contained in the Company's definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, to be filed on or before May 1, 2006, and such information is incorporated herein by reference.

Item 13.    Certain Relationships and Related Transactions.

        Information required by this Item will be contained in the Company's definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, to be filed on or before May 1, 2006, and such information is incorporated herein by reference.

Item 14.    Principal Accounting Fees and Services.

        Information required by this Item will be contained in the Company's definitive Proxy Statement for its 2006 Annual Meeting of Stockholders, to be filed on or before May 1, 2006, and such information is incorporated herein by reference.

PART IV

Item 15. Exhibits, Financial Statement Schedule.

(A)  Listing of Documents:

(1)
Financial Statements.    The Company's Consolidated Financial Statements included in Item 8 hereof, as required at January 1, 2006 and January 2, 2005, and for the periods ended January 1, 2006, January 2, 2005 and December 28, 2003, consist of the following:

    Consolidated Balance Sheet

    Consolidated Statement of Income

    Consolidated Statement of Cash Flows

    Consolidated Statement of Shareholders' Equity

    Notes to Consolidated Financial Statements

(2)
Financial Statement Schedule.    Financial Statement Schedule of the Company appended hereto, as required for the periods ended January 1, 2006, January 2, 2005 and December 28, 2003, consists of the following:

    Valuation and Qualifying Accounts

(3)   Exhibits.

Exhibit Number	Description of Exhibit
2.1
Recapitalization Agreement, dated as of August 1, 2000, between MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside Company LLC (including Amendment No. 1 to the Recapitalization Agreement dated October 23, 2000 and Amendment No. 2 to the Recapitalization Agreement dated November 28, 2000) (Incorporated by reference to Exhibit 2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.1	Restated Certificate of Incorporation of MascoTech, Inc. (Incorporated by reference to Exhibit 3.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
3.2	Bylaws of Metaldyne Corporation, as amended (Incorporated by reference to Exhibit 3.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.3
Certificate of Designation of Series A-1 Preferred Stock and Series A-2 Preferred Stock (Incorporated by reference to Exhibit 10.5 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
3.4	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 3.4 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended January 2, 2005).
4.1
Shareholders Agreement, dated as of November 28, 2000, by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto (Incorporated by reference to Exhibit 10.20 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).

4.2
Indenture relating to the 11% Senior Subordinated Notes due 2012, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.3
Form of note relating to the 11% Senior Subordinated Notes due 2012 (Incorporated by reference to Exhibit 4.2 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.4
Registration Rights Agreement relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation and the parties named therein (Incorporated by reference to Exhibit 4.3 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.5
Indenture relating to the 10% Senior Subordinated Notes due 2014, dated as of December 31, 2003, by and among Metaldyne Corporation, the Guarantors named therein and the Trustee (as defined therein) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.6	Form of note relating to the 10% Senior Subordinated Notes due 2014 (included in Exhibit 4.5).
4.7
Registration Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.8
Indenture relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.8 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
4.9	Form of note relating to the 10% Senior Notes due 2013 (included in Exhibit 4.8).
4.10
Registration Rights Agreement relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation and the other parties named therein (Incorporated by reference to Exhibit 4.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.1
Assumption and Indemnification Agreement, dated as of May 1, 1984, between Masco Corporation and Masco Industries, Inc. (now known as Metaldyne Corporation) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
10.2
Amended and Restated Credit Agreement as of February 3, 2006, by and among Metaldyne Corporation, Metaldyne Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative agent and collateral agent (the "Amended and Restated Credit Agreement") (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed February 9, 2006).
10.3	Amended and Restated Receivables Purchase Agreement dated as of July 8, 2005 (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Current Report on Form 8-K/A filed July 15, 2005).

10.4	Amended and Restated Receivables Transfer Agreement dated as of July 8, 2005 (Incorporated by reference to Exhibit 99.2 to Metaldyne Corporation's Current Report on Form 8-K/A filed July 15, 2005).
10.5
Credit Agreement dated as of December 20, 2005, by and among Metaldyne Company LLC, Metaldyne Corporation, Credit Suisse as Administrative Agent and Lender, and other lenders party thereto (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed December 23, 2005).
10.6	Metaldyne Corporation 2001 Long Term Incentive and Share Award Plan (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement of Form S-8 filed April 15, 2002).
10.7	MascoTech, Inc. Supplemental Executive Retirement and Disability Plan (Incorporated by reference to Exhibit 10.n to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999).
10.8
Description of the MascoTech, Inc. program for Estate, Financial Planning and Tax Assistance (Incorporated by reference to Exhibit 10.x to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.9	Description of the Metaldyne Annual Value Creation Plan (Incorporated by reference to Exhibit 10.9 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3, 2005).
10.10	Description of the Metaldyne Executive Retirement Plan (Incorporated by reference to Exhibit 10.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.11
Metaldyne Corporation Voluntary Stock Option Exchange Program Offer Summary (Incorporated by reference to Exhibit 10.11 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.12
Joint Venture Formation Agreement, dated as of December 8, 2002, by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne Corporation (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
10.13
Investor Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
10.14
Asset Purchase Agreement, dated as of May 9, 2003, by and among TriMas Corporation, Metaldyne Corporation and Metaldyne Company LLC (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended June 29, 2003).
10.14.1	Asset Purchase Agreement dated as of January 7, 2006, by and among Metaldyne Company LLC and Metaldyne Precision Forming—Fort Wayne, Inc. as Sellers and Forming Technologies, Inc. as Buyer.
10.15
Fittings Facility Sublease, dated May 9, 2003, by and between Metaldyne Company LLC and Fittings Products Co., LLC (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Report Quarterly on Form 10-Q for the period ended June 29, 2003).

10.16
Employment Agreement between Metaldyne Corporation and Timothy Leuliette (as amended) (Incorporated by reference to Exhibit 10.16 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.16.1
Amendment to Employment Agreement between Metaldyne Corporation and Timothy Leuliette (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed February 9, 2006).
10.17
Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended September 28, 2003.)
10.17.1
Amendment to Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.17.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.17.2
Amendment to Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.17.2 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the quarter ended October 2, 2005).
10.19
Employment Agreement between Metaldyne Corporation and Joseph Nowak (as amended) (Incorporated by reference to Exhibit 10.19 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.25
Change of Control Agreement, dated August 11, 2004, between Metaldyne Corporation and Thomas Chambers (Incorporated by reference to Exhibit 10.25 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.27	Employment Agreement between Metaldyne Corporation and Thomas Amato (as amended).
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
21.1	Subsidiaries of Metaldyne Corporation.
23.1	Consent of KPMG LLP.
31.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metaldyne Corporation
By:	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer (Chief Accounting Officer and Authorized Signatory)
March 31, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 31, 2006
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President and Chief Financial Officer (Chief Accounting Officer)	March 31, 2006
/s/ GARY M. BANKS Gary M. Banks	Director	March 31, 2006
/s/ CHARLES E. BECKER Charles E. Becker	Director	March 31, 2006
/s/ MARSHALL A. COHEN Marshall A. Cohen	Director	March 31, 2006
/s/ CYNTHIA L. HESS Cynthia L. Hess	Director	March 31, 2006
/s/ J. MICHAEL LOSH J. Michael Losh	Director	March 31, 2006
/s/ WENDY B. NEEDHAM Wendy B. Needham	Director	March 31, 2006
/s/ DANIEL P. TREDWELL /s/ Daniel P. Tredwell	Director	March 31, 2006
/s/ SAMUEL VALENTI, III Samuel Valenti, III	Director	March 31, 2006

METALDYNE CORPORATION

FINANCIAL STATEMENT SCHEDULE
PURSUANT TO ITEM 14(A)(2) OF FORM 10-K
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION
FOR THE YEAR ENDED JANUARY 1, 2006

Schedule, as required for the years ended January 1, 2006, January 2, 2005 and December 28, 2003.

Page
II. Valuation and Qualifying Accounts	H-125

METALDYNE CORPORATION
SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at Beginning of Period	Charged (Credited) to Cost and Expenses	Charged (Credited) to Other Accounts	Deductions	Balance at End of Period
			(A)	(B)
Allowance for doubtful accounts, deducted from accounts receivable in the balance sheet:
2005	$2,468,000	$(113,000)	$974,000	$219,000	$3,110,000

2004	$3,090,000	$(93,000)	$587,000	$1,116,000	$2,468,000

2003	$3,819,000	$2,393,000	$(1,702,000)	$1,420,000	$3,090,000

Notes:

(A)
Represents transfers between accounts, net and other adjustments, net.

(B)
Deductions, representing uncollectible accounts written off, less recoveries of accounts written off in prior years.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Recapitalization Agreement, dated as of August 1, 2000, between MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside Company LLC (including Amendment No. 1 to the Recapitalization Agreement dated October 23, 2000 and Amendment No. 2 to the Recapitalization Agreement dated November 28, 2000) (Incorporated by reference to Exhibit 2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.1	Restated Certificate of Incorporation of MascoTech, Inc. (Incorporated by reference to Exhibit 3.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
3.2	Bylaws of Metaldyne Corporation, as amended (Incorporated by reference to Exhibit 3.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.3
Certificate of Designation of Series A-1 Preferred Stock and Series A-2 Preferred Stock (Incorporated by reference to Exhibit 10.5 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
3.4	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 3.4 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended January 2, 2005).
4.1
Shareholders Agreement, dated as of November 28, 2000, by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto (Incorporated by reference to Exhibit 10.20 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
4.2
Indenture relating to the 11% Senior Subordinated Notes due 2012, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.3
Form of note relating to the 11% Senior Subordinated Notes due 2012 (Incorporated by reference to Exhibit 4.2 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.4
Registration Rights Agreement r elating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation and the parties named therein (Incorporated by reference to Exhibit 4.3 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.5
Indenture relating to the 10% Senior Subordinated Notes due 2014, dated as of December 31, 2003, by and among Metaldyne Corporation, the Guarantors named therein and the Trustee (as defined therein) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.6	Form of note relating to the 10% Senior Subordinated Notes due 2014 (included in Exhibit 4.5).

4.7
Registration Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.8
Indenture relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.8 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
4.9	Form of note relating to the 10% Senior Notes due 2013 (included in Exhibit 4.8).
4.10
Registration Rights Agreement relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation and the other parties named therein (Incorporated by reference to Exhibit 4.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.1
Assumption and Indemnification Agreement, dated as of May 1, 1984, between Masco Corporation and Masco Industries, Inc. (now known as Metaldyne Corporation) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
10.2
Amended and Restated Credit Agreement as of February 3, 2006, by and among Metaldyne Corporation, Metaldyne Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative agent and collateral agent (the "Amended and Restated Credit Agreement") (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed February 9, 2006).
10.3	Amended and Restated Receivables Purchase Agreement dated as of July 8, 2005 (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Current Report on Form 8-K/A filed July 15, 2005).
10.4	Amended and Restated Receivables Transfer Agreement dated as of July 8, 2005 (Incorporated by reference to Exhibit 99.2 to Metaldyne Corporation's Current Report on Form 8-K/A filed July 15, 2005).
10.5
Credit Agreement dated as of December 20, 2005, by and among Metaldyne Company LLC, Metaldyne Corporation, Credit Suisse as Administrative Agent and Lender, and other lenders party thereto (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed December 23, 2005).
10.6	Metaldyne Corporation 2001 Long Term Incentive and Share Award Plan (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement of Form S-8 filed April 15, 2002).
10.7	MascoTech, Inc. Supplemental Executive Retirement and Disability Plan (Incorporated by reference to Exhibit 10.n to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999).
10.8
Description of the MascoTech, Inc. program for Estate, Financial Planning and Tax Assistance (Incorporated by reference to Exhibit 10.x to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).

10.9	Description of the Metaldyne Annual Value Creation Plan (Incorporated by reference to Exhibit 10.9 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the quarter ended April 3, 2005).
10.10	Description of the Metaldyne Executive Retirement Plan (Incorporated by reference to Exhibit 10.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.11
Metaldyne Corporation Voluntary Stock Option Exchange Program Offer Summary (Incorporated by reference to Exhibit 10.11to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.12
(Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Joint Venture Formation Agreement, dated as of December 8, 2002, by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne CorporationForm 8-K filed December 11, 2002).
10.13
Investor Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
10.14
Asset Purchase Agreement, dated as of May 9, 2003, by and among TriMas Corporation, Metaldyne Corporation and Metaldyne Company LLC (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended June 29, 2003).
10.14.1	Asset Purchase Agreement dated as of January 7, 2006, by and among Metaldyne Company LLC and Metaldyne Precision Forming—Fort Wayne, Inc. as Sellers and Forming Technologies, Inc. as Buyer.
10.15
Fittings Facility Sublease, dated May 9, 2003, by and between Metaldyne Company LLC and Fittings Products Co., LLC (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended June 29, 2003).
10.16
Employment Agreement between Metaldyne Corporation and Timothy Leuliette (as amended) (Incorporated by reference to Exhibit 10.16 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.16.1
Amendment to Employment Agreement between Metaldyne Corporation and Timothy Leuliette (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed February 9, 2006).
10.17
Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended September 28, 2003.)
10.17.1
Amendment to Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.17.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.17.2
Amendment to Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.17.2 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the quarter ended October 2, 2005).

10.19
Employment Agreement between Metaldyne Corporation and Joseph Nowak (as amended) (Incorporated by reference to Exhibit 10.19 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.25
Change of Control Agreement, dated August 11, 2004, between Metaldyne Corporation and Thomas Chambers (Incorporated by reference to Exhibit 10.25 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.27	Employment Agreement between Metaldyne Corporation and Thomas Amato (as amended).
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
21.1	Subsidiaries of Metaldyne Corporation (Incorporated by reference to Exhibit 21.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
23.1	Consent of KPMG LLP.
31.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 12.1

METALDYNE CORPORATION
Computation of Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends

	Year Ended January 1, 2006		Year Ended January 2, 2005		Year Ended December 28, 2003		Year Ended December 29, 2002		Year Ended December 31, 2001
	(In thousands)
EARNINGS (LOSS) BEFORE INCOME TAXES AND FIXED CHARGES:
Income (loss) from continuing operations before income taxes and cumulative effect of accounting change, net	$(87,041)		$(61,112)		$(96,850)		$(103,121)		$(70,533)
(Deduct) add equity in undistributed (earnings) loss of less-than-fifty percent owned companies	11,011		(1,451)		20,712		1,410		8,930
Add interest on indebtedness, net	89,650		81,818		75,283		90,778		147,920
Add amortization of debt expense	3,206		3,880		2,480		4,770		11,620
Add preferred stock dividends and accretion	22,737		19,900		—		—		—
Estimated interest factor for rentals(d)	18,738		15,451		11,888		11,788		8,525

Earnings before income taxes and fixed charges	$58,301		$58,486		$13,513		$5,625		$106,462

FIXED CHARGES:
Interest on indebtedness, net	$89,650		$81,818		$75,283		$90,778		$147,920
Amortization of debt expense	3,206		3,880		2,480		4,770		11,620
Add preferred stock dividends and accretion	22,737		19,900		—		—		—
Estimated interest factor for rentals(d)	18,738		15,451		11,888		11,788		8,525

Total fixed charges	134,331		121,049		89,651		107,336		168,065
Preferred stock dividends(a)	—		—		10,320		13,090		6,430

Combined fixed charges and preferred stock dividends	$134,331		$121,049		$99,971		$120,426		$174,495

Ratio of earnings to fixed charges	—	(b)	—	(b)	—	(b)	—	(b)	—	(b)

Ratio of earnings to combined fixed charges and preferred stock dividends	—	(c)	—	(c)	—	(c)	—	(c)	—	(c)

(a)
Based on the Company's effective tax rate, represents the amount of income before provision for income taxes required to meet the preferred stock dividend requirements of the Company and its 50% owned companies.

(b)
Results of operations for the years ended January 1, 2006, January 2, 2005, December 28, 2003, December 29, 2002 and December 31, 2001 are inadequate to cover fixed charges by $76,030, $62,563, $76,138, $101,711 and $61,603, respectively.

(c)
Results of operations for the years ended January 1, 2006, January 2, 2005, December 28, 2003, December 29, 2002 and December 31, 2001 are inadequate to cover fixed charges and preferred stock dividends by $76,030, $62,563, $86,458, $114,801 and $68,033, respectively.

(d)
Deemed to represent one-third of rental expense on operating leases.

Exhibit 23.1

Consent of Independent Registered Accounting Firm

The Board of Directors
Metaldyne Corporation:

        We consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos 33-59222 and 33-55837), Form S-4 (Registration No. 333-99569) and Form S-8 (Registration Nos. 33-42230 and 333-64531) of Metaldyne Corporation of our report dated March 31, 2006 with respect to the consolidated balance sheets of Metaldyne Corporation as of January 1, 2006 and January 2, 2005, and the related consolidated statements of operations, stockholders' equity and other comprehensive income, and cash flows, for each of the years in the three-year period ended January 1, 2006, and the related financial statement schedule, which report appears in the January 1, 2006, annual report on Form 10-K of Metaldyne Corporation. Our report refers to the Company's changes in methods of accounting for conditional asset retirement obligations pursuant to FASB Interpretation No. (FIN) 47, Accounting for Conditional Asset Retirement Obligations an interpretation of Statement on Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations in 2005 and for redeemable preferred stock to conform with Statement of Financial Accounting Standards No. 150, Accounting for Certain Instruments with Characteristics of both Liabilities and Equity in 2004.

/s/ KPMG LLP

Detroit, Michigan
March 31, 2006

Exhibit 31.1

CERTIFICATION OF TIMOTHY D. LEULIETTE
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2006
OF METALDYNE CORPORATION

I, Timothy D. Leuliette, certify that:

1.
I have reviewed this annual report on Form 10-K of Metaldyne Corporation;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 31, 2006	/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette Chairman, President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF JEFFREY M. STAFEIL
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2006
OF METALDYNE CORPORATION

I, Jeffrey M. Stafeil, certify that:

1.
I have reviewed this annual report on Form 10-K of Metaldyne Corporation;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 31, 2006	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer

Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(A) AND (B))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), each of the undersigned hereby individually certifies in his capacity as an officer of Metaldyne Corporation (the "Company") that the Annual Report of the Company on Form 10-K for the year ended January 1, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: March 31, 2006	/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette Chairman, President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(A) AND (B))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), each of the undersigned hereby individually certifies in his capacity as an officer of Metaldyne Corporation (the "Company") that the Annual Report of the Company on Form 10-K for the year ended January 1, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: March 31, 2006	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer

Annex M

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

For quarterly period ended October 1, 2006

Commission file number 1-12068

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	38-2513957 (I.R.S. Employer Identification No.)
47659 Halyard Drive, Plymouth, Michigan (Address of Principal Executive Offices)	48170-2429 (Zip Code)

(Registrant's telephone number, including area code): (734) 207-6200

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES ☒ NO ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐                Accelerated filer ☐                Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes ☐ No ☒

There is currently no public market for the registrant's common stock.

Number of shares outstanding of the registrant's common stock at November 1, 2006: 42,844,760, par value $1.00 per share.

METALDYNE CORPORATION

INDEX

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

METALDYNE CORPORATION

CONSOLIDATED BALANCE SHEET

OCTOBER 1, 2006 AND JANUARY 1, 2006

(Dollars in thousands except per share amounts)

	October 1, 2006	January 1, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,350	$3,687
Receivables, net:
Trade (net of allowance for doubtful accounts of $4,314 and $3,110 at October 1, 2006 and January 1, 2006, respectively)	154,384	130,018
TriMas	2,177	3,841
Other	13,554	6,020

Total receivables, net	170,115	139,879
Inventories	91,201	84,265
Deferred and refundable income taxes	11,006	11,010
Prepaid expenses and other assets	32,229	29,668
Assets of discontinued operations	—	116,612

Total current assets	309,901	385,121
Equity investments and receivables in affiliates	90,837	90,928
Property and equipment (net of accumulated depreciation of $333,336 and $270,686 at October 1, 2006 and January 1, 2006, respectively)	651,943	630,428
Excess of cost over net assets of acquired companies	589,258	583,990
Intangible and other assets	143,265	156,468

Total assets	$1,785,204	$1,846,935

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$223,999	$261,098
Accrued liabilities	132,092	123,870
Current liabilities of discontinued operations	—	37,400
Current maturities, long-term debt	5,636	6,640

Total current liabilities	361,727	429,008
Long-term debt	921,537	850,739
Deferred income taxes	42,402	42,402
Minority interest	728	740
Other long-term liabilities	113,593	99,591
Long-term liabilities of discontinued operations	—	33,204
Redeemable preferred stock, (aggregate liquidation value: $202,967 and $180,908 at October 1, 2006 and January 1, 2006, respectively). Authorized: 1,198,693 shares; Outstanding: 1,189,694 shares at October 1, 2006 and January 1, 2006	194,811	171,928

Total liabilities	1,634,798	1,627,612

Shareholders' equity:
Preferred stock (non-redeemable), $1 par, Authorized: 25 million; Outstanding: None	—	—
Common stock, $1 par, Authorized: 250 million; Outstanding: 42.8 million at October 1, 2006 and January 1, 2006	42,845	42,845
Paid-in capital	699,018	698,868
Accumulated deficit	(622,798)	(524,648)
Accumulated other comprehensive income	31,341	2,258

Total shareholders' equity	150,406	219,323

Total liabilities and shareholders' equity	$1,785,204	$1,846,935

See accompanying notes to the consolidated financial statements.

	Three Months Ended
			Nine Months Ended
	October 1, 2006	October 2, 2005
			October 1, 2006	October 2, 2005
	(Unaudited)		(Unaudited)
Net sales	$411,807	$442,837	$1,421,679	$1,438,814
Cost of sales	(389,153)	(402,544)	(1,302,978)	(1,285,903)

Gross profit	22,654	40,293	118,701	152,911
Selling, general and administrative expenses	(25,196)	(30,294)	(83,049)	(86,148)
Restructuring charges	(368)	(141)	(770)	(1,760)

Operating profit (loss)	(2,910)	9,858	34,882	65,003

Other expense, net:
Interest:
Interest expense	(26,677)	(22,469)	(74,788)	(66,749)
Preferred stock dividends and accretion	(7,286)	(5,765)	(22,883)	(16,798)
Equity income (loss) from affiliates	(2,344)	60	(695)	1,641
Other, net	(2,541)	(2,785)	(12,361)	(6,381)

Other expense, net	(38,848)	(30,959)	(110,727)	(88,287)

Loss from continuing operations before income taxes	(41,758)	(21,101)	(75,845)	(23,284)
Income tax expense (benefit)	2,649	(8,544)	13,119	(8,397)

Loss from continuing operations	(44,407)	(12,557)	(88,964)	(14,887)
Loss from discontinued operations (net of tax of zero for the three and nine months ended October 1, 2006 and $(1,266) and $(1,863) for the three and nine months ended October 2, 2005, respectively	(201)	(2,350)	(638)	(3,460)
Loss on discontinued operations (net of tax of zero)	(1,686)	(323)	(8,548)	(323)

Net loss	$(46,294)	$(15,230)	$(98,150)	$(18,670)

Basic and diluted loss per share:
Loss from continuing operations	$(1.04)	$(0.29)	$(2.08)	$(0.35)
Loss from discontinued operations	—	(0.06)	(0.01)	(0.08)
Loss on discontinued operations	(0.04)	(0.01)	(0.20)	(0.01)

Net loss attributable to common stock	$(1.08)	$(0.36)	$(2.29)	$(0.44)

Weighted average number of shares outstanding for basic and diluted loss per share	42,845	42,845	42,845	42,845

See accompanying notes to the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED OCTOBER 1, 2006 AND OCTOBER 2, 2005

(Dollars in thousands)

	Nine Months Ended
	October 1, 2006	October 2, 2005
	(Unaudited)
Operating activities:
Net loss	$(98,150)	$(18,670)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	96,474	80,481
Debt fee amortization	3,862	2,404
Loss on fixed asset dispositions	8,290	1,460
Loss from discontinued operations	638	3,460
Loss on discontinued operations	8,548	323
Deferred income taxes	4	(25,470)
Preferred stock dividends and accretion	22,883	16,798
Non-cash interest expense (interest accretion)	243	214
Equity income (loss) from affiliates	695	(1,641)
Curtailment (gain) loss on elimination of certain benefits	165	(7,123)
Issuance of stock options	150	—
Operating cash flows provided by (used for) discontinued operations	(2,998)	11,014
Other, net	759	530
Changes in assets and liabilities, net of acquisition/disposition of business:
Receivables, net	22,703	(31,069)
Net proceeds of (reduction from) accounts receivable facility	(45,634)	63,390
Inventories	(4,570)	6,090
Prepaid expenses and other assets	(2,431)	1,859
Accounts payable and accrued liabilities	(24,793)	(6,831)
Change in other long-term assets	(1,374)	(1,624)
Change in other long-term liabilities	(14,274)	(13,285)

Net cash provided by (used for) operating activities	(28,810)	82,310

Investing activities:
Capital expenditures	(59,033)	(76,284)
Repurchase of leased assets	(40,047)	—
Proceeds from sale/leaseback of fixed assets	—	21,588
Reimbursement from acquisition of business, net of cash received	—	7,960
Proceeds from sale of discontinued operations	69,058	—
Proceeds from sale of fixed assets	922	82
Investing cash flows used for discontinued operations	(2,513)	(8,749)

Net cash used for investing activities	(31,613)	(55,403)

Financing activities:
Proceeds of term loan facilities	58,900	—
Principal payments of term loan facilities	(25,473)	(442)
Proceeds of revolving credit facility	293,376	265,000
Principal payments of revolving credit facility	(245,639)	(278,542)
Proceeds of swingline credit facility (net)	(9,605)	—
Proceeds of other debt	4,829	4,844
Principal payments of other debt	(7,656)	(10,832)
Capitalization of debt refinancing fees	(6,884)	—
Financing cash flows used for discontinued operations	—	(135)

Net cash provided by (used for) financing activities	61,848	(20,107)
Effect of exchange rates on cash	238	(500)

Net increase in cash	1,663	6,300
Cash and cash equivalents, beginning of period	3,687	—

Cash and cash equivalents, end of period	$5,350	$6,300

Supplementary cash flow information:
Cash paid for income taxes, net	$21,035	$8,559
Cash paid for interest	$61,394	$54,813
Noncash transactions—capital leases	$591	$460

See accompanying notes to the consolidated financial statements.

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Business and Other Information

        Metaldyne Corporation ("Metaldyne" or "the Company") is a leading global manufacturer of highly engineered metal components for the global light vehicle market. The Company's products include metal-formed and precision-engineered components and modular systems used in vehicle powertrain and chassis applications.

        The Company maintains a fifty-two/fifty-three week fiscal year ending on the Sunday nearest to December 31. Fiscal years 2006 and 2005 are each comprised of fifty-two weeks and end on December 31, 2006 and January 1, 2006, respectively. All year and quarter references relate to the Company's fiscal year and fiscal quarters unless otherwise stated.

        In the fourth quarter of 2005, the board of directors of the Company approved an agreement to sell its business of supplying forged metal components to the automotive light vehicle market ("North American Forging" or "Forging Operations"). The agreement was entered into as of January 7, 2006 and, on March 10, 2006, the Company completed this divestiture. The Forging Operations, which were part of the Chassis segment, generated approximately $358 million revenue in 2005 and included plants located in Royal Oak, Michigan; Fraser, Michigan; Troy, Michigan; Detroit, Michigan; Minerva, Ohio; Canal Fulton, Ohio and Ft. Wayne, Indiana. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, all revenue and expenses of the Forging Operations have been removed from the respective consolidated income statement line items and reported separately as discontinued operations. In addition, assets and liabilities of the Forging Operations have been removed from the respective consolidated balance sheet line items and reclassified separately as assets and liabilities of discontinued operations. Cash flows generated by the Forging Operations have been removed from the respective consolidated cash flow line items and have been separately reported as cash flows from discontinued operations. Refer to Note 8, Discontinued Operations.

        In the opinion of Company management, the unaudited financial statements contain all adjustments, including adjustments of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. These statements should be read in conjunction with the Company's financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2006 (the "2005 Form 10-K"). The results of operations for the period ended October 1, 2006 are not necessarily indicative of the results for the full year.

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

        Consistent with operating in the global vehicle industry, the Company anticipates significant competitive pressures and thus expects to face significant price reduction pressures from its customer base. In 2003 and 2004, though, the Company invested significantly in automation and underwent significant restructuring activities to help accommodate these pricing pressures. In addition, the Company faces an environment of increased cost to procure certain raw materials utilized in its manufacturing processes such as steel, energy, aluminum, molybdenum and nickel. Based on current prices, the agreements the Company currently has in place with its customers and cost reduction efforts in its business, it does not anticipate any significant incremental effect of material pricing on its 2006 profitability relative to 2005.

        The Company continues to explore other sources of liquidity, including additional debt, but existing debt instruments may limit its ability to incur additional debt, and it may be unable to secure equity or other financing. Despite management's belief regarding the adequacy of its liquidity sources, there can be no assurance that the Company's liquidity level will remain adequate in the future as it may be adversely impacted by a variety of factors, many of which are beyond its control, including those referred to above and elsewhere in this Form 10-Q.

2.     Stock Options and Awards

        At October 1, 2006, the Company had share-based awards outstanding under one stock-based employee compensation plan, the 2001 Long Term Equity Incentive Plan (the "Plan"). Share-based awards under this plan consist of stock option awards and restricted stock units. The shares issued pursuant to the options and units are required to be held and cannot be sold or transferred until the elapse of a certain time period after a public offering.

        In 2004, the Company offered eligible employees the opportunity to participate in a Voluntary Stock Option Exchange Program (the "Program"), to exchange all of their then outstanding options to purchase shares of the Company's common stock granted under the Plan for new stock options and restricted stock units to be granted under the Plan. Participation in the Program was voluntary; however, elections were required to be received by January 14, 2004, with new stock options granted on or after July 16, 2004 and restricted stock units granted on January 15, 2004. Non-eligible participants and one eligible employee not electing to participate in the Program continue to hold the original options granted under the Plan.

        Prior to January 2, 2006, the Company applied Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for awards made under the Plan. Stock options granted under the Plan had an exercise price equal to or greater than the market value of the common stock on the date of the grant, and accordingly, no compensation expense was recognized. Stock awards were valued at their fair market value measured at the date of grant, and compensation expense was recognized over the vesting period of the award.

        Effective January 2, 2006, the Company adopted the provisions of SFAS No. 123R, Share-Based Payment, prospectively to new stock awards and to awards modified, repurchased, or cancelled after the date of adoption. The Company qualifies for the prospective method in accordance with the provisions of SFAS No. 123R as the fair value of all options granted prior to January 2, 2006 was determined based on the minimum value method. Under the prospective method, compensation expense recognized during the nine months ended October 1, 2006 included compensation expense for all share-based awards granted on or after January 2, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. In accordance with the prospective method, results for prior periods have not been restated. The Plan is considered an equity plan under SFAS No. 123R, and compensation expense recognized as previously described is net of estimated forfeitures of share based awards over the vesting period. The effect of adopting SFAS No. 123R was not material to the Company's loss from continuing operations and net loss for the nine months ended October 1, 2006.

        Total stock-based compensation for the nine months ended October 1, 2006 was $0.2 million, all of which related to stock options. At October 1, 2006, there was $0.7 million of unrecognized compensation expense related to these unvested awards granted under the Plan. Compensation expense is recognized on a straight-line basis, or $0.1 million for the quarter ended October 1, 2006, over the 3-year vesting life of the stock options.

        The fair value of each of the Company's stock option awards is estimated on the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the table below. The fair value of the Company's stock option awards is expensed on a straight-line basis over the vesting period of the options, which is generally three years. Expected volatility is based on historical volatility and implied volatility of select publicly-traded competitors of the Company. The risk-free rate for periods within the contractual life of the stock option award is based on the yield curve of the zero-coupon U.S. Treasury strips on the date the award is granted with a maturity equal to the expected term of the award. The Company uses historical data to estimate forfeitures within its valuation model. The expected term of awards granted is derived from historical experience under the Plan and represents the period of time that awards granted are expected to be outstanding.

        The significant weighted average assumptions relating to the valuation of the Company's stock options for the nine months ended October 1, 2006 are as follows.

October 1, 2006
Dividend yield	—
Volatility rate	36.16%
Risk-free interest rate	4.36%
Expected option life (years)	6 years

        The weighted average grant date fair value of stock options granted during the nine months ended October 1, 2006 was $2.17. The aggregate intrinsic value was zero for all outstanding options, vested and expected to vest in the future options and exercisable options. Stock option awards activity for the nine months ended October 1, 2006 is as follows (shares in thousands):

	Shares Under Options(1)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 2, 2006	2,984	$9.68	6.5 years
Granted	398	$6.50
Forfeited	(82)	$6.50

Outstanding at October 1, 2006	3,300	$9.37	6.1 years
Vested and expected to vest in the future at October 1, 2006	2,587	$10.11	5.3 years
Exercisable at October 1, 2006	64		4.5 years	(2)
Available for grant at October 1, 2006	1,660

(1)
Includes 50 restricted stock units issued in 2004.

(2)
Applies to 46 stock options.

3.     Accounts Receivable Securitization and Factoring Agreements

        On April 29, 2005, the Company and its wholly owned special purpose subsidiary, MRFC, Inc. ("MRFC"), entered into a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). Concurrent with entering into this facility, the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. was terminated. On July 8, 2005, the Company and

MRFC amended and restated the existing accounts receivable financing facility with GECC. The terms of the facility that were amended and restated include (a) extending the maturity date to July 8, 2010, (b) favorable adjustments to certain default triggers, (c) increased program availability and (d) an increase to the applicable margin on LIBOR based drawings from 1.75% to 2.25%. The amendment and restatement also addressed various technical matters. The amended and restated facility represents the completion of the final step of the multi-step receivables facility modifications initiated on April 29, 2005.

        The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MRFC. MRFC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $175 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $4.8 million and $3.1 million for the nine months ended October 1, 2006 and October 2, 2005, respectively, and is included in other expense, net in the Company's consolidated statement of operations. Prior to April 29, 2005, the Company's trade accounts receivable of substantially all domestic business operations were sold in connection with the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. At October 1, 2006 and January 1, 2006, the Company's funding under the facility was $37.7 million and $83.4 million, respectively, with availability based upon qualified receivables of $71.3 million and $126.8 million, respectively, leaving $33.6 million available but not utilized at October 1, 2006 and $43.4 million available but not utilized at January 1, 2006. The rate used to approximate the purchaser's financing costs was based on LIBOR plus 2.25% at October 1, 2006. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility.

        The Company has entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne's foreign locations in France, Germany, Spain, Czech Republic and United Kingdom on a non-recourse basis. As of October 1, 2006 and January 1, 2006, the Company had available $77.9 million and $71.9 million from these commitments, respectively, and approximately $50.0 million of receivables were sold under these programs as of October 1, 2006 and January 1, 2006. The Company pays a commission to the factoring company plus interest calculated from the date the receivables are sold to either the customer's due date or a specified number of days thereafter, or until the receivable is deemed uncollectible. Commission expense related to these agreements is recorded in other expense, net on the Company's consolidated statement of operations and totaled $1.0 million for each of the nine month periods ended October 1, 2006 and October 2, 2005.

        To facilitate the collection of funds from operating activities, the Company has entered into accelerated payment collection programs with certain customers. Although the majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005, at October 1, 2006, collection of approximately $42.0 million of accounts receivable was accelerated under the remaining programs. Included in the above programs is approximately $25.9 million that the Company continues to collect on an accelerated basis as a result of favorable payment terms negotiated in connection with a business acquisition. This agreement expires December 31, 2006. While the impact of the discontinuance of these programs may be partially offset by a greater utilization of the Company's accounts receivable securitization facility, the Company continues to examine other alternative programs in the marketplace, as well as enhanced terms directly from its customers.

4.     Inventories

        Inventories by component are as follows:

	(In thousands)
	October 1, 2006	January 1, 2006
Raw materials	$40,185	$38,727
Work in process	15,187	16,138
Finished goods	35,829	29,400

	$91,201	$84,265

5.     Excess of Cost over Net Assets of Acquired Companies and Intangible Assets

  Acquired Intangible Assets

        The change in the gross carrying amount of acquired intangible assets is primarily attributable to the exchange impact from foreign currency.

	(In thousands, except weighted average life)
	As of October 1, 2006			As of January 1, 2006
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life
Amortized Intangible Assets:
Customer Contracts	$75,471	$(30,705)	10.9 years	$74,969	$(25,346)	10.9 years
Technology and Other	110,643	(42,287)	14.3 years	109,903	(37,680)	14.3 years

Total	$186,114	$(72,992)	12.7 years	$184,872	$(63,026)	12.7 years

Aggregate Amortization Expense (Included in Cost of Sales):
For the nine months ended October 1, 2006		$9,966
Estimated Amortization Expense:
For the year ending December 31, 2006		13,742
For the year ending December 31, 2007		13,651
For the year ending December 31, 2008		12,908
For the year ending December 31, 2009		12,908
For the year ending December 31, 2010		11,157

  Goodwill

        The changes in the carrying amount of goodwill for the nine months ended October 1, 2006 are as follows:

	(In thousands)
	Chassis	Powertrain	Total
Balance as of January 1, 2006	$235,638	$348,352	$583,990
Exchange impact from foreign currency	8,182	2,671	10,853
Expiration of tax contingency	(2,793)	(2,792)	(5,585)

Balance as of October 1, 2006	$241,027	$348,231	$589,258

6.     Segment Information

        The Company operates in two segments: the Chassis segment and the Powertrain segment. The Company has defined a segment as a component with business activity resulting in revenue and expense that has separate financial information evaluated regularly by the Company's chief operating decision maker and its board of directors in determining resource allocation and assessing performance.

        CHASSIS—Manufactures components, modules and systems used in a variety of engineered chassis applications, including wheel-ends, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, and machining and assembly.

        POWERTRAIN—Manufactures a broad range of powertrain components, modules and systems, including sintered powder metal components both forged and conventional, aluminum castings including valve bodies, clutch modules, balance shaft modules, front cover assemblies, differential cases, crankshaft dampers and tubular fabricated products used for a variety of applications. This segment applies integrated program management to a broad range of engine and transmission applications.

        The Company has established Adjusted Earnings Before Interest Taxes Depreciation and Amortization ("Adjusted EBITDA") as a key indicator of financial operating performance. The Company defines Adjusted EBITDA as income (loss) from continuing operations and before interest, taxes, depreciation, amortization, asset impairment, loss on disposition of manufacturing equipment or facilities and non-cash losses on sale-leaseback of property and equipment. Adjusted EBITDA is a non-GAAP measure and therefore caution must be exercised in using Adjusted EBITDA as an analytical tool and should not be used in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted EBITDA, management deems it important to consider the quality of the Company's underlying earnings by separately identifying certain costs undertaken to improve the Company's results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts.

        Intercompany sales for the three and nine months ended October 1, 2006 were zero and $1.4 million in the Chassis segment and $0.1 million and $0.8 million in the Powertrain segment, respectively. Intercompany sales for the three and nine months ended October 2, 2005 were $2.1 million and $6.2 million in the Chassis segment and $0.8 million and $2.6 million in the Powertrain segment, respectively. Intercompany sales are recognized in accordance with the Company's revenue recognition policy and are eliminated in consolidation.

        Segment activity for the three and nine months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Sales
Chassis	$203,919	$234,465	$725,138	$766,057
Powertrain	207,888	208,372	696,541	672,757

Total Sales	$411,807	$442,837	$1,421,679	$1,438,814

Adjusted EBITDA
Chassis	$12,300	$18,924	$60,974	$65,567
Powertrain	20,349	24,197	82,754	92,712
Corporate/centralized resources	(5,004)	(4,939)	(14,146)	(10,964)

Total Adjusted EBITDA	27,645	38,182	129,582	147,315
Depreciation & amortization	(30,719)	(27,935)	(96,474)	(80,481)
Other, net (includes foreign currency, royalties and interest income)	164	(389)	1,774	(1,831)

Operating profit (loss)	$(2,910)	$9,858	$34,882	$65,003

	(In thousands)
	October 1, 2006	January 1, 2006
Total Assets
Chassis	$722,463	$707,784
Powertrain	794,304	763,112
Corporate/centralized resources	268,437	259,427
Assets held for sale	—	116,612

Total	$1,785,204	$1,846,935

	Nine Months Ended
	October 1, 2006	October 2, 2005
Capital Expenditures
Chassis	$23,815	$31,942
Powertrain	34,740	44,229
Corporate/centralized resources	478	113

Total	$59,033	$76,284

7.     Restructuring Related Integration Actions

        Restructuring costs incurred for the nine months ended October 1, 2006 were $0.8 million and were primarily a result of the optimization of the Company's Chassis manufacturing structure by moving certain programs between operating facilities while reducing associated headcount and overhead costs. Costs incurred for the nine months ended October 2, 2005 were $1.8 million and primarily reflected severance costs, as the Company streamlined its operations from three segments into two beginning in 2005.

	(In thousands)
	Acquisition Related Severance Costs	2002 Additional Severance and Other Exit Costs	2003 Additional Severance and Other Exit Costs	2004 Additional Severance and Other Exit Costs	2005 Additional Severance and Other Exit Costs	2006 Additional Severance and Other Exit Costs	Total
Balance at January 2, 2005	$675	$(13)	$2,757	$445	$—	$—	$3,864
Charges to expense	—	13	(240)	(12)	3,527	—	3,288
Cash payments	(12)	—	(2,436)	(354)	(2,529)	—	(5,331)
Other adjustments	(218)	—	8	(52)	99	—	(163)

Balance at January 1, 2006	$445	$—	$89	$27	$1,097	$—	$1,658
Charges to expense	—	—	—	—	—	770	770
Cash payments	(123)	—	(31)	—	(807)	(784)	(1,745)
Other adjustments	—	—	(58)	(27)	(90)	172	(3)

Balance at October 1, 2006	$322	$—	$—	$—	$200	$158	$680

        The above amounts represent total estimated cash payments, all of which are recorded in accrued liabilities in the Company's consolidated balance sheet at October 1, 2006 and January 1, 2006, respectively.

8.     Discontinued Operations

        On March 10, 2006, the Company completed the divestiture of its Forging Operations to Forming Technologies, Inc., now known as FormTech Industries LLC, (the "Buyer"). In consideration for North American Forging and upon the closing of the transaction, the Company received consideration of approximately $79.2 million in cash (of which $10.1 million was used to repurchase assets held under sale-leasebacks), and retained its interest in trade accounts receivable of approximately $41 million. In addition, the Buyer assumed $7.5 million of outstanding indebtedness of North American Forging, other working capital items and other specified liabilities. In accordance with the terms of the agreement, the Buyer and the Company are in the process of determining an appropriate adjustment to be made to the purchase price based on working capital (excluding accounts receivable) that existed at the time of the closing subject to certain limits. As part of the agreement, the Company will continue to provide management transition services, including accounting, finance and information technology support, to the Buyer for approximately one year subsequent to the divestiture.

        The Forging Operations, which were part of the Chassis segment and operated as a separate division with separate management within the segment, manufacture a variety of gear blanks, driveline shaft blanks, differential gears, wheel end components and precision cold forged components for global automotive original equipment manufacturers and Tier 1 component suppliers.

        At January 1, 2006, the Company determined that the Forging Operations qualified for assets held for sale treatment and a loss of $140.5 million was recognized in our 2005 financial statements to reflect excess of net book value of assets. Therefore, the results of operations for the Forging Operations for the current and prior periods have been reported as discontinued operations. In addition, the assets and liabilities of the Forging Operations have been reclassified as assets and liabilities of discontinued operations in the Company's consolidated balance sheet at January 1, 2006.

        In conjunction with the closing of the transaction, the Company recorded an additional loss on discontinued operations of approximately $8.5 million. This loss reflects the excess of net book value of assets and liabilities sold over the proceeds received and the recognition of $4.0 million in curtailment losses. Under the requirements of SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, the Company recognized curtailment losses due to the divestiture of the Forging Operations.

        Revenue from the Forging Operations, including sales with other Metaldyne affiliates, loss from discontinued operations and related tax benefit for the three and nine months ended October 1, 2006 (through the March 10, 2006 closing date) and October 2, 2005 are presented below:

	(In millions)
	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Sales to third parties	$0.4	$81.2	$63.4	$279.9
Sales with other Metaldyne affiliates	$—	$11.4	$9.5	$38.2
Income (loss) from discontinued operations before income taxes	$(0.2)	$(3.6)	$(0.6)	$(5.3)
Income tax benefit	$—	$(1.2)	$—	$(1.8)
Loss from discontinued operations	$(0.2)	$(2.4)	$(0.6)	$(3.5)
Loss on discontinued operations	$(1.7)	$(0.3)	$(8.5)	$(0.3)

        The components of assets and liabilities of the discontinued operations in the consolidated balance sheet as of January 1, 2006 are as follows:

(In thousands) January 1, 2006
Cash	$4
Accounts receivable	2,808
Inventories	36,151
Prepaid expenses and other	2,439
Property and equipment, net	73,896
Other assets	1,314

Assets of discontinued operations	$116,612

Trade accounts payable	$29,992
Accrued liabilities	7,222
Current portion of long-term debt	186

Current liabilities of discontinued operations	$37,400
Long-term debt	7,500
Other long-term liabilities	25,704

Total liabilities of discontinued operations	$70,604

9.     Redeemable Preferred Stock

        The Company has authorized and outstanding 644,540 shares, $1 par value, of $64.5 million in liquidation value ($57.7 million carrying value as of October 1, 2006) Series A-1 preferred stock to DaimlerChrysler Corporation. The Company will accrete from the carrying value to the liquidation value ratably over the ten-year period. The Series A-1 preferred stock is mandatorily redeemable on December 31, 2013. Series A-1 preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 11% per annum plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has authorized 370,000 shares, $1 par value, of $36.1 million in liquidation value ($34.7 million carrying value as of October 1, 2006) Series A preferred stock, of which 361,001 shares are issued and outstanding to Masco Corporation. The Company will accrete from the carrying value to the liquidation value ratably over the twelve-year period. The Series A preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005, plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has authorized and outstanding 184,153 shares, $1 par value, with a carrying value of $18.4 million of redeemable Series B preferred stock to Heartland Industrial Partners ("Heartland"). The redeemable Series B preferred shares issued are mandatory redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum.

        As part of the Company's planned merger with a subsidiary of Asahi Tec Corporation, holders of the Company's redeemable preferred stock will receive cash in exchange for their shares. However, the holders of these securities have agreed to reinvest their cash proceeds in new common and preferred shares of Asahi Tec Corporation.

        Preferred stock dividends (including accretion of $0.8 million in each of 2006 and 2005) were $22.9 million and $16.8 million, while dividend cash payments were zero, for the nine months ended October 1, 2006 and October 2, 2005, respectively. Unpaid accrued dividends were $84.0 million and $61.9 million at October 1, 2006 and January 1, 2006, respectively. Redeemable preferred stock, consisting of outstanding shares and unpaid dividends, was $194.8 million and $171.9 million in the Company's consolidated balance sheet at October 1, 2006 and January 1, 2006, respectively.

10.   Loss Per Share

        Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are stock options representing 3.3 million and 2.7 million of common shares as they are anti-dilutive at October 1, 2006 and October 2, 2005, respectively.

        Contingently issuable shares, representing approximately 50,000 restricted common shares, have an anti-dilutive effect on earnings per share for each of the nine months ended October 1, 2006 and October 2, 2005.

11.   Comprehensive Income (Loss)

        The Company's total comprehensive loss for the three and nine months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
	Three Months Ended		Nine Months Ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Net income (loss)	$(46,294)	$(15,230)	$(98,150)	$(18,670)
Other comprehensive income (loss):
Foreign currency translation adjustment	(1,547)	6,750	27,207	(36,617)
Change in the Company's portion of TriMas' currency translation adjustment	151	778	1,876	(1,261)

Total other comprehensive income (loss)	(1,396)	7,528	29,083	(37,878)

Total comprehensive loss	$(47,690)	$(7,702)	$(69,067)	$(56,548)

12.   Employee Benefit Plans

        The following represent the Company's net periodic benefit (gain) cost (including the (gain) cost related to the Forging Operations) at October 1, 2006 and October 2, 2005:

  Pension Benefits:

	(In thousands)
	For the three months ended		For the nine months ended
	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Components of Net Periodic Benefit Cost:
Service cost	$809	$639	$2,668	$2,167
Interest cost	4,544	4,435	13,742	13,405
Expected return on plan assets	(4,830)	(4,580)	(14,529)	(13,778)
Amortization of prior service cost	22	41	86	123
Recognized loss due to curtailments/settlements	138	—	3,403	—
Amortization of net loss	1,254	811	3,953	2,614

Net periodic benefit cost	$1,937	$1,346	$9,323	$4,531

  Other Benefits:

	(In thousands)
	For the three months ended		For the nine months ended
	October 1, 2006	October 2 2005	October 1, 2006	October 2, 2005
Components of Net Periodic Benefit Cost:
Service cost	$401	$235	$1,158	$1,253
Interest cost	447	328	1,290	1,670
Amortization of prior service cost	(134)	(5,614)	(298)	(11,332)
Recognized (gain) loss due to curtailments/settlements	270	—	570	(2,487)
Amortization of net loss	97	2,406	282	5,082

Net periodic benefit (gain) cost	$1,081	$(2,645)	$3,002	$(5,814)

  Employer Contributions

        The Company expects to contribute $22.7 million to its defined benefit pension plans in 2006, of which approximately $20.4 million of contributions have been made through October 1, 2006. The defined benefit pension plan contributions include payments made directly to participants in unfunded plans.

        The Company expects to contribute $11.0 million to its defined contribution (profit-sharing and 401(k) matching contribution) plans in 2006, of which approximately $7.0 million of contributions have been made through October 1, 2006.

        In December 2004, the Company announced that it would discontinue retiree medical and life insurance coverage to its salaried and nonunion retirees and their beneficiaries effective January 1, 2006. The Company recorded a curtailment gain of $2.5 million for the nine months ended October 2, 2005 pursuant to this announcement. A curtailment gain of $2.1 million (net of $0.4 million related to Forging Operations) is included in selling, general and administrative expenses in the Company's consolidated statement of operations. As a result of the discontinuation of the plan, expenses related to the retiree medical and life insurance plans for the nine months ended October 2, 2005 were $5.0 million lower than what they would have been had the plan not been discontinued. $0.8 million of this amount is reflected in selling, general and administrative expenses and $4.2 million is reflected in cost of sales in the Company's consolidated statement of operations.

        The Company expects to contribute $1.6 million to its postretirement medical and life insurance benefit plans in 2006, of which approximately $1.2 million of contributions have been made through October 1, 2006.

        In accordance with the terms of sale of the Forging Operations (refer to Note 8, Discontinued Operations), Metaldyne retained the responsibility for benefits accrued under the defined benefit pension plans as of the March 10, 2006 closing date for Forging Operations participants. The Company is responsible for providing postretirement medical and life insurance coverage through the qualified Metaldyne health and welfare plans, as amended from time to time, for eligible participants who retired from Metaldyne prior to the closing date, although such obligations related to employees of the Forging Operations at the time of the sale were transferred to the Buyer. This transferred obligation for postretirement medical and life insurance benefit obligations was approximately $2.7 million. Under the requirements of SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined

Benefit Pension Plans and for Termination Benefits, and SFAS No. 106, Employers' Accounting for Postretirement Benefits Other than Pensions, the Company recognized a $3.4 million and $0.6 million curtailment loss, respectively, due to the divestiture of the Forging Operations.

13.   Related Parties

        In the third quarter of 2006, the Company exercised TriMas warrants, resulting in an additional 0.8 million shares of TriMas stock outstanding and issued to the Company. Including such additional shares, the Company owns approximately 4.8 million, or 23.2%, of the total outstanding shares of TriMas.

        The Company has recorded $5.7 million due from TriMas as of October 1, 2006, consisting of receivables related to certain amounts owed by TriMas, including TriMas' pension obligations of approximately $4.2 million and reimbursement due for various invoices paid on TriMas' behalf of approximately $1.5 million. Of such amount, $3.5 million is recorded in equity investments and receivables in affiliates in the Company's consolidated balance sheet as of October 1, 2006.

14.   Commitments and Contingencies and FIN 47 Obligations

        The Company is subject to claims and litigation in the ordinary course of its business but does not believe that any such claim or litigation will have a material adverse effect on its financial position or results of operations. The ultimate resolution of any such exposure to the Company may differ due to subsequent developments. It is the Company's policy to record charges to earnings when estimates of the Company's exposure for lawsuits and pending or asserted claims meet the criteria for recognition under SFAS No. 5, "Accounting for Contingencies."

        The Company had a disagreement with a customer regarding material prices from its former Forging Operations sold in March 2006. Although the Company sold the business, it retained the existing receivables of that business as of the sale date. Approximately $1.0 million of accounts receivables related to this issue was recorded on the Company's consolidated balance sheet as of January 1, 2006. In September 2006, the Company settled the dispute and recovered $0.8 million from this customer. The remaining accounts receivable was written off and no amounts related to this issue are recorded on the Company's balance sheet as of October 1, 2006.

        Under Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 47, Accounting for Conditional Asset Retirement Obligations, obligations associated with the retirement of long-lived assets are recorded when there is a legal obligation to incur such costs and the fair value of the liability can be reasonably estimated. This amount is accounted for as an additional element of cost, and, like other cost elements, is depreciated over the corresponding asset's useful life. The Company's accrual for asset retirement obligations totaled $4.2 million as of October 1, 2006. This amount is included in "accrued liabilities" on the consolidated balance sheet.

15.   Recently Issued Accounting Pronouncements Not Yet Adopted

        In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is assessing FIN 48 and has not yet determined the impact that the adoption of this Interpretation will have on its results of operations or financial position.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice related to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is assessing SFAS No. 157 and has not yet determined the impact that the adoption of this Statement will have on its results of operations or financial position.

        In September 2006, the FASB also issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Because the Company does not have publicly traded equity securities, it is required to initially recognize the funded status of its defined benefit postretirement plans and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The requirement to measure plan assets and benefit obligations as of the date of the Company's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. However, the Company is required to disclose the following information in the notes to the financial statements for its fiscal year ending December 31, 2006: (a) a brief description of the provisions of this Statement; (b) the date that adoption is required; and (c) the date the Company plans to adopt the recognition provisions of this Statement, if earlier. The Company is assessing SFAS No. 158 and expects that the adoption of this Statement will result in a reduction in comprehensive income. It is currently evaluating the amount by which shareholders' equity may be reduced and other impacts, if any, that SFAS No. 158 will have on the Company's results of operations or financial position.

16.   Planned Merger and Subsequent Events

        On August 31, 2006 the Company signed an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Asahi Tec Corporation, a Japanese corporation ("Asahi Tec") and a wholly-owned subsidiary of Asahi Tec ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will merge with and into the Company and the Company, which will continue as the surviving corporation, will become a wholly-owned subsidiary of Asahi Tec (the "Merger"). At the effective time of the Merger, each share of common stock of the Company owned by the Company's largest common stockholders (the "principal company stockholders") will be converted into the right to receive US$2.1833 in cash, without interest. Each remaining share of common stock of the Company (other than shares owned by the Company, Asahi Tec and Acquisition Sub and dissenting shares) will be converted into the right to receive US$2.40 in cash, without interest. The holders of these shares will receive a higher price per share if the Asahi Tec common stock price over a 30 trading day period prior to closing is higher than the Asahi Tec common stock price for the similar period prior to the signing of the Merger Agreement. The principal company stockholders have been required, and have agreed, to reinvest the cash they receive in the Merger in common stock of Asahi Tec to be issued in a private placement. The shares will be issued at a discount to the average closing price of Asahi Tec common stock over a 30 trading day period prior to the signing of the Merger Agreement. In addition, holders of the Company's preferred stock will receive cash for their shares on the basis set forth in the Merger Agreement. The holders of the Company's Series A and Series A-1 preferred stock have been required, and have agreed, to reinvest the cash they receive in the Merger in Asahi Tec convertible preferred stock to be issued in a private placement. The holder of the Company's Series B preferred stock has been required, and has agreed, to reinvest the cash it receives in the Merger in Asahi Tec's common stock to be issued in a private placement at the same discount discussed above.

        The Merger is subject to the satisfaction or waiver of numerous conditions, including U.S. and Japanese regulatory approvals, the absence of any material adverse change in the Company, the closing of the private placements of Asahi Tec securities to certain current stockholders of the Company, the receipt of financing for the Merger and related transactions, including to refinance Metaldyne's senior bank debt and accounts receivables facilities, the receipt of certain consents and waivers from the Company's bondholders and the completion of a tender offer for a minimum of $225 million aggregate principal amount of the Company's 11% senior subordinated notes due 2012 and 10% senior subordinated notes due 2014. In addition, Asahi Tec may elect not to close if the Company's corporate credit ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group are lowered below specified levels and the interest cost for the Company's senior term debt exceeds certain levels. The debt financing commitments obtained by Asahi Tec and private placement agreements with current Metaldyne stockholders are subject to their own closing conditions.

        Subsequent to the quarter ended October 1, 2006, ongoing negotiations have been proceeding with respect to the Merger Agreement. The Company believes that the August 31, 2006 transaction documentation contained in the Merger Agreement are not terms upon which the Merger and related transactions can successfully proceed. The revised basis on which the Company and Asahi Tec are proceeding requires actions and agreements which will require modified terms. The anticipated revised terms will require that, among other things, (1) the Company and Asahi Tec renegotiate the terms of the Merger Agreement with each other to reflect the revised consent solicitations and to reflect the financial consequences of the new approach, (2) Asahi Tec renegotiate the terms of other transaction documentation with certain Company common and preferred stockholders to reflect the foregoing as well, (3) Asahi Tec renegotiate revised commitments for financing the Merger and related transactions and for providing the Company with adequate working capital (including a revised debt commitment letter for the new Company senior secured credit facilities (the "New Facilities")), and obtain the consent of Asahi Tec's Japanese lenders and of the Tokyo Stock Exchange, (4) the Company and Asahi Tec obtain the requisite approvals of their respective Boards of Directors and (5) the consent or approval of the Company common stockholders be resolicited as required under applicable law. No agreements with respect to the foregoing have been reached, although discussions concerning certain of these matters are ongoing. The Company expects Asahi Tec and it will negotiate in good faith with each other and third parties to complete these actions on mutually acceptable terms.

17.   Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

        The following condensed consolidating financial information presents:

  (1)
  Condensed consolidating financial statements as of October 1, 2006 and January 1, 2006, and for the three and nine months ended October 1, 2006 and October 2, 2005 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

  (2)
  Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

        The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

        Investments in non-domestic subsidiaries are primarily held at Metaldyne Company LLC, a wholly owned subsidiary of Metaldyne Corporation and the guarantor subsidiaries. Equity in non-domestic subsidiary investees is included in the guarantor column of the accompanying consolidating financial information.

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet
October 1, 2006
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$5,350	$—	$5,350
Total receivables, net	—	13,890	156,225	—	170,115
Inventories	—	55,202	35,999	—	91,201
Deferred and refundable income taxes	—	9,378	1,628	—	11,006
Prepaid expenses and other assets	—	24,095	8,134	—	32,229

Total current assets	—	102,565	207,336	—	309,901
Equity investments and receivables in affiliates	90,837	—	—	—	90,837
Property and equipment, net	—	388,243	263,700	—	651,943
Excess of cost over net assets of acquired companies	—	427,276	161,982	—	589,258
Investment in subsidiaries	254,380	193,424	—	(447,804)	—
Intangible and other assets	—	124,598	18,667	—	143,265

Total assets	$345,217	$1,236,106	$651,685	$(447,804)	$1,785,204

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$128,218	$95,781	$—	$223,999
Accrued liabilities	—	108,662	23,430	—	132,092
Current maturities, long-term debt	—	2,555	3,081	—	5,636

Total current liabilities	—	239,435	122,292	—	361,727
Long-term debt	427,712	493,821	4	—	921,537
Deferred income taxes	—	14,551	27,851	—	42,402
Minority interest	—	—	728	—	728
Other long-term liabilities	—	100,388	13,205	—	113,593
Redeemable preferred stock	194,811	—	—	—	194,811
Intercompany accounts, net	(427,712)	133,531	294,181	—	—

Total liabilities	194,811	981,726	458,261	—	1,634,798

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,845	—	—	—	42,845
Paid-in capital	699,018	—	—	—	699,018
Accumulated deficit	(622,798)	—	—	—	(622,798)
Accumulated other comprehensive income	31,341	—	—	—	31,341
Investment by Parent/Guarantor	—	254,380	193,424	(447,804)	—

Total shareholders' equity	150,406	254,380	193,424	(447,804)	150,406

Total liabilities and shareholders' equity	$345,217	$1,236,106	$651,685	$(447,804)	$1,785,204

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet
January 1, 2006
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$—	$3,687	$—	$3,687
Total receivables, net	—	4,275	135,604	—	139,879
Inventories	—	48,824	35,441	—	84,265
Deferred and refundable income taxes	—	9,406	1,604	—	11,010
Prepaid expenses and other assets	—	20,244	9,424	—	29,668
Assets of discontinued operations	—	116,612	—	—	116,612

Total current assets	—	199,361	185,760	—	385,121
Equity investments and receivables in affiliates	90,928	—	—	—	90,928
Property and equipment, net	—	371,596	258,832	—	630,428
Excess of cost over net assets of acquired companies	—	435,302	148,688	—	583,990
Investment in subsidiaries	300,323	217,642	—	(517,965)	—
Intangible and other assets	—	137,613	18,855	—	156,468

Total assets	$391,251	$1,361,514	$612,135	$(517,965)	$1,846,935

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$201,747	$59,351	$—	$261,098
Accrued liabilities	—	96,012	27,858	—	123,870
Current liabilities of discontinued operations	—	37,400	—	—	37,400
Current maturities, long-term debt	—	2,627	4,013	—	6,640

Total current liabilities	—	337,786	91,222	—	429,008
Long-term debt	427,469	423,010	260	—	850,739
Deferred income taxes	—	14,967	27,435	—	42,402
Minority interest	—	—	740	—	740
Other long-term liabilities	—	86,980	12,611	—	99,591
Long-term liabilities of discontinued operations	—	33,204	—	—	33,204
Redeemable preferred stock	171,928	—	—	—	171,928
Intercompany accounts, net	(427,469)	165,244	262,225	—	—

Total liabilities	171,928	1,061,191	394,493	—	1,627,612

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,845	—	—	—	42,845
Paid-in capital	698,868	—	—	—	698,868
Accumulated deficit	(524,648)	—	—	—	(524,648)
Accumulated other comprehensive income	2,258	—	—	—	2,258
Investment by Parent/Guarantor	—	300,323	217,642	(517,965)	—

Total shareholders' equity	219,323	300,323	217,642	(517,965)	219,323

Total liabilities and shareholders' equity	$391,251	$1,361,514	$612,135	$(517,965)	$1,846,935

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Three Months Ended October 1, 2006
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$272,432	$139,375	$—	$411,807
Cost of sales	—	(268,982)	(120,171)	—	(389,153)

Gross profit	—	3,450	19,204	—	22,654
Selling, general and administrative expenses	—	(19,427)	(5,769)	—	(25,196)
Restructuring charges	—	(257)	(111)	—	(368)

Operating profit (loss)	—	(16,234)	13,324	—	(2,910)

Other expense, net:
Interest expense	—	(24,706)	(1,971)	—	(26,677)
Preferred stock dividends and accretion	(7,286)	—	—	—	(7,286)
Equity loss from affiliates	(2,344)	—	—	—	(2,344)
Other, net	—	(2,365)	(176)	—	(2,541)

Other expense, net	(9,630)	(27,071)	(2,147)	—	(38,848)

Income (loss) from continuing operations before income taxes	(9,630)	(43,305)	11,177	—	(41,758)
Income tax expense (benefit)	—	(1,810)	4,459	—	2,649

Income (loss) from continuing operations	(9,630)	(41,495)	6,718	—	(44,407)
Loss from discontinued operations, net of tax	—	(201)	—	—	(201)
Loss on discontinued operations, net of tax	—	(1,686)	—	—	(1,686)
Equity in net income of subsidiaries	(36,664)	6,718	—	29,946	—

Earnings (loss) attributable to common stock	$(46,294)	$(36,664)	$6,718	$29,946	$(46,294)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Three Months Ended October 2, 2005
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$324,789	$118,048	$—	$442,837
Cost of sales	—	(305,662)	(96,882)	—	(402,544)

Gross profit	—	19,127	21,166	—	40,293
Selling, general and administrative expenses	—	(23,148)	(7,146)	—	(30,294)
Restructuring charges	—	(113)	(28)	—	(141)

Operating profit (loss)	—	(4,134)	13,992	—	9,858

Other expense, net:
Interest expense	—	(22,096)	(373)	—	(22,469)
Preferred stock dividends and accretion	(5,765)	—	—	—	(5,765)
Equity income from affiliates	60	—	—	—	60
Other, net	—	(2,055)	(730)	—	(2,785)

Other expense, net	(5,705)	(24,151)	(1,103)	—	(30,959)

Income (loss) from continuing operations before income taxes	(5,705)	(28,285)	12,889	—	(21,101)
Income tax benefit	—	(8,335)	(209)	—	(8,544)

Income (loss) from continuing operations	(5,705)	(19,950)	13,098	—	(12,557)
Loss from discontinued operations, net of tax	—	(2,350)	—	—	(2,350)
Loss on discontinued operations, net of tax	—	(323)	—	—	(323)
Equity in net income of subsidiaries	(9,525)	13,098	—	(3,573)	—

Earnings (loss) attributable to common stock	$(15,230)	$(9,525)	$13,098	$(3,573)	$(15,230)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Nine Months Ended October 1, 2006
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$981,239	$440,440	$—	$1,421,679
Cost of sales	—	(934,810)	(368,168)	—	(1,302,978)

Gross profit	—	46,429	72,272	—	118,701
Selling, general and administrative expenses	—	(65,436)	(17,613)	—	(83,049)
Restructuring charges	—	(355)	(415)	—	(770)

Operating profit (loss)	—	(19,362)	54,244	—	34,882

Other expense, net:
Interest expense	—	(71,161)	(3,627)	—	(74,788)
Preferred stock dividends and accretion	(22,883)	—	—	—	(22,883)
Equity loss from affiliates	(695)	—	—	—	(695)
Other, net	—	(6,180)	(6,181)	—	(12,361)

Other expense, net	(23,578)	(77,341)	(9,808)	—	(110,727)

Income (loss) from continuing operations before income taxes	(23,578)	(96,703)	44,436	—	(75,845)
Income tax expense (benefit)	—	(1,252)	14,371	—	13,119

Income (loss) from continuing operations	(23,578)	(95,451)	30,065	—	(88,964)
Loss from discontinued operations, net of tax	—	(638)	—	—	(638)
Loss on discontinued operations, net of tax	—	(8,548)	—	—	(8,548)
Equity in net income of subsidiaries	(74,572)	30,065	—	44,507	—

Earnings (loss) attributable to common stock	$(98,150)	$(74,572)	$30,065	$44,507	$(98,150)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Nine Months Ended October 2, 2005
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Net sales	$—	$1,057,925	$380,889	$—	$1,438,814
Cost of sales	—	(977,056)	(308,847)	—	(1,285,903)

Gross profit	—	80,869	72,042	—	152,911
Selling, general and administrative expenses	—	(66,038)	(20,110)	—	(86,148)
Restructuring charges	—	(1,502)	(258)	—	(1,760)

Operating profit	—	13,329	51,674	—	65,003

Other expense, net:
Interest expense	—	(65,208)	(1,541)	—	(66,749)
Preferred stock dividends and accretion	(16,798)	—	—	—	(16,798)
Equity income from affiliates	1,641	—	—	—	1,641
Other, net	—	(7,661)	1,280	—	(6,381)

Other expense, net	(15,157)	(72,869)	(261)	—	(88,287)

Income (loss) from continuing operations before income taxes	(15,157)	(59,540)	51,413	—	(23,284)
Income tax expense (benefit)	—	(20,915)	12,518	—	(8,397)

Income (loss) from continuing operations	(15,157)	(38,625)	38,895	—	(14,887)
Loss from discontinued operations, net of tax	—	(3,460)	—	—	(3,460)
Loss on discontinued operations, net of tax	—	(323)	—	—	(323)
Equity in net income of subsidiaries	(3,513)	38,895	—	(35,382)	—

Earnings (loss) attributable to common stock	$(18,670)	$(3,513)	$38,895	$(35,382)	$(18,670)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Nine Months Ended October 1, 2006
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used for) operating activities	$—	$(100,672)	$71,862	$—	$(28,810)

Cash flows from investing activities:
Capital expenditures	—	(43,043)	(15,990)	—	(59,033)
Repurchase of leased assets	—	(40,047)	—	—	(40,047)
Proceeds from sale of discontinued operations	—	69,058	—	—	69,058
Proceeds from sale of fixed assets	—	922	—	—	922
Investing cash flows used for discontinued operations	—	(2,513)	—	—	(2,513)

Net cash used for investing activities	—	(15,623)	(15,990)	—	(31,613)

Cash flows from financing activities:
Proceeds of term loan facilities	—	58,900	—	—	58,900
Principal payments of term loan facilities	—	(25,473)	—	—	(25,473)
Proceeds of revolving credit facility	—	293,376	—	—	293,376
Principal payments of revolving credit facility	—	(245,639)	—	—	(245,639)
Proceeds of swingline credit facility (net)	—	(9,605)	—	—	(9,605)
Proceeds of other debt	—	—	4,829	—	4,829
Principal payments of other debt	—	(1,597)	(6,059)	—	(7,656)
Capitalization of debt financing fees	—	(6,884)	—	—	(6,884)

Net cash provided by (used for) financing activities	—	63,078	(1,230)	—	61,848
Effect of exchange rates on cash	—	—	238	—	238
Change in intercompany accounts	—	53,217	(53,217)	—	—

Net increase in cash	—	—	1,663	—	1,663
Cash and cash equivalents, beginning of period	—	—	3,687	—	3,687

Cash and cash equivalents, end of period	$—	$—	$5,350	$—	$5,350

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Nine Months Ended October 2, 2005
(Unaudited)

	(In thousands)
	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by operating activities	$—	$9,560	$72,750	$—	$82,310

Cash flows from investing activities:
Capital expenditures	—	(53,733)	(22,551)	—	(76,284)
Proceeds from sale/leaseback of fixed assets	—	21,588	—	—	21,588
Reimbursement from acquisition of business, net of cash received	—	7,960	—	—	7,960
Proceeds from sale of fixed assets	—	82	—	—	82
Investing cash flows used for discontinued operations	—	(8,749)	—	—	(8,749)

Net cash used for investing activities	—	(32,852)	(22,551)	—	(55,403)

Cash flows from financing activities:
Principal payments of term loan facilities	—	(442)	—	—	(442)
Proceeds of revolving credit facility	—	265,000	—	—	265,000
Principal payments of revolving credit facility	—	(278,542)	—	—	(278,542)
Proceeds of other debt	—	—	4,844	—	4,844
Principal payments of other debt	—	(2,086)	(8,746)	—	(10,832)
Financing cash flows used for discontinued operations	—	(135)	—	—	(135)

Net cash used for financing activities	—	(16,205)	(3,902)	—	(20,107)
Effect of exchange rates on cash	—	—	(500)	—	(500)
Change in intercompany accounts	—	39,497	(39,497)	—	—

Net increase in cash	—	—	6,300	—	6,300
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$—	$6,300	$—	$6,300

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution Concerning Forward-Looking Statements and Certain Risks Related to Our Business and Our Company—Safe Harbor Statements

        You should read the following discussion together with the Company's consolidated financial statements and the notes to those financial statements, which are included in this report. This report including without limitation this Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operation, contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's expectations, estimates, and assumptions, and its views about the Company's future performance, its financial condition, its markets and many other matters that are based on information available at the time of the statement. All statements, other than statements of historical fact, included in this Form 10-Q report ("Quarterly Report") regarding Metaldyne's strategy, future operations, financial condition, expected results and costs, new business, estimated revenues and losses, prospects and plans are forward-looking statements. When used in this Quarterly Report, the words "will," "believe," "anticipate," "intend," "estimate," "expect," "plan," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Forward-looking statements are not guarantees of future performance and involve numerous assumptions, risks, uncertainties and other factors, including those set forth below, which may cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

        Important factors that could cause actual results, performance or achievements to vary materially from those expressed or implied by the forward-looking statements included in this Quarterly Report include, but are not limited to, general economic conditions in the markets in which we operate and industry-based factors such as:

  •
  Dependence on automotive industry and industry cyclicality;

  •
  Our high degree of customer concentration;

  •
  Customer and critical employee retention;

  •
  Our ability to manage any impact from declines in North American automobile and light truck builds;

  •
  Failure to recover increased raw material or energy costs;

  •
  Increases in costs due to our supply base;

  •
  The impact of changing technology;

  •
  Our ability to address strategic opportunities and challenges;

  •
  Dependence on key personnel and relationships;

  •
  Labor stoppages affecting OEMs;

  •
  Whether customer outsourcing trends will be favorable;

  •
  Risks of product liability and warranty claims; and

  •
  Risks related to environmental matters.

        In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this Quarterly Report such as:

  •
  Risks related to our planned merger with a subsidiary of Asahi Tec Corporation (the "Merger"), including any potential delay in or failure to complete the Merger, whether due to a failure to complete the related financings, the note tender offer, the consent solicitations or otherwise;

  •
  Unexpected delays or conditions in the receipt of regulatory and other third party consents and approvals for the Merger (including from U.S., German and French antitrust authorities);

  •
  Any failure to timely consummate, implement and execute the Merger plans;

  •
  Our high degree of substantial leverage and risks attendant to our ability to service debt;

  •
  Adequacy of our liquidity to finance our capital expenditures and other cash requirements;

  •
  Substantial restrictions and covenants imposed by our credit facility and debt instruments such as substantial capital requirements limitations;

  •
  Risks related to international sales;

  •
  Control by our principal stockholder, Heartland Industrial Partners, L.P. and its affiliated funds;

  •
  Our industries are highly competitive and competition may increase in response to the announcement of the Merger;

  •
  Our ability to continually implement internal control improvements; and

  •
  Our ability to identify and integrate attractive acquisitions and achieve the intended benefits.

        We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time. See the cautionary statements included under Item 1A "Risk Factors" in our 2005 Form 10-K for a more detailed discussion of certain of the factors that could cause our actual results to differ materially from those included in the forward-looking statements. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on our outstanding debt. On May 16, 2006, the UAW announced that its membership had authorized a strike should Delphi Corporation unilaterally impose changes to its labor agreements. As discussed in our "Risk Factors" in our 2005 Form 10-K, this could seriously impact the profitability of our business.

        There are few published independent sources for data related to market share for many of our products. To the extent information is not obtained or derived from independent sources, we have expressed our belief on such matters based on our own internal analyses and estimates of our and our competitors' products and capabilities. We note that many of the industries in which we compete are characterized by competition among a small number of large suppliers. Industry publications and surveys and forecasts that we have used generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions or bases for any such information. In general, when we say we are a "leader" or a "leading" manufacturer or make similar statements about ourselves, we are expressing our belief that we formulated principally from our estimates and experiences in, and knowledge of, the markets in which we compete. In some cases, we possess independent data to support our position, but that data may not be sufficient in isolation for us to reach the conclusions that we have reached without our knowledge of our markets and businesses.

Executive Summary

        We are a leading global manufacturer of highly engineered metal components for the global light vehicle market with 2005 sales of approximately $1.9 billion. We operate two segments focused on the global light vehicle market. The Chassis and Powertrain segments manufacture, design, engineer and assemble metal-formed and precision-engineered components and modular systems used in the powertrain and chassis of vehicles. We serve approximately 200 automotive and industrial customers and our top ten customers represent approximately 70% of total 2005 sales. Prior to November 2000, we were a public company. Since we were acquired in November 2000 by a private investor group, we have actively pursued opportunities for internal growth and strategic acquisitions that were unavailable to us when the majority of our shares were publicly traded. Since November 2000, we have completed four acquisitions—Simpson in December 2000, GMTI effective January 2001, Dana Corporation's Greensboro, NC operation in May 2003, and DaimlerChrysler's New Castle, IN operation at the beginning of our fiscal 2004. Each of these acquisitions has added to the full service, integrated metal supply capabilities of our automotive operations. Additionally, we split off our non-automotive operations, divesting our former TriMas subsidiary in June 2002, our Fittings operation in April 2003 and two aluminum die casting facilities in February 2004. On March 10, 2006, we completed the divestiture of our North American Forging Operations ("North American Forging" or "Forging Operations").

Key Factors Affecting our Reported Results

        We operate in extremely competitive markets. Our customers select us based upon numerous factors including technology, quality and price. Supplier selection is generally finalized several years prior to the start of vehicle production and as a result, business that we win will generally not start production for two years or beyond. In addition, our results are heavily dependent on global vehicle production, and in particular the North American vehicle production of the Big 3 domestic manufacturers (DaimlerChrysler, Ford and General Motors). Our customers generally request that we offer annual efficiency related price decreases on products we sell them. Critical factors to be successful in this market include global low cost production facilities, leading service and parts quality, and differentiated product and process technology. Accordingly, we focus on managing our global manufacturing footprint in line with our customer needs and local market manufacturing cost differences, improving operating efficiency and production quality of our plants, fixing or eliminating unprofitable facilities and reducing our overall material costs. In addition, we spend considerable time and resources developing new technology and products to enhance performance and/or decrease cost of the products we sell to our customers. See "Results of Operations" for more details as to the factors that affect year over year performance.

        Our strategy is centered on growth through new business awards and acquisitions. We have a significant new project backlog and have completed several acquisitions that we believe will enable us to better serve our customer base and provide enhanced returns for our stakeholders. In order to finance a large portion of this activity, we incurred significant new debt. As such, we have substantial leverage and are constrained by various covenant limitations (see "Liquidity and Capital Resources—Debt, Capitalization and Available Financing Sources" for more details surrounding these covenants). As we continue to invest in the resources to produce our new business backlog and thus grow our business, a significant portion of our operating cash flow will be used to buy new capital equipment, expand production capacity and invest in new technology in addition to servicing principal and interest payments on our debt obligations. Therefore, we are focused on our cash generation ability (we monitor this internally through "Adjusted EBITDA." See the discussion below in "Key Indicators of Performance (Non GAAP Financial Measures)" for further explanation), and working capital and fixed asset efficiency to assess our ability to favorably finance our new business backlog.

Key Indicators of Performance (Non-GAAP Financial Measures)

        In evaluating our business, our management considers Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability.

        We define Adjusted EBITDA as income (loss) from continuing operations and before interest, taxes, depreciation, amortization, asset impairment, loss on disposition of manufacturing equipment or facilities and non-cash losses on sale-leaseback of property and equipment. In evaluating Adjusted EBITDA, our management deems it important to consider the quality of our underlying earnings by separately identifying certain costs undertaken to improve our results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts. Although our consolidation, restructuring and integration efforts are continuing, our management analyzes these costs to evaluate underlying business performance. Caution must be exercised in analyzing these items as they include substantially (but not necessarily entirely) cash costs and there can be no assurance that we will ultimately realize the benefits of these efforts. Moreover, even if the anticipated benefits are realized, they may be offset by other business performance or general economic issues.

        By selecting Adjusted EBITDA, management believes that it is the best indicator (together with a careful review of the aforementioned items) of our ability to service and/or incur indebtedness as we are a highly leveraged company. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and the impact of purchase accounting and SFAS No. 142 (affecting depreciation and amortization expense). Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel, as a measure of segment performance, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. In addition, we believe Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other interested parties as a measure of financial performance and debt-service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  It does not reflect our cash expenditures for capital equipment or contractual commitments;

  •
  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

  •
  It does not reflect changes in, or cash requirements for, our working capital needs;

  •
  It does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

  •
  It includes amounts resulting from matters we consider not to be indicative of underlying performance of our fundamental business operations, as discussed herein; and

  •
  Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

        Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

We carefully review our operating profit margins (operating profit as a percentage of net sales) at a segment level, which are discussed in detail in our year-to-year comparison of operating results.

        The following is a reconciliation of our Adjusted EBITDA to net loss for the three and nine months ended October 1, 2006 and October 2, 2005:

	(In thousands)
	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
Net income (loss)	$(46,294)	$(15,230)	$(98,150)	$(18,670)
Income tax expense (benefit)	2,649	(8,544)	13,119	(8,397)
Loss from discontinued operations, net of tax	201	2,350	638	3,460
Loss on discontinued operations, net of tax	1,686	323	8,548	323
Interest expense	26,677	22,469	74,788	66,749
Depreciation and amortization in operating profit	30,719	27,935	96,474	80,481
Preferred stock dividends and accretion	7,286	5,765	22,883	16,798
Equity income (loss) from affiliates	2,344	(60)	695	(1,641)
Certain items within Other, Net(1)	2,377	3,174	10,587	8,212

Total Company Adjusted EBITDA from continuing operations	$27,645	$38,182	$129,582	$147,315

(1)
Reconciliation of Other, Net Included in the Consolidated Statement of Operations:

	(In thousands)
	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
Items excluded from Adjusted EBITDA (amortization of financing fees and A/R securitization fees)	$2,377	$3,174	$10,587	$8,212
Items included in Adjusted EBITDA (includes foreign currency, royalties and interest income)	164	(389)	1,774	(1,831)

Total other, net	$2,541	$2,785	$12,361	$6,381

        The following is a reconciliation of our Adjusted EBITDA to operating cash flow for the nine months ended October 1, 2006 and October 2, 2005:

	(In thousands)
	2006	2005
Operating cash flow	$(28,810)	$82,310
Net (proceeds of) reduction from accounts receivable securitization facility	45,634	(63,390)
Change in certain short-term assets and liabilities	14,564	50,402
Cash paid for interest	61,394	54,813
Cash paid (refunded) for income taxes, net	21,035	8,559
Change in long-term assets	1,374	1,624
Change in long-term liabilities	14,274	13,285
Certain other items	5,724	5,063
Loss on fixed asset dispositions	(8,290)	(1,460)
Curtailment gain (loss) on elimination of certain benefits	(165)	7,123
Issuance of stock options	(150)	—
Operating cash flows from discontinued operations	2,998	(11,014)

Total Company Adjusted EBITDA from continuing operations	$129,582	$147,315

        The following details certain items relating to our consolidation, restructuring and integration efforts and other charges not eliminated in determining Adjusted EBITDA, but that we would eliminate in evaluating the quality of our Adjusted EBITDA for the three and nine months ended October 1, 2006 and October 2, 2005:

	(In thousands)
	Three Months Ended		Nine Months Ended
	2006	2005	2006	2005
Restructuring charges	$(368)	$(141)	$(770)	$(1,760)
Fixed asset losses	(462)	(1,128)	(8,290)	(1,460)
Foreign currency gains (losses)	(502)	69	(2,127)	420
Pension curtailment loss and postretirement medical curtailment gain and elimination of certain plan benefits	—	2,434	(165)	7,091
Transaction expenses related to the planned merger	(1,645)	—	(3,311)	—

Discontinued Operations

        On March 10, 2006, we completed the divestiture of our Forging Operations, and in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the results of operations for North American Forging for the current and prior periods have been reported as discontinued operations. In addition, the assets and liabilities of North American Forging have been reclassified as assets and liabilities of discontinued operations in our consolidated balance sheet at January 1, 2006.

Results of Operations

Quarter Ended October 1, 2006 versus October 2, 2005

        The below results represent activity from our continuing operations for the three months ended October 1, 2006 and October 2, 2005.

        Net Sales.    Net sales by segment and in total for the three months ended October 1, 2006 and October 2, 2005 were:

	(In thousands)
Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Chassis Segment	$203,919	$234,465
Powertrain Segment	207,888	208,372

Total Company	$411,807	$442,837

        Our third quarter 2006 net sales were $411.8 million versus third quarter 2005 net sales of $442.8 million. The primary driver of the $31.0 million decrease in our 2006 sales was approximately $45.0 million of volume reductions net of new business. Volume declines of approximately $35.0 million within our Chassis segment and approximately $10.0 million in our Powertrain segment were primarily the result of a 12% decrease in North American vehicle production from our three largest customers (DaimlerChrysler, Ford and General Motors) during the quarter, which includes a 21% production decline by our largest customer, DaimlerChrysler. These volume declines were offset by an approximate $9.0 million increase in sales reflecting higher material costs passed onto our customers and approximately $4.0 million of favorable movements in foreign exchange.

        Gross Profit.    Gross profit by segment and in total for the three months ended October 1, 2006 and October 2, 2005 were:

	(In thousands)
Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Chassis Segment	$10,206	$16,584
Powertrain Segment	15,489	24,123
Corporate/centralized resources	(3,041)	(414)

Total Company	$22,654	$40,293

        Our gross profit was $22.7 million, or 5.5% of net sales, for 2006 compared to $40.3 million, or 9.1% of net sales, for 2005. The decrease of $17.6 million is primarily attributable to $8.6 million in lost profits due to the sales reduction discussed above; $2.8 million increase in depreciation and amortization expense; $2.0 million reduction in postretirement medical curtailment gains; and $4.0 million in launch related costs in our Powertrain segment. Additionally, raw material price increases of $1.3 million that were not offset by sales increases and $2.0 million in contested price premiums charged by a supplier were successfully offset through net cost reductions in our operations and a $2.5 million reduction in lease expenses resulting from our early buyout of several operating leases earlier in 2006.

        Selling, General and Administrative.    Selling, general and administrative expense was $25.2 million, or 6.1% of net sales, for 2006 compared to $30.3 million, or 6.8% of sales, in 2005. The 2005 expense was benefited by a $0.4 million curtailment gain related to reduction of certain postretirement medical benefits. By comparison, the 2006 expense was benefited by several factors including a $0.4 million reduction in Sarbanes-Oxley Section 404 related expenditures, an approximate $1.5 million reduction in commercial support activities driven by restructuring efforts in late 2005, an approximate $1.5 million decrease in various corporate expenses such as finance and information technology and a $3.6 million reduction in various items such as workers compensation, health care and incentive compensation expense. These savings were partially offset by approximately $1.6 million of expenses to support our planned merger with a subsidiary of Asahi Tec Corporation as explained further in Note 16 to our consolidated financial statements.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the three months ended October 1, 2006 and October 2, 2005 was:

	(In thousands)
Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Chassis Segment	$12,319	$12,783
Powertrain Segment	16,273	12,870
Corporate/centralized resources	2,127	2,282

Total Company	$30,719	$27,935

        The net increase in depreciation and amortization of approximately $2.8 million is primarily attributable to additional depreciation on the leased assets repurchased during the first and second quarter of 2006 as well as the impact of large investments in several of our powertrain technologies in 2005.

        Operating Profit (Loss).    Operating profit (loss) was $(2.9) million, or (0.7)% of sales, for the third quarter of 2006 compared to $9.9 million, or 2.2% of sales, for the same period in 2005. The $12.8 million decrease is principally explained by the factors discussed above, including the $17.6 million reduction in gross profit offset by the $5.1 million decrease in selling general and administrative expenses. Operating profit by segment for the three months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Chassis Segment	$67	$6,156
Powertrain Segment	4,107	11,239
Corporate/centralized resources	(7,084)	(7,537)

Total Company	$(2,910)	$9,858

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section above. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA decreased to $27.6 million in the third quarter of 2006 from $38.2 million during the same period in 2005. The primary drivers of this decrease are explained above in the operating profit and depreciation and amortization discussions and will be further detailed in the segment detail that follows. Additionally, other, net expenses decreased $0.3 million, primarily due to various decreases in foreign receivable factoring fees and tooling amortization, offset by an increase in foreign currency losses. Adjusted EBITDA by segment for the three months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Chassis Segment	$12,300	$18,924
Powertrain Segment	20,349	24,197
Corporate/centralized resources	(5,004)	(4,939)

Total Company	$27,645	$38,182

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(368)	$(141)
Fixed asset disposal losses	(462)	(1,128)
Foreign currency gains (losses)	(502)	69
Pension curtailment loss and postretirement medical curtailment gain and elimination of certain benefits	—	2,434
Transaction expenses related to the planned merger	(1,645)	—

        Interest Expense.    Interest expense increased from $22.5 million in the third quarter of 2005 to $26.7 million in the third quarter of 2006. This $4.2 million increase is principally due to an approximate 1.9% increase in the interest rate on our variable rate senior debt facilities resulting from increases in LIBOR.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $0.3 million in each of 2006 and 2005) were $7.3 million in the third quarter of 2006 as compared to $5.8 million in the third quarter of 2005. This increase is due to the compounded interest on dividends not yet remitted to the shareholders. Preferred stock dividends are included in "other expense, net" in our consolidated statement of operations.

        Equity Income (Loss) from Affiliates.    Equity income (loss) from affiliates decreased from income of $0.1 million in the third quarter of 2005 to a loss of $2.3 million in the third quarter of 2006, due to the operating results of our equity affiliate.

        Other, Net.    Other, net decreased by $0.3 million from a loss of $2.8 million in the third quarter of 2005 to a loss of $2.5 million in the third quarter of 2006. This decrease is due to various decreases in foreign receivable factoring fees, tooling amortization and other miscellaneous expenses, offset by an increase in foreign currency losses.

        Taxes.    The provision for income taxes for the third quarter of 2006 was an expense of $2.6 million as compared with a benefit of $8.5 million for the third quarter of 2005. In the third quarter of 2006, no benefit was recognized for the U.S. operating loss and the foreign effective rate was 24.2%, compared to a U.S. effective rate of 31.4% and a foreign effective rate of 17.9% in the third quarter of 2005. Due to uncertainties related to our ability to utilize existing net operating losses, it was management's decision to record an increase to the valuation allowance against our domestic operation's net deferred tax assets. As a result, we increased the valuation allowance against our deferred tax assets of our domestic continuing operations by $19.3 million in the third quarter of 2006. In the event that deferred tax assets are realizable in the future in excess of the net recorded valuation allowance, an adjustment to the deferred tax asset will increase the tax benefit in the period such determination is made.

        Loss from Discontinued Operations.    The loss from discontinued operations decreased $2.2 million from a loss of $2.4 million in the third quarter of 2005 to a loss of $0.2 million in the third quarter of 2006. See Note 8, Discontinued Operations, to our consolidated financial statements for additional discussion.

        Loss on Discontinued Operations.    The loss on discontinued operations increased $1.4 million from a loss of $0.3 million in the third quarter of 2005 to a loss of $1.7 million in the third quarter of 2006. See Note 8, Discontinued Operations, to our consolidated financial statements for additional discussion.

Segment Information.

        Chassis Segment.    Sales for our Chassis segment were $203.9 million in the third quarter of 2006 versus $234.5 million in the third quarter of 2005. Net sales decreased $30.5 million primarily due to approximately $35.0 million in volume declines net of new business, offset by approximately $2.0 million related to changes in foreign exchange rates and approximately $2.0 million in increased raw material price movements that were reimbursed from our customers. The sales decrease of 13.1% was primarily driven by the 21% reduction in DaimlerChrysler's third quarter production in North America as DaimlerChrysler represents over 50% of the segment's sales. Contributing over $9.0 million to the segment's sales decline was DaimlerChrysler's changeover of its JR platform, which ended production in May 2006. We have been awarded the replacement business for the JR, which began production in August 2006. Operating profit for the segment decreased from $6.2 million in the third quarter of 2005 to $0.1 million in the third quarter of 2006. The $6.1 million decrease is primarily due to approximately $6.9 million in lost profits from the sales reduction discussed above, offset by lease savings of $0.6 million and a $0.5 million reduction in depreciation and amortization expense. The remaining variance relates to cost reductions in our operations that slightly exceeded an approximate $2.0 million in contested price premiums charged by a supplier. Adjusted EBITDA decreased to $12.3 million versus $18.9 million in the prior year due to the aforementioned reasons.

	(In thousands)
Chassis Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Sales	$203,919	$234,465
Operating profit	$67	$6,156
Depreciation and amortization	12,319	12,783
Foreign currency gains (losses)	(86)	(15)

Adjusted EBITDA	$12,300	$18,924

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(185)	$(30)
Fixed asset gains (losses)	(69)	(57)

        Powertrain Segment.    Sales for our Powertrain segment decreased in the third quarter of 2006 to $207.9 million versus $208.4 million in the third quarter of 2005. The primary driver of the $0.5 million decrease in sales is due to approximately $10.0 million in volume reductions net of new business, primarily from our Big Three customers (DaimlerChrysler, Ford and General Motors), offset by approximately $2.0 million related to changes in foreign exchange rates and approximately $7.0 million in sales increases to our customers associated with the recovery of material cost increases. Operating profit decreased from $11.2 million to $4.1 million in 2006. The decrease is due to a number of factors, including launch associated costs ($4.0 million); increase in depreciation and amortization expense

($3.4 million); volume reductions ($1.7 million); and increased material costs (primarily aluminum) not recovered from our customers ($1.3 million). These were offset by approximately $1.9 million in reduced lease expense from the early buyout of three operating leases in the first half of 2006, $1.1 million in net cost reductions and a $0.5 million reduction in fixed asset losses. Adjusted EBITDA decreased from $24.2 million in the third quarter of 2005 to $20.3 million in 2006 due to the aforementioned items, offset by a $3.4 million increase in depreciation and amortization expense.

	(In thousands)
Powertrain Segment	Three Months Ended October 1, 2006	Three Months Ended October 2, 2005
Sales	$207,888	$208,372
Operating profit	$4,107	$11,239
Depreciation and amortization	16,273	12,870
Foreign currency gains (losses)	(31)	88

Adjusted EBITDA	$20,349	$24,197

Memo: Additional amounts included in calculation of adjusted EBITDA:
Restructuring charges	$(108)	$(42)
Fixed asset gains (losses)	(15)	(563)

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $5.0 million in the third quarter of 2006 versus a loss of $4.9 million in the same period in 2005. Third quarter 2005 expense was benefited by a $2.4 million postretirement medical curtailment benefit, while the 2006 third quarter expense was negatively impacted by $1.6 million of transaction expenses associated with the planned merger with a subsidiary of Asahi Tec Corporation (as described in Note 16 to the consolidated financial statements). However, these items were offset in 2006 through an approximate $1.5 million reduction in corporate expenses such as finance and information technology and a $0.4 million reduction in Sarbanes-Oxley Section 404 expenditures. The remaining difference is primarily explained by reductions in various expenses for items such as workers' compensation, health care and incentive compensation. Operating profit decreased by $0.5 million in 2006 due to the factors discussed above plus an approximate $0.4 million increase in foreign currency losses.

	(In thousands)
Corporate/Centralized Resources	Three Months Ended October 1, 2006	Three Months Ended July 3, 2005
Operating profit	$(7,084)	$(7,537)
Depreciation and amortization	2,127	2,282
Foreign currency gains (losses)	(385)	(4)
Other, net	338	320

Adjusted EBITDA	$(5,004)	$(4,939)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(75)	$(69)
Fixed asset gains (losses)	(378)	(508)
Pension curtailment loss and postretirement medical curtailment gain and elimination of certain plan benefits	—	2,434
Transaction expenses related to the planned merger	(1,645)	—

Nine Months Ended October 1, 2006 versus October 2, 2005

        The below results represent activity from our continuing operations for the nine months ended October 1, 2006 and October 2, 2005.

        Net Sales.    Net sales by segment and in total for the nine months ended October 1, 2006 and October 2, 2005 were:

	(In thousands)
Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Chassis Segment	$725,138	$766,057
Powertrain Segment	696,541	672,757

Total Company	$1,421,679	$1,438,814

        Net sales for the first nine months of 2006 were $1,421.7 million versus $1,438.8 million for the first nine months of 2005. The primary driver of the decrease in our 2006 sales was the significantly lower production levels of the North America Big 3 domestic manufacturers, down 3%, resulting in approximately $34.4 million sales volume decrease (or 2.6%) which was offset by $16.6 million in sales increases to our customers associated with the recovery of material cost increases. Foreign exchange losses account for an approximate $1.7 million decrease in sales for the period.

        Gross Profit.    Gross profit by segment and in total for the nine months ended October 1, 2006 and October 2, 2005 were:

	(In thousands)
Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Chassis Segment	$53,744	$62,048
Powertrain Segment	70,177	95,917
Corporate/centralized resources	(5,220)	(5,054)

Total Company	$118,701	$152,911

        Our gross profit was $118.7 million or 8.3% of net sales for 2006 compared to $152.9 million or 10.6% of net sales for 2005. The decrease of $34.2 million is primarily driven by approximately $13.7 million of charges associated with the early buyout of operating leases transacted in March and April of 2006, (consisting of approximately $8.0 million in additional amortization expense, $5.0 million of additional depreciation and a $3.7 million fixed asset loss, offset somewhat by a $3.0 million reduction in lease expense). Other factors negatively affecting gross profit in the first nine months include $6.9 million of launch related costs in the Powertrain segment (which includes $2.2 million to launch a new plant in Suzhou, China), $5.0 million due to the sales reductions discussed above and $3.0 million increase in depreciation and amortization expense. Further, the 2005 comparative amount includes $4.3 million due to a one-time benefit in postretirement medical curtailment gains in 2005. Another driver of the decrease was a $3.4 million increase in raw material pricing relating to the lag in our pricing adjustments to customers for associated increases in raw material costs and a $2.1 million contested price premium from a supplier. Several other negative factors impacted the first nine months of 2006, such as a $3.1 million increase in fixed asset losses, but these items were more than offset by cost reductions achieved in the operations.

        Selling, General and Administrative.    Selling, general and administrative expense was $83.0 million, or 5.8% of net sales, for 2006 compared to $86.1 million, or 6.0% of sales, in 2005. Several of our savings initiatives in selling, general and administrative expenses were mitigated by approximately $3.3 million of legal and administrative expenses to support our planned merger with a subsidiary of

Asahi Tec Corporation (see Note 16 to the consolidated financial statements) and $2.8 million due to a one-time benefit in postretirement medical curtailment gains from 2005. In 2006, we continue to benefit from prior year restructuring efforts of approximately $3.5 million from the consolidation of segments from three to two and the allocation of sales and procurement to the operating groups. We also benefited from an approximate $2.6 million decrease in workers' compensation, health care and incentive compensation expense. We continue to benefit from reduced spending in various home office departments such as a $1.0 million decrease in information technologies.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the nine months ended October 1, 2006 and October 2, 2005 was:

	(In thousands)
Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Chassis Segment	$40,195	$36,813
Powertrain Segment	51,311	36,943
Corporate/centralized resources	4,968	6,725

Total Company	$96,474	$80,481

        The net increase in depreciation and amortization of approximately $15.9 million is primarily attributable to an $8.0 million increase in amortization of deferred losses and an approximate $5.0 million increase in additional depreciation due to the repurchase of leased assets during the first half of 2006. Recent capital spending accounts for the remaining increase in depreciation expense.

        Operating Profit.    Operating profit was $34.9 million, or 2.5% of sales, for the first nine months of 2006 compared to $65.0 million, or 4.5% of sales, for the same period in 2005. The $30.1 million decrease is principally explained by the factors discussed above. Decreased gross profit results of $34.2 million were offset by approximately $3.1 million of savings in selling, general and administrative expenses such as restructuring actions in 2005. Operating profit by segment for the nine months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Chassis Segment	$21,387	$28,761
Powertrain Segment	31,931	55,342
Corporate/centralized resources	(18,436)	(19,100)

Total Company	$34,882	$65,003

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA decreased to $129.6 million in the first nine months of 2006 from $147.3 million during the same period in 2005. The primary drivers of this decrease, as explained above in the gross profit and selling, general and administrative discussions, are due to increased fixed asset losses and a one-time benefit in postretirement medical curtailment gains in 2005 of approximately $6.8 million and $7.2 million, respectively. Additional details are discussed further in the segment discussions that follow.

Adjusted EBITDA by segment for the nine months ended October 1, 2006 and October 2, 2005 is as follows:

	(In thousands)
Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Chassis Segment	$60,974	$65,567
Powertrain Segment	82,754	92,712
Corporate/centralized resources	(14,146)	(10,964)

Total Company	$129,582	$147,315

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(770)	$(1,760)
Fixed asset disposal losses	(8,290)	(1,460)
Foreign currency gains (losses)	(2,127)	420
Pension curtailment loss and postretirement medical curtailment gain and elimination of certain benefits	(165)	7,091
Transaction expenses related to the planned merger	(3,311)	—

        Interest Expense.    Interest expense increased from $66.7 million in the first nine months of 2005 to $74.8 million in the same period of 2006. This $8.0 million increase is principally due to an approximate 2.0% increase in the interest rate on our variable rate senior debt facilities resulting from increases in LIBOR.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $0.8 million in each of 2006 and 2005) were $22.9 million in the first nine months of 2006 as compared to $16.8 million in the first nine months of 2005. This increase is attributable to additional expense of approximately $2.1 million associated with the correction of historical accretion of dividend expense. The remaining increase is primarily due to the compounded interest on dividends not yet remitted to the shareholders. Preferred stock dividends are included in "other expense, net" in our consolidated statement of operations.

        Equity Income (Loss) from Affiliates.    Equity income (loss) from affiliates was approximately $(0.7) million and $1.6 million in the first nine months of 2006 and 2005, respectively, due to the operating results of our equity affiliate.

        Other, Net.    Other, net increased by $6.0 million to a loss of $12.4 million in the first nine months of 2006 compared to a loss of $6.4 million in the same period of 2005. The primary reason for the increase was an approximate $1.5 million increase in amortization of capitalized financing costs, $2.6 million increase in foreign currency losses and an increase of $1.7 million in expenses primarily associated with our accounts receivable securitization and foreign receivable factoring fees.

        Taxes.    The provision for income taxes for the first nine months of 2006 was an expense of $13.1 million as compared with a benefit of $8.4 million for the same period of 2005. For the first nine months of 2006, no benefit was recognized for the U.S. operating loss and the foreign effective rate was 29.1%, compared to a U.S. effective rate of 28.9% and a foreign effective rate of 25.7% for the first nine months of 2005. Due to uncertainties related to our ability to utilize our existing net operating losses, it was management's decision to record an increase to the valuation allowance against our domestic operation's net deferred tax assets. As result, we increased our valuation allowance against the deferred tax assets of our domestic operations by $40.5 million in the first nine months of 2006, which is comprised of (i) $37.3 million for continuing operations; (ii) $0.2 million for discontinued operations; and (iii) $3.0 million for the loss on discontinued operations for the first nine months of 2006. In the event that deferred tax assets are realizable in the future in excess of the net recorded valuation allowance, an adjustment to the deferred tax asset will increase the tax benefit in the period such determination is made.

        The tax benefit of $0.2 million for loss from discontinued operations is fully offset by a $0.2 million valuation allowance recorded for the first nine months of 2006.

        The tax benefit of $3.0 million for the loss on discontinued operations is fully offset by a $3.0 million valuation allowance recorded for the first nine months of 2006.

        Loss from Discontinued Operations.    The loss from discontinued operations decreased $2.9 million from a loss of $3.5 million in the first nine months of 2005 to a loss of $0.6 million in the first nine months of 2006. See Note 8, Discontinued Operations, to our consolidated financial statements for additional discussion.

        Loss on Discontinued Operations.    We recorded a loss of $8.5 million related to the March 10, 2006 sale of the Forging Operations. See Note 8, Discontinued Operations, to our consolidated financial statements for additional discussion.

Segment Information.

        Chassis Segment.    Sales for our Chassis segment were $725.1 million in the first nine months of 2006 versus $766.1 million in the same period of 2005. Net sales decreased approximately $40.9 million, or 5.7%, primarily due to a $44.0 million in volume decline. Contributing to the $44.0 volume decline was approximately $11.9 million decrease in the DaimlerChrysler JR platform due to a line shutdown for a vehicle changeover. We have been awarded the replacement business on the new platform. As DaimlerChrysler represents over 50% of the segment's sales, the main driver to its sales reduction was a 5.6% reduction in DaimlerChrysler's production in North America for the first nine months of 2006 versus 2005. Foreign exchange rates decreased sales by approximately $1.6 million, but this was more than offset by increased raw material price movements that were reimbursed from our customers. Operating profit for the segment decreased from $28.8 million in the first nine months of 2005 to $21.4 million in the first nine months of 2006. Of the $7.4 million decrease in profits, approximately $6.7 million of the decrease is due to the sales reduction discussed above. Several other factors during the first nine months of 2006, including $5.8 million in fixed asset losses, $3.4 million in depreciation and amortization and a $2.1 million contested price premium charged by a supplier, were offset by a $3.1 million gain from the successful resolution of a commercial dispute with a customer and additional cost reductions in the operations. Adjusted EBITDA decreased from $65.6 million in 2005 to $61.0 million in 2006 primarily due to the aforementioned items.

	(In thousands)
Chassis Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Sales	$725,138	$766,057
Operating profit	$21,387	$28,761
Depreciation and amortization	40,195	36,813
Foreign currency gains (losses)	(608)	(7)

Adjusted EBITDA	$60,974	$65,567

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(324)	$(241)
Fixed asset gains (losses)	(5,835)	(26)

        Powertrain Segment.    Sales for our Powertrain segment increased in the first nine months of 2006 to $696.5 million versus $672.8 million in the first nine months of 2005. The primary drivers of the $23.7 million increase in sales were an approximate $9.5 million increase in new business relating to new product launches and ramp up of existing programs, which is net of the 13.5% decrease in North American vehicle production of the Big 3 domestic manufacturers. Additionally, there was approximately $14.5 million in sales increases associated with the recovery of material costs passed through to our customers. Operating profit decreased from $55.3 million in 2005 to $31.9 million in 2006. The decrease is principally due to a $14.4 million increase in depreciation and amortization expense and a $3.0 million increase in fixed asset losses. Additionally, there was approximately $6.9 million in launch associated costs that relate to two large new programs in the second and third quarters, and a new facility in Suzhou, China. The remaining decrease of $3.3 million is primarily due to increased material costs not offset by sales price increases, partially due to the lag in our pricing adjustment to customers. These items were partially offset by an approximate $1.7 million increase in profits on increased sales for the first nine months, and $2.1 million reduction in lease expense due to the operating leases repurchased during the early half of 2006. Adjusted EBITDA decreased from $92.7 million in the first nine months of 2005 to $82.8 million in 2006, due to the aforementioned discussion but offset by the $14.4 million increase in depreciation and amortization costs.

	(In thousands)
Powertrain Segment	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Sales	$696,541	$672,757
Operating profit	$31,931	$55,342
Depreciation and amortization	51,311	36,943
Foreign currency gains (losses)	(488)	427

Adjusted EBITDA	$82,754	$92,712

Memo: Additional amounts included in calculation of adjusted EBITDA:
Restructuring charges	$(448)	$(175)
Fixed asset gains (losses)	(3,916)	(926)

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $14.1 million in the first nine months of 2006 versus a loss of $11.0 million in the same period in 2005. We realized $2.0 million decrease in fixed asset gains, a decrease of $1.3 million in restructuring expenses, and an approximate $2.6 million decrease in various items such as workers' compensation, health care and incentive compensation expenses. These were offset by a $7.1 million decrease in postretirement medical curtailment benefits in the first nine months of 2006 and a $2.1 million increase in other, net and foreign exchange movements. Other cost savings, including reductions in our information technologies spending, were mitigated by $3.3 million in legal and other administrative expenses to support the planned merger with a subsidiary of Asahi Tec Corporation. Operating profit increased by $0.7 million in 2006 due to the factors discussed above, as well as a $1.8 million decrease in depreciation and amortization.

	(In thousands)
Corporate/Centralized Resources	Nine Months Ended October 1, 2006	Nine Months Ended October 2, 2005
Operating profit	$(18,436)	$(19,100)
Depreciation and amortization	4,968	6,725
Foreign currency gains (losses)	(1,031)	—
Other, net	353	1,411

Adjusted EBITDA	$(14,146)	$(10,964)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$2	$(1,344)
Fixed asset gains (losses)	1,461	(508)
Pension curtailment loss and postretirement medical curtailment gain and elimination of certain plan benefits	(165)	7,091
Transaction expenses related to the planned merger	(3,311)	—

Liquidity and Capital Resources

        Overview.    Our objective is to appropriately finance our business through a mix of long-term and short-term debt and to ensure that we have adequate access to funding. Our principal sources of liquidity are cash flow from operations, our revolving credit facility and our accounts receivable securitization facility and factoring agreements. As of October 1, 2006, we have unutilized capacity under our revolving credit facility that may be utilized for acquisitions, investments or capital expenditure needs. Our cash flow during the year is impacted by the volume and timing of vehicle production, which includes a shutdown by our North American customers for approximately two weeks in July and one week in December and reduced production in July and August for certain European customers. Management believes cash flow from operations and the planned debt financing and refinancing related to our planned merger with a subsidiary of Asahi Tec Corporation will provide us with adequate sources of liquidity for the foreseeable future.

        To facilitate the collection of funds from operating activities, we have sold receivables under our accounts receivable facility and have entered into accelerated payment collection programs with certain customers. Although the majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005, at October 1, 2006, collection of approximately $42.0 million of accounts receivable was accelerated under the remaining programs. Included in the above programs is approximately $25.9 million that we continue to collect on an accelerated basis as a result of favorable payment terms negotiated in connection with a business acquisition. This agreement expires December 31, 2006. While the impact of the discontinuance of these programs may be partially offset by a greater utilization of our accounts receivable securitization facility, we continue to examine other alternative programs in the marketplace, as well as enhanced payment terms directly from our customers.

        Our capital planning process is focused on ensuring that we use our cash flow generated from our operations in ways that enhance the value of our company. Historically, we have used our cash for a mix of activities focused on revenue growth, cost reduction and strengthening the balance sheet. In the first nine months of 2006, we used our cash primarily to service our debt obligations, buy out certain operating leases and fund our capital expenditure requirements.

        Liquidity.    At October 1, 2006, we had $5.4 million in cash on our consolidated balance sheet and approximately $82.9 million of undrawn commitments, which consisted of $49.3 million and $33.6 million from our revolving credit facility and accounts receivable securitization facility, respectively. However, our access to these two facilities at quarter end is limited by certain covenant restrictions which, at October 1, 2006, would allow us to draw only $21.5 million from these facilities out of the total amount available of $82.9 million (see the next paragraph for a description of these limitations and "Debt, Capitalization and Available Financing Sources" below for further discussion on our debt covenants). The limitations, though, only restrict our availability on the quarter end date and do not prevent us from drawing the entirety of our undrawn commitments on dates between quarter ends. Availability under our accounts receivable securitization facility agreement at October 1, 2006 is based on a day earlier receivables report so it should be noted that, as is the case at each quarter end, receivables paid on the last day of the quarter will reduce availability on the next business day. The amount of this reduction was $17.0 million as of October 2, 2006. It should also be noted that January and July are typically periods in which the Company seasonally experiences lower availability. Approximately $97.7 million and $37.7 million were outstanding on our revolving credit facility and accounts receivable securitization facility, respectively, at October 1, 2006.

        At October 1, 2006, our maximum debt capacity (including amounts drawn under our accounts receivable securitization program) is computed by multiplying our leverage ratio covenant of 5.25 by our bank agreement defined EBITDA, or approximately $188.65 million. Thus, our total debt capacity at October 1, 2006 is approximately $990.4 million. Our actual debt plus the accounts receivable securitization at October 1, 2006 approximated $968.9 million, or approximately $21.5 million less than our total capacity. Thus, as discussed above, as of October 1, 2006, we had access to only $21.5 million of the total $82.9 million in undrawn commitments that would have otherwise been available from our revolving credit and accounts receivable securitization facilities. However, as disclosed above, this leverage limitation does not impact our ability to draw funds between quarter ends.

        It should be noted that our liquidity at quarter and year end tends to reflect peak availability due to our natural cash collection cycle. Liquidity in the middle of the month tends to represent our lowest level. Over the last fiscal year, our trough liquidity has generally ranged between $15 million and $60 million. We have taken actions to improve our trough liquidity: the sale of our North American Forging business, the net $25 million increase of our term loan facility and the February 3, 2006 and August 18, 2006 amended and restated credit agreements. Although these actions improved our trough liquidity in early 2006, in the third quarter of 2006 significantly lower production levels of the North America Big 3 domestic manufacturers contributed to large reductions in sales and profits. The reductions in earnings and cash flow have offset (at least temporarily) some of the liquidity generated in the early part of 2006. These same market conditions and their impact on our financial performance have caused some suppliers to demand shorter payment terms which would exacerbate the negative impact on our liquidity. There can be no assurance that other suppliers will not likewise take actions that would further negatively impact our liquidity.

        On February 3, 2006, we entered into an amended and restated credit agreement in which the covenant restrictions discussed above were significantly relaxed. The amendment and restatement affected the following principal changes, as well as updating and technical changes, to the then existing credit agreement: (a) it added an additional $50 million of term loans, of which $25 million was used to prepay the preexisting term loan; (b) it adjusted certain covenants to take account of the North American Forging divestiture and to provide the Company with additional covenant flexibility; and (c) it increased pricing on the existing revolving credit facility. In addition to repayment of the $25 million preexisting term loan, we were required to use the proceeds from the divestiture of North American Forging to repurchase at least $45 million of assets then under operating lease arrangements. We have repurchased approximately $50.1 million of assets under these operating leases with the proceeds from the North American Forging sale, $10.1 million of which was related to North American Forging assets under operating leases. Excess proceeds can be used to repurchase additional assets under operating lease arrangements and to increase our liquidity through repayment of outstanding obligations under our revolving credit and accounts receivable securitization facilities.

        On August 18, 2006, we again amended and restated our credit agreement. In doing so, we replaced the $200 million revolving credit facility with a $50 million revolving credit facility and a $150 million deposit-linked supplemental revolving facility, each of which matures August 18, 2011. The December 31, 2009 maturity date for the term loans did not change. In addition to various technical changes, the amendment and restatement reduced the effective applicable margin on the revolving credit facility to 3.25% per annum with respect to the London Interbank Offered Rate ("LIBOR") based borrowings and 2.25% per annum with respect to base rate (ABR) borrowings; fixed the applicable margin on the supplemental revolving credit facility at 4.50% per annum; and set the applicable margin on the term loans at 3.75% for base rate loans and 4.50% for LIBOR based loans (adjusted for reductions in the leverage ratio). A commitment fee of between 0.5% and 1% per annum is assessed on the unused portion of the revolving credit facility and is determined based on utilization.

        Our accounts receivable securitization facility availability is based on several factors including the credit ratings of our customer base, the customer concentration levels in the accounts receivable securitization facility and the overall collection performance of our accounts. For example, the bankruptcy of Dana Corporation in March 2006 resulted in an immediate $6.9 million reduction in our accounts receivable securitization availability. Additionally, the downgrade of Ford Motor Company on June 28, 2006 resulted in a $4.6 million immediate reduction in availability. Due to the general industry environment, the availability of this program decreased in the first part of 2006 and could be expected to decrease further if the industry environment does not improve.

        We have entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne's foreign locations in France, Germany, Spain, Czech Republic and United Kingdom on a non-recourse basis. As of October 1, 2006, we had available approximately $77.9 million from these commitments, and approximately $50.0 million of receivables were sold under these programs.

        TriMas Common Stock.    In the third quarter of 2006, we exercised TriMas warrants, resulting in an additional 0.8 million shares of TriMas stock outstanding and issued to the Company. Including such additional shares, the Company owns approximately 4.8 million, or 23.2%, of the total outstanding shares of TriMas.

        Debt, Capitalization and Available Financing Sources.    On December 20, 2005, we entered into a senior secured loan facility. This senior secured loan facility provided for term loans totaling $20 million until June 30, 2006, to finance in part the purchase of additional specified machinery and equipment. As of October 1, 2006, $19.4 million was drawn on this facility. A commitment fee of 7.5% per annum on the unused portion of this loan accrued through June 30, 2006. The senior secured loan facility matures December 31, 2009.

        On February 3, 2006, we entered into amended and restated credit agreement as described above. This agreement was amended and restated again on August 18, 2006. The amended and restated credit agreement provides us with more favorable terms and additional funding on our revolving credit and term loan facilities. Under this amended and restated credit agreement, the applicable interest rate spreads on our term loan obligations increased over the current LIBOR and our leverage covenant was modified to be less restrictive. The current applicable interest rate spread on our term loan obligations is 4.50%. On February 3, 2006, pursuant to the terms of the amended and restated credit agreement, we borrowed $50 million of additional term loans, of which $25 million was used to prepay the preexisting term loan.

        The credit facility includes term loans with $374.7 million outstanding; a revolving credit facility with a principal commitment of $50 million and no amounts outstanding; and a deposit-linked supplemental revolving facility with $97.7 million outstanding ($150 million outstanding less $52.3 million letters of credit) as of October 1, 2006. The revolving credit facility and deposit-linked supplemental revolving facility mature on August 18, 2011 and the term loan facility matures on December 31, 2009. The obligations under the credit facility are collateralized by substantially all of our assets and the assets of substantially all of our domestic subsidiaries and are guaranteed by substantially all of our domestic subsidiaries on a joint and several basis.

        The following summarizes our outstanding debt as of October 1, 2006 and January 1, 2006:

	(In thousands)
	October 1, 2006	January 1, 2006
Senior credit facilities:
Term loans (9.9% variable interest at October 1, 2006)	$374,720	$350,193
Deposit-Linked Supplemental Revolving Facility (9.9% interest at October 1, 2006)	97,737	—
Revolving credit facilities (11.5% interest at October 1, 2006)	—	59,605

Total senior credit facility	472,457	409,798
Senior secured term loan credit facility, with interest payable quarterly, due 2009 (13.13% variable interest at October 1, 2006)	19,400	10,500
11% senior subordinated notes, with interest payable semi-annually, due 2012	250,000	250,000
10% senior notes, with interest payable semi-annually, due 2013	150,000	150,000
10% senior subordinated notes, with interest payable semi-annually, due 2014 (face value $31.7 million)	27,712	27,469
Other debt (various interest rates; includes capital lease obligations)	7,604	9,612

Total	$927,173	$857,379
Less current maturities	(5,636)	(6,640)

Long-term debt	$921,537	$850,739

        At October 1, 2006, we were contingently liable for standby letters of credit totaling $52.9 million issued on our behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims. We are also contingently liable for future product warranty claims. We provide comprehensive warranties to our customers. As a result of these warranties, we may be responsible for costs associated with a product recall caused by a defect in a part that we manufacture. We continuously monitor potential warranty implications of new and current business to assess whether a liability should be recognized. The Company has experienced relatively nominal warranty costs and no significant warranty accrual is reflected in the October 1, 2006 consolidated balance sheet.

        Our senior credit facility contains covenants and requirements affecting us and our subsidiaries, including a financial covenant requirement for an Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") to cash interest expense coverage ratio to exceed 1.75 through the year ending December 31, 2006 (at October 1, 2006, this ratio was 1.82); and a debt to EBITDA ratio not to exceed 5.25 through the year ending December 31, 2006 (at October 1, 2006, this ratio was 5.14).

We were in compliance with the new covenants throughout the quarter. Based on our anticipated EBITDA performance and our planned merger with a subsidiary of Asahi Tec Corporation, we anticipate being in covenant compliance over the next four quarters.

        Foreign Currency Risk.    We are subject to the risk of changes in foreign currency exchange rates due to our global operations. We manufacture and sell our products primarily in North America and Europe. As a result, our financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which we manufacture and distribute our products. Our operating results are primarily exposed to changes in exchange rates between the U.S. dollar and European currencies.

        As currency exchange rates change, translation of the statements of operations of our international businesses into U.S. dollars affects year-over-year comparability of operating results. We generally do not hedge operating translation risks because cash flows from international operations are typically reinvested locally. Changes in foreign currency exchange rates are generally reported as a component of stockholders' equity for our foreign subsidiaries reporting in local currencies and as a component of income for our foreign subsidiaries using the U.S. dollar as the functional currency. The change in our accumulated other comprehensive income relating to cumulative translation adjustments was $27.2 million for the nine months ended October 1, 2006, due to cumulative translation adjustments resulting primarily from changes in the Euro to the U.S. dollar.

        As of October 1, 2006, our net total assets (defined as total assets less total liabilities) subject to foreign currency translation risk were $1,156 million. The potential decrease in net total assets from a hypothetical 10% adverse change in quoted foreign currency exchange rates would be $115.6 million. The sensitivity analysis presented assumes a parallel shift in foreign currency exchange rates. Exchange rates rarely move in the same direction. This assumption may overstate the impact of changing exchange rates on individual assets and liabilities denominated in a foreign currency.

        Interest Risk.    We generally manage our risks associated with interest rate movements through the use of a combination of variable and fixed rate debt. Approximately $494.6 million of our debt was variable rate debt at October 1, 2006. A hypothetical 25 bps adverse movement in the interest rate on variable rate debt would affect earnings on an annual basis by approximately $1.2 million. Approximately $436.6 million of our debt was fixed rate debt at October 1, 2006. A hypothetical 25 bps adverse movement in interest rates would result in a loss in the fair value of this fixed rate debt of approximately $9.8 million.

        Off-Balance Sheet Arrangements.    On April 29, 2005, the Company and our wholly owned special purpose subsidiary, MRFC, Inc. ("MRFC"), entered into a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). Concurrent with entering into this facility, our former accounts receivable financing facility with JPMorgan Chase Bank, N.A. was terminated. On July 8, 2005, the Company and MRFC amended and restated the existing accounts receivable financing facility with GECC. The terms of the facility that were amended and restated included (a) extending the maturity date to July 8, 2010, (b) favorable adjustments to certain default triggers, (c) increased program availability and (d) an increase to the applicable margin on LIBOR based drawings from 1.75% to 2.25%. The amendment and restatement also addressed various technical matters. The amended and restated facility represented the completion of the final step of the multi-step receivables facility modifications initiated on April 29, 2005.

        We have entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MRFC. MRFC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $175 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $4.8 million and $3.1 million for the nine months ended October 1, 2006 and October 2, 2005, respectively, which is included in other expense, net in our consolidated statement of operations. Prior to April 29, 2005, trade accounts receivable of substantially all of our domestic business operations were sold in connection with the former accounts receivable financing facility with JPMorgan Chase Bank, N.A. At October 1, 2006, our funding under the facility was $37.7 million with availability based upon qualified receivables of $71.3 million and $33.6 million available but not utilized. The rate used to approximate the purchaser's financing costs was based on LIBOR plus 2.25% at October 1, 2006. In addition, we are required to pay a fee of 0.5% on the unused portion of the facility.

        We have entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne's foreign locations in France, Germany, Spain, Czech Republic and United Kingdom on a non-recourse basis. As of October 1, 2006 and January 1, 2006, we had available $77.9 million and $71.9 million from these commitments, respectively, and approximately $50.0 million of receivables were sold under these programs as of October 1, 2006 and January 1, 2006. We pay a commission to the factoring company plus interest calculated from the date the receivables are sold to either the customer's due date or a specified number of days thereafter, or until the receivable is deemed uncollectible. Commission expense related to these agreements is recorded in other expense, net on our consolidated statement of operations and totaled $1.0 million for each of the nine months ended October 1, 2006 and October 2, 2005.

        Certain Other Commitments.    We have other cash commitments not relating to debt as well, such as those in respect of leases and redeemable preferred stock.

        Sale-Leaseback Arrangements.    We have historically engaged in a number of sale-leaseback transactions, including three transactions during 2005 which generated proceeds of $21.5 million. These sale-leasebacks were accounted for as operating leases with combined annual lease expense of approximately $4.0 million.

        Additionally, in the first nine months of 2006 we entered into three operating leases for machinery and equipment with combined annual lease expense of approximately $1.3 million. We anticipate relying on sale-leaseback and other leasing opportunities as a source of cash to finance capital expenditures and other uses.

        Redeemable Preferred Stock.    We have outstanding $203.0 million in aggregate liquidation value ($110.8 million aggregate carrying value) as of October 1, 2006 of Series A, B and A-1 redeemable preferred stock in respect of which we have the option to pay cash dividends, subject to the terms of our debt instruments, at rates of 13% (15% beginning January 1, 2006), 11.5% and 11%, respectively, per annum initially and to effect a mandatory redemption in December 2012, June 2013 and December 2013, respectively. For periods that we do not pay cash dividends on the Series A and Series A-1 preferred stock, an additional 2% per annum of dividends is accrued. No cash dividends were paid during the nine months ended October 1, 2006. At October 1, 2006, there were unpaid accrued dividends of $84.0 million, resulting in redeemable preferred stock of $194.8 million. In the event of a change in control or certain qualified equity offerings, we may be required to make an offer to repurchase our outstanding preferred stock. We may not be permitted to do so and may lack the financial resources to satisfy these obligations. Consequently, upon these events, it may become necessary to recapitalize our company or secure consents. As part of our planned merger with a subsidiary of Asahi Tec Corporation, holders of our redeemable preferred stock will receive cash in exchange for their shares. However, the holders of these securities have agreed to reinvest their cash proceeds in new common and preferred shares of Asahi Tec Corporation.

        TriMas Receivables.    We have recorded $5.7 million due from TriMas as of October 1, 2006, consisting of receivables related to certain amounts from TriMas, including TriMas' pension obligations of approximately $4.2 million and reimbursement due for various invoices paid on TriMas' behalf of approximately $1.5 million. Of such amount, $3.5 million is recorded in equity investments and receivables in affiliates in our consolidated balance sheet as of October 1, 2006.

        Credit Rating.    Metaldyne is rated by Standard & Poor's and Moody's Ratings. As of October 1, 2006, we have long-term ratings from Standard & Poor's and Moody's of B/B2 on our senior credit facility, CCC+/Caa2 on our 10% senior notes due 2013 and CCC+/Caa3 on our 11% senior subordinated notes due 2012, respectively. Our goal is to decrease our total leverage and thus improve our credit ratings. In the event of a credit downgrade, we believe we would continue to have access to additional credit sources. However, our borrowing costs would further increase, our ability to access certain financial markets may become limited, the perception of the Company in the view of our customers, suppliers and security holders may worsen and, as a result, we may be adversely affected.

        Capital Expenditures.    Our capital expenditure program promotes our growth-oriented business strategy by investing in our core areas, where efficiencies and profitability can be enhanced. Capital expenditures for our continuing operations by product segment for the periods presented were:

	(In thousands)
	October 1, 2006	October 2, 2005
Capital Expenditures:
Chassis	$23,815	$31,942
Powertrain	34,740	44,229
Corporate	478	113

Total	$59,033	$76,284

Cash Flows

        Operating activities—Cash flows used for operations were $28.8 million for the nine months ended October 1, 2006 compared to cash flows provided by operations of $82.3 million in 2005. The decrease is primarily the result of a $109.0 million decrease in net proceeds from the accounts receivable securitization facility and a $14.0 million reduction in operating cash flow provided by discontinued operations. This was somewhat offset by a $20.9 million decrease in working capital usage (excluding the accounts receivable securitization facility) primarily due to the collection of accounts receivable retained from our North American Forging business after it was sold.

        Investing activities—Cash flows used for investing activities totaled $31.6 million for the nine months ended October 1, 2006 compared to $55.4 million in 2005. The decrease of $23.8 million is primarily due to $69.1 million of proceeds from the sale of our Forging Operations and $17.3 million of lower capital expenditure spending, offset by $40.0 million used to repurchase assets under operating leases. Additionally, in the first nine months of 2005, we received $21.6 million in proceeds from sale-leaseback transactions for equipment and a reduction of $8.0 million in our investment in New Castle resulting from reimbursement relating to equipment purchases.

        Financing activities—Cash flow provided by financing activities totaled $61.8 million for the nine months ended October 1, 2006 compared with cash flows used for financing activities of $20.1 million in 2005. The net increase is due to $58.9 million of proceeds from our term loan facilities and a decrease in net borrowings and repayments of $61.2 million on our revolving credit facilities, offset by $25.5 million of principal payments on the term loan facilities and $9.6 million of principal payments on our swingline credit facilities in 2006 compared with 2005.

Outlook

        Automotive vehicle production in 2006 is expected to be 3% less than 2005 production levels in North America and approximately 3% higher than 2005 production levels in the global market. However, 2006 automotive vehicle production for the North America Big 3 is expected to be approximately 6% below 2005 production levels in North America and approximately 1% below 2005 production levels globally. This difference is notable, given the proportion of our revenue that is derived from the Big 3 in North America. There are several factors that could alter this outlook, including a change in interest rates or an increase in vehicle incentives offered to consumers.

        Our principal use of funds from operating activities and borrowings for the next several years are expected to fund interest and principal payments on our indebtedness, growth related capital expenditures and working capital increases, strategic acquisitions and lease expense. Our anticipated capital expenditures for 2006 are estimated to be approximately $75 million. Capital spending requirements prior to 2006 had been elevated due to our efforts to transition our business to new technologies, capabilities and geographies.

        Management believes cash flow from operations and debt financing and refinancing from our accounts receivable securitization program will provide us with adequate sources of liquidity for the foreseeable future. On February 3, 2006, we entered into an amended and restated credit agreement that adjusted certain covenants to take account of the North American Forging divestiture and to provide a certain amount of additional covenant flexibility. It also added an additional $50 million term loan, of which $25 million was used to prepay the preexisting term loan. On August 18, 2006, we again amended and restated our credit agreement. In doing so, we replaced the $200 million revolving credit facility set to expire in May 2007 with a $50 million revolving credit facility and a $150 million deposit-linked supplemental revolving facility, both of which mature on August 18, 2011. However, our sources of liquidity may be inadequate if we are unable to achieve operating targets, in which case we may need to seek additional covenant relief from our lending group. No assurance can be given that we would be successful in negotiating such relief.

        With respect to our operating targets, in the second half of 2006, significantly lower production levels of the North America Big 3 domestic manufacturers is contributing to large reductions in sales and profits. The reductions in earnings and cash flow have offset (at least temporarily) some of the liquidity generated in the early part of 2006. These same market conditions and their impact on our financial performance have caused some suppliers to demand shorter payment terms which would exacerbate the negative impact on our liquidity. There can be no assurance that other suppliers will not likewise take actions that would further negatively impact our liquidity.

        Further, the covenants in our amended and restated credit agreement will become more restrictive after December 31, 2006. The interest expense coverage ratio in the amended and restated credit agreement increases from 1.75 in 2006 to 2.00, 2.25 and 2.50, and the debt to EBITDA leverage ratio decreases from 5.25 in 2006 to 5.00, 4.50 and 4.00 through the years ending 2007, 2008 and 2009, respectively. These changing ratios coupled with a reduction of our sales will operate to further limit our ability to draw upon our revolving credit facility and accounts receivable securitization facility.

        In addition, matters affecting the credit quality of our significant customers could adversely impact the availability of our receivables arrangements and our liquidity. Any debt rating downgrades and/or insolvencies of our largest customers may have an adverse effect on our liquidity as it could adversely impact our ability to borrow under our accounts receivable securitization facility. For example, on June 28, 2006, Standard & Poor's lowered its credit rating of Ford Motor Company, one of our largest customers, resulting in a decrease of our borrowing capacity under our accounts receivable securitization facility by approximately $4.6 million. We continue to explore other sources of liquidity, including additional debt, but existing debt instruments may limit our ability to incur additional debt, and we may be unable to secure equity or other financing.

        Consistent with operating in the global vehicle industry, we anticipate significant competitive pressures and thus expect to face significant price reduction pressures from our customer base. In 2003 and 2004, though, we invested significantly in automation and underwent significant restructuring activities to help accommodate these pricing pressures. In addition, we face an environment of increased cost to procure certain raw materials utilized in our manufacturing processes such as steel, energy, aluminum, molybdenum and nickel. Based on current prices, the agreements we currently have in place with our customers and cost reduction efforts in our business, we do not anticipate any significant incremental effect of material pricing on our 2006 profitability relative to 2005.

        Despite management's belief, there can be no assurance that our liquidity level will remain adequate in the future as it may be adversely impacted by a variety of factors, many of which are beyond our control, including those referred to above and elsewhere in this Form 10-Q.

Recently Issued Accounting Pronouncements Not Yet Adopted

        In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48") which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006; however, earlier application of the provisions of this Interpretation is encouraged. We are assessing FIN 48 and have not yet determined the impact that the adoption of this Interpretation will have on our results of operations or financial position.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP") and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice related to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are assessing SFAS No. 157 and have not yet determined the impact that the adoption of this Statement will have on our results of operations or financial position.

        In September 2006, the FASB also issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Because we do not have publicly traded equity securities, we are required to initially recognize the funded status of our defined benefit postretirement plans and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The requirement to measure plan assets and benefit obligations as of the date of our fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. However, we are required to disclose the following information in the notes to the financial statements for our fiscal year ending December 31, 2006: (a) a brief description of the provisions of this Statement; (b) the date that adoption is required; and (c) the date that we plan to adopt the recognition provisions of this Statement, if earlier. We are assessing SFAS No. 158 and expect that the adoption of this Statement will result in a reduction in comprehensive income. We are currently evaluating the amount by which shareholders' equity may be reduced and other impacts, if any, that SFAS No. 158 will have on our results of operations or financial position.

Other Matters

Merger Status

        As disclosed in Note 16 to the Company's financial statements included in this Form 10-Q, on August 31, 2006 the Company signed an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Asahi Tec Corporation, a Japanese corporation ("Asahi Tec") and a wholly-owned subsidiary of Asahi Tec ("Acquisition Sub").

        The obligations of the Company and Asahi Tec to close the Merger under the Merger Agreement are subject to a number of conditions. One of the most significant conditions pertains to the ability of the Company to secure consents from holders of its 11% senior subordinated notes due 2012 (the "11% Notes") and holders of its 10% senior notes due 2013 (the "Senior Notes") to the Merger and related transactions and to the contemplated distribution of the shares of common stock of TriMas Corporation ("TriMas") owned by the Company (the "TriMas distribution"). Subsequent to the announcement of the Merger, holders of the 11% Notes and the Senior Notes purporting to represent a majority of each of their outstanding issues separately announced that they had organized into steering committees and that they objected to the basis on which the Company and Asahi Tec had proposed to solicit their consents. In addition, subsequent to the announcement of the Merger, the Company announced that it and Asahi Tec had begun to consider a range of alternatives for soliciting consents from these noteholders due to changed conditions in the bank market and the automotive industry and trading levels in the Company notes. Consequently, the Company entered into confidentiality agreements with members of the steering committee of holders of the 11% Notes (the "Subordinated Committee") and members of the steering committee of holders of the Senior Notes (the "Senior Committee") for the purpose of allowing it and Asahi Tec to discuss alternatives for obtaining such consents. The confidentiality agreements require the members of the Committees to maintain the confidentiality of information concerning the proposed transactions that has not been the subject of previous disclosure by the Company or that relates to potential terms for the consent solicitations, as well as any other information that is material and non-public. The confidentiality agreements expressly require that the Company disclose such confidential information not later than the expiration of the confidentiality agreements, as extended, which is scheduled to occur on November 15, 2006 (but is presently expected to be extended).

        Based upon progress made with the Committees to date, and with further discussions, the Company believes that consent solicitations with respect to the Company notes can be structured in a manner acceptable to the Company noteholders so as to permit the Merger and related transactions and TriMas distribution to proceed on a revised basis. The Company believes that agreements in principle have been reached on certain key financial terms for the consent solicitations with each of the Committees, but there remain outstanding issues to be resolved through further discussion, particularly with the Senior Committee. Noteholders are not under any obligation to participate in the consent solicitations on this or any other basis. Discussions are expected to continue to occur, subject to satisfactory extention of the confidentiality agreements. The anticipated revised terms of the consent solicitations will require that, among other things, (1) the Company and Asahi Tec renegotiate the terms of the Merger Agreement with each other to reflect the revised consent solicitations and to reflect the financial consequences of the new approach, (2) Asahi Tec renegotiate the terms of other transaction documentation with certain Company common and preferred stockholders to reflect the foregoing as well, (3) Asahi Tec renegotiate revised commitments for financing the Merger and related transactions and for providing the Company with adequate working capital (including a revised debt commitment letter for the new Company senior secured credit facilities (the "New Facilities")), and obtain the consent of Asahi Tec's Japanese lenders and of the Tokyo Stock Exchange, (4) the Company and Asahi Tec obtain the requisite approvals of their respective Boards of Directors and (5) the consent or approval of the Company common stockholders be resolicited as required under applicable law. No agreements with respect to the foregoing have been reached, although discussions concerning certain of these matters are ongoing. The Company expects Asahi Tec and it will negotiate in good faith with each other and third parties to complete these actions on mutually acceptable terms. As required by Japanese law, Asahi Tec has announced a delay in its previously announced planned closing date for the Merger, which it has now placed as a date that is expected to be not later than January 16, 2007. Until the foregoing actions are completed and all issues resolved, the impact on the Company stockholders and on the Company capital structure following the Merger cannot be quantified. There can be no assurances that any particular terms will be agreed to or achieved on a timely basis or at all.

        There will be increased costs to the Company and Asahi Tec associated with revised consent solicitations that will be financed through a combination of additional Company financing (in a form that has not yet been determined), a reduction in the amount of merger consideration payable to the Company common stockholders (in an amount that is the subject of negotiation) and, potentially, a sale of some of the Company's TriMas shares (and, thus, fewer shares could be available for distribution to the Company stockholders). This is discussed in further detail below.

        The following summarizes the consent solicitations that the Company, with Asahi Tec's consent, presently expects to commence, assuming receipt of requisite corporate and shareholder approvals, successful renegotiation of revised transaction documentation, receipt of requisite third party consents and approvals and receipt of revised financing commitments. The following is based upon negotiations led by Asahi Tec, with the participation of the Company and its financial advisor. The consent solicitations will only be effectuated pursuant to customary documentation, subject to appropriate terms and conditions and in compliance with applicable laws, and there can be no assurance of their success since discussions to date with the Committees are non-binding on noteholders.

  •
  The Company presently expects to undertake a consent solicitation to modify the 11% Notes indenture to permit the Merger and related transactions and the TriMas distribution and to waive the change of control provisions in the 11% Notes indenture, without tendering for any of the 11% Notes as had been initially contemplated. Receipt of consents from a majority in principal amount of the 11% Notes will be required for the Merger to proceed and the payment of any consent fee will be conditioned upon the closing of the Merger. In connection with this consent solicitation, the Company is prepared to offer a consent fee in cash equal to 12.75% of the principal amount of the 11% Notes as to which consents are received and, if permitted by the lenders under the New Facilities and subject to satisfactory intercreditor arrangements, to grant a junior lien on the assets of the Company and its domestic subsidiaries that are pledged to secure the New Facilities. The Company expects to solicit the consent of the holder of the 10% senior subordinated notes due 2014 (the "DCX Notes" and, collectively with the 11% Notes and the Senior Notes, the "Notes") on the same basis as the holders of the 11% Notes.

    Asahi Tec has informed the Company that it believes that there is an agreement in principle with the Subordinated Committee on the foregoing financial terms of the 11% Notes consent solicitation.

  •
  The Company presently expects to undertake a consent solicitation to modify the Senior Notes indenture to permit the Merger and related transactions and the TriMas distribution and to waive the change of control provisions in the Senior Notes indenture without tendering for any of the Senior Notes. Receipt of consents from a majority in principal amount of the Senior Notes will be required for the Merger to proceed and the payment of any consent fee will be conditioned upon the closing of the Merger. The Company is prepared to offer a consent fee in cash equal to 8% of the principal amount of the Senior Notes as to which consents are received and, if permitted by the lenders under the New Facilities and subject to satisfactory intercreditor arrangements, to grant a junior lien on the assets of the Company and its domestic subsidiaries that are pledged to secure the New Facilities. In addition, the Company expects to commit that, following the closing of the Merger, the Company will commence a tender offer for up to

    $25 million in Senior Notes at par, plus accrued interest, subject to proration, if permitted by the New Facilities.

    Asahi Tec has informed the Company that, while there is an agreement in principle with the Senior Committee on the foregoing financial terms of the Senior Notes consent solicitation, there are several known outstanding issues. Specifically, the Senior Committee has asked that the maturity date of the Senior Notes be shortened to before that of the 11% Notes and TriMas shares (other ones that may be sold to finance the transactions, as discussed below) be retained by the Company and pledged as collateral for the Senior Notes.

  •
  In addition, the Company expects to offer to make certain other changes to the 11% Notes and Senior Notes indentures that are favorable to holders: inclusion of a mandatory offer to purchase Notes at par with 50% of the net proceeds, up to $50 million, of any Asahi Tec equity offering (subject to certain exceptions to be determined) contributed to the Company and permanent reductions in the permitted senior credit facility basket of the debt incurrence restrictive covenant when prepayments are made of the New Facilities.

  •
  Asahi Tec also indicated that it will make changes to the Company's corporate structure to enhance the security package to be offered to holders of Notes: a new intermediate holding company ("Newco") will be inserted between the Company and the borrower of the New Facilities, Metaldyne Company LLC, to act as a holding company guarantor of the New Facilities and a guarantor of the Notes. The Company would not be a guarantor of the New Facilities and interests in Newco would be pledged to secure the Notes. Asahi Tec has informed the Company that, while this revised structure is subject to approval by the lenders under the New Facilities, the banks party to the current debt commitment letter have agreed in principle to these changes.

        Discussions will continue with the Committees concerning other terms of the consent solicitations, the outcome of which could affect the consent solicitations that Metaldyne expects to undertake.

        As a result of the anticipated material changes in the cost of the transaction and the ongoing capital structure reflected above and the impact of customer production declines on the Company, Asahi Tec has informed the Company that its willingness to proceed with the acquisition will require that the Company stockholders forego a portion of the previously agreed cash merger consideration. Consequently, the Company expects that, if the acquisition proceeds, payments to the Company common stockholders will be materially reduced. However, the amount of the reduction is the subject of ongoing good faith negotiations and subject to the approval of the Company's Board of Directors.

        Regardless of any reduction in the amount of merger consideration payable to the Company common stockholders, the modified terms of the consent solicitations will require that additional funds be raised and will require that the New Facilities permit junior liens to secure the Notes. Throughout discussions with the Committees, the Company understands that Asahi Tec has been having discussions with the banks that provided a debt commitment letter for the New Facilities when the Merger Agreement was signed, as well as other potential financing sources, concerning additional debt commitments and permission for the junior liens. In addition, due to the increased debt associated with the revised consent solicitations and the impact of customer production cutbacks, the Company believes that it may be close to the pro forma consolidated leverage ratio currently required, as of the closing, in the existing debt commitment letter for the New Facilities. The pro forma adjustments will depend upon a number of factors at the time of closing that cannot be definitively ascertained at this time. Asahi Tec has informed the Company that it believes that, based on discussions with the banks that provided the debt commitment letter, it expects the banks will work with Asahi Tec to modify the commitments for the revised New Facilities to accommodate a variance from the required leverage ratio, but the banks have not definitively agreed to do so and this is outside the control of the Company.

        The Company also expects that a portion of the cash required for the revised consent solicitations may come from a sale of shares of TriMas common stock that it owns. The Company will be considering a proposal from its largest stockholder, Heartland Industrial Partners, L.P. and its affiliated funds ("Heartland"), to purchase up to approximately $20 million in value of shares of TriMas common stock presently owned by the Company. This sale of TriMas shares would provide additional funds for the transactions but reduce the number of shares available for the TriMas distribution. The Company's Board of Directors has authorized two disinterested members of the Board of Directors, Michael Losh and Wendy Needham, to serve as a special committee in evaluating and negotiating the terms of any purchase by Heartland of TriMas shares. This special committee has been authorized to retain its own advisors for this purpose. Heartland has not yet made a specific proposal to the Company concerning a purchase of the TriMas shares.

        The Company believes that the August 31, 2006 transaction documentation are not terms upon which the Merger and related transactions can successfully proceed. The revised basis on which the Company and Asahi Tec are proceeding requires actions and agreements referred to above. There can be no assurance that the Company or Asahi Tec will be able to obtain the agreement of any person required to effect the transactions on a modified basis or be able to secure the requisite additional financing commitments or sources of funds, in which case the acquisition will not proceed. The Company filed a preliminary proxy/information statement based upon the transaction as it was announced on August 31, 2006. If the transactions proceed, the preliminary proxy/information statement will need to be updated.

Fiscal Year

        Our fiscal year ends on the Sunday nearest to December 31.

ITEM 3.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        In the normal course of business, we are exposed to market risk associated with fluctuations in foreign exchange rates. We are also subject to interest risk as it relates to long-term debt. See Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations, for details about our primary market risks, and the objectives and strategies used to manage these risks. For additional information, see Note 12, Long-Term Debt, to the consolidated financial statements in our 2005 Form 10-K.

ITEM 4.    CONTROLS AND PROCEDURES

        In connection with its audit of the Company's financial statements as of January 1, 2006, KPMG advised the Company in March 2006 that certain control deficiencies over fixed asset perpetual records constituted a material weakness. Adjustments were recorded in 2003 and 2005 based on the Company's efforts to verify existence and useful lives of owned and leased assets. It has been recommended that existing policies and procedures relative to the maintenance of perpetual records for owned and leased assets should be reviewed and revised, if appropriate, to ensure timely identification and recording of changes to assets. In addition, procedures should be adopted to ensure periodic reviews of fixed asset records in the future. This material weakness, if unaddressed, could result in material errors in the Company's financial statements.

        Realizing the controls associated with fixed assets were not sufficient to ensure timely identification of changes to assets, the Company undertook comprehensive physical inventories of leased and owned assets during the current year, which resulted in adjustments to previously recorded amounts of Company owned fixed assets and obligations for idle or missing leased assets. Utilizing the fixed asset information validated from these physical inventory procedures, the Company intends to take additional actions to address the underlying processes to ensure that fixed asset activity is recorded on a timely basis. While these process improvements are being implemented, the Company will continue to support this activity with periodic physical counts of fixed assets.

        Throughout 2006, the Company continues to identify opportunities to enhance controls over fixed assets through the continued review and enhancement of policies and procedures. In the third quarter of 2006, the Company engaged outside consultants to review its fixed asset policies and procedures. The Company completed the implementation of an internal transfer process, requiring sign-offs from both locations affected by each transfer. The Company also started a pilot program to barcode fixed assets for enhanced tracking and made a concerted effort to sell idle assets in exchange for cash proceeds.

Disclosure Controls and Procedures

        Concurrent with the quarterly review of the Company's financial statements, management, with the participation of our Chief Executive Officer and Chief Financial Officer, concluded an evaluation of the effectiveness of our disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) of the Securities Exchange Act of 1934) pursuant to Rule 13a-15 of the Exchange Act. Our disclosure controls and procedures are designed only to provide reasonable assurance that they will meet their objectives. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are not effective to provide reasonable assurance that they will meet their objectives as of October 1, 2006. Consequently, in connection with the preparation of this Quarterly Report, management of the Company undertook and completed reconciliations, analyses and reviews in addition to those historically completed to confirm that this Quarterly Report fairly presents in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in accordance with generally accepted accounting principles.

Change in Disclosure Controls and Procedures

        The Company has made changes to improve its controls and procedures as discussed above.

PART II. OTHER INFORMATION

METALDYNE CORPORATION

Item 1.    Legal Proceedings.

        Not applicable.

Item 1A.    Risk Factors.

        This Quarterly Report should be read in conjunction with the risk factors disclosed in the Company's 2005 Form 10-K and in Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations—Caution Concerning Forward-Looking Statements and Certain Risks Related to Our Business and our Company—Safe Harbor Statements contained in this Form 10-Q.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

        Not Applicable.

Item 3.    Defaults Upon Senior Securities.

        Not Applicable.

Item 4.    Submission of Matters to a Vote of Security Holders.

        By written consents dated August 31, 2006, solicited by Asahi Tec Corporation, the holders of 31,980,405.75 shares of Metaldyne's common stock, representing a majority of the common stockholders, and all of its preferred stockholders approved the pending merger of Metaldyne with a subsidiary of Asahi Tec Corporation (the "Merger"). Metaldyne will provide its common stockholders with an Information Statement to inform them about the Merger and related transactions before the Merger becomes effective, as required by Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations pursuant thereto.

Item 5.    Other Information.

        Not Applicable.

Item 6.    Exhibits.

Exhibit Number	Description of Exhibit
2.1	Recapitalization Agreement, dated as of August 1, 2000, between MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside Company LLC (including Amendment No. 1 to the Recapitalization Agreement dated October 23, 2000 and Amendment No. 2 to the Recapitalization Agreement dated November 28, 2000) (Incorporated by reference to Exhibit 2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
2.2
Agreement and Plan of Merger, dated as of August 31, 2006, by and among Metaldyne Corporation, Asahi Tec Corporation and Argon Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
3.1	Restated Certificate of Incorporation of MascoTech, Inc. (Incorporated by reference to Exhibit 3.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

3.2	Bylaws of Metaldyne Corporation, as amended (Incorporated by reference to Exhibit 3.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.3
Certificate of Designation of Series A Preferred Stock and Series A-1 Preferred Stock (Incorporated by reference to Exhibit 10.5 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
3.4	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 3.4 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended January 2, 2005).
4.1
Shareholders Agreement, dated as of November 28, 2000, by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto (Incorporated by reference to Exhibit 10.20 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
4.2
Indenture relating to the 11% Senior Subordinated Notes due 2012, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.3	Form of note relating to the 11% Senior Subordinated Notes due 2012 (Included in Exhibit 4.2).
4.4
Registration Rights Agreement relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation and the parties named therein (Incorporated by reference to Exhibit 4.3 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.5
Indenture relating to the 10% Senior Subordinated Notes due 2014, dated as of December 31, 2003, by and among Metaldyne Corporation, the Guarantors named therein and the Trustee (as defined therein) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.6	Form of note relating to the 10% Senior Subordinated Notes due 2014 (included in Exhibit 4.5).
4.7
Registration Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.8
Indenture relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.8 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
4.9	Form of note relating to the 10% Senior Notes due 2013 (included in Exhibit 4.8).
4.10
Registration Rights Agreement relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation and the other parties named therein (Incorporated by reference to Exhibit 4.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).

10.1
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Timothy Leuliette (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
10.2
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Jeffrey Stafeil (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
10.3
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Thomas Amato (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
31.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

METALDYNE CORPORATION (Registrant)
DATE: November 10, 2006	BY:	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer (Chief Accounting Officer and Authorized Signatory)

METALDYNE CORPORATION

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1
Recapitalization Agreement, dated as of August 1, 2000, between MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside Company LLC (including Amendment No. 1 to the Recapitalization Agreement dated October 23, 2000 and Amendment No. 2 to the Recapitalization Agreement dated November 28, 2000) (Incorporated by reference to Exhibit 2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
2.2
Agreement and Plan of Merger, dated as of August 31, 2006, by and among Metaldyne Corporation, Asahi Tec Corporation and Argon Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
3.1	Restated Certificate of Incorporation of MascoTech, Inc. (Incorporated by reference to Exhibit 3.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
3.2	Bylaws of Metaldyne Corporation, as amended (Incorporated by reference to Exhibit 3.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.3
Certificate of Designation of Series A Preferred Stock and Series A-1 Preferred Stock (Incorporated by reference to Exhibit 10.5 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
3.4	Certificate of Designation of Series B Preferred Stock (Incorporated by reference to Exhibit 3.4 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended January 2, 2005).
4.1
Shareholders Agreement, dated as of November 28, 2000, by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto (Incorporated by reference to Exhibit 10.20 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
4.2
Indenture relating to the 11% Senior Subordinated Notes due 2012, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.3	Form of note relating to the 11% Senior Subordinated Notes due 2012 (Included in Exhibit 4.2).
4.4
Registration Rights Agreement relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation and the parties named therein (Incorporated by reference to Exhibit 4.3 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.5
Indenture relating to the 10% Senior Subordinated Notes due 2014, dated as of December 31, 2003, by and among Metaldyne Corporation, the Guarantors named therein and the Trustee (as defined therein) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).

4.6	Form of note relating to the 10% Senior Subordinated Notes due 2014 (included in Exhibit 4.5).
4.7
Registration Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.8
Indenture relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.8 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
4.9	Form of note relating to the 10% Senior Notes due 2013 (included in Exhibit 4.8).
4.10
Registration Rights Agreement relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation and the other parties named therein (Incorporated by reference to Exhibit 4.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.1
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Timothy Leuliette (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
10.2
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Jeffrey Stafeil (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
10.3
Employment Agreement, dated as of August 31, 2006, between Asahi Tec Corporation and Thomas Amato (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed September 7, 2006).
31.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.1

Certification
Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))

I, Timothy D. Leuliette, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Metaldyne Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and to the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 10, 2006	/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette Chairman and Chief Executive Officer

Exhibit 31.2

Certification
Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))

I, Jeffrey M. Stafeil, certify that:

1.
I have reviewed this quarterly report on Form 10-Q of Metaldyne Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and to the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 10, 2006	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer (Chief Accounting Officer and Authorized Signatory)

Exhibit 32.1

Certification
Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of Metaldyne Corporation (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended October 1, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: November 10, 2006	/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette Chairman and Chief Executive Officer

Exhibit 32.2

Certification
Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002
(Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies in his capacity as an officer of Metaldyne Corporation (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended October 1, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Date: November 10, 2006	/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer (Chief Accounting Officer and Authorized Signatory)

Annex N

        METALDYNE CORPORATION
47603 Halyard Drive
Plymouth, Michigan 48170-2429

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	May 3, 2006
Time:	8:30 a.m.
Place:	Metaldyne Corporation 47659 Halyard Drive Plymouth, Michigan 48170-2429

The purposes of the Annual Meeting are:

  1.
  To elect a Board of Directors consisting of eight members; and

  2.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on April 3, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 is enclosed.

        Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to attend the meeting, you are requested to sign and return the Proxy in the enclosed postage prepaid envelope.

By Order of the Board of Directors,

/s/ Logan G. Robinson

Logan G. Robinson Secretary

April 21, 2006

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF
METALDYNE CORPORATION

May 3, 2006

GENERAL INFORMATION

        The solicitation of the enclosed Proxy is made by the Board of Directors of Metaldyne Corporation for use at the Annual Meeting of Stockholders of Metaldyne to be held at our offices at 47659 Halyard Drive, Plymouth, Michigan 48170-2429, on Wednesday, May 3, 2006 at 8:30 a.m., and at any adjournment or postponement of the meeting. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 21, 2006.

        We will bear the expense of this solicitation, which will be made by regular mail. Stockholders of record at the close of business on April 3, 2006 are entitled to notice of and to vote at the meeting. On that date, there were 42,815,480 shares of our common stock, $1 par value, outstanding and entitled to vote. Each share of outstanding common stock entitles the holder to one vote. A quorum for the conduct of business consists of a majority of the outstanding shares of common stock represented in person or by proxy at the meeting. Abstentions will be counted toward the establishment of a quorum.

        The shares represented by the Proxy will be voted as instructed, if received in time for the meeting. Any stockholder who gives a Proxy may revoke it at any time before it is exercised by voting in person at the meeting, by delivering a subsequent Proxy, or by notifying us in writing (Attention: Logan G. Robinson, Secretary, at our executive offices at 47603 Halyard Drive, Plymouth, Michigan 48170-2429) of such revocation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Eight members of the Board of Directors are to be elected at this year's meeting. The Shareholders Agreement entered into in connection with our November 28, 2000 recapitalization contains contractual provisions regarding the election of our directors. Owners of an aggregate of approximately 98% of our outstanding common stock are party to the Shareholders Agreement.

        The Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause:

  (1)
  an amendment to our Bylaws to provide that the authorized number of directors on our Board of Directors shall be as recommended by Heartland Industrial Partners, L.P. ("Heartland") in its sole discretion; and

  (2)
  the election to the Board of Directors of:

  •
  such number of directors as shall constitute a majority of the Board of Directors as designated by Heartland;

  •
  one director designated by Masco Corporation ("Masco"); and

  •
  one director designated by Credit Suisse First Boston Equity Partners, L.P. ("CSFB") after consultation with Heartland.

        As a result of the Shareholders Agreement, Heartland has the ability to elect a majority of the directors. See also "Certain Relationships and Related Transactions—Metaldyne Shareholders Agreement." Masco has not designated a director nominee to replace Mr. Manoogian.

        The Board of Directors expects that the persons named in the Proxy will vote the shares represented by each Proxy for the election as directors of the nominees listed below unless a contrary direction is indicated. Directors are elected by a plurality of the votes cast. Abstentions (indicated on the Proxy as "withhold authority") will not be treated as votes cast, and therefore will not affect the election.

        The following information describes the backgrounds and business experience of the nominees for director as set forth below:

        Charles E. Becker, 59, was elected as one of our directors in May 2002 and was the Chief Executive Officer and co-owner of Becker Group, Inc., a global automotive interiors components supplier, for over 25 years. Mr. Becker is also the owner and Chairman of Becker Ventures, LLC, which was established in 1998 to invest in a variety of business ventures, including manufacturing, real estate and services industries. Mr. Becker is a director of TriMas Corporation. From May 11, 2005 to July 7, 2005, Mr. Becker served as Acting Chief Executive Officer of Collins & Aikman Corporation, which filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code on May 17, 2005.

        Marshall A. Cohen, 71, was elected as one of our directors in November 2000. Mr. Cohen is Counsel at the Canadian law firm of Cassels Brock and Blackwell. He is a director of American International Group, Inc., Barrick Gold Corporation, TD Ameritrade Holding Corporation, Lafarge Corporation (Mr. Cohen does not intend to stand for re-election as a Director of Lafarge Corporation at the Annual Meeting scheduled for July 2006) and Collins & Aikman Corporation. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. Mr. Cohen serves on the Advisory Board of Heartland.

        Cynthia L. Hess, 49, was elected as one of our directors in November 2000. She is the owner and Chief Executive Officer of Hess Group LLC. Prior to forming Hess Group in 2002, she was a Senior Managing Director of Heartland. She was formerly Vice President of Corporate Quality for DaimlerChrysler Corporation, where she led the corporate strategy for quality improvement and facilitated quality plan execution. In her 22 years with DaimlerChrysler, Ms. Hess held various engineering, manufacturing and procurement and supply positions.

        Timothy D. Leuliette, 56, was elected as one of our directors in November 2000 and currently serves as our Chairman of the Board and President and Chief Executive Officer. Mr. Leuliette was elected Chairman of the Board effective April 1, 2002 and became our President and Chief Executive Officer on January 1, 2001. He is a former Senior Managing Director and one of the co-founders of Heartland and currently serves as a senior advisor to Heartland. In 1996, Mr. Leuliette joined Penske Corporation as President and Chief Operating Officer to address operational and strategic issues. From 1991 to 1996, he served as President and Chief Executive Officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including Collins & Aikman Corporation and TriMas Corporation, and served as a director of The Federal Reserve Bank of Chicago, Detroit Branch.

        J. Michael Losh, 59, was elected as one of our directors in November 2000 and served as our Chairman of the Board from February 2001 to April 2002. He has served as the interim Chief Financial Officer of Cardinal Health Inc. from July 2004 through May 2005 and is a member of its Board of Directors. He was the Executive Vice President and Chief Financial Officer of General Motors Corporation from 1994 to 2000, and prior to that, Vice President and Group Executive of North American Vehicle Sales, Service and Marketing from 1992 to 1994. Mr. Losh is also a director of AMB Property Corporation, AON Corporation, H.B. Fuller Company, Masco Corporation, and TRW Automotive.

        Wendy Beale Needham, 54, was the Managing Director of Global Automotive Research at CSFB from 2000 until her retirement in 2003. She provided in-depth analysis of U.S.-based auto and auto parts manufacturers and coordinated the global automotive research effort. Prior to CSFB, Mrs. Needham was Principal, Automotive Research, at Donaldson, Lufkin and Jenrette from 1996 to 2000. Mrs. Needham is also a director of Genuine Parts Co.

        Daniel P. Tredwell, 47, was elected as one of our directors in November 2000. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland. He has two decades of leveraged financing and private equity experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. until 1999, and had been with Chase Securities and its predecessors since 1985. Mr. Tredwell is a director of Collins & Aikman Corporation, TriMas Corporation, Springs Industries, Inc. and Springs Global Participacoes S.A.

        Samuel Valenti, III, 59, was elected as one of our directors in November 2000 and is a Chairman of Valenti Capital LLC. He has been a director and President of Masco Capital Corporation since 1988. Mr. Valenti was formerly Vice President—Investments of Masco from May 1974 to October 1998. Mr. Valenti is the Executive Chairman of the Board of TriMas Corporation.

BOARD AND COMMITTEE MEETINGS; CORPORATE GOVERNANCE

        During 2005, the Board of Directors held 6 meetings, the Audit Committee held 6 meetings and the Compensation Committee held 4 meetings. All members of the Board of Directors attended either in person or telephonically 75% or more of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for members who resigned and those who filled their vacancies.

        The Company does not have a formal policy with regard to Director attendance at the Company's Annual Meeting of Stockholders. Eight Board members attended the Company's 2005 Annual Meeting of Stockholders.

        The Company does not have a nominating committee or a committee performing similar functions because the composition of its Board of Directors is dictated by the terms of the Shareholders Agreement. See "Certain Relationships and Related Transactions—Metaldyne Shareholders Agreement." Accordingly, the Board does not participate in the consideration of director nominees and it does not have a charter or similar document relating to board nominations. Except as contemplated by the Shareholders Agreement, the Board will not consider director candidates recommended by security holders.

        Audit Committee.    The Board of Directors of the Company has established an Audit Committee in accordance with Section 3(a)(58)(a) of the Securities Exchange of Act of 1934 (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its oversight responsibilities regarding: (1) the integrity of the Company's financial statements and systems of internal accounting and financial controls; (2) the qualifications, independence and performance of the Company's independent auditors; (3) the performance of the Company's internal audit function; and (4) compliance by the Company with applicable legal and regulatory requirements, and the Company's internal ethics policies. The Audit Committee operates under a written charter adopted by the Board of Directors.

        The Audit Committee currently consists of Messrs. Tredwell, Losh and Cohen. Mr. Cohen and Mr. Losh are independent as defined in the New York Stock Exchange Listing Standards. The Board has determined that Mr. Losh is an audit committee financial expert. In addition, each member of the Audit Committee is financially literate, each has considerable qualifications and extensive experience with the Company and other public and private entities, and each has demonstrated unique leadership capabilities to serve as members of the Board's Audit Committee.

        Compensation Committee.    The Compensation Committee is responsible for developing and maintaining our compensation strategies and policies. The Compensation Committee is responsible for monitoring and administering our compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board of Directors from time to time. The Compensation Committee currently consists of Messrs. Cohen, Losh and Tredwell.

        Code of Ethics.    We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. A copy of the code of ethics was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 28, 2003. Amendments to the code of ethics or any grant of a waiver from a provision of the code of ethics requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at www.metaldyne.com.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 3, 2006 by:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2005 who were serving as executive officers at the end of fiscal 2005 (the "Named Executive Officers"); and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (the "SEC") governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, we believe each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. There are significant provisions relating to voting and transfers of our common stock in the Shareholders Agreement described under "Certain Relationships and Related Transactions." As of April 3, 2006, we had 42,815,480 shares of common stock outstanding. The number of outstanding shares does not include 29,280 shares of common stock that certain of our employees, including certain of the Named Executive Officers, were entitled to receive upon vesting of restricted stock units held by them. These shares have not yet been received as certain of the employees made voluntary elections to defer receipt of shares of common stock that they otherwise would have received upon vesting of the restricted stock units. See also "Compensation of Executive Officers—2004 Stock Option Exchange Program."

Beneficial Owner	Shares of Common Stock	Percent of Class
Heartland Industrial Associates, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830(l)(2)	21,425,931	50.04%
Credit Suisse First Boston Equity Partners, L.P., 11 Madison Avenue, New York, New York 10010(3)	10,532,545	24.60%
Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180	2,492,248	5.82%
Thomas A. Amato(5)(7)	1,929.75	*
Charles E. Becker(4)	—	—
Thomas V. Chambers(5)	—	—
Marshall A. Cohen	—	—
Cynthia L. Hess(2)	—	—
Timothy D. Leuliette(2)(5)(6)	—	—
J. Michael Losh	—	—
Wendy Beale Needham	—	—
Joseph Nowak(5)	7,403	*
Jeffrey M. Stafeil(5)(8)	—	—
Daniel P. Tredwell(2)	—	—
Samuel Valenti, III(2)	—	—
All executive officers and directors as a group (12 persons)(9)	9,332.75	0.02%

*
Less than 1%.

(1)
The 21,425,931 shares of common stock are beneficially owned indirectly by Heartland Industrial Associates, L.L.C. ("Heartland LLC") as the general partner of certain limited partnerships which hold these shares directly as follows: 19,922,184 shares are held by Metaldyne Investment Fund I, LLC; 292,574 shares are held by Metaldyne Investment Fund II, LLC; and 1,211,173 are held by HIP Side-By-Side Partners, L.P. Heartland LLC is also the general partner of Heartland. In addition, by reason of the Shareholders Agreement summarized under "Election of Directors" and "Certain Relationships and Related Transactions," Heartland LLC may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is disclaimed.

(2)
As described in footnote 1 above, 21,425,931 shares are beneficially owned by Heartland LLC. Mr. Tredwell is the Managing Member of Heartland LLC, but disclaims beneficial ownership of such shares. Messrs. Leuliette and Valenti and Ms. Hess are also members of Heartland LLC and also disclaim beneficial ownership of these shares. The business address for Messrs. Leuliette, Tredwell and Valenti is 55 Railroad Avenue, Greenwich, CT 06830.

(3)
Of the 10,532,545 shares of common stock beneficially owned by CSFB, 7,402,831 shares are held directly by CSFB; 2,069,282 shares are held by Credit Suisse First Boston Equity Partners (Bermuda), L.P; 6,610 shares are held by Credit Suisse First Boston U.S. Executive Advisors, L.P.; 533,168 shares are held by EMA Partners Fund 2000, L.P.; 343,139 shares are held by EMA Private Equity Fund 2000, L.P.; and 177,515 shares are held by certain CSFB employee funds. In addition, by reason of the Shareholders Agreement, CSFB may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is disclaimed. Affiliated funds of CSFB are limited partners of Heartland and disclaim beneficial ownership of all shares held by Heartland and its affiliates.

(4)
Affiliates of Mr. Becker are limited partners of Heartland, and he disclaims beneficial ownership of all shares held by Heartland and its affiliates.

(5)
Does not include option grants under our stock option plan, which are subject to vesting provisions and are not presently exercisable. Vested options will be exercisable following an initial public offering of our common stock and under certain circumstances, such as a change of control, vesting of options and exercisability may accelerate.

(6)
Does not include 25,836 shares of common stock that Mr. Leuliette is entitled to receive as a result of the vesting of restricted stock units that he received pursuant to the Company's 2004 Stock Option Exchange Program. Mr. Leuliette has elected to defer receipt of these shares until the earlier of his retirement or termination of employment with the Company.

(7)
Does not include 1,148 shares of common stock that Mr. Amato is entitled to receive as a result of the vesting of restricted stock units that he obtained pursuant to the Company's 2004 Stock Option Exchange Program. Mr. Amato has elected to defer receipt of these shares until the earlier of his retirement or termination of employment with the Company.

(8)
Mr. Stafeil is a member of Heartland Additional Commitment Fund, LLC, which is a limited partner of Heartland. He disclaims beneficial ownership of all shares held by Heartland.

(9)
This total excludes shares of common stock underlying outstanding stock options and shares of common stock that have not yet been received by the executive officers as a result of voluntary elections to defer receipt of such shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors and is generally responsible for developing, implementing, monitoring and administering the compensation plans and programs of the Company.

Compensation Philosophy and Policy

        The Compensation Committee's compensation philosophy is designed to support the primary objective of creating value for the Company's stockholders. The Compensation Committee believes that the following compensation strategies for the Company's executive officers, including the Chief Executive Officer, help achieve this objective:

  •
  Attract and retain talented executives—The Company provides its executive officers with a total compensation package (including base salary, annual bonus, long term incentives and benefit programs) that is comparable to the executive compensation packages provided by other similarly sized companies in the automotive industry, with greater weight given to base salary and bonus opportunity in the absence of a current public market for the Company's common stock. The Compensation Committee conducts an annual review of the Company's compensation programs and makes annual salary adjustments after examining each executive officer's current responsibilities and individual performance.

  •
  Emphasize pay for performance—The Company believes in offering its executive officers bonuses as incentive compensation if certain performance targets are met. To that end, the Company currently maintains the Annual Value Creation Plan (the "AVCP"). The AVCP provides each executive officer with an annual cash bonus opportunity, expressed as a percentage of base salary, and based upon the attainment of specified performance objectives. The final award is 75% based on the Company's performance (in the case of the Company's Group Presidents, for 2005, this component was 40% based on Company performance and 35% based on business unit performance) and 25% based on individual performance. Bonuses under the AVCP can be awarded up to 240% of the target bonus level depending on performance metrics.

  •
  Encourage management stock ownership—The Compensation Committee firmly believes that long-term stockholder value will be significantly enhanced by aligning the financial interests of executives and stockholders through the use of equity-based long-term incentive compensation. As a result, the Company adopted the 2001 Long Term Equity Incentive Plan (the "Plan"). Each executive officer receives an initial stock option award under the Plan and may receive additional stock option awards or other forms of equity-based compensation based on competitive market conditions, his level of responsibility for the management and growth of the Company, and individual contributions.

        The Compensation Committee's policy is to preserve federal income tax deductions for the Company for compensation paid to our executive officers, to the extent preservation of such deduction is otherwise consistent with the best interests of the Company and its stockholders. To that end, the Compensation Committee retains the flexibility necessary to provide total compensation in line with competitive practice and its compensation philosophy.

2004 Stock Option Exchange Program

        The Company implemented a voluntary stock option exchange program in January 2004 (the "2004 Stock Option Exchange Program") after determining that the outstanding stock option awards under the Plan were no longer an effective component of the Company's overall compensation strategy, as the exercise price of each outstanding option was well in excess of the fair market value of the Company's common stock. As the Company's stock is not publicly traded, the Company commissioned a valuation of the stock. Consistent with other companies operating in the automotive sector, the Company realized that its stock's value had declined and thus decided to reset option prices to more current values to motivate the management team. The net effect of the option exchange was that the Company provided those individuals electing to participate with a combination of new stock options and restricted stock units in exchange for their outstanding "underwater" stock options. The terms of the 2004 Stock Option Exchange Program are more fully described under "Compensation of Executive Officers—2004 Stock Option Exchange Program."

2005 Chief Executive Officer Compensation

        In establishing Mr. Leuliette's total compensation package for 2005, the Compensation Committee considered the overall performance of the Company, Mr. Leuliette's leadership, strategic insight and industry experience as well as the same basic criteria used to evaluate its other executives. In 2005, Mr. Leuliette earned a $1,500,000 bonus.

                  Compensation Committee
                  Marshall A. Cohen
                  J. Michael Losh
                  Daniel P. Tredwell

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

        The following table provides certain summary information concerning compensation paid to, earned by, or accrued for, our Named Executive Officers for each of the last three completed fiscal years.

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(4)(5)	Securities Underlying Options (#)(3)	All Other Compensation ($)(6)
Timothy D. Leuliette Chairman, President and Chief Executive Officer	2005 2004 2003	1,500,000 1,500,000 1,500,000	1,500,000 350,000 1,250,000	217,020 371,923 417,777	(7) (7) (7)	— 219,606 —	— 981,782 —	123,231 214,040 25,768
Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer(8)	2005 2004 2003	380,769 312,500 251,727	306,000 100,000 123,750	38,716 37,804 28,739		— —	— — 107,153	24,015 12,592 15,029
Joseph Nowak President, Chassis Group	2005 2004 2003	364,423 350,000 274,229	227,250 114,466 203,246	32,357 34,073 28,945		— 24,876 —	— 145,421 —	88,686 35,836 46,011
Thomas A. Amato Executive Vice President, Commercial Operations	2005 2004 2003	294,288 209,470 200,970	229,500 67,156 83,249	27,792 16,445 14,568		— 7,462 —	54,078 43,626 —	44,423 19,034 23,469
Thomas V. Chambers President, Powertrain Group(9)	2005 2004	410,000 150,769	253,386 38,246	82,910 17,842		— —	— 153,075	146,125 21,435

(1)
Each named executive officer is eligible for a performance bonus under our Annual Value Creation Plan ("AVCP"). Bonuses under the AVCP are paid in the year subsequent to which they are earned. This table reports bonuses in the year earned. Also includes discretionary bonuses paid to certain of the Named Executive Officers.

(2)
Includes perquisites to each of the Named Executive Officers and consists of a car allowance, benefits paid under the Company's executive flexible allowance plan and a gross-up to cover taxes paid on these perquisites. The flexible allowance plan provides our executive officers with reimbursement for certain designated items, including supplemental life insurance, personal liability insurance, club memberships, financial and estate planning and income tax preparation.

(3)
For 2004, includes options issued pursuant to the 2004 Stock Option Exchange Program. See also "Compensation of Executive Officers—2004 Stock Option Exchange Program."

(4)
For 2004, includes restricted stock units issued pursuant to the 2004 Stock Option Exchange Program.

(5)
Does not reflect cash payments made to Messrs. Nowak and Amato upon vesting of restricted stock awards, which were issued to each of them under the MascoTech, Inc. 1991 Long Term Stock Incentive Plan. Upon vesting of these awards in 2003 and 2004, Messrs. Nowak and Amato each elected to receive cash payments in lieu of common stock. The cash payments made to

  Messrs. Nowak and Amato were as follows: $114,015 in 2003 and $120,869 in 2004 for Mr. Nowak; and $61,527 in 2003, and $65,226 in 2004 for Mr. Amato.

(6)
Includes Metaldyne contributions under our qualified and nonqualified defined contribution retirement plans for the accounts of each of the Named Executive Officers. Certain of these contributions are subject to vesting requirements. These amounts include:

  For 2005

  •
  matching contributions under our 401(k) retirement savings plan in the amount of $5,327 for Mr. Amato, $2,769 for Mr. Chambers, $6,300 for Mr. Nowak and $4,500 for Mr. Stafeil;

  •
  contributions under our retirement foundation plan in the amount of $33,000 for Mr. Leuliette, $9,900 for Mr. Stafeil, $26,193 for Mr. Nowak, $13,200 for Mr. Amato and $20,077 for Mr. Chambers;

  •
  contributions under the Metaldyne Executive Retirement Plan in the amount of $90,231 for Mr. Leuliette, $9,615 for Mr. Stafeil, $28,734 for Mr. Nowak, $14,334 for Mr. Amato and $29,239 for Mr. Chambers;

  •
  contribution under our Supplemental Executive Retirement Plan in the amount of $27,459 for Mr. Nowak and $11,564 for Mr. Amato;

  •
  relocation expenses in the amount of $93,500 for Mr. Chambers; and

  •
  certain medical insurance reimbursement of $720 for Mr. Chambers.

  For 2004

  •
  matching contributions under our 401(k) retirement savings plan in the amount of $6,150 for each of Messrs. Stafeil, Nowak, and Amato;

  •
  contributions under our retirement foundation plan in the amount of $25,768 for Mr. Leuliette, $6,442 for Mr. Stafeil, $25,768 for Mr. Nowak, and $12,884 for Mr. Amato; and

  •
  contributions under the Metaldyne Executive Retirement Plan in the amount of $3,918 for Mr. Nowak.

  For 2003

  •
  matching contributions under our 401(k) retirement savings plan in the amount of $6,000 for Mr. Stafeil, $4,517 for Mr. Nowak, and $6,000 for Mr. Amato;

  •
  contributions under our retirement foundation plan in the amount of $25,040 for Mr. Leuliette, $6,260 for Mr. Stafeil, $23,483 for Mr. Nowak, and $11,410 for Mr. Amato; and

  •
  contributions under the Metaldyne Executive Retirement Plan in the amount of $189,000 for Mr. Leuliette, $2,769 for Mr. Stafeil, $18,011 for Mr. Nowak, and $6,059 for Amato.

(7)
Includes imputed income in the amount of approximately $162,371 in 2005, $309,307 in 2004 and $352,068 in 2003, which is attributable to Mr. Leuliette as a result of his personal use of a corporate chartered aircraft.

(8)
Mr. Stafeil has been our Executive Vice President and Chief Financial Officer since July 16, 2003.

(9)
Mr. Chambers has been our President, Powertrain Group from August, 2004.

Option Grants In Last Fiscal Year

        The following table shows options granted to the Named Executive Officers during fiscal 2005.

Name	Number of Securities Underlying Options Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Grant Date Present Value(1)
Jeffrey M. Stafeil	45,922	13%	$6.50	4/1/11	—
Jeffrey M. Stafeil	107,153	30%	$6.50	11/6/13	—
Thomas A. Amato	54,078	15%	$6.50	7/28/15	—
Thomas V. Chambers	153,075	42%	$6.50	7/28/15	—

(1)
The present value of the options as of their grant date is not presented as it is not meaningful in the context of Metaldyne's common stock being privately held.

Option Exercises And Year-End Option Value

        No options were exercised in 2005 by any of the Named Executive Officers.

2004 Stock Option Exchange Program

        In January 2004, under the terms of the 2004 Stock Option Exchange Program, eligible Company employees, including the Named Executive Officers, were given the opportunity to voluntarily cancel all outstanding stock options previously granted to them in exchange for (1) new stock options to purchase 95% of the shares subject to the cancelled options, to be granted on July 16, 2004, and (2) one restricted stock unit ("RSU") for each forty shares of common stock underlying the cancelled options, to be granted upon cancellation of outstanding options, which occurred on January 15, 2004. Each RSU entitled its holder to one share of common stock, subject to satisfaction of a seven-month vesting schedule, and the right to receive a reload option if a Change in Control, as defined, occurred before July 15, 2004. Since a Change in Control did not occur before July 15, 2004, no reload options were issued. On August 15, 2004, 46,501 of the RSUs granted on January 15, 2004 vested. RSU holders had the ability to defer receipt of the shares of common stock to be received upon vesting. Also, on July 16, 2004, 1,708,884 new options were granted to participants in the option exchange program. These new options vested 40% upon grant and 30% vested on July 16, 2005 and will vest on July 16, 2006, subject to certain conditions.

        In addition, on February 17, 2005, Mr. Stafeil received new stock options in exchange for his outstanding stock options. The replacement stock options entitle Mr. Stafeil to purchase the same number of shares of common stock as the cancelled options. These options vested 40% upon grant and 30% vested on July 16, 2005 and will vest on July 16, 2005, subject to certain conditions.

        The following table provides additional details of the "repricings" described above for each of the current and former executive officers of the Company:

10-Year Option Repricing Table

Name	Date(1)	Number of Securities Underlying Options at Time of Cancellation (#)	Exercise Price of Cancelled Options($)	Market Price of Common Stock on Date of Grant of New Options($)(2)	Number of Securities Underlying New Options(#)(3)	New Exercise Price($)(4)	Option Term(5)
Timothy D. Leuliette Chairman, President and Chief Executive Officer	1/15/04	1,033,455	16.90	6.50	981,782	8.50	12/31/10
Jeffrey M. Stafeil Executive Vice President, Chief Financial Officer	2/17/05	45,922 107,153	16.90 16.90	6.50 6.50	45,922 107,153	6.50 6.50	4/01/11 11/06/13
Joseph Nowak President, Chassis Group	1/15/04	45,922 45,922	16.90 16.90	6.50 6.50	43,626 43,626	6.50 6.50	3/08/11 11/01/11
Thomas A. Amato Executive Vice President, Commercial Operations	1/15/04	45,922	16.90	6.50	43,626	6.50	10/01/11
Karen A. Radtke Former Vice President, Treasurer	1/15/04	45,922	16.90	6.50	43,626	6.50	9/01/11
Bruce R. Swift Former President, Engine Group	1/15/04	153,075	16.90	6.50	58,168	6.50	11/06/13
George P. Thanopoulos Former President, Driveline Group	1/15/04	45,922 45,922 61,231	16.90 16.90 16.90	6.50 6.50 6.50	17,450 17,450 23,268	6.50 6.50 6.50	3/08/11 11/01/11 6/01/12

(1)
Represents the date on which the original option was cancelled.

(2)
As there is no public market for the Company's Common Stock, this column reflects the Compensation Committee's determination that the fair market value of the Company's common stock was $6.50 on July 16, 2005. In reaching its determination, the Compensation Committee considered the valuation report of an independent third party, which indicated that the fair value of the Company's Common Stock was $4.80 (assuming the removal of the lack of marketability and minority discount applied for purposes of the independent third party's valuation, the fair value would have ranged between $8.50 and $9.00 per share). In addition, the independent third party's fair value determination was used for purposes of the stock based compensation disclosure contained in the notes to the Company's consolidated financial statements which are included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005.

(3)
For Messrs. Swift and Thanopoulos, represents only the number of vested shares of common stock underlying the new options. Messrs. Swift and Thanopoulos each received new options to purchase a total of 145,421 shares of common stock, however, 60% of the shares underlying the new options were forfeited upon their respective terminations. 13,088 of the shares underlying the new options of Ms. Radtke were forfeited upon her termination.

(4)
Notwithstanding the Compensation Committee's determination of fair market value, and the terms of the 2004 Stock Option Exchange Program, Mr. Leuliette voluntary agreed to an exercise price of $8.50 per share.

(5)
All new options have the same option term as the corresponding cancelled option.

Pension Plans

        Messrs. Nowak and Amato have accrued benefits under our defined benefit plans and have approximately 18 and 8.5 years of credited service, respectively. As of December 31, 2002, benefit accruals under our plans were frozen and no further accruals can be earned by plan participants. For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by us prior to retirement. Vesting occurs after five full years of employment. The approximate annual benefits payable upon retirement if Messrs. Nowak and Amato were to retire at age 65 are $24,263 and $11,727, respectively. Messrs. Leuliette and Stafeil have not participated in any of our defined benefit plans.

Compensation of Directors

        Outside directors who are not affiliated with Heartland receive cash compensation of $75,000 per year for their service as members of the Board of Directors, and they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, the Chairman of our Audit Committee will receive an additional fee of $25,000. In addition, outside directors not affiliated with Heartland are eligible to receive awards under our 2001 Long Term Equity Incentive Plan.

        In February 2005, the Compensation Committee approved the payment of a one-time bonus to Mr. Cohen in recognition of his efforts as Chairman of the special committee appointed to lead the internal investigation that was concluded during November 2004. Pursuant to the terms of the bonus award, Mr. Cohen received a $75,000 cash bonus, and the Board of Directors approved the one-time bonus on October 7, 2005.

Employment and Separation Agreements

        Messrs. Leuliette, Stafeil, Nowak and Amato are each parties to employment agreements with the Company. Each agreement states that the employee shall devote his full business time and efforts to the performance of his duties and responsibilities and provides for a specified annual salary and certain other benefits, including the right to participate in the AVCP and the Metaldyne 2001 Long Term Equity Incentive Plan.

        Messrs. Stafeil's, Nowak's and Amato's agreements terminate on December 31, 2006, and each agreement is automatically renewable for successive one-year terms unless the Company or the executive provides 30 days advance written notice of non-renewal. Mr. Leuliette's agreement terminates on December 31, 2008. However, each agreement provides that the executive's employment with the Company is terminable at will by either party, at any time, and for any reason. In the event that we terminate the executive "without cause" (other than due to death or "disability"), or the executive terminates his employment with the Company for "good reason" (as such terms are defined in the agreements), the executive would be entitled to a severance package. In the event of non-renewal of the employment agreement, the executive would not receive the foregoing severance package unless he subsequently terminates his employment for good reason or is terminated without cause. Mr. Leuliette's severance package would consist of salary and bonus continuation payments for a period of 36 months, certain benefit continuation for a period of 18 months and a prorated bonus for the year of termination. The contracts of Messrs. Stafeil, Nowak and Amato provide for salary and bonus continuation of 24 months, certain benefit continuation for a period of 18 months, and a prorated bonus for the year of termination. During the term of each executive's employment agreement, if the executive is terminated without cause, or the executive terminates his employment with good reason, within three years following a "change of control" (as such term is defined in the agreements), a lump sum severance payment equal to three times the executive's base salary and target bonus with benefit continuation is provided. This payment may be further increased to cover taxes in the event it constitutes an excess parachute payment to the executive.

        Each of the employment contracts includes noncompetition, nonsolicitation and confidentiality covenants. The noncompetition period runs 2 years from termination of employment for Messrs. Leuliette, and Nowak and six months for Messrs. Stafeil and Amato. The noncompetition covenant does not apply in the event that the executive terminates his employment with the Company following nonrenewal of his employment contract with the Company.

        In January 2005, we entered into a release agreement with Bruce Swift, our former President, Engine Group, pursuant to which he resigned from the Company and his employment agreement was terminated. Pursuant to the terms of the release agreement, Mr. Swift was entitled to base salary and benefit continuation for a period of six months along with his gross bonus for 2004 under the AVCP. The release agreement also included a release of claims and an acknowledgement of the noncompetition, nonsolicitation and confidentiality covenants contained in Mr. Swift's original employment agreement.

PERFORMANCE GRAPH

        Our common stock does not trade publicly. Because there was no market price for our common stock at any time during the past fiscal year, no meaningful presentation of cumulative total stockholder return is available.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee currently consists of Marshall A. Cohen, J. Michael Losh and Daniel P. Tredwell. None of Messrs. Cohen or Losh is an employee of ours or is at present separately compensated for serving as one of our officers. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland.

        In February 2005, the Compensation Committee approved the payment of a one-time bonus to Mr. Cohen in recognition of his efforts as Chairman of the special committee appointed to lead the internal investigation that was concluded during November 2004. Pursuant to the terms of the bonus award, Mr. Cohen received a $75,000 cash bonus, and the Board of Directors approved the one-time bonus on October 7, 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Metaldyne Shareholders Agreement

        In connection with the November 2000 recapitalization, Heartland, CSFB, Masco, Richard Manoogian, their various affiliates and certain other stockholders of Metaldyne Corporation are parties to a Shareholders Agreement regarding their ownership of our common stock. References to a stockholder below refer only to those that are party to the Shareholders Agreement. References to Heartland and CSFB refer to all of their respective affiliated entities collectively, unless otherwise noted. Owners of an aggregate of approximately 98% of our outstanding common stock are parties to the Shareholders Agreement.

        Election of Directors.    The Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause:

(1)
an amendment to our Bylaws to provide that the authorized number of directors on our board of directors shall be as recommended by Heartland in its sole discretion.

(2)
the election to the board of directors of:

•
such number of directors as shall constitute a majority of the board of directors as designated by Heartland;

•
one director designated by Masco; and

•
one director designated by CSFB after consultation with Heartland.

Masco's ability to designate one director to the Board of Directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the recapitalization, subject to certain exceptions. CSFB's ability to designate one director to the Board of Directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the November 2000 acquisition.

        Transfers of Common Stock.    Prior to the date we have consummated a public offering of our common stock of at least $100 million (a "Qualifying Public Equity Offering"), the Shareholders Agreement restricts transfers of common stock except for transfers: (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended.

        Right of First Offer.    The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. We shall have the option for 15 business days to purchase such shares. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares for an additional 10 business day period. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

        Tag-Along Rights.    The Shareholders Agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a Qualifying Public Equity Offering.

        Drag-Along Rights.    The Shareholders Agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of Metaldyne, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a Qualifying Public Equity Offering.

        Information.    Pursuant to the Shareholders Agreement, each stockholder party to the agreement is entitled to receive our quarterly and annual financial statements. In addition, such stockholders who maintain 25% of their original equity investment in us will be entitled to receive, prior to a Qualifying Public Equity Offering, certain monthly financial information and certain other information as they may reasonably request and will have the opportunity to meet with our senior management on at least an annual basis.

        Observer Rights.    Our stockholders who are also investors ("HIP Co-Investors") in one of Heartland's funds and have invested at least $40 million in our common stock or own at least 10% of our outstanding common stock, have the right to attend all meetings of the board of directors, including committees thereof, solely in a non-voting observer capacity. These rights terminate upon a Qualifying Public Equity Offering.

        Preemptive Rights.    Subject to certain exceptions, the Shareholders Agreement provides that if we issue, sell or grant rights to acquire for cash any shares of common stock or options, warrants or similar instrument or any other security convertible or exchangeable therefor ("Equity Interests"), or any equity security linked to or offered or sold in connection with any of our Equity Interests, then we will be obligated to offer certain stockholders or Heartland the right to purchase at the sale price and on the same terms and conditions of the sale such amount of shares of common stock or such other Equity Interest as would be necessary for such stockholders or Heartland to maintain its then current beneficial ownership interest in us. These rights terminate upon a Qualifying Public Equity Offering by us.

        Affiliate Transactions.    Subject to certain exceptions, the Shareholders Agreement provides that Heartland and its affiliates will not enter into transactions with us or our subsidiaries involving consideration in excess of $1 million without the approval of Masco and the HIP Co-Investors.

        Registration Rights.    The Shareholders Agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, on the earlier of (1) five years after the closing of the recapitalization or (2) an initial public offering of Metaldyne, Heartland, CSFB, Masco and Richard Manoogian have the ability to demand the registration of their shares, subject to various hold back and other agreements. The Shareholders Agreement grants two demand registrations to Masco, one demand registration to Richard Manoogian, three demand registrations to CSFB and an unlimited number of demands to Heartland.

        Approval and Consultation Rights.    The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering we will consult with CSFB in respect of any issues that in our good faith judgment are material to our business and operations. In addition, prior to a Qualifying Public Equity Offering, CSFB will have the right to approve:

  •
  certain acquisitions by us;

  •
  the selection of a chief executive officer;

  •
  certain debt restructurings; and

  •
  any liquidation or dissolution of us.

Monitoring Agreement

        We and Heartland are parties to a Monitoring Agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Pursuant to the terms of the Monitoring Agreement, Heartland is entitled to receive a fee for such services equal to the greater of (1) $4 million or (2) 0.25% of our total assets. In addition to providing ongoing consulting services, Heartland has also agreed to assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to 1% of the value of such transaction. The Monitoring Agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses. In fiscal 2005, Heartland received a $4 million monitoring fee, approximately $.22 million in transaction fees, and $.14 million in expense reimbursement pursuant to the terms of the Monitoring Agreement.

TriMas Stock Purchase Agreement

        The following is a summary of certain terms of the stock purchase agreement among Heartland, TriMas Corporation and us relating to the TriMas divestiture, which we closed on June 6, 2002.

        Consideration.    We consummated a stock purchase agreement with Heartland under which Heartland and other investors invested approximately $265 million to acquire approximately 66% of the fully diluted common stock of our subsidiary, TriMas. As a result of the investment and other transactions described below, we received $840 million in the form of cash, retirement of debt TriMas owed to us or which was owed by TriMas under our credit agreement and the repurchase of TriMas-originated receivables balances under our receivables facility. We retained shares of TriMas common stock valued at $120 million. In addition, we received warrants to purchase additional shares of TriMas common stock valued at $15 million. The common stock and warrants were valued based upon the cash equity investment being made by Heartland and the other investors. On April 2, 2003, TriMas repurchased 1 million shares of its common stock from us at $20 per share, the same price as it was valued on June 6, 2002. Metaldyne currently owns approximately 24% (after giving effect to the Metaldyne warrant) of the fully diluted common stock of TriMas.

        Employee Matters.    Pursuant to the stock purchase agreement, each outstanding option to purchase our common stock which has not vested and which is held by transferred employees was canceled on the closing date. Each option held by certain present and former employees which had vested on or prior to the closing date was replaced by options to purchase common stock of TriMas, with appropriate adjustments. In addition, TriMas agreed to reimburse us for (i) cash actually paid in redemption of certain restricted shares held by certain employees under restricted stock awards and (ii) 42.01% of the amount of cash actually paid to certain other employees by us in redemption of restricted stock awards held by such employees. TriMas also had certain other obligations to reimburse us for the allocated portion of its current and former employee related benefit responsibilities.

        Representations and Warranties.    Pursuant to the stock purchase agreement, we and Heartland made a number of representations and warrants as to, among other things, due incorporation and good standing and corporate authority to enter into the contemplated transactions, absence of conflicts, required consents, filings with governmental entities, capitalization, ownership of subsidiaries, financial statements, absence of certain changes, absence of undisclosed material liabilities, compliance with laws and court orders, absence of pending litigation, finder's fees, timely filing of material tax returns, employee benefit plans and the receipt of commitment letters and other financing matters. The representations and warranties in the stock purchase agreement did not survive the closing date.

        Principal Covenants.    The stock purchase agreement contains customary covenants for an agreement of this type, including, without limitation, the conduct of the TriMas business prior to the closing; access to information; employee benefit plans; repayments of debt; public announcements; confidentiality; and tax matters.

        Intercompany Agreements and Guarantees.    Subject to limited exceptions for ordinary course agreements, all agreements between us or our subsidiaries, on the one hand, and TriMas and any of its subsidiaries, on the other hand, remaining in place as of the closing date were canceled or terminated on the closing date. Prior to and after the closing date, we and TriMas have mutually agreed to provide for or arrange for the provision of the same benefits each currently receives under certain contracts with third parties. The defined benefit plans maintained by us in which the TriMas employees participate (other than the MascoTech, Inc. Union Employees Pension Plan) were curtailed and frozen at closing with respect to the TriMas employees and we retained all assets and liabilities of the plans and the assets and liabilities of all 401(k) plans and other defined contribution and other non-ERISA retirement plans relating to TriMas employees and the TriMas units were assumed by TriMas as of closing (with a transitional period to effect the assumption).

        Tax Matters.    Subject to limited exceptions, the provisions of the agreement relating to taxes provide that all consolidated tax benefits and detriments (including refunds and unpaid amounts) that may derive from periods prior to the closing will remain with us and all unconsolidated state tax benefits and detriments (including refunds and unpaid amounts) of a TriMas subsidiary will remain with that TriMas subsidiary.

        Indemnification.    Subject to certain limited exceptions, we, on the one hand, and TriMas, on the other hand, retained the liabilities associated with their respective businesses. Accordingly, TriMas will indemnify us and hold us harmless from all liabilities associated with TriMas and its subsidiaries and their respective operations and assets, whenever conducted, and we will indemnify and hold harmless Heartland and TriMas from all liabilities associated with us and our subsidiaries (excluding TriMas and the other acquired TriMas entities) and their respective operations and assets, whenever conducted. In addition, we and TriMas have each agreed to indemnify one another for the other's allocated share (57.99% in our case and 42.01% in the case of TriMas) of liabilities not readily associated with either business, or otherwise addressed, including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions will survive indefinitely and will be subject to a $50,000 deductible.

TriMas Shareholders Agreement

        Heartland, we and other investors are parties to a shareholders agreement regarding ownership of TriMas common stock. References to Heartland refer to all of its affiliated entities collectively, unless otherwise noted. The agreement contains certain other covenants for the benefit of the stockholder parties thereto.

        Election of Directors.    The TriMas Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause (1) the election to the board of directors of such number of directors as shall constitute a majority of the board of directors as designated by Heartland; and (2) the election to the board of directors of up to two directors designated by us.

        Transfers of Common Stock.    Prior to the date TriMas consummates a TriMas Qualifying Public Equity Offering (as defined), the TriMas Shareholders Agreement restricts transfers of common stock other than (1) to the permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

        Right of First Offer.    The TriMas Shareholders Agreement provides that, prior to a TriMas Qualifying Public Equity Offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to TriMas. If TriMas declines to purchase the shares, then Heartland shall have the right to purchase such shares. Any shares not purchased by TriMas or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to TriMas or Heartland.

        Tag-Along Rights.    The TriMas Shareholders Agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a TriMas Qualifying Public Equity Offering.

        Drag-Along Rights.    The TriMas Shareholders Agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of TriMas, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a TriMas Qualifying Public Equity Offering.

        Registration Rights.    The TriMas Shareholders Agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time TriMas files a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, following an initial public offering, each of Heartland and we have the ability to demand the registration of our shares, subject to various hold back, priority and other agreements. The TriMas Shareholders Agreement grants three demand registrations to us and an unlimited number of demands to Heartland.

        Information.    Pursuant to the TriMas Shareholders Agreement, we are entitled to receive certain periodic, quarterly and annual financial statements.

        Preemptive Rights.    Subject to certain exceptions, the TriMas Shareholders Agreement provides that if TriMas issues, sells or grants rights to acquire for cash any shares of common stock or options, warrants or similar instruments or any other security convertible or exchangeable therefor ("TriMas Equity Interests"), or any equity security linked to or offered or sold in connection with any TriMas Equity Interests, then TriMas will be obligated to offer us and certain other stockholders the right to purchase at the sale price such amount of shares of common stock or such other TriMas Equity Interests as would be necessary for us and such other stockholders to maintain our then current beneficial ownership interest in TriMas. These rights terminate upon TriMas Qualified Public Offering and we may not have the necessary capital to pursue these rights.

        Affiliate Transactions.    Subject to certain exceptions, the TriMas Shareholders Agreement provides that Heartland and its affiliates will not enter into transactions with TriMas or any of its subsidiaries involving consideration in excess of $1 million without certain approvals.

Livonia Fittings Sale to TriMas

        On May 9, 2003, we sold our specialized fittings business to TriMas for approximately $22.6 million in cash and, in connection therewith we subleased our Livonia, Michigan facility to TriMas. We received a fairness opinion in connection with the foregoing disposition to TriMas since it was an affiliate transaction. The Livonia, Michigan facility is subject to a lease for which we will remain responsible but the sublease payments from TriMas are intended to be sufficient to satisfy our obligations under the lease. The lease expires in January 2020 and has a monthly rental payment of $15,794. We remain liable under the terms of the original lease to the extent that the required monthly rent payments are not made by TriMas. The acquisition was structured as an asset purchase pursuant to which TriMas acquired substantially all of the assets and liabilities of the specialized fittings business whether arising prior to or after the date of acquisition other than the accounts payable and accounts receivable attributable to our operation of the business that arose prior to May 5, 2003. Additionally, TriMas assumed the assets and liabilities under our employee benefit plans with the respect to the employees and former employees of our specialized fittings business. Subject to certain exceptions, the acquisition agreement provides that we will indemnify TriMas for any liabilities that it faces as a result of the acquisition that are related to any of our lines of business other than the specialized fittings business and that TriMas will indemnify us for any liabilities that we may have as a result of our historical operations of the specialized fittings business.

Other Relationships with Heartland

        Heartland Industrial Partners, L.P. is a private equity firm established in 1999 for the purpose of acquiring and expanding industrial companies operating in various sectors of the North American economy that are well positioned for global consolidation and growth. The managing general partner of Heartland is Heartland Industrial Associates, L.L.C. Certain of our directors are members of the general partner, specifically Messrs. Leuliette and Tredwell and Ms. Hess. In addition, affiliates of one of our directors, Mr. Becker, are limited partners in Heartland with interests representing less than 5% of the commitments in Heartland, and one of our executive officers, Mr. Stafeil, is a former Senior Managing Director of Heartland and a member of a limited liability company that owns a limited partnership interest in Heartland. Heartland has informed us that its limited partners include many financial institutions, private and government employee pension funds and corporations. We may, in the ordinary course of business, have on a normal, customary and arms' length basis, relationships with certain of Heartland's limited partners, including banking, insurance and other relationships. Heartland and its affiliates are able to control the Company's affairs in all cases, except for certain actions specified in a stockholders agreement among Heartland, CSFB and certain other investors. Under this stockholders agreement, specified actions require the approval of representatives of CSFB, until such time as the Company consummates a public common stock offering with specified terms.

Consulting Relationship with Losh

        We were party to a consulting arrangement with Mr. Losh, who is one of our directors. Pursuant to the terms of the arrangement, Mr. Losh previously devoted an average of one day a week to various Metaldyne assignments that were developed in consultation with Mr. Leuliette. Mr. Losh received a fee of $184,000 for such services in 2004. In July 2004, we and Mr. Losh agreed to suspend performance of the consulting relationship for as long as Mr. Losh continues to serve as interim Chief Financial Officer of Cardinal Health Inc. Upon Mr. Losh's assumption of the position of Chairman of the Audit Committee in 2005, it was decided that he would no longer be party to the consulting arrangement.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Company's Board of Directors has selected KPMG LLP ("KPMG") as the Company's independent accountants for the fiscal year ending December 31, 2006. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and they are expected to be available to respond to appropriate questions.

Audit Fees

        Fees:    Fees for all services provided by KPMG for the fiscal years ended January 1, 2006 and January 2, 2005, of which the Audit Committee approved 100% of such services, were as follows:

  •
  Audit Fees:    Aggregate fees for professional services rendered by KPMG in connection with its audit of the Company's financial statements as of, and for the fiscal years ended January 1, 2006 and January 2, 2005, and its limited reviews of the Company's unaudited interim financial statements as of and for the years ended January 1, 2006 and January 2, 2005 were approximately $1.99 million and $2.37 million, respectively.

  •
  In addition to the fees described above, aggregate fees of approximately $.258 million and $.259 million were billed by KPMG during the years ended January 1, 2006 and January 2, 2005, respectively, primarily for the following professional services (in millions):

	Fiscal 2005	Fiscal 2004
Audit-Related Fees (a)	$0.143	$0.056
Tax Fees	$0.115	$0.203
All Other Fees	$0	$0

(a)
None of these fees were covered by the de minimus safe harbor exception from Audit Committee pre-approval set forth in Rule 2-01(c)7(ii)(C) of the Commission's Regulation S-X.

Audit Committee's Pre-Approval Policies for Auditor Services

        The Audit Committee pre-approves the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors' independence. The Audit Committee periodically determines which audit services, audit-related services, tax services and other permissible non-audit services to pre-approve and creates a list of such pre-approved services and the pre-approved cost levels. Unless a type of service to be provided by the independent auditors has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee. Management monitors the services rendered and the fees paid for the audit, audit-related, tax and other pre-approved services and reports at least quarterly to the Audit Committee on these matters.

AUDIT COMMITTEE REPORT

        The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the fiscal year ended January 1, 2006, which we refer to here as our audited financial statements:

  •
  The Audit Committee reviewed and discussed the audited financial statements with management and the Company's independent auditors, KPMG;

  •
  The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 and other relevant professional and regulatory standards, which include, among other items, matters related to the conduct of the audit of our financial statements;

  •
  The Committee has received the written disclosures and the letter from KPMG, required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence from the Company; and

  •
  Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 1, 2006 for filing with the Securities and Exchange Commission.

                      Audit Committee
                      J. Michael Losh, Chairman
                      Marshall A. Cohen
                      Daniel P. Tredwell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of beneficial ownership and changes in such ownership with the SEC. Such officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such forms furnished to us, or written representations from certain reporting persons, during 2005 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Stockholders who intend to present a proposal for inclusion in our Proxy Statement and Proxy relating to the 2007 Annual Meeting or at such meeting must provide written notice of such intent to our Chairman or Secretary at our address stated in the Notice of Annual Meeting by December 23, 2006 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. If a notice is received after December 23, 2006, then the notice will be considered untimely and the proxy holders designated by the Company will have discretionary voting authority under proxies solicited for the 2007 Annual Meeting with respect to such proposal, if properly presented at the Annual Meeting.

STOCKHOLDER COMMUNICATIONS

        Complaints and concerns about accounting, internal accounting controls, or auditing or related matters pertaining to Metaldyne or its consolidated subsidiaries may be submitted by writing to the Chairman of the Audit Committee, addressed "Attention: Chairman, Audit Committee," and delivered to the address provided at the end of this section. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked "Confidential." Complaints and concerns may also be submitted by calling the Metaldyne Ethics and Compliance Hotline toll-free at 1-877-888-0002.

        Other communications to the Board, any Board Committee, the non-management directors as a group or any individual director should be in writing and addressed to the attention of the Chairman of the Board, the Chairman of the particular Committee, the Non-Management Directors, or the individual director, as applicable, and delivered to Metaldyne Corporation at our mailing address: 47603 Halyard Drive, Plymouth, Michigan 48170.

OTHER MATTERS

        The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting requiring a vote by our stockholders, including any question as to adjournment of the meeting, the persons named in the enclosed proxy will vote the shares represented thereby with respect to such matters in accordance with their best judgment in our interests.

By Order of the Board of Directors
/s/ LOGAN G. ROBINSON Logan G. Robinson Secretary

Plymouth, Michigan
April 21, 2006

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METALDYNE CORPORATION 47659 HALYARD DRIVE PLYMOUTH, MICHIGAN (734) 207-6200
INFORMATION STATEMENT/PROXY STATEMENT

SUMMARY TERM SHEET
THE MERGER
Other Matters
ADDITIONAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION
THE MERGER
SPECIAL FACTORS
THE PARTIES TO THE MERGER
THE MERGER AGREEMENT
APPROVAL OF THE MERGER
OTHER AGREEMENTS
APPRAISAL RIGHTS
MATTERS FOR WHICH WRITTEN CONSENT IS BEING SOLICITED
Approval of Certain Payments to Executive Officers (Proposal 1)
Approval of an Amendment to the Restated Certificate of Incorporation to Reduce Par Value of Common Stock from $1.00 to $.01 Per Share (Proposal 2)
CERTAIN INFORMATION REGARDING METALDYNE, ITS SECURITY HOLDERS AND MANAGEMENT
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
OTHER AVAILABLE INFORMATION
ANNEX INDEX
  Annex A EXECUTION COPY
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER Dated as of November 27, 2006 Among Asahi Tec Corporation Argon Acquisition Corp. And Metaldyne Corporation

ARTICLE I The Merger
ARTICLE II Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates
ARTICLE III Representations and Warranties of the Company
ARTICLE IV Representations and Warranties of Parent and Acquisition Sub
ARTICLE V Covenants Relating to Conduct of Business
ARTICLE VI Additional Agreements
ARTICLE VII Conditions Precedent
ARTICLE VIII Termination, Amendment and Waiver
ARTICLE IX General Provisions
  EXHIBIT A
FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF METALDYNE CORPORATION
  EXHIBIT B TO MERGER AGREEMENT
Summary of Terms and Conditions of TriMas Distribution
  Annex B
  Annex C
  Annex D
EMPLOYMENT AGREEMENT BETWEEN ASAHI TEC CORPORATION AND TIMOTHY LEULIETTE
  Annex E
  Annex F
  Annex G
  Annex H
EMPLOYMENT AGREEMENT BETWEEN ASAHI TEC CORPORATION AND THOMAS AMATO
  Annex I
  Annex J
FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE PAR VALUE
  Annex K
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
  Annex L

PART I
  Item 1B. Unresolved Staff Comments.
  Item 2. Properties.
  Item 3. Legal Proceedings.
  Item 4. Submission of Matters to a Vote of Security Holders.
PART II
  Item 7A. Quantitative and Qualitative Disclosures about Market Risk.
  Item 8. Financial Statements and Supplementary Data.
Report Of Independent Registered Public Accounting Firm
METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET January 1, 2006 and January 2, 2005 (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003 (Dollars in thousands except per share data)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003 (Dollars in thousands)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE INCOME FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003 (Dollars in thousands)
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet January 1, 2006
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet January 2, 2005
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended January 1, 2006
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended January 2, 2005
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended December 28, 2003
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended January 1, 2006
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended January 2, 2005
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended December 28, 2003
PART III
PART IV
SIGNATURES
METALDYNE CORPORATION FINANCIAL STATEMENT SCHEDULE PURSUANT TO ITEM 14(A)(2) OF FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JANUARY 1, 2006
METALDYNE CORPORATION SCHEDULE II. VALUATION AND QUALIFYING ACCOUNTS FOR THE YEARS ENDED JANUARY 1, 2006, JANUARY 2, 2005 AND DECEMBER 28, 2003
EXHIBIT INDEX
  Exhibit 12.1
METALDYNE CORPORATION Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
  Exhibit 23.1
Consent of Independent Registered Accounting Firm
  Exhibit 31.1
CERTIFICATION OF TIMOTHY D. LEULIETTE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2006 OF METALDYNE CORPORATION
  Exhibit 31.2
CERTIFICATION OF JEFFREY M. STAFEIL PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002 FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2006 OF METALDYNE CORPORATION
  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(A) AND (B))
  Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (CHAPTER 63, TITLE 18 U.S.C. SECTION 1350(A) AND (B))
  Annex M
METALDYNE CORPORATION INDEX
METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET OCTOBER 1, 2006 AND JANUARY 1, 2006 (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED OCTOBER 1, 2006 AND OCTOBER 2, 2005 (Dollars in thousands)
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet October 1, 2006 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet January 1, 2006 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Three Months Ended October 1, 2006 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Three Months Ended October 2, 2005 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Nine Months Ended October 1, 2006 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Nine Months Ended October 2, 2005 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Nine Months Ended October 1, 2006 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Nine Months Ended October 2, 2005 (Unaudited)
  ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
  ITEM 4. CONTROLS AND PROCEDURES
PART II. OTHER INFORMATION METALDYNE CORPORATION
  Item 1. Legal Proceedings.
  Item 1A. Risk Factors.
  Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
  Item 3. Defaults Upon Senior Securities.
  Item 4. Submission of Matters to a Vote of Security Holders.
  Item 5. Other Information.
  Item 6. Exhibits.
SIGNATURE
METALDYNE CORPORATION EXHIBIT INDEX
  Exhibit 31.1
Certification Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))
  Exhibit 31.2
Certification Pursuant To Section 302 Of The Sarbanes-Oxley Act Of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))
  Exhibit 32.1
Certification Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))
  Exhibit 32.2
Certification Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(A) And (B))
  Annex N
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS; CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
10-Year Option Repricing Table
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
STOCKHOLDER COMMUNICATIONS
OTHER MATTERS